                                               FILED PURSUANT TO RULE 424(B)(3)
                                               REGISTRATION FILE NO.: 333-57511

PROSPECTUS SUPPLEMENT NO. 3
          TO
PROSPECTUS DATED JUNE 30, 1998

                                3,740,034 SHARES

                         [SFX ENTERTAINMENT, INC. LOGO]

                              CLASS A COMMON STOCK
                           (PAR VALUE $.01 PER SHARE)

     The following information (including the annex hereto, "Supplement No. 3") supplements the Prospectus dated June 30, 1998 (the "Prospectus") of SFX Entertainment, Inc., a Delaware corporation (the "Company"), related to the offering of up to 3,740,034 shares of Class A Common Stock, par value $.01 per share (the "Class A Common Stock"), of the Company from time to time by certain Selling Stockholders. Capitalized terms used but not defined herein have the meaning ascribed to them in the Prospectus.

     This Supplement No. 3 should be read in conjunction with the Prospectus, the Prospectus Supplement No.1, dated July 7, 1998 ("Supplement No. 1") and the Prospectus Supplement No. 2, dated September 18, 1998 ("Supplement No. 2"). To the extent information contained in this document (including the annex hereto) differs from the Prospectus, Supplement No. 1 or Supplement No. 2, please rely on the information in this Supplement No. 3.

     The Company has sold in a private placement $200.0 million (the "Note Offering") in aggregate principal amount of its 9 1/8% Senior Subordinated Notes due December 1, 2008 (the "Notes"). The offering memorandum relating to the Note Offering, which contains updated information regarding the Company and the Notes (including financial information), is attached hereto as Annex A and incorporated by reference herein. The securities offered pursuant to the Note Offering have not been registered under the Securities Act of 1933, as amended, and may not be offered or sold in the United States absent registration or an applicable exemption from registration requirements. This Supplement No. 3 shall not constitute an offer to sell or a solicitation of an offer to buy the Notes.

                                ---------------

       The date of this Prospectus Supplement No. 3 is November 25, 1998

                                    ANNEX A

                       SECURITIES AND EXCHANGE COMMISSION
                              WASHINGTON, DC 20549

                         -----------------------------


                                    FORM 8-K

                                 CURRENT REPORT
                     PURSUANT TO SECTION 13 OR 15(d) OF THE

                        SECURITIES EXCHANGE ACT OF 1934

               Date of report (Date of earliest event reported):
                     November 23, 1998 (November 19, 1998)

                            SFX ENTERTAINMENT, INC.
               (Exact name of registrant as specified in charter)

             Delaware                       0-24017             13-3977880
(State or Other Jurisdiction of     (Commission File No.)      (IRS Employer
        Incorporation)                                      Identification No.)

   650 Madison Avenue, 16th Floor, New York, New York              10022
        (Address of principal executive offices)                (Zip Code)

       Registrant's telephone number, including area code: (212) 838-3100

                                      N/A
         (Former name or former address, if changed since last report)

ITEM 5. OTHER EVENTS.

     The Company has entered into a purchase agreement dated as of November 19, 1998, pursuant to which it has agreed to offer in a private placement $200.0 million in aggregate principal amount of its 9 1/8% Senior Subordinated Notes due 2008 (the "Notes") (the "Note Offering"). To ensure that the public market is provided with the same disclosure as that contained in the offering memorandum relating to the Note Offering, certain information set forth in such offering memorandum, including financial information, is set forth in Exhibit
99.1 hereof.

     The securities offered pursuant to the Note Offering have not been registered under the Securities Act of 1933, as amended, and may not be offered or sold in the United States absent registration or an applicable exemption from registration requirements. This Form 8-K shall not constitute an offer to sell or a solicitation of an offer to buy the Notes.

ITEM 7. FINANCIAL STATEMENTS, PRO FORMA FINANCIAL INFORMATION AND EXHIBITS.

    (c) Exhibits

        Exhibit 99.1 Excerpts from offering memorandum, dated November 19, 1998

                                   SIGNATURES

         Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereto duly authorized.

                                            SFX ENTERTAINMENT, INC.

                                            By: /s/  Thomas P. Benson
                                                ----------------------------
                                            Name:    Thomas P. Benson
                                            Title:   Chief Financial Officer

Date: November 23, 1998

                                 EXHIBIT INDEX

    Exhibit 99.1 Excerpts from offering memorandum, dated November 19, 1998

OFFERING MEMORANDUM                                      STRICTLY CONFIDENTIAL


                                  $200,000,000

                                   [SFX LOGO]

                            SFX ENTERTAINMENT, INC.
                   9 1/8% SENIOR SUBORDINATED NOTES DUE 2008
                                --------------
                    INTEREST PAYABLE JUNE 1 AND DECEMBER 1
                                --------------
The Notes will be redeemable at the option of the Company, in whole or in part, at any time on or after December 1, 2003, initially at 104.563% of their principal amount, plus accrued and unpaid interest and Liquidated Damages (as defined herein), if any, declining ratably to 100% of their principal amount, plus accrued interest and Liquidated Damages, if any, on or after December 1, 2006. In addition, at any time prior to December 1, 2001, up to 35% of the original aggregate principal amount of the Notes may be redeemed, at the option of the Company, with the proceeds of one or more offerings of common equity of the Company at 109.125% of the principal amount thereof, plus accrued and unpaid interest and Liquidated Damages, if any.


The Notes will be general unsecured obligations of the Company, subordinate in right of payment to all existing and future Senior Debt (as defined herein) of the Company. The Notes, which mature December 1, 2008, will rank pari passu with the Old Notes (as defined herein), which mature on February 1, 2008. The Notes will be guaranteed on a senior subordinated basis by the Guarantors (as defined herein) and such guarantees will rank pari passu with the guarantees of the Old Notes. As of September 30, 1998, after giving pro forma effect to the Pending Acquisitions (as defined herein), this Offering and the application of the net proceeds therefrom, and the anticipated borrowings under the Senior Credit Facility (as defined herein), the Company would have had approximately $897.4 million of indebtedness outstanding, of which $347.4 million would have been Senior Debt (excluding letters of credit). This Offering is conditioned upon obtaining the consent of the lenders under the Senior Credit Facility.
                                --------------
The Notes are eligible for trading in the Private Offerings, Resales and
             Trading through Automated Linkages ("PORTAL") Market.

                                --------------
FOR A DESCRIPTION OF CERTAIN FACTORS RELATING TO AN INVESTMENT IN THE NOTES,
                                      SEE
                     "RISK FACTORS" BEGINNING ON PAGE 13.
                                --------------
THE NOTES HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, AND MAY NOT BE OFFERED OR SOLD WITHIN THE UNITED STATES OR TO, OR FOR THE ACCOUNT OR BENEFIT OF, U.S. PERSONS EXCEPT PURSUANT TO AN EXEMPTION FROM, OR IN A TRANSACTION NOT SUBJECT TO, THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT. ACCORDINGLY, THE NOTES ARE BEING OFFERED AND SOLD ONLY (1) TO "QUALIFIED INSTITUTIONAL BUYERS" (AS DEFINED IN RULE 144A UNDER THE SECURITIES
ACT) AND (2) OUTSIDE THE UNITED STATES IN COMPLIANCE WITH REGULATION S UNDER THE SECURITIES ACT. FOR A DESCRIPTION OF CERTAIN RESTRICTIONS ON TRANSFER OF
                    THE NOTES, SEE "TRANSFER RESTRICTIONS."
                                --------------
                    PRICE 100% AND ACCRUED INTEREST, IF ANY
                                --------------
     The Notes are offered, subject to prior sale, when, as and if issued to and accepted by the Initial Purchasers and subject to approval of certain legal matters by Latham & Watkins, counsel for the Initial Purchasers. It is expected that delivery of the Notes will be made on or about November 25, 1998 at the office of [Banker], New York, New York, against payment therefor in immediately available funds.
                                --------------
[BANKER]
                      [BANKER]
                                               [BANKER]
                                                                       [BANKER]

November 19, 1998

CERTAIN PERSONS PARTICIPATING IN THIS OFFERING MAY ENGAGE IN TRANSACTIONS THAT STABILIZE, MAINTAIN OR OTHERWISE AFFECT THE PRICE OF THE NOTES. SPECIFICALLY, THE INITIAL PURCHASERS MAY OVERALLOT IN CONNECTION WITH THIS OFFERING AND MAY BID FOR, AND PURCHASE, NOTES IN THE OPEN MARKET. FOR A DESCRIPTION OF THESE ACTIVITIES, SEE "PRIVATE PLACEMENT."


                                 ------------
                               TABLE OF CONTENTS




                                                    PAGE
                                                   -----

Summary ..........................................    1
Risk Factors .....................................   13
Use of Proceeds ..................................   24
Capitalization ...................................   25
Selected Consolidated Financial Data .............   26
Unaudited Pro Forma Condensed
 Combined Financial Statements ...................   28
Management's Discussion and Analysis of
 Financial Condition and Results of
 Operations ......................................   50
Overview of the Live Entertainment
 Industry ........................................   68
Business .........................................   71
Agreements Related to the Pending
 Acquisitions ....................................   88
 Management .....................................    91
  Principal Stockholders .........................  100
Certain Relationships and Related
  Transactions ...................................  102
Description of Other Indebtedness ................  106
Description of the Notes .........................  110
Certain United States Federal Tax
  Considerations .................................  141
Private Placement ................................  145
Transfer Restrictions ............................  145
Legal Matters ....................................  147
Independent Auditors .............................  148
Available Information ............................  148
Index to Consolidated Financial Statements........  F-1
Appendix A--Accredited Investor Letter ...........  A-1

                                 ------------
     THIS CONFIDENTIAL OFFERING MEMORANDUM (THIS "OFFERING MEMORANDUM") DOES NOT CONSTITUTE AN OFFER TO SELL, OR A SOLICITATION OF AN OFFER TO BUY, ANY OF THE NOTES PLACED HEREBY BY ANY PERSON IN ANY JURISDICTION IN WHICH IT IS UNLAWFUL FOR SUCH PERSON TO MAKE AN OFFERING OR SOLICITATION. NEITHER THE DELIVERY OF THIS OFFERING MEMORANDUM NOR ANY SALE MADE HEREUNDER SHALL UNDER ANY CIRCUMSTANCES IMPLY THAT THERE HAS BEEN NO CHANGE IN THE AFFAIRS OF THE COMPANY OR THAT THE INFORMATION SET FORTH HEREIN IS CORRECT AS OF ANY DATE SUBSEQUENT TO THE DATE HEREOF.

                                 ------------
     This Offering Memorandum is highly confidential and has been prepared by the Company solely for use in connection with the placement of the Notes (this "Offering"). The Company and [Banker], [Banker], [Banker] and [Banker], as Initial Purchasers (together, the "Initial Purchasers"), reserve the right to reject any offer to purchase, in whole or in part, for any reason, or to sell less than all of the Notes offered hereby. This Offering Memorandum is personal to the offeree to whom it has been delivered by the Initial Purchasers and does not constitute an offer to any other person or to the public generally to subscribe for or otherwise acquire the Notes. Distribution of this Offering Memorandum to any person other than the offeree and those persons, if any, retained to advise such offeree with respect thereto is unauthorized, and any disclosure of any of its contents, without the prior written consent of the Company, is prohibited. Each offeree, by accepting delivery of this Offering Memorandum, agrees to the foregoing and to make no photocopies of this Offering Memorandum or any documents referred to herein and, if the offeree does not purchase the Notes or this Offering is terminated for any reason, to return this Offering Memorandum and all documents referred to herein to: [Banker] [Address], Attention:
                             Copies of the documents referred to
herein may be obtained from SFX Entertainment, Inc., 650 Madison Avenue,
New York, New York 10022, Attention: General Counsel.


     Each person receiving this Offering Memorandum acknowledges that (1) such person has been afforded an opportunity to request from the Company, and to review, all additional information considered by it to be necessary to verify the accuracy of, or to supplement, the information contained herein, (2) such person has not relied on the Initial Purchasers or any person affiliated with the Initial Purchasers in connection with its investigation of the accuracy of such information or its investment decision and (3) no person has been authorized to give any information or to make any representation concerning the Company or the Notes other than as contained herein and, if given or made, any such other information or representation should not be relied upon as having been authorized by the Company or the Initial Purchasers.


                                 ------------
     IN MAKING AN INVESTMENT DECISION, INVESTORS MUST RELY ON THEIR OWN EXAMINATION OF THE COMPANY AND THE TERMS OF THIS OFFERING, INCLUDING THE MERITS AND RISKS INVOLVED. THESE SECURITIES HAVE NOT BEEN RECOMMENDED BY ANY FEDERAL OR STATE SECURITIES COMMISSION OR REGULATORY AUTHORITY. FURTHERMORE, THE FOREGOING AUTHORITIES HAVE NOT CONFIRMED THE ACCURACY OR DETERMINED THE ADEQUACY OF THIS DOCUMENT. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.


     THESE SECURITIES ARE SUBJECT TO RESTRICTIONS ON TRANSFERABILITY AND RESALE AND MAY NOT BE TRANSFERRED OR RESOLD EXCEPT AS PERMITTED UNDER THE SECURITIES ACT AND APPLICABLE STATE SECURITIES LAWS, PURSUANT TO REGISTRATION OR EXEMPTION THEREFROM. INVESTORS SHOULD BE AWARE THAT THEY MAY BE REQUIRED TO BEAR THE FINANCIAL RISKS OF THIS INVESTMENT FOR AN INDEFINITE PERIOD OF TIME.


     NO REPRESENTATION OR WARRANTY, EXPRESS OR IMPLIED, IS MADE BY THE INITIAL PURCHASERS AS TO THE ACCURACY OR COMPLETENESS OF THE INFORMATION SET FORTH HEREIN, AND NOTHING CONTAINED IN THIS OFFERING MEMORANDUM IS, OR SHALL BE RELIED UPON AS, A PROMISE OR REPRESENTATION, WHETHER AS TO THE PAST OR THE FUTURE. THE INITIAL PURCHASERS HAVE NOT INDEPENDENTLY VERIFIED ANY OF SUCH INFORMATION AND ASSUME NO RESPONSIBILITY FOR ITS ACCURACY OR COMPLETENESS.


                                 ------------
     SEE "RISK FACTORS," IMMEDIATELY FOLLOWING THE SUMMARY HEREIN, FOR A DESCRIPTION OF CERTAIN FACTORS RELATING TO AN INVESTMENT IN THE NOTES OFFERED HEREBY. NONE OF THE COMPANY, THE INITIAL PURCHASERS OR ANY OF THEIR RESPECTIVE REPRESENTATIVES IS MAKING ANY REPRESENTATION TO ANY OFFEREE OR PURCHASER OF THE NOTES OFFERED HEREBY REGARDING THE LEGALITY OF AN INVESTMENT BY SUCH OFFEREE OR PURCHASER UNDER APPROPRIATE LEGAL INVESTMENT OR SIMILAR LAWS. EACH INVESTOR SHOULD CONSULT WITH HIS OWN ADVISORS AS TO LEGAL, TAX, BUSINESS, FINANCIAL AND RELATED ASPECTS OF A PURCHASE OF THE NOTES.

                       NOTICE TO NEW HAMPSHIRE RESIDENTS


     NEITHER THE FACT THAT A REGISTRATION STATEMENT NOR AN APPLICATION FOR A LICENSE HAS BEEN FILED UNDER CHAPTER 421-B OF THE NEW HAMPSHIRE REVISED STATUTES WITH THE STATE OF NEW HAMPSHIRE NOR THE FACT THAT A SECURITY IS EFFECTIVELY REGISTERED OR A PERSON IS LICENSED IN THE STATE OF NEW HAMPSHIRE CONSTITUTES A FINDING BY THE SECRETARY OF STATE OF THE STATE OF NEW HAMPSHIRE THAT ANY DOCUMENT FILED UNDER RSA 421-B IS TRUE, COMPLETE AND NOT MISLEADING. NEITHER ANY SUCH FACT NOR THE FACT THAT AN EXEMPTION OR EXCEPTION IS AVAILABLE FOR A SECURITY OR A TRANSACTION MEANS THAT THE SECRETARY OF STATE OF THE STATE OF NEW HAMPSHIRE HAS PASSED IN ANY WAY UPON THE MERITS OR QUALIFICATIONS OF, OR RECOMMENDED OR GIVEN APPROVAL TO, ANY PERSON, SECURITY OR TRANSACTION. IT IS UNLAWFUL TO MAKE, OR CAUSE TO BE MADE, TO ANY PROSEPCTIVE PURCHASER, CUSTOMER OR CLIENT ANY REPRESENTATION INCONSISTENT WITH THE PROVISIONS OF THIS PARAGRAPH.


                                 ------------
           CAUTIONARY STATEMENT REGARDING FORWARD LOOKING STATEMENTS


     Certain statements, estimates, predictions and projections contained herein are "forward-looking statements" within the meaning of Section 27A of the Securities Act of 1933, as amended (the "Securities Act"), and Section 21E of the Securities Exchange Act of 1934, as amended (the "Exchange Act"). These forward-looking statements are prospective, involving risks and uncertainties. While these forward-looking statements, and any assumptions upon which they are based, are made in good faith and reflect the Company's current judgment regarding the direction of its business, actual results will almost always vary, sometimes materially, from any estimates, predictions, projections, assumptions, or other future performance suggested herein. Some important factors (but not necessarily all factors) that could affect the Company's revenues, growth strategies, future profitability and operating results, or that otherwise could cause actual results to differ materially from those expressed in or implied by any forward-looking statement, include the following: lack of operating history as an independent public company; failure to consummate the Pending Acquisitions; inability to successfully implement operating strategies (including the achievement of cost savings); failure to derive anticipated benefits from its acquisitions; payments pursuant to indemnification arrangements; seasonality of operations or financial results; changes in economic conditions and consumer tastes; competition; regulatory difficulties; and the other matters referred to herein, elsewhere in this Offering Memorandum, including under the heading "Risk Factors," beginning on page 13. Prospective investors are urged to carefully consider these factors in connection with the forward-looking statements. The Company does not undertake to release publicly any revisions to forward-looking statements that may be made to reflect events or circumstances after the date hereof or to reflect the occurrence of unanticipated events.


                                 INDUSTRY DATA


     The industry data presented herein are based upon estimates by management of the Company, utilizing various third party sources, where available. While management believes that such estimates are reasonable and reliable, in certain cases, such estimates cannot be verified by information available from independent sources. Accordingly, no assurance can be given that such market share data are accurate in all material respects.

                                    SUMMARY

     This summary highlights selected information from this Offering Memorandum and may not contain all of the information that is relevant to a particular investor. Each prospective investor is urged to read carefully the entire Offering Memorandum. Unless otherwise indicated, the "Company" means SFX Entertainment, Inc. and its subsidiaries, after giving effect to the Pending Acquisitions. Unless otherwise indicated, the discussions on a pro forma basis give effect to all completed acquisitions and Pending Acquisitions as if they had occurred on January 1, 1997. However, the Pending Acquisitions might not be consummated on the terms described herein or at all. See "Risk Factors--Company-Specific Risks--Pending Acquisitions."


THE COMPANY

     The Company is a leading integrated promoter, producer and venue operator for live entertainment events. In addition, the Company is a leading full-service marketing and management company specializing in the representation of team sports athletes, primarily in professional basketball. The Company owns (partially or entirely) and/or operates the largest network of venues in the country used principally for music concerts and other live entertainment events. The Company has, pro forma for the Pending Acquisitions, 69 venues either directly owned (partially or entirely) or operated under lease or exclusive booking arrangements in 28 of the top 50 markets, including 14 amphitheaters in 9 of the top 10 markets. The Company also develops and manages touring Broadway shows, selling subscription series in 37 markets that maintain active touring schedules, with approximately 240,000 subscribers last year. The Company operates an integrated franchise that promotes and produces a broad variety of live entertainment events locally, regionally and nationally. During 1997, giving effect to the 1997 Acquisitions (as defined herein), the 1998 Acquisitions (as defined herein) and the Pending Acquisitions, approximately 30 million people attended 11,300 events promoted and/or produced by the Company, including approximately 5,400 music concerts, 5,600 theatrical shows and over 200 specialized motor sports events. These events included:

 o music concerts featuring artists such as The Rolling Stones, Phish, Fleetwood Mac, Ozzy Osbourne and Alanis Morissette;
 o music festivals such as the George Strait Country Music Festival;
 o touring theatrical productions such as Jekyll & Hyde, Rent and The Magic of David Copperfield; and
 o specialized motor sports events, such as Truck Fest and American Motorcycle Association Supercross racing events.

     In addition, the Company's event marketing programs reached over 15 million people in 1997. The Company believes that its ability to provide integrated live entertainment services will, among other things, encourage wider use of its venues by performers and allow the Company to capture a greater percentage of revenues from national tours and ancillary revenue sources. See "Business."

     The Company's core business is the promotion and production of live entertainment events, most significantly for concert and other music performances in venues owned (partially or entirely) and/or operated by the Company and in third-party venues. As promoter, the Company typically:

 o markets events and tours;
 o sells tickets;
 o rents or otherwise provides event venues; and
 o arranges for local production services (such as stage, set, sound and lighting).

As producer, the Company:

 o creates tours for music concert, theatrical, specialized motor sports and other events;
 o develops and manages Broadway-style touring theatrical shows ("Touring Broadway Shows"); and
 o develops specialized motor sports and other live entertainment events.

     As a venue owner/operator, the Company books and promotes events in the venues that it controls. The Company also receives ancillary revenues from operations related to its live entertainment events, including the sale of corporate sponsorships and advertising, the sale of concessions and the merchandising of a broad range of products. In addition, the Company represents over 100 professional athletes. See "Risk Factors--Risks Relating to the Industry--Risks Related to the Representation of Athletes." On a pro forma basis, the Company's music businesses, including venue operations, comprised approximately 61% of net revenues, theater comprised approximately 21% of net revenues, sports, including representation of professional athletes and specialized motor sports operations, comprised approximately 10% of net revenues and other operations comprised approximately 8% of the Company's net revenues for the nine months ended September 30, 1998.

     The Company has benefitted from significant growth in the live entertainment industry over the last several years. Amusement Business, an entertainment industry journal, states that ticket sales for North American music concert tours have grown at a 10.9% compound annual growth rate ("CAGR") since 1985, from approximately $321.7 million in 1985 to approximately $1.1 billion in 1997. Box office receipts from Touring Broadway Shows and Broadway shows in the United States have grown at a 11.2% CAGR since the 1986-1987 season, from $431.5 million to $1.3 billion in the 1996-1997 season, according to Variety Magazine. The increasing popularity of specialized motor sports over the last several years has coincided with (and, in part, been due to) the increased popularity of other professional motor sports events, such as professional auto racing (including NASCAR, CART and Indy Car Racing).


VENUES

     The Company believes that it owns (partially or entirely) and/or operates the largest number of venues in the United States used principally for music concerts and other live entertainment events. The following table summarizes the 69 amphitheaters, theaters and other venues owned (partially or entirely) and/or operated under lease or exclusive booking arrangements by the Company, giving effect to the Pending Acquisitions. However, the Pending Acquisitions might not be completed on the terms described herein or at all. See "Risk Factors--Company-Specific Risks--Pending Acquisitions."




                                                                                      NUMBER OF                       TOTAL
                                                     MARKET       NUMBER OF        THEATERS, CLUBS      TOTAL        SEATING
                     MARKET                         RANK(1)     AMPHITHEATERS     AND OTHER VENUES     VENUES        CAPACITY
------------------------------------------------   ---------   ---------------   ------------------   --------   ---------------
New York--Northern New Jersey--Long Island .....        1              2                  4              6            42,340
Los Angeles--Riverside--Orange County ..........        2              2                  1              3            42,300(2)
Chicago--Gary--Kenosha .........................        3             --                  1(3)           1             2,350
Washington--Baltimore ..........................        4              1                 --              1            25,000(4)
San Francisco--Oakland--San Jose ...............        5              2                  4              6            46,674
Philadelphia--Wilmington--Atlantic City ........        6              1                 --              1            25,000
Boston--Worcester--Lawrence ....................        7              2                  6              8            32,002
Detroit--Ann Arbor--Flint ......................        8              2                  2              4            42,265(4)
Dallas--Fort Worth .............................        9              1                 --              1            20,500
Houston--Galveston--Brazoria ...................       10              1                  1              2            15,800
Miami--Fort Lauderdale .........................       11             --                  2              2             5,153(4)
Atlanta ........................................       12              2                  2              4            28,150(4)
Seattle--Tacoma--Bremerton .....................       13              1                 --              1            20,000(5)
St. Louis ......................................       17              1                  2              3            24,100
Phoenix--Mesa ..................................       18              1                 --              1            19,900
Pittsburgh .....................................       19              2                 --              2            26,735
Kansas City ....................................       24              1                  2              3            30,000
Milwaukee--Racine ..............................       25              1                  1              2            24,628(4)
Sacramento--Yolo ...............................       26             --                  1              1               245
Norfolk--Virginia Beach--Newport News ..........       27              1                  2              3            23,360(4)
Indianapolis ...................................       28              1                  1              2            23,700
Columbus .......................................       30              1                 --              1            20,000

                                                                              NUMBER OF                           TOTAL
                                             MARKET       NUMBER OF        THEATERS, CLUBS      TOTAL            SEATING
                 MARKET                     RANK(1)     AMPHITHEATERS     AND OTHER VENUES     VENUES           CAPACITY
----------------------------------------   ---------   ---------------   ------------------   --------   ----------------------
Charlotte--Gastonia--Rock Hill .........       33              1                 --               1               18,000(4)
Hartford ...............................       36              1                  1               2               29,800
Rochester ..............................       39              1                 --               1               12,700
Nashville ..............................       41              1                 --               1               17,000
Raleigh--Durham--Chapel Hill ...........       47              1                 --               1               20,000
West Palm Beach--Boca Raton ............       50              1                  1               2               20,878
Richmond--Petersburg ...................       51              1                 --               1               11,000(4)
Springfield ............................       70              1                 --               1               13,802
Reno ...................................      130              1                 --               1                8,500
                                                               -                 --               -               --------
 Total .................................                      35                 34              69              691,882(2)(6)

----------
(1) Based on the July 1994 population of metropolitan statistical areas as set forth in the 1997 Statistical Abstracts of the United States. Does not include venues in the 37 markets where the Company sells subscriptions for touring Broadway-style shows. See "Business--Services Provided--Production."
(2) Additional seating of approximately 40,000 is available for certain events at the Glen Helen Blockbuster Pavilion.
(3)   Venue is closed for renovation and is scheduled to re-open in May 1999.
(4) Includes venues to be acquired in the Cellar Door acquisition. See "Business--Services Provided--Venue Operations."
(5)   Venue is currently under development.
(6) Does not reflect club seating, which cannot be accurately determined because clubs typically have either open or reserved seating for any given event.



OPERATING STRATEGY

     The Company's principal objectives are to maximize revenue and cash flow growth opportunities by (1) being a leading promoter and producer of live entertainment events and a leading provider of talent representation services and (2) owning and/or operating leading live entertainment venues in the United States. The Company's specific strategies include the following:

     OWN AND/OR OPERATE LEADING LIVE ENTERTAINMENT VENUES IN NATION'S TOP 50 MARKETS

     A key component of the Company's strategy is to own and/or operate a network of leading live entertainment venues in the nation's top 50 markets. The Company believes that this strategy will allow it to:

 o utilize its nationwide venue footprint, significant industry expertise and access to a large aggregate audience to secure more events and distribute content on a national scale;
 o sell additional products and maximize numerous other related revenue sources, including sponsorships and other marketing opportunities;
 o position itself to produce national tours by leading performers in order to capture a greater percentage of revenues from those tours;
 o encourage wider use by performers of the Company's venues by providing centralized access to a nationwide network of venues; and
 o take advantage of economies of scale to increase, for example, concession revenues.

     The Company believes that it controls the largest network of venues used principally for music concerts and other live entertainment events in the United States. Upon closing of the Pending Acquisitions, the Company will own (partially or entirely) and/or operate under lease or exclusive booking arrangements 69 venues in 28 of the top 50 markets, including 14 amphitheaters in 9 of the top 10 markets.

     MAXIMIZE ANCILLARY REVENUE OPPORTUNITIES

     The Company intends to enhance revenues and cash flows by maximizing revenue sources arising from and related to its leadership position in the live entertainment business. Management believes that these related revenue sources generally have higher margins than promotion and production revenues and include, among others, (1) the sale of corporate sponsorship, naming and other rights, concessions, merchandise, parking and other products and services and (2) the sale of rights to advertise to the Company's large aggregate national audience. Categories available for sponsorship arrangements include the naming of the venue itself (e.g., the PNC Bank Arts Center) and the designation of "official" event or tour sponsors, concessions providers (e.g., beer and soda), credit card companies, phone companies, film manufacturers and radio stations, among others. Sponsorship arrangements can provide significant additional revenues at negligible incremental cost, and many of the Company's venues currently have no sponsorship arrangements in many of the available categories (including naming rights). The Company also intends to maximize related revenues by developing and exploiting intellectual property rights associated with (1) its production of musical concert tours and themed events (such as regional music festivals) and (2) branded characters created as an integral part of the content, marketing and merchandising of certain motor sports events.

     EXPLOIT SYNERGIES OF THE ACQUIRED BUSINESSES

     The Company plans to maximize revenues by exploiting synergies among, and incorporating the best business practices of, its various businesses, including the businesses to be acquired. For example, the Company believes that the radio industry trade publications of Album Network, Inc. (another of the Company's 1998 acquisitions) will enable the Company to introduce new acts and new musical releases to radio programming directors nationwide. This exposure can enhance recorded music sales and, in turn, music concert attendance, particularly for artists having relationships with the Company. The Company believes that it will be able to capitalize on the cross-marketing opportunities that may arise by virtue of representing prominent team athletes while selling corporate sponsorships and other marketing rights at its existing venues.

     INCREASE USE OF VENUES; DIVERSIFICATION OF ACTS AND VENUES

     Typically, a venue is not utilized for many of the dates available for live entertainment events in any given season. The Company believes that it will be able to increase the utilization of its venues through its ability to affect scheduling on a nationwide basis, its local knowledge, relationships, expertise and its presentation of a variety of additional events, including comedy acts, magic acts, motivational speeches, national figure skating and gymnastics competitions and exhibitions and bull riding competitions, among others. The Company believes that a diversified portfolio of performers, events and venues reduces reliance on the commercial success of any one performer, event or venue.

     INNOVATIVE EVENT MARKETING

     The Company plans to use innovative event marketing to increase admissions, sponsorship and advertising revenues and, to a limited extent, average ticket prices at its venues. In particular, the Company believes that it can increase the profitability of its venues by offering premium ticket packages, including:

 o season ticket packages that include amenities such as preferred seating, VIP parking, waiter service, private club and/or "upscale" concession menus;
 o subscription series packages allowing customers to purchase tickets for a set of performances; and
 o preferred seating, such as box seating and VIP seating areas, which typically generate higher revenues per seat.

     The Company acquired market research and audience demographics databases through certain of its recent acquisitions. These databases, when combined with the Company's existing audience data collection efforts, will permit highly-effective targeted marketing, such as direct-mail and subscription series campaigns, which the Company believes will increase ticket pre-sales and overall sales in a cost-efficient manner.

     STRICT COST CONTROLS; NATIONALLY COORDINATED BOOKING, MARKETING &
ACCOUNTING

     The Company's senior management imposes strict financial reporting requirements and expense budget limitations on all of its businesses, enabling senior management to monitor the performance and operations of all of its businesses, to eliminate duplicative administrative costs and to realize expense savings. Moreover, the Company believes that its size will enable it to achieve substantial economies of scale by:

 o implementing a nationally coordinated booking system (for contracting for and scheduling acts), while continuing to utilize the substantial local expertise of the Company;
 o establishing a centralized marketing team to exploit ancillary revenue streams on local, regional and national levels, including from sponsorship, advertising and merchandising opportunities; and
 o implementing a centralized accounting system.

     PURSUE COMPLEMENTARY ACQUISITION OPPORTUNITIES

     The live entertainment business is characterized by numerous participants, including booking agents, promoters, producers, venue owners and venue operators, many of which are entrepreneurial, capital-constrained local or regional businesses that do not achieve significant economies of scale from their operations. The Company believes that the fragmented nature of the industry presents attractive acquisition opportunities, and that its larger size will provide it with improved access to the capital markets that will give it a competitive advantage in implementing its acquisition strategy. Through consolidation, the Company believes that it will be better able to coordinate negotiations with performers and talent agents, addressing what the Company believes is a growing desire among performers and talent agents to deal with fewer, more sophisticated promoters. The Company intends to pursue additional strategic acquisitions of:

 o amphitheaters and other live entertainment venues;
 o local and regional promoters and producers of music concert, theatrical, specialized motor sports and other live entertainment events; and
 o companies in the sports marketing and talent representation industry.

     The Company is currently in the process of negotiating certain additional acquisitions of live entertainment and related businesses; however, it has not entered into definitive agreements with respect to any of such acquisitions and there can be no assurance that it will do so. See "--Pending Acquisitions" and "Risk Factors--Company-Specific Risks--Expansion Strategy."


MANAGEMENT

     Most of the Company's senior management team has worked together for a number of years at SFX Broadcasting, Inc. ("Broadcasting"), the Company's former parent, and has managed the concert promotion operations of Delsener/Slater Enterprises, Ltd. ("Delsener/Slater"), the predecessor of the Company, since its acquisition by Broadcasting in January 1997. Senior management plans to continue to apply to its live entertainment businesses many of the same operating strategies that it has successfully utilized in the radio business, including a focus on revenue maximization and cash flow growth through the cultivation of sponsorship and advertising relationships, cost containment and other strategies. Moreover, senior management believes that the Company will benefit from the consolidation of the live entertainment industry, much as Broadcasting benefitted from the consolidation of the radio broadcasting industry. The Company's senior management team consists of:

 o Robert F.X. Sillerman, Executive Chairman and a Member of the Office of the Chairman;
 o Michael G. Ferrel, President, Chief Executive Officer and a Member of the Office of the Chairman;
 o Brian Becker, Executive Vice President and a Member of the Office of the Chairman;
 o David Falk, a Member of the Office of the Chairman;
 o Howard J. Tytel, Executive Vice President, General Counsel and Secretary;
   and
 o Thomas P. Benson, Vice President and Chief Financial Officer.

The Company has entered into employment agreements with each member of its senior management team. See "Risk Factors--Company-Specific Risks--Control by Management," "--Dependence on Key Personnel" and "Management." The Company has also entered into long-term employment agreements with many of the senior executives of the businesses it has acquired.


FORMATION OF THE COMPANY

     Broadcasting formed the Company as its wholly-owned subsidiary in December 1997. Since its formation, Broadcasting principally acquired and operated radio broadcasting stations. Broadcasting transferred all of its assets relating to the entertainment business to the Company and, on April 27, 1998, distributed the Company's common stock to stockholders of Broadcasting (the "Spin-Off"). The Spin-Off separated the Company's entertainment business from Broadcasting's radio broadcasting business. Broadcasting subsequently merged into an affiliate of Hicks, Muse, Tate & Furst Incorporated.


RECENT ACQUISITIONS

     The Company has expanded through the acquisition of the stock or assets of various companies, including:


 "1997 ACQUISITIONS":

 o Delsener/Slater Enterprises, Ltd.;
 o Meadows Music Theater; and
 o Sunshine Promotions, Inc. and certain related companies.


 "1998 ACQUISITIONS":

 o Westbury Music Fair;
 o PACE Entertainment Corporation ("PACE");
 o Pavilion Partners;
 o Contemporary Group;
 o BG Presents, Inc.;
 o Album Network, Inc., SJS Entertainment Corporation and The Network 40;
 o Concert/Southern Promotions;
 o United States of America Motor Sports;
 o Falk Associates Management Enterprises, Inc. and Financial Advisory Management Enterprises, Inc. (collectively, "FAME");
 o Oakdale Concerts, LLC and Oakdale Development Limited Partnership;
 o Irvine Meadows Amphitheater, New Avalon, Inc., TBA Media, Inc. and West Coast Amphitheater;
 o Blackstone Entertainment, LLC ("Don Law");
 o Magicworks Entertainment Incorporated; and
 o seven other entertainment-related companies.


PENDING ACQUISITIONS

     In addition, the Company has recently agreed to acquire the following entities (the "Pending Acquisitions"):

     MARQUEE

     On July 23, 1998, the Company agreed to acquire The Marquee Group, Inc. ("Marquee") in a merger transaction (the "Marquee Acquisition"). Assuming an SFX Stock Price (as defined herein) of $46.50 (the closing price of the Company's Class A common stock on November 20, 1998), the outstanding shares of Marquee's common stock will convert into the right to receive an estimated 1,758,139 shares of the Company's Class A common stock (subject to adjustment). The Company will also be required to repay approximately $33.1 million of Marquee's debt at the time of the merger. Marquee is a publicly traded company that provides integrated event management, television production, marketing and consulting services in the sports, news and entertainment industries. Robert F.X. Sillerman has an aggregate equity interest of approximately 5.9% in Marquee and is the Chairman of its Board of Directors, and Howard J. Tytel has an equity interest of approximately 1.0% in Marquee and is one of its directors. See "Risk Factors--Company-Specific Risks--Pending Acquisitions" and "Agreements Related to the Pending Acquisitions--Marquee."

     CELLAR DOOR

     On August 13, 1998, the Company and the owner of the Cellar Door group of companies (collectively, "Cellar Door") entered into a letter of intent with respect to the Company's acquisition of all of the outstanding capital stock of Cellar Door (the "Cellar Door Acquisition"). The Company anticipates that the definitive agreement to acquire Cellar Door will provide that the aggregate purchase price will be $70.0 million in cash payable at closing, Class A common stock with a value of $20.0 million (up to $15.0 million of which may, at the Company's option, be paid in cash) and $8.5 million payable in five equal annual installments beginning one year after the closing date. In addition, the Company will issue to the seller options to purchase 100,000 shares of the Company's Class A common stock. Cellar Door is a leading promoter and producer of live entertainment events held primarily in the Southeast and the Midwest. See "Business--Pending Acquisitions--Cellar Door Acquisition."

     The Company expects to consummate the Pending Acquisitions in the first quarter of 1999. However, the timing and completion of the Pending Acquisitions are subject to a number of conditions, certain of which are beyond the Company's control (including the consent of the Company's lenders under the Senior Credit Facility and, for the Cellar Door Acquisition, termination or expiration of the applicable waiting period under the Hart-Scott-Rodino Antitrust Improvement Act of 1976, as amended (the "HSR Act")). See "Business--Regulatory Matters." The Pending Acquisitions might not be consummated during the expected period, on the terms described herein or at all. The Company is also currently negotiating additional acquisitions of live entertainment and related businesses. However, it has not entered into definitive agreements with respect to any additional acquisitions, and it may be unable to do so. See "Risk Factors--Company-Specific Risks--Pending Acquisitions" and "--Expansion Strategy; Need for Additional Funds," "Management's Discussion and Analysis of Financial Condition and Results of Operations--Pending Acquisitions" and "Agreements Related to the Pending Acquisitions."


USE OF PROCEEDS

     The net proceeds from this Offering will be used to repay substantially all outstanding borrowings under the revolving portion of the Company's senior credit facility (the "Senior Credit Facility"). The Company anticipates using its additional borrowing availability under the Senior Credit Facility, in part, to finance the cash consideration to be paid in the Cellar Door Acquisition, to repay debt in connection with the Pending Acquisitions, to pay certain related fees and expenses and to make certain other payments as described herein. See "Use of Proceeds."


AMENDMENT TO SENIOR CREDIT FACILITY

     The consummation of this Offering is conditioned upon receiving the consent of the Company's lenders under the Senior Credit Facility. In connection with obtaining such consent, the Company has agreed to pay certain fees to the lenders and to amend the Senior Credit Facility to provide for an increase in the applicable margins thereunder. See "Use of Proceeds" and "Description of Other Indebtedness--Senior Credit Facility."

     The address and telephone number of the Company's principal executive offices are: 650 Madison Avenue, 16th Floor, New York, New York 10022; (212) 838-3100.

                                  THE OFFERING


Issuer......................   SFX Entertainment, Inc.


Securities Offered..........   $200,000,000 in aggregate principal amount of 9
                               1/8% Senior Subordinated Notes due 2008 (the
                               "Notes").


Maturity....................   December 1, 2008.


Interest....................   June 1 and December 1, commencing June 1, 1999.


Optional Redemption.........   The Notes will not be redeemable at the
                               Company's option prior to December 1, 2003.
                               Thereafter, the Notes will be subject to redemption at any time at the option of the Company, in whole or in part, at the redemption prices set forth herein plus accrued and unpaid interest and Liquidated Damages, if any, thereon to the applicable redemption date. In addition, at any time prior to December 1, 2001, the Company may on any one or more occasions redeem up to 35% of the original aggregate principal amount of Notes at a redemption price of 109.125% of the principal amount thereof, plus accrued and unpaid interest and Liquidated Damages, if any, thereon to the date of redemption, with the net cash proceeds of one or more offerings of common equity of the Company; provided that at least 65% of the original aggregate principal amount of Notes remains outstanding immediately after each occurrence of such redemption. See "Description of the Notes--Optional Redemption."


Ranking.....................   The Notes will be general unsecured obligations
                               of the Company, subordinate in right of payment to all existing and future Senior Debt (as defined herein) of the Company and senior in right of payment to or pari passu with all other indebtedness of the Company. On a pro forma basis giving effect to this Offering, anticipated borrowings under the Senior Credit Facility and the consummation of the Pending Acquisitions, the Company would have had $897.4 million of indebtedness outstanding, of which $347.4 million would have been Senior Debt (excluding letters of credit) at September 30, 1998. The Notes will rank pari passu with the Old Notes, which mature on February 1, 2008. See "Risk Factors--Risks
                               Relating to the Notes--Substantial Leverage,"
                               "Capitalization" and "Description of the
                               Notes--Subordination."


Subsidiary Guarantees.......   The Company's payment obligations under the
                               Notes will be jointly and severally guaranteed on a senior subordinated basis (the "Subsidiary
                               Guarantees") by all current and future domestic
                               Restricted Subsidiaries (as defined herein) of the Company, except for the Non-Guarantor
                               Subsidiaries. The Subsidiary Guarantees will rank pari passu with the guarantees of the Old Notes.
                               See "Description of the Notes--Subsidiary
                               Guarantees."

Change of Control...........   Upon the occurrence of a Change of Control, the
                               Company will be required to make an offer to repurchase the Notes at a price equal to 101% of the principal amount thereof, together with accrued and unpaid interest and Liquidated
                               Damages (as defined herein), if any, to the date of purchase. See "Description of the Notes--Optional Redemption" and "--Repurchase at the Option of Holders--Change of Control."


Certain Covenants...........   The indenture pursuant to which the Notes will
                               be issued (the "Indenture") will contain certain covenants that, among other things, limit the ability of the Company and its Subsidiaries to incur additional Indebtedness (as defined herein) and issue preferred stock, pay dividends or make certain other restricted payments, create certain
                               Liens (as defined herein), enter into certain transactions with affiliates, sell assets of the Company or its Restricted Subsidiaries, issue or sell Equity Interests (as defined herein) of the Company's Restricted Subsidiaries or enter into certain mergers and consolidations. See
                               "Description of the Notes--Certain Covenants." In addition, under certain circumstances, the
                               Company will be required to offer to purchase
                               Notes at a price equal to 100% of the principal amount thereof, plus accrued and unpaid interest and Liquidated Damages, if any, to the date of purchase, with the proceeds of certain Asset
                               Sales (as defined herein). See "Description of the Notes--Repurchase at the Option of Holders--Asset Sales."


Transfer Restrictions.......   The Notes have not been registered under the
                               Securities Act, and may not be offered or sold except pursuant to an exemption from, or in a transaction not subject to, the registration requirements of the Securities Act. See "Transfer
                               Restrictions."


Use of Proceeds.............   The net proceeds from this Offering will be
                               used to repay substantially all outstanding borrowings under the revolving portion of the Senior Credit Facility. The Company anticipates using its additional borrowing availability under the Senior Credit Facility, in part, to finance the cash consideration to be paid in the Cellar
                               Door Acquisition, to repay debt in connection with the Pending Acquisitions, to pay certain related fees and expenses and to make certain other payments as described herein. See "Use of Proceeds."


Exchange Offer;
 Registration Rights........   Pursuant to a registration rights agreement
                               (the "Registration Rights Agreement") among the
                               Company and the Initial Purchasers, the Company will use its best efforts to file a registration statement (the "Exchange Offer Registration
                               Statement") with respect to an offer to exchange the Notes for a new issue of debt securities of the Company (the "Exchange Notes") registered under the Securities Act, with terms identical in all material respects to those of the Notes (the
                               "Exchange Offer"). If (1) the Exchange Offer is not permitted by applicable law or (2) any holder of Transfer Restricted Securities (as defined herein) notifies the Company (a) that it is prohibited by law or Commission policy from participating in the Exchange Offer, (b) that it may not resell the Exchange Notes acquired by it in the Exchange Offer to the public without delivering a prospectus and the prospectus contained in the Exchange Offer Registration
                               Statement is not appropriate or available for such resales or (c) that it is a broker-dealer and holds Notes acquired directly from the Company or an affiliate of the Company, the Company will be required to provide a shelf registration statement (the "Shelf Registration
                               Statement") to cover resales of the Notes by the holders thereof. If the Company fails to satisfy these registration obligations, it will be required to pay liquidated damages ("Liquidated
                               Damages") to the Holders of Notes under certain circumstances. See "Description of the Notes--
                               Registration Rights; Liquidated Damages."


Book-Entry, Delivery
 and Form...................   Notes sold in reliance on Rule 144A will be
                               represented by one or more permanent global Notes in definitive, fully registered form without interest coupons, deposited with the Trustee (as defined herein) as custodian for, and registered in the name of, a nominee of The Depository Trust
                               Company ("DTC"). Notes sold in offshore
                               transactions in reliance on Regulation S under the Securities Act ("Regulation S") will be represented by one or more permanent global Notes in definitive, fully registered form deposited with the Trustee as custodian for, and registered in the name of, a nominee of DTC, for the accounts of [Bank], as operator of the Euroclear System ("Euroclear"), and Cedel Bank, societe anonyme ("Cedel Bank"). Institutional
                               Accredited Investors that are not Qualified
                               Institutional Buyers will receive certificates for the Notes owned by them, which cannot then be traded through the facilities of DTC, except in connection with a transfer to a Qualified
                               Institutional Buyer or a transfer pursuant to Regulation S. See "Description of the Notes --
                               Book-Entry, Delivery and Form."


Governing Law...............   The Indenture and the Notes will be governed
                               by, and construed in accordance with, the laws of the State of New York.


                                  RISK FACTORS

     For a discussion of certain risk factors that should be considered in connection with an investment in the Notes, see "Risk Factors."

                      SUMMARY CONSOLIDATED FINANCIAL DATA
                     (in thousands, except share amounts)


     The Summary Consolidated Financial Data of the Company includes the historical financial statements of Delsener/Slater and affiliated companies, the predecessor of the Company, for each of the four years ended December 31, 1996. The statement of operations data with respect to Delsener/Slater for the year ended December 31, 1993, and the balance sheet data as of December 31, 1993 and 1994 is unaudited. The financial information presented below should be read in conjunction with the information set forth in "Unaudited Pro Forma Condensed Combined Financial Statements" and the notes thereto and the historical financial statements and notes thereto of the Company, the 1997 Acquisitions, the 1998 Acquisitions and the Pending Acquisitions included herein. The pro forma summary data for the year ended December 31, 1997 and the nine months ended September 30, 1998 have been derived from the unaudited pro forma condensed combined financial statements, which, in the opinion of management, reflect all adjustments necessary for a fair presentation of the transactions for which such pro forma financial information is given. Results of operations for unaudited interim periods are not necessarily indicative of the results that may occur for any other interim or annual period.



                                                           YEAR ENDED DECEMBER 31,
                              ----------------------------------------------------------------------------------
                                                                                                    1997
                                                                                                  PRO FORMA
                                                                                                FOR THE 1997
                                                                                              ACQUISITIONS, THE
                                                                                             1998 ACQUISITIONS,
                                               PREDECESSOR                                       THE PENDING
                              ----------------------------------------------                  ACQUISITIONS AND
                                 1993         1994        1995       1996         1997          THIS OFFERING
                              ---------- ------------- ---------- ---------- -------------- --------------------
                                                                                                 (UNAUDITED)
STATEMENT OF OPERATIONS
 DATA:
Revenue .....................  $46,526      $92,785     $47,566    $ 50,362   $     96,144      $ 1,001,732
Operating expenses ..........   45,635      90,598       47,178      50,686         83,417          889,860
Depreciation &
 amortization (1) ...........      762         755          750         747          5,431           89,039
Corporate expenses (2) ......       --          --           --          --          2,206            8,000
Non-cash charges ............       --          --           --          --             --            1,367
                               -------      -------     -------    --------   ------------      -----------
Operating income (loss) .....      129       1,432         (362)     (1,071)         5,090           13,466
Interest expense ............     (148)       (144)        (144)        (60)        (1,590)         (80,147)
Other income ................       85         138          178         198            295            4,280
Equity income (loss)
 from investments ...........       --            (9)       488         524            509            4,948
                               -------      ---------   -------    --------   ------------      -----------
Income (loss) before
 income taxes ...............       66       1,417          160        (409)         4,304          (57,453)
Income tax provision ........      (57)           (5)       (13)       (106)          (490)          (4,915)
                               -------      ---------   -------    --------   ------------      -----------
Net income (loss) ...........  $     9      $1,412      $   147    $   (515)         3,814          (62,368)
                               =======      ========    =======    ========
Accretion on temporary
 equity--stock subject
 to redemption (3) ..........                                                           --           (3,300)
                                                                              ------------      -----------
Net income (loss)
 applicable to common
 shares .....................                                                 $      3,814      $   (65,668)
                                                                              ============      ===========
Net income (loss) per
 common share (4) ...........                                                 $       0.26      $     (2.16)
                                                                              ------------      -----------
Weighted average
 common shares
 outstanding (4) ............                                                   14,626,061       30,941,441
OTHER OPERATING DATA:
EBITDA (5) ..................  $   891      $2,187      $   388    $   (324)  $     10,521      $   103,872
                               =======      ========    =======    ========   ============      ===========
Cash flow from:
 Operating activities .......               $2,959      $  (453)   $  4,214   $      1,005
 Investment activities ......                   --           --        (435)       (73,296)
 Financing activities .......                 (477)        (216)     (1,431)        78,270
 Ratio of earnings to
  fixed charges (6) .........      1.2x        4.6x         1.4x         --          2.5x                --



                                       NINE MONTHS ENDED SEPTEMBER 30,
                              -------------------------------------------------
                                                                    1998
                                                                 PRO FORMA
                                                                FOR THE 1997
                                                             ACQUISITIONS, THE
                                                             1998 ACQUISITIONS,
                                                                THE PENDING
                                  ACTUAL         ACTUAL       ACQUISITIONS AND
                                   1997           1998         THIS OFFERING
                              -------------- -------------- -------------------
                                (UNAUDITED)    (UNAUDITED)      (UNAUDITED)
STATEMENT OF OPERATIONS
 DATA:
Revenue .....................  $     74,396   $    680,376      $ 1,037,148
Operating expenses ..........        63,045        602,538          910,631
Depreciation &
 amortization (1) ...........         4,041         40,381           76,579
Corporate expenses (2) ......         1,307          5,839            6,000
Non-cash charges ............            --         32,895           33,262
                               ------------   ------------      -----------
Operating income (loss) .....         6,003         (1,277)          10,676
Interest expense ............          (956)       (31,709)         (60,110)
Other income ................           213          2,152            1,703
Equity income (loss)
 from investments ...........         1,344          3,964            5,968
                               ------------   ------------      -----------
Income (loss) before
 income taxes ...............         6,604        (26,870)         (41,763)
Income tax provision ........        (2,952)        (3,333)          (4,617)
                               ------------   ------------      -----------
Net income (loss) ...........         3,652        (30,203)     $   (46,380)
                                                                ===========
Accretion on temporary
 equity--stock subject
 to redemption (3) ..........            --         (1,925)          (2,475)
                               ------------   ------------      -----------
Net income (loss)
 applicable to common
 shares .....................  $      3,652   $    (32,128)     $   (48,855)
                               ============   ============      ===========
Net income (loss) per
 common share (4) ...........  $       0.25   $      (1.38)     $     (1.60)
                               ------------   ------------      -----------
Weighted average
 common shares
 outstanding (4) ............    14,382,778     23,262,122       30,941,441
OTHER OPERATING DATA:
EBITDA (5) ..................  $     10,044   $     71,999      $   120,517
                               ============   ============      ===========
Cash flow from:
 Operating activities .......  $        789   $     22,307
 Investment activities ......       (71,997)      (852,240)
 Financing activities .......        78,302        889,543
 Ratio of earnings to
  fixed charges (6) .........         3.1x              --               --

                                                       AS OF DECEMBER 31,                           AS OF SEPTEMBER 30, 1998
                                   ----------------------------------------------------------   --------------------------------
                                                                                                                    PRO FORMA
                                                                                                                 FOR THE PENDING
                                                    PREDECESSOR                                                   ACQUISITIONS
                                   ---------------------------------------------                                    AND THIS
                                      1993        1994        1995        1996        1997          ACTUAL          OFFERING
                                   ---------   ---------   ---------   ---------   ----------   -------------   ----------------
                                                                                                 (UNAUDITED)       (UNAUDITED)
BALANCE SHEET DATA:
Current assets .................    $1,823      $4,453      $3,022      $6,191      $ 11,220     $  165,727        $  196,687
Property and equipment, net.....     4,484       3,728       2,978       2,231        59,685        275,000           312,881
Intangible assets, net .........        --          --          --          --        60,306        904,929         1,088,640
Total assets ...................     6,420       8,222       6,037       8,879       146,942      1,391,548         1,651,636
Current liabilities ............     4,356       3,423       3,138       7,973        21,514        166,540           163,470
Long-term debt, including
 current portion ...............        --       1,830          --          --        16,178        742,474           897,429
Temporary equity--stock
 subject to redemption (3) .....        --          --          --          --            --         16,500            19,920
Shareholders' equity ...........     6,420       2,969       2,900         907       102,144        396,211           497,958

----------
(1) Depreciation and amortization includes $1,014,000 of integration costs incurred during the nine months ended September 30, 1998.

(2) Corporate expenses are reduced by $1,794,000 and $398,000 for consulting fees earned from Triathlon Broadcasting Company ("Triathlon") for the year ended December 31, 1997 and for the nine months ended September 30, 1998, respectively. The right to receive consulting fees payable under the agreement with Triathlon was assigned to the Company by Broadcasting in connection with the Spin-Off. Triathlon has agreed to be acquired by a third party, and when acquired, it will cease paying consulting fees. Should such acquisition not occur, future fees may vary, above the minimum fee of $500,000, depending upon the level of acquisition and financing activities of Triathlon.

(3) The PACE acquisition agreement provides that each PACE seller shall have an option (a "Fifth Year Put Option"), exercisable during a period beginning on the fifth anniversary of the closing of the PACE acquisition and ending 90 days thereafter, to require the Company to purchase up to one-third of the Company's Class A common stock received by that PACE seller (representing 500,000 shares in the aggregate) for a cash purchase price of $33.00 per share. With certain limited exceptions, the Fifth Year Put Option rights are not assignable by the sellers. The maximum amount payable under all Fifth Year Put Options ($16,500,000) has been recorded as temporary equity. See "Management's Discussion and Analysis of Financial Condition and Results of Operations--Liquidity and Capital Resources."

(4) Includes 500,000 shares of the Company's Class A common stock issued to the PACE sellers in connection with the Fifth Year Put Options; these shares are not included in calculating the net loss per common share.

(5) "EBITDA" is defined as earnings before interest, taxes, non-cash charges, other income, net equity income (loss) from investments and depreciation and amortization. Although EBITDA is not a measure of performance calculated in accordance with generally accepted accounting principles ("GAAP"), the Company believes that EBITDA is accepted by the entertainment industry as a generally recognized measure of performance and is used by analysts who report publicly on the performance of entertainment companies. Nevertheless, this measure should not be considered in isolation or as a substitute for operating income, net income, net cash provided by operating activities or any other measure for determining the Company's operating performance or liquidity which is calculated in accordance with GAAP.

  There are other adjustments that could affect EBITDA but have not been reflected herein ("Adjusted EBITDA"). Had such adjustments been made, Adjusted EBITDA on a pro forma basis would have been approximately $117,164,000 for the year ended December 31, 1997 and $129,735,000 for the nine months ended September 30, 1998. The adjustments include the expected cost savings in connection with the 1998 Acquisitions and the Pending Acquisitions associated with the elimination of duplicative staffing and general and administrative expenses of $8,344,000 and $3,250,000, and include equity income from investments of $4,948,000 and $5,968,000, for the year ended December 31, 1997 and the nine months ended September 30, 1998, respectively. While management believes that such cost savings are achievable, the Company's ability to fully achieve such cost savings is subject to numerous factors, certain of which may be beyond the Company's control.

(6) For purposes of computing the ratio of earnings to fixed charges, "earnings" consists of earnings before income taxes and fixed charges. "Fixed Charges" consists of interest on all indebtedness. Earnings were insufficient to cover fixed charges by $393,000 for the year ended December 31, 1996, $26,413,000 for the nine months ended September 30, 1998, $35,795,000 on a pro forma basis for the nine months ended September 30, 1998, and $52,505,000 on a pro forma basis for the year ended December 31, 1997.

                                 RISK FACTORS

     Prospective purchasers of the Notes should carefully consider the risk factors set forth below, as well as the other information appearing in this Offering Memorandum, before making any investment in the Notes.

     Certain statements, estimates, predictions and projections contained herein under "Summary," "Risk Factors," "Business," "Management's Discussion and Analysis of Financial Condition and Results of Operations" and "Agreements Related to the Pending Acquisitions," in addition to certain statements contained elsewhere herein, are "forward-looking statements" within the meaning of Section 27A of the Securities Act and Section 21E of the Exchange Act. These forward-looking statements are prospective, involving risks and uncertainties. While these forward-looking statements, and any assumptions upon which they are based, are made in good faith and reflect the Company's current judgment regarding the direction of its business, actual results will almost always vary, sometimes materially, from any estimates, predictions, projections, assumptions, or other future performance suggested herein. Some important factors (but not necessarily all factors) that could affect the Company's revenues, growth strategies, future profitability and operating results, or that otherwise could cause actual results to differ materially from those expressed in or implied by any forward-looking statement, include the following: lack of operating history as an independent public company; failure to consummate any or all of the Pending Acquisitions; inability to successfully implement operating strategies (including the achievement of cost savings); failure to derive anticipated benefits from its acquisitions; payments pursuant to indemnification arrangements; seasonality of operations or financial results; changes in economic conditions and consumer tastes; competition; regulatory difficulties; and the other matters referred to herein or elsewhere in this Offering Memorandum, including those set forth below. Prospective investors are urged to carefully consider these factors in connection with the forward-looking statements. The Company does not undertake to release publicly any revisions to forward-looking statements that may be made to reflect events or circumstances after the date hereof or to reflect the occurrence of unanticipated events.


RISKS RELATING TO THE NOTES

     SUBSTANTIAL LEVERAGE

     The Company is, and after this Offering will continue to be, highly leveraged. As of September 30, 1998, the Company's consolidated indebtedness would have been approximately $897.4 million on a pro forma basis giving effect to this Offering and the application of the net proceeds therefrom, anticipated borrowings under the Senior Credit Facility and the consummation of the Pending Acquisitions, of which $350.0 million would have consisted of the 9 1/8% Senior Subordinated Notes due February 1, 2008 (the "Old Notes"), $200.0 million would have consisted of the Notes and the balance would have consisted of $290.4 million in debt under the Senior Credit Facility, $36.0 million in pre-existing Senior Debt and $21.0 million in deferred purchase consideration. On such basis, temporary equity would have been $19.9 million and stockholders' equity would have been approximately $497.9 million. On a pro forma basis for this Offering, anticipated borrowings under the Senior Credit Facility and the Pending Acquisitions, the Company's ratio of total debt to capitalization as of September 30, 1998 would have been 0.6 to 1, and earnings were insufficient to cover fixed charges by $52.5 million for the year ended December 31, 1997 and by $26.4 million for the nine months ended September 30, 1998. Certain of the agreements relating to its acquisitions provide for purchase price adjustments and future contingent payments in certain circumstances. See "Management's Discussion and Analysis of Financial Condition and Results of Operations." In addition, the Company may incur substantial additional indebtedness from time to time to finance future acquisitions, for capital expenditures or for other purposes. See "Capitalization," "Unaudited Pro Forma Condensed Combined Pro Forma Financial Statements," "Description of Other Indebtedness" and "Description of the Notes."

     The Company's ability to make scheduled payments of principal of, to pay interest on, to pay Liquidated Damages, if any, on or to refinance, its indebtedness (including the Notes and the Old Notes), or to fund capital expenditures will depend on its future financial performance, which, to a certain extent, is subject to general economic, financial, competitive, legislative, regulatory and other factors beyond its control, as well as the success of the businesses to be acquired in the Pending Acquisitions and their integration into the Company's operations. However, there can be no assurance that the Company will be able to continue to meet the requirements for additional borrowings under the Senior Credit Facility, that the Company's business and the businesses to be acquired in the Pending Acquisitions will generate sufficient cash flow from operations, that anticipated improvements in operating results will be achieved or that future working capital borrowings will be available in an amount sufficient to enable the Company to service its indebtedness, including the Notes, to make necessary capital or other expenditures or to fund its other liquidity needs. The Company may be required to refinance a portion of the principal amount of its indebtedness prior to its maturity. There can be no assurance that the Company will be able to effect any such refinancing on commercially reasonable terms or at all. In addition, future acquisitions may cause the Company to incur additional indebtedness. See "Management's Discussion and Analysis of Financial Condition and Results of Operations--Liquidity and Capital Resources."

     The degree to which the Company will be leveraged following this Offering could have important consequences to holders of the Notes, including, but not limited to: (1) making it more difficult for the Company to satisfy its obligations with respect to the Notes, (2) increasing the Company's vulnerability to general adverse economic and industry conditions, (3) limiting the Company's ability to obtain additional financing to fund future acquisitions, working capital, capital expenditures and other general corporate requirements, (4) requiring the dedication of a substantial portion of the Company's cash flow from operations to the payment of principal of, and interest on, its indebtedness, thereby reducing the availability of such cash flow to fund working capital, capital expenditures, or other general corporate purposes, (5) limiting the Company's flexibility in planning for, or reacting to, changes in its business and the industry and (6) placing the Company at a competitive disadvantage vis-a-vis less leveraged competitors. In addition, the Senior Credit Facility and the Old Indenture contain, and the Indenture will contain, financial and other restrictive covenants that will limit the ability of the Company to, among other things, borrow additional funds for future acquisitions or otherwise. See "--Restrictions Imposed by the Senior Credit Facility, the Old Indenture and the Indenture." Failure by the Company to comply with such covenants could result in an event of default which, if not cured or waived, could have a material adverse effect on the Company's business, financial condition and results of operations. The Company's indebtedness under the Senior Credit Facility is secured by a pledge of the stock of its subsidiaries and by liens on substantially all of its and its subsidiaries' tangible assets. In addition, the degree to which the Company is leveraged could prevent it from repurchasing all of the Notes tendered to it upon the occurrence of a Change of Control. See "Description of Other Indebtedness" and "Description of the Notes--Repurchase at Option of Holder--Change of Control."

     HOLDING COMPANY; DEPENDENCE ON SUBSIDIARIES

     The Company is a holding company with no significant assets other than the stock of its subsidiaries. In order to meet its financial needs, the Company will rely exclusively on repayments of interest and principal on intercompany loans made by the Company to its operating subsidiaries and income from dividends and other cash flow from such subsidiaries. There can be no assurance that the operating subsidiaries of the Company will generate sufficient net income to pay upstream dividends or cash flow to make payments of interest and principal to the Company in respect of its intercompany loans.

     RANKING

     The Notes, which will mature on December 1, 2008, will be subordinated in right of payment to all current and future Senior Debt of the Company and the Guarantors and will rank pari passu with the Old Notes, which mature on February 1, 2008. However the Indenture will provide that the Company will not, and will not permit any of the Guarantors to incur or otherwise become liable for any indebtedness that is subordinate or junior in right of payment to any Senior Debt and senior in any respect in right of payment to the Notes or any of the Subsidiary Guarantees. Upon any distribution to creditors of the Company in a liquidation or dissolution of the Company or in a bankruptcy, reorganization, insolvency, receivership or similar proceeding relating to the Company or its property, the holders of Senior Debt will be entitled to be paid in full in cash or Cash Equivalents (as defined herein) before any payment may be made with respect to the Notes. In addition, the subordination provisions of the Indenture will provide that payments with respect to the Notes will be blocked in the event of a payment default on Designated

Senior Debt (as defined herein) and may be blocked for up to 179 days each year in the event of certain non-payment defaults on Designated Senior Debt. In the event of a bankruptcy, liquidation or reorganization of the Company, holders of the Notes will participate ratably with all holders of subordinated indebtedness of the Company that is deemed to be of the same class as the Notes, and potentially with all other general creditors of the Company, based upon the respective amounts owed to each holder or creditor, in the remaining assets of the Company. In any of the foregoing events, there can be no assurance that there would be sufficient assets to pay amounts due on the Notes. As a result, holders of Notes may receive less, ratably, than the holders of Senior Debt. See "Description of the Notes--Subordination."

     The Company's obligations under the Notes are subordinate and junior in right of payment to all existing and future Senior Debt of the Company. As of September 30, 1998, on a pro forma basis giving effect to this Offering and the application of the net proceeds therefrom, anticipated borrowings under the Senior Credit Facility and the consummation of the Pending Acquisitions, the Company and its subsidiaries would have had approximately $897.4 million of indebtedness outstanding, of which approximately $347.4 million would have been Senior Debt, including approximately $290.4 million of borrowings under the Senior Credit Facility. The Indenture will permit the incurrence of substantial additional indebtedness, including Senior Debt, by the Company and its subsidiaries in the future. See "Description of Other Indebtedness."

     The Notes will not be guaranteed by certain of the Company's subsidiaries (the "Non-Guarantor Subsidiaries"). For the nine months ended September 30, 1998, on a pro forma basis for the 1998 Acquisitions and the Pending Acquisitions, the Non-Guarantor Subsidiaries accounted for 2%, 3% and 3% of revenues, EBITDA and assets, respectively. The Subsidiary Guarantees will be subordinated to the guarantees of Senior Debt issued by the Guarantors under the Senior Credit Facility and will be pari passu with the subsidiary guarantees of the Old Notes. See "Description of the Notes--Subsidiary Guarantees." The claims of creditors (including trade creditors) of any Non-Guarantor Subsidiary will generally have priority as to the assets of such subsidiaries over the claims of the holders of the Notes. On a pro forma basis, giving effect to the Pending Acquisitions, the amount of liabilities of the Non-Guarantor Subsidiaries, as of September 30, 1998, would have been approximately $18.2 million.

     RESTRICTIONS IMPOSED BY THE SENIOR CREDIT FACILITY, THE OLD INDENTURE AND THE INDENTURE

     The Senior Credit Facility and the Old Indenture contain, and the Indenture will contain, a number of significant covenants that, among other things, restrict the ability of the Company and its subsidiaries to dispose of assets, incur additional indebtedness, repay indebtedness, pay dividends, make certain investments, repurchase or redeem capital stock, engage in mergers or consolidations, or engage in certain transactions with subsidiaries and affiliates and that otherwise restrict corporate activities. There can be no assurance that such restrictions will not adversely affect the Company's ability to finance its future operations or capital needs or engage in other business activities that may be in the interest of the Company. In addition, the Senior Credit Facility also requires the Company to maintain compliance with certain financial ratios, including a maximum Total Leverage Ratio (as defined in the Senior Credit Facility), a maximum Senior Leverage Ratio (as defined in the Senior Credit Facility), maintenance of a minimum Fixed Charges Ratio (as defined in the Senior Credit Facility), maintenance of a minimum Pro Forma Interest Expense Ratio (as defined in the Senior Credit Facility) and maintenance of a minimum Debt Service Ratio (as defined in the Senior Credit Facility). The ability of the Company to comply with such ratios and limits may be affected by events beyond the Company's control. A breach of any of these covenants or the inability of the Company to comply with the required financial ratios or limits could result in an event of default under the Senior Credit Facility. In the event of any such event of default, the lenders under the Senior Credit Facility could elect to declare all borrowings outstanding under the Senior Credit Facility, together with accrued interest and other fees, to be due and payable, to require the Company to apply all of its available cash to repay such borrowings or to prevent the Company from making debt service payments on the Notes, any of which would be an Event of Default (as defined herein) under the Notes. If the Company were unable to repay any such borrowings when due, the lenders could proceed against their collateral. In connection with the Senior Credit Facility, the Company and the Guarantors have granted the lenders thereunder a continuing security interest in all of their tangible assets and the capital stock of each Guarantor. If the indebtedness under the Senior Credit Facility, the Old Notes or the Notes were to be accelerated, there can be no assurance that the assets of the Company would be sufficient to repay such indebtedness in full. See "--Company-Specific Risks--Pending Acquisitions," "Description of Other Indebtedness" and "Description of the Notes."


     FRAUDULENT CONVEYANCE


     Management believes that the indebtedness of the Company and the Guarantors represented by the Notes is being incurred for proper purposes and in good faith, and that the Company and the Guarantors are solvent, have sufficient capital for carrying on their respective businesses and will be able to pay their respective debts as they mature. Notwithstanding management's belief, however, under federal and state fraudulent transfer laws, if a court of competent jurisdiction in a suit by an unpaid creditor or a representative of creditors (such as a trustee in bankruptcy or a debtor-in-possession) were to find that, at the time of the incurrence of such indebtedness, the Company was insolvent, was rendered insolvent by reason of such incurrence, was engaged in a business or transaction for which its remaining assets constituted unreasonably small capital, intended to incur, or believed that it would incur, debts beyond its ability to pay such debts as they matured, or intended to hinder, delay or defraud its creditors, and that the indebtedness was incurred for less than reasonably equivalent value, then such court could, among other things, (1) void all or a portion of the Company's or the Guarantors' obligations to the Holders (as defined herein) of the Notes, the effect of which would be that the Holders of the Notes might not be paid in full and/or
(2) subordinate the Company's or the Guarantors' obligations to the Holders of the Notes to other existing and future indebtedness of the Company and the Guarantors to a greater extent than would otherwise be the case, the effect of which would be to entitle such other creditors to which the Notes were not previously subordinated to be paid in full before any payment could be made on the Notes. See "--Substantial Leverage."


     The measures of insolvency for purposes of the foregoing considerations will vary depending upon the law applied in any proceeding with respect to the foregoing. Generally, however, the Company or a Guarantor would be considered insolvent if (1) the sum of its debts, including contingent liabilities, were greater than the saleable value of all of its assets at a fair valuation or if the present fair saleable value of its assets were less than the amount that would be required to pay its probable liability on its existing debts, including contingent liabilities, as they become absolute and mature or (2) it could not pay its debts as they become due.


     The Company believes that, in accordance with the facts examined in connection with this Offering, the Company and the Guarantors will be solvent at the time of this Offering. There can be no assurance, however, as to what standard a court would apply in making such determinations or that a court would agree with the Company's or the Guarantors' conclusions in this regard.


     POTENTIAL INABILITY TO FUND A CHANGE OF CONTROL OFFER


     If Mr. Sillerman directly or indirectly owns less than 30% of the combined voting power of the Company's common stock (and in certain other circumstances), a "Change of Control" will occur under the Senior Credit Facility. This would require the Company to repay all outstanding debt under the Senior Credit Facility. Additionally, if anyone other than Mr. Sillerman becomes the beneficial owner of over 35% of the voting power of the outstanding Company common stock (and in certain other circumstances), then a "Change of Control" will occur under the Old Indenture and the Indenture. This would require the Company to offer to repurchase the outstanding Old Notes and Notes at 101% of the principal amount thereof plus accrued and unpaid interest and Liquidated Damages, if any, to the date of repurchase. The Company may not have sufficient funds available at the time of a Change of Control to perform these obligations, and may otherwise be prevented from performing these obligations by the terms of its indebtedness. Notwithstanding these provisions, the Company could enter into certain transactions, including certain recapitalizations, that would not constitute a Change of Control but would increase the amount of debt outstanding at such time. See "Description of Other Indebtedness," "Description of the Notes--Repurchase at Option of Holders--Change of Control" and "Principal Stockholders."

     DISCRETIONARY USE OF FUNDS

     As described in "Use of Proceeds," the Company expects to use the proceeds of this Offering to repay substantially all of its borrowings under the revolving portion of the Senior Credit Facility. After such repayment, the Company will have increased borrowing availability under the Senior Credit Facility and will have wide discretion over the use of any funds it subsequently borrows under the Senior Credit Facility. See "Use of Proceeds."

     ABSENCE OF PUBLIC MARKET; RESTRICTIONS ON TRANSFER

     The Notes offered hereby have not been registered under the Securities Act. Accordingly, the Notes may only be offered or sold pursuant to an exemption from the registration requirements of the Securities Act or pursuant to an effective registration statement. The Company is required to commence an exchange offer for the Notes, or to register resales of the Notes under the Securities Act, within certain time periods set forth herein. See "Description of the Notes--Registration Rights; Liquidated Damages" and "Transfer Restrictions." However, there is no existing market for the Notes and, although the Notes are expected to be eligible for trading in PORTAL, there can be no assurance as to the liquidity of any markets that may develop for the Notes, the ability of holders of the Notes to sell their Notes, or the prices at which holders would be able to sell their Notes. Future trading prices of the Notes will depend on many factors, including, among other things, the Company's ability to effect the Exchange Offer, prevailing interest rates, the Company's operating results and the market for similar securities. The Initial Purchasers have advised the Company that they currently intend to make a market in the Notes offered hereby. However, they are not obligated to do so and any market making may be discontinued at any time without notice. The Company does not intend to apply for listing of the Notes on any securities exchange or over-the-counter market.


COMPANY-SPECIFIC RISKS

     ABSENCE OF COMBINED OPERATING HISTORY; POTENTIAL INABILITY TO INTEGRATE ACQUIRED BUSINESSES

     The business of the Company has been developed principally through the acquisition of established live entertainment businesses, all of which have been acquired since January 1997. Prior to their acquisition by the Company, these acquired companies operated independently. In addition, both of the businesses to be acquired in the Pending Acquisitions currently operate independently. The Company's acquisitions have significantly increased, and the Pending Acquisitions will further increase, the size and operations of the Company. The Unaudited Pro Forma Condensed Combined Financial Statements include the combined operating results of the acquired businesses and the businesses to be acquired in Pending Acquisitions during periods when they were not under common control or management, and therefore may not necessarily be indicative of the results that would have been attained had the Company and such businesses operated on a combined basis during those periods. On a pro forma basis, as of and for the nine months ended September 30, 1998, the 1998 Acquisitions and the Pending Acquisitions represented 74% and 11% of the Company's revenues and 67% and 16% of its assets, respectively. The Company's prospects should be considered in light of the numerous risks commonly encountered in business combinations. There can be no assurance that the Company's management group will be able to effectively integrate the acquired businesses and the businesses to be acquired in the Pending Acquisitions. The Company's business, financial condition and results of operations could be materially adversely affected if the Company is unable to retain the key personnel that have contributed to the historical performances of the acquired businesses, the Company or the businesses to be acquired in the Pending Acquisitions. See "--Dependence on Key Personnel" and "Business."

     PENDING ACQUISITIONS

     Although management believes that the consummation of the Pending Acquisitions is in the Company's best interests, it will involve substantial expenditures and certain risks normally associated with acquisitions on the part of the Company. There can be no assurance that the Pending Acquisitions will be completed successfully or, if completed, will yield the expected benefits to the Company or will not materially adversely affect the Company's business, financial condition or results of operations.

     Financing Matters. The aggregate consideration to be paid in the Pending Acquisitions is expected to consist of approximately $103.1 million in cash, including the repayment of approximately $33.1 million in debt and the issuance of approximately 2,188,246 shares of Class A common stock (of which 1,758,139 shares are estimated to be issued in the Marquee Acquisition, assuming an SFX Stock Price of $46.50). See "Agreements Related to the Pending Acquisitions." The Company intends to finance the cash portion of the purchase price with borrowings under the Senior Credit Facility. The availability of funds under the Senior Credit Facility is subject to certain financial covenants, and there can be no assurance that the funds required to complete the Pending Acquisitions will be available to the Company when needed. See "--Risks Relating to the Notes--Substantial Leverage," "--Potential Conflicts of Interest," "Management's Discussion and Analysis of Financial Condition and Results of Operations--Liquidity and Capital Resources," "Description of Other Indebtedness" and "Agreements Related to the Pending Acquisitions."

     Cellar Door. Although the Company has entered into a letter of intent to acquire Cellar Door, it has not yet entered into a definitive agreement. It may be unable to enter into such a definitive agreement, in which case it may be unable to close the Cellar Door acquisition. If it is unable to complete the Cellar Door acquisition, it may be required to pay the seller liquidated damages of $10.0 million.

     General. There can be no assurance as to when or which of the Pending Acquisitions will be consummated or that they will be consummated on the terms described herein or at all. Furthermore, the consummation of the Pending Acquisitions may fail to conform to the assumptions used in the preparation of the Unaudited Pro Forma Condensed Combined Financial Statements included herein. Therefore, in analyzing the Unaudited Pro Forma Condensed Combined Financial Statements and other information, holders of Notes should consider that the Pending Acquisitions may not be consummated on the terms described herein or at all. In addition, although the Company has conducted a due diligence investigation of the businesses it has acquired, the scope of its investigation has been limited. Although the agreements governing the Company's acquisitions generally provide for indemnification from the sellers for a limited period of time with respect to certain matters, such indemnification is subject to thresholds and limitations, and it is possible that other material matters not identified in due diligence will subsequently be identified or that the matters heretofore identified will prove to be more significant than currently expected.

     Consummation of each of the Pending Acquisitions is subject to the satisfaction or waiver of a number of closing conditions, certain of which are beyond the Company's control, including approval of the lenders under the Senior Credit Facility and, in the case of the Cellar Door Acquisition, termination or expiration of the applicable waiting period under the HSR Act. See "Business--Litigation" and "Agreements Related to the Pending
Acquisitions."

     RE-PURCHASE RIGHTS FOR CERTAIN SUBSIDIARIES

     The Company has granted rights to re-purchase certain of its subsidiaries, which may discourage potential bidders for the affected assets from negotiating with the Company. These rights include, among others:

     PACE. In connection with the Company's acquisition of PACE, Brian Becker received an option to acquire the Company's motor sports business (or, if that business is sold, the Company's theatrical business) at its fair market value. Mr. Becker may only exercise this option between February 25, 2000 and March 12, 2000. The exercise of this option would result in termination of Mr. Becker's employment agreement. Mr. Becker's exercise of this option could damage the Company's business, financial condition and results of operations.

     In addition, from February 25, 1999 to February 25, 2000, Mr. Becker will also have a right of first refusal under certain circumstances to acquire the Company's theatrical or motor sports line of business at a price equal to 95% of any proposed purchase price by a third party. On a pro forma basis for the 1998 Acquisitions and the Pending Acquisitions, specialized motor sports would have accounted for approximately 5%, and theatrical operations would have accounted for approximately 21%, of the Company's total net revenues for the nine months ended September 30, 1998.

     Don Law. The Company has granted the Don Law seller a right of first offer and refusal, with certain exceptions, over the assets the Company acquired in the Don Law Acquisition if the Company elects to sell those assets before July 2, 2000. See "Management--Employment Agreements and Arrangements with Certain Officers and Directors."

     BGP. The Company has also agreed that it will not sell the assets of BG Presents, Inc. ("BGP") before February 24, 2001, without giving the BGP sellers the opportunity to purchase the assets on the same terms.

     EXPANSION STRATEGY; NEED FOR ADDITIONAL FUNDS

     The Company is currently negotiating additional acquisitions and expects to pursue additional acquisitions of live entertainment and related businesses in the future. However, it may be unable to identify and acquire additional suitable businesses or obtain the financing necessary to acquire the businesses. After the borrowings under the Senior Credit Facility described in "Use of Proceeds," the Company anticipates having approximately $55.6 million of additional borrowing capacity available under the Senior Credit Facility, and will likely require additional financing for any additional acquisitions. Future acquisitions by the Company could result in (1) potentially dilutive issuance of equity securities, (2) the incurrence of substantial additional indebtedness and/or (3) the amortization of expenses related to goodwill and other intangible assets, any or all of which could materially adversely affect the Company's business, financial condition and results of operations. Acquisitions involve numerous risks, including difficulties in the assimilation of the operations, technologies, services and products of the acquired companies and the diversion of management's attention from other business concerns. If any acquisition occurs, the Company's business, financial condition and results of operations may be materially adversely affected. See "Management's Discussion and Analysis of Financial Condition and Results of Operations--Liquidity and Capital Resources."

     Each acquisition is subject to the prior approval of the Company's lenders under the Senior Credit Facility, and financing for any future acquisitions may be unavailable or restricted by the terms of the Senior Credit Facility, the Old Indenture and the Indenture.

     CONTROL OF VENUES

     The Company operates a number of its live entertainment venues under leasing or booking agreements, and accordingly the Company's long-term success will depend in part on its ability to renew these agreements when they expire or terminate. There can be no assurance that the Company will be able to renew these agreements on acceptable terms or at all, or that it will be able to obtain attractive agreements with substitute venues. See "Business--Services Provided--Venue Operations."

     CONTROL BY MANAGEMENT

     Upon the consummation of the Pending Acquisitions, Mr. Sillerman will beneficially own approximately 37.6% of the total voting power of the Company's common stock, and all directors and executive officers together will beneficially own approximately 43.2% of the total voting power of the Company's common stock. Accordingly, these persons will have substantial influence over the affairs of the Company, including the ability to control the election of a majority of the Company's Board of Directors (the "Board"), the decision whether to effect or prevent a merger or sale of assets (except in certain "going private transactions") and other matters requiring stockholder approval. Moreover, control by management may have the effect of discouraging certain types of "Change of Control" transactions. See "Management" and "Principal Stockholders."

     Mr. Sillerman beneficially owns 1,524,168 shares of Class B common stock, representing approximately 31.6% of the total voting power of the Company's common stock after the completion of the Pending Acquisitions, which allow him to exert substantial control in the election of directors. Each share of Class B common stock automatically converts into a share of Class A common stock upon
(1) its sale, gift, or other transfer, voluntary or involuntary, to a party that is not an Affiliate (as defined in the Certificate of Incorporation) of Mr. Sillerman or of the Company or (2) the death of Mr. Sillerman, in the case of any shares of Class B common stock held by Mr. Sillerman or any Affiliate of Mr. Sillerman. The terms of the Certificate of Incorporation contemplate that the shares of Class B common stock held by Mr. Sillerman could be transferred to an Affiliate (as defined in the Certificate of Incorporation) of Mr. Sillerman or the Company without losing their special voting rights. Changes in Mr. Sillerman's ownership in the Company could result in a Change of Control under the terms of the Indenture, the Old Indenture and the Senior Credit Facility. See "--Potential Inability to Fund a Change of Control Offer."


     DEPENDENCE ON KEY PERSONNEL


     The success of the Company depends substantially on the abilities and continued service of certain of its (and its subsidiaries') executive officers and directors. In particular, the Company will depend on the continued services of Robert F.X. Sillerman, Michael G. Ferrel, Brian Becker, David Falk, Howard
J. Tytel and Thomas P. Benson. The Company has entered into employment agreements with each of the members of its senior management team. See "--Potential Conflicts of Interest" and "Management."


     Furthermore, the operations of each of the businesses that the Company has acquired are local in nature and depend to a significant degree on the continued services of certain individuals at each business. See "Management" and "Certain Relationships and Related Transactions." The loss of any of these individuals' services could have a material adverse effect on the Company's business, financial condition and results of operations. See "--Absence of Combined Operating History; Potential Inability to Integrate Acquired Businesses."


     POTENTIAL CONFLICTS OF INTEREST


     Marquee is a publicly-traded company that, among other things, provides talent representation services to professional athletes and acts as booking agent for tours and appearances for musicians and other entertainers. The Company has agreed to acquire Marquee. See "Agreements Related to the Pending Acquisitions--Marquee." Mr. Sillerman has an aggregate equity interest of approximately 5.9% in Marquee and is the Chairman of its Board of Directors, and Mr. Tytel has an equity interest in Marquee of approximately 1.0% and is one of its directors. However, Messrs. Sillerman and Tytel did not represent the interests of Marquee in negotiations with the Company relating to the Marquee Acquisition. The Company may directly compete with Marquee prior to the consummation of the Marquee Acquisition in obtaining representation agreements with particular athletes and endorsement opportunities for its clients. In addition, the Company anticipates that, from time to time, it will enter into transactions and arrangements (particularly booking arrangements) with Marquee and Marquee's clients. In any transaction or arrangement with Marquee prior to the consummation of the Marquee Acquisition, Messrs. Sillerman and Tytel are likely to have conflicts of interest as officers and directors of the Company. These transactions or arrangements will be subject to the approval of a committee of independent members of the boards of directors of each of the Company and Marquee, except that booking arrangements in the ordinary course of business will be subject to periodic review but not the approval of each particular arrangement. Marquee also acts as a promoter of various sporting events and sports personalities, and the Company produces ice skating and gymnastics events that may compete prior to the Marquee Acquisition with events in which Marquee is involved. See "Management's Discussion and Analysis of Financial Condition and Results of Operations" and "Certain Relationships and Related Transactions--Potential Conflicts of Interest."


     The Sillerman Companies, Inc. ("TSC"), an entity controlled by Mr. Sillerman and in which Mr. Tytel also has an equity interest, has provided and will continue to provide financial consulting services to Marquee until the consummation of the Marquee Acquisition. TSC's services are provided by certain directors, officers and employees of the Company who are not separately compensated for their services by TSC. In any transaction, arrangement or competition with Marquee prior to the consummation of the Marquee Acquisition, Messrs. Sillerman and Tytel are likely to have conflicts of interest between their duties as officers and directors of the Company, on the one hand, and their duties as directors of Marquee and their interests in TSC and Marquee, on the other hand. See "Certain Relationships and Related Transactions--Triathlon Fees."

     INDEMNIFICATION ARRANGEMENTS

     The Company has certain arrangements with its directors and officers providing for indemnification. See "Certain Relationships and Related Transactions--Assumption of Employment Agreements; Certain Change of Control Payments" and "--Indemnification of Mr. Sillerman."

     COMPETITION

     Competition in the live entertainment industry is intense and is fragmented among a wide variety of entities. The Company competes on a local, regional and national basis with a number of large venue owners and entertainment promoters for the hosting, booking, promoting and producing of music concerts, theatrical shows, motor sports events and other live entertainment events. Moreover, the Company's marketing and consulting operations compete with advertising agencies and other marketing organizations. The Company and the businesses to be acquired in the Pending Acquisitions compete not only with other live entertainment events, including sporting events and theatrical presentations, but also with non-live forms of entertainment, such as television, radio and motion pictures. The talent representation industry is also highly competitive. The Company competes with both larger and smaller entities. A number of the Company's competitors have substantially greater resources than the Company. Certain of the Company's competitors may also operate on a less leveraged basis, and have greater operating and financial flexibility, than the Company. In addition, many of these competitors also have long-standing relationships with performers, producers, and promoters and may offer other services that are not provided by the Company. There can be no assurance that the Company will be able to compete successfully in this market or against these competitors. See "Business."

     REGULATORY MATTERS

     The Company's business is subject to extensive local, state and federal regulatory, licensing, approval and permit requirements, including those relating to zoning, operation of public facilities and consumer protection. Certain large acquisitions must also comply with the HSR Act. The Company may be unable to obtain the licenses, approvals and permits it requires (including under the HSR Act) from time to time in order to acquire and operate live entertainment businesses in accordance with its expansion strategy. See "Business--Regulatory Matters."

     The Federal Trade Commission and the Antitrust Division of the Department of Justice have the authority to challenge the Company's acquisitions on antitrust grounds before or after the acquisitions are completed. Each state in which the Company has operations may also challenge an acquisition under state or federal antitrust laws. In addition, the Company has received a preliminary inquiry from the U.S. Department of Justice seeking information on the overall scope of the Company's operations, including the Cellar Door Acquisition. While the Company believes that its operations and its plan of acquisitions are in compliance with applicable antitrust laws, there can be no assurance that the results of such inquiry will not have a material adverse impact on the Company's business, results of operations and financial condition or its ability to close the Cellar Door Acquisition. See "Business--Regulatory Matters."

     ENVIRONMENTAL MATTERS

     The Company has real property relating to its business, consisting of fee interests, leasehold interests and other contractual interests. The Company's properties are subject to foreign, federal, state and local environmental laws and regulations regarding the use, storage, disposal, emission, release and remediation of hazardous and non-hazardous substances, materials or wastes, including laws relating to noise emissions (which may affect, among other things, the hours of operation of the Company's venues). Further, under certain of these laws and regulations, the Company could be held strictly, jointly and severally liable for the remediation of hazardous substance contamination at its facilities or at third-party waste disposal sites, and could also be held liable for any personal or property damage related to any contamination. The Company believes that it is in substantial compliance with all of these laws and regulations, and has performed preliminary environmental assessments of all of the properties that are wholly-owned, without identifying material environmental hazards. Although the level of future expenditures cannot be determined with certainty, the Company does not anticipate, based on currently known facts, that its environmental costs are likely to have a material adverse effect on the Company's business, financial condition and results of operations.

     FUTURE CHARGES TO EARNINGS; FUTURE CONTINGENT PAYMENTS

     Consummation of the 1997 and 1998 Acquisitions resulted in and, together with the Pending Acquisitions, will continue to result in, substantial charges to earnings relating to interest expense and the recognition and amortization of goodwill and other intangible assets; these charges will increase the Company's losses or reduce or eliminate its earnings, if any. As of September 30, 1998, on a pro forma basis, the Company had goodwill and other intangible assets of approximately $1.1 billion. Goodwill and other intangible assets are being amortized using the straight line method over 15 years. See "Unaudited Pro Forma Condensed Combined Financial Statements" and "Management's Discussion and Analysis of Financial Condition and Results of Operations--Liquidity and Capital Resources." Additionally, certain options issued, or anticipated to be issued, by the Company will require the Company to record future non-cash charges to earnings. These non-cash charges to earnings will increase the Company's losses or reduce or eliminate its earnings, if any. See "Certain Relationships and Related Transactions," "Management--Employment Agreements and Arrangements with Certain Officers and Directors" and "--Compensation of Directors."

     In addition, the Company is obligated to pay purchase price adjustments relating to certain of its acquisitions and other future contingent payments under certain circumstances. See "Management's Discussion and Analysis of Financial Condition and Results of Operations--Liquidity and Capital Resources--Future Contingent Payments."

     YEAR 2000 COMPLIANCE

     Year 2000 issues exist when computers record dates using two digits (rather than four) and then use the dates for arithmetic operations, comparisons or sorting. A two-digit recording may recognize a date using "00" as 1900 rather than 2000, which could cause computer systems to perform inaccurate computations or to fail to operate.

     The Company is currently working to resolve the Year 2000 problem in its computer systems, and is in the process of installing new accounting and reporting systems. These systems will provide better reporting and analysis than the Company's current systems and also will be Year 2000 compliant. The Company anticipates that implementing these systems will cost it approximately $4.5 million, of which it already has spent approximately $2.4 million. The Company anticipates addressing all material Year 2000 problems with its computer systems before January 1, 2000.

     In addition, Year 2000 problems of other companies with which it does business may affect the Company. It is examining its vendors' Year 2000 compliance and is attempting to ensure that the companies on which it relies heavily are Year 2000 compliant. However, the Company cannot predict the effect of the Year 2000 problem on those companies or the economy in general, or the resulting effect on it.

     Although the Company does not anticipate being subject to a material impact in this area, if it and the companies with which it does business do not take adequate preventative action, then the Year 2000 problem could damage its business, financial condition and results of operations. See "Management's Discussion and Analysis of Financial Condition and Results of Operations--Year 2000 Compliance."


RISKS RELATING TO THE INDUSTRY

     ECONOMIC CONDITIONS AND CONSUMER TASTES

     The Company's operations are affected by general economic conditions and consumer tastes. The demand for live entertainment tends to be highly sensitive to consumers' disposable incomes, and thus a decline in general economic conditions that generally reduces consumers' disposable incomes could, in turn, materially adversely affect the Company's revenues. In addition, the profitability of events promoted or produced by the Company is directly related to the ancillary revenues generated by those events, and the ancillary revenues decrease with lower attendance levels. The success of a music concert, theatrical show or motor sports event depends on public tastes, which are unpredictable and susceptible to change, and may also be significantly affected by the number and popularity of competitive productions, concerts or events as well as other forms of entertainment. It is impossible for the Company to predict the success of any music concert, theatrical show or motor sports event. In addition, decreased attendance, a change in public tastes or an increase in competition could have a material adverse effect on the Company's business, financial condition and results of operations.


     AVAILABILITY OF ARTISTS AND EVENTS


     The Company's success and ability to sell tickets (including subscriptions) is highly dependent on the availability of popular musical artists, Touring Broadway Shows and specialized motor sports talent, among other performers of live entertainment. The Company's results of operations have been adversely affected in periods where fewer popular musical artists and/or popular theatrical productions were available for presentation. There can be no assurance that popular musical artists, theatrical shows or specialized motor sports talent will be available to the Company in the future. The lack of availability of these artists and productions could have a material adverse effect on the Company's business, financial condition and results of operations.


     RISKS RELATED TO THE REPRESENTATION OF ATHLETES


     With the consummation of the FAME acquisition, the Company became a leading full-service marketing and management company specializing in the representation of team sports athletes, primarily in professional basketball. A significant portion of FAME's revenues to date has been derived from a small number of clients in professional basketball. The Company estimates that five of FAME's basketball clients accounted for approximately 78% of FAME's revenues for the nine months ended September 30, 1998 and, on a pro forma basis, FAME's EBITDA would have comprised approximately 3% of the Company's EBITDA for the same period. The amount of endorsement and other revenues which these clients generate is a function of, among other things, such clients' professional performance and public appeal. Factors beyond the Company's control, such as a client's injury, declining skill, declining public appeal or conduct in violation of team or league policy, as well as labor unrest in the sports industry, could have a material adverse affect on the Company's operations. In the event of a labor interruption, for example, revenues related to the negotiation of a client's contract (absent a retroactive payment for games missed as part of any settlement) would generally cease for the duration of the stoppage. Endorsement revenues, which generally require that a player be on an active roster, might also be affected in the event of a labor interruption. Representation agreements with clients are generally for a term equal to the term of the player's professional sports contract, but are terminable on 15 days' notice (although FAME would continue to be entitled to the revenue streams generated during the remaining term of any contracts which it negotiated). The termination or expiration of contracts with certain clients could also have a material adverse effect on the Company's operations and results of operations.


     The owners of the teams of the NBA have instituted a "lock-out" of the basketball players on their respective teams, causing cancellation of some of the games for the 1998-99 basketball season. If such NBA lock-out continues for an extended period of time, it will have a significant negative impact on FAME. See "Management's Discussion and Analysis of Financial Condition and Results of Operations--Results of Operations--Representation of Professional Athletes."

                                USE OF PROCEEDS

     The proceeds from this Offering of $200 million, net of approximately $7.5 million of discounts, fees and expenses (including fees to be paid in connection with obtaining the consent of the lenders under the Senior Credit Facility), will be used to repay substantially all outstanding borrowings under the revolving portion of the Senior Credit Facility. The revolving debt to be repaid bears interest (as of October 30, 1998) at a rate of 7.89%. See "Management's Discussion and Analysis of Financial Condition and Results of Operations." The Company anticipates using its additional borrowing availability under the Senior Credit Facility as follows:



    Cash Portion of Cellar Door Acquisition(1) ....................... $ 70,000,000
    Repayment of Debt of Marquee(2) ..................................   33,140,000
    Fees and Expenses Related to the Pending Acquisitions(3) .........    7,500,000
    Other Payment(4) .................................................   26,250,000
                                                                       ------------
      Total Uses of Funds(5) ......................................... $136,890,000
                                                                       ============

----------
(1) Includes the repayment of approximately $23.5 million of debt. The Company has entered into a binding letter of intent to acquire Cellar Door but has not yet entered into a definitive agreement. Assumes that the Company does not elect to pay cash in lieu of issuing a portion of the consideration in stock. There can be no assurance that the Cellar Door acquisition will be consummated on the terms described herein or at all. See "Agreements Related to the Pending Acquisitions."

(2) Payable in connection with repayment of Marquee indebtedness. Such amount may vary depending on the date such acquisition is completed. There can be no assurance that the Marquee acquisition will be consummated on the terms described herein or at all. See "Agreements Related to the Pending Acquisitions."

(3) Consists of fees and expenses in connection with the Pending Acquisitions. The information relating to fees and expenses is based on management's estimates, and may not be indicative of, and are likely to vary from, the actual fees and expenses incurred by the Company relating to this Offering and the Pending Acquisitions.

(4) Consists of a tax indemnity payment due on December 31, 1998. Management's estimates of the amount of the indemnity payment are based on assumptions that management believes are reasonable. However, upon the completion of all final tax returns, including any potential tax audits, such assumptions could be modified in a manner that would result in a significant variance in the actual amount of the tax indemnity. See "Management's Discussion and Analysis of Financial Condition and Results of Operations."

(5) Following the Company's borrowings under the Senior Credit Facility as described above, the Company anticipates having approximately $55.6 million in remaining borrowing availability thereunder. The availability of funds under the Senior Credit Facility is subject to certain financial covenants, and there can be no assurance that funds will be available to the Company thereunder when needed. See "Management's Discussion and Analysis of Financial Condition and Results of Operations."



     If either of the Pending Acquisitions is not consummated, the Company will be able to use the borrowing availability under the Senior Credit Facility for any other purpose permitted by the terms of the Senior Credit Facility, the Indenture and the Old Indenture.

                                 CAPITALIZATION

     The following table sets forth, as of September 30, 1998, (1) the historical capitalization of the Company, (2) the pro forma capitalization of the Company to reflect this Offering and the application of the proceeds and
(3) the pro forma capitalization of the Company to reflect this Offering, anticipated borrowings under the Senior Credit Facility and the consummation of the Pending Acquisitions. This information should be read in conjunction with the financial statements and the related notes thereto included elsewhere herein.



                                                                               SEPTEMBER 30, 1998
                                                                  ---------------------------------------------
                                                                                 (IN THOUSANDS)
                                                                                                    PRO FORMA
                                                                                                     FOR THIS
                                                                                                     OFFERING
                                                                                    PRO FORMA        AND THE
                                                                                     FOR THIS        PENDING
                                                                      ACTUAL         OFFERING      ACQUISITIONS
                                                                  -------------   -------------   -------------
                                                                   (UNAUDITED)     (UNAUDITED)     (UNAUDITED)
Cash and cash equivalents .....................................    $   65,589      $   65,589      $   78,202
                                                                   ==========      ==========      ==========
Debt:
Senior Credit Facility ........................................    $  346,000      $  153,500      $  290,390
9 1/8% Senior Subordinated Notes due February 1, 2008 .........       350,000         350,000         350,000
Notes offered hereby ..........................................            --         200,000         200,000
Other long-term debt ..........................................        23,122          23,122          23,122
Capital lease obligations .....................................        12,922          12,922          12,922
Deferred purchase consideration ...............................        10,430          10,430          20,995
                                                                   ----------      ----------      ----------
 Total debt ...................................................       742,474         749,974         897,429
                                                                   ----------      ----------      ----------
Temporary equity--stock subject to redemption(1) ..............        16,500          16,500          19,920
                                                                   ----------      ----------      ----------
Stockholders' equity:
Preferred stock, $.01 par value, 25,000,000 shares
 authorized, none outstanding as of September 30,
 1998 actual and pro forma ....................................            --              --              --
Class A common stock, $.01 par value, 100,000,000
 shares authorized, 28,753,194 shares issued and
 outstanding as of September 30, 1998 actual and pro
 forma for this Offering, and 30,941,441 shares issued
 and outstanding pro forma(2) .................................           288             288             309
Class B common stock, $.01 par value, 10,000,000 shares
 authorized, 1,697,037 shares issued and outstanding as
 of September 30, 1998 actual and pro forma ...................            17              17              17
Additional paid-in capital ....................................       431,617         431,617         533,343
Deferred compensation .........................................        (7,397)         (7,379)         (7,397)
Accumulated deficit(3) ........................................       (28,314)        (28,314         (28,314)
                                                                   ----------      ----------      ----------
 Total stockholders' equity ...................................       396,211         396,211         497,958
                                                                   ----------      ----------      ----------
  Total capitalization ........................................    $1,155,185      $1,162,685      $1,415,307
                                                                   ==========      ==========      ==========

----------
(1) The PACE agreement provides that each PACE seller shall have an option, exercisable during a period beginning on February 25, 2003 and ending 90 days thereafter, to require the Company to purchase up to one-third of the shares of Class A common stock received by such PACE seller (representing 500,000 shares in the aggregate) for a cash purchase price of $33.00 per share. With certain limited exceptions, the option rights are not assignable by the PACE sellers. The maximum amount payable under the options ($16.5 million) has been presented as temporary equity in the Company's historical balance sheet, and the increase on a pro forma basis represents Marquee's potential obligation to repurchase 545,135 shares of Marquee common stock issued in connection with certain of its acquisitions, of which 59,027 shares are in escrow. Marquee has determined that it is probable that the financial thresholds required to be met for the release of these escrowed shares will be achieved in 1998. These shares are not included in stockholders' equity.

(2) Gives effect on a pro forma basis to the issuance of (1) an aggregate of 1,758,138 shares of Class A common stock estimated to be issued in the Marquee Acquisition and (2) an aggregate of 430,108 shares of Class A common stock anticipated to be issued in the Cellar Door Acquisition. Does not include (1) shares issuable, subject to certain conditions, upon conversion of the Class B common stock or (2) shares issuable upon exercise of outstanding options. See "Management--Employment Agreements and Arrangements with Certain Officers and Directors" and "Certain
     Relationships and Related Transactions--Issuance to Stock to Holders of
      Broadcasting's Options and SARs."

(3) Retained earnings (accumulated deficit) on a pro forma basis have not been adjusted for future charges to earnings that will result from the issuance of stock and options granted to certain executive officers and other employees of the Company. See "Management's Discussion and Analysis of Financial Condition and Results of Operations--Liquidity and Capital Resources."

                     SELECTED CONSOLIDATED FINANCIAL DATA
                   (IN THOUSANDS, EXCEPT PER SHARE AMOUNTS)


     The Selected Consolidated Financial Data of the Company includes the historical financial statements of Delsener/Slater, the predecessor of the Company, for each of the four years ended December 31, 1996. The statement of operations data with respect to Delsener/Slater for the year ended December 31, 1993, and the balance sheet data as of December 31, 1993 and 1994 is unaudited. The financial information presented below should be read in conjunction with the information set forth in "Unaudited Pro Forma Condensed Combined Financial Statements" and the notes thereto and the historical financial statements and notes thereto of the Company, the 1997 Acquisitions, the 1998 Acquisitions and the Pending Acquisitions included herein. The pro forma summary data for the year ended December 31, 1997 and the nine months ended September 30, 1998 have been derived from the unaudited pro forma condensed combined financial statements, which, in the opinion of management, reflect all adjustments necessary for a fair presentation of the transactions for which such pro forma financial information is given. Results of operations for unaudited interim periods are not necessarily indicative of the results that may occur for any other interim or annual period.




                                                             YEAR ENDED DECEMBER 31,
                                  -----------------------------------------------------------------------------
                                                                                                      1997
                                                                                                   PRO FORMA
                                                                                                  FOR THE 1997
                                                                                                 ACQUISITIONS,
                                                                                                    THE 1998
                                                                                                 ACQUISITIONS,
                                                                                                  THE PENDING
                                                   PREDECESSOR                                    ACQUISITIONS
                                  ----------------------------------------------                    AND THIS
                                     1993         1994        1995       1996         1997          OFFERING
                                  ---------- ------------- ---------- ---------- -------------- ---------------
                                                                                                  (UNAUDITED)
STATEMENT OF OPERATIONS DATA:
Revenue .........................  $46,526      $92,785     $47,566    $ 50,362   $     96,144    $ 1,001,732
Operating expenses ..............   45,635      90,598       47,178      50,686         83,417        889,860
Depreciation &
 amortization(1) ................      762         755          750         747          5,431         89,039
Corporate expenses (2) ..........       --          --           --          --          2,206          8,000
Non-cash charges ................       --          --           --          --             --          1,367
                                   -------      -------     -------    --------   ------------    -----------
Operating income (loss) .........      129       1,432         (362)     (1,071)         5,090         13,466
Interest expense ................     (148)       (144)        (144)        (60)        (1,590)       (80,147)
Other income ....................       85         138          178         198            295          4,280
Equity income (loss) from
 investments ....................       --            (9)       488         524            509          4,948
                                   -------      ---------   -------    --------   ------------    -----------
Income (loss) before income
 taxes ..........................       66       1,417          160        (409)         4,304        (57,453)
Income tax provision ............      (57)           (5)       (13)       (106)          (490)        (4,915)
                                   -------      ---------   -------    --------   ------------    -----------
Net income (loss) ...............  $     9      $1,412      $   147    $   (515)         3,814        (62,368)
                                   =======      ========    =======    ========
Accretion on temporary
 equity--stock subject to
 redemption (3) .................                                                           --         (3,300)
                                                                                  ------------    -----------
Net income (loss) applicable
 to common shares ...............                                                 $      3,814    $   (65,668)
                                                                                  ============    ===========
Net income (loss) per
 common share (4) ...............                                                 $       0.26    $     (2.16)
Weighted average common
 shares outstanding (4) .........                                                   14,626,061     30,941,441
OTHER OPERATING DATA:
EBITDA (5) ......................  $   891      $2,187      $   388    $   (324)  $     10,521    $   103,872
                                   =======      ========    =======    ========   ============    ===========
Cash flow from:
 Operating activities ...........               $2,959      $  (453)   $  4,214   $      1,005
 Investment activities ..........                   --           --        (435)       (73,296)
 Financing activities ...........                 (477)        (216)     (1,431)        78,270
 Ratio of earnings to fixed
  charges (6) ...................      1.2x        4.6x         1.4x         --          2.5x              --



                                        NINE MONTHS ENDED SEPTEMBER 30,
                                  --------------------------------------------
                                                                     1998
                                                                   PRO FORMA
                                                                 FOR THE 1997
                                                                 ACQUISITIONS,
                                                                   THE 1998
                                                                 ACQUISITIONS,
                                                                  THE PENDING
                                                                 ACQUISITIONS
                                      ACTUAL         ACTUAL        AND THIS
                                       1997           1998         OFFERING
                                  -------------- -------------- --------------
                                    (UNAUDITED)    (UNAUDITED)    (UNAUDITED)
STATEMENT OF OPERATIONS DATA:
Revenue .........................  $     74,396   $    680,376   $ 1,037,148
Operating expenses ..............        63,045        602,538       910,631
Depreciation &
 amortization(1) ................         4,041         40,381        76,579
Corporate expenses (2) ..........         1,307          5,839         6,000
Non-cash charges ................            --         32,895        33,262
                                   ------------   ------------   -----------
Operating income (loss) .........         6,003         (1,277)       10,676
Interest expense ................          (956)       (31,709)      (60,110)
Other income ....................           213          2,152         1,703
Equity income (loss) from
 investments ....................         1,344          3,964         5,968
                                   ------------   ------------   -----------
Income (loss) before income
 taxes ..........................         6,604        (26,870)      (41,763)
Income tax provision ............        (2,952)        (3,333)       (4,617)
                                   ------------   ------------   -----------
Net income (loss) ...............         3,652        (30,203)  $   (46,380)
                                                                 ===========
Accretion on temporary
 equity--stock subject to
 redemption (3) .................            --         (1,925)       (2,475)
                                   ------------   ------------   -----------
Net income (loss) applicable
 to common shares ...............  $      3,652   $    (32,128)  $   (48,855)
                                   ============   ============   ===========
Net income (loss) per
 common share (4) ...............  $       0.25   $      (1.38)  $     (1.60)
Weighted average common
 shares outstanding (4) .........    14,382,778     23,262,122    30,941,441
OTHER OPERATING DATA:
EBITDA (5) ......................  $     10,044   $     71,999   $   120,517
                                   ============   ============   ===========
Cash flow from:
 Operating activities ...........  $        789   $     22,307
 Investment activities ..........       (71,997)      (852,240)
 Financing activities ...........        78,302        889,543
 Ratio of earnings to fixed
  charges (6) ...................         3.1x              --            --

                                                         DECEMBER 31,                           SEPTEMBER 30, 1998
                                      -------------------------------------------------- --------------------------------
                                                                                                             PRO FORMA
                                                                                                          FOR THE PENDING
                                                    PREDECESSOR                                            ACQUISITIONS
                                      ---------------------------------------                                AND THIS
                                         1993      1994      1995      1996      1997         ACTUAL         OFFERING
                                      --------- --------- --------- --------- ---------- --------------- ----------------
BALANCE SHEET DATA:                                                                         (UNAUDITED)      (UNAUDITED)
Current assets ......................  $1,823    $4,453    $3,022    $6,191    $ 11,220   $    165,727     $    196,687
Property and equipment, net .........   4,484     3,728     2,978     2,231      59,685        275,000          312,881
Intangible assets, net ..............      --        --        --        --      60,306        904,929        1,088,640
Total assets ........................   6,420     8,222     6,037     8,879     146,942      1,391,548        1,651,636
Current liabilities .................   4,356     3,423     3,138     7,973      21,514        166,540          163,470
Long-term debt, including
 current portion ....................      --     1,830        --        --      16,178        742,474          897,429
Temporary equity--stock subject
 to redemption (3) ..................      --        --        --        --          --         16,500           19,920
Shareholders' equity ................   6,420     2,969     2,900       907     102,144        396,211          497,958

----------
(1) Depreciation and amortization includes $1,014,000 of integration costs incurred during the nine months ended September 30, 1998.

(2) Corporate expenses are reduced by $1,794,000 and $398,000 for consulting fees earned from Triathlon for the year ended December 31, 1997 and for the nine months ended September 30, 1998, respectively. The right to receive consulting fees payable under the agreement with Triathlon was assigned to the Company by Broadcasting in connection with the Spin-Off. Triathlon has agreed to be acquired by a third party, and when acquired, it will cease paying consulting fees. Should such acquisition not occur, future fees may vary, above the minimum fee of $500,000, depending upon the level of acquisition and financing activities of Triathlon.

(3) The PACE acquisition agreement provides that each PACE seller has a Fifth Year Put Option, exercisable during a period beginning on the fifth anniversary of the closing of the PACE acquisition and ending 90 days thereafter, to require the Company to purchase up to one-third of the Company's Class A common stock received by that PACE seller (representing 500,000 shares in the aggregate) for a cash purchase price of $33.00 per share. With certain limited exceptions, the Fifth Year Put Option rights are not assignable by the sellers. The maximum amount payable under all Fifth Year Put Options ($16,500,000) has been recorded as temporary equity. See "Management's Discussion and Analysis of Financial Condition and Results of Operations--Liquidity and Capital Resources."

(4) Includes 500,000 shares of the Company's Class A common stock issued to the PACE sellers in connection with the Fifth Year Put Options; these shares are not included in calculating the net loss per common share.

(5) "EBITDA" is defined as earnings before interest, taxes, non-cash charges, other income, net equity income (loss) from investments and depreciation and amortization. Although EBITDA is not a measure of performance calculated in accordance with GAAP, the Company believes that EBITDA is accepted by the entertainment industry as a generally recognized measure of performance and is used by analysts who report publicly on the performance of entertainment companies. Nevertheless, this measure should not be considered in isolation or as a substitute for operating income, net income, net cash provided by operating activities or any other measure for determining the Company's operating performance or liquidity which is calculated in accordance with GAAP.

  There are other adjustments that could affect EBITDA but have not been reflected herein. Had such adjustments been made, Adjusted EBITDA on a pro forma basis would have been approximately $117,164,000 for the year ended December 31, 1997 and $129,735,000 for the nine months ended September 30, 1998. The adjustments include the expected cost savings in connection with the 1998 Acquisitions and the Pending Acquisitions associated with the elimination of duplicative staffing and general and administrative expenses of $8,344,000 and $3,250,000, and include equity income from investments of $4,948,000 and $5,968,000, for the year ended December 31, 1997 and the nine months ended September 30, 1998, respectively. While management believes that such cost savings are achievable, the Company's ability to fully achieve such cost savings is subject to numerous factors, certain of which may be beyond the Company's control.

(6) For purposes of computing the ratio of earnings to fixed charges, "earnings" consists of earnings before income taxes and fixed charges. "Fixed Charges" consists of interest on all indebtedness. Earnings were insufficient to cover Fixed Charges by $393,000 for the year ended December 31, 1996, $26,413,000 for the nine months ended September 30, 1998, $35,795,000 on a pro forma basis for the nine months ended September 30, 1998, and $52,505,000 on a pro forma basis for the year ended December 31, 1997.

          UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL STATEMENTS


     The following Unaudited Pro Forma Condensed Combined Financial Statements and notes thereto contain forward-looking statements that involve risks and uncertainties, including those described in "Risk Factors" or elsewhere herein. Therefore, the actual results of the Company may differ materially from those discussed herein. See "Risk Factors." The Company undertakes no obligation to publicly release the result of any revisions to these forward-looking statements that may be made to reflect any future events or circumstances.


     In the opinion of management, all adjustments necessary to fairly present this pro forma information have been made. The Unaudited Pro Forma Condensed Combined Financial Statements are based upon, and should be read in conjunction with, the historical financial statements of the Company and certain of the businesses previously acquired by the Company and the respective notes to such financial statements contained elsewhere herein. The pro forma information is based upon tentative allocations of purchase price and does not purport to be indicative of the results that would have been reported had such events actually occurred on the date specified, nor is it indicative of the Company's future results. Purchase accounting is based upon preliminary asset valuations, which are subject to change.

     The Company entered the live entertainment business in January 1997 with the acquisition of Delsener/Slater. In March 1997, the Company acquired the Meadows Music Theater ("Meadows") and in June 1997 the Company acquired Sunshine Promotions, Inc. and certain other related companies ("Sunshine Promotions") (collectively, the "1997 Acquisitions").

     In January 1998, the Company acquired Westbury Music Fair. In February 1998, the Company acquired PACE, Pavilion Partners ("Pavilion"), The Contemporary Group of Companies, (collectively "Contemporary"), BG Presents, Inc. ("BGP"), and Album Network, Inc., SJS Entertainment Corporation and the Network 40 (collectively "Network"). In March 1998, the Company acquired Concert/ Southern Promotions ("Concert/Southern") and United Sports of America Motor Sports ("USA Motorsports"). In May 1998, the Company acquired Irvine Meadows Amphitheater, New Avalon, Inc., TBA Media, Inc. and West Coast Amphitheater (collectively "Avalon"). In June 1998, the Company acquired Oakdale Concerts, LLC and Oakdale Development Limited Partnership (collectively "Oakdale") and FAME. In July 1998, the Company acquired Don Law. In September 1998, the Company acquired Magicworks Entertainment Incorporated ("Magicworks"). During the third quarter of 1998, the Company acquired seven companies (collectively the "Other Acquisitions") which operate in the Company's theatrical and music segments. The acquisitions of Westbury Music Fair, PACE, Pavilion, Contemporary, BGP, Network, Concert/Southern, USA Motorsports, Avalon, Oakdale, FAME, Don Law, Magicworks, and the Other Acquisitions are collectively referred to herein as the "1998 Acquisitions."

     In addition, the Company has entered into the merger agreement, as amended, with respect to the Marquee Acquisition. The Company expects to incur approximately $6.0 million of fees and expenses related to this transaction. The Company has also entered into a letter of intent to acquire all of the outstanding capital stock of Cellar Door pursuant to the Cellar Door Acquisition for an aggregate purchase price of $70.0 million in cash, Class A common stock with a value of $20.0 million and $8.5 million payable in five equal annual installments beginning on the first anniversary of the closing date. In addition, the Company will issue to the seller options to purchase 100,000 shares of the Company's Class A common stock. The acquisitions of Marquee and Cellar Door are collectively referred to herein as the "Pending Acquisitions." See "Agreements Related to the Pending Acquisitions."

     The Unaudited Pro Forma Condensed Combined Balance Sheet at September 30, 1998 is presented as if the Company had completed this Offering and the Pending Acquisitions as of September 30, 1998.

     The Unaudited Pro Forma Condensed Combined Statements of Operations for the year ended December 31, 1997 and the nine months ended September 30, 1998 are presented as if the Company had completed the 1997 Acquisitions, the 1998 Acquisitions, this Offering and the Pending Acquisitions as of January 1, 1997.


     In addition, the Unaudited Pro Forma Condensed Combined Financial Statements do not reflect certain purchase price adjustments and future contingent payments, which may be payable pursuant to the various acquisition agreements. See "Risk Factors--Company-Specific Risks--Future Charges to Earnings; Future Contingent Payments."

                            SFX ENTERTAINMENT, INC.
             UNAUDITED PRO FORMA CONDENSED COMBINED BALANCE SHEET
                              SEPTEMBER 30, 1998
                                (IN THOUSANDS)




                                                                                     PENDING ACQUISITIONS
                                                                                               I
                                                                        -----------------------------------------------
                                                              SFX           CELLAR                       PRO FORMA
                                                         ENTERTAINMENT       DOOR        MARQUEE        ADJUSTMENTS
                                                            (ACTUAL)          A             B                C
                                                        --------------- ------------- ------------- -------------------
ASSETS:
Current assets ........................................    $  165,727     $ (62,405)    $ (17,275)      $  110,640(a)
Property and equipment, net ...........................       275,000        34,986         2,895               --
Intangible assets, net ................................       904,929        65,635       110,576            7,500(b)
Other assets ..........................................        45,892         2,088         5,814             (366)(d)
                                                           ----------     ---------     ---------       ----------
Total Assets ..........................................    $1,391,548     $  40,304     $ 102,010       $  117,774
                                                           ==========     =========     =========       ==========
LIABILITIES AND STOCKHOLDERS' EQUITY:
Current liabilities ...................................    $  166,540     $  11,729     $  11,451       $  (26,250)(c)
Deferred taxes ........................................        60,601            --            --               --
Senior Credit Facility ................................       346,000            --            --          (55,610)(c)
Old Notes .............................................       350,000            --            --               --
Notes offered hereby ..................................            --            --            --          200,000(a)
Other long-term debt ..................................        23,122            --            --               --
Capital lease obligations .............................        12,922            --            --               --
Deferred Purchase Consideration .......................        10,430         6,788         3,777               --
Other liabilities .....................................         5,354         1,787         1,615               --
Minority interest .....................................         3,868            --            --             (366)(d)
Temporary equity--stock subject to redemption .........        16,500            --         3,420               --
Stockholders' equity ..................................       396,211        20,000        81,747               --
                                                           ----------     ---------     ---------       ----------
Total Liabilities & Stockholders' Equity ..............    $1,391,548     $  40,304     $ 102,010       $  117,774
                                                           ==========     =========     =========       ==========


                                                            PRO FORMA
                                                         FOR THE PENDING
                                                         ACQUISITIONS AND
                                                          THIS OFFERING
                                                        -----------------
ASSETS:
Current assets ........................................     $  196,687
Property and equipment, net ...........................        312,881
Intangible assets, net ................................      1,088,640
Other assets ..........................................         53,428
                                                            ----------
Total Assets ..........................................     $1,651,636
                                                            ==========
LIABILITIES AND STOCKHOLDERS' EQUITY:
Current liabilities ...................................     $  163,470
Deferred taxes ........................................         60,601
Senior Credit Facility ................................        290,390
Old Notes .............................................        350,000
Notes offered hereby ..................................        200,000
Other long-term debt ..................................         23,122
Capital lease obligations .............................         12,922
Deferred Purchase Consideration .......................         20,995
Other liabilities .....................................          8,756
Minority interest .....................................          3,502
Temporary equity--stock subject to redemption .........         19,920
Stockholders' equity ..................................        497,958
                                                            ----------
Total Liabilities & Stockholders' Equity ..............     $1,651,636
                                                            ==========

I. PENDING ACQUISITIONS


A. CELLAR DOOR ACQUISITION




                                                          AS OF SEPTEMBER 30, 1998 (IN THOUSANDS)
                                                     --------------------------------------------------
                                                                          PRO FORMA         CELLAR DOOR
                                                      AS REPORTED        ADJUSTMENTS        ACQUISITION
                                                     -------------   -------------------   ------------
ASSETS:
Current assets ...................................      $ 9,095         $   (71,500)(a)     $ (62,405)
Property and equipment, net ......................       34,986                  --            34,986
Intangible assets, net ...........................          256              58,591 (b)        65,635
                                                                              6,788 (c)
Other assets .....................................        4,420              (2,332)(d)         2,088
                                                        -------         -----------         ---------
Total Assets .....................................      $48,757         $    (8,453)        $  40,304
                                                        =======         ===========         =========
LIABILITIES & STOCKHOLDERS' EQUITY:
Current liabilities ..............................      $16,130         $    (4,401)(d)     $  11,729
Long-term debt ...................................       23,500             (23,500) (a)           --
Deferred Purchase Consideration ..................           --               6,788 (c)         6,788
Other Liabilities ................................        1,787                  --             1,787
Stockholders' equity .............................        7,340              (7,340)(e)        20,000
                                                                             20,000 (a)
                                                        -------         -----------         ---------
Total Liabilities & Stockholders' Equity .........      $48,757         $    (8,453)        $  40,304
                                                        =======         ===========         =========

----------
PRO FORMA ADJUSTMENTS:

(a) To reflect the Cellar Door Acquisition for $71,500,000 in cash including the repayment of $23,500,000 of Cellar Door's debt and $1,500,000 of fees and expenses, and the issuance of 430,108 shares of the Company's Class A common stock valued at approximately $20,000,000.

(b) To reflect the excess of the purchase price paid over the fair value of net tangible assets acquired of $58,591,000.

(c) To reflect the issuance of an $8,500,000 promissory note to certain sellers with a present value of $6,788,000.

(d)   To reflect the elimination of related parties' notes.

(e) To reflect the elimination of Cellar Door's historical stockholders' equity.

B. MARQUEE ACQUISITION




                                                                 AS OF SEPTEMBER 30, 1998 (IN THOUSANDS)
                                                            --------------------------------------------------
                                                                                 PRO FORMA           MARQUEE
                                                             AS REPORTED        ADJUSTMENTS        ACQUISITION
                                                            -------------   -------------------   ------------
ASSETS:
Current assets ..........................................      $21,825          $  (39,100)(a)     $ (17,275)
Property and equipment, net .............................        2,895                  --             2,895
Intangible assets, net ..................................       59,648              50,928 (b)       110,576
Other assets ............................................        5,814                  --             5,814
Total Assets ............................................      $90,182          $   11,828         $ 102,010
                                                               =======          ==========         =========
LIABILITIES & STOCKHOLDERS' EQUITY:
Current liabilities .....................................      $11,451          $       --         $  11,451
Long-term debt ..........................................       33,140             (33,140)(a)            --
Deferred purchase consideration .........................        3,777                  --             3,777
Other liabilities .......................................        1,615                  --             1,615
Temporary equity -- stock subject to redemption .........        3,420                  --             3,420
Stockholders' equity ....................................       36,779             (36,779)(c)        81,747
                                                                                    81,747 (a)
                                                               -------          ----------         ---------
Total Liabilities & Stockholders' Equity ................      $90,182          $   11,828         $ 102,010
                                                               =======          ==========         =========

----------
PRO FORMA ADJUSTMENTS:

(a) To reflect the issuance of 1,758,138 shares of the Company's Class A common stock valued at $81,747,000 (which assumes that the SFX Stock Price is $46.50 per share) and the repayment of $33,140,000 of the Marquee's debt and $6,000,000 in cash for related fees and expenses.


(b) To reflect the excess of the purchase price paid over the fair value of net tangible assets acquired of $50,928,000.

(c)  To reflect the elimination of Marquee's stockholders' equity.


C. PRO FORMA ADJUSTMENTS:

(a) Represents the application of the net proceeds of this Offering to repay substantially all of the revolving portion of the Senior Credit Facility, and borrowings under such facility to finance the cash purchase price of the Pending Acquisitions of $110,640,000, including the repayment of Marquee's debt and related fees and expenses. See "Use of Proceeds."

(b)  To record debt issuance costs related to this Offering.

(c) Reflects the payment of the $26,250,000 tax indemnification liability on December 31, 1998 and a $55,610,000 net paydown of existing borrowings under the credit agreement.

(d) Reflects the elimination of PACE's minority interest due to the Cellar Door Acquisition.

                            SFX ENTERTAINMENT, INC.
        UNAUDITED PRO FORMA CONDENSED COMBINED STATEMENT OF OPERATIONS
                         YEAR ENDED DECEMBER 31, 1997
                   (IN THOUSANDS, EXCEPT PER SHARE AMOUNTS)



                                                      SFX
                                                 ENTERTAINMENT       1997
                                                    (ACTUAL)     ACQUISITIONS   1998 ACQUISITIONS
                                                       I              II               III
                                                --------------- -------------- ------------------
Revenue .......................................     $96,144        $14,243         $ 774,055
Operating expenses ............................      83,417        13,293            688,757
Depreciation & amortization ...................       5,431         1,402             68,426
Corporate expenses, net of Triathlon fees .....       2,206            --              5,794
Non-cash charges ..............................          --            --                 --
                                                    -------        -------         ---------
Operating income (loss) .......................       5,090          (452)            11,078
Interest expense ..............................       1,590           171             59,168
Equity (income) loss from investments .........        (509)           --             (4,813)
Other (income) expenses .......................        (295)             (1)          (2,640)
                                                    -------        ---------       ---------
Income/(loss) before
 income tax expense ...........................       4,304          (622)           (40,637)
Income tax expense (benefit) ..................         490            --              4,367
                                                    -------        --------        ---------
Net income (loss) .............................     $ 3,814        $ (622)         $  45,004
                                                                   ========        =========
Accretion on put option .......................          --
                                                    -------
Net income (loss) applicable to common
 share ........................................     $ 3,814
                                                    =======
Net income (loss) per common share ............     $   .26
                                                    =======
Weighted average common shares
 outstanding (1) ..............................      14,445
                                                    =======



                                                                        PENDING ACQUISITIONS
                                                                                 IV
                                                               ---------------------------------------
                                                                                                            PRO FORMA
                                                                                                           FOR THE 1997
                                                   PRO FORMA                                            ACQUISITIONS, THE
                                                 FOR THE 1997                                           1998 ACQUISITIONS,
                                                 ACQUISITIONS                              PRO FORMA      THIS OFFERING
                                                 AND THE 1998   CELLAR DOOR    MARQUEE    ADJUSTMENTS    AND THE PENDING
                                                 ACQUISITIONS        A            B            C           ACQUISITIONS
                                                -------------- ------------- ----------- ------------- -------------------
Revenue .......................................   $ 884,442       $63,966     $ 53,324     $      --       $1,001,732
Operating expenses ............................     785,467        58,165       46,228            --          889,860
Depreciation & amortization ...................      75,259         5,595        7,685           500           89,039
                                                         --
Corporate expenses, net of Triathlon fees .....       8,000            --           --            --            8,000
Non-cash charges ..............................          --            --        1,367            --            1,367
                                                  ---------       -------     --------     ---------       ----------
Operating income (loss) .......................      15,716           206       (1,956)         (500)          13,466
Interest expense ..............................      60,929            --           --        19,218           80,147
Equity (income) loss from investments .........      (5,322)         (601)          --           975           (4,948)
Other (income) expenses .......................      (2,936)         (369)          --          (975)          (4,280)
                                                  ---------       -------     --------     ---------       ----------
Income/(loss) before
 income tax expense ...........................     (36,955)        1,176       (1,956)      (19,718)         (57,453)
Income tax expense (benefit) ..................       4,857             5           53            --            4,915
                                                  ---------       -------     --------     ---------       ----------
Net income (loss) .............................   $ (41,812)      $ 1,171     $ (2,009)    $ (19,718)      $  (62,368)
                                                  =========       =======     ========     =========       ==========
Accretion on put option .......................                                                                (3,300)
                                                                                                           ----------
Net income (loss) applicable to common
 share ........................................                                                            $  (65,668)
                                                                                                           ==========
Net income (loss) per common share ............                                                            $    (2.16)
                                                                                                           ==========
Weighted average common shares
 outstanding (1) ..............................                                                            $   30,941
                                                                                                           ==========

-------
(1) Includes 500,000 shares of the Company's Class A common stock issued to the PACE sellers in connection with the Fifth Year Put Option (such shares are not included in calculating the net loss per common share).

I. THE COMPANY'S ACTUAL OPERATING RESULTS FOR THE YEAR ENDED DECEMBER 31, 1997


     EBITDA for the year ended December 31, 1997 was $10,521,000 and $103,872,000 for the Company on an actual basis and a pro forma basis, respectively. EBITDA is defined as earnings before interest, taxes, non-cash charges, other income, net, equity income (loss) from investments and depreciation and amortization. Although EBITDA is not a measure of performance calculated in accordance with GAAP, the Company believes that EBITDA is accepted by the entertainment industry as a generally recognized measure of performance and is used by analysts who report publicly on the performance of entertainment companies. Nevertheless, this measure should not be considered in isolation or as a substitute for operating income, net income, net cash provided by operating activities or any other measure for determining the Company's operating performance or liquidity which is calculated in accordance with GAAP.


     There are other adjustments that could affect EBITDA but have not been reflected herein. Had such adjustments been made, Adjusted EBITDA on a pro forma basis would have been approximately $117,164,000 for the year ended December 31, 1997. The adjustments include the expected cost savings in connection with the 1998 Acquisitions and Pending Acquisitions associated with the elimination of duplicative staffing and general and administrative expenses of $8,344,000, and equity income from investments of $4,948,000. While management believes that such cost savings are achievable, the Company's ability to fully achieve such cost savings is subject to numerous factors, certain of which may be beyond the Company's control. See "Risk Factors."


II. 1997 ACQUISITIONS


     The Company acquired Delsener/Slater, Meadows and Sunshine Promotions on January 2, 1997, March 20, 1997 and June 24, 1997, respectively. These adjustments represent the historical operating results of Meadows and Sunshine Promotions prior to their respective acquisitions by the Company.

III. 1998 ACQUISITIONS


     The Company acquired PACE (including USA Motor Sports), Pavilion, Contemporary, BGP, Network and Concert/Southern on February 25, 1998, February 27, 1998, February 24, 1998, February 27, 1998 and March 4, 1998, respectively. In June 1998, the Company acquired FAME, Avalon and Oakdale. In July 1998, the Company acquired Don Law and in September 1998 the Company acquired Magicworks. In addition, in the third quarter of 1998, the Company acquired seven other companies herein defined as the Other Acquisitions. The following represents the historical operating results of these companies prior to their acquisition by the Company.




                                                   YEAR ENDED DECEMBER 31, 1997 (IN THOUSANDS)
                              -------------------------------------------------------------------------------------
                                   PACE
                                    AND                                                    CONCERTS
                                 PAVILION     CONTEMPORARY       BGP         NETWORK       SOUTHERN        FAME
                               ACQUISITIONS    ACQUISITION   ACQUISITION   ACQUISITION   ACQUISITION   ACQUISITION
                                     A              B             C             D             E             F
                              -------------- -------------- ------------- ------------- ------------- -------------
Revenue .....................    $284,360       $103,300      $105,553       $28,322       $14,797       $10,881
Operating expenses ..........     260,256         91,220        96,630        19,577        12,520         3,457
Depreciation &
 amortization ...............       6,053          1,320         1,027           351            79           115
Corporate expenses ..........          --             --            --            --            --            --
Other expenses ..............          --             --            --            --            --            --
                                 --------       --------      --------       -------       -------       -------
Operating income (loss) .....      18,051         10,760         7,896         8,394         2,198         7,309
Interest expense ............       6,772            266           917           195            --            79
Equity (income) loss from
 investments ................      (7,399)            --            --            --            48            --
Other (income) expenses......       1,290           (357)         (270)          (78)          (60)         (143)
                                 --------       --------      --------       -------       -------       -------
Income (loss) before
 income tax expense .........      17,388         10,851         7,249         8,277         2,210         7,373
Income tax expense
 (benefit) ..................       3,569             --         1,687           127            --           700
                                 --------       --------      --------       -------       -------       -------
Net income (loss) ...........    $ 13,819       $ 10,851      $  5,562       $ 8,150       $ 2,210       $ 6,673
                                 ========       ========      ========       =======       =======       =======



                                                      YEAR ENDED DECEMBER 31, 1997 (IN THOUSANDS)
                              -------------------------------------------------------------------------------------------
                                  AVALON       OAKDALE       DON LAW      MAGICWORKS       OTHER          PRO FORMA
                               ACQUISITION   ACQUISITION   ACQUISITION   ACQUISITION   ACQUISITIONS      ADJUSTMENTS
                                    G             H             I             J              K                L
                              ------------- ------------- ------------- ------------- -------------- -------------------
Revenue .....................    $27,265       $16,435       $50,588       $39,504       $ 93,050                --
Operating expenses ..........     22,564        14,720        43,741        36,455         87,617                --
Depreciation &
 amortization ...............        410            51         2,033           634            430            55,923 (a)
Corporate expenses ..........         --            --            --            --             --             5,794 (b)
Other expenses ..............         --            --            --            --             --                --
                                 -------       -------       -------       -------       --------            ------
Operating income (loss) .....      4,291         1,664         4,814         2,415          5,003           (61,717)
Interest expense ............         94         1,508         1,072           686            254            47,325 (c)
Equity (income) loss from
 investments ................         --            --            --            --         (1,561)              862 (d)
                                                                                                              1,581 (e)
                                                                                                              1,656 (f)
Other (income) expenses......         --           (79)         (329)         (135)            39              (862)(d)
                                                                                                             (1,656)(f)
                                 -------       -------       -------       -------       --------        ----------
Income (loss) before
 income tax expense .........      4,197           235         4,071         1,864          6,271          (110,623)
Income tax expense
 (benefit) ..................        949            --            --           747             22            (2,834)(g)
                                                                                                               (600)(h)
                                 -------       -------       -------       -------       --------        ----------
Net income (loss) ...........    $ 3,248       $   235       $ 4,071       $ 1,117       $  6,249       $  (107,189)
                                 =======       =======       =======       =======       ========       ===========



                               YEAR ENDED
                               DECEMBER 31,
                                   1997
                              (IN THOUSANDS)
                              --------------
                                PRO FORMA
                                 FOR THE
                                   1998
                               ACQUISITIONS
                              -------------
Revenue .....................   $ 774,055
Operating expenses ..........     688,757
Depreciation &
 amortization ...............      68,426
Corporate expenses ..........       5,794
Other expenses ..............          --
                                ---------
Operating income (loss) .....      11,078
Interest expense ............      59,168
Equity (income) loss from
 investments ................      (4,813)
Other (income) expenses......      (2,640)
                                ---------
Income (loss) before
 income tax expense .........     (40,637)
Income tax expense
 (benefit) ..................       4,367
                                ---------
Net income (loss) ...........   $ (45,004)
                                =========

A. PACE AND PAVILION ACQUISITIONS


     Reflects the PACE Acquisition, the separate acquisition of two partners' interest in the Pavilion partnership that owns certain amphitheaters operated by PACE and the acquisition of USA Motor Sports by PACE in March 1998.




                                                           YEAR ENDED DECEMBER 31, 1997 (IN THOUSANDS)
                                         -------------------------------------------------------------------------------
                                                                                                              PACE AND
                                              PACE          PAVILION      USA MOTOR        PRO FORMA          PAVILION
                                          AS REPORTED     AS REPORTED       SPORTS        ADJUSTMENTS       ACQUISITIONS
                                         -------------   -------------   -----------   -----------------   -------------
Revenue ..............................     $176,168        $ 98,632        $8,560         $   1,000(a)       $284,360
Operating expenses ...................      170,169          83,258         8,306            (1,477)(b)       260,256
Depreciation & amortization ..........        1,985           4,045            23                --             6,053
Other expenses .......................        1,139              --            --            (1,139)(c)            --
                                           --------        --------        ------         ---------          --------
Operating income (loss) ..............        2,875          11,329           231             3,616            18,051
Interest expense .....................        2,384           4,388            --                --             6,772
Equity (income) loss from
 investments .........................       (8,134)         (1,831)           --             2,566 (d)        (7,399)
Other (income) expenses ..............           53           1,304           (67)               --             1,290
                                           --------        --------        ------         ---------          --------
Income/(loss) before income tax
 expense .............................        8,572           7,468           298             1,050            17,388
Income tax expense (benefit) .........        3,569              --            --                --             3,569
                                           --------        --------        ------         ---------          --------
Net income ...........................     $  5,003        $  7,468        $  298         $   1,050          $ 13,819
                                           ========        ========        ======         =========          ========

----------
PRO FORMA ADJUSTMENTS:

(a) To reflect non-cash revenue resulting from the Company granting Blockbuster naming rights to three venues for two years for no future consideration as part of its agreement to acquire
      Blockbuster's indirect 33 1/3% interest in Pavilion.

(b) Reflects the elimination of $570,000 of certain officers' salaries and bonuses which will not be paid under the Company's new employment contracts and $907,000 of non-recurring costs incurred in connection with PACE's previously planned initial public offering, which was canceled. The amount of the pro forma adjustment to eliminate salaries and bonuses is based on the Company's agreements with the affected employees that a bonus will not be paid unless there is a significant improvement in the results of the PACE Acquisition. Accordingly, no such bonus is reflected in the pro forma statement of operations because, if PACE's results were similar to those in these pro forma statements of operations, the Company would not be contractually obligated to pay a bonus.

(c) Reflects the elimination of non-recurring restricted stock compensation to PACE executives.

(d) To eliminate PACE's income from its 33 1/3% equity investment in Pavilion.

B. CONTEMPORARY ACQUISITION


     Reflects the Contemporary Acquisition and the separate acquisition of the remaining 50% interest in Riverport Amphitheater Partners, a partnership that owns an amphitheater in St. Louis, Missouri that is operated by Contemporary.




                                                                YEAR ENDED DECEMBER 31, 1997 (IN THOUSANDS)
                                                    -------------------------------------------------------------------
                                                     CONTEMPORARY      RIVERPORT          PRO FORMA        CONTEMPORARY
                                                      AS REPORTED     AS REPORTED        ADJUSTMENTS       ACQUISITION
                                                    --------------   -------------   ------------------   -------------
Revenue .........................................     $  89,053         $14,247         $       --          $103,300
Operating expenses ..............................        90,820          11,630            (11,230)(a)        91,220
Depreciation & amortization .....................           541             779                 --             1,320
                                                      ---------         -------         ----------          --------
Operating income (loss) .........................        (2,308)          1,838             11,230            10,760
Interest expense ................................           192              74                 --               266
Equity (income) from investments ................        (1,002)             --              1,002 (b)            --
Other (income) expenses .........................          (117)           (240)                --              (357)
                                                      ---------         -------         ----------          --------
Income/(loss) before income tax expense .........        (1,381)          2,004             10,228            10,851
Income tax expense (benefit) ....................            --              --                 --                --
                                                      ---------         -------         ----------          --------
Net income (loss) ...............................     $  (1,381)        $ 2,004         $   10,228          $ 10,851
                                                      =========         =======         ==========          ========

----------
PRO FORMA ADJUSTMENTS:


(a) Reflects the elimination of certain officers' salaries and bonuses and other consulting expenses which will not be paid under the Company's new employment and other contracts. The amount of the pro forma adjustment to eliminate salaries and bonuses is based on the Company's agreements with the affected employees that a bonus will not be paid unless there is a significant improvement in the results of Contemporary. Accordingly, no such bonus is reflected in the pro forma statement of operations because, if Contemporary's results were similar to those in these pro forma statements of operations, the Company would not be contractually obligated to pay a bonus.


(b) Reflects the elimination of Contemporary's equity income in Riverport Amphitheater Partners. Contemporary has acquired its partners' 50% interest in this venture.

C. BGP ACQUISITION



                                                      YEAR ENDED DECEMBER 31, 1997 (IN THOUSANDS)
                                                    ------------------------------------------------
                                                     AS REPORTED        PRO FORMA            BGP
                                                         (A)           ADJUSTMENTS       ACQUISITION
                                                    -------------   -----------------   ------------
Revenue .........................................     $105,553         $      --          $105,553
Operating expenses ..............................       99,958            (3,328)(b)        96,630
Depreciation & amortization .....................        1,027                --             1,027
                                                      --------         ---------          --------
Operating income ................................        4,568             3,328             7,896
Interest expense ................................          917                --               917
Other (income) expenses .........................         (270)               --              (270)
                                                      --------         ---------          --------
Income/(loss) before income tax expense .........        3,921             3,328             7,249
Income tax expense (benefit) ....................        1,687                --             1,687
                                                      --------         ---------          --------
Net income ......................................     $  2,234         $   3,328          $  5,562
                                                      ========         =========          ========

----------
PRO FORMA ADJUSTMENTS:

(a)   Reflects BGP's operating results for the twelve months ended January
      31, 1998.

(b) Reflects the elimination of certain officers' salaries and bonuses and other consulting expenses which will not be paid under the Company's new employment and other contracts. The amount of the pro forma adjustment to eliminate salaries and bonuses is based on the Company's agreements with the affected employees that a bonus will not be paid unless there is a significant improvement in the results of BGP. Accordingly, no such bonus is reflected in the pro forma statement of operations because, if BGP's results were similar to those in these pro forma statements of operations, the Company would not be contractually obligated to pay a bonus.


D. NETWORK ACQUISITION



                                                      YEAR ENDED DECEMBER 31, 1997 (IN THOUSANDS)
                                                    ------------------------------------------------
                                                                        PRO FORMA          NETWORK
                                                     AS REPORTED       ADJUSTMENTS       ACQUISITION
                                                    -------------   -----------------   ------------
Revenue .........................................      $28,322         $      --          $28,322
Operating expenses ..............................       26,903            (7,326)(a)       19,577
Depreciation & amortization .....................          351                                351
                                                       -------                            -------
Operating income (loss) .........................        1,068             7,326            8,394
Interest expense, net ...........................          195                --              195
Other (income) expenses .........................          (78)               --              (78)
                                                       -------         ---------          -------
Income/(loss) before income tax expense .........          951             7,326            8,277
Income tax expense (benefit) ....................          127                --              127
                                                       -------         ---------          -------
Net income ......................................      $   824         $   7,326          $ 8,150
                                                       =======         =========          =======

----------
PRO FORMA ADJUSTMENT:

(a) Reflects the elimination of certain officers' salaries and bonuses which will not be paid under the Company's new employment contracts. The amount of the pro forma adjustment to eliminate salaries and bonuses is based on the Company's agreements with the affected employees that a bonus will not be paid unless there is a significant improvement in the results of the Network Acquisition. Accordingly, no such bonus is reflected in the pro forma statement of operations because, if Network's results were similar to those in these pro forma statements of operations, the Company would not be contractually obligated to pay a bonus.

E. CONCERT/SOUTHERN ACQUISITION



                                                   YEAR ENDED DECEMBER 31, 1997 (IN THOUSANDS)
                                                  ----------------------------------------------
                                                                                      CONCERT/
                                                                     PRO FORMA        SOUTHERN
                                                   AS REPORTED      ADJUSTMENTS      ACQUISITION
                                                  -------------   ---------------   ------------
Revenue .......................................      $14,797         $    --          $14,797
Operating expenses ............................       12,949            (429)(a)       12,520
Depreciation & amortization ...................           79              --               79
                                                     -------         -------          -------
Operating income ..............................        1,769             429            2,198
Other (income) expenses .......................          (60)             --              (60)
Equity (income) loss from investments .........           80             (32)(b)           48
                                                     -------         -------          -------
Income before income tax expense ..............        1,749             461            2,210
Income tax expense (benefit) ..................           --              --               --
                                                     -------         -------          -------
Net income ....................................      $ 1,749         $   461          $ 2,210
                                                     =======         =======          =======

----------
PRO FORMA ADJUSTMENTS:

(a) Reflects the elimination of certain officers' salaries and bonuses which will not be paid under the Company's new employment contracts. The amount of the pro forma adjustment to eliminate salaries and bonuses is based on the Company's agreements with the affected employees that a bonus will not be paid unless there is a significant improvement in the results of Concert/Southern. Accordingly, no such bonus is reflected in the pro forma statement of operations because, if Concert/Southern's results were similar to those in these pro forma statements of operations, the Company would not be contractually obligated to pay a bonus.

(b) Reflects the elimination of equity loss of a non-entertainment affiliated entity which was not acquired by the Company.


F. FAME ACQUISITION



                                                       YEAR ENDED DECEMBER 31, 1997 (IN THOUSANDS)
                                                    -------------------------------------------------
                                                                         PRO FORMA           FAME
                                                     AS REPORTED        ADJUSTMENTS       ACQUISITION
                                                    -------------   ------------------   ------------
Revenue .........................................     $ 10,881         $       --          $10,881
Operating expenses ..............................       13,002            (10,595)(a)        3,457
                                                                            1,050 (b)
Depreciation & amortization .....................          115                                 115
                                                      --------         ----------          -------
Operating income (loss) .........................       (2,236)             9,545            7,309
Interest expense ................................           79                                  79
Other (income) expenses .........................         (143)                               (143)
                                                      --------         ----------          -------
Income/(loss) before income tax expense .........       (2,172)             9,545            7,373
Income tax expense (benefit) ....................                             700 (c)          700
                                                      --------         ----------          -------
Net income (loss) ...............................     $ (2,172)        $    8,845          $ 6,673
                                                      ========         ==========          =======

----------
PRO FORMA ADJUSTMENTS:

(a) Reflects the elimination of certain officers' distributions of earnings which will not be paid under the Company's new employment contracts. The FAME Acquisition agreement provides for payments by the Company to the FAME sellers of additional amounts up to an aggregate of $15.0 million in equal annual installments over 5 years contingent on the achievement of certain financial targets and for additional payments by the Company if FAME's financial performance exceeds the target by certain amounts.

(b) Reflects salaries and officers' life insurance premiums to be paid by the Company.

(c) Reflects an adjustment to the provision for state and local income taxes.

G. AVALON ACQUISITION




                                                        YEAR ENDED DECEMBER 31, 1997 (IN THOUSANDS)
                                                    ---------------------------------------------------
                                                                        PRO FORMA          AVALON
                                                     AS REPORTED       ADJUSTMENTS       ACQUISITION
                                                    -------------   -----------------   ------------
Revenue .........................................      $27,265         $      --           $27,265
Operating expenses ..............................       24,404            (1,840)(a)        22,564
Depreciation & amortization .....................          410                                 410
Corporate expenses ..............................           --                --                --
                                                       -------         ---------           -------
Operating income (loss) .........................        2,451             1,840             4,291
Interest expense ................................           94                --                94
Other expenses ..................................        1,581            (1,581)(b)            --
                                                       -------         ---------           -------
Income/(loss) before income tax expense .........          776             3,421             4,197
Income tax expense (benefit) ....................          249               700 (c)           949
                                                       -------         ---------           -------
Net income ......................................      $   527         $   2,721           $ 3,248
                                                       =======         =========           =======

----------
PRO FORMA ADJUSTMENTS:


(a) Reflects the elimination of certain officers' bonuses and wages not expected to be paid under the Company's new employment contracts for Avalon. The amount of the pro forma adjustment to eliminate salaries and bonuses is based on the Company's agreements with the affected employees that a bonus will not be paid unless there is a significant improvement in the results of Avalon. Accordingly, no such bonus is reflected in the pro forma statement of operations because, if Avalon's results were similar to those in these pro forma statements of operations, the Company would not be contractually obligated to pay a bonus.


(b)   To reclassify PACE's equity income in Avalon following the Avalon
      Acquisition.


(c) Reflects an adjustment to the provision for state and local income taxes.


H. OAKDALE ACQUISITION




                                                      YEAR ENDED DECEMBER 31, 1997 (IN THOUSANDS)
                                                    -----------------------------------------------
                                                                      PRO FORMA        OAKDALE
                                                     AS REPORTED     ADJUSTMENTS     ACQUISITION
                                                    -------------   -------------   ------------
Revenue .........................................      $16,435           --           $16,435
Operating expenses ..............................       14,720           --            14,720
Depreciation & amortization .....................           51           --                51
                                                       -------           --           -------
Operating income (loss) .........................        1,664           --             1,664
Interest expense ................................        1,508           --             1,508
Other (income) expenses .........................          (79)          --               (79)
Equity (income) loss from investments ...........                                          --
                                                                                      -------
                                                                                           --
Income/(loss) before income tax expense .........          235           --               235
Income tax expense (benefit) ....................           --           --                --
                                                       -------           --           -------
Net income ......................................      $   235           --           $   235
                                                       =======           ==           =======

I. DON LAW ACQUISITION

                                                      YEAR ENDED DECEMBER 31, 1997 (IN THOUSANDS)
                                                    ------------------------------------------------
                                                                        PRO FORMA          DON LAW
                                                     AS REPORTED       ADJUSTMENTS       ACQUISITION
                                                    -------------   -----------------   ------------
Revenue .........................................      $50,588         $                  $50,588
Operating expenses ..............................       44,401             (610) (a)       43,741
                                                                            (50) (b)
Depreciation & amortization .....................        2,033                              2,033
                                                       -------                            -------
Operating income (loss) .........................        4,154              660             4,814
Interest expense ................................        1,072                              1,072
Other (income) expenses .........................         (329)              --              (329)
                                                       -------         --------           -------
Income/(loss) before income tax expense .........        3,411              660             4,071
Income tax expense (benefit) ....................           --               --                --
                                                       -------         --------           -------
Net income ......................................      $ 3,411         $    660           $ 4,071
                                                       =======         ========           =======

----------
PRO FORMA ADJUSTMENTS:

(a) Reflects adjustment to eliminate payments made to employees associated with membership interest.

(b) Reflects the elimination of certain officer's bonuses and wages not expected to be paid under the Company's new employment contracts. The amount of the pro forma adjustment to eliminate salaries and bonuses is based on the Company's agreements with the affected employees that a bonus will not be paid unless there is a significant improvement in the results of Don Law. Accordingly, no such bonus is reflected in the pro forma statement of operations as should Don Law's results be at a similar level to that in these pro forma statements of operations no bonus would be paid, and the Company would not be contractually obligated to pay a bonus.


J. MAGICWORKS ACQUISITION

                                                       YEAR ENDED DECEMBER 31, 1997 (IN THOUSANDS)
                                                    --------------------------------------------------
                                                                         PRO FORMA         MAGICWORKS
                                                     AS REPORTED        ADJUSTMENTS        ACQUISITION
                                                    -------------   -------------------   ------------
Revenue .........................................      $63,916          $  (24,412)(a)      $39,504
Operating expenses ..............................       60,475             (24,020)(a)       36,455
Depreciation & amortization .....................          634                                  634
                                                       -------                              -------
Operating income (loss) .........................        2,807                (392)           2,415
Interest expenses ...............................          686                                  686
Other (income) ..................................         (150)                 15 (a)         (135)
Other expenses ..................................          407                (407)(a)           --
                                                       -------          ----------          -------
Income/(loss) before income tax expense .........        1,864                                1,864
Income tax expense ..............................          747                  --              747
                                                       -------          ----------          -------
Net income ......................................      $ 1,117          $       --          $ 1,117
                                                       =======          ==========          =======

----------
PRO FORMA ADJUSTMENT:

(a) To reflect the deconsolidation of certain theatrical production partnership and concert joint ventures in which Magicworks did not control over a 50% interest.

K. OTHER ACQUISITIONS


     Reflects the historical combined operating results of the seven businesses acquired by the Company in the third quarter of 1998. In the aggregate, such acquisitions are not material to the Company's financial position or results of operations.



                                                       YEAR ENDED DECEMBER 31, 1997 (IN THOUSANDS)
                                                    -------------------------------------------------
                                                                        PRO FORMA           OTHER
                                                     AS REPORTED       ADJUSTMENTS       ACQUISITIONS
                                                    -------------   -----------------   -------------
Revenue .........................................     $ 93,050         $      --          $ 93,050
Operating expenses ..............................       89,240            (1,623)(a)        87,617
Depreciation & amortization .....................          430                                 430
Corporate expenses ..............................           --                --                --
Other expenses ..................................
Operating income (loss) .........................        3,380             1,623             5,003
Interest expense ................................          254                                 254
Equity (income) loss from investments ...........       (1,561)               --            (1,561)
Other (income) expenses .........................           39                --                39
                                                      --------         ---------          --------
Income/(loss) before income tax expense .........        4,648             1,623             6,271
Income tax expense (benefit) ....................           22                --                22
                                                      --------         ---------          --------
Net income ......................................     $  4,626         $   1,623          $  6,249
                                                      ========         =========          ========

----------
PRO FORMA ADJUSTMENT:

(a)   Reflects the elimination of consulting fees.


L. PRO FORMA ADJUSTMENTS


(a) Reflects the increase in depreciation and amortization resulting from the preliminary purchase accounting treatment of the acquisitions. The Company amortizes goodwill over 15 years.


(b) To record incremental corporate overhead charges associated with headquarters personnel and general and administrative expenses that management estimates will be necessary as a result of the the Company's acquisitions.


(c) Reflects the incremental interest expense. Associated with additional borrowing related to the 1998 Acquisitions.


(d) To reclassify Delsener/Slater's equity income in the PNC Bank Arts Center venue following the acquisition of Pavilion, which owns the other 50% equity interest in the venue.


(e)   To reclassify PACE's equity income in Avalon following the Avalon
      Acquisition.


(f)   To reflect the elimination of PACE's equity income in Magicworks.


(g) Represents an adjustment to the provision for state and local income taxes . The calculation treats all companies acquired as "C" Corporations and reflects the impact of non-deductible goodwill and tax savings related to the pro forma adjustments.


(h)   To reflect the federal tax benefit for interest expense.

IV. PENDING ACQUISITIONS


A. CELLAR DOOR ACQUISITION



                                                      YEAR ENDED DECEMBER 31, 1997 (IN THOUSANDS)
                                                    ------------------------------------------------
                                                                        PRO FORMA        CELLAR DOOR
                                                     AS REPORTED       ADJUSTMENTS       ACQUISITION
                                                    -------------   -----------------   ------------
Revenue .........................................      $63,966         $      --          $63,966
Operating expenses ..............................       61,225            (3,060)(a)       58,165
Depreciation & amortization .....................        1,613             3,982 (b)        5,595
                                                       -------         ---------          -------
Operating income (loss) .........................        1,128              (922)             206
Interest expense ................................        2,398            (2,398)(c)           --
Equity (income) loss from investments ...........         (601)               --             (601)
Other (income) expenses .........................         (369)               --             (369)
                                                       -------         ---------          -------
Income/(loss) before income tax expense .........         (300)            1,476            1,176
Income tax expense (benefit) ....................            5                --                5
                                                       -------         ---------          -------
Net income (loss) ...............................      $  (305)        $   1,476          $ 1,171
                                                       =======         =========          =======

----------
PRO FORMA ADJUSTMENTS:

(a) Reflects the elimination of certain management fees and certain officers' salaries, bonuses and other compensation which will not be paid under the Company's new employment agreements and other contracts.
(b) Reflects the increase of $3,982,000 in depreciation and amortization resulting from the preliminary purchase accounting treatment of Cellar Door. The Company amortizes goodwill over 15 years.
(c) Reflects the elimination of $2,398,000 of historical interest expense.


B. MARQUEE ACQUISITION



                              YEAR ENDED DECEMBER 31, 1997 (IN THOUSANDS)
                    ---------------------------------------------------------------
                                                                        PRO FORMA
                                                                         FOR THE
                                       MARQUEE            1997           MARQUEE
                       MARQUEE           1997           PRO FORMA         1997
                     AS REPORTED   ACQUISITIONS(1)   ADJUSTMENTS(2)   ACQUISITIONS
                    ------------- ----------------- ---------------- --------------
Revenues ..........   $ 21,268         $13,685        $       --        $34,953
Operating
 expenses .........     20,775          13,053            (1,683)(a)     32,145
Depreciation
 and
 amortization .....        371             105               953 (b)      1,429
Non-cash
 charges ..........      1,367             110              (110)(a)      1,367
                      --------         -------        ----------        -------
Operating
 income (loss) ....     (1,245)            417               840             12
Interest expense
 (income), net ....         22             120              (120)(c)         22
Income/(loss)
 before income
 taxes ............     (1,267)            297               960            (10)
Income taxes ......         45              45                --             90
                      --------         -------        ----------        -------
Net income/
 (loss) ...........   $ (1,312)        $   252        $      960        $  (100)
                      ========         =======        ==========        =======



                                      YEAR ENDED DECEMBER 31, 1997 (IN THOUSANDS)
                    -------------------------------------------------------------------------------
                                                          PRO FORMA
                                                           FOR THE
                                                           MARQUEE
                                                            1997
                                                        ACQUISITIONS,
                                                           MARQUEE
                                                           RECENT
                                                        ACQUISITIONS
                                                           AND THE
                         MARQUEE           MARQUEE         MARQUEE
                          RECENT          PRO FORMA        CREDIT         PRO FORMA       MARQUEE
                     ACQUISITIONS(3)   ADJUSTMENTS(4)     AGREEMENT    ADJUSTMENTS(5)   ACQUISITION
                    ----------------- ---------------- -------------- ---------------- ------------
Revenues ..........      $18,371        $       --        $ 53,324      $       --       $ 53,324
Operating
 expenses .........       16,974            (2,641)(a)      46,478            (250)(a)     46,228
Depreciation
 and
 amortization .....          132             3,000 (b)       4,561           3,124 (b)      7,685
Non-cash
 charges ..........           --                --           1,367              --          1,367
                         -------        ----------        --------      ----------       --------
Operating
 income (loss) ....        1,265              (359)            918          (2,874)        (1,956)
Interest expense
 (income), net ....          (32)              233 (c)       3,323          (3,323)(c)         --
                                             3,100 (d)
Income/(loss)
 before income
 taxes ............        1,297            (3,692)         (2,405)            449         (1,956)
Income taxes ......          287              (324)(e)          53              --             53
                         -------        ----------        --------      ----------       --------
Net income/
 (loss) ...........      $ 1,010        $   (3,368)       $ (2,458)     $      449       $ (2,009)
                         =======        ==========        ========      ==========       ========

(1) MARQUEE 1997 ACQUISITIONS:


   Marquee acquired ProServ and QBQ in October 1997 and included the results of their operations only from the acquisition date in its consolidated results of operations for the year ended December 31, 1997. Therefore, for pro forma purposes, the results of operations of the Marquee 1997 Acquisitions for the period prior to the acquisition date are presented separately and are as follows:




                                             YEAR ENDED DECEMBER 31, 1997 (IN
                                                       THOUSANDS)
                                             -------------------------------
                                               PROSERV      QBQ     COMBINED
                                             ----------- --------- ---------
 Revenues ..................................   $11,987    $1,698    $13,685
 Operating expenses ........................    12,166       887     13,053
 Depreciation and amortization .............       105        --        105
 Other non-cash expenses ...................       110        --        110
                                               -------    ------    -------
 Income/(loss) from operations .............      (394)      811        417
 Interest expense (income), net ............       152       (32)       120
                                               -------    ------    -------
 Income/(loss) before income taxes .........      (546)      843        297
 Income taxes ..............................        45        --         45
                                               -------    ------    -------
 Net income/(loss) .........................   $  (591)   $  843    $   252
                                               =======    ======    =======

(2) 1997 PRO FORMA ADJUSTMENTS:


(a) To reduce expenses to reflect contractually agreed to reductions in personnel, officers' salaries, employee benefits and other costs in connection with the Marquee 1997 Acquisitions for the period prior to the acquisitions.

(b) To reflect full year amortization of intangibles arising from the Marquee 1997 Acquisitions.

(c) To reduce ProServ's interest expense to reflect the reduction in debt as a result of the acquisition.

(3) MARQUEE RECENT ACQUISITIONS:


                                                            YEAR ENDED DECEMBER 31, 1997 (IN THOUSANDS)
                                      ----------------------------------------------------------------------------------------
                                       ALPHABET CITY   CAMBRIDGE     PAL(A)     TOLLIN/ROBBINS   TONY STEPHENS(A)    COMBINED
                                      --------------- ----------- ------------ ---------------- ------------------ -----------
 Revenues ...........................      $2,976       $1,319       $4,889         $5,073            $4,114         $18,371
 Operating expenses .................       2,216          768       3,775           3,648             3,388          13,795
 General and administrative
  expenses ..........................         653          571         813             846               296           3,179
                                           ------       ------       ------         ------            ------         -------
                                              107          (20)        301             579               430           1,397
 Depreciation and amortization ......           4            9          23              75                21             132
                                           ------       ------       ------         ------            ------         -------
 Income/(loss) from operations ......         103          (29)        278             504               409           1,265
 Interest expense (income), net .....          --          (12)           (8)           --               (12)            (32)
                                           ------       ------       --------       ------            ------         -------
 Income/(loss) before income
  taxes .............................         103          (17)        286             504               421           1,297
 Income taxes .......................          23           --          74              80               110             287
                                           ------       ------       -------        ------            ------         -------
 Net income/(loss) ..................      $   80       $  (17)      $ 212          $  424            $  311         $ 1,010
                                           ======       ======       =======        ======            ======         =======

----------
     (a)--Translated from British Pounds at the average exchange rate for the year.


(4) MARQUEE PRO FORMA ADJUSTMENTS:


 (a) To adjust expenses to reflect compensation agreements entered into in connection with the Marquee Recent Acquisitions.

 (b) To record the amortization of the intangibles arising from the Marquee Recent Acquisitions (over 10--15 years).

 (c) To record imputed interest expense on the obligations to certain sellers in connection with the Marquee Recent Acquisitions.


 (d) To reflect interest expense including the amortization of deferred financing costs associated with the Marquee credit agreement used to finance the Marquee Recent Acquisitions.


 (e) To record the impact of the Marquee Recent Acquisitions pro forma adjustments, net of the benefit of consolidated net operating loss carryforwards.


(5) PRO FORMA ADJUSTMENTS:

(a) Reflects the elimination of expenses associated with Marquee's status as a separate public company.

(b) Reflects the increase of $3,124,000 in depreciation and amortization resulting from the preliminary purchase accounting treatment of Marquee. The Company amortizes goodwill over 15 years.

(c) Reflects the elimination of $3,323,000 of historical interest expense.


C. PRO FORMA ADJUSTMENT

   Reflects the incremental depreciation and amortization expense and the Company's interest expense associated with this Offering related to the Pending Acquisitions and the elimination of Cellar Door's Equity Income in certain PACE companies.

                            SFX ENTERTAINMENT, INC.

        UNAUDITED PRO FORMA CONDENSED COMBINED STATEMENT OF OPERATIONS
                     NINE MONTHS ENDED SEPTEMBER 30, 1998
                   (IN THOUSANDS, EXCEPT PER SHARE AMOUNTS)



                                       SFX
                                  ENTERTAINMENT
                                    (ACTUAL)     1998 ACQUISTIONS
                                        I               II
                                 -------------- ------------------
Revenue ........................   $ 680,376         $244,718
Operating expenses .............     602,538          209,376
Depreciation & amortization,
 including integration costs ...      40,381           25,788
Corporate expenses, net of
 Triathlon fees ................       5,839              161
Noncash charges ................      32,895               --
                                   ---------         --------
Operating income (loss) ........      (1,277)           9,393
Interest expense ...............      31,709           13,988
Equity (income) loss from
 investments ...................      (3,964)          (1,270)
Other (income) expenses ........      (2,152)             449
                                   ---------         --------
Income/(loss) before income
 tax expense ...................     (26,870)          (3,774)
Income tax expense (benefit)....       3,333              280
                                   ---------         --------
Net income (loss) ..............   $ (30,203)        $ (4,054)
                                   =========         ========
Accretion on put option ........      (1,925)
                                   ---------
Net income (loss) applicable
 to common shares ..............   $ (32,128)
                                   =========
Net income (loss) per
 common share ..................   $   (1.38)
                                   =========
Weighted average common
 shares outstanding (1) ........      23,262
                                   =========



                                                                   PENDING ACQUISITIONS
                                                                            III                       PRO FORMA
                                                         -----------------------------------------  FOR THE 1998
                                                                                                    ACQUISITIONS,
                                                                                                    THIS OFFERING
                                                          CELLAR DOOR     MARQUEE      PRO FORMA       AND THE
                                      PRO FORMA FOR       ACQUISITION   ACQUISITION   ADJUSTMENTS      PENDING
                                  THE 1998 ACQUISITIONS        A             B             C        ACQUISITIONS
                                 ----------------------- ------------- ------------- ------------- --------------
Revenue ........................        $ 925,094           $63,206       $48,848                    $1,037,148
Operating expenses .............          811,914            57,390        41,327                       910,631
Depreciation & amortization,
 including integration costs ...           66,169             4,196         5,839      $     375         76,579
Corporate expenses, net of
 Triathlon fees ................            6,000                              --                         6,000
Noncash charges ................           32,895                             367                        33,262
                                        ---------                         -------                    ----------
Operating income (loss) ........            8,116             1,620         1,315           (375)        10,676
Interest expense ...............           45,697                --            --         14,413         60,110
Equity (income) loss from
 investments ...................           (5,234)             (645)           --            (89)        (5,968)
Other (income) expenses ........           (1,703)              (89)           --             89         (1,703)
                                        ---------           -------       -------      ---------     ----------
Income/(loss) before income
 tax expense ...................          (30,644)            2,354         1,315        (14,788)       (41,763)
Income tax expense (benefit)....            3,613                 4         1,000                        (4,617)
                                        ---------           -------       -------                    ----------
Net income (loss) ..............        $ (34,527)          $ 2,350       $   315      $ (14,788)       (46,380)
                                        =========           =======       =======      =========     ==========
Accretion on put option ........                                                                         (2,475)
                                                                                                     ----------
Net income (loss) applicable
 to common shares ..............                                                                        (48,855)
                                                                                                     ==========
Net income (loss) per
 common share ..................                                                                          (1.60)
                                                                                                     ==========
Weighted average common
 shares outstanding (1) ........                                                                         30,941
                                                                                                     ==========

-------
(1) Includes 500,000 shares of the Company's Class A common stock issued to the PACE sellers in connection with the Fifth Year Put Option (such shares are not included in calculating the net loss per common share).

NOTES TO PRO FORMA STATEMENTS:


I. Represents the Company's actual operating results for the nine months ended September 30, 1998.


   EDITDA for the nine months ended September 30, 1998 was $71,999,000 and $120,517,000 for the Company on an actual basis and a pro forma basis, respectively. EBITDA is defined as earnings before interest, taxes, non-cash charges, other income, net, equity income (loss) from investments and depreciation and amortization. Although EBITDA is not a measure of performance calculated in accordance with GAAP, the Company believes that EBITDA is accepted by the entertainment industry as a generally recognized measure of performance and is used by analysts who report publicly on the performance of entertainment companies. Nevertheless, this measure should not be considered in isolation or as a substitute for operating income, net income, net cash provided by operating activities or any other measure for determining the Company's operating performance or liquidity which is calculated in accordance with GAAP. Cash flows from operating, investing and financing activities for the Company for the nine months ended September 30, 1998 were $22,307,000, ($852,240) and $889,543, respectively.



   There are other adjustments that could affect EBITDA but have not been reflected herein. Had such adjustments been made, Adjusted EBITDA on a pro forma basis would have been approximately $129,735,000 for the nine months ended September 30, 1998. The adjustments include the expected cost savings in connection with the 1997 Acquisitions, the 1998 Acquisitions and the Pending Acquisitions associated with the elimination of duplicative staffing and general and administrative expenses of $3,250,000, and equity income from investments of $5,968,000. While management believes that such cost saving are achievable, the Company's ability to fully achieve such cost savings is subject to numerous factors, certain of which may be beyond the Company's control.

II. 1998 ACQUISITIONS

     The Company acquired PACE (including USA Motor Sports) Pavilion, Contemporary, BGP, Network and Concert/Southern on February 25, 1998, February 27, 1998, February 24, 1998, February 27, 1998 and March 4, 1998, respectively. In June 1998, the Company acquired FAME, Avalon and Oakdale. In July 1998 the Company acquired Don Law and in September 1998 the Company acquired Magicworks. In addition in the third quarter of 1998 the Company acquired seven other companies herein defined as the Other Acquisitions. The following represents the historical operating results of these companies prior to their acquisition by the Company.



                                                    FOR THE NINE MONTHS ENDED SEPTEMBER 30, 1998
                                                                   (IN THOUSANDS)
                                -------------------------------------------------------------------------------------
                                    PACE &                                                   CONCERT/
                                   PAVILION     COMTEMPORARY       BGP         NETWORK       SOUTHERN        FAME
                                 ACQUISITIONS    ACQUISITION   ACQUISITION   ACQUISITION   ACQUISITION   ACQUISITION
                                -------------- -------------- ------------- ------------- ------------- -------------
Revenue .......................    $ 86,206        $7,882       $ 16,075       $4,154        $  524        $2,144
Operating expenses ............      85,650         8,255         16,801        3,949           638         2,037
Depreciation &
 amortization .................       1,049           254            213           51             9            27
Corporate expenses ............          --            --             --           --            --            --
                                   --------        ------       --------       ------        ------        ------
Operating income (loss) .......        (493)         (627)          (939)         154          (123)           80
Interest expense ..............       1,148            --            165           37            --            42
Equity (income) loss from
 investments ..................         549            --             --           --            20            --
Other (income) expenses .......        (176)         (122)            67          (14)           --           (26)
Income/(loss) before
 income tax expense ...........      (2,014)         (505)        (1,171)         131          (143)           64
Income tax expense
 (benefit) ....................        (475)           --             --            3            --            --
                                   --------        ------       --------       ------        ------        ------
Net income (loss) .............    $ (1,539)       $ (505)      $ (1,171)      $  128        $ (143)       $   64
                                   ========        ======       ========       ======        ======        ======



                                                       FOR THE NINE MONTHS ENDED SEPTEMBER 30, 1998
                                                                      (IN THOUSANDS)
                                ------------------------------------------------------------------------------------------
                                                                                                            PRO FORMA
                                    AVALON       OAKDALE       DON LAW      MAGICWORKS       OTHER         ADJUSTMENTS
                                 ACQUISITION   ACQUISITION   ACQUISITION   ACQUISITION   ACQUISITIONS           A
                                ------------- ------------- ------------- ------------- -------------- ------------------
Revenue .......................   $  2,269        $5,982       $20,566       $54,547       $44,369        $        --
Operating expenses ............      3,805         5,322        17,035        52,362        26,444            (13,185)(a)
                                                                                                                  263 (b)
Depreciation &
 amortization .................        220            28         2,661            --           191             21,085 (c)
Corporate expenses ............         --            --            --            --            --                161 (d)
                                  --------        ------       -------       -------       -------        -----------
Operating income (loss) .......     (1,756)          632           870         2,185        17,734             (8,324)
Interest expense ..............                                                                404             12,192 (e)
Equity (income) loss from
 investments ..................       (370)           --            --          (235)         (958)              (276)(f)
Other (income) expenses .......         --            --          (166)           --           240                370 (g)
                                                                                                                  276 (f)
                                                                                                          -----------
Income/(loss) before
 income tax expense ...........     (1,386)          632         1,036         2,420        18,048            (20,886)
Income tax expense
 (benefit) ....................         --            --            --           950            --               (198)(h)
                                  --------        ------       -------       -------       -------        -----------
Net income (loss) .............   $ (1,386)       $  632       $ 1,036       $ 1,470       $18,048        $   (20,688)
                                  ========        ======       =======       =======       =======        ===========



                                FOR THE NINE
                                 MONTHS ENDED
                                SEPTEMBER 30,
                                     1998
                                (IN THOUSANDS)
                                --------------
                                  PRO FORMA
                                   FOR THE
                                     1998
                                 ACQUISITIONS
                                -------------
Revenue .......................   $244,718
Operating expenses ............    209,376
Depreciation &
 amortization .................     25,788
Corporate expenses ............        161
                                  --------
Operating income (loss) .......      9,393
Interest expense ..............     13,988
Equity (income) loss from
 investments ..................     (1,270)
Other (income) expenses .......        449
Income/(loss) before
 income tax expense ...........     (3,774)
Income tax expense
 (benefit) ....................        280
                                  --------
Net income (loss) .............   $ (4,054)
                                  ========

-------
A. PRO FORMA ADJUSTMENTS:
(a) To reflect the elimination of $10,723,000 of PACE's non-cash stock and other non-recurring compensation, $1,173,000 and $1,289,000 of Network's and FAME's excess compensation, respectively.

(b) Reflects salaries and officers' life insurance premiums to be paid by the Company.

(c) Reflects the increase of $21,085,000 in depreciation and amortization resulting from the preliminary purchase accounting treatment of the 1998 Acquisitions. The Company amortizes goodwill over 15 years.

(d) To record incremental corporate overhead, personnel and administrative expenses that management estimates will be necessary as a result of the Company's acquisitions.

(e) Reflects the incremental interest expense associated with additional borrowing related to the 1998 Acquisitions.

(f)   Reflects the elimination of PACE's equity income in certain
      Magicworks tours.
(g) To reclassify $370,000 of PACE's equity income in Avalon following the Avalon acquisition.

(h) Represents an adjustment to the provision for state and local income taxes and a Federal tax benefit for interest expense at Magicworks. The calculation treats all companies to be acquired as "C"
      Corporations and reflects the impact of non-deductible goodwill.

III. PENDING ACQUISITIONS


A. CELLAR DOOR ACQUISITION




                                                NINE MONTHS ENDED SEPTEMBER 30, 1998 (IN
                                                               THOUSANDS)
                                              --------------------------------------------
                                                                PRO FORMA      CELLAR DOOR
                                               AS REPORTED     ADJUSTMENTS     ACQUISITION
                                              ------------- ----------------- ------------
Revenue .....................................    $63,206       $      --        $63,206
Operating expenses ..........................     58,020            (630)(a)     57,390
Depreciation & amortization .................      1,272           2,924 (b)      4,196
                                                 -------       ---------        -------
Operating income (loss) .....................      3,914          (2,294)         1,620
Interest expense ............................      1,610          (1,610)(c)         --
Equity (income) loss from investments .......       (645)             --           (645)
Other income ................................        (89)             --            (89)
                                                 -------       ---------        -------
Income/(loss) before income tax expense .....      3,038            (684)         2,354
Income tax expense (benefit) ................          4              --              4
                                                 -------       ---------        -------
Net income (loss) ...........................    $ 3,034       $    (684)       $ 2,350
                                                 =======       =========        =======

----------
PRO FORMA ADJUSTMENTS:

(a) Reflects the elimination of certain management fees which will not be paid under the Company's new agreements.

(b) Reflects the increase of $2,924,000 in depreciation and amortization resulting from the preliminary purchase accounting treatment of Cellar Door. The Company amortizes goodwill over 15 years.

(c) Reflects the elimination of $1,610,000 of historical interest expense.


B. MARQUEE ACQUISITION




                                    NINE MONTHS ENDED SEPTEMBER 30, 1998 (IN
                                                   THOUSANDS)
                                  --------------------------------------------
                                                     MARQUEE
                                                      RECENT        PRO FORMA
                                   AS REPORTED   ACQUISITIONS(1)   ADJUSTMENT
                                  ------------- ----------------- ------------
Revenue .........................    $35,470         $13,378        $     --
Operating expenses ..............     31,965          11,370          (1,563)
                                                                        (181)
                                                                        (164)
Depreciation &
 amortization ...................      1,463              66           2,044
Corporate expenses ..............         --              --              --
Non cash charges ................        367              --
                                     -------         -------
Operating income (loss) .........      1,675           1,942            (132)
Interest expense ................        120             (17)            176
Equity (income) loss from
 investment .....................         --              --              --
Other (income) expenses .........         --              --              --
                                     -------         -------        --------
Income/(loss) before
 income tax expense .............      1,555           1,959          (2,388)
Income tax expense
 (benefit) ......................        541             161              --
                                     -------         -------        --------
Net income (loss) ...............    $ 1,014         $ 1,798        $ (2,686)
                                     =======         =======        ========



                                     NINE MONTHS ENDED SEPTEMBER 30, 1998 (IN THOUSANDS)
                                  ---------------------------------------------------------
                                          PRO FORMA
                                       FOR THE MARQUEE
                                   RECENT ACQUISITIONS AND
                                     THE MARQUEE CREDIT         PRO FORMA         MARQUEE
                                          AGREEMENT           ADJUSTMENTS(2)    ACQUISITION
                                  ------------------------ ------------------- ------------
Revenue .........................          $48,848            $        --         $48,848
Operating expenses ..............           41,427                   (100)(a)      41,327
Depreciation &
 amortization ...................            3,569                  2,270 (b)       5,839
Corporate expenses ..............               --                     --              --
Non cash charges ................              367                     --             367
                                           -------            -----------         -------
Operating income (loss) .........            3,485                 (2,170)          1,315
Interest expense ................            2,359                 (2,359))(c)         --
Equity (income) loss from
 investment .....................               --                     --              --
Other (income) expenses .........               --                     --              --
                                           -------            -----------         -------
Income/(loss) before
 income tax expense .............            1,126                    189           1,315
Income tax expense
 (benefit) ......................            1,000                     --           1,000
                                           -------            -----------         -------
Net income (loss) ...............          $   126            $       189         $   315
                                           =======            ===========         =======

(1) MARQUEE RECENT ACQUISITIONS:




                                                            NINE MONTHS ENDED SEPTEMBER 30, 1998 (IN THOUSANDS)
                                            ------------------------------------------------------------------------------------
                                                                                                           TONY
                                             ALPHABET CITY   CAMBRIDGE     PAL (A)    TOLLIN/ROBBINS   STEPHENS (A)    COMBINED
                                            --------------- ----------- ------------ ---------------- -------------- -----------
Revenues ..................................     $1,476         $691        $2,576         $5,509          $3,126       $13,378
Operating expenses ........................      1,532         459         2,872           3,683          2,824         11,370
Depreciation and amortization .............          4           2            --              50             10             66
                                                ------         ----        ------         ------          ------       -------
Income/(loss) from operations .............        (60)        230          (296)          1,776            292          1,942
Interest expense (income), net ............         --            (1)           (8)           --               (8)         (17)
                                                ------         ------      --------       ------          --------     -------
Income/(loss) before income taxes .........        (60)        231          (288)          1,776            300          1,959
Income taxes ..............................         20          85           (30)             --             86            161
                                                ------         -----       -------        ------          -------      -------
Net income/(loss) .........................     $  (80)        $146        $(258)         $1,776          $ 214        $ 1,798
                                                ======         =====       =======        ======          =======      =======

(a)--Translated from British Pounds at the average translation rate for the period.


----------
(2) PRO FORMA ADJUSTMENTS:


(a) Reflects the elimination of expenses associated with Marquee's status as a separate public company.

(b) Reflects the increase of $2,270,000 in depreciation and amortization resulting from the preliminary purchase accounting treatment of Marquee. The Company amortizes goodwill over 15 years.


(c) Reflects the elimination of $2,359,000 of historical interest expense.



C. PRO FORMA ADJUSTMENTS

   To reflect the elimination of Cellar Door's equity income in certain PACE businesses.

   Reflects the incremental amortization expense associated with the fees and expenses incurred in connection with the Pending Acquisitions and the Company's incremental interest expense.

          MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION
                           AND RESULTS OF OPERATIONS

     The following discussion of the financial condition and results of operations of the Company should be read in conjunction with the consolidated financial statements and related notes thereto included in this Offering Memorandum. The following discussion contains certain forward-looking statements that involve risks and uncertainties. The Company's actual results could differ materially from those discussed herein. Factors that could cause or contribute to the differences are discussed in "Risk Factors" and elsewhere in this Offering Memorandum. The Company undertakes no obligation to publicly release the results of any revisions to these forward-looking statements that may be made to reflect any future events or circumstances.

     The performance of entertainment companies, such as the Company, is measured, in part, by their ability to generate EBITDA. "EBITDA" is defined as earnings before interest, taxes, non-cash charges, other income, net equity income (loss) from investments and depreciation and amortization. Although EBITDA is not a measure of performance calculated in accordance with GAAP, the Company believes that EBITDA is accepted by the industry as a generally recognized measure of performance and is used by analysts who report publicly on the performance of entertainment companies. Nevertheless, this measure should not be considered in isolation or as a substitute for operating income, net income, net cash provided by operating activities or any other measure for determining the Company's operating performance or liquidity that is calculated in accordance with GAAP.

     The Company's core business is the promotion and production of live entertainment events, most significantly for concert and other music performances in venues owned and/or operated by the Company and in third-party venues. In connection with all of its live entertainment events, the Company seeks to maximize related revenue streams, including the sale of corporate sponsorships, the sale of concessions and the merchandising of a broad range of products. On a pro forma basis for the 1998 Acquisitions and the Pending Acquisitions, the Company's music businesses, including venue operations, comprised approximately 61% of net revenues, theatrical comprised approximately 21% of net revenues, sports, including representation of professional athletes and specialized motor sports, comprised approximately 10% of net revenues and other operations comprised approximately 8% of the Company's net revenues for the nine months ended September 30, 1998.

     Promotion of events involves booking talent, renting or providing the event venue, marketing the event to attract ticket buyers and providing for local services required in the production of the event, such as security and stage hands. Promoters generally receive revenues from the sale of tickets and sponsorships. When an event is promoted at a venue owned or managed by the promoter, the promoter also generally receives a percentage of revenues from concessions, merchandising, parking, premium box seats and ticket rebates. The Company earns promotion revenues principally by promoting (1) music concerts,
(2) Touring Broadway Shows and (3) specialized motor sports events.

     Production of events involves developing the event content, hiring artistic talent and managing the actual production of the event (with the assistance of the local promoter). Producers generally receive revenues from guarantees and from profit sharing agreements with promoters, a percentage of the promoters' ticket sales, merchandising, sponsorships, licensing and the exploitation of other rights (including intellectual property rights) related to the production. The Company earns revenues by producing:

    o  Touring Broadway Shows;

    o  specialized motorsports events; and

    o  other proprietary and non-proprietary entertainment events.


THE SPIN-OFF

     On April 27, 1998, the Company was spun off from its former parent, Broadcasting, a company primarily engaged in the radio broadcasting business. In connection with the Spin-Off, the Company and Broadcasting entered into a distribution agreement (as amended, the "Distribution Agreement"), a tax sharing agreement (as amended, the "Tax Sharing Agreement") and an Employee Benefits Agreement (the "Employee Benefits Agreement"), each of which provides for certain indemnification obligations by the Company. See "--Liquidity and Capital Resources--Spin-Off."


FINANCINGS


 OLD NOTE OFFERING

     On February 11, 1998, the Company completed an offering of $350.0 million in principal amount of 9 1/8% Senior Subordinated Notes due February 1, 2008. Interest is payable on the Old Notes on February 1 and August 1 of each year. The proceeds from the Old Note offering and the initial borrowings under the Senior Credit Facility were used to consummate certain of the 1998 Acquisitions. On July 15, 1998, the Company consummated the exchange of substantially identical publicly registered Old Notes for all outstanding Old Notes. All original Old Notes were tendered for exchange and were canceled upon the issuance of the same principal amount of exchange Old Notes.


 SENIOR CREDIT FACILITY

     On February 26, 1998, the Company executed a Credit and Guarantee Agreement which established a $300.0 million Senior Credit Facility comprised of (1) a $150.0 million eight-year term loan (the "Term Loan") and (2) a $150.0 million seven-year reducing revolver credit facility (the "Revolver"). On September 10, 1998, the Company entered into an agreement with The Bank of New York to increase its borrowing availability under the Revolver portion of the Senior Credit Facility for an aggregate amount of borrowing availability of $350.0 million. The Company will be required to obtain the consent of the lenders under the Senior Credit Facility in order to consummate this Offering. In connection therewith, the Company has agreed to amend the applicable margins under the Senior Credit Facility. See "Use of Proceeds" and "--Sources of Liquidity."


 EQUITY OFFERING

     On May 27, 1998, the Company consummated an offering of 8,050,000 shares of its Class A common stock at an offering price of $43.25 per share (the "Equity Offering") and received net proceeds of approximately $329.0 million. The Company used a portion of the proceeds to consummate certain of the 1998 Acquisitions and to pay fees and other expenses. See "--Liquidity and Capital Resources."


1997 ACQUISITIONS

     The Company entered the live entertainment business in January 1997 with Broadcasting's acquisition of Delsener/Slater, a New York-based concert promotion company, for an aggregate consideration of $27.6 million. Delsener/Slater has long-term leases or is the exclusive promoter for many of the major concert venues in the New York City metropolitan area, including the Jones Beach Amphitheater, a 14,000-seat complex located in Wantagh, New York, and the PNC Bank Arts Center (formerly known as the Garden State Arts Center), a 17,500-seat complex located in Holmdel, New Jersey. In March 1997, Delsener/Slater acquired, for aggregate consideration of $23.8 million, companies which hold a 37-year lease to operate the Meadows, a 25,000-seat indoor/outdoor complex located in Hartford, Connecticut. In June 1997, Broadcasting acquired Sunshine Promotions, a concert promoter in the Midwest, for an aggregate consideration of $57.5 million. As a result of the acquisition of Sunshine Promotions, the Company owns the Deer Creek Music Theater, a 21,000-seat complex located in Indianapolis, Indiana, and the Polaris Amphitheater, a 20,000-seat complex located in Columbus, Ohio, and has a long-term lease to operate the Murat Centre, a 2,700-seat theater and 2,200-seat ballroom located in Indianapolis, Indiana. See "Business--1997 Acquisitions."

     The cash portion of the purchase price for the 1997 Acquisitions was financed through capital contributions from Broadcasting.


1998 ACQUISITIONS

     In January 1998, the Company acquired Westbury Music Fair. From February to June 1998, the Company acquired PACE, Pavilion, Contemporary, BGP, Network, Concert/Southern, USA Motor

Sports, FAME, assets of Oakdale and Avalon. Since June 30, 1998, the Company has completed the acquisition of Don Law, Magicworks and seven other entertainment-related companies. See "Business-- 1998 Acquisitions."


 ACQUISITION OF WESTBURY

     On January 8, 1998, the Company acquired a long-term lease for Westbury Music Fair, located in Westbury, New York (the "Westbury Acquisition"), for an aggregate consideration of approximately $3.0 million and 75,019 shares of Class A common stock (which are subject to certain put and call rights). During the period between the closing and January 8, 2000, the Company has the right to repurchase all of such shares for an aggregate consideration of $2.0 million, and the seller has the right to require the Company to purchase all of such shares for an aggregate consideration of $750,000. The purchase price was financed from the Company's cash on hand.


 ACQUISITION OF PACE AND PAVILION PARTNERS

     On February 25, 1998, the Company acquired all of the outstanding capital stock of PACE (the "PACE Acquisition"). In connection with the PACE Acquisition, the Company acquired 100% of Pavilion, a partnership that owns interests in ten venues, one-third through the acquisition of PACE and two-thirds through separate agreements between PACE and Blockbuster and between PACE and Sony (the acquisition of such two-thirds interest, the "Pavilion Acquisition"). The total consideration for the PACE Acquisition was approximately $109.5 million in cash, the repayment of approximately $20.6 million of debt and the issuance of 1.5 million shares of Class A common stock. The total consideration for the Pavilion Acquisition was approximately $90.6 million, comprised of $41.4 million in cash, the repayment of $43.1 million of debt and the assumption of approximately $6.1 million of debt related to a capital lease. See "--Liquidity and Capital Resources--Future Contingent Payments." The purchase price was financed from borrowings under the Senior Credit Facility and with a portion of the proceeds of the Old Note offering.

     In connection with its acquisition of partnership interests in Lakewood Amphitheater in Atlanta, Georgia and Starplex Amphitheater in Dallas, Texas, PACE entered into a co-promotion agreement with its partner that contains a provision that purports, under certain circumstances, to require PACE to co-promote (and share one-half of the profits and losses) with such partnership certain concerts which are presented by PACE or any of its affiliates in another venue located in either Atlanta, Georgia or Dallas, Texas. However, the Company acquired an interest in Chastain Park Amphitheater, also in Atlanta, in the Concert/Southern Acquisition described below.

     In October 1998, Universal Concerts II, Inc. ("Universal"), PACE's partner brought suit in the Superior Court of Los Angeles against PACE Amphitheaters, Inc., PACE Entertainment Group, Inc., the Company, Brian Becker and Allen Becker alleging, among other things, that the Company's acquisitions of PACE and Concert/Southern caused breaches of PACE's various agreements with Universal. The complaint seeks damages in an unspecified amount. Because the defendants have not answered the complaint and there has been no discovery, it is impossible to predict the likely outcome of the case. In management's view, however, the realistic amount in controversy is not material to the business or prospects of the Company. See "Business--Litigation."


 ACQUISITION OF CONTEMPORARY

     On February 27, 1998, the Company acquired Contemporary (the "Contemporary Acquisition"). The Contemporary Acquisition involved the merger of Contemporary International Productions Corporation with and into the Company, the acquisition by a wholly-owned subsidiary of the Company of substantially all of the assets, excluding certain cash and receivables, of the remaining members of Contemporary and the acquisition of the 50% interest in the Riverport Amphitheatre Joint Venture not owned by Contemporary. The total consideration for the Contemporary Acquisition was approximately $72.8 million in cash, a payment for working capital of $9.9 million, and the issuance of 1,402,850 shares of Class A common stock. See "--Liquidity and Capital Resources--Future Contingent Payments." In

May 1998, the Company and the Contemporary sellers agreed to place 140,000 of the shares issued in connection with the Contemporary Acquisition into an escrow account. The Company may, at any time prior to May 18, 1999, cancel the escrowed shares in full settlement of certain claims which the Company has made against the Contemporary sellers. The purchase price was financed from borrowings under the Senior Credit Facility and with a portion of the proceeds of the Old Note offering.


 ACQUISITION OF BGP

     On February 24, 1998, the Company acquired all of the outstanding capital stock of BGP for a total consideration of $60.8 million in cash, $12.0 million in repayment of debt, which amount was at least equal to BGP's working capital (as defined in the acquisition agreement), and 562,640 shares of Class A common stock (the "BGP Acquisition"). The purchase price was financed from borrowings under the Senior Credit Facility and with a portion of the proceeds of the Old Note offering.


 ACQUISITION OF NETWORK

     On February 27, 1998, the Company acquired Network (the "Network Acquisition"). In the Network Acquisition, the Company acquired all of the outstanding capital stock of each of The Album Network, Inc. and SJS Entertainment Corporation and purchased substantially all of the assets and properties and assumed substantially all of the liabilities and obligations of The Network 40, Inc. The total purchase price paid was approximately $52.0 million in cash, a payment for working capital of $1.8 million, reimbursed seller's costs of $500,000, the purchase of an office building and related property for approximately $2.5 million and the issuance of approximately 750,000 shares of Class A common stock. The purchase price is subject to an increase based on Network's actual 1998 EBITDA (as defined in the acquisition agreement) by $4.0 million (if such EBITDA equals or exceeds $9.0 million) to $14.0 million (if such EBITDA is greater than $11.0 million), and is payable in Class A common stock, or in certain circumstances in cash, by no later than March 20, 1999. See "--Liquidity and Capital Resources--Future Contingent Payments." The $2.5 million purchase of the office building and related property used in connection with Network's business was comprised of cash of $700,000 and the assumption of debt of $1.8 million. The purchase price was financed from borrowings under the Senior Credit Facility and with a portion of the proceeds of the Old Note offering. In connection with the Network Acquisition, the selling stockholders were reimbursed working capital (as defined in the acquisition agreement) in excess of $500,000.


 ACQUISITION OF CONCERT/SOUTHERN

     On March 4, 1998, the Company acquired Concert/Southern, for a total consideration of $16.9 million (including the payments of the $1.6 million representing the present value of a deferred purchase obligation and $300,000 for the working capital adjustment). The purchase price was financed from the borrowings under the Senior Credit Facility and with a portion of the proceeds of the Old Note offering.


 ACQUISITION OF USA MOTOR SPORTS

     On March 25, 1998, PACE acquired a 67% interest in certain assets and liabilities of USA Motor Sports for an aggregate cash consideration of approximately $4.0 million. The remaining 33% interest is held by Contemporary.



 ACQUISITION OF AVALON

     On May 14, 1998, the Company acquired all the outstanding equity interests in Avalon for a total cash purchase price of $26.8 million, including approximately $300,000 that the Company paid to reimburse the Avalon sellers' third party out of pocket costs and expenses incurred with the development of the Camarillo Creek Amphitheater (the "Avalon Acquisition"). The purchase price was financed with borrowings under the Senior Credit Facility which were subsequently repaid from a portion of the proceeds from the Equity Offering.

 ACQUISITION OF OAKDALE

     On June 3, 1998, the Company acquired certain assets of Oakdale for a purchase price of $9.4 million in cash and the assumption of $2.5 million of liabilities (the "Oakdale Acquisition"). At the closing, the Company also made a non-recourse loan to the Oakdale sellers in the amount of $11.4 million, a portion of which was used to repay outstanding indebtedness. In addition, if the combined EBITDA (as defined in the acquisition agreement) for Oakdale and Meadows exceeds $5.5 million in 1999, the Company will be obligated to pay the amount of such excess multiplied by a factor of between 5.0 and 5.8. The purchase price was financed from a portion of the proceeds from the Equity Offering.


 ACQUISITION OF FAME

     On June 4, 1998, the Company acquired all of the outstanding capital stock of FAME (the "FAME Acquisition"). The aggregate purchase price for FAME was approximately $82.2 million in cash (including $7.9 million which the Company paid in connection with certain taxes to which FAME will be subject and excluding approximately $4.7 million of taxes paid which will be refunded to the Company in 1999) and 1.0 million shares of Class A common stock. Under the agreement governing the FAME Acquisition, the Company is obligated to pay to the FAME sellers additional amounts up to an aggregate of $15.0 million in equal annual installments over 5 years contingent on the achievement of certain EBITDA targets. See "--Liquidity and Capital Resources--Future Contingent Payments." The agreement also provides for additional payments by the Company if FAME's EBITDA performance exceeds the targets by certain amounts. The additional payments are to be made within 120 days after the end of the year to which they relate. The purchase price was financed from a portion of the proceeds from the Equity Offering.


 ACQUISITION OF DON LAW

     On July 2, 1998, the Company acquired certain assets of Don Law, for an aggregate consideration of approximately $92.2 million, including the repayment of approximately $7.0 million in debt. The purchase price was financed from a portion of the proceeds of the Equity Offering.


 ACQUISITION OF MAGICWORKS

     On September 11, 1998, the Company purchased all of the outstanding shares of common stock of Magicworks, a publicly traded company, for a total consideration of approximately $120.0 million in cash. The acquisition was consummated by means of a tender offer (in which the Company purchased approximately 98.7% of the Magicworks shares) followed by a merger (in which the remaining shares were converted into cash consideration). The acquisition was financed with available cash and borrowings under the Senior Credit Facility.


 OTHER ACQUISITIONS

     In July, August and September 1998, the Company completed the acquisition of seven companies in the theatrical and music segments, principally in the areas of programming, touring and merchandising. The aggregate purchase price was $104.7 million in cash and 300,000 shares of Class A common stock (with such shares being subject to piggyback and demand registration rights). The Company may also be required to make additional payments to the sellers of certain of the acquired companies based on the companies' EBITDA for the years 1998 through 2000. The purchase prices were financed with available cash and a portion of the proceeds of the Equity Offering.

     The foregoing descriptions do not purport to be complete descriptions of the terms of the acquisition agreements and are qualified by reference to the acquisition agreements, copies of which are publicly available. See "Available Information." Pursuant to the acquisition agreements and related agreements, the Company:

    o under certain circumstances, may be required to repurchase shares of its Class A common stock or make additional payments in connection therewith (See "--Liquidity and Capital Resources--Future Contingent Payments");

    o has granted certain rights of first refusal, certain of which are exercisable at 95% of the proposed purchase price; and

    o in connection with the PACE Acquisition, has granted Brian Becker, an Executive Vice President, a Member of the Office of the Chairman and a Director of the Company, the option to acquire, after February 25, 2000, the Company's then existing motor sports line of business (or, if that business has previously been sold, the Company's then existing theatrical line of business) at its then fair market value. See "Management--Employment Agreements and Arrangements with Certain Officers and Directors--Becker Employment Agreement."

See "Risk Factors--Company Specific Risks--Re-Purchase Rights for Certain Subsidiaries."

     The 1998 Acquisitions were accounted for using the purchase method of accounting, and the intangible assets created in the purchase transactions will generally be amortized against future earnings, if any, over a 15-year period. The amount of amortization will be substantial and will continue to affect the Company's operating results in the future. These expenses, however, do not result in an outflow of cash by the Company and do not impact EBITDA.

     The consummation of the acquisitions by the Company and other future acquisitions will result in substantial charges to earnings relating to interest expense and the recognition and amortization of goodwill and other intangible assets. As of September 30, 1998, the Company's goodwill was approximately $905.0 million. This balance will increase due to the Pending Acquisitions. Goodwill and other intangible assets are being amortized using the straight-line method over periods up to 15 years.


 MARQUEE ACQUISITION

     On July 23, 1998, the Company and Marquee entered into the merger agreement whereby a wholly owned subsidiary of the Company will be merged with and into Marquee and Marquee will become a wholly owned subsidiary of the Company. The merger agreement, as amended, provides that each share of Marquee common stock will be converted into a number of Class A common stock based on the Exchange Ratio (as defined herein). The applicable waiting period under the HSR Act for the Marquee Acquisition has expired. See "Risk Factors--Company-Specific Risks--Potential Conflicts of Interest," "Business--Litigation" and "Agreements Related to the Pending Acquisitions--Marquee."


 CELLAR DOOR ACQUISITION

     On August 13, 1998, the Company and the owner of Cellar Door entered into a letter of intent with respect to the Company's acquisition of all of the outstanding capital stock of Cellar Door. The Company anticipates that the definitive agreement to acquire Cellar Door will provide that the aggregate purchase price will be $70.0 million in cash (less an amount equal to Cellar Door's "secured fund" indebtedness and capitalized leases) payable at closing, shares of Class A common stock with a value of $20.0 million (up to $15.0 million of which the Company may elect to pay in cash) and $8.5 million payable in five equal annual installments beginning on the first anniversary of the closing date. In addition, the Company will issue to the seller options to purchase 100,000 shares of the Company's Class A common stock. See "Business--Regulatory Matters."

     The foregoing description does not purport to be a complete description of the terms of the letter of intent and is qualified by reference to the letter of intent, a copy of which is publicly available and is incorporated herein by reference. See "Agreements Related to the Pending Acquisitions" and "Available Information."

     The Company expects to complete the Pending Acquisitions during the first quarter of 1999. However, the timing and completion of the Pending Acquisitions are subject to a number of conditions, certain of which are beyond the Company's control (including the approval of the lenders under the Senior Credit Facility, and with respect to the Cellar Door Acquisition, termination or expiration of the applicable waiting period under the HSR Act), and there can be no assurance that either of the Pending Acquisitions will be consummated during such period, on the terms described herein, or at all. In connection with the HSR Act filing for the Marquee Acquisition, the Company received notice of a preliminary inquiry from the Antitrust Division of the U.S. Department of Justice relating to the Cellar Door Acquisition and seeking information on the overall scope of the Company's operations. The Company intends to cooperate with the Department of Justice inquiry. While the Company believes that the Cellar Door Acquisition, along with the Company's overall business and plan of acquisitions, are in compliance with applicable antitrust laws, there can be no assurance that the results of such inquiry will not have a material adverse impact on the Company's ability to consummate the Cellar Door Acquisition or its business, results of operations and financial condition.

     The Pending Acquisitions will be accounted for using the purchase method of accounting and intangible assets created in the purchase transaction will generally be amortized against future earnings over a fifteen-year period. The amount of such amortization will be substantial and will continue to affect the Company's operating results in the future. These expenses, however, do not result in an outflow of cash by the Company and do not impact EBITDA.

     The consummation of the acquisitions by the Company and other future acquisitions will result in substantial charges to earnings relating to interest expense and the recognition and amortization of goodwill and other intangible assets. As of September 30, 1998, the Company's goodwill was approximately $894.9 million. This balance will increase due to the Pending Acquisitions. Goodwill is being amortized using the straight-line method over 15 years.

     The Company is also currently pursuing certain additional acquisitions; however, it has not entered into any definitive agreements with respect to such acquisitions, and there can be no assurance that it will do so. See "Risk Factors--Company-Specific Risks--Expansion Strategy; Need for Additional Funds."


AGREEMENT WITH TICKETMASTER

     On November 16, 1998, the Company and Ticketmaster entered into a binding letter of intent pursuant to which the Company has granted Ticketmaster the exclusive right to sell and distribute tickets for the Company's events worldwide. The Company anticipates that the revenues associated with its ticket sales will increase in 1999 as a result of such agreement. The Company is currently evaluating its existing internal ticketing operations which were acquired in the 1998 Acquisitions; however, the Company does not believe that its ticketing operations are material to its financial condition or results of operations.


PROPOSED STOCK OPTION PLAN

     Following a recommendation of the Company's compensation committee, the Company has, subject to stockholder approval, adopted a new incentive stock option plan covering options to acquire up to three million shares of Class A common stock. The plan will be designed to broaden the equity ownership of the Company's employees at all levels. The Company anticipates that the proposed stock option plan will be submitted to a vote of the stockholders at the Company's first annual meeting scheduled to be held in the spring of 1999.


RESULTS OF OPERATIONS

     The Company's operations consist primarily of (1) concert promotion and venue operation, (2) the promotion and production of theatrical events, particularly Touring Broadway Shows, (3) the promotion and production of motor sports events and (4) representation of professional athletes. The Company also engages in various other activities ancillary to its live entertainment businesses.


 CONCERT PROMOTION/VENUE OPERATION

     The Company's concert promotion and venue operation business consists primarily of the promotion of concerts and operation of venues primarily for use in the presentation of musical events. The Company's primary source of revenues from its concert promotion activities is from ticket sales at events promoted by the Company. As a venue operator, the Company's primary sources of revenue are sponsorships, concessions, parking and other ancillary services, derived principally from events promoted by the Company.

     Revenue from ticket sales is affected primarily by the number of events the Company promotes, the average ticket price and the number of tickets sold. The average ticket price depends on the popularity of the artist whom the Company is promoting, the size and type of venue and the general economic conditions and consumer tastes in the market where the event is being held. Revenue and margins are also affected significantly by the type of contract entered into with the artist or the artist's representative. Generally, the promoter or venue operator will agree to pay the artist the greater of a minimum guarantee or a profit sharing payment based on ticket revenue, less certain show expenses. The promoter or venue operator assumes the financial risk of ticket sales and is responsible for local production and advertising of the event. However, in certain instances, the promoter agrees to accept a fixed fee from the artist for its services, and the artist assumes all financial risk. When the promoter or venue operator assumes the financial risk, all revenue and expenses associated with the event are recorded. When the artist assumes the risk, only the fee is recorded. As a result, operating margins would be significantly greater for fee-based events as opposed to events for which the Company assumes the risk of ticket sales, although profits per event would tend to be lower. Operating margins can vary from period to period.

     The Company's most significant operating expenses are talent fees, production costs, venue operating expenses (including rent), advertising costs and insurance expense. The booking of talent in the concert promotion business generally involves contracts for limited engagements, often involving a small number of performances. Talent fees depend primarily on the popularity of the artist, the ticket price that the artist can command at a particular venue and the expected level of ticket sales. Production costs and venue operating expenses have substantial fixed cost components and lesser variable costs primarily related to expected attendance.

 THEATRICAL

     The Company's theatrical operations are directed mainly towards the promotion and production of Touring Broadway Shows, which generate revenues primarily from ticket sales and sponsorships. The Company may also participate in ancillary revenues, such as concessions and merchandise sales, depending on its agreement with a particular local promoter/venue operator. Revenue from ticket sales is primarily affected by the popularity of the production and the general economic conditions and consumer tastes in the particular market and venue where the production is presented. In order to reduce its dependency on the success of any single touring production, the Company sells advance annual subscriptions that provide the purchaser with tickets for all of the shows that the Company intends to tour in the particular market during the touring season. Historically, approximately 28% of ticket sales for Touring Broadway Shows presented by the Company were sold through advance annual subscriptions. Subscription related revenues received prior to the event date are initially recorded on the balance sheet as deferred revenue; after the event occurs, they are recorded on the statement of operations as gross revenue. Expenses are capitalized on the balance sheet as prepaid expenses until the event occurs. Subscriptions for Touring Broadway Shows typically cover approximately two-thirds of the Company's break-even cost point for those shows.

     Principal operating expenses related to touring shows include talent, rent, advertising and royalties. Talent costs are generally fixed once a production is cast. Rent and advertising expense may be either fixed or variable based on the arrangement with the particular local promoter/venue operator. Royalties are generally paid as a percentage of gross ticket sales.

     The Company also makes minority equity investments in original Broadway productions, principally as a means to obtain rights for touring shows, and in certain Touring Broadway Shows. These investments are accounted for using either the equity method or the cost method of accounting, based on the relative size of the investment. The Company monitors the recoverability of these investments on a regular basis, and the Company may be required to take write-offs if the original production closes or if the Company determines that the production will not recoup the investment. The timing of any write-off could adversely affect operating results in a particular quarter.

 MOTOR SPORTS

     The Company's motor sports activities consist principally of the promotion and production of specialized motor sports, which generate revenues primarily from ticket sales and sponsorships, as well as merchandising and video rights associated with producing motor sports events. Ticket prices for these events are generally lower than for theatrical or music concert events, generally ranging from $5 to $30. Revenue from these sources is primarily affected by the type of event and the general economic conditions and consumer tastes in the particular markets and venues where the events are presented. Event-related revenues received prior to the event date are initially recorded on the balance sheet as deferred revenue; after the event occurs, they are recorded on the statement of operations as gross revenue. Expenses are deferred on the balance sheet as prepaid expenses until the event occurs.

     Operating expenses associated with motor sports activities include talent, rent, track preparation costs, security and advertising. These operating expenses are generally fixed costs that vary based on the type of event and venue where the event is held.

     Under certain circumstances, the Company may be required to sell either its motor sports or theatrical lines of business. See "Risk
Factors--Company-Specific Risks--Re-Purchase Rights for Certain Subsidiaries."


 REPRESENTATION OF PROFESSIONAL ATHLETES

     Through FAME, the Company's talent representation activities consist principally of the representation of team sports athletes, primarily in the NBA, in player contract and endorsement negotiations. FAME also provides certain investment advisory services to its clients through an affiliate. FAME typically receives a percentage of monies earned by a player, generally approximately 4% of a player's sports contract and typically from 15% to 25% of endorsement deals. Revenue from these sources is recognized as the player receives his salary or endorsement payments based on the terms of the negotiated agreement. Revenue from these sources is dependent upon a number of variables, many of which are outside the Company's control, including a player's skill, health, public appeal and the appeal of the sport in which the player participates. Principal operating expenses include salaries, wages and travel and entertainment expenses.

     On a pro forma basis for the 1998 Acquisitions, FAME's EBITDA would have comprised approximately 3% of the Company's EBITDA for the nine months ended September 30, 1998. The owners of the teams in the NBA have instituted a "lock-out" of the basketball players on their respective teams, causing cancellation of some of the games for the 1998-99 basketball season. If such NBA lock-out continues for an extended period of time, it will have a significant negative impact on FAME's revenues and EBITDA.


 OTHER BUSINESSES

     The Company's other principal businesses include (1) the production and distribution of radio industry trade magazines, (2) the production of radio programming content and show-prep material and (3) the provision of radio air play and music retail research services. The primary sources of revenues from these activities include (1) the sale of advertising space in its publications and the sale of advertising time on radio stations that carry its syndicated shows, (2) subscription fees for its trade publications and (3) subscription fees for access to its database of radio play list and audience data. Revenues generally vary based on the overall advertising environment and competition.

     The Company also provides marketing and consulting services pursuant to contracts with individual clients for specific projects. Revenues from and costs related to these services vary based on the type of service being provided and the incremental associated costs.


 SEASONALITY

     The Company's operations and revenues have been largely seasonal in nature, with generally higher revenue generated in the second and third quarters of the year. For example, on a pro forma basis for the 1997 Acquisitions, the Company generated approximately 68% of its revenues in the second and third quarters for the twelve months ended December 31, 1997. The Company's outdoor venues are primarily utilized in the summer months and do not generate substantial revenue in the late fall, winter and early spring. Similarly, the musical concerts that the Company promotes largely occur in the second and third quarters. The Company's entertainment marketing and consulting in connection with musical concerts also predominantly generate revenues in the second and third quarters. Therefore, the seasonality of the Company's business causes (and, upon closing of the Pending Acquisitions, will probably continue to cause) a significant variation in the Company's quarterly operating results. These variations in demand could have a material adverse effect on the timing of the Company's cash flows and, therefore, on its ability to service its obligations with respect to its indebtedness. However, the Company believes that this variation may be somewhat offset with the acquisition of typically non-summer seasonal businesses in the 1998 Acquisitions, such as motor sports (which is winter-seasonal) and Touring Broadway Shows (which typically tour between September and May).


HISTORICAL RESULTS


 NINE MONTHS ENDED SEPTEMBER 30, 1998 COMPARED TO THE NINE MONTHS ENDED SEPTEMBER 30, 1997

     The Company's revenue increased by $606.0 million to $680.4 million for the nine months ended September 30, 1998, compared to $74.4 million for the nine months ended September 30, 1997, primarily as a result of 1998 Acquisitions and the acquisitions of the Meadows in March 1997 and Sunshine Promotions in June 1997. The 1998 Acquisitions significantly increased the concert promotion and venues operation business and expanded the Company's business to include theatrical promotion and production, motor sports promotion and production, representation of professional athletes and radio magazine publishing, programming and research. On a pro forma basis, assuming all companies owned as of September 30, 1998 were owned as of January 1, 1998, revenue for the nine months ended September 30, 1998 would have been $925.1 million.

     Cost of revenue increased by $539.5 million to $602.5 million for the nine month period ended September 30, 1998, compared to $63.0 million for the nine months ended September 30, 1997, primarily as a result of the 1998 Acquisitions and the acquisition of Sunshine Promotions in June 1997. On a pro forma basis, cost of revenue, including certain cost savings the Company anticipates realizing related to the acquisitions, would have been $811.9 million for the nine month period ended September 30, 1998.

     Depreciation and amortization expense increased to $40.3 million for the nine month period ended September 30, 1998 compared to $4.0 million for the nine month period ended September 30, 1997, due to the inclusion of depreciation and amortization expense related to the 1998 Acquisitions, the acquisition of Sunshine Promotions in June 1997 and the completion of capacity expansion projects at two amphitheaters. In addition, the Company recorded $1.3 million of integration costs for the nine month period ended September 30, 1998. The Company recorded the fixed assets of the 1998 Acquisitions and the Sunshine Promotions acquisition at fair value and recorded intangible assets equal to the excess of purchase price over the fair value of the net tangible assets, which are being amortized over a 15 year period.

     Corporate expenses were $5.8 million for the nine month period ended September 30, 1998, net of $398,000 fees received from Triathlon, compared to $1.3 million for the nine months ended September 30, 1997, net of Triathlon fees of $1.7 million. The increase in corporate expense reflects the growth of the Company's operations and the formation of SFX Live, the national marketing division of the Company.

     Non-cash charges recorded in the second and third quarter of 1998 of $32.9 million consisted of (1) $23.9 million of compensation related to the sale of 650,000 shares of Class B common stock and 190,000 shares of Class A common stock at a purchase price of $2.00 per share to certain executive officers pursuant to employment agreements, (2) $7.5 million associated with the issuance of 247,177 shares of Class A common stock to Mr. Sillerman in connection with the repurchase (the "Meadows Repurchase") of shares of Broadcasting issued to the sellers of Meadows and (3) $1.5 million related to the issuance of stock options to certain executive officers pursuant to employment agreements exercisable for an aggregate of 352,500 shares of Class A common stock. Of these options, 345,000 vest over three years and have an exercise price of $5.50 per share. The Company is recording non-cash compensation charges of approximately $3.3 million annually over the three-year exercise period. See "Management--Executive Compensation" and "Certain Relationships and Related Transactions--Meadows Repurchase."

     The operating loss was $1.3 million for the nine month period ended September 30, 1998, compared to income of $6.0 million for the nine months ended September 30, 1997, due to the results discussed above.

     Interest expense, net of investment income, was $28.2 million in the nine months ended September 30, 1998, compared to $743,000 for the nine months ended September 30, 1997, primarily as a result of incurrence of additional debt related to the 1998 Acquisitions and the debt assumed in connection with the Meadows and Sunshine Promotions acquisitions.

     Minority interest was $1.3 million for the nine months ended September 30, 1998 as a result of the 1998 Acquisitions.

     Income from equity investees was $4.0 million for the nine months ended September 30, 1998 as a result of the 1998 Acquisitions.

     Income tax expense was $3.3 million for the nine month period ended September 30, 1998. The provision is primarily for state and local taxes and reflects the impact of non-deductible goodwill amortization and other non-cash charges. No federal tax benefit has been recognized due to the uncertainty of realizing a tax benefit for the Company's losses.

     The Company's net loss increased to $30.2 million for the nine month period ended September 30, 1998, as compared to net income of $3.7 million for the nine months ended September 30, 1997, due to the factors discussed above.

     EBITDA (excluding non-cash charges) increased to $72.0 million for the nine month period ended September 30, 1998, compared to $10.0 million for the nine months ended September 30, 1997, primarily as a result of the 1998 Acquisitions and the acquisition of Sunshine Promotions in June 1997. On a pro forma basis, EBITDA, including equity income from investments and certain cost savings related to the 1998 Acquisitions, would have been $112.4 million for the nine month period ended September 30, 1998.


 YEAR ENDED DECEMBER 31, 1997 COMPARED TO THE YEAR ENDED DECEMBER 31, 1996

     The Company's concert promotion revenue increased by 91% to $96.1 million for the year ended December 31, 1997, compared to $50.4 million for the year ended December 31, 1996, as a result of the acquisitions of Sunshine Promotions and Meadows, which increased concert promotion revenue by $45.5 million. On a pro forma basis, assuming the acquisitions had been completed as of January 1, 1997, revenue for the year ended December 31, 1997 would have been $884.4 million.

     Concert promotion operating expenses increased by 65% to $83.4 million for the year ended December 31, 1997, compared to $50.7 million for the year ended December 31, 1996, primarily as a result of the acquisitions of Sunshine Promotions and Meadows, which increased concert operating expenses revenue by $37.1 million, which was offset in part by decreased officer salary expense paid to the former owners of Delsener/Slater. On a pro forma basis, assuming that those acquisitions had been completed as of January 1, 1997, operating expenses would have been $785.5 million for the year ended December 31, 1997.

     Depreciation and amortization expense increased to $5.4 million for the year ended December 31, 1997, compared to $747,000 for the year ended December 31, 1996, due to the inclusion of $2.6 million of depreciation and amortization expense related to the acquisitions of Sunshine Promotions and Meadows and the additional depreciation and amortization recorded in 1997 related to the purchase of Delsener/Slater on January 2, 1997. In 1997, the Company recorded the fixed assets of Delsener/Slater at fair value and recorded an intangible asset equal to the excess of purchase price over the fair value of net tangible assets of Delsener/Slater, which was amortized over a 15-year period.

     Corporate expenses were $2.2 million for the year ended December 31, 1997, net of $1.8 million in fees received from Triathlon, compared to no corporate expenses for the year ended December 31, 1996. These expenses represent the incremental costs of operating the Company's corporate offices, and therefore did not exist in 1996. The fees receivable from Triathlon are based on consulting services provided by or on behalf of SCMC, a private investment company in which Messrs. Sillerman and Tytel have economic interests, that makes investments in and provides financial consulting services to companies engaged in the media business. These fees fluctuate (above the minimum annual fee of $500,000) based on the level of acquisition and financing activities of Triathlon. SCMC previously assigned its rights to receive fees payable from Triathlon to Broadcasting, and Broadcasting assigned its rights to receive the fees to the Company, pursuant to the Distribution Agreement. Triathlon has announced that it has agreed to be acquired by a third party. When Triathlon is acquired, it will cease paying consulting fees. See "Certain Relationships and Related Transactions--Triathlon Fees."

     Operating income was $5.1 million for the year ended December 31, 1997, compared to a loss of $1.1 million for the year ended December 31, 1996, due to the results discussed above.

     Interest expense, net of investment income, was $1.3 million in the year ended December 31, 1997, compared to net interest income of $138,000 for the year ended December 31, 1996, primarily as a result of assumption of additional debt related to the acquisitions of the Meadows and Sunshine Promotions.

     Equity income in unconsolidated subsidiaries decreased 3% to $509,000 for the year ended December 31, 1997, compared to $524,000 for the year ended December 31, 1996.

     Income tax expense increased to $490,000 for the year ended December 31, 1997, compared to $106,000 for the year ended December 31, 1996, primarily as a result of higher operating income.

     The Company's net income increased to $3.8 million for the year ended December 31, 1997, as compared to a net loss of $515,000 for the year ended December 31, 1996, due to the factors discussed above.

     EBITDA increased to $10.5 million for the year ended December 31, 1997, compared to a negative $324,000 for the year ended December 31, 1996, as a result of the 1997 Acquisitions, the reduction in officers' salary expense and improved operating results.

 YEAR ENDED DECEMBER 31, 1996 COMPARED TO THE YEAR ENDED DECEMBER 31, 1995

     The Company's concert promotion revenue increased by 5.9% to $50.4 million for the year ended December 31, 1996, compared to $47.6 million for the year ended December 31, 1995, primarily as a result of an increase in concerts promoted and an increase in ticket prices.

     Concert promotion operating expenses increased by 7.2% to $50.6 million for the year ended December 31, 1996, compared to $47.2 million for the year ended December 31, 1995, primarily as a result of an increase in concert activity.

     Depreciation and amortization expense decreased slightly to $747,000 for the year ended December 31, 1996, compared to $750,000 for the year ended December 31, 1995.

     The Company's operating loss was $1.1 million for the year ended December 31, 1996, compared to an operating loss of $362,000 for the year ended December 31, 1995, due to the results discussed above.

     Interest income, net of interest expense, increased by 306% to $138,000 for the year ended December 31, 1996, compared to $34,000 for the year ended December 31, 1995.

     Equity income in unconsolidated subsidiaries increased 8% to $524,000 for the year ended December 31, 1996, compared to $488,000 for the year ended December 31, 1995, primarily as a result of the investment in the PNC Bank Arts Center, offset by lower income from the Company's other equity investments.

     The Company's state and local income tax expense increased to $106,000 for the year ended December 31, 1996, compared to $13,000 for the year ended December 31, 1995. This increase was primarily the result of the higher operating income.

     The Company's net loss was $515,000 for the year ended December 31, 1996, compared to net income of $147,000 for the year ended December 31, 1995, due to the factors discussed above.

     EBITDA was a negative $324,000 for the year ended December 31, 1996, compared to $388,000 for the year ended December 31, 1995, primarily as a result of higher officers' salary expense partially offset by lower general and administrative expenses.

LIQUIDITY AND CAPITAL RESOURCES

     The Company's principal need for funds has been for acquisitions, interest expense, working capital needs, certain payments in connection with the Spin-Off and, to a lesser extent, capital expenditures. The Company's principal sources of funds have been proceeds from the Old Note offering and the Equity Offering, and borrowings under the Senior Credit Facility and cash flows from operations. The Company will use the net proceeds from this Offering to repay substantially all of the revolving portion of the Senior Credit Facility and intends to use the additional borrowing availability under the Senior Credit Facility to complete the Pending Acquisitions and to make certain other payments as discussed below. See "Use of Proceeds."


 HISTORICAL CASH FLOWS

     Net cash provided by operations was $22.3 million for the nine months ended September 30, 1998 as compared to $789,000 for the nine months ended September 30, 1997. The increase was primarily attributable to an increase in operating income, before depreciation, amortization and non-cash charges of $40.4 million related to the 1998 Acquisitions, partially offset by other changes in working capital.

     Net cash used in investing activities for the nine months ended September 30, 1998 was $852.2 million as compared to $72.0 million for the nine months ended September 30, 1997. The increase was primarily the result of the 1998 Acquisitions. During the nine months ended September 30, 1997, the Company completed the acquisitions of Delsener/Slater, the Meadows and Sunshine Promotions.

     Net cash provided by financing activities for the nine months ended September 30, 1998 was $889.5 million as compared to $78.3 million for the nine months ended September 30, 1997. During 1998, the Company completed the Old Note offering for $350.0 million, borrowed $346.0 million under the Senior Credit Facility and completed the Equity Offering for $329.0 million, net, offset by tax indemnification payments and Spin-Off related payments to Broadcasting of $113.9 million and the payment of debt issuance costs of $17.5 million.


 PENDING ACQUISITIONS

     The aggregate cash consideration in the Cellar Door Acquisition is expected to consist of approximately $78.5 million (including $8.5 million to be paid over five years). In addition, the Company will be required to refinance approximately $33.1 million of Marquee's debt. The Company expects to incur approximately $7.5 million in fees and expenses related to the Pending Acquisitions.

     The Company expects to complete the Pending Acquisitions during the first quarter of 1999. However, the timing and completion of the Pending Acquisitions are subject to a number of closing conditions, certain of which are beyond the control of the Company (including obtaining consent of the lenders under the Senior Credit Facility and, with respect to the Cellar Door Acquisition, termination or expiration of the applicable waiting period under the HSR Act). No assurance can be given that the Company will be able to complete the Pending Acquisitions on the terms described herein or at all. See "Risk Factors--Company-Specific Risks--Expansion Strategy; Need for Additional Funds."


 FUTURE CONTINGENT PAYMENTS

     Certain of the agreements relating to the 1998 Acquisitions provide for purchase price adjustments and other future contingent payments under certain circumstances. The PACE Acquisition agreement provides that each PACE seller will have an option, exercisable for 90 days after the fifth anniversary of the closing of the PACE Acquisition, to require the Company to repurchase up to 500,000 shares of the Class A common stock received by that seller for $33.00 in cash per share (an aggregate of up to $16.5 million). Pursuant to the terms of Brian Becker's employment agreement with the Company, during the period between December 12, 1999 and December 27, 1999, Mr. Becker, an Executive Vice President, a Director and a Member of the Office of the Chairman of the Company, will have the option to, among other things, require the Company to purchase any stock or portion thereof (including vested and unvested options) granted to him by the Company and/or pay him an amount equal to the present value of the compensation payable during the remaining term of his employment agreement. Exercise of such option would result in termination of Mr. Becker's employment agreement. See "Management--Employment Agreements and Arrangements with Certain Officers and Directors--Becker Employment Agreement."

     Moreover, if the average trading price of the Company's Class A common stock is less than $13.33 during the twenty days prior to the second anniversary of the Contemporary Acquisition, the Company will be required to pay one-half of such difference for each of the 1,402,850 shares issued in the acquisition and still held by the sellers of Contemporary on such date.

     Pursuant to the Network acquisition agreement, the Company has agreed to increase the purchase price for Network based on Network's actual 1998 EBITDA (as defined in the acquisition agreement) as follows: (1) by $4.0 million if the 1998 EBITDA equals or exceeds $9.0 million, (2) by an additional $4 for each $1 of additional 1998 EBITDA between $9.0 million and $10.0 million and
(3) by an additional $6 for each $1 of additional 1998 EBITDA between $10.0 million and $11.0 million. This contingent consideration of up to $14.0 million is payable in shares of Class A common stock or, in certain circumstances, in cash by no later than March 20, 1999.

     Pursuant to the agreement relating to the acquisition of FAME, the Company is obligated to pay to the FAME sellers additional amounts up to $15.0 million in equal annual installments over five years contingent on the achievement by FAME of certain EBITDA targets (as defined in the acquisition agreement). The FAME agreement also provides for additional payments by the Company to the FAME sellers if FAME's EBITDA performance exceeds the targets by certain amounts. Furthermore, if the Company disposes of all or substantially all of the assets or voting interests of FAME during the five years following the closing of the FAME Acquisition, certain payments may become due to the FAME sellers out of the proceeds of such sale.

     Pursuant to the agreement relating to the acquisition of certain assets of Oakdale, if the combined EBITDA (as defined in the Oakdale Acquisition agreement) of the Oakdale Music Theater and Meadows exceeds $5.5 million in 1999, the Company will be obligated to pay the Oakdale sellers between 5.0 to
5.8 times the amount of such excess.

     In addition, pursuant to the agreement relating to the acquisition of one of the seven companies in the theatrical and music segments in July, August and September 1998, if the EBITDA (as defined in the acquisition agreement) exceeds $14.3 million in 1998 and $30.0 million in 1999, the Company will be obligated to pay the sellers such excess.

     Certain of the 1998 Acquisitions provide for additional future payments based on the acquired companies' performance. No assurance can be given that the Company will have sufficient cash or other available sources of capital to make any or all of the future or contingent payments described above.


 SPIN-OFF

     In connection with the Spin-Off, the Company entered into the Tax Sharing Agreement with Broadcasting. Pursuant to such agreement, the Company is responsible for certain taxes incurred by Broadcasting, including income taxes imposed with respect to income generated by the Company for periods prior to the Spin-Off and taxes resulting from gain recognized by Broadcasting in the Spin-Off. The Company believes that the amount of taxes it will be required to pay in connection with the Spin-Off will be approximately $120.0 million, of which $93.7 million was paid as of September 30, 1998. The remaining approximately $26.3 million portion of the tax indemnity payment is payable on December 31, 1998. See "Use of Proceeds." Management's estimates of the amount of the indemnity payment are based on assumptions which management believes are reasonable. However, upon the completion of all final tax returns, including any potential tax audits, such assumptions could be modified in a manner that would result in a significant variance in the actual amount of the tax indemnity.


 INTEREST ON OLD NOTES AND BORROWINGS UNDER THE SENIOR CREDIT FACILITY

     On February 11, 1998, the Company completed the private placement of the Old Notes, which were subsequently exchanged for the publicly registered Old Notes on July 15, 1998. Interest is payable on the exchange Old Notes on February 1 and August 1 of each year. In addition, as of October 30, 1998, the Company had borrowed $346.0 million under the Senior Credit Facility, at an interest rate of approximately 7.89% (which would be approximately 8.65% if the anticipated amendment to the Senior Credit Facility were in effect), to fund a portion of the 1998 Acquisitions. The net proceeds of this Offering will be used to repay substantially all outstanding borrowings under the revolving portion of the Senior Credit Facility. See "Use of Proceeds."

     The degree to which the Company will be leveraged following this Offering, anticipated borrowings under the Senior Credit Facility and the Pending Acquisitions could have important consequences to holders of the Notes, including, but not limited to: (1) making it more difficult for the Company to satisfy its obligations with respect to the Notes, (2) increasing the Company's vulnerability to general adverse economic and industry conditions, (3) limiting the Company's ability to obtain additional financing to fund future acquisitions, working capital, capital expenditures and other general corporate requirements, (4) requiring the dedication of a substantial portion of the Company's cash flow from operations to the payment of principal of, and interest on, its indebtedness, thereby reducing the availability of such cash flow to fund working capital, capital expenditures, or other general corporate purposes, (5) limiting the Company's flexibility in planning for, or reacting to, changes in its business and the industry and (6) placing the Company at a competitive disadvantage vis-a-vis less leveraged competitors. In addition, the Senior Credit Facility and the Old Indenture contain, and the Indenture will contain, financial and other restrictive covenants that will limit the ability of the Company to, among other things, borrow additional funds for future acquisitions or otherwise. Failure by the Company to comply with such covenants could result in an event of default which, if not cured or waived, could have a material adverse effect on the Company's business, financial condition and results of operations. The Company's indebtedness under the Senior Credit Facility is secured by a pledge of the stock of its subsidiaries and by liens on substantially all of its and its subsidiaries' tangible assets. In addition, the degree to which the Company is leveraged could prevent it from repurchasing all of the Notes tendered to it upon the occurrence of a Change of Control. See "Risk Factors--Risks Relating to the Notes--Substantial Leverage" and "--Company-Specific Risks--Control by Management."

     The Company's ability to make scheduled payments of principal of, to pay interest on or to refinance its debt depends on its future financial performance, which, to a certain extent, is subject to general economic, financial, competitive, legislative, regulatory and other factors beyond its control, as well as the success of the businesses to be acquired and the integration of these businesses into the Company's operations. There can be no assurance that the Company will be able to make planned borrowings (including under the Senior Credit Facility), that the Company's business will generate sufficient cash flow from operations, or that future borrowings will be available in an amount to enable the Company to service its debt and to make necessary capital or other expenditures. The Company may be required to refinance a portion of the principal amount of its indebtedness prior to its maturity. There can be no assurance that the Company will be able to raise additional capital through the sale of securities, the disposition of assets or otherwise for any refinancing.


 CAPITAL EXPENDITURES

     Capital expenditures totaled $44.6 million for the nine months ended September 30, 1998. The Company expects to fund its remaining capital expenditures for 1998 (estimated by the Company to be approximately $3.4 million (including $2.4 million of major projects and $1.0 million of other capital expenditures)) from its cash on hand.


YEAR 2000 COMPLIANCE

     The Company is currently working to resolve the potential impact of the Year 2000 on the processing of date-sensitive information by the Company's computer systems. The Year 2000 problem is the result of computer programs being written using two digits (rather than four) to define the applicable year. Any of the Company's programs that have time-sensitive software may recognize a date using "00" as the Year 1900 rather than the Year 2000, which could result in miscalculations or system failures.


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

     The Company's exposure to potential Year 2000 problems exists in two general areas: technological operations which are in the sole control of the Company, and technological operations which are dependent in some way on one or more third parties. Failure to achieve high levels of Year 2000 compliance in either area could have a material adverse impact on the Company.

     In the area of technological operations which are under the Company's exclusive control, the Company is currently involved in the identification and remediation of affected technological functions. The Company is addressing the risks associated with Year 2000 compliance with respect to its accounting and financial reporting systems and is in the process of installing new accounting and reporting systems. These systems will provide improved reporting, allow for more detailed analysis, handle the 1998 Acquisitions and the Pending Acquisitions and be Year 2000 compliant. The Company anticipates that the cost of implementing these systems will be approximately $4.5 million, of which approximately $2.4 million has been spent to date. The Company expects that business segments representing 88% of the Company's pro forma revenue for the year ended September 30, 1998 will have had the new Year 2000 compliant accounting and financial systems installed as of January 1, 1999. At present, it is anticipated that the Company's action plan for addressing Year 2000 problems will be successfully completed in all material respects in advance of January 1, 2000.

     In the area of technological operations dependent in some way on one or more third parties, the situation is much less in the Company's ability to predict or control, although the Company has been in the process of examining Year 2000 compliance issues with respect to its vendors. The Company is making efforts to ensure that the third parties on which it is heavily reliant are Year 2000 compliant, but cannot predict the likelihood of such compliance occurring nor the direct or indirect costs to the Company of non-compliance by those third parties or of securing such services from compliant third parties. However, the Company does not anticipate that it will be subject to a material impact in this area.


SOURCES OF LIQUIDITY

     As of September 30, 1998, the Company's cash and cash equivalents totaled $65.6 million, and its working capital was a negative $8.0 million. In February 1998, the Company received the proceeds from the $350.0 million offering of Old Notes and borrowed $150.0 million under the Senior Credit Facility. On May 27, 1998, the Company received approximately $326.5 million in net proceeds from the Equity Offering. A portion of the proceeds from the Equity Offering were used to repay certain indebtedness and consummate the FAME Acquisition and the Oakdale Acquisition. In the third quarter of 1998, the Company used the remaining proceeds of the Equity Offering and borrowed an additional $196.0 million under the Senior Credit Facility to complete the Don Law Acquisition, the Magicworks Acquisition and the acquisition of the seven companies in the theatrical and music segments. The Company will receive approximately $192.5 million in net proceeds from this Offering. See "Use of Proceeds."

     The Company has incurred and will continue to incur substantial amounts of indebtedness. As of September 30, 1998, on a pro forma basis giving effect to this Offering, and the application of the net proceeds therefrom, the consummation of the Pending Acquisitions and anticipated borrowings under the Senior Credit Facility, the Company's consolidated debt would have been approximately $897.4 million. On the same basis, the Company's consolidated debt would consist of (1) $350.0 million of 9 1/8% Senior Subordinated Notes due February 1, 2008, (2) $200.0 million of the Notes, (3) $290.4 million in borrowings under the Senior Credit Facility and (4) $57.0 million in other debt. The Company's temporary equity would have been $19.9 million, and its stockholders' equity would have been approximately $497.9 million. The Company's ratio of total debt to total capitalization as of September 30, 1998 would have been approximately 0.6 to 1, and its earnings would have been insufficient to cover fixed charges by $52.5 million for the year ended December 31, 1997, and by $26.4 million for the nine months ended September 30, 1998. See "Unaudited Pro Forma Condensed Combined Financial Statements." The Company may incur indebtedness from time to time to finance future acquisitions, for capital expenditures or for other purposes. See "Risk Factors--Risks Relating to the Notes--Substantial Leverage."

     The Senior Credit Facility originally consisted of a $150.0 million seven-year reducing revolving facility and a $150.0 million eight-year term loan. On September 10, 1998, the Company entered into an agreement with The Bank of New York to increase its borrowing availability under the Revolver portion


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

of the Senior Credit Facility by an additional $50.0 million, which increased the aggregate amount of borrowing availability under the Senior Credit Facility to approximately $350.0 million. As of November 13, 1998, the Company had outstanding approximately $346.0 million of borrowings under the Senior Credit Facility. Upon consummation of this Offering and the application of the proceeds therefrom, anticipated borrowings under the Senior Credit Facility and consummation of the Pending Acquisitions, the Company expects to have $290.4 million outstanding under the Senior Credit Facility. See "Use of Proceeds." Loans outstanding under the Senior Credit Facility, as expected to be amended, will bear interest, at the Company's option, at 1.625 to 3.625 percentage points over LIBOR or the greater of the Federal Funds rate plus 0.50% or The Bank of New York's prime rate. The interest rate spreads on the Term Loan and the Revolver will be adjusted based on the Company's Total Leverage Ratio (as defined in the Senior Credit Facility). The Company will pay a per annum commitment fee on unused availability under the Revolver of 0.50% (to the extent that the Company's Total Leverage Ratio is greater than or equal to 4.0 to 1.0), or 0.375% (if such ratio is less than 4.0 to 1.0) and a per annum letter of credit fee equal to the Applicable LIBOR Margin (as defined in the Senior Credit Facility) for the Revolver then in effect.

     The Revolver and Term Loan contain usual and customary covenants, including limitations on:

 o line of business;

 o additional indebtedness;

 o liens;

 o acquisitions;

 o asset sales;

 o dividends, repurchases of stock and other cash distributions;

 o total leverage;

 o senior leverage; and

 o ratios of Operating Cash Flow (as defined in the Senior Credit Facility) to pro forma interest expense, debt service and fixed charges.

The Company's obligations under the Revolver and Term Loan are secured by substantially all of its assets, including property, stock of subsidiaries and accounts receivable and are guaranteed by the Company's subsidiaries.

     The consummation of this Offering is conditioned upon the receipt of the consent of the lenders under the Senior Credit Facility. In connection with such consent, the Company has agreed to increase the applicable margins as described above. The Company will pay a consent fee to each consenting lender of 0.25% of such lender's commitment amount. See "Description of Other Indebtedness."

     The aggregate consideration to be paid in the Pending Acquisitions is expected to consist of approximately $103.1 million in cash, including the repayment of approximately $33.1 million in debt, and the issuance of approximately 2.2 million shares of the Company's Class A common stock. The Company intends to finance the cash portion of the purchase price with borrowings under the Senior Credit Facility. The availability of funds under the Senior Credit Facility is subject to compliance with certain financial covenants, and there can be no assurance that the funds required to complete the Pending Acquisitions will be available to the Company when needed. If the Company is unable to complete the Cellar Door Acquisition, it may be required to pay the seller $10.0 million as liquidated damages. See "Risk Factors--Company-Specific Risks--Pending Acquisitions" and "Agreements Related to the Pending Acquisitions."

     The Company intends to finance the final tax indemnity payment due on December 31, 1998 (approximately $26.3 million) with borrowings under the Senior Credit Facility. See "--Liquidity and Capital Resources--Spin-Off." Management's estimates of the amount of the indemnity payment are based on assumptions that management believes are reasonable. However, upon the completion of all final tax returns, including any potential tax audits, such assumptions could be modified in a manner that would result in a significant variance in the actual amount of the tax indemnity.

     Furthermore, certain agreements of the Company, including the Distribution Agreement, the Tax Sharing Agreement, Employee Benefits Agreement, certain employment agreements and the agreements relating to the completed acquisitions and the Pending Acquisitions provide for tax and other indemnities, purchase price adjustments, repurchase of the Company stock and future contingent payments in certain circumstances. There can be no assurance that the Company will have sufficient sources of funds to make such payments should they come due.


     In addition, consistent with its operating strategy, the Company is currently negotiating additional acquisitions and expects to pursue additional acquisitions in the live entertainment business in the future. However, the Company has not entered into any definitive agreements with respect to such acquisitions and there can be no assurance that it will do so. Any such acquisitions could result in the Company (1) issuing more of its stock (which may dilute the value of existing stock of the Company), (2) incurring a substantial amount of additional debt and/or (3) amortizing expenses related to goodwill and other intangible assets. However, there can be no assurance that the Company will be able to obtain financing for such acquisitions on terms acceptable to the Company or at all. Any or all of these actions could have a material adverse impact on the Company's business, financial condition and results of operations. See "Risk Factors--Company-Specific Risks--Expansion Strategy; Need for Additional Funds."


RECENT ACCOUNTING PRONOUNCEMENTS


     In June 1997, the Financial Accounting Standards Board issued Statement of Financial Accounting Standards No. 131, "Disclosures About Segments of an Enterprise and Related Information" ("FAS 131"), which is effective for years beginning after December 15, 1997. FAS 131 establishes standards for the way that public business enterprises report information about operating segments in annual financial statements and requires that those enterprises report selected information about operating segments in interim financial reports. It also establishes standards for related disclosures about products and services, geographic areas and major customers. FAS 131 is effective for financial statements for fiscal years beginning after December 15, 1997, and therefore the Company will adopt the new requirements for fiscal year 1998. Management has completed its review of FAS 131 and has preliminarily determined that its reportable segments will be music, theater, sports and other.


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

                  OVERVIEW OF THE LIVE ENTERTAINMENT INDUSTRY


CONCERT PROMOTION INDUSTRY

     The concert promotion industry consists primarily of regional promoters focused generally in one or two major metropolitan markets. According to Amusement Business, industry gross box office receipts for North American concert tours totaled $1.1 billion in 1997, compared to $321.7 million in 1985, representing a compounded annual growth rate of approximately 10.9%. The Company believes that overall increases in ticket sales during the last several years are in part due to the increasing popularity of amphitheaters as live entertainment venues, as well as an increasing number of tours that attract older audiences who did not previously attend musical concerts.

     Typically, in order to initiate a music concert or other live entertainment event or tour, a booking agent contracts with a performer to arrange a venue and date, or series of venues and dates, for the performer's event. The booking agent in turn contacts a promoter or promoters in the locality or region of the relevant venue or venues. The promoter markets the event, sells tickets, rents or otherwise provides the event venue or venues and arranges for local production services (such as stage, set, sound and lighting). In certain instances, particularly in connection with music festivals, a promoter may also provide limited production services. Individual industry participants, such as the Company, often perform more than one of the booking, promotion and venue operation functions.

     The booking agent generally receives a fixed fee for its services, or in some cases, a fee based on the success of the event or events, in each case from the artist. The promoter typically agrees to pay the performer the greater of a guaranteed amount and a profit-sharing payment based on gross ticket revenues, therefore assuming the risk of an unsuccessful event. The promoter sets ticket prices and advertises the event in order to cover expenses and generate profits. If the event is unprofitable, a promoter will sometimes renegotiate a lower guarantee in order to lessen the promoter's losses (in a process known as "settlement"). In some instances, the promoter agrees to accept a fee from the booking agent for the promoter's services, and the booking agent bears the financial risk of the event.

     A venue operator typically contracts with a promoter to rent its venue for a specific event on a specific date or dates. The venue operator provides services such as concessions, parking, security, ushers and ticket-takers, and receives revenues from concessions, merchandise, sponsorships, parking and premium box seats. A venue operator will typically receive (for each event it hosts) a fixed fee or percentage of ticket sales for use of the venue, as well as a fee representing between 40-50% of total concession sales from the vendors and 10-25% of total merchandise sales from the performer.

     Concert venues are generally comprised of stadiums (typically 32,000 seats or more), amphitheaters or arenas (typically 5,000 to 32,000 seats), clubs (typically less than 2,000 seats) and theaters (typically 100 to 5,000 seats). Amphitheaters are generally outdoor venues that are used primarily in the summer season. They have become increasingly popular venues for concerts because the seating configuration is designed specifically for concert events, often resulting in more available seats, fewer obstructed seats, better lines of sight to the stage and superior acoustics. In addition, because they typically cost less to construct, maintain and operate than traditional multi-purpose stadiums and arenas, amphitheaters often are able to host concerts and other events that would not be profitable in a stadium or arena.


THEATRICAL INDUSTRY

     The audience for live professional theater has increased significantly in the last two decades. According to Variety Magazine, gross ticket sales for the entire industry of Touring Broadway Shows and Broadway shows have increased from $431.5 million during the 1986-7 season to $1.3 billion during the 1996-7 season, a compounded annual growth rate of 11.2%. During this time, the number of touring weeks and markets where Touring Broadway Shows could profitably be presented have expanded. Sales for Touring Broadway Shows have grown as a percentage of total industry gross ticket sales, from approximately 52% in the 1986-7 season to approximately 60% in the 1996-7 season. The growth of the national theatrical industry has resulted, in part, from the development of local subscription series for Touring Broadway Shows, the construction of new performing arts centers with seating capacities of 2,500


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

or more in many municipalities and an increase in the quality of Touring Broadway Shows and in the number of multiple-week engagements produced for presentation outside of New York City. Touring Broadway Shows are typically revivals of previous commercial successes or reproductions of theatrical shows currently playing on Broadway in New York City ("Broadway Shows").

     Live professional theater consists mainly of the production of existing musical and dramatic works and the development of new works. In general, musicals require more investment of time and capital than dramatic productions. For an existing musical work (which is more likely to be presented as a Touring Broadway Show), a period of 12 to 24 months typically elapses between the time a producer acquires the theatrical stage rights and the date when the musical is first performed before the public. During this time, a touring company is assembled, and the show is readied for the road. By comparison, dramatic productions typically have smaller production budgets, shorter pre-production periods and lower operating costs, and tend to occupy smaller theaters for shorter runs.

     A producer of a Broadway Show or a Touring Broadway Show first acquires the rights to the work from its owners, who typically receive royalty payments in return. The producer then assembles the cast of the play, hires a director and arranges for the design and construction of sets and costumes. The producer of a Touring Broadway Show also must arrange transportation and schedule the show with local promoters. The local promoter of a Touring Broadway Show, who generally operates or has relationships with venues in individual markets, provides all local services such as selling tickets, hiring local personnel, buying advertising and paying a fixed guarantee (typically between $100,000 and $400,000) to the producer of the show for each week that the show is presented. The promoter is then entitled to recover the amount of the guarantee plus its local costs from ticket revenues. Any remaining ticket revenues are shared by the promoter and the producer, with the producer typically receiving approximately 60% of the profits. Although Touring Broadway Shows are generally substantially less expensive to produce than Broadway Shows, they may be financed through a limited partnership with third-party investors who receive a profit interest in the production. Often, investors in Touring Broadway Shows will also invest in the underlying Broadway Show, in part to help secure touring rights. After investors have received the complete return of their investment, net profits are split between the limited partners and the show's producer. The amount of net profits allocated to the show's producer, including fees and royalties, varies somewhat, but is normally in the range of 50% after certain profit participations are deducted. After certain net profits, a producer may also receive a production fee and royalties. A typical Touring Broadway Show requires 45 playing weeks with a weekly guarantee from the local promoter of approximately $250,000 to recoup production and touring costs; more elaborate touring productions with larger casts or sets, such as The Phantom of the Opera or Miss Saigon, generally require significantly higher weekly revenues and additional playing weeks in order to recoup production and touring costs.

     Tickets for Touring Broadway Shows often are sold through "subscription series," which are pre-sold season tickets for a defined package of shows to be presented in a given venue.


MOTOR SPORTS INDUSTRY

     Specialized motor sports events make up a growing segment of the live entertainment industry. This growth has resulted from additional demand in existing markets and new demand in markets where new arenas and stadiums have been built. The increasing popularity of specialized motor sports over the last several years has coincided with (and, in part, been due to) the increased popularity of other professional motor sports events, such as professional auto racing (including NASCAR, CART and Indy Car Racing). A number of specialized motor sports events are televised on several of the major television networks and are also shown on television in markets outside of the United States.

     In general, one to four motor sports events will be produced and presented each year in a market, with larger markets hosting more performances. Stadiums and arenas typically work with producers and promoters to manage the scheduling of events to maximize each event's results and each season's revenues. The cost of producing and promoting a typical single stadium event ranges from $300,000 to $600,000, and the cost of producing and presenting a typical single arena event ranges from $50,000 to $150,000. Monster trucks, demolition derbies, thrill acts, air shows and other motor sports concepts and events are typically created and financed by third parties and hired to perform in an individual event or


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

season of events. As in other motor sports, corporate sponsorships and television exposure are important financial components that contribute to the success of a single event or season of events.


TALENT REPRESENTATION INDUSTRY


     The talent representation industry generally encompasses the negotiation of employment agreements and the creation and evaluation of endorsement, promotional and other business opportunities for the client. A provider in this industry may also provide ancillary services, such as financial advisory or management services to its clients in the course of the representation.


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                                   BUSINESS

     The Company files annual, quarterly and current reports, proxy statements and other information with the SEC. You may read and copy any reports, statements or other information the Company files at the SEC's public reference room located at 450 Fifth Street, N.W., Room 1024, Washington, D.C. 20549. You can request copies of these documents, upon payment of a duplicating fee, by writing to the SEC. Please call the SEC at 1-800-SEC-0330 for further information on the operation of the public reference rooms. The Company's SEC filings are also available to the public on the SEC's Internet site (http://www.sec.gov).


GENERAL

     The Company is a leading integrated promoter, producer and venue operator in the live entertainment industry. In addition, with its recent acquisition of FAME, The Company became a leading full-service marketing and management company specializing in the representation of team sports athletes, primarily in professional basketball. The Company believes that it currently controls the largest network of venues used principally for music concerts and other live entertainment events in the United States, with, on a pro forma basis, 69 venues either directly owned (partially or entirely) or operated under lease or exclusive booking arrangements in 28 of the top 50 markets, including 14 amphitheaters in 9 of the top 10 markets, giving effect to the Pending Acquisitions. Through its large number of venues, its strong, branded presence in each market served and its long operating history, the Company is able to provide an integrated offering of promotion and production services across a broad variety of live entertainment events locally, regionally and nationally. During 1997, approximately 30 million people attended 11,300 events promoted and/or produced by the Company, the acquired businesses and the businesses to be acquired in the Pending Acquisitions, including approximately 5,400 music concerts, 5,600 theatrical shows and over 200 specialized motor sports events. The Company also represents many prominent and prestigious athletes and broadcasters for contract and marketing services. These events included:

 o music concerts featuring artists such as The Rolling Stones, Phish, Fleetwood Mac, Ozzy Osbourne and Alanis Morissette;
 o  music festivals such as the George Strait Country Music Festival;
 o touring theatrical productions such as Jekyll & Hyde, Rent and The Magic of David Copperfield; and
 o specialized motor sports events, such as Truck Fest and American Motorcycle Association Supercross racing events.

     In addition, the Company's event marketing programs reached over 15 million people in 1997. The Company believes that its ability to provide integrated live entertainment services will, among other things, encourage wider use of its venues by performers and allow the Company to capture a greater percentage of revenues from national tours and ancillary revenue sources.

     The Company's core business is the promotion and production of live entertainment events, most significantly for concert and other music performances in venues owned (partially or entirely) and/or operated by the Company and in third-party venues. As promoter, the Company typically markets events and tours, sells tickets, rents or otherwise provides event venues and arranges for local production services (such as stage, set, sound and lighting). As producer, the Company:

 o creates tours for music concert, theatrical, specialized motor sports and other events;
 o  develops and manages Touring Broadway Shows; and
 o  develops specialized motor sports and other live entertainment events.

     As a venue owner/operator, the Company books and promotes events in the venues which it controls. The Company also receives ancillary revenues from operations related to its live entertainment events, including the sale of corporate sponsorships and advertising, the sale of concessions and the merchandising of a broad range of products. In addition, the Company represents over 100 professional athletes, many of whom are professional basketball players. On a pro forma basis, the Company's music businesses, including venue operations, comprised approximately 61% of net revenues, theater comprised approxi-


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mately 21% of net revenues, sports, including representation of professional athletes and specialized motor sports operations, comprised approximately 10% of net revenues and other operations comprised approximately 8% of the Company's net revenues for the nine months ended September 30, 1998.


BROADCASTING MERGER AND THE SPIN-OFF

     Broadcasting was formed in 1992 principally to acquire and operate radio broadcasting stations. On May 29, 1998, Broadcasting was merged with and into an affiliate of Hicks, Muse Tate & Furst Incorporated ("Broadcasting Buyer") (the "Broadcasting Merger"). As a condition to the Broadcasting Merger, Broadcasting contributed to the Company all of its assets relating to its entertainment business, and, on April 27, 1998, distributed the Company common stock to certain stockholders of Broadcasting on a pro rata basis. The Spin-Off separated Broadcasting's entertainment business from its radio-broadcasting business and enabled Broadcasting Buyer to acquire only Broadcasting's radio broadcasting business in the Broadcasting Merger.

     In conjunction with the Broadcasting Merger and the Spin-Off, the Company, Broadcasting and Broadcasting Buyer entered into the Distribution Agreement, the Tax Sharing Agreement and the Employee Benefits Agreement. Each of these agreements provides for certain indemnification obligations by the Company and Broadcasting. See "Management's Discussion and Analysis of Financial Condition and Results of Operations--Liquidity and Capital Resources--Spin-Off."


1997 ACQUISITIONS

     The Company was formed as a wholly-owned subsidiary of Broadcasting in December 1997 as the parent company of Concerts. Concerts was formed by Broadcasting in January of 1997 to acquire and hold Broadcasting's live entertainment operations.


  DELSENER/SLATER

     In January 1997, Concerts acquired Delsener/Slater, a leading concert promotion company. Delsener/
Slater has long-term leases or is the exclusive promoter for several of the major concert venues in the New York City metropolitan area, including the Jones Beach Amphitheater, a 14,000-seat complex located in Wantagh, New York, and the PNC Bank Arts Center (formerly known as the Garden State Arts Center), a 17,500-seat complex located in Holmdel, New Jersey.


  MEADOWS

     In March 1997, Concerts acquired the stock of certain companies which own and operate the Meadows, a 25,000-seat indoor/outdoor complex located in Hartford, Connecticut. See "Certain Relationships and Related
Transactions--Meadows Repurchase."


  SUNSHINE PROMOTIONS

     In June 1997, Concerts acquired the stock of Sunshine Promotions, one of the largest concert promoters in the Midwest. Sunshine Promotions owns the Deer Creek Music Theater, a 21,000-seat complex located in Indianapolis, Indiana, and the Polaris Amphitheater ("Polaris"), a 20,000-seat complex located in Columbus, Ohio, and has a long-term lease to operate the Murat Centre, a 2,700-seat theater and 2,200-seat ballroom located in Indianapolis, Indiana.


1998 ACQUISITIONS

     In January, February and March of 1998, the Company completed its acquisitions of Westbury Music Fair, BGP, PACE, Pavilion, Contemporary, Network, Concert/Southern and certain related entities and USA Motor Sports. In May and early June 1998, the Company consummated the Avalon, Oakdale and FAME Acquisitions. In July, August and September 1998, the Company completed the Don Law Acquisition and the acquisition of seven companies in the theatrical and music segments, principally in the areas of programming, touring and merchandising. In September 1998, the Company acquired Magic-works. The aggregate purchase price of these acquisitions was approximately $882.6 million in cash (including repaid debt and payments for working capital), $7.8 million in assumed debt, the issuance of an aggregate of approximately 5.6 million shares of Class A common stock and approximately $10.0 million in deferred payments. Following is a brief description of the acquired businesses. The following descriptions are not intended to be complete descriptions of the terms of the acquisition agreements and are qualified by reference to the acquisition agreements, copies of which were filed with the SEC and are incorporated herein by reference. See "Management's Discussion and Analysis of Financial Condition and Results of Operations" and "Available Information."


  WESTBURY

     On January 8, 1998, the Company acquired a long-term lease for Westbury Music Fair, located in Westbury, New York. During the period between the closing and January 8, 2000, the Company has the right to repurchase all of such shares for an aggregate consideration of $2.0 million and the seller has the right to require the Company to purchase all of such shares for an aggregate consideration of $750,000.


  BGP

     On February 24, 1998, the Company acquired BGP, one of the oldest promoters and producers of live entertainment in the United States and the principal promoter of live entertainment in the San Francisco Bay area.


  PACE AND PAVILION

     On February 25, 1998, the Company acquired all of the outstanding capital stock of PACE, one of the largest diversified promoters and producers of live entertainment in the United States. PACE has what the Company believes to be the largest distribution network in each of its music concerts, theatrical shows and motor sports events business segments. In connection with the acquisition of PACE, the Company has obtained 100% of Pavilion, a partnership that owns interests in 10 of the 41 venues owned by the Company, by acquiring one-third of Pavilion through the acquisition of PACE and the remaining two-thirds of Pavilion from Sony and Blockbuster. Under certain circumstances, the Company may be required to sell either its motor sports or theatrical lines of business. See "Risk Factors--Company-Specific Risks--Re-Purchase Rights for Certain Subsidiaries" and "Management--Employment Agreements and Arrangements with Certain Officers and Directors."

     In connection with its acquisition of partnership interests in Lakewood Amphitheater in Atlanta, Georgia and Starplex Amphitheater in Dallas, Texas, PACE entered into a co-promotion agreement with its partner that contains a provision that purports, under certain circumstances, to require PACE to co-promote (and share one-half of the profits and losses) with such partnership certain concerts which are presented by PACE or any of its affiliates in another venue located in either Atlanta, Georgia or Dallas, Texas. However, the Company acquired an interest in Chastain Park Amphitheater, also in Atlanta, in the Concert/Southern acquisition described below.

     In October 1998, Universal, PACE's partner, brought suit in the Superior Court of Los Angeles against PACE Amphitheaters, Inc., PACE Entertainment Group, Inc., the Company, Brian Becker and Allen Becker alleging, among other things, that the Company's acquisitions of PACE and Concert/ Southern caused breaches of PACE's various agreements with Universal. The complaint seeks damages in an unspecified amount. Because the defendants have not answered the complaint and there has been no discovery, it is impossible to predict the likely outcome of the case. In the Company management's view, however, the realistic amount in controversy is not material to the business or prospects of the Company. See "Business--Litigation."


  CONTEMPORARY

     On February 27, 1998, the Company acquired by merger and asset acquisition, the music concert, live entertainment, event marketing, computerized ticketing and related businesses of Contemporary and the 50% interest in the Riverport Amphitheater Joint Venture not owned by Contemporary. Contemporary is a vertically-integrated live entertainment and special event promoter and producer, venue operator and consumer marketer. Contemporary is also one of the top special event sales promotion and marketing companies in the country. Contemporary develops programs for national consumer product companies and for demonstrating, sampling and selling products to consumers. Contemporary's clients have included AT&T, CBS TV, Radio Shack, Coca Cola USA, Reebok, Nabisco and the National Basketball Association.


  NETWORK

     On February 27, 1998, the Company acquired Album Network, Inc., SJS Entertainment Corporation and the assets of The Network 40 as well as an office building and related property. Network is engaged in music marketing, research and artist development activities and is a publisher of trade magazines for radio broadcasters, music retailers, performers and record industry executives.



  CONCERT/SOUTHERN

     On March 4, 1998, the Company acquired Concert/Southern, a promoter of live entertainment in the Atlanta metropolitan area.


  USA MOTOR SPORTS

     On March 25, 1998, PACE acquired a 67% interest in certain assets and liabilities of USA Motor Sports. The remaining 33% interest is held by Contemporary.


  AVALON

     On May 14, 1998, the Company acquired Avalon, a leading music concert producer and promoter in the Los Angeles area.


  OAKDALE

     On June 3, 1998, the Company acquired certain assets of Oakdale. Oakdale is a promoter and producer of concerts in Connecticut and the owner of the Oakdale Theater, a new 4,800 seat facility located in Wallingford, Connecticut.



  FAME

     On June 4, 1998, the Company acquired all of the outstanding capital stock of FAME, a leading full-service marketing and management company which specializes in the representation of team sports athletes, primarily in professional basketball. FAME was founded in 1992 by David Falk and Curtis Polk and currently represents some of the premier athletes in professional team sports, including, among others, Michael Jordan, Patrick Ewing, Alonzo Mourning, Juwan Howard and Allen Iverson. In addition, FAME provides specialized financial advisory services to its clients. Mr. Falk continues to serve as the Chairman of FAME and was appointed as a Member of the Office of the Chairman and a Director of the Company. The Company believes that, through its acquisition of FAME, it will be able to capitalize on the cross-marketing opportunities that may arise by virtue of representing prominent team athletes while selling corporate sponsorships and other marketing rights at its existing venues. See "Risk Factors--Company-Specific Risks--Risks Related to the Representation of Athletes."


  DON LAW

     On July 2, 1998, the Company acquired certain assets of Don Law, a concert and theater promoter in New England. Don Law currently owns and/or operates three venues in New England with an aggregate seating capacity of 27,400. See "--Services Provided--Venue Operations." Don Law also acts as the sole ticket operator for all of its own venues as well as third party venues. The purchase price was financed from the proceeds of the Equity Offering.

  MAGICWORKS

     On September 11, 1998, the Company purchased all of the outstanding shares of common stock of Magicworks, a publicly-traded company. Magicworks specializes in the production and promotion of live entertainment events such as theatrical shows, musical concerts, ice skating shows and other forms of live entertainment. Magicworks also provides personal representation and sports marketing services to professional athletes in such sports as figure skating and tennis.

  OTHER ACQUISITIONS

     In July, August and September 1998, the Company completed the acquisition of seven companies in the theatrical and music segments, principally in the areas of programming, touring and merchandising.

PENDING ACQUISITIONS

  MARQUEE ACQUISITION

     On July 23, 1998, the Company and Marquee entered into a merger agreement whereby a wholly owned subsidiary of the Company will be merged with and into Marquee and Marquee will become a wholly owned subsidiary of the Company. The merger agreement, as amended, provides that each share of Marquee common stock will be converted into a number of Class A common stock based on the Exchange Ratio (as defined herein). See "Agreements Related to the Pending Acquisitions--Marquee." Marquee provides integrated event management, television programming and production, marketing, talent representation and consulting services in the sports, news and other entertainment industries.

  CELLAR DOOR ACQUISITION

     On August 13, 1998, the Company and the beneficial owner of all of the outstanding equity interests of Cellar Door entered into a letter of intent with respect to the Company's acquisition of all of the outstanding capital stock of Cellar Door. See "Agreements Related to the Pending Acquisitions--Cellar Door." The closing is expected to be subject to customary closing conditions, including the entry into a definitive acquisition agreement and the termination or expiration of the applicable waiting period under the HSR Act. See "--Regulatory Matters." Cellar Door is a leading promoter and producer of live entertainment events.

     The Company expects to complete the Pending Acquisitions during the first quarter of 1999. However, the timing and completion of the Pending Acquisitions are subject to a number of conditions, certain of which are beyond the Company's control, and there can be no assurance that the Pending Acquisitions will be consummated during such period, on the terms described herein, or at all. See "Risk Factors--Risks Relating to the Notes--Substantial Leverage" and "--Company-Specific Risks--Expansion Strategy; Need for Additional Funds."

     The Company is also currently pursuing certain additional acquisitions; however, it has not entered into any definitive agreements with respect to such acquisitions and there can be no assurance that it will do so.

AGREEMENT WITH TICKETMASTER

     On November 13, 1998, the Company and Ticketmaster entered into a binding letter of intent pursuant to which the Company has granted Ticketmaster the exclusive right to sell and distribute tickets for the Company's events worldwide. The Company anticipates that the revenues associated with its ticket sales will increase in 1999 as a result of such agreement. The Company is currently evaluating its existing internal ticketing operations which were acquired in the 1998 Acquisitions; however, the Company does not believe that its ticketing operations are material to its financial condition or results of operations.

SERVICES PROVIDED

     The Company is engaged in (1) the booking, promotion and production of live entertainment events and tours, (2) the ownership and/or operation of concert and other entertainment venues, (3) the representation of professional athletes and (4) the sale of corporate sponsorships and advertising and provision of marketing and consulting services to third-parties.

  BOOKING AND PROMOTION

     The Company books and promotes music concerts, theatrical events, specialized motor sports and other live entertainment events and tours such as music festivals, comedy tours, figure skating shows, gymnastics tours, motivational speaking tours and other special events. The Company books and promotes events in a number of types of venues (including amphitheaters, theaters, clubs, arenas and stadiums) that are owned and/or operated by the Company or by third parties. See "--Venue Operations." The Company primarily promotes concerts performed by newer groups having widespread popularity (e.g., Phish, Dave Matthews and Hootie & the Blowfish) and by more established groups having relatively long-standing and more stable bases of popularity (e.g., James Taylor and Jimmy Buffett). The Company believes that its large distribution network will enable it to set an aggregate guarantee for a series of shows, mitigating the risk of loss associated with a single show. The Company also believes that the market research and audience demographics database that it acquired in the 1998 Acquisitions, when combined with its existing audience data collection efforts, will permit highly-effective, targeted marketing, such as direct-mail and subscription series campaigns, which the Company believes will increase ticket pre-sales and overall sales in a cost-efficient manner.

     The following table identifies artists whose events were recently promoted by the Company (on a pro forma basis):



  Aerosmith                      Elton John            Phil Collins
  Alabama                        Fleetwood Mac*        Pink Floyd
  Alanis Morissette              James Taylor          Phish
  Bette Midler                   Janet Jackson         R.E.M.
  Billy Joel                     Jerry Seinfeld*       Rod Stewart
  Brooks & Dunn                  Jimmy Buffett         The Rolling Stones
  Chris Rock*                    Live                  Seal
  Clint Black                    Melissa Etheridge     Sheryl Crow
  Crosby, Stills & Nash          Metallica             Smashing Pumpkins
  Dave Matthews                  Michael Bolton        Stone Temple Pilots
  Depeche Mode                   Ozzy Osbourne*        Tim Allen*
  The Eagles                     Pearl Jam             Tina Turner
  Earth, Wind & Fire             Peter Gabriel         U2

----------
* National tour produced by the Company.


  PRODUCTION

     The Company is currently involved in the creation of tours for music concert and other live entertainment events. The Company's production activities include (1) the creation of tours for music concert, theatrical, specialized motor sports and other live entertainment events, (2) the development and management of Touring Broadway Shows and (3) the development of specialized motor sports shows, proprietary characters and television programming. The acquired businesses produce tours on a national or regional basis and, in 1997, structured national tours for Fleetwood Mac and Ozzy Osbourne, among others. The Company plans to increase its production of national music tours. PACE (one of the acquired businesses) also produces Touring Broadway Shows, acquiring the stage and touring rights from a show's owner, assembling the touring cast, hiring a director and arranging for the construction and design of sets and costumes. Touring Broadway Shows are typically revivals of previous commercial successes or reproductions of theatrical shows currently playing on Broadway in New York City. PACE also produces and makes small investments (i.e., from approximately $150,000 to $600,000) as a limited partner in the creation of a small number of original Broadway Shows in exchange for obtaining touring rights and favorable scheduling for those shows.

     The Touring Broadway Show production and promotion industry is highly fragmented. The Company believes it is the largest multiple-market presenter of Touring Broadway Shows in the United States. The Company competes with other producers and presenters to obtain presentation arrangements with venues and performing arts organizations in various markets, including in markets that have more than one venue suitable for presenting a Touring Broadway Show. The Company's competitors, some of whom have also been partners of PACE and Magicworks in certain theater investments from time to time, include a number of New York-based production companies that also promote Touring Broadway Shows and a number of regional presenters. On a pro forma basis, the Company would have had a producing interest or investment in the following shows for 1997 and/or 1998, among others:




            SHOW TITLE                      TYPE            THE COMPANY'S INVOLVEMENT
---------------------------------   --------------------   --------------------------
               Big                        Touring                  Production
             Cabaret                      Touring                  Production
           Damn Yankees                   Touring                  Production
            Death Trap                    Touring                  Production
              Evita                       Touring                  Production
            Funny Girl                    Touring                  Production
           The Gin Game                   Touring                  Production
             Harmony                    Development                Production
           Jekyll & Hyde                 Broadway                  Production
      Kiss of the Spiderwoman             Touring                  Production
          Lord of the Dance          Touring (Europe)              Production
 The Magic of David Copperfield           Touring                  Production
          Man of La Mancha                Touring                  Production
          Smokey Joe's Cafe               Touring                  Production
         The Sound of Music               Touring                  Production
           Victor, Victoria               Touring           Production and Investment
           West Side Story                Touring                  Production
            A Chorus Line            Touring (US & UK)             Investment
              Annie                      Broadway                  Investment
             Carousel                     Touring                  Investment
              Cirque                Broadway & Touring             Investment
             Chicago                Broadway & Touring             Investment
    How to Succeed in Business      Broadway & Touring             Investment
             Martin Guerre             West End (UK)               Investment
               Rent                 Broadway & Touring             Investment
            Steel Pier                   Broadway                  Investment
          Triumph of Love                Broadway                  Investment
          West Side Story              Touring (UK)                Investment

     The Company believes that there are approximately 50 domestic markets that can provide the potential audience and gross ticket revenues for a full-scale Touring Broadway Show to be profitable, and an additional 50 markets where smaller scale productions with shorter runs can be presented profitably. In most of these cities, there are a limited number of venues that can accommodate a Touring Broadway Show.

     The Company currently sells subscription series for its Touring Broadway Shows in the following 37 markets that maintain active touring schedules:



  Albuquerque, NM             Indianapolis, IN      Palm Beach, FL
  Atlanta, GA                 Long Beach, CA        Phoenix, AZ
  Austin, TX                  Louisville, KY        Pittsburgh, PA
  Baltimore, MD               Miami, FL             Portland, OR
  Boise, ID                   Milwaukee, WI         Salt Lake City, UT
  Chicago, IL                 Minneapolis, MN       San Antonio, TX
  Cincinnati, OH              Myrtle Beach, SC      Seattle, WA
  Columbus, OH                Nashville, TN         Tampa, FL
  Dallas, TX                  New Orleans, LA       Tuscon, AZ
  Eugene, OR                  Omaha, NE             Wichita, KS
  Ft. Lauderdale, FL          Orange County, CA     Ottawa, Canada
  Green Bay, WI               Orlando, FL           Edmonton, Canada
  Houston, TX

     The Company also produces motor sports events such as monster truck events, tractor pulls, mud races, demolition derbies and motorcross races, and designs tracks and other elements for those events. Competition among producers in the specialized motor sports industry is between three large companies and a number of smaller regional companies. The Company believes that it is the largest participant in the industry, on a pro forma basis having produced over 190 events in 1997. The Company also competes with several regional specialized motor sports companies, which each present only a small number of events, as well as a number of local promoters that present only one or two events per year. See "Risk Factors--Company-Specific Risks--Re-Purchase Rights for Certain Subsidiaries."

     In addition, the Company produces a variety of other forms of live entertainment, including music festivals, radio programs, air shows, figure skating shows, gymnastics tours, comedy tours, motivational speaking tours and television programming based on certain of its events and other events.


  VENUE OPERATIONS

     The Company's revenues from its venue operations are derived primarily from corporate sponsorships and advertising, concessions, merchandise, parking and other related items. A venue operator will typically receive for each event it hosts a fixed fee or percentage of ticket sales for use of the venue, as well as a fee representing between 40-50% of total concession sales from the vendors and 10-25% of total merchandise sales from the performer. As a venue owner, the Company typically receives 100% of sponsorship and advertising revenues. Since few artists will play in every available market during a tour, the Company competes with venues in other markets for dates of popular national tours. The favorable cost structure of amphitheaters and their ability to draw fans is often an important factor in the decision of a performer to choose to perform in an amphitheater market. In certain cities, the Company also competes with other venues to promote an artist in that city. The Company believes that it controls the largest network of venues used principally for music concerts and other live entertainment events in the United States. Upon closing of the Pending Acquisitions, the Company will own (partially or entirely) and/or operate 69 venues in 28 of the top 50 markets, including 14 amphitheaters in 9 of the top 10 markets. The following chart sets forth certain information with respect to the venues that are owned (partially or entirely) and/or operated by the Company:



                               MARKET
                                RANK                           THE COMPANY'S
       MARKET AND VENUE          (1)    TYPE OF VENUE            INTEREST
----------------------------- -------- --------------- ----------------------------
New York--Northern New
 Jersey--Long Island:            1
PNC Bank Arts Center
 (formerly Garden State
 Arts Center) ...............           amphitheater   22-year lease (expires
                                                       October 31, 2017)
Jones Beach Marine
 Amphitheater ...............           amphitheater   10-year license
                                                       agreement (expires
                                                       December 31, 1999)
Roseland Theater ............             theater      exclusive booking
                                                       agent
Westbury Music Fair .........             theater      43-year lease (expires
                                                       December 31, 2034)
Irving Plaza ................             theater      10-year lease (expires
                                                       July 30, 2007)
Beacon Theater ..............             theater      49% partnership
                                                       interest in 15-year lease
                                                       (expires December 31,
                                                       2006)
Los Angeles--Riverside--
 Orange County:                  2
Glen Helen Blockbuster
 Pavilion ...................           amphitheater   25-year lease (expires
                                                       July 1, 2018)
Irvine Meadows
 Amphitheater ...............           amphitheater   facility owned; land
                                                       leased



                                                                              TOTAL
                                   TOTAL           AVG.         NO. OF        SEATS
                                  SEATING       ATTENDANCE      EVENTS         SOLD
       MARKET AND VENUE           CAPACITY        IN 1997      IN 1997       IN 1997
----------------------------- --------------- -------------- ----------- ---------------
New York--Northern New
 Jersey--Long Island:
PNC Bank Arts Center
 (formerly Garden State
 Arts Center) ............... 17,500          6,456          57          368,004
Jones Beach Marine
 Amphitheater ............... 14,400          7,992          45          359,653
Roseland Theater ............   3,600          2,614          41          107,174
Westbury Music Fair .........   2,870          2,198          148         325,348
Irving Plaza ................   1,121            963          208         200,250
Beacon Theater ..............   2,849          2,000(2)       40(2)       80,000(2)
Los Angeles--Riverside--
 Orange County:
Glen Helen Blockbuster
 Pavilion ...................  25,000(3)      10,162         15          152,432
Irvine Meadows
 Amphitheater ............... 15,500          11,537         19          219,211

                                                                                                                          TOTAL
                               MARKET                                                  TOTAL        AVG.       NO. OF     SEATS
                                RANK                           THE COMPANY'S          SEATING    ATTENDANCE    EVENTS      SOLD
       MARKET AND VENUE          (1)    TYPE OF VENUE            INTEREST            CAPACITY     IN 1997     IN 1997    IN 1997
----------------------------- -------- --------------- ---------------------------- ---------- ------------- --------- -----------
Thousand Oaks Civic Arts
 Plaza ......................             theater      5-year exclusive               1,800       1,164         24       27,929
                                                       booking agent for
                                                       contemporary music
                                                       events (expires
                                                       May 2003)
Chicago--Gary--Kenosha:          3
The Palace Theater(4) .......             theater      50% partnership                 2,350        N/A         N/A        N/A
                                                       interest in 49-year lease
                                                       (expires May, 2048)
Washington--Baltimore:           4
Nissan Pavilion at Stone
 Ridge(5) ...................           amphitheater   20-year lease                 25,000       11,116        31       344,600
                                                       (expires June 9, 2014)
San Francisco--Oakland--
 San Jose:                       5
Shoreline Amphitheater ......           amphitheater   facility owned; land           22,000       12,600        40      504,013
                                                       leased for 35 years
                                                       (expires November 30,
                                                       2021)
Concord Pavilion ............           amphitheater   10-year exclusive              12,500        6,226        42      261,479
                                                       outside booking agent
                                                       (expires December 31,
                                                       2005)
Greek Theater ...............             theater      4-year promotion                8,500        6,191         9       55,718
                                                       agreement (expires
                                                       October 31, 2002)
Warfield Theatre ............             theater      10-year lease (expires          2,250        1,677        77      129,129
                                                       May 31, 2008)
Filmore Auditorium ..........             theater      10-year lease (expires          1,249        1,051       180      189,103
                                                       August 31, 2007)
Punchline Comedy
 Club .......................               club       5-year lease (expires             175           97       422       41,138
                                                       September 15, 2001)
Philadelphia--Wilmington--
 Atlantic City:                  6
Blockbuster/SONY Music
 Entertainment Centre
 on the Waterfront ..........           amphitheater   31-year lease (expires         25,000        8,973        54      484,528
                                                       September 29, 2025)
Boston--Worcester--
 Lawrence:                       7
Great Woods Center for
 the Performing Arts ........           amphitheater   owned                          19,500       11,943        54       644,875
Harborlights Pavilion(11) ...           amphitheater   leased                          4,800        3,180        45       143,100
Orpheum Theatre .............             theater      long-term management            2,700        2,475       184       622,586
                                                       contract
Avalon Ballroom .............               club       5-year exclusive                1,350        1,116        54        60,213
                                                       booking agent (expires
                                                       June 30, 2003) and
                                                       beneficial owner of a
                                                       minority interest
Charles Playhouse
 (main stage) ...............             theater      owned                             525          439       416       182,448
Charles Playhouse
 (basement) .................             theater      owned                             200          104       416        43,480
Wilbur Theater ..............             theater      5-year lease (expires           1,223          959       129       123,732
                                                       August 25, 2001)
Colonial Theater ............             theater      8-year lease (expires           1,704        1,330       208       276,754
                                                       August 31, 2001)
Detroit--Ann                     8
 Arbor--Flint:
Pine Knob Music                         amphitheater   exclusive booking              16,646       11,277        45      507,469
 Theatre(5) .................

                                MARKET
                                 RANK                           THE COMPANY'S
       MARKET AND VENUE           (1)    TYPE OF VENUE            INTEREST
------------------------------ -------- --------------- ----------------------------
The Palace at Auburn
 Hills(5) ....................              arena       exclusive booking
Detroit State Theatre(5) .....             theater      exclusive booking
Meadowbrook
 Amphitheater(5) .............           amphitheater   exclusive booking
Dallas--Fort Worth:                9
Starplex Amphitheater ........           amphitheater   32.5% partnership
                                                        interest in 31 year lease
                                                        (expires December 31,
                                                        2028)
Houston--Galveston--
 Brazoria:                        10
Cynthia Woods Mitchell
 Pavilion ....................           amphitheater   15-year management
                                                        contract (expires
                                                        December 31, 2009)
Aerial Theater at Bayou
 Place                                     theater      50% partnership
                                                        interest in 10-year lease
                                                        (expires December 31,
                                                        2007)
Miami--Fort Lauderdale:           11
Sunrise Musical Theatre
 (5) .........................             theater      owned
Parker Playhouse .............             theater      4-year license
                                                        agreement (expires
                                                        October 17, 2000)
Atlanta:                          12
Lakewood
 Amphitheater ................           amphitheater   32.5% partnership
                                                        interest in 35-year lease
                                                        (expires January 1,
                                                        2019) (8)
Chastain Park
 Amphitheater ................           amphitheater   10-year lease (expires
                                                        December 31, 2000)
Roxy Theater .................               club       7-year lease (expires
                                                        March 31, 2004)
Cotton Club ..................               club       5-year lease (expires
                                                        August 31, 2000)
Seattle--Tacoma--Bremerton:       13
White River
 Amphitheatre(9) .............           amphitheater   long-term management
                                                        agreement
St. Louis:                        17
Riverport Amphitheater .......           amphitheater   owned
American Theater .............             theater      10-year lease (expires
                                                        July 31, 2004)
Westport Playhouse ...........             theater      year-to-year lease
                                                        (renewal under
                                                        negotiation)
Phoenix--Mesa:                    18
Desert Sky Blockbuster
 Pavilion ....................           amphitheater   60-year lease (expires
                                                        June 30, 2049)
Pittsburgh:                       19
Star Lake Amphitheater .......           amphitheater   45-year lease (expires
                                                        December 31, 2034)
I.C. Light Amphitheater ......           amphitheater   year to year license
                                                        agreement (expires
                                                        December 31, 1998)



                                                                            TOTAL
                                    TOTAL           AVG.       NO. OF       SEATS
                                   SEATING       ATTENDANCE    EVENTS        SOLD
       MARKET AND VENUE            CAPACITY       IN 1997     IN 1997      IN 1997
------------------------------ --------------- ------------- --------- ---------------
The Palace at Auburn
 Hills(5) ....................      15,000(6)     15,893        23         365,549
Detroit State Theatre(5) .....       3,000         2,388        36          85,979
Meadowbrook
 Amphitheater(5) .............       7,619         4,235         5          21,174
Dallas--Fort Worth:
Starplex Amphitheater ........      20,500         8,799        35         307,981
Houston--Galveston--
 Brazoria:
Cynthia Woods Mitchell
 Pavilion ....................      13,000         8,381        35         293,350
Aerial Theater at Bayou
 Place                               2,800         3,223        18          58,019 (7)
Miami--Fort Lauderdale:
Sunrise Musical Theatre
 (5) .........................       3,968         3,366        34         114,444
Parker Playhouse .............       1,185           749       112          83,904
Atlanta:
Lakewood
 Amphitheater ................      19,000         9,257        32         296,225
Chastain Park
 Amphitheater ................       7,000         5,777        28         161,755
Roxy Theater .................       1,500           848       102          86,498
Cotton Club ..................         650           403       151          60,829
Seattle--Tacoma--Bremerton:
White River
 Amphitheatre(9) .............      20,000           N/A       N/A             N/A
St. Louis:
Riverport Amphitheater .......      21,000         10,531       42         442,302
American Theater .............       2,000          1,510       24          36,236
Westport Playhouse ...........       1,100            880       15          13,196
Phoenix--Mesa:
Desert Sky Blockbuster
 Pavilion ....................      19,900          9,179       23         211,114
Pittsburgh:
Star Lake Amphitheater .......      22,500         12,361       42         519,182
I.C. Light Amphitheater ......       4,235          2,257       82         185,029

                                                                                                                       TOTAL
                               MARKET                                                TOTAL       AVG.       NO. OF     SEATS
                                RANK                          THE COMPANY'S         SEATING   ATTENDANCE    EVENTS     SOLD
       MARKET AND VENUE          (1)    TYPE OF VENUE           INTEREST           CAPACITY     IN 1997    IN 1997    IN 1997
----------------------------- -------- --------------- -------------------------- ---------- ------------ --------- ----------
Kansas City:                    24
Sandstone
 Amphitheater ...............           amphitheater   10-year lease (expires      18,000       8,109        32     259,488
                                                       December 31, 2002)
Starlight Theater ...........             theater      box office and concert       9,000       3,772         9      33,948
                                                       promotions contract
                                                       (expires September 30,
                                                       2000)
Memorial Hall ...............             theater      exclusive booking           3,000     1,910         11        21,014
Milwaukee--Racine:              25
Marcus Amphitheater (5) .....           amphitheater   50% partnership in         22,828     8,334         11        91,670
                                                       lease (expires in 2000)
Modjeska Theater(5) .........             theater      exclusive booking           1,800       965         21        20,262
Sacramento--Yolo:               26
Punchline Comedy
 Club .......................               club       9-year lease (expires         245        90        355        31,834
                                                       December 17, 1999)
Norfolk--Virginia
 Beach--Newport News:           27
GTE Virginia Beach
 Amphitheater(5) ............           amphitheater   30-year lease (expires     20,000    10,428         32       333,688
                                                       in 2026)
The Boathouse(5) ............           concert hall   lease (expires 2013)        2,460     1,494         42        62,762
The Abyss(5) ................               club       exclusive booking             900       329         16         5,269
Indianapolis:                   28
Deer Creek Music
 Center .....................           amphitheater   owned                      21,000    11,348         42       476,617
Murat Centre ................           theater and    50-year lease (expires      2,700     1,412        144       211,920
                                          ballroom     August 31, 2045)
Columbus:                       30
Polaris Amphitheater ........           amphitheater   owned                      20,000     7,732         39       301,555
Charlotte--Gastonia--Rock
 Hill:                          33
Charlotte Blockbuster
 Pavilion ...................           amphitheater   owned(8)                   18,000     8,592         34       292,135
Hartford:                       36
Meadows Music
 Theater ....................           amphitheater   facility owned; land       25,000     9,807         26       254,982
                                                       leased for 40 years
                                                       (expires September 13,
                                                       2034)
Oakdale Theater .............             theater      facility owned; land        4,800     2,944        142       418,000
                                                       leased for 15 years and
                                                       the Company will
                                                       purchase land upon
                                                       expiration
Rochester:                      39
Finger Lakes
 Amphitheater ...............           amphitheater   co-promotion               12,700     6,123         15        91,845
                                                       agreement
Nashville:                      41
Starwood Amphitheater .......           amphitheater   50% ownership              17,000     8,208         25       205,204
Raleigh--Durham--Chapel
 Hill:                          47
Walnut Creek
 Amphitheater ...............           amphitheater   40-year lease (expires     20,000    10,498         40       419,919
                                                       October 31, 2030) (10)
West Palm Beach--Boca
 Raton:                         50
SONY Music/Blockbuster
 Coral Sky Amphitheater                 amphitheater   lease (expires             20,000    11,244         26      292,340
                                                       January 4, 2005) (10)

                                                                                                                      TOTAL
                                 MARKET                                              TOTAL       AVG.       NO. OF    SEATS
                                  RANK                         THE COMPANY'S        SEATING   ATTENDANCE    EVENTS    SOLD
        MARKET AND VENUE           (1)    TYPE OF VENUE          INTEREST          CAPACITY     IN 1997    IN 1997   IN 1997
------------------------------- -------- --------------- ------------------------ ---------- ------------ --------- --------
Royal Poinciana
 Playhouse ....................             theater      6-year license              878         601         84      50,509
                                                         agreement (expires
                                                         October 31, 2004)
Richmond--Petersburg:               51
Classic Amphitheatre(5) .......           amphitheater   year to year             11,000       6,208         14      86,917
                                                         management contract
Springfield:                        70
Tanglewood ....................           amphitheater   exclusive                13,802       5,786          8      46,289
                                                         booking
                                                         agent
Reno:                              130
Reno Hilton
 Amphitheater .................           amphitheater   4-year exclusive          8,500       3,420         19      64,983
                                                         booking agreement
                                                         (expires December 31,
                                                         2001)

----------
(1) Based on the July 1994 population of metropolitan statistical areas as set forth in the 1997 Statistical Abstracts of the United States. Does not include venues where the Company sells subscriptions for Touring Broadway Shows.

(2)   Approximate numbers.

(3) Additional seating of approximately 40,000 is available for certain events.

(4)   Venue is closed for renovation and is scheduled to re-open in May 1999.

(5)   Includes venues to be acquired in the Cellar Door Acquisition.

(6)   Additional seating of approximately 5,000 for certain events.

(7)   Includes New Year's Eve Festival with attendance of approximately 15,000.

(8) Upon closing of the Cellar Door Acquisition. The Company currently holds a 66 2/3 partnership interest in the Walnut Creek Amphitheater lease and a 75% partnership interest in the SONY Music/Blockbuster Coral Sky Amphitheater lease.

(9)   Venue is currently under development.

(10) Upon closing of the Cellar Door Acquisition, the Company will own a 100% interest in each of these leases. The Company currently holds a 66 2/3% partnership interest in the Walnut Creek Amphitheater lease and a 75% partnership interest in the SONY Music/Blockbuster Coral Sky Amphitheater lease.

(11) The Company's license to use this facility will terminate on November 30, 1998. The Company is currently negotiating an arrangement for a replacement site in the same market. However, there can be no assurance that an alternative site will be obtained on terms acceptable to the Company, or at all.


     Because the Company operates a number of its venues under leasing or booking agreements, the Company's long-term success will depend on its ability to renew these agreements when they expire or terminate. There can be no assurance that the Company will be able to renew these agreements on acceptable terms or at all, or that it will be able to obtain attractive agreements with substitute venues. See "Risk Factors--Company-Specific Risks--Control of Venues."


  REPRESENTATION OF PROFESSIONAL ATHLETES

     Upon consummation of the FAME Acquisition in June 1998, the Company became a leading full-service provider of marketing and management services, specializing in the representation of team sports athletes (primarily in professional basketball). The Company generates revenues through the negotiation of professional sports contracts (primarily basketball) and endorsement contracts for its clients. FAME's clients have endorsed products for companies such as Nike, McDonald's, Coca-Cola and Chevrolet. In addition, FAME generates a small portion of its revenues by providing certain financial management and planning services to its clients, through its investment affiliate (which was also acquired in the FAME Acquisition), which is a registered investment advisor. The Company believes that it will be able to capitalize on the synergies which exist between the representation of athletes in corporate marketing opportunities and the sale of corporate sponsorships and other marketing rights at its existing venues.

     A significant portion of FAME's revenues to date has been derived from a small number of its clients (primarily in professional basketball). The Company estimates that five of FAME's basketball clients accounted for approximately 78% of FAME's revenue for the nine months ended September 30, 1998, and on a pro forma basis, FAME's EBITDA would have comprised approximately 3% of the Company's EBITDA for the same period. The amount of endorsement and other revenues that these clients generate is a function of, among other things, such clients' professional performance and public appeal. Factors beyond the Company's control, such as injuries to these clients, declining skill or labor unrest, among others, could have a material adverse affect on the Company's operations. Representation agreements with its clients are generally for a term equal to the term of the player's professional sports contract but are terminable on 15 days' notice (although FAME would continue to be entitled to the revenue streams generated during the remaining term of any contracts which it negotiated). The termination or expiration of FAME's contracts with certain clients could have a material adverse affect on the Company's operations.

     The owners of the teams in the NBA have instituted a "lock-out" of the basketball players on their respective teams, causing cancellation of some of the games for the upcoming basketball season. If such NBA lock-out continues for an extended period of time, it will have a significant negative impact on FAME's revenues and EBITDA.


  SPONSORSHIPS AND ADVERTISING; MARKETING AND OTHER SERVICES

     In order to maximize revenues, the Company actively pursues the sale of local, regional and national corporate sponsorships, including the naming of venues (e.g., the PNC Bank Arts Center) and the designation of "official" event or tour sponsors, concessions providers (e.g., beer and soda), credit card companies, phone companies, film manufacturers and radio stations, among others. Sponsorship arrangements can provide significant additional revenues at negligible incremental cost, and many of the Company's venues currently have no sponsorship arrangements in many of the available categories (including naming rights). The Company believes that the national venue network assembled through the 1998 Acquisitions will likely (1) attract a larger number of major corporate sponsors and (2) enable the Company to sell national sponsorship rights at a premium over local or regional sponsorship rights. The Company also pursues the sale of corporate advertising at its venues, and believes that it has substantial advertising space available (e.g., billboard space) that it has not yet begun to utilize. The Company also believes that (1) its relationships with advertisers will enable it to better utilize available advertising space and (2) the aggregation of its audiences nationwide will create the opportunity for advertisers to access a nationwide market.

     The Company provides a variety of marketing and consulting services derived from or complementary to its live entertainment operations, including
(1) local, regional and national live marketing programs and (2) subscription or fee based radio and music industry data compilation and distribution. Live marketing programs are generally specialized advertising campaigns designed to promote a client's product or service by providing samples or demonstrations in a live format, typically at malls and college campuses. For example, Contemporary (one of the 1998 Acquisitions) presents live marketing events on behalf of AT&T for the purposes of demonstrating the advantages of AT&T's long distance service over that of its competitors. This program is in its third year, and Contemporary is now the primary vendor for this service. Additionally, the Company believes that Contemporary is one of the leading producers of national mall touring events, producing over 65 events every year in the country's shopping malls. These events, either in stores or mall congregation areas, are designed to promote brand awareness and drive follow-up sales. Contemporary recently had mall tour campaigns for Newsweek magazine (the Newsweek Technology Tour) and for Radio Shack (The Rock and Roll Hall of Fame/Radio Shack Tour). The Company believes that, along with mall events, Contemporary is one of the industry leaders in events produced on college campuses. Currently in its seventh year, the CBS College Tour will appear at 40 colleges in the United States. In addition to promoting the image of the CBS Television Network, these tours also create value-added tie-in promotions and marketing programs for the network's top advertisers. During each year, Contemporary uses over 100 vehicles (including semi-trailer trucks, vans and other vehicles) traveling nationwide in support of these programs, and draws on over 1,000 independent marketing associates across the country with respect to its marketing campaigns.

     The Company is engaged in music marketing, research and artist development activities, and is a publisher of trade magazines for radio broadcasters, music retailers, performers and record industry executives. Each of the Company's magazines focuses on research and insight common to a specific contemporary radio format. The Company also provides radio airplay and music retail research services to record labels, artist managers, retailers and radio broadcasters.

     The Company, through Network, creates and distributes network radio special events and live concert programming for over 400 music radio stations in the top 200 United States radio markets. Additionally, the Company produces eight daily radio "show prep" services that stations use to supplement in-house content production. Network also provides consulting and entertainment marketing services to corporate clients with music business interests.


OPERATING STRATEGY

     The Company's principal objectives are to maximize revenue and cash flow growth opportunities by (1) being a leading promoter and producer of live entertainment events and a leading provider of talent representation services and (2) owning and/or operating leading live entertainment venues in the United States. The Company's specific strategies include the following:


  OWN AND/OR OPERATE LEADING LIVE ENTERTAINMENT VENUES IN NATION'S TOP 50
  MARKETS

     A key component of the Company's strategy is to own and/or operate a network of leading live entertainment venues in the nation's top 50 markets. The Company believes that this strategy will allow it to:

 o utilize its nationwide venue footprint, significant industry expertise and access to a large aggregate audience to secure more events and distribute content on a national scale;
 o sell additional products and maximize numerous other related revenue sources, including sponsorships and other marketing opportunities;
 o position itself to produce national tours by leading performers in order to capture a greater percentage of revenues from those tours;
 o encourage wider use by performers of the Company's venues by providing centralized access to a nationwide network of venues; and
 o take advantage of economies of scale to increase, for example, concession and related revenues.

     The Company believes that it controls the largest network of venues used principally for music concerts and other live entertainment events in the United States. Upon closing of the Pending Acquisitions, the Company will own (partially or entirely) and/or operate under lease or exclusive booking arrangements 69 venues in 28 of the top 50 markets, including 14 amphitheaters in 9 of the top 10 markets.


  MAXIMIZE ANCILLARY REVENUE OPPORTUNITIES

     The Company intends to enhance revenues and cash flows by maximizing revenue sources arising from and related to its leadership position in the live entertainment business. Management believes that these related revenue sources generally have higher margins than promotion and production revenues and include, among others, (1) the sale of corporate sponsorship, naming and other rights, concessions, merchandise, parking and other products and services and
(2) the sale of rights to advertise to the Company's large aggregate national audience. Categories available for sponsorship arrangements include the naming of the venue itself (e.g., the PNC Bank Arts Center) and the designation of "official" event or tour sponsors, concessions providers (e.g., beer and soda), credit card companies, phone companies, film manufacturers and radio stations, among others. Sponsorship arrangements can provide significant additional revenues at negligible incremental cost, and many of the Company's venues currently have no sponsorship arrangements in many of the available categories (including naming rights). The Company also intends to maximize related revenues by developing and exploiting intellectual property rights associated with (1) its production of musical concert tours and themed events (such as regional music festivals) and (2) branded characters created as an integral part of the content, marketing and merchandising of certain motor sports events.

  EXPLOIT SYNERGIES OF THE ACQUIRED BUSINESSES

     The Company plans to maximize revenues by exploiting synergies among, and incorporating the best business practices of, its various existing businesses, including the businesses to be acquired. For example, the Company believes that the radio industry trade publications of Network (another of the 1998 Acquisitions) will enable the Company to introduce new acts and new musical releases to radio programming directors nationwide. This exposure can enhance recorded music sales and, in turn, music concert attendance, particularly for artists having relationships with the Company. In addition, the Company believes that it will be able to capitalize on the cross-marketing opportunities that may arise by virtue of representing prominent team athletes while selling corporate sponsorships and other marketing rights at its existing venues.


  INCREASE USE OF VENUES; DIVERSIFICATION OF ACTS AND VENUES

     Typically, a venue is not utilized for many of the dates available for live entertainment events in any given season. The Company believes that it will be able to increase the utilization of its venues through its ability to affect scheduling on a nationwide basis, its local knowledge, relationships and expertise and its presentation of a variety of additional events, including comedy acts, magic acts, motivational speeches, national figure skating and gymnastics competitions and exhibitions and bull riding competitions, among others. The Company believes that a diversified portfolio of performers, events and venues reduces reliance on the commercial success of any one performer, event or venue.


  INNOVATIVE EVENT MARKETING

     The Company plans to use innovative event marketing to increase admissions, sponsorship and advertising revenues, and, to a limited extent, average ticket prices at its venues. In particular, the Company believes that it can increase the profitability of its venues by offering premium ticket packages, including:

 o season ticket packages that include amenities such as preferred seating, VIP parking, waiter service, private club and/or "upscale" concession menus;
 o subscription series packages allowing customers to purchase tickets for a set of performances; and
 o preferred seating, such as box seating and VIP seating areas, which typically generate higher revenues per seat.

     The Company acquired market research and audience demographics databases through certain of the 1998 Acquisitions. These databases, when combined with the Company's existing audience data collection efforts, will permit highly-effective targeted marketing, such as direct-mail and subscription series campaigns, which the Company believes will increase ticket pre-sales and overall sales in a cost-efficient manner.


  STRICT COST CONTROLS; NATIONALLY COORDINATED BOOKING, MARKETING & ACCOUNTING

     The Company's senior management imposes strict financial reporting requirements and expense budget limitations on all of its businesses, enabling senior management to monitor the performance and operations of all of its businesses, to eliminate duplicative administrative costs and to realize expense savings. Moreover, the Company believes that its size will enable it to achieve substantial economies of scale by:

 o implementing a nationally coordinated booking system (for contracting for and scheduling acts), while continuing to utilize the substantial local expertise of the acquired businesses;
 o establishing a centralized marketing team to exploit ancillary revenue streams on local, regional and national levels, including from sponsorship, advertising and merchandising opportunities; and
 o  implementing a centralized accounting system.


  PURSUE COMPLEMENTARY ACQUISITION OPPORTUNITIES

     The live entertainment business is characterized by numerous participants, including booking agents, promoters, producers, venue owners and venue operators, many of which are entrepreneurial, capital-constrained local or regional businesses that do not achieve significant economies of scale from their operations. The Company believes that the fragmented nature of the industry presents attractive acquisition opportunities, and that its larger size will provide it with improved access to the capital markets that will give it a competitive advantage in implementing its acquisition strategy. Through consolidation, the Company believes that it will be better able to coordinate negotiations with performers and talent agents, addressing what the Company believes is a growing desire among performers and talent agents to deal with fewer, more sophisticated promoters. The Company intends to pursue additional strategic acquisitions of:

 o  amphitheater and other live entertainment venues;
 o local and regional promoters and producers of music concert, theatrical, specialized motor sports and other live entertainment events; and
 o  companies in the sports marketing and talent representation industry.

The Company is currently in the process of negotiating certain additional acquisitions of live entertainment and related businesses; however, it has not entered into definitive agreements with respect to any of such acquisitions and there can be no assurance that it will do so. See "Risk
Factors--Company-Specific Risks--Expansion Strategy; Need for Additional
Funds."


REGULATORY MATTERS

     The Company's business is subject to extensive local, state and federal regulatory, licensing, approval and permit requirements, including those relating to zoning, operation of public facilities and consumer protection. Certain large acquisitions must also comply with the HSR Act. The Company may be unable to obtain the licenses, approvals and permits it requires (including under the HSR Act) from time to time in order to acquire and operate live entertainment businesses in accordance with its expansion strategy.

     In connection with the HSR Act filing for the Marquee Acquisition, the Company received notice of a preliminary inquiry from the Antitrust Division of the U.S. Department of Justice relating to the Pending Acquisitions and seeking information on the overall scope of the Company's operations. In order to allow the Department of Justice to evaluate the information provided by the Company, the Company re-submitted its HSR filing for the Marquee Acquisition. In connection with such re-submission, the applicable waiting period under the HSR Act relating to the Marquee Acquisition has expired. The Company intends to cooperate with the Department of Justice inquiry. The Company believes that the Cellar Door Acquisition, along with the Company's overall business and plan of acquisitions, is in compliance with applicable antitrust laws.


PROPERTIES

     The Company's executive offices are located at 650 Madison Avenue, 16th Floor, New York, New York 10022. The Company owns (partially or entirely) and/or operates 69 venues as more fully described under "--Services Provided--Venue Operations." In addition, the Company owns or leases office space throughout the United States and abroad in connection with its operations.


LITIGATION

     In a complaint filed October 8, 1998 in the Superior Court of the State of California, Los Angeles County, Universal brought suit against PACE Amphitheaters, Inc., PACE Entertainment Group, Inc., SFX Entertainment, Inc., Brian Becker and Allen Becker alleging, among other things, that the Company's acquisitions of PACE and Concert/Southern caused breaches of PACE's various agreements with Universal. The complaint alleges that PACE is in breach of a co-promotion agreement, that Brian and Allen Becker are in breach of non-competition agreements and that the Company has intentionally interfered with contracts between the plaintiff and certain of the defendants. The defendants have not answered the complaint and there has been no discovery as yet. Although the lawsuit seeks damages in an unspecified amount, in the Company management's view, the realistic amount in controversy is not material to the business or prospects of the Company. The defendants intend to defend the case vigorously.

     On November 20, 1998, a complaint was filed against 11 talent agencies and 29 promoters, including the Company, several of its subsidiaries and other entities to be acquired in the Pending Acquisitions. According to the complaint, the plaintiffs are five corporations owned by African-Americans. The complaint alleges action by the defendants to exclude African-Americans from promoting concerts and seeks injunctive relief and damages for civil rights and antitrust violations. The focus of the action appears to be industry-wide, rather than specifically directed at the Company. The Company intends to defend the action vigorously.


     On May 5, 1998, a class action complaint was filed in Chancery Court in the State of Delaware, New Castle County, CA #16355NC against the Company, certain of its directors and Marquee. The complaint alleged that the Company proposed an acquisition of Marquee and that the proposed acquisition would be unfair to Marquee's public stockholders. The complaint sought an order enjoining the proposed transaction, or, in the alternative, awarding rescissory and compensatory damages.


     On July 22, 1998, the parties entered into a Memorandum of Understanding, pursuant to which the parties have reached an agreement providing for a settlement of the action (the "Settlement"). Pursuant to the Settlement, the Company acknowledged that the legal action was a significant factor in improving the terms of its offer to acquire Marquee. The Settlement also provides for the defendants to pay plaintiffs' counsel an aggregate of $310,000, including all fees and expenses as approved by the court. The Settlement is conditioned on the (1) closing of the merger, (2) completion of confirmatory discovery and (3) approval of the court. Pursuant to the Settlement, the defendants have denied, and continue to deny, that they have acted improperly in any way or breached any fiduciary duty.


     On October 16, 1998, the Company and Marquee entered into Amendment No. 3 to the Marquee Merger Agreement. In entering into this amendment, the Company and Marquee took into consideration the concerns and interests of the plaintiffs in the litigation, and it is therefore their intention to attempt to finalize a revised Memorandum of Understanding with plaintiff's counsel. There can be no assurance, however, that the parties will enter into a revised Memorandum of Understanding or that the court will approve any settlement on the terms and conditions provided for therein, or at all.


     Although the Company is involved in several other suits and claims in the ordinary course of business, it is not currently a party to any legal proceeding that it believes would have a material adverse effect on its business, financial condition or results of operations.


EMPLOYEES


     As of October 31, 1998, the Company had approximately 1,300 full-time employees. Upon closing of the Pending Acquisitions, the Company expects to have approximately 1,550 full-time employees. The Company will also, from time to time, hire or contract for part-time or seasonal employees or independent contractors, although its staffing needs will vary. Management believes that its relations with its employees are good. A number of the employees to be retained by the Company are covered by collective bargaining agreements. See "Management."

                AGREEMENTS RELATED TO THE PENDING ACQUISITIONS

     The following is a summary of the material terms of the agreements related to the Pending Acquisitions. This summary is not intended to be complete and is subject to, and qualified in its entirety by reference to, the agreements, copies of which have been filed with the SEC and are incorporated herein by reference. The Company will provide without charge to each person to whom this Offering Memorandum is delivered, upon written or oral request of any such person, a copy of any or all documents incorporated herein by reference (other than exhibits to such documents which are not specifically incorporated by reference into such documents). Requests for such documents should be directed to SFX Entertainment, Inc., 650 Madison Avenue, 16th Floor, New York, New York 10022, Attention: Investor Relations, telephone (212) 838-3100.

MARQUEE

     The Company entered into an agreement and plan of merger, dated July 23, 1998, as amended, with SFX Acquisition Corp., a wholly-owned subsidiary of the Company ("Sub"), and Marquee. Pursuant to this agreement, Sub will merge with and into Marquee, and Marquee will continue as the surviving corporation of the merger. If the merger is completed, Marquee stockholders will receive shares of the Company's Class A common stock. The "Exchange Ratio" is the number of shares of the Company's Class A common stock to be issued for each share of Marquee stock in the merger. It will be based on the average of the last reported sale price of the Company's Class A common stock for the fifteen trading days ending five days before the merger (the "SFX Stock Price"). The Exchange Ratio will be calculated as follows:

 o If the SFX Stock Price is $42.75 or less, then the Exchange Ratio will equal 0.1111; and

 o If the SFX Stock Price is greater than $42.75, then the Exchange Ratio will equal the quotient obtained by dividing $4.75 by the SFX Stock Price.

     On November 20, 1998, the closing sale price for the Company's Class A common stock was $46.50.

     The consummation of the merger is subject to the satisfaction of a number of conditions set forth in the merger agreement, including, but not limited to, the approval by the Marquee stockholders of the transactions contemplated thereby, the Company's Class A common stock to be issued in the merger being approved for listing on the Nasdaq National Market, the absence of legal restraints or prohibitions that prevent the completion of the merger, and the receipt of all applicable consents to the merger from third parties and regulatory agencies. See "Business--Regulatory Matters."

     The board of directors of the Company and Marquee may jointly agree in writing to terminate the merger agreement without completing the merger. The merger agreement may also be terminated in certain other circumstances, including, but not limited to, the following:

(1)   Either the Company or Marquee may terminate the merger agreement if:

   (a) the merger is not completed by April 30, 1999 (subject to certain exceptions);

   (b) a law or court order permanently prohibits the merger; or

   (c) Marquee stockholders do not approve and adopt the merger agreement and the transactions it contemplates.

(2) The Company may terminate the merger agreement if, among other things:

   (a) the Marquee board of directors or the special committee of the Marquee board of directors withdraws or modifies its recommendation in favor of the merger in a manner adverse to the Company;

   (b) the Marquee board of directors or the special committee of the Marquee board of directors recommends to the Marquee stockholders a competing takeover proposal or fails to recommend against accepting a competing takeover proposal;

   (c) any person (other than the Company, Sub or any of their affiliates) acquires beneficial ownership or the right to acquire beneficial ownership of, or any group beneficially owns, more than 25% of the outstanding shares of Marquee common stock; or

   (d) Marquee breaches any representation, warranty, covenant or agreement, or any representation or warranty of Marquee becomes untrue (subject to certain limitations); or

(3)  Marquee may terminate the merger agreement if, among other things:

   (a) the Company breaches any representation, warranty, covenant or agreement, or any representation or warranty of the Company becomes untrue (subject to certain limitations); or

   (b) Marquee accepts a competing takeover proposal.

     The merger agreement requires Marquee to pay a termination fee of $1,900,000 to the Company, and expenses of up to $500,000, if: (i) the merger agreement is terminated under clauses (2)(a), (2)(b), (2)(c) or (3)(b) above (except for certain terminations under clause (2)(a)); or (ii) the merger agreement is terminated under clause (1)(a) or (1)(c) above, and in either event a takeover proposal was made prior to termination and definitive documentation for the takeover proposal is entered into within 12 months of such termination. If the merger agreement is terminated under clause (1)(c) above, but the $1,900,000 fee and expenses are not due, then Marquee will be required to pay the Company a termination fee of $500,000. See "Risk Factors--Company-Specific Risks--Potential Conflicts of Interest.


CELLAR DOOR

     On August 12, 1998, the Company entered into a letter agreement with John
J. Boyle, the sole stockholder of the Cellar Door group of companies, which own interests in three live entertainment venues. The letter agreement is binding, and (as subsequently amended) contemplates that the parties will enter into a more definitive acquisition agreement by November 27, 1998.

     The Company anticipates that the definitive agreement will provide that the Company will buy all of the stock in Cellar Door for a purchase price of:

 o $70.0 million in cash, minus an amount equal to Cellar Door's secured indebtedness and capitalized leases;

 o  $8.5 million in cash, to be paid in five equal annual installments;

 o $20.0 million in shares of the Company's Class A common stock, valued based on a twenty-day trading average (provided that the Company will have the option to substitute up to $15.0 million of such amount in cash); and

 o options to purchase an aggregate of 100,000 shares of the Company's Class A common stock, granted over a five-year period.

Mr. Boyle will be entitled to retain all net income of Cellar Door for 1998, subject to certain limitations. In addition, Mr. Boyle will become an employee of the Company and the Chairman of the Company's Music Group at closing, with an annual base salary of $300,000. He will also be appointed as a non-voting observer to the Company's board of directors.

     The agreement is expected to provide that 50% of the shares issuable at closing will be subject to:

 o a right of Mr. Boyle to "put" any of those shares to the Company at a price equal to 90% of the value originally ascribed to them, exercisable for 30 days after the second anniversary of the closing of the Cellar Door Acquisition;

 o a right of the Company to "call" any of those shares at a price equal to 120% of the value originally ascribed to them, exercisable during the same period as the "put" right; and

 o  a restriction on transfer for 2 years and 30 days after issuance.

The remaining 50% of the shares issuable at closing will be subject to a restriction on transfer for 1 year after issuance.

     The closing date for the Cellar Door Acquisition is expected to be on January 5, 1999. The agreement is expected to provide that Mr. Boyle will indemnify the Company for certain claims arising after the closing, if the claims exceed $500,000 in the aggregate.

     The Company has received notice of a preliminary inquiry from the Antitrust Division of the U.S. Department of Justice relating to the Cellar Door Acquisition. The Company intends to cooperate fully with the Department of Justice inquiry. See "Business--Regulatory Matters."


     The Company will be required to pay Mr. Boyle $10.0 million in liquidated damages if:


    o Cellar Door terminates the stock purchase agreement because the closing of the Cellar Door Acquisition does not occur on or before January 5, 1999, and Cellar Door is not in material breach of any of its representations, warranties or covenants under the agreement, or


    o the Company does not complete the acquisition of Cellar Door for reasons other than (1) a material misrepresentation or material breach of warranty by Cellar Door under the stock purchase agreement, (2) a material breach by Cellar Door of its obligations under the agreement, or
      (3) failure of certain conditions precedent.


     There can be no assurance that the Pending Acquisitions will be consummated on the terms described herein, or at all. See "Risk
Factors--Company-Specific Risks--Pending Acquisitions."

                                  MANAGEMENT


DIRECTORS AND EXECUTIVE OFFICERS

     Pursuant to the Certificate of Incorporation and Bylaws, the Board manages the business of the Company. The Board conducts its business through meetings of the Board and its committees. The standing committees of the Board are described below.

     The Bylaws authorize the Board to fix the number of directors from time to time. The number of directors of the Company is currently eleven. All directors hold office until the next annual meeting of stockholders following their election or until their successors are elected and qualified. Officers of the Company are to be elected annually by the Board and serve at the Board's discretion. In the election of directors, the holders of the Company's Class A common stock are entitled by class vote, exclusive of all other stockholders, to elect two-sevenths (rounded up) of the directors to serve on the Board, with each share of the Class A common stock entitled to one vote.

     Currently, the Board consists of the individuals who previously served as directors of Broadcasting, Brian Becker, who was appointed to the Board upon the consummation of the PACE Acquisition, and David Falk, the Chairman and a founder of FAME, who was appointed as a Director and a Member of the Office of the Chairman of the Company upon the consummation of the FAME Acquisition. All of the individuals who previously served as directors of Broadcasting ceased to be directors of Broadcasting at the time of the Broadcasting Merger.

     All of the executive officers of Broadcasting entered into five-year employment agreements with the Company (except Mr. Armstrong, who resigned as an executive officer of the Company). See "--Employment Agreements and Arrangements with Certain Officers and Directors."

     The following table sets forth information as to the directors and the executive officers of the Company:



                                            POSITION(S) HELD WITH SFX               AGE AS OF
              NAME                                ENTERTAINMENT                  OCTOBER 30, 1998
--------------------------------   ------------------------------------------   -----------------
Robert F.X. Sillerman ..........   Director, Executive Chairman and                    50
                                   Member of the Office of the
                                   Chairman
Michael G. Ferrel ..............   Director, President, Chief Executive                49
                                   Officer and Member of the Office of the
                                   Chairman
Brian Becker ...................   Director, Executive Vice President and              41
                                   Member of the Office of the Chairman
David Falk .....................   Director and Member of the Office of the            48
                                   Chairman
Howard J. Tytel ................   Director, Executive Vice President,                 52
                                   General Counsel and Secretary
Thomas P. Benson. ..............   Director, Vice President and Chief                  36
                                   Financial Officer
Richard A. Liese ...............   Director, Senior Vice President and                 48
                                   Associate General Counsel
D. Geoffrey Armstrong ..........   Director                                            41
James F. O'Grady, Jr. ..........   Director                                            70
Paul Kramer ....................   Director                                            66
Edward F. Dugan ................   Director                                            64
Robert M. Gutkowski(1) .........   Non-voting observer to Board of                     50
                                   Directors
John J. Boyle(2) ...............   Non-voting observer to Board of                     64
                                   Directors

----------
(1) Upon closing of the Marquee Acquisition, the Company will appoint Mr. Gutkowski as a non-voting observer to its Board.

(2) Upon closing of the Cellar Door Acquisition, the Company will appoint Mr. Boyle as a non-voting observer to its Board.

     ROBERT F.X. SILLERMAN has served as the Executive Chairman, a Member of the Office of the Chairman and a Director of the Company since its formation in December 1997. Mr. Sillerman also served as the Executive Chairman of Broadcasting from July 1, 1995 until the consummation of the Broadcasting Merger. From 1992 through June 30, 1995, Mr. Sillerman served as Chairman of the Board of Directors and Chief Executive Officer of Broadcasting. Mr. Sillerman is Chairman of the Board of Directors and Chief Executive Officer of SCMC, a private company that makes investments in and provides financial consulting services to companies engaged in the media business, and of TSC, a private company that makes investments in and provides financial advisory services to media-related companies. Through privately held entities, Mr. Sillerman controls the general partner of Sillerman Communications Partners, L.P., an investment partnership. Mr. Sillerman is also the Chairman of the Board and a founding stockholder of Marquee, a publicly-traded company organized in 1995, which is engaged in various aspects of the sports, news and other entertainment industries. Mr. Sillerman is also a founder and a significant stockholder of Triathlon, a publicly-traded company that owns and operates radio stations in medium and small-sized markets in the mid-western and western United States. For the last twenty years, Mr. Sillerman has been a senior executive of and principal investor in numerous entities operating in the broadcasting business. In 1993, Mr. Sillerman became the Chancellor of the Southampton campus of Long Island University.

     MICHAEL G. FERREL has served as the President, Chief Executive Officer, a Member of the Office of the Chairman and a Director of the Company since its formation in December 1997. Mr. Ferrel also served as the President, Chief Executive Officer and a Director of Broadcasting from November 22, 1996 until the consummation of the Broadcasting Merger. Mr. Ferrel served as President and Chief Operating Officer of Multi-Market Radio, Inc., a wholly-owned subsidiary of Broadcasting ("MMR"), and a member of MMR's board of directors since MMR's inception in August 1992 and as Co-Chief Executive Officer of MMR from January 1994 to January 1996, when he became the Chief Executive Officer. From 1990 to 1993, Mr. Ferrel served as Vice President of Goldenberg Broadcasting, Inc., the former owner of radio station WPKX-FM, Springfield, Massachusetts, which was acquired by MMR in July 1993.

     BRIAN E. BECKER has served as an Executive Vice President, a Member of the Office of the Chairman and a Director of the Company since the consummation of the PACE acquisition in February 1998. Mr. Becker has served as Chief Executive Officer of PACE since 1994 and was appointed as President of PACE in 1996. He first joined PACE as the Vice President and General Manager of PACE's theatrical division at the time of that division's formation in 1982, and subsequently directed PACE's amphitheater development efforts. He served as Vice Chairman of PACE from 1992 until he was named its Chief Executive Officer in 1994.

     DAVID FALK serves as a Member of the Office of the Chairman and a Director of the Company. Mr. Falk will also serve as a Director and as Chairman of the Company's sports group and several subsidiaries within the Company's sports group (which includes FAME). Mr. Falk, who has represented professional athletes for over twenty years, is presently a director, Chairman and Chief Executive Officer of FAME, positions he has held since he founded FAME in 1992. Mr. Falk also serves as Chairman of the HTS Sports-a-Thon to benefit the Leukemia Society of America, is a member of the Executive Committee of the College Fund and is on the Board of Directors of the Juvenile Diabetes Foundation and Share the Care for Children.

     HOWARD J. TYTEL has served as an Executive Vice President, General Counsel, Secretary and a Director of the Company since its formation in December 1997. Mr. Tytel also served as a Director, General Counsel, Executive Vice President and Secretary of Broadcasting from 1992 until the consummation of the Broadcasting Merger. Mr. Tytel is Executive Vice President, General Counsel and a Director of SCMC and TSC and holds an economic interest in those companies. Mr. Tytel is a Director and a founder of Marquee and a founder of Triathlon. Mr. Tytel was a Director of Country Music Television from 1988 to 1991. From March 1995 until March 1997, Mr. Tytel was a Director of Interactive Flight Technologies, Inc., a publicly-traded company providing computer-based in-flight entertainment. For the last twenty years, Mr. Tytel has been associated with Mr. Sillerman in various capacities with entities operating in the broadcasting business. From 1993 to 1998, Mr. Tytel was Of Counsel to the law firm of Baker & McKenzie, which represented Broadcasting and currently represents the Company and other entities with which Messrs. Sillerman and Tytel are affiliated on various matters.

     THOMAS P. BENSON has served as the Vice President, Chief Financial Officer and a Director of the Company since its formation in December 1997. Mr. Benson also served as the Chief Financial Officer and a Director of Broadcasting, having served in such capacity from November 22, 1996 until the consummation of the Broadcasting Merger. Mr. Benson became the Vice President of Financial Affairs of Broadcasting in June 1996. He was the Vice President--External and International Reporting for American Express Travel Related Services Company from September 1995 to June 1996. From 1984 through September 1995, Mr. Benson worked at Ernst & Young LLP as a staff accountant, senior accountant, manager and senior manager.

     RICHARD A. LIESE has served as a Senior Vice President since September, 1998, and as a Vice President, Associate General Counsel and a Director of the Company since its formation in December 1997. Mr. Liese also served as a Director, Vice President and Associate General Counsel of Broadcasting, having served in such capacity from 1995 until the consummation of the Broadcasting Merger. Mr. Liese has also been the Assistant General Counsel and Assistant Secretary of SCMC since 1988. In addition, from 1993 until April 1995, he served as Secretary of MMR.

     D. GEOFFREY ARMSTRONG has served as a Director of the Company since its formation in December 1997. He served as an Executive Vice President of the Company from its formation until September 1, 1998. Mr. Armstrong currently serves as a Director of Capstar Broadcasting Corporation, a publicly-traded radio broadcasting company. Mr. Armstrong also served as the Chief Operating Officer and an Executive Vice President of Broadcasting, having served in such capacity from November 22, 1996 until the consummation of the Broadcasting Merger. Mr. Armstrong has served as a Director of Broadcasting since 1993. Mr. Armstrong became the Chief Operating Officer of Broadcasting in June 1996 and the Chief Financial Officer, Executive Vice President and Treasurer of Broadcasting in April 1995. Mr. Armstrong was Vice President, Chief Financial Officer and Treasurer of Broadcasting from 1992 until March 1995. He had been Executive Vice President and Chief Financial Officer of Capstar, a predecessor of Broadcasting, since 1989. From 1988 to 1989, Mr. Armstrong was the Chief Executive Officer of Sterling Communications Corporation.

     JAMES F. O'GRADY, JR. has served as a Director of the Company since its formation in December 1997. Mr. O'Grady also served as a Director of Broadcasting prior to the consummation of the Broadcasting Merger. Mr. O'Grady has been President of O'Grady and Associates, a media brokerage and consulting company, since 1979. Mr. O'Grady has been a Director of Orange and Rockland Utilities, Inc. and of Video for Broadcast, Inc. since 1980 and 1991, respectively. Mr. O'Grady has been the co-owner of Allcom Marketing Corp., a corporation that provides marketing and public relations services for a variety of clients, since 1985, and has been Of Counsel to Cahill and Cahill, Brooklyn, New York, since 1986. He also served on the Board of Trustees of St. John's University from 1984 to 1996, and has served as a Director of The Insurance Broadcast System, Inc. since 1994.

     PAUL KRAMER has served as a Director of the Company since its formation in December 1997, served as a Director of Broadcasting prior to the Broadcasting Merger and currently serves as a director of Nations Flooring, Inc. Mr. Kramer has been a partner in Kramer & Love, financial consultants specializing in acquisitions, reorganizations and dispute resolution, since 1994. From 1992 to 1994, Mr. Kramer was an independent financial consultant. Mr. Kramer was a partner in the New York office of Ernst & Young LLP from 1968 to 1992.

     EDWARD F. DUGAN has served as a Director of the Company since its formation in December 1997. Mr. Dugan also served as a Director of Broadcasting prior to the Broadcasting Merger. Mr. Dugan is President of Dugan Associates Inc., a financial advisory firm to media and entertainment companies, which he founded in 1991. Mr. Dugan was an investment banker with Paine Webber Inc., as a Managing Director, from 1978 to 1990, with Warburg Paribas Becker Inc., as President, from 1975 to 1978 and with Smith Barney Harris Upham & Co., as a Managing Director, from 1961 to 1975.

     ROBERT M. GUTKOWSKI will become a non-voting observer to the Board of Directors of the Company upon closing of the Marquee Acquisition. Mr. Gutkowski has served as President, Chief Executive Officer and a Director of Marquee since December 1995. Since March 1997, Mr. Gutkowski has been a member of the Board of Directors of the Professional Bowlers Association. Mr. Gutkowski has more than 20 years of experience in the television, sports and entertainment industries. From September 1994 until December 1995, Mr. Gutkowski was a consultant to sports-related businesses. From November 1991 to September 1994, he served as President and Chief Executive Officer of Madison Square Garden Corporation, where he oversaw the operations of the New York Knicks, the New York Rangers, the MSG Entertainment Group, the MSG Cable Network, Madison Square Garden and the Paramount Theater. From July 1990 to November 1991, Mr. Gutkowski served as President of MSG Entertainment Group, having served as Executive Vice President thereof from September 1987 to July 1990. From October 1985 to September 1987, he served as President of Madison Square Garden Network. Prior to his tenure at Madison Square Garden, Mr. Gutkowski was Vice President-Sales for Paramount Television Domestic Distribution. From February 1981 to September 1983, Mr. Gutkowski was Vice President-Programming for ESPN. Mr. Gutkowski earned a B.A. from Hofstra University.

     JOHN J. BOYLE will become a non-voting observer to the Board of Directors of the Company and the Chairman of the Company's Music Group upon closing of the Cellar Door Acquisition. Mr. Boyle currently serves as the Chief Executive Officer and Chairman of the Board of Directors of Cellar Door. Mr. Boyle purchased Cellar Door in 1963, and has been in the concert promotion business for over thirty years. See "Agreements Related to the Pending Acquisitions."

     AUDIT COMMITTEE

     The Audit Committee will review and report to the Board on various auditing and accounting matters, including the selection, quality and performance of the Company's internal and external accountants and auditors, the adequacy of its financial controls and the reliability of financial information reported to the public. The Audit Committee will also review certain related-party transactions and potential conflict-of-interest situations involving officers, directors or stockholders of the Company. The members of the Audit Committee are Messrs. Kramer, O'Grady and Dugan.

     COMPENSATION COMMITTEE

     The Compensation Committee reviews and makes recommendations with respect to certain of the Company's compensation programs and compensation arrangements with respect to certain officers, including Messrs. Sillerman, Ferrel, Tytel, Benson and Liese. The members of the Compensation Committee are Messrs. Kramer, O'Grady and Dugan, none of whom is a current or former employee or officer of Broadcasting or the Company.

     COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

     The Board approved the issuance of shares of the Company's Class A common stock to holders as of the Spin-Off record date of stock options or SARs of Broadcasting, whether or not vested. These holders included the members of the Compensation Committee. The issuance was approved to allow the holders of these options and SARs to participate in the Spin-Off in a similar manner to holders of Broadcasting's Class A common stock and as consideration for past services to the Company. In connection with this issuance, Messrs. Kramer, O'Grady and Dugan received 13,000, 13,000 and 3,000 shares of the Company's Class A common stock, respectively.

     STOCK OPTION COMMITTEE

     The Stock Option Committee grants options, determines which employees and other individuals performing substantial services to the Company may be granted options and determines the rights and limitations of options granted under the Company's plans. The members of the Stock Option Committee are Messrs. Kramer, O'Grady and Dugan.

     STOCK OPTION AND RESTRICTED STOCK PLAN

     The Company's 1998 Stock Option and Restricted Stock Plan provides for the issuance of options to purchase up to 2,000,000 shares of the Company's Class A common stock. The purpose of the plan is to provide additional incentive to officers and employees of the Company. Each option granted under the plan will be designated at the time of grant as either an "incentive stock option" or a "non-qualified stock option." The plan is administered by the Stock Option Committee. The Board has approved the issuance of stock options exercisable for an aggregate of 1,982,166 shares under the plan. See "--Employment Agreements and Arrangements with Certain Officers and Directors" and "--Option Grants."

     COMPENSATION OF DIRECTORS

     Directors employed by the Company receive no compensation for meetings they attend. Each director not employed by the Company receives a fee of $1,500 for each Board meeting he attends, in addition to reimbursement of travel expenses. Each non-employee director who is a member of a committee also receives $1,500 for each committee meeting he attends that is not held in conjunction with a Board meeting. If the committee meeting occurs in conjunction with a Board meeting, each committee member receives an additional $500 for each committee meeting he attends.

     In addition, the Company adopted a deferred compensation plan for the non-employee directors effective as of January 1, 1998. Pursuant to the plan, the Company pays each non-employee director a quarterly retainer of $7,500, at least one-half of which must be paid in shares of Class A common stock which are credited to a book-entry account maintained by the Company for each participant. Each non-employee director's account was initially credited with 5,455 shares of Class A common stock representing one year's annual retainer fee (based upon $5.50 per share).

     PROPOSED STOCK OPTION PLAN

     Following a recommendation of the Company's compensation committee, the Company has, subject to stockholder approval, adopted a new incentive stock option plan covering options to acquire up to 3,000,000 shares of the Company's Class A common stock. The plan will be designed to broaden the equity ownership of the Company's employees at all levels. The Company anticipates that the proposed stock option plan will be submitted to a vote of the stockholders at the Company's first annual meeting scheduled to be held in the spring of 1999.


EXECUTIVE COMPENSATION

     The Company did not pay any compensation to its current executive officers in 1997. The Company anticipates that, during 1998, its most highly compensated executive officers will be Messrs. Sillerman, Ferrel, Becker and Tytel. See "--Employment Agreements and Arrangements with Certain Officers and Directors."

     The Company has issued shares of the Company's Class A common stock to holders as of the Spin-Off record date of stock options or SARs of Broadcasting, whether or not vested. See "Certain Relationships and Related Transactions--Issuance of Stock to Holders of Broadcasting's Options and SARs."



EMPLOYMENT AGREEMENTS AND ARRANGEMENTS WITH CERTAIN OFFICERS AND DIRECTORS

     The Company has entered into employment agreements with each of its executive officers. The employment agreements became effective upon the Broadcasting Merger or shortly thereafter (except for Mr. Becker's employment agreement which is described below). The employment agreements provide for annual base salaries of $500,000 for Mr. Sillerman, $350,000 for Mr. Ferrel, $300,000 for Mr. Tytel and $235,000 for Mr. Benson, increased annually by the greater of five percent or the rate of inflation. Each executive officer will receive a bonus to be determined annually in the discretion of the Board, on the recommendation of its Compensation Committee. Each employment agreement is for a term of five years, and unless terminated or not renewed by the Company or the employee, the term will continue thereafter on a year-to-year basis on the same terms existing at the time of renewal.

     If an executive officer is terminated by the Company without Cause or if there is a Constructive Termination Without Cause (as such terms are defined in the respective employment agreements), then the executive officer will be entitled to receive the following payments:

 o his base salary for a period of three years following his termination or until the end of the term of the employment agreement, whichever is longer;

 o a bonus for the unexpired term of the agreement, based on the bonus received for the year prior to termination, multiplied by the unexpired term; and

 o  options to purchase shares of the Company's Class A common stock.

     If the executive officer is terminated for any reason other than Cause, or if there is a Constructive Termination Without Cause (as such terms are defined in the respective employment agreements), following a change in control of the Company, then he will be entitled to receive, in addition to the foregoing, additional options to purchase shares of the Company's Class A common stock. The Company has also agreed to indemnify the executive officers for taxes that they incur if any of the change of control payments are deemed "parachute payments" under the Code. Mr. Tytel's agreement permits him or the Company to terminate his employment after one year, in which case all of his options would immediately vest, he would receive two years' salary paid in a lump sum and he would be granted options to purchase between 25,000 and 50,000 shares of the Company's Class A common stock at the lowest exercise price of any options granted by the Company during that year.

     In connection with entering into the employment agreements, the Company sold the following shares of restricted stock:

 o  500,000 shares of Class B common stock to Mr. Sillerman;

 o  150,000 shares of Class B common stock to Mr. Ferrel;

 o  80,000 shares of Class A common stock to Mr. Tytel; and

 o  10,000 shares of Class A common stock to Mr. Benson.

The shares of restricted stock were sold to the officers at a purchase price of $2.00 per share. In addition, the Board (on the review and recommendation of the Compensation Committee) also approved the issuance of the following stock options exercisable for shares of the Company's Class A common stock:

 o  options to purchase 120,000 shares to Mr. Sillerman;

 o  options to purchase 50,000 shares to Mr. Ferrel;

 o  options to purchase 40,000 shares to Mr. Armstrong;

 o  options to purchase 25,000 shares to Mr. Tytel; and

 o  options to purchase 10,000 shares to Mr. Benson.

     The Board (other than Messrs. Kramer, O'Grady and Dugan) also approved the issuance of stock options to purchase 2,500 shares of Class A common stock to each of Messrs. Kramer, O'Grady and Dugan.

     The options will vest over three years and will have an exercise price of $5.50 per share. See "Management's Discussion and Analysis of Financial Condition and Results of Operations--Liquidity and Capital Resources."

     Upon the Broadcasting Merger, the Company assumed Broadcasting's obligations arising under the employment agreements or arrangements between Broadcasting and the Company's executive officers, with certain exceptions. The Company also assumed the obligation to make change of control payments under Messrs. Sillerman's, Ferrel's and Benson's existing employment agreements with Broadcasting of approximately $3.3 million, $1.5 million and $200,000, respectively.

     OPTION GRANTS

     On April 27, 1998, the Company granted the following options to purchase shares of the Company's Class A common stock at $29.125 per share:

 o  options to purchase 250,000 shares to Mr. Sillerman;

 o  options to purchase 75,000 shares to Mr. Ferrel;

 o  options to purchase 25,000 shares to Mr. Becker;

 o  options to purchase 30,000 shares to Mr. Tytel;

 o  options to purchase 35,000 shares to Mr. Armstrong; and

 o  options to purchase 15,000 shares to Mr. Benson.

     On May 27, 1998, the Company granted the following options to purchase shares of the Company's Class A common stock at $43.25 per share:

 o  options to purchase 250,000 shares to Mr. Sillerman;

 o  options to purchase 100,000 shares to Mr. Ferrel;

 o  options to purchase 50,000 shares to Mr. Becker;

 o  options to purchase 50,000 shares to Mr. Tytel;

 o  options to purchase 50,000 shares to Mr. Armstrong; and

 o  options to purchase 25,000 shares to Mr. Benson.

     These options vest over five years, starting one year from their date of grant.

     BECKER EMPLOYMENT AGREEMENT

     As a condition to the execution of the PACE Agreement, the Company entered into an employment agreement with the Chief Executive Officer and President of PACE, Brian Becker. The agreement has a term of five years that commenced on February 25, 1998. Mr. Becker will continue as President and Chief Executive Officer of PACE. In addition, for the term of his employment, Mr. Becker will serve as (1) a member of the Company's Office of the Chairman, (2) an Executive Vice President of the Company and (3) a director of each of PACE and the Company (subject to shareholder approval). During the term of his employment, Mr. Becker will receive (1) a base salary of $294,000 for the first year, $313,760 for each of the second and third years and $334,310 for each of the fourth and fifth years and (2) an annual bonus in the discretion of the Board.

     The Company has agreed that it will not sell either the theatrical or motor sports line of business of PACE prior to February 25, 1999. If the Company sells either line of business after the first anniversary, it has agreed not to sell the other line of business prior to March 11, 2000. Mr. Becker's employment agreement provides Mr. Becker with a right of first refusal (the "Becker Right of First Refusal") if, between February 25, 1999 and February 25, 2000, the Company receives a bona fide offer from a third party to purchase all or substantially all of either the theatrical or motor sports lines of business at a price equal to 95% of the proposed purchase price. The Fifth Year Put Option (as defined in the PACE acquisition agreement and described in footnote 3 to the Summary Consolidated Financial Data contained herein) will also be immediately exercisable as of such closing. If Mr. Becker does not exercise his right of first refusal and either of the theatrical or motor sports line of business is sold, then he will have an identical right of first refusal for the sale of the remaining line of business beginning on February 25, 2000 and ending August 25, 2000. Mr. Becker will be paid an administrative fee of $100,000 if he does not exercise his right of first refusal and if the Company does not consummate the proposed sale. Mr. Becker would thereafter retain all rights to the Becker Right of First Refusal.

     Beginning on December 12, 1999, Mr. Becker will have the option (the "Becker Second Year Option"), exercisable within 15 days thereafter, to elect one or more of the following:

 o to sell to the Company any stock or portion thereof (including any vested and unvested options to purchase stock) and/or any compensation to be paid to Mr. Becker by the Company;

 o to become a consultant to the Company for no more than an average of 20 hours per week for the remainder of the term and with the same level of compensation set forth in his employment agreement; or

 o to acquire PACE's motor sports line of business (or, if that line of business was previously sold, PACE's theatrical line of business) at its fair market value (as determined in his employment agreement).

     Exercise of the Becker Second Year Option would result in the termination of Mr. Becker's employment agreement.

     Mr. Becker's employment agreement may be terminated by the Company for Cause (as defined in the agreement), by the Company for Mr. Becker's death or permanent disability or by Mr. Becker at any time for any reason or upon exercise of the Becker Second Year Option.

     In addition, Mr. Becker's employment may be terminated by the Company at any time in the Company's sole discretion or by Mr. Becker at any time following, among other things,

 o  failure to elect or re-elect Mr. Becker as a director of the Company;

 o a reduction in Mr. Becker's base salary or in the formula to calculate his bonus;

 o discontinuation of Mr. Becker's participation in any stock option, bonus or other employee benefit plan;

 o prior to March 7, 2000, the sale of either the motor sports or theatrical line of business to any person other than Mr. Becker (unless Mr. Becker elected not to exercise the Becker Right of First Refusal);

 o  the sale of all or substantially all of the assets of PACE;

 o  a change of control of the Company; or

 o the failure by the Company to contribute any acquired business (which derives a majority of its revenues from either a theatrical or motor sports line of business) to PACE.

If Mr. Becker's employment is terminated, then, among other things,

 o from the date of termination until February 25, 2003, the Company must pay Mr. Becker the base salary and any bonus to which he would otherwise be entitled and Mr. Becker will be entitled to participate in all of the profit-sharing, retirement income, stock purchase, savings and executive compensation plans to the same extent he would otherwise have been entitled to participate;

 o for one year after the date of termination, the Company will maintain Mr. Becker's life, accident, medical, health care and disability programs or arrangements and provide Mr. Becker with use of the same office and related facilities; and

 o if the termination occurs before March 11, 2000, Mr. Becker will retain the Becker Second Year Option and the Becker Right of First Refusal.

     Throughout the term of his employment and for a period of 18 months thereafter, Mr. Becker has agreed not to, directly or indirectly, engage in any activity or business that is directly competitive with the Company (or its affiliates) or solicit any of its employees to leave the Company (or its affiliates). However, these restrictions will not apply if Mr. Becker exercises his rights, or the Company breaches its obligations, with respect to the Becker Right of First Refusal or the Becker Second Year Option.

     FALK EMPLOYMENT AGREEMENT

     On April 29, 1998, the Company entered into an employment agreement with David Falk. The agreement has a term of five years commencing June 4, 1998. The Company employs Mr. Falk as the Chairman of FAME and the Company's Sports Group and as a Member of the Office of Chairman of the Company and appointed him a Director of the Company. Pursuant to the agreement, Mr. Falk directs the day to day operations of FAME and the Company's Sports Group and any other sports businesses acquired by the Company. The agreement provides for an annual base salary of $315,000, reviewed annually and increased (but in no event decreased) by a minimum of 4.0% per year. In addition, Mr. Falk will be considered for an annual bonus consistent with the bonuses given to other senior executives of the Company. Mr. Falk received an option to purchase 100,000 shares of the Company's Class A common stock at an exercise price of $41.62 per share. The option will fully vest on June 4, 1999. In addition, the Company has agreed to make annual stock option grants to Mr. Falk to purchase at least 30,000 shares of the Company's Class A common stock in the first four years of his employment agreement.

     The Company may terminate Mr. Falk's employment at any time with or without cause (as defined in his employment agreement). If the agreement is terminated for any reason other than a voluntary termination or termination for cause, then


 o all stock options granted pursuant to the agreement will immediately vest and become exercisable;


 o any remaining stock options to be granted pursuant to the agreement will immediately be granted and will vest and become exercisable; and


 o the Company will be obligated to pay Mr. Falk his (1) base salary and (2) annual bonuses at a rate equal to 50% of his base salary through the original term of the agreement, as well as certain additional benefits.


     In addition, if a Change of Control (as defined in the agreement) occurs, the Company may be required to pay a portion of certain taxes incurred by Mr. Falk as a result of the Change of Control.


     For one year following the termination of the employment agreement for cause (as defined in the agreement) or by Mr. Falk, except in the event of a constructive termination event (as defined in the agreement), Mr. Falk has agreed that (1) he will not become employed in any capacity by, or become an officer, director, shareholder or general partner of any entity that competes with any material business of FAME as conducted as of the closing date of the FAME Acquisition and (2) he will not solicit any employee of the Company or any entities that are directly or indirectly controlled by the Company to leave such employment.


     The Company and Broadcasting have also entered into certain agreements and arrangements with their officers and directors from time to time in the past. See "Certain Relationships and Related Transactions."

                            PRINCIPAL STOCKHOLDERS

     The following table sets forth information regarding ownership of the Company's common stock as of November 15, 1998, by (1) each executive officer of the Company, (2) each director of the Company, (3) the directors and executive officers of the Company as a group and (4) each person known by the Company to own beneficially more than 5% of any class of the Company's common stock.



                                                                             CLASS A COMMON STOCK
                                                    CLASS A                    AFTER THE PENDING
                                                 COMMON STOCK                   ACQUISITIONS(1)
                                        ------------------------------- -------------------------------
          NAME AND ADDRESS OF                NUMBER OF      PERCENT OF       NUMBER OF      PERCENT OF
          BENEFICIAL OWNER(2)                 SHARES           CLASS          SHARES           CLASS
--------------------------------------- ------------------ ------------ ------------------ ------------
Directors and Executive Officers:
Robert F.X. Sillerman .................     2,644,672(3)        9.2%        2,774,859(4)        9.1%
Michael G. Ferrel .....................       145,303(5)          *           145,303(5)          *
Brian Becker ..........................        29,402(6)          *            29,402(6)          *
David Falk ............................       650,000(7)        2.3           650,000(7)        2.1
Howard J. Tytel .......................       454,604(8)        1.6           473,825(9)        1.6
Thomas P. Benson ......................        22,333(10)         *            22,333(10)         *
Richard A. Liese ......................         2,800(11)         *             2,800(11)         *
D. Geoffrey Armstrong .................       175,133(12)         *           175,133(12)         *
James F. O'Grady, Jr. .................        15,605(13)         *            15,605(13)         *
Paul Kramer ...........................        16,755(13)         *            16,755(13)         *
Edward F. Dugan .......................         6,755(13)         *             6,755(13)         *
All directors and executive officers
 as a group (11 persons) ..............     3,708,758          12.9%        3,838,945          12.4%
5% Stockholders:
Zweig-DiMenna International Limited
 and affiliated companies(14) .........     1,450,400           5.0%        1,450,400           4.8%
 P.O. Box N-9932
 Maritime House, Frederick Street
 Nassau, Bahamas



                                                    CLASS B
                                                 COMMON STOCK
                                        -------------------------------
                                                                          PERCENT OF    PERCENT OF TOTAL
                                                                         TOTAL VOTING     VOTING POWER
                                                                         POWER BEFORE      AFTER THE
          NAME AND ADDRESS OF                NUMBER OF      PERCENT OF    THE PENDING       PENDING
          BENEFICIAL OWNER(2)                 SHARES           CLASS     ACQUISITIONS   ACQUISITIONS(1)
--------------------------------------- ------------------ ------------ -------------- -----------------
Directors and Executive Officers:
Robert F.X. Sillerman .................      1,524,168(4)       89.8%         39.1%           37.6%
Michael G. Ferrel .....................        172,869(5)       10.2           4.1             3.9
Brian Becker ..........................             --            --             *               *
David Falk ............................             --            --           1.4             1.4
Howard J. Tytel .......................             --            --           1.0             1.0
Thomas P. Benson ......................             --            --             *               *
Richard A. Liese ......................             --            --             *               *
D. Geoffrey Armstrong .................             --            --             *               *
James F. O'Grady, Jr. .................             --            --             *               *
Paul Kramer ...........................             --            --             *               *
Edward F. Dugan .......................             --            --             *               *
All directors and executive officers
 as a group (11 persons) ..............      1,697,037         100.0%         45.1%           43.2%
5% Stockholders:
Zweig-DiMenna International Limited
 and affiliated companies(14) .........             --            --           3.2%            3.0%
 P.O. Box N-9932
 Maritime House, Frederick Street
 Nassau, Bahamas

----------
*     Less than 1%

(1) Assumes for the Marquee Acquisition that the Exchange Ratio is 0.1022 (assuming an SFX Stock Price of $46.50, the closing price of the Company's Class A common stock on November 20, 1998) and the issuance of 430,108 shares of Class A common stock in connection with the Cellar Door Acquisition.

(2) Unless otherwise set forth above, the address of each stockholder is the address of the Company, which is 650 Madison Avenue, 16th Floor, New York, New York 10022. Pursuant to Rule 13d-3 of the Exchange Act, as used in this table, (a) "beneficial ownership" means the sole or shared power to vote, or to direct the disposition of, a security and (b) a person is deemed to have "beneficial ownership" of any security that the person has the right to acquire within 60 days of November 15, 1998. Unless noted otherwise, (a) information as to beneficial ownership is based on statements furnished to the Company by the beneficial owners and (b) stockholders possess sole voting and dispositive power with respect to shares listed on this table. As of November 15, 1998, there were issued and outstanding 28,753,194 shares of Class A common stock and 1,697,037 shares of Class B common stock.

(3) Includes 39,343 shares of Class A common stock held by SCMC and options to purchase an aggregate of 40,000 shares of Class A common stock held by Mr. Sillerman which are exercisable within 60 days of November 15, 1998. Also includes 454,604 shares of Class A common stock held by Mr. Tytel that Mr. Sillerman has the right to vote. Does not include options to purchase an aggregate of 580,000 shares of Class A common stock held by Mr. Sillerman which are not exercisable within 60 days of November 15, 1998. If the 1,524,168 shares of Class B common stock held by Mr. Sillerman were included in calculating his ownership of the Class A common stock, then Mr. Sillerman would beneficially own 4,168,840 shares of Class A common stock, representing approximately 14.5%. See "Management--Employment Agreements and Arrangements with Certain Officers and Directors."

(4) Includes 39,343 shares of Class A common stock held by SCMC and options to purchase an aggregate of 40,000 shares of Class A common stock held by Mr. Sillerman which are exercisable within 60 days of November 15, 1998. Also includes 473,825 shares of Class A common stock held by Mr. Tytel that Mr. Sillerman has the right to vote. Includes options to be received in the Marquee Acquisition to purchase an aggregate of 19,418 shares of Class A common stock and warrants to be received in the Marquee Acquisition to purchase an aggregate of 6,682 shares of Class A common stock which are exercisable within 60 days of November 15, 1998. Does not include options to be received in the Marquee Acquisition to purchase 14,459 shares of Class A common stock and options previously issued to purchase an aggregate of 580,000 shares of Class A common stock which are not exercisable within 60 days of November 15, 1998. If the 1,524,168 shares of Class B common stock held by Mr. Sillerman were included in calculating his ownership of the Class A common stock, then Mr. Sillerman would beneficially own 4,299,027 shares of Class A common stock, representing approximately 13.4% of the class upon closing of the Pending Acquisitions. See "Management--Employment Agreements and Arrangements with Certain Officers and Directors."

(5) Includes options to purchase an aggregate of 16,666 shares of Class A common stock held by Mr. Ferrel which are exercisable within 60 days of November 15, 1998. Does not include options to purchase an aggregate of 208,334 shares of Class A common stock held by Mr. Ferrel which are not exercisable within 60 days of November 15, 1998. If the 172,869 shares of Class B common stock held by Mr. Ferrel were included in calculating his ownership of Class A common stock, then Mr. Ferrel would beneficially own 318,172 shares of Class A common stock, representing approximately 1.1% of the class upon closing of the Pending Acquisitions. See "Management--Employment Agreements and Arrangements with Certain Officers and Directors."

(6) Does not include options to purchase an aggregate of 75,000 shares of Class A common stock held by Mr. Becker which are not exercisable within 60 days of November 15, 1998.

(7) Does not include options to purchase an aggregate of 100,000 shares of Class A common stock held by Mr. Falk which are not exercisable within 60 days of November 15, 1998.

(8) Includes 454,604 shares of Class A common stock held by Mr. Tytel that Mr. Sillerman has the right to vote. Mr. Tytel also has an economic interest in SCMC, which beneficially owns 39,343 shares of Class A common stock, although he does not have voting or dispositive power with respect to the shares beneficially held by SCMC. Includes options to purchase an aggregate of 8,333 shares of Class A common stock held by Mr. Tytel which are exercisable within 60 days of November 15, 1998. Does not include options to purchase an aggregate of 96,667 shares of Class A common stock held by Mr. Tytel which are not exercisable within 60 days of November 15, 1998. See "Management--Employment Agreements and Arrangements with Certain Officers and Directors."

(9) Includes 473,825 shares of Class A common stock held by Mr. Tytel that Mr. Sillerman has the right to vote. Mr. Tytel also has an economic interest in SCMC, which beneficially owns 39,343 shares of Class A common stock, although he does not have voting or dispositive power with respect to the shares beneficially held by SCMC. Includes options to purchase an aggregate of 8,333 shares of Class A common stock held by Mr. Tytel which are exercisable within 60 days of November 15, 1998. Also includes options to be received in the Marquee Acquisition to purchase 3,066 shares of Class A common stock and warrants to be received in the Marquee Acquisition to purchase 1,179 shares of Class A common stock that are exercisable within 60 days of November 15, 1998. Does not include options to be received in the Marquee Acquisition to purchase 2,010 shares of Class A common stock and 1,022 stock appreciation rights to be received in the Marquee Acquisition not exercisable within 60 days of November 15, 1998. Also does not include options to purchase an aggregate of 96,667 shares of Class A common stock held by Mr. Tytel which are not exercisable within 60 days of November 15, 1998. See "Principal Stockholders."

(10) Includes options to purchase an aggregate of 3,333 shares of Class A common stock held by Mr. Benson which are exercisable within 60 days of November 15, 1996. Does not include options to purchase an aggregate of 46,667 shares of Class A common stock held by Mr. Benson which are not exercisable within 60 days of November 15, 1998.

(11) Does not include options to purchase an aggregate of 10,000 shares of Class A common stock held by Mr. Liese which are not exercisable within 60 days of November 15, 1998.

(12) Includes options to purchase an aggregate of 13,333 shares of Class A common stock held by Mr. Armstrong which are exercisable within 60 days of November 15, 1998. Does not include options to purchase an aggregate of 111,667 shares of Class A common stock held by Mr. Armstrong which are not exercisable within 60 days of November 15, 1998.

(13) Includes options to purchase an aggregate of 833 shares of Class A common stock held by each of Messrs. Kramer, O'Grady and Dugan which are exercisable within 60 days of November 15, 1998. Does not include options to purchase an aggregate of 1,667 shares of Class A common stock held by each of Messrs. Kramer, O'Grady and Dugan which are not exercisable within 60 days of November 15, 1998. Also does not include 5,455 shares credited to each of these individuals' accounts in the deferred compensation plan for non-employee directors.

(14) Based on information contained in a Schedule 13G filed with the SEC on June 8, 1998. The aggregate number of shares is beneficially owned as follows: 714,300 shares by Zweig-DiMenna International Limited, a British Virgin Islands corporation; 328,200 by Zweig-DiMenna Partners, L.P., a New York limited partnership; 197,500 shares by Zweig-DiMenna Special Opportunities, L.P., a Delaware limited partnership; 124,000 shares by Zweig-DiMenna International Managers, Inc., a Delaware corporation, on behalf of a discretionary account; 83,400 shares by Gotham Advisors, Inc., a Delaware corporation, on behalf of a discretionary account and 3,000 shares by Zweig-DiMenna Investors L.P., a Delaware partnership. The principal business office for each of these entities (other than Zweig-DiMenna International Limited, whose address is set forth in the above table) is 900 Third Avenue, New York, New York 10022.



POSSIBLE CHANGE IN CONTROL

     Mr. Sillerman has pledged an aggregate of 793,401 of his shares of Class B common stock as collateral for a line of credit, under which he currently has no outstanding borrowings. He continues to be entitled to exercise voting and consent rights with respect to the pledged shares, with certain restrictions. However, if he defaults in the payment of any future loans extended to him under the line of credit, the bank will be entitled to sell the pledged shares. Although the Class B common stock has 10 votes per share in most matters, the pledged shares will automatically convert into shares of Class A common stock upon such a sale. Such a sale of the pledged shares would reduce Mr. Sillerman's share of the voting power of the the Company's common stock, and would therefore be likely to result in a change of control of the Company. See "Risk Factors--Company-Specific Risks--Control by Management."

                CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS


POTENTIAL CONFLICTS OF INTEREST

     Until the closing of the Marquee Acquisition, Messrs. Sillerman and Tytel may have conflicts of interest between Marquee and the Company. Mr. Sillerman has an aggregate equity interest of approximately 5.9% in Marquee and is the Chairman of its Board of Directors, and Mr. Tytel has an equity interest in Marquee of approximately 1.0% and is one of its directors. However, Messrs. Sillerman and Tytel did not represent the interests of Marquee in negotiations with the Company relating to the Marquee Acquisition. The Company may directly compete with Marquee prior to the consummation of the Marquee Acquisition in obtaining representation agreements with particular athletes and endorsement opportunities for its clients. In addition, the Company anticipates that, from time to time, it will enter into transactions and arrangements (particularly booking arrangements) with Marquee and Marquee's clients. In addition, TSC, an entity controlled by Mr. Sillerman and in which Mr. Tytel also has an equity interest, has provided financial consulting services to Marquee and will continue to do so until the closing of the Marquee Acquisition. TSC's services are provided by certain directors, officers and employees of the Company who are not separately compensated for their services by TSC. In any transaction, arrangement or competition with Marquee prior to the closing of the Marquee Acquisition, Messrs. Sillerman and Tytel are likely to have conflicts of interest between their duties as officers and directors of the Company, on the one hand, and their duties as directors of Marquee and their interests in TSC and Marquee, on the other hand. See "--Triathlon Fees."

     Pursuant to the employment agreement entered into between Brian Becker and the Company in connection with the acquisition of PACE, Mr. Becker has the option, exercisable within 15 days after February 25, 2000, to purchase the Company's motor sports line of business (or, if that line of business has been sold, the Company's theatrical line of business) at its then fair market value. Exercise of such option would result in the termination of Mr. Becker's employment agreement. Mr. Becker's option may present a conflict of interest in his role as a Director of the Company. See "Risk Factors--Company-Specific Risks--Re-Purchase Rights for Certain Subsidiaries" and "Management."


EMPLOYMENT AGREEMENTS

     In January 1998, in order to retain the services of certain officers and directors of the Company, the Company reached an agreement in principle with such individuals pursuant to which the individuals waived their right to receive shares of the Company in connection with the Spin-Off in return for the right to receive either a share of the Company's Class A common stock or $4.20 in cash for each share of Broadcasting common stock held by them directly or indirectly in the event that either the Spin-Off or an Alternate Transaction (as defined in the Broadcasting merger agreement) were to occur. The amount of $4.20 was based on the value attributed to the Company's Class A common stock in the fairness opinion obtained by Broadcasting in connection with the Broadcasting Merger. The Company's obligation was deemed satisfied by the receipt of shares of the Company's Class A common stock in the Spin-Off.

     The Company has entered into employment agreements with each of its current executive officers. The employment agreements provide for annual base salaries of $500,000 for Mr. Sillerman, $350,000 for Mr. Ferrel, $315,000 for Mr. Falk, $300,000 for Mr. Tytel and $235,000 for Mr. Benson. Mr. Becker's employment agreement provides for an annual salary of $294,000 for the first year, $313,760 for each of the second and third years and $334,310 for each of the fourth and fifth years.

     In connection with entering into the employment agreements, the Company sold the following restricted shares of stock: 500,000 shares of its Class B common stock to Mr. Sillerman, 150,000 shares of its Class B common stock to Mr. Ferrel, 80,000 shares of its Class A common stock to Mr. Tytel and 10,000 shares of its Class A common stock to Mr. Benson. The shares were sold to the officers at a purchase price of $2.00 per share. In addition, the Board, on the recommendation of its Compensation Committee, also has approved the issuance of stock options to its officers and directors exercisable for an aggregate of 252,500 shares of the Company's Class A common stock. The options will vest over three years and will have an exercise price of $5.50 per share. The Company will record non-cash compensation charges over the three-year exercise period to the extent that the fair value of the underlying Class A common stock exceeds the exercise price. See "Management--Employment Agreements and Arrangements with Certain Officers and Directors."


ASSUMPTION OF EMPLOYMENT AGREEMENTS; CERTAIN CHANGE OF CONTROL PAYMENTS

     Pursuant to the terms of the Distribution Agreement, at the time of the consummation of the Broadcasting Merger, the Company assumed all obligations under any employment agreement or arrangement (whether written or oral) between Broadcasting or any of its subsidiaries and any employee of the Company (including Messrs. Sillerman and Ferrel), other than obligations relating to Messrs. Sillerman's and Ferrel's change of control options and existing rights to indemnification. These assumed obligations included the obligation to pay to Messrs. Sillerman, Ferrel and Benson, after the termination of their employment with Broadcasting following the Broadcasting Merger, cash payments aggregating approximately $3.3 million, $1.5 million and $200,000, respectively, which the Company has paid. In addition, the Company's assumed obligations include the duty to indemnify Messrs. Sillerman and Ferrel (to the extent permitted by law) for one-half of the cost of any excise tax that may be assessed against them for any change-of-control payments made to them by Broadcasting in connection with the Broadcasting Merger.


INDEMNIFICATION OF MR. SILLERMAN

     On August 24, 1997, Mr. Sillerman entered into an agreement with Broadcasting and the Broadcasting Buyer to waive his right to receive indemnification (except to the extent covered by directors' and officers' insurance) from Broadcasting, its subsidiaries, the Broadcasting Buyer and its subsidiaries for claims and damages arising out of the Broadcasting Merger and related transactions. Mr. Sillerman's employment agreement with the Company provides that the Company will indemnify Mr. Sillerman for these claims and damages to the fullest extent permitted by applicable law.


RELATIONSHIP BETWEEN HOWARD J. TYTEL AND BAKER & MCKENZIE

     Howard J. Tytel, who is the Executive Vice President, General Counsel, Secretary and a Director of the Company, was "Of Counsel" to the law firm of Baker & McKenzie from 1993 to May 31, 1998. Mr. Tytel was also an executive vice president, the general counsel and a director of Broadcasting. Baker & McKenzie served as counsel to Broadcasting and currently serves as counsel to the Company, Marquee and certain other affiliates of Mr. Sillerman. Baker & McKenzie formerly compensated Mr. Tytel based, in part, on the fees it received from providing legal services to Broadcasting, the Company, Marquee, other affiliates of Mr. Sillerman and other clients introduced to the firm by Mr. Tytel. Baker & McKenzie has agreed to a severance arrangement with Mr. Tytel, which is not based on fees received by Baker & McKenzie.


ARRANGEMENT BETWEEN ROBERT F.X. SILLERMAN AND HOWARD J. TYTEL

     Since 1978, Messrs. Sillerman and Tytel have been jointly involved in numerous business ventures, including SCMC, TSC, MMR, Triathlon, Marquee, Broadcasting and the Company. In consideration for certain services provided by Mr. Tytel in connection with those ventures, Mr. Tytel has received from Mr. Sillerman either a minority equity interest in the businesses (with Mr. Sillerman retaining the right to control the voting and disposition of Mr. Tytel's interest) or cash fees in an amount mutually agreed upon. Although Mr. Tytel was not compensated directly by Broadcasting (except for ordinary fees paid to him in his capacity as a director), he receives compensation from TSC and SCMC, companies controlled by Mr. Sillerman, as well as from Mr. Sillerman personally, with respect to the services he provides to various entities affiliated with Mr. Sillerman, including Broadcasting. In 1997, these cash fees aggregated approximately $5.0 million. In connection with the consummation of the Broadcasting Merger and certain related transactions, Mr. Tytel received 308,374 shares of Class A common stock (with Mr. Sillerman retaining the right to vote these shares) and cash fees from TSC, SCMC and Mr. Sillerman personally. Mr Tytel has also granted Mr. Sillerman the right to vote all other shares of Class A common stock beneficially owned by him. In addition, Mr. Tytel continues to have an economic interest in SCMC, which beneficially owns 39,343 shares of Class A common stock. See "--Assumption of Employment Agreements; Certain Change of Control Payments" and "--Employment Agreements."


TRIATHLON FEES

     SCMC, a corporation controlled by Mr. Sillerman and in which Mr. Tytel has an equity interest, has an agreement to provide consulting and marketing services to Triathlon, a publicly-traded company in which Mr. Sillerman is a significant stockholder. Under the terms of the agreement, SCMC has agreed to provide consulting and marketing services to Triathlon until June 1, 2005 for an annual fee of $500,000, together with a refundable advance of $500,000 per year against fees earned in respect of transactional investment banking services. Fees paid by Triathlon for the years ended December 31, 1996 and December 31, 1997 were $3,000,000 and $1,794,000, respectively. These fees vary (above the minimum annual fee of $500,000) depending on the level of acquisition and financing activities of Triathlon. SCMC previously assigned its rights to receive fees payable under this agreement to Broadcasting. Pursuant to the terms of the Distribution Agreement, Broadcasting assigned its rights to receive these fees to the Company. Triathlon has announced that it has agreed to be acquired by a third party. Triathlon will pay a fee to the Company in connection with such acquisition. When Triathlon is acquired, it will cease paying consulting fees for SCMC's services.


AGREEMENTS WITH BROADCASTING

     The Company and Broadcasting have entered into various agreements with respect to the Spin-Off and related matters. For the terms of these agreements, see the Distribution Agreement, Tax Sharing Agreement and the Employment Benefits Agreement, each of which have been filed with the SEC. See "Available Information."


COMMON STOCK RECEIVED IN THE SPIN-OFF

     In the Spin-Off, the holders of Broadcasting's Class A common stock, Series D preferred stock and warrants (upon exercise) received shares of Class A common stock, whereas Messrs. Sillerman and Ferrel, as the holders of Broadcasting's Class B common stock (which is entitled to ten votes per share on most matters), received shares of the Company's Class B common stock. The Company's Class A common stock and the Company's Class B common stock have similar rights and privileges, except that the Class B common stock has greater voting rights. The issuance of the Company's Class B common stock in the Spin-Off was intended to preserve Messrs. Sillerman's and Ferrel's relative voting power after the Spin-Off. Assuming the completion of the Pending Acquisitions, Mr. Sillerman may be deemed to beneficially own approximately 37.6% of the combined voting power of the Company, and Messrs. Sillerman and Ferrel may be deemed to beneficially own approximately 41.5% of the combined voting power of the Company. Accordingly, Mr. Sillerman, alone and together with the Company's current directors and executive officers, will generally be able to control the outcome of the votes of the stockholders of the Company on most matters. See "Principal Stockholders."

     In addition, in August 1997, the board of directors of Broadcasting approved amendments to certain warrants that represented the right to purchase an aggregate of 600,000 shares of Broadcasting's Class A common stock. The warrants were held by SCMC, an entity controlled by Mr. Sillerman. The amendments memorialize the original intent of the directors of Broadcasting that SCMC receive the aggregate number of shares of the Company's Class A common stock that it would have received if it had exercised the warrants immediately prior to the Spin-Off.


ISSUANCE OF STOCK TO HOLDERS OF BROADCASTING'S OPTIONS AND SARS

     On April 27, 1998, the Company issued 522,941 shares of its Class A common stock to holders as of the Spin-Off record date of the stock options or SARs of Broadcasting, whether or not vested, and 325,000 and 70,000 shares to Messrs. Sillerman and Ferrel, respectively, with respect to the options to be issued pursuant to their employment agreements with Broadcasting. In addition, the Company issued 325,000


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and 30,000 shares of its Class A common stock to Messrs. Sillerman and Ferrel, respectively, which corresponded to change of control options of Broadcasting which they waived in connection with the Broadcasting Merger. The issuances were made in consideration for past services to the Company and to allow holders of such options and SARs to participate in the Spin-Off in a manner similar to holders of Broadcasting's Class A common stock. Additionally, many of the option and SAR holders are officers, directors or employees of the Company. The members of the Board, other than Messrs. Becker and Falk, received an aggregate of 850,479 shares pursuant to such issuance.


MEADOWS REPURCHASE

     In connection with the acquisition of Meadows Music Theater, Broadcasting obtained an option, as subsequently amended, to repurchase 247,177 shares of its Class A common stock (the "Meadows Shares") for an aggregate purchase price of $8.2 million (the "Meadows Repurchase"). However, Broadcasting was restricted from exercising the Meadows Repurchase by certain loan covenants and other restrictions. Pursuant to the terms of the Broadcasting Merger agreement, since the Meadows Shares were outstanding at the effective time of the Broadcasting Merger, Working Capital was decreased by approximately $10.3 million.

     In January 1998, Mr. Sillerman committed to finance the $8.2 million exercise price of the Meadows Repurchase in order to offset the $10.3 million reduction to Working Capital. In consideration for his commitment, the board of directors of Broadcasting agreed that Mr. Sillerman would receive approximately the number of shares of the Company's Class A common stock to be issued in the Spin-Off with respect to the Meadows Shares. At the time Broadcasting accepted Mr. Sillerman's commitment, the board of directors of Broadcasting valued the Company's Class A common stock to be issued in the Spin-Off at $4.20 per share, the value attributed to such shares in the fairness opinion obtained by Broadcasting in connection with the Broadcasting Merger. The transaction was approved by Broadcasting's board of directors, including the independent directors.

     In April 1998, Broadcasting assigned the option for the Meadows Shares to an unaffiliated third party and, in connection therewith, agreed to pay such party a fee of $75,000. Mr. Sillerman subsequently advanced such party the $8.2 million exercise price for the Meadows Repurchase, the repayment of which became due upon the Broadcasting Merger. The third party has exercised the option and transferred to Mr. Sillerman the Company's Class A common stock issued in the Spin-Off with respect to the Meadows Shares. The Meadows Shares were tendered in the Broadcasting Merger by the third party in exchange for the per share Broadcasting Merger consideration of $75. The third party subsequently repaid the advance from Mr. Sillerman and transferred $10.3 million, the remainder of such consideration net of the third party fee, to the Company.


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                       DESCRIPTION OF OTHER INDEBTEDNESS


SENIOR CREDIT FACILITY

     The following is a summary of the material terms of the credit agreement for the Senior Credit Facility. This summary is not complete. It is subject to, and qualified in its entirety by reference to, the credit agreement for the Senior Credit Facility, which has been filed on Form 8-K (File No. 333-43287) with the SEC and is incorporated herein by reference. The Company will provide without charge to each person to whom this Offering Memorandum is delivered, upon written or oral request of any such person, a copy of any or all documents incorporated herein by reference (other than exhibits to such documents which are not specifically incorporated by reference into such documents). Requests for such documents should be directed to SFX Entertainment, Inc., 650 Madison Ave., 16th Floor, New York, New York 10022, Attention: Investor Relations, telephone (212) 838-3100.

     In February 1998, the Company entered into the credit agreement for the Senior Credit Facility, which established $300.0 million of senior secured credit facilities. The Senior Credit Facility was then comprised of (a) the $150.0 million eight-year Term Loan and (b) the $150.0 million seven-year reducing Revolver. Borrowings under the Senior Credit Facility are secured by substantially all the assets of the Company, including a pledge of the outstanding stock of substantially all of its subsidiaries, and are guaranteed by substantially all of the Company's subsidiaries. On February 27, 1998, the Company borrowed $150.0 million pursuant to the Term Loan in connection with certain of the 1998 Acquisitions. On September 10, 1998, the Company entered into an agreement with The Bank of New York to increase its borrowing availability under the Revolver portion of the Senior Credit Facility by an additional $50.0 million, which increased the aggregate amount of borrowing availability under the Senior Credit Facility to approximately $350.0 million. As of October 30, 1998, the Company had approximately $346.0 million of borrowings under the Senior Credit Facility.

     The Company will be required to obtain the consent of the lenders under the Senior Credit Facility in order to consummate this Offering. In connection therewith, the Company has agreed to increase the applicable margins under the Senior Credit Facility. See "Use of Proceeds" and "Management's Discussion and Analysis of Financial Condition and Results of Operations."


 GENERAL

     The Senior Credit Facility provides for borrowings in a principal amount of up to $350.0 million, subject to certain covenants and conditions. Borrowings under the Senior Credit Facility may be used by the Company to finance Permitted Acquisitions (as defined in the Senior Credit Facility), for working capital and for general corporate purposes. Up to $20.0 million of the Revolver is available for the issuance of standby letters of credit. Each Permitted Acquisition must be in the same line of business (or other business incidental or related thereto) as the Company and must have the prior written consent of the Required Lenders (as defined in the Senior Credit Facility) if the cost of the Permitted Acquisition exceeds $50.0 million.


 INTEREST RATES; FEES

     Loans outstanding under the Senior Credit Facility bear interest, at the Company's option, at certain spreads over LIBOR or the greater of the Federal Funds rate plus 0.50% or The Bank of New York's prime rate. The interest rate spreads on the Term Loan and the Revolver are adjusted based on the Company's Total Leverage Ratio (as defined below). The Company pays an annual commitment fee on unused availability under the Revolver of 0.50% if the Company's Total Leverage Ratio is greater than or equal to 4.0 to 1.0, and 0.375% if that ratio is less than 4.0 to 1.0. The Company also pays an annual letter of credit fee equal to the Applicable LIBOR Margin (as defined in the Senior Credit Facility) for the Revolver then in effect.


 MANDATORY PREPAYMENTS AND COMMITMENT REDUCTIONS

     Commitments to lend under the Revolver will be reduced in equal quarterly installments commencing March 31, 2000 in annual percentages of the borrowings under the Revolver as of December 31, 1999


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

according to the following schedule: by 10.0% in 2000; by 15.0% in 2001; by 20.0% in 2002; by 25.0% in 2003; by 25.0% in 2004; and by the remaining 5.0%
upon final maturity. The Term Loan will be reduced by $1.0 million per year until final maturity, at which point the remaining balance will be due and payable. Amounts outstanding under the Senior Credit Facility will be subject to, among others, the following mandatory prepayments, which will also permanently reduce commitments:

    o 100.0% of the net cash proceeds received from permitted Asset Sales (as defined in the Senior Credit Facility), subject to standard reinvestment provisions;

    o 50.0% of Excess Cash Flow (as defined in the Senior Credit Facility), calculated for each fiscal year beginning with the year ending December 31, 2000; and

    o 50.0% of net proceeds of any equity issuance, to the extent that the Total Leverage Ratio is greater than or equal to 5.0 to 1.0.


 COLLATERAL AND GUARANTEES

     Each of the Company's present and future direct and indirect domestic subsidiaries (the "Senior Guarantors") must provide guarantees under the Senior Credit Facility. In order to secure its obligations under the Senior Credit Facility, the Company and each of the Senior Guarantors must also grant to the lenders a continuing security interest in all of their assets (subject to certain non-material exceptions), all of the capital stock of each Senior Guarantor and not less than 66% of the capital stock of the Company's present and future direct and indirect foreign subsidiaries.

     The Senior Credit Facility contains various covenants that, subject to certain specified exceptions, restrict the Company's and its subsidiaries' ability to:

    o  incur additional indebtedness and other obligations;

    o  grant liens;

    o  consummate mergers, acquisitions, investments and asset dispositions;

    o declare or pay Restricted Payments (as defined in the Senior Credit Facility);

    o declare or pay dividends, distributions and other prepayments or repurchases of other indebtedness;

    o amend certain agreements, including the Company's organizational documents, the Old Indenture, the Old Notes, the Notes and the Indenture;

    o  make acquisitions and dispositions;

    o  engage in transactions with affiliates;

    o  engage in sale and leaseback transactions; and

    o  change lines of business.

The Senior Credit Facility also includes covenants relating to compliance with ERISA, environmental and other laws, payment of taxes, maintenance of corporate existence and rights, maintenance of insurance and financial reporting. In addition, the Senior Credit Facility requires the Company to maintain compliance with certain specified financial covenants relating to:

    o a maximum ratio (the "Total Leverage Ratio") of (a) all outstanding amounts under the Senior Credit Facility and any other borrowed money and similar type indebtedness (including capital lease obligations) of the Company and its subsidiaries, on a consolidated basis ("Total Debt"), less cash and cash equivalents in excess of $5.0 million, to (b) for the most recently completed four fiscal quarters, (i) revenues less
       (ii) expenses (excluding depreciation, amortization other than amortization of capitalized pre-production costs, interest expense and income tax expense), plus (iii) non-recurring expense items or non-cash expense items mutually agreed upon by the Company and the Required Lenders, plus (iv) the lesser of (a) the equity income from Unconsolidated Investments (as defined in the Senior Credit Facility) and (b) cash dividends and other cash distributions from Unconsolidated Investments (however, the total amount determined under this clause (iv) will not exceed 10.0% of Operating Cash Flow before overhead) (the amount referred to in this clause (b), "Operating Cash Flow"); Operating Cash Flow is to be adjusted to reflect acquisitions and dispositions consummated during the calculation period as if those transactions were consummated at the beginning of the period (with adjustment, "Adjusted Operating Cash Flow");

    o a maximum ratio (the "Senior Leverage Ratio") of (a) Total Debt less the principal amount outstanding under the Notes, less cash and cash equivalents in excess of $5.0 million, to (b) Operating Cash Flow;

    o minimum ratio (the "Pro Forma Interest Expense Ratio") of (a) Adjusted Operating Cash Flow to (b) the sum of all interest expense and commitment fees calculated for the four fiscal quarters following the calculation quarter, giving effect to the Total Debt outstanding and the interest rates in effect as of the date of the determination and the commitment reductions and debt amortization scheduled during that period;

    o minimum ratio (the "Debt Service Ratio") of (a) Adjusted Operating Cash Flow to (b) the sum of (i) the sum of all interest expense and commitment fees calculated for the four fiscal quarters following the calculation quarter, giving effect to the Total Debt outstanding and the interest rates in effect as of the date of the determination and the commitment reductions and debt amortization scheduled during that period and (ii) the scheduled current maturities of Total Debt and current commitment reductions with respect to the Revolver, each measured for the four fiscal quarters immediately succeeding the date of determination; and

    o a minimum ratio (the "Fixed Charges Ratio") of (a) the sum of Operating Cash Flow to (b) the sum of, for the four most recently completed fiscal quarters, the following paid during that period: (i) Interest Expense (as defined in the Senior Credit Facility) plus the scheduled maturities of Total Debt and current commitment reductions with respect to the Revolver, (ii) cash income taxes, (iii) capital expenditures (excluding certain special capital expenditures to be mutually agreed upon) and
       (iv) Unconsolidated Investments (as defined in the Senior Credit
       Facility).

     The Total Leverage Ratio for the most recently completed 12 month period may not at any time exceed (a) 6.50x from September 30, 1998 to December 30, 1998, (b) 6.25x from December 31, 1998 to June 29, 1999, (c) 5.75x from June
30, 1999 to December 30, 1999, (d) 5.25x from December 31, 1999 to December 30, 2000, (e) 4.50x from December 31, 2000 to December 30, 2001 and (f) 3.75x on December 31, 2001 and thereafter.

     The Senior Leverage Ratio for the most recently completed 12 month period may not at any time exceed (a) 3.25x from September 30, 1998 to December 30, 1999, (b) 3.00x from December 31, 1999 to December 30, 2000 and (c) 2.50x on December 31, 2000 and thereafter.

     The Pro Forma Interest Expense Ratio may not at the end of any fiscal quarter be less than (a) 1.50x before December 31, 1998 and (b) 2.00x on January 1, 1999 and thereafter.

     The Pro Forma Debt Service Ratio may not at any fiscal quarter end be less than (a) 1.25x before December 31, 1998 and (b) 1.50x on January 1, 1999 and thereafter.

     The Fixed Charges Ratio may not at any quarter end be less than 1.05x.

     The Senior Credit Facility also prohibits prepayment of any subordinated notes, including the Notes.


 EVENTS OF DEFAULT

     The Senior Credit Facility contains customary events of default, including payment defaults, the occurrence of a Change of Control (as defined below), the invalidity of guarantees or security documents under the Senior Credit Facility, any Material Adverse Change (as defined in the Senior Credit Facility), breach of any representation or warranty under the Senior Credit Facility and any cross-default to other indebtedness of the Company and its subsidiaries. The occurrence of any event of default could result in


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

termination of the commitments to extend credit under the Senior Credit Facility and foreclosure on the collateral securing those obligations, each of which, individually, could have a material adverse effect on the Company.


 CHANGE OF CONTROL

     "Change of Control" is defined in the Senior Credit Facility as, inter alia: (i) the failure of Mr. Sillerman, any Affiliate (as defined therein) of Mr. Sillerman, or any Affiliate of Mr. Sillerman together with any executor, heir or successor appointed to take control of Mr. Sillerman's affairs in the event of his death, disability or incapacity, to own directly or indirectly, in the aggregate, of record and beneficially, more than 30% of the voting power of all issued and outstanding capital stock of the Company or (ii) the occurrence of any Person (as defined in the Senior Credit Facility), other than as provided in clause (i) above, owning, beneficially, more than 10% of the voting power of all issued and outstanding capital stock of the Company.


THE OLD NOTES

     For a full description of the terms of the Old Notes, reference is made to the Old Indenture, which was filed on Form 8-K (File No. 000-22486) with the SEC and is publicly available. See "Available Information."


     In February 1998, the Company issued $350.0 million of its 9 1/8% Senior Subordinated Notes due 2008. The Old Notes mature on February 1, 2008, ten months prior to the maturity date of the Notes offered hereby. The Old Notes are optionally redeemable commencing on February 1, 2003. The terms of the Old Notes are substantially identical to the terms of the Notes offered hereby.


OTHER DEBT

     In addition to the amounts outstanding under the Senior Credit Facility and the Old Notes, the Company has approximately $46.5 million of long-term debt outstanding at September 30, 1998, which was incurred primarily in connection with the 1997 and 1998 Acquisitions. See Note 5 to the Notes to the Consolidated Financial Statements of the Company.


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

                           DESCRIPTION OF THE NOTES

GENERAL

     The Notes will be issued pursuant to the Indenture among the Company, the Guarantors and The Chase Manhattan Bank, as trustee (the "Trustee"), in a private transaction that is not subject to the registration requirements of the Securities Act. See "Transfer Restrictions." The terms of the Notes include those stated in the Indenture and those made part of the Indenture by reference to the Trust Indenture Act of 1939, as amended (the "Trust Indenture Act"). The Notes are subject to all such terms, and Holders of Notes are referred to the Indenture and the Trust Indenture Act for a statement thereof. The following summary of the material provisions of the Indenture does not purport to be complete and is qualified in its entirety by reference to the Indenture, including the definitions therein of certain terms used below. Copies of the proposed form of Indenture and Registration Rights Agreement will be made available to prospective investors as set forth under the caption "--Additional Information." The definitions of certain terms used in the following summary are set forth below under the caption "--Certain Definitions." For purposes of this "Description of the Notes," the term "Company" refers only to SFX Entertainment, Inc. and not to any of its Subsidiaries.

     The Notes will be general unsecured obligations of the Company and will be subordinated in right of payment to all existing and future Senior Debt of the Company. See "--Subordination." As of September 30, 1998, after giving pro forma effect to this Offering and the application of the net proceeds therefrom, anticipated borrowings under the Senior Credit Facility and the consummation of the Pending Acquisitions, the Company would have had approximately $347.4 million of Senior Debt outstanding. The Indenture will permit the incurrence of additional indebtedness, including additional Senior Debt, subject to certain restrictions. See "--Certain Covenants--Incurrence of Indebtedness and Issuance of Preferred Stock."

     As of the date of the Indenture, all of the Company's Subsidiaries will be Restricted Subsidiaries. However, under certain circumstances, the Company will be able to designate current or future Subsidiaries as Unrestricted Subsidiaries. Unrestricted Subsidiaries will not be subject to many of the restrictive covenants set forth in the Indenture. The Company's payment obligations under the Notes will be jointly and severally guaranteed, on a senior subordinated basis, by all of the Company's domestic Restricted Subsidiaries except for the Non-Guarantor Subsidiaries. See "--Subsidiary Guarantees" and "Risk Factors--Risks Relating to the Notes--Substantial Leverage."

PRINCIPAL, MATURITY AND INTEREST

     The Notes will be limited in aggregate principal amount to $200.0 million and will mature on December 1, 2008. Interest on the Notes will accrue at the rate of 9 1/8% per annum and will be payable semi-annually in arrears on December 1 and June 1 of each year, commencing on June 1, 1999, to Holders of record on the immediately preceding November 15 and May 15. Interest on the Notes will accrue from the most recent date to which interest has been paid or, if no interest has been paid, from the date of original issuance. Interest will be computed on the basis of a 360-day year comprised of twelve 30-day months. Principal of and premium, interest and Liquidated Damages, if any, on the Notes will be payable at the office or agency of the Company maintained for such purpose within the City and State of New York or, at the option of the Company, payment of premium, interest and Liquidated Damages, if any, may be made by check mailed to the Holders of the Notes at their respective addresses set forth in the register of Holders of Notes; provided that all payments of principal, premium, interest and Liquidated Damages, if any, with respect to Notes the Holders of which have given wire transfer instructions to the Company will be required to be made by wire transfer of immediately available funds to the accounts specified by the Holders thereof. Until otherwise designated by the Company, the Company's office or agency in New York will be the office of the Trustee maintained for such purpose. The Notes will be issued in denominations of $1,000 and integral multiples thereof.

SUBORDINATION

     The payment of principal of and premium, interest and Liquidated Damages, if any, on the Notes will be subordinated in right of payment, as set forth in the Indenture, to the prior payment in full in cash or Cash Equivalents of all Senior Debt of the Company, whether outstanding on the date of the Indenture or thereafter incurred.

     Upon any distribution to creditors of the Company in a liquidation or dissolution of the Company or in a bankruptcy, reorganization, insolvency, receivership or similar proceeding relating to the Company or its property, an assignment for the benefit of creditors or any marshaling of the Company's assets and liabilities, the holders of Senior Debt of the Company will be entitled to receive payment in full in cash or Cash Equivalents of all Obligations due in respect of such Senior Debt (including interest after the commencement of any such proceeding at the rate specified in the applicable Senior Debt) before the Holders of Notes will be entitled to receive any payment with respect to the Notes, and until all Obligations with respect to Senior Debt are paid in full in cash or Cash Equivalents, any distribution to which the Holders of Notes would be entitled shall be made to the holders of Senior Debt (except that Holders of Notes may receive Permitted Junior Securities and payments made from the trust described under the caption "--Legal Defeasance and Covenant Defeasance").

     The Company also may not make any payment upon or in respect of the Notes (except in Permitted Junior Securities or from the trust described under the caption "--Legal Defeasance and Covenant Defeasance") if (i) a default in the payment of the principal of or premium or interest on any Designated Senior Debt occurs and is continuing beyond any applicable period of grace or (ii) any other default occurs and is continuing with respect to any Designated Senior Debt that permits holders of the Designated Senior Debt as to which such default relates to accelerate its maturity and the Trustee receives a notice of such default (a "Payment Blockage Notice") from the Company or the holders of such Designated Senior Debt. Payments on the Notes may and shall be resumed (a) in the case of a payment default, upon the date on which such default is cured or waived or has ceased to exist or such Designated Senior Debt has been discharged or repaid in full in cash or Cash Equivalents and (b) in case of a nonpayment default, the earlier of the date on which such nonpayment default is cured or waived or 179 days after the date on which the applicable Payment Blockage Notice is received or has ceased to exist or such Designated Senior Debt has been discharged or repaid in full in cash or Cash Equivalents, unless the maturity of any Designated Senior Debt has been accelerated. No new period of payment blockage may be commenced unless and until 360 days have elapsed since the effectiveness of the immediately prior Payment Blockage Notice. No nonpayment default that existed or was continuing on the date of delivery of any Payment Blockage Notice to the Trustee shall be, or be made, the basis for a subsequent Payment Blockage Notice unless such default has been cured or waived for a period of at least 90 consecutive days.

     The Indenture will further require that the Company promptly notify holders of Senior Debt if payment of the Notes is accelerated because of an Event of Default.

     As a result of the subordination provisions described above, in the event of a liquidation or insolvency, Holders of Notes may recover less ratably than creditors of the Company who are holders of Senior Debt. As of September 30, 1998, after giving pro forma effect to this Offering and the application of the net proceeds therefrom, anticipated borrowings under the Senior Credit Facility and the consummation of the Pending Acquisitions, the Company would have had approximately $347.4 million of Senior Debt outstanding. The Company will be able to incur additional Senior Debt in the future, subject to certain limitations. See "--Certain Covenants--Incurrence of Indebtedness and Issuance of Preferred Stock."

     "Designated Senior Debt" means (i) any Indebtedness outstanding under the Senior Credit Facility and (ii) any other Senior Debt or Guarantor Senior Debt permitted under the Indenture the principal amount of which is $25.0 million or more and that has been designated by the Company as "Designated Senior Debt."

     "Permitted Junior Securities" means Equity Interests in the Company or debt securities of the Company or the relevant Guarantor that are subordinated to all Senior Debt (and any debt securities issued in exchange for Senior Debt) or Guarantor Senior Debt (and any debt securities issued in exchange for Guarantor Senior Debt), as applicable, to substantially the same extent as, or to a greater extent than, the Notes are subordinated to Senior Debt or the Subsidiary Guarantees are subordinated to Guarantor Senior Debt, as applicable, pursuant to the Indenture.

     "Senior Debt" means (i) all Indebtedness outstanding under Credit Facilities and all Hedging Obligations with respect thereto, (ii) any other Indebtedness of the Company or any Guarantor permitted to be incurred under the terms of the Indenture (other than the Old Notes), unless the instrument under which such Indebtedness is incurred expressly provides that it is on a parity with or subordinated in right of payment to the Notes or the Subsidiary Guarantees and (iii) all Obligations of the Company or any Guarantor with respect to the foregoing. Notwithstanding anything to the contrary in the foregoing, Senior Debt will not include (a) any liability for federal, state, local or other taxes owed or owing by the Company, (b) any Indebtedness of the Company or any Guarantor to any of its Subsidiaries or other Affiliates, (c) any trade payables or (d) any Indebtedness that is incurred in violation of the Indenture; provided that Indebtedness under Credit Facilities will not cease to be Senior Debt if borrowed based upon a written certificate from a purported officer of the Company to the effect that such Indebtedness was permitted by the Indenture to be incurred. The Notes will be pari passu with the Old Notes.



SUBSIDIARY GUARANTEES

     The Company's payment obligations under the Notes will be jointly and severally guaranteed (the "Subsidiary Guarantees") by each of the Company's current and future domestic Restricted Subsidiaries (the "Guarantors") except for the Non-Guarantor Subsidiaries. See "Risk Factors--Risks Relating to the Notes--Substantial Leverage." The Subsidiary Guarantee of each Guarantor will be subordinated in right of payment to all existing and future Senior Debt of such Guarantor to the same extent as the Notes are subordinated to Senior Debt of the Company. See "--Subordination." As of September 30, 1998, after giving pro forma effect to this Offering and the application of the net proceeds therefrom, anticipated borrowings under the Senior Credit Facility and the consummation of the Pending Acquisitions, the Guarantors would have had approximately $347.4 million of Guarantor Senior Debt outstanding, $290.4 million of which represented Indebtedness incurred pursuant to guarantees of the Senior Credit Facility. The Indenture will permit the Guarantors to incur additional indebtedness, including additional Senior Debt, subject to certain restrictions. See "--Certain Covenants--Incurrence of Indebtedness and Issuance of Preferred Stock." The obligations of each Guarantor under its Subsidiary Guarantee will be limited so as not to constitute a fraudulent conveyance under applicable law. See "Risk Factors--Risks Relating to the Notes--Fraudulent Conveyance."

     The Indenture will provide that no Guarantor may consolidate with or merge with or into (whether or not such Guarantor is the surviving Person), another corporation, Person or entity whether or not affiliated with such Guarantor unless (i) subject to the provisions of the following paragraph, the Person formed by or surviving any such consolidation or merger (if other than such Guarantor) assumes all the obligations of such Guarantor pursuant to a supplemental indenture in form and substance reasonably satisfactory to the Trustee, under the Notes, the Indenture and the Registration Rights Agreement;
(ii) immediately after giving effect to such transaction, no Default or Event of Default exists; and (iii) the Company would be permitted by virtue of the Company's pro forma Debt to Cash Flow Ratio, immediately after giving effect to such transaction, to incur at least $1.00 of additional Indebtedness pursuant to the Debt to Cash Flow Ratio test set forth in the covenant described below under the caption "--Certain Covenants--Incurrence of Indebtedness and Issuance of Preferred Stock."

     The Indenture will provide that in the event of a sale or other disposition of all of the assets of any Guarantor, by way of merger, consolidation or otherwise, or a sale or other disposition of all of the capital stock of any Guarantor, then such Guarantor (in the event of a sale or other disposition, by way of such a merger, consolidation or otherwise, of all of the capital stock of such Guarantor) or the corporation acquiring the property (in the event of a sale or other disposition of all of the assets of such Guarantor) will be released and relieved of any obligations under its Subsidiary Guarantee; provided that the Net Proceeds, if any, of such sale or other disposition are applied in accordance with the applicable provisions of the Indenture. See "--Repurchase at the Option of Holders--Asset Sales."


OPTIONAL REDEMPTION

     The Notes will not be redeemable at the Company's option prior to December 1, 2003. Thereafter, the Notes will be subject to redemption at any time at the option of the Company, in whole or in part, upon not less than 30 nor more than 60 days' notice, at the redemption prices (expressed as percentages of principal amount) set forth below, plus accrued and unpaid interest and Liquidated Damages, if any, thereon to the applicable redemption date, if redeemed during the twelve-month period beginning on December 1 of the years indicated below:


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


YEAR                               PERCENTAGE
-------------------------------   ------------
  2003 ........................      104.563%
  2004 ........................      103.042
  2005 ........................      101.521
  2006 and thereafter .........      100.000%

     Notwithstanding the foregoing, prior to December 1, 2001, the Company may, on any one or more occasions, redeem up to 35% of the aggregate principal amount of Notes originally issued in the Offering at a redemption price of 109.125% of the principal amount thereof, plus accrued and unpaid interest and Liquidated Damages, if any, thereon to the redemption date, with the net cash proceeds of an offering of common equity of the Company (other than Disqualified Stock); provided that (i) at least 65% of the aggregate principal amount of the Notes originally issued in the Offering remain outstanding immediately after the occurrence of each such redemption (excluding Notes held by the Company and its Subsidiaries) and (ii) each such redemption shall occur within 75 days after the date of the closing of any such offering of common equity of the Company.


SELECTION AND NOTICE

     If less than all of the Notes are to be redeemed at any time, selection of Notes for redemption will be made by the Trustee in compliance with the requirements of the principal national securities exchange, if any, on which the Notes are listed, or, if the Notes are not so listed, on a pro rata basis, by lot or by such method as the Trustee shall deem fair and appropriate; provided that no Notes of $1,000 or less shall be redeemed in part. Notices of redemption shall be mailed by first class mail at least 30 but not more than 60 days before the redemption date to each Holder of Notes to be redeemed at its registered address. Notices of redemption may not be conditional. If any Note is to be redeemed in part only, the notice of redemption that relates to such Note shall state the portion of the principal amount thereof to be redeemed. A new Note in principal amount equal to the unredeemed portion thereof will be issued in the name of the Holder thereof upon cancellation of the original Note. Notes called for redemption become due on the date fixed for redemption. On and after the redemption date, interest ceases to accrue on Notes or portions of them called for redemption.


MANDATORY REDEMPTION

     Except as set forth below under the caption "--Repurchase at the Option of Holders," the Company is not required to make mandatory redemption or sinking fund payments with respect to the Notes.


REPURCHASE AT THE OPTION OF HOLDERS


 CHANGE OF CONTROL

     Upon the occurrence of a Change of Control, the Company will be obligated to make an offer (a "Change of Control Offer") to each Holder of Notes to repurchase all or any part (equal to $1,000 or an integral multiple thereof) of such Holder's Notes at an offer price in cash equal to 101% of the principal amount thereof, plus accrued and unpaid interest and Liquidated Damages, if any, thereon to the date of purchase (the "Change of Control Payment"). Within ten days following a Change of Control, the Company will mail a notice to each Holder describing the transaction or transactions that constitute the Change of Control and offering to repurchase Notes on the date specified in such notice, which date shall be no earlier than 30 days and no later than 60 days from the date such notice is mailed (the "Change of Control Payment Date"), pursuant to the procedures required by the Indenture and described in such notice. The Company will comply with the requirements of Rule 14e-1 under the Exchange Act and any other securities laws and regulations thereunder to the extent such laws and regulations are applicable in connection with the repurchase of the Notes as a result of a Change of Control.

     On the Change of Control Payment Date, the Company will, to the extent lawful, (i) accept for payment all Notes or portions thereof properly tendered pursuant to the Change of Control Offer, (ii) deposit with the Paying Agent an amount equal to the Change of Control Payment in respect of all Notes or portions thereof so tendered and (iii) deliver or cause to be delivered to the Trustee the Notes so accepted together with an Officers' Certificate stating the aggregate principal amount of Notes or portions thereof being purchased by the Company. The Paying Agent will promptly mail to each Holder of Notes so tendered the Change of Control Payment for such Notes, and the Trustee will promptly authenticate and mail (or cause to be transferred by book entry) to each Holder a new Note equal in principal amount to any unpurchased portion of the Notes surrendered, if any; provided that each such new Note will be in a principal amount of $1,000 or an integral multiple thereof. The Indenture will provide that, prior to complying with the provisions of this covenant, but in any event within 90 days following a Change of Control, the Company will either repay all outstanding Senior Debt or obtain the requisite consents, if any, under all agreements governing outstanding Senior Debt to permit the repurchase of Notes required by this covenant. The Company will publicly announce the results of the Change of Control Offer on or as soon as practicable after the Change of Control Payment Date.

     The Change of Control provisions described above will be applicable whether or not any other provisions of the Indenture are applicable. Except as described above with respect to a Change of Control, the Indenture does not contain provisions that permit the Holders of the Notes to require the Company to repurchase or redeem the Notes in the event of a takeover, recapitalization or similar transaction.

     The Senior Credit Facility prohibits, and other future credit agreements or other agreements relating to Senior Debt to which the Company becomes a party may prohibit, the Company from purchasing any Notes following a Change of Control and provide that certain change of control events with respect to the Company would constitute a default thereunder. In the event a Change of Control occurs at a time when the Company is prohibited from purchasing Notes, the Company could seek the consent of its lenders to the purchase of Notes or could attempt to refinance the borrowings that contain such prohibition. If the Company does not obtain such a consent or repay such borrowings, the Company will remain prohibited from purchasing Notes. The Company's failure to purchase tendered Notes following a Change of Control would constitute an Event of Default under the Indenture which, in turn, is expected to constitute as default under the Senior Credit Facility. In such circumstances, the subordination provisions in the Indenture would likely restrict payments to the Holders of Notes. See "--Subordination."

     The Company will not be required to make a Change of Control Offer following a Change of Control if a third party makes the Change of Control Offer in the manner, at the times and otherwise in compliance with the requirements set forth in the Indenture applicable to a Change of Control Offer made by the Company and purchases all Notes validly tendered and not withdrawn under such Change of Control Offer.


ASSET SALES

     The Indenture will provide that the Company will not, and will not permit any of its Restricted Subsidiaries to, consummate an Asset Sale unless (i) the Company or such Restricted Subsidiary, as the case may be, receives consideration at the time of such Asset Sale at least equal to the fair market value (evidenced by a resolution of the Board of Directors set forth in an Officers' Certificate delivered to the Trustee) of the assets or Equity Interests issued or sold or otherwise disposed of and (ii) at least 75% of the consideration therefor received by the Company or such Restricted Subsidiary is in the form of cash; provided that the amount of (a) any liabilities (as shown on the Company's or such Restricted Subsidiary's most recent balance sheet) of the Company or such Restricted Subsidiary (other than contingent liabilities and liabilities that are by their terms subordinated to the Notes or any guarantee thereof) that are assumed by the transferee of any such assets pursuant to a customary novation agreement that releases the Company or such Restricted Subsidiary from further liability, (b) any securities, notes or other obligations received by the Company or such Restricted Subsidiary from such transferee that are immediately converted by the Company or such Restricted Subsidiary into cash (to the extent of the cash received) and (c) escrowed cash that the Company reasonably believes will be released from escrow within 365 days from the date of consummation of such Asset Sale, in each case shall be deemed to be cash for purposes of this provision.

     Notwithstanding the immediately preceding paragraph, the Company and its Restricted Subsidiaries will be permitted to consummate an Asset Sale without complying with such paragraph if (i) the Company or the applicable Restricted Subsidiary, as the case may be, receives consideration at the time of such Asset Sale at least equal to the fair market value of the assets or other property sold, issued or otherwise disposed of (as evidenced by a resolution of the Company's Board of Directors set forth in an Officers' Certificate delivered to the Trustee) and (ii) at least 75% of the consideration for such Asset Sale constitutes a controlling interest in a Permitted Business, long-term assets used or useful in a Permitted Business and/or cash or Cash Equivalents; provided that any cash or Cash Equivalents received by the Company or any of its Restricted Subsidiaries in connection with any Asset Sale permitted to be consummated under this paragraph shall constitute Net Proceeds subject to the provisions of the next succeeding paragraph.

     Within 365 days of the receipt of any Net Proceeds from an Asset Sale, the Company may apply such Net Proceeds, at its option, (i) to repay Senior Debt under a Credit Facility (and to correspondingly reduce commitments with respect thereto in the case of revolving borrowings) or (ii) to the acquisition of a controlling interest in a Permitted Business, the making of a capital expenditure or the acquisition of other long-term assets, in each case, used or useful in a Permitted Business. Pending the final application of any such Net Proceeds, the Company may temporarily reduce Senior Debt or otherwise invest such Net Proceeds in any manner that is not prohibited by the Indenture. Any Net Proceeds from Asset Sales that are not applied or invested as provided in the first sentence of this paragraph will be deemed to constitute "Excess Proceeds." When the aggregate amount of Excess Proceeds exceeds $10.0 million, the Company will be required to make an offer to all Holders of Notes and all holders of other pari passu Indebtedness containing provisions similar to those set forth in the Indenture with respect to offers to purchase or redeem such other pari passu Indebtedness with the proceeds of sales of assets (an "Asset Sale Offer") to purchase the maximum principal amount of Notes and such other pari passu Indebtedness that may be purchased out of the Excess Proceeds at an offer price in cash in an amount equal to 100% of the principal amount thereof, plus accrued and unpaid interest and Liquidated Damages, if any, thereon to the date of purchase, in accordance with the procedures set forth in the Indenture and in such other pari passu Indebtedness. To the extent that the aggregate amount of Notes and such other pari passu Indebtedness tendered pursuant to an Asset Sale Offer is less than the Excess Proceeds, the Company may use any remaining Excess Proceeds for any purpose not otherwise prohibited by the Indenture. If the aggregate principal amount of Notes and such other pari passu Indebtedness surrendered by Holders thereof exceeds the amount of Excess Proceeds, the Trustee shall select the Notes and such other pari passu Indebtedness to be purchased on a pro rata basis. Upon completion of an Asset Sale Offer, the amount of Excess Proceeds shall be reset at zero.


CERTAIN COVENANTS


 RESTRICTED PAYMENTS

     The Indenture will provide that the Company will not, and will not permit any of its Restricted Subsidiaries to, directly or indirectly: (i) declare or pay any dividend or make any other payment or distribution on account of the Company's or any of its Restricted Subsidiary's Equity Interests (including, without limitation, any payment in connection with any merger or consolidation involving the Company or any Restricted Subsidiary) or to any direct or indirect holders of the Company's Equity Interests in their capacity as such (other than dividends or distributions (a) payable in Equity Interests (other than Disqualified Stock) of the Company or (b) to the Company or any Wholly Owned Restricted Subsidiary of the Company); (ii) purchase, redeem or otherwise acquire or retire for value (including, without limitation, in connection with any merger or consolidation involving the Company) any Equity Interests of the Company or any of its Restricted Subsidiaries or any direct or indirect parent of the Company (other than any such Equity Interests owned by the Company or any Restricted Subsidiary of the Company); (iii) make any payment on or with respect to, or purchase, redeem, defease or otherwise acquire or retire for value any Indebtedness of the Company or any Restricted Subsidiary that is subordinated to the Notes or any guarantee of the Notes, except a payment of interest or principal at Stated Maturity; or (iv) make any Restricted Investment (all such payments and other actions set forth in clauses (i) through (iv) above being collectively referred to as "Restricted Payments"), unless, at the time of and after giving effect to such Restricted
Payment:

     (a) no Default or Event of Default shall have occurred and be continuing or would occur as a consequence thereof; and

     (b) the Company would, at the time of such Restricted Payment and after giving pro forma effect thereto as if such Restricted Payment had been made at the beginning of the applicable four-quarter period, have been permitted to incur at least $1.00 of additional Indebtedness pursuant to the Debt to Cash Flow Ratio test set forth in the first paragraph of the covenant described below under caption "--Incurrence of Indebtedness and Issuance of Preferred Stock;" and

     (c) such Restricted Payment, together with the aggregate amount of all other Restricted Payments made by the Company and its Restricted Subsidiaries after February 11, 1998 (excluding Restricted Payments permitted by clauses (ii), (iii) and (vi) of the next succeeding paragraph), is less than the sum, without duplication, of (i) 50% of the Consolidated Net Income of the Company for the period (taken as one accounting period) from the beginning of the first fiscal quarter commencing after February 11, 1998 to the end of the Company's most recently ended fiscal quarter for which internal financial statements are available at the time of such Restricted Payment (or, if such Consolidated Net Income for such period is a deficit, less 100% of such deficit), plus
   (ii) 100% of the aggregate net cash proceeds received by the Company as a contribution to its common equity capital or from the issue or sale since February 11, 1998 of Equity Interests of the Company (other than Disqualified Stock) or from the issue or sale of Disqualified Stock or debt securities of the Company that have been converted into such Equity Interests (other than Equity Interests (or Disqualified Stock or convertible debt securities) sold to a Subsidiary of the Company and other than Disqualified Stock or convertible debt securities that have been converted into Disqualified Stock), plus (iii) 50% of any dividends received by the Company or a Wholly Owned Restricted Subsidiary after February 11, 1998 from an Unrestricted Subsidiary of the Company, to the extent that such dividends were not otherwise included in Consolidated Net Income of the Company for such period, plus (iv) to the extent that any Restricted Investment that was made after February 11, 1998 is sold for cash or otherwise liquidated or repaid for cash, the lesser of (A) the cash return of capital with respect to such Restricted Investment (less the cost of disposition, if any) and (B) the initial amount of such Restricted Investment.

     The foregoing provisions will not prohibit (i) the payment of any dividend within 60 days after the date of declaration thereof, if at the date of declaration such payment would have complied with the provisions of the Indenture; (ii) the redemption, repurchase, retirement, defeasance or other acquisition of any Equity Interests of the Company or subordinated Indebtedness of the Company or any Guarantor in exchange for, or out of the net cash proceeds of the substantially concurrent sale (other than to a Subsidiary of the Company) of, other Equity Interests of the Company (other than any Disqualified Stock); provided that the amount of any such net cash proceeds that are utilized for any such redemption, repurchase, retirement, defeasance or other acquisition shall be excluded from clause (c)(ii) of the preceding paragraph; and provided further that no Default or Event of Default shall have occurred and be continuing immediately after such transaction; (iii) the defeasance, redemption, repurchase or other acquisition of subordinated Indebtedness with the net cash proceeds from an incurrence of Permitted Refinancing Indebtedness; provided that no Default or Event of Default shall have occurred and be continuing immediately after such transaction; (iv) the payment of any dividend by a Restricted Subsidiary of the Company to the holders of Equity Interests on a pro rata basis; (v) the repurchase, redemption or other acquisition or retirement for value of any Equity Interests of the Company or any Restricted Subsidiary of the Company held by any member of the Company's (or any of its Restricted Subsidiaries') management or board of directors pursuant to any management equity subscription agreement, stock option agreement or other similar agreement; provided that the aggregate price paid for all such repurchased, redeemed, acquired or retired Equity Interests shall not exceed $250,000 in any twelve-month period and no Default or Event of Default shall have occurred and be continuing immediately after such transaction; and (vi) the repurchase, redemption or other acquisition or retirement for value or payment made in respect of any Equity Interests of the Company or any Restricted

Subsidiary of the Company pursuant to any of the agreements relating to the Pending Acquisitions, each as in effect on the date of the Indenture; provided that no Default or Event of Default shall have occurred and be continuing immediately after such transaction.

     The amount of all Restricted Payments (other than cash) shall be the fair market value on the date of the Restricted Payment of the asset(s) or securities proposed to be transferred or issued by the Company or such Restricted Subsidiary, as the case may be, pursuant to the Restricted Payment. The fair market value of any non-cash Restricted Payment shall be determined in good faith by the Board of Directors whose resolution with respect thereto shall be delivered to the Trustee. Not later than the date of making any Restricted Payment, the Company shall deliver to the Trustee an Officers' Certificate stating that such Restricted Payment is permitted and setting forth the basis upon which the calculations required by the covenant "Restricted Payments" were computed.

     The Board of Directors may designate any Restricted Subsidiary to be an Unrestricted Subsidiary if such designation would not cause a Default. For purposes of making such determination, the aggregate fair market value of all outstanding Investments by the Company and its Restricted Subsidiaries in the Subsidiary so designated will be deemed to be a Restricted Payment at the time of such designation and will reduce the amount available for Restricted Payments under the first paragraph of this covenant. Such designation will only be permitted if such Restricted Payment would be permitted at such time and if such Subsidiary otherwise meets the definition of an Unrestricted Subsidiary.

     Any such designation by the Board of Directors shall be evidenced to the Trustee by filing with the Trustee a certified copy of the Board Resolution giving effect to such designation and an Officers' Certificate certifying that such designation complied with the foregoing conditions. If, at any time, any Unrestricted Subsidiary would fail to meet the definition of an Unrestricted Subsidiary, it shall thereafter cease to be an Unrestricted Subsidiary for purposes of the Indenture and any Indebtedness of such Subsidiary shall be deemed to be incurred by a Restricted Subsidiary of the Company as of such date (and, if such Indebtedness is not permitted to be incurred as of such date under the covenant described under the caption "--Incurrence of Indebtedness and Issuance of Preferred Stock," the Company shall be in default of such covenant). The Board of Directors of the Company may at any time designate any Unrestricted Subsidiary to be a Restricted Subsidiary; provided that such designation shall be deemed to be an incurrence of Indebtedness by a Restricted Subsidiary of the Company of any outstanding Indebtedness of such Unrestricted Subsidiary and such designation shall only be permitted if (i) such Indebtedness is permitted under the covenant described under the caption "--Incurrence of Indebtedness and Issuance of Preferred Stock," calculated on a pro forma basis as if such designation had occurred at the beginning of the four-quarter reference period and (ii) no Default or Event of Default would be in existence immediately following such designation.


 INCURRENCE OF INDEBTEDNESS AND ISSUANCE OF PREFERRED STOCK

     The Indenture will provide that the Company will not, and will not permit any of its Subsidiaries to, directly or indirectly, create, incur, issue, assume, guarantee or otherwise become directly or indirectly liable, contingently or otherwise, with respect to (collectively, "incur") any Indebtedness (including Acquired Debt) or issue any shares of Disqualified Stock and will not permit any of its Subsidiaries to issue any shares of preferred stock; provided, however, that, so long as no Default or Event of Default has occurred and is continuing, the Company may incur Indebtedness (including Acquired Debt) or issue shares of Disqualified Stock and the Guarantors may issue shares of preferred stock if, in each case, the Company's Debt to Cash Flow Ratio at the time of incurrence of such Indebtedness or the issuance of such Disqualified Stock or preferred stock, as the case may be, after giving pro forma effect to such incurrence or issuance as of such date and to the use of the proceeds therefrom as if the same had occurred at the beginning of the most recently ended four full fiscal quarter period of the Company for which internal financial statements are available, would have been no greater than (a) 7.0 to 1.0, if such incurrence or issuance is prior to December 31, 1999 or (b) 6.5 to 1.0 thereafter.

     The provisions of the first paragraph of this covenant will not apply to the incurrence of any of the following (collectively, "Permitted Debt"):

     (i) the incurrence by the Company (and the guarantee thereof by Guarantors) of Indebtedness and Letters of Credit under one or more Credit Facilities in an aggregate principal amount at any time outstanding not to exceed $400.0 million (with letters of credit being deemed to have a principal amount equal to the maximum potential liability of the Company and the Guarantors thereunder), less the aggregate amount of all repayments, optional or mandatory, of the principal of any term Indebtedness under a Credit Facility that have been made since the date of the Indenture and less the aggregate amount of all commitment reductions of any revolving Indebtedness under a Credit Facility pursuant to clause (i) of the third paragraph of the covenant described above under the caption "--Repurchase at the Option of Holders--Asset Sales";

     (ii) the incurrence by the Company and the guarantee thereof by the Guarantors of Indebtedness represented by the Notes and the Subsidiary Guarantees;

     (iii) the incurrence by the Company and its Restricted Subsidiaries of the Existing Indebtedness;

     (iv) the incurrence by the Company or its Restricted Subsidiaries of Indebtedness represented by Capital Lease Obligations, mortgage financings or purchase money obligations, in each case incurred for the purpose of financing all or any part of the purchase price or cost of construction or improvement of property, plant or equipment used in the business of the Company or such Restricted Subsidiary, in an aggregate amount not to exceed $5.0 million at any time outstanding, including all Permitted Refinancing Debt incurred pursuant to clause (v) below to refund, replace or refinance any Indebtedness pursuant to this clause (iv);

     (v) the incurrence by the Company or any of its Restricted Subsidiaries of Permitted Refinancing Indebtedness in exchange for, or the net proceeds of which are used to refund, refinance or replace Indebtedness (other than intercompany Indebtedness) that was permitted by the Indenture to be incurred by the first paragraph of this covenant, or by clauses (ii),
   (iii), (iv), (v), (vii) or (x) of this paragraph;

     (vi) the incurrence of Indebtedness between or among the Company and any of its Restricted Subsidiaries; provided, however, that (a) if the Company is the obligor on such Indebtedness, such Indebtedness is expressly subordinated to the prior payment in full of all Obligations with respect to the Notes and (b) any subsequent issuance or transfer of Equity Interests that results in any such Indebtedness being held by a Person other than the Company or a Restricted Subsidiary, and any sale or other transfer of any such Indebtedness to a Person that is not either the Company or a Restricted Subsidiary, shall be deemed, in each case, to constitute an incurrence of such Indebtedness by the Company or such Restricted Subsidiary, as the case may be;

     (vii) the incurrence by the Company or any of its Restricted Subsidiaries of Hedging Obligations that are incurred for the purpose of fixing or hedging interest rate risk with respect to any floating rate Indebtedness that is permitted by the terms of this Indenture to be outstanding;

     (viii) the guarantee by the Company or any of the Guarantors of Indebtedness that was permitted to be incurred by another provision of this covenant;

     (ix) the incurrence by the Company's Unrestricted Subsidiaries of Non-Recourse Debt, provided, however, that if any such Indebtedness ceases to be Non-Recourse Debt of an Unrestricted Subsidiary, such event shall be deemed to constitute an incurrence of Indebtedness by a Restricted Subsidiary of the Company that was not permitted by this clause (ix);

     (x) the issuance of preferred stock by the Company pursuant to the Contemporary Agreement, as in effect on the date of the Indenture; and

     (xi) the incurrence by the Company or any of its Restricted Subsidiaries of additional Indebtedness in an aggregate principal amount at any time outstanding, including all Permitted Refinancing Indebtedness incurred pursuant to clause (v) above to refund, refinance or replace any Indebtedness incurred pursuant to this clause (xi), not to exceed $10.0 million.

     For purposes of determining compliance with this covenant, in the event that an item of Indebtedness meets the criteria of more than one of the categories of Permitted Debt described in clauses (i) through

(xi) above or is entitled to be incurred pursuant to the first paragraph of this covenant, the Company shall, in its sole discretion, classify such item of Indebtedness in any manner that complies with this covenant and such item of Indebtedness will be treated as having been incurred pursuant to only one of such clauses or pursuant to the first paragraph hereof. Accrual of interest, the accretion of accreted value, the payment of interest on any Indebtedness in the form of additional Indebtedness with the same terms and the payment of dividends on Disqualified Stock in the form of additional shares of the same class of Disqualified Stock will not be deemed to be an incurrence of Indebtedness or an issuance of Disqualified Stock for purposes of this covenant.


 LIMITATION ON OTHER SENIOR SUBORDINATED DEBT

     The Indenture will provide that (i) the Company will not directly or indirectly incur any Indebtedness that is subordinate or junior in right of payment to any Senior Debt and senior in any respect in right of payment to the Notes and (ii) no Guarantor will incur any Indebtedness that is subordinate or junior in right of payment to its Guarantor Senior Debt and senior in any respect in right of payment to such Guarantor's Subsidiary Guarantee.


 LIENS

     The Indenture will provide that the Company will not, and will not permit any of its Restricted Subsidiaries to, directly or indirectly, create, incur, assume or suffer to exist any Lien securing Indebtedness or trade payables on any asset now owned or hereafter acquired, or any income or profits therefrom or assign or convey any right to receive income therefrom, except Permitted Liens.


 SALE AND LEASEBACK TRANSACTIONS

     The Indenture will provide that the Company will not, and will not permit any of its Restricted Subsidiaries to, enter into any sale and leaseback transaction; provided that the Company and the Guarantors may enter into a sale and leaseback transaction if (i) the Company or such Guarantor could have (a) incurred Indebtedness in an amount equal to the Attributable Debt relating to such sale and leaseback transaction pursuant to the Debt to Cash Flow Ratio test set forth in the first paragraph of the covenant described above under the caption "--Incurrence of Indebtedness and Issuance of Preferred Stock" and (b) incurred a Lien to secure such Indebtedness pursuant to the covenant described above under the caption "--Liens," (ii) the gross cash proceeds of such sale and leaseback transaction are at least equal to the fair market value (as determined in good faith by the Board of Directors and set forth in an Officers' Certificate delivered to the Trustee) of the property that is the subject of such sale and leaseback transaction and (iii) the transfer of assets in such sale and leaseback transaction is permitted by, and the proceeds of such transaction are applied in compliance with, the covenant described above under the caption "--Repurchase at the Option of Holders--Asset Sales."


 DIVIDEND AND OTHER PAYMENT RESTRICTIONS AFFECTING SUBSIDIARIES

     The Indenture will provide that the Company will not, and will not permit any of its Restricted Subsidiaries to, directly or indirectly, create or otherwise cause or suffer to exist or become effective any encumbrance or restriction on the ability of any Restricted Subsidiary to (i)(a) pay dividends or make any other distributions to the Company or any of its Restricted Subsidiaries (1) on its Capital Stock or (2) with respect to any other interest or participation in, or measured by, its profits, or (b) pay any indebtedness owed to the Company or any of its Restricted Subsidiaries, (ii) make loans or advances to the Company or any of its Restricted Subsidiaries or (iii) transfer any of its properties or assets to the Company or any of its Restricted Subsidiaries, except for such encumbrances or restrictions existing under or by reason of (a) Existing Indebtedness as in effect on the date of the Indenture,
(b) the Senior Credit Facility and any amendments, modifications, restatements, renewals, increases, supplements, refundings, replacements or refinancings thereof, and any other agreement governing or relating to Senior Debt, provided that such amendments, modifications, restatements, renewals, increases, supplements, refundings, replacement or refinancings and other agreements are no more restrictive with respect to such dividend and other payment restrictions than those contained in the Senior Credit Facility, (c) the Indenture, the Notes and the Subsidiary Guarantees, (d) applicable law, (e) any instrument governing Indebtedness or Capital Stock of a Person acquired by the Company or any of its Restricted Subsidiaries as in effect at the time of such acquisition (except to the extent such Indebtedness was incurred in connection with or in contemplation of such acquisition), which encumbrance or restriction is not applicable to any Person, or the properties or assets of any Person, other than the Person, or the property or assets of the Person, so acquired; provided that, in the case of Indebtedness, such Indebtedness was permitted by the terms of the Indenture to be incurred, (f) by reason of customary non-assignment provisions in leases entered into in the ordinary course of business and consistent with past practices, (g) purchase money obligations for property acquired in the ordinary course of business that impose restrictions of the nature described in clause (iii) above on the property so acquired, (h) Permitted Refinancing Indebtedness; provided that the restrictions contained in the agreements governing such Permitted Refinancing Indebtedness are no more restrictive than those contained in the agreements governing the Indebtedness being refinanced, (i) secured Indebtedness otherwise permitted to be incurred pursuant to the provisions of the covenant described above under the caption "--Liens" that limits the right of the debtor to dispose of the assets securing such Indebtedness, (j) provisions with respect to the disposition or distribution of assets or property in joint venture agreements and other similar agreements entered into in the ordinary course of business and (k) restrictions on cash or other deposits or net worth imposed by customers under contracts entered into in the ordinary course of business.


 ISSUANCES AND SALES OF EQUITY INTERESTS IN RESTRICTED SUBSIDIARIES

     The Indenture will provide that the Company (i) will not, and will not permit any Restricted Subsidiary of the Company to, transfer, convey, sell, lease or otherwise dispose of any Equity Interests in any Restricted Subsidiary of the Company to any Person (other than the Company or a Restricted Subsidiary of the Company), unless (a) such transfer, conveyance, sale, lease or other disposition is of all the Equity Interests in such Restricted Subsidiary and
(b) the cash Net Proceeds, if any, from such transfer, conveyance, sale, lease or other disposition are applied in accordance with the covenant described above under the caption "--Repurchase at the Option of Holders--Asset Sales," and (ii) will not permit any Restricted Subsidiary of the Company to issue any of its Equity Interests (other than, if necessary, shares of its Capital Stock constituting directors' qualifying shares) to any Person other than to the Company or a Restricted Subsidiary of the Company except as permitted pursuant to the covenant described above under the caption "--Incurrence of Indebtedness and Issuance of Preferred Stock."


 MERGER, CONSOLIDATION OR SALE OF ASSETS

     The Indenture will provide that the Company may not consolidate or merge with or into (whether or not the Company is the surviving corporation), or sell, assign, transfer, lease, convey or otherwise dispose of all or substantially all of its properties or assets in one or more related transactions, to another corporation, Person or entity unless (i) the Company is the surviving corporation or the entity or the Person formed by or surviving any such consolidation or merger (if other than the Company) or to which such sale, assignment, transfer, lease, conveyance or other disposition shall have been made is a corporation organized or existing under the laws of the United States, any state thereof or the District of Columbia; (ii) the entity or Person formed by or surviving any such consolidation or merger (if other than the Company) or the entity or Person to which such sale, assignment, transfer, lease, conveyance or other disposition shall have been made assumes all the obligations of the Company under the Notes, the Indenture and the Registration Rights Agreement pursuant to a supplemental indenture in a form reasonably satisfactory to the Trustee; (iii) immediately after such transaction no Default or Event of Default exists; and (iv) except in the case of a merger of the Company with or into a Wholly Owned Restricted Subsidiary of the Company, the Company or the entity or Person formed by or surviving any such consolidation or merger (if other than the Company), or to which such sale, assignment, transfer, lease, conveyance or other disposition shall have been made will, both immediately prior to and immediately after giving pro forma effect thereto as if such transaction had occurred at the beginning of the applicable four-quarter period, be permitted to incur at least $1.00 of additional Indebtedness pursuant to the Debt to Cash Flow Ratio test set forth in the first paragraph of the covenant described above under the caption "--Incurrence of Indebtedness and Issuance of Preferred Stock."


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 TRANSACTIONS WITH AFFILIATES

     The Indenture will provide that the Company will not, and will not permit any of its Restricted Subsidiaries to, make any payment to, or sell, lease, transfer or otherwise dispose of any of its properties or assets to, or purchase any property or assets from, or enter into or make or amend any transaction, contract, agreement, understanding, loan, advance or guarantee with, or for the benefit of, any Affiliate (each of the foregoing, an "Affiliate Transaction"), unless (i) such Affiliate Transaction is on terms that are no less favorable to the Company or such Restricted Subsidiary than those that would have been obtained in a comparable transaction by the Company or such Restricted Subsidiary with an unrelated Person and (ii) the Company delivers to the Trustee (a) with respect to any Affiliate Transaction or series of related Affiliate Transactions involving aggregate consideration in excess of $1.0 million, a resolution of the Board of Directors set forth in an Officers' Certificate certifying that such Affiliate Transaction complies with clause (i) above and that such Affiliate Transaction has been approved by a majority of the members of the Board of Directors that are disinterested as to such Affiliate Transaction and (b) with respect to any Affiliate Transaction or series of related Affiliate Transactions involving aggregate consideration in excess of $5.0 million, an opinion as to the fairness to the Company of such Affiliate Transaction from a financial point of view issued by an accounting, appraisal or investment banking firm of national standing; provided that (1) any employment agreement entered into by, and any compensation paid by, the Company or any of its Restricted Subsidiaries, in each case, approved by the Compensation Committee, (2) transactions between or among the Company and/or its Restricted Subsidiaries, (3) fees and compensation paid to members of the Board of Directors of the Company and of its Restricted Subsidiaries in their capacity as such, to the extent such fees and compensation are reasonable, customary and consistent with past practices and the issuance of shares of the Company to the Directors who were holders of options or stock appreciation rights in Broadcasting as of the Spin-Off record date, whether or not vested,
(4) fees and compensation paid to, and indemnity provided on behalf of, officers, directors or employees of the Company or any of its Restricted Subsidiaries, as determined by the Board of Directors of the Company or of any such Restricted Subsidiary, to the extent such fees and compensation are reasonable, customary and consistent with past practices, (5) the transactions specifically contemplated by the Merger Agreement, the agreements relating to the Pending Acquisitions or by instruments referred to in any such agreements, in each case, as the same are in effect on the date of the Indenture, (6) the Spin-Off Transactions, (7) the transactions specifically contemplated by the Delsener/Slater Employment Agreements, in each case as in effect on the date of the Indenture, (8) the Meadows Repurchase and the Series E Preferred Repurchase; provided that the Company receives either (x) a cash payment from Broadcasting or Broadcasting Buyer or an Affiliate thereof at or prior to the date of the Merger at least equal to the aggregate amount expended by the Company in the Meadows Repurchase and the Series E Preferred Repurchase less $3.0 million or (y) an increase in favor of the Company in the Working Capital Adjustment (including the avoidance of a decrease) contemplated by the Merger Agreement in an amount at least equal to the aggregate amount expended by the Company in the Meadows Repurchase and the Series E Preferred Repurchase less $3.0 million or (z) any combination thereof adding up to an amount at least equal to the aggregate amount expended by the Company in the Meadows Repurchase and the Series E Preferred Repurchase less $3.0 million and (9) any Restricted Payment that is permitted by the provisions of the Indenture described above under the caption "--Restricted Payments," in each case, shall not be deemed to be Affiliate Transactions.


 ADDITIONAL SUBSIDIARY GUARANTEES

     The Indenture will provide that if the Company or any of its Restricted Subsidiaries shall acquire or create another domestic Restricted Subsidiary after the date of the Indenture (other than the Non-Guarantor Subsidiaries), or any domestic Unrestricted Subsidiary shall become a Restricted Subsidiary of the Company, then such Subsidiary shall execute a Subsidiary Guarantee of the Notes and deliver an opinion of counsel, in accordance with the terms of the Indenture.


 PAYMENTS FOR CONSENT

     The Indenture will provide that neither the Company nor any of the Company's Subsidiaries will, directly or indirectly, pay or cause to be paid any consideration, whether by way of interest, fee or


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otherwise, to any Holder of any Notes for or as an inducement to any consent, waiver or amendment of any of the terms or provisions of the Indenture or the Notes unless such consideration is offered to be paid or is paid to all Holders of the Notes that consent, waive or agree to amend in the time frame set forth in the solicitation documents relating to such consent, waiver or agreement.


 BUSINESS ACTIVITIES

     The Company will not, and will not permit any Restricted Subsidiary to, engage in any business other than Permitted Businesses, except to such extent as would not be material to the Company and its Restricted Subsidiaries taken as a whole.


 REPORTS

     The Indenture will provide that, whether or not required by the rules and regulations of the Commission, so long as any Notes are outstanding, the Company will furnish to the Holders of Notes (i) all quarterly and annual financial information that would be required to be contained in a filing with the Commission on Forms 10-Q and 10-K if the Company was required to file such Forms, including a "Management's Discussion and Analysis of Financial Condition and Results of Operations" that describes the financial condition and results of operations of the Company and its consolidated Subsidiaries (showing in reasonable detail, either on the face of the financial statements or in the footnotes thereto and in Management's Discussion and Analysis of Financial Condition and Results of Operations, the financial condition and results of operations of the Company and its Restricted Subsidiaries separate from the financial information and results of operations of the Unrestricted Subsidiaries of the Company) and, with respect to the annual information only, a report thereon by the Company's certified independent accountants and (ii) all current reports that would be required to be filed with the Commission on Form 8-K if the Company was required to file such reports, in each case, within the time periods specified in the Commission's rules and regulations. In addition, following the consummation of the exchange offer contemplated by the Registration Rights Agreement, whether or not required by the rules and regulations of the Commission, the Company will file a copy of all such information and reports with the Commission for public availability within the time periods specified in the Commission's rules and regulations (unless the Commission will not accept such a filing) and make such information available to securities analysts and prospective investors upon request.


EVENTS OF DEFAULT AND REMEDIES

     The Indenture will provide that each of the following constitutes an Event of Default: (i) default for 30 days in the payment when due of interest on, or Liquidated Damages, if any, with respect to, the Notes (whether or not prohibited by the subordination provisions of the Indenture), (ii) default in payment when due of the principal of or premium, if any, on the Notes (whether or not prohibited by the subordination provisions of the Indenture); (iii) failure by the Company or any Restricted Subsidiary to comply with the provisions described under the captions "--Repurchase at the Option of Holders--Change of Control" or "--Certain Covenants--Merger, Consolidation or Sale of Assets"; (iv) failure by the Company or any Restricted Subsidiary for 30 days after written notice by the Trustee or the Holders of at least 25% in principal amount of the then outstanding Notes to comply with the provisions described under the captions "--Repurchase at the Option of Holders--Asset Sales," "--Certain Covenants--Restricted Payments" or "--Certain Covenants--Incurrence of Indebtedness and Issuance of Preferred Stock"; (v) failure by the Company or any Restricted Subsidiary for 60 days after written notice by the Trustee or the Holders of at least 25% in principal amount of the then outstanding Notes to comply with any of its other agreements in the Indenture or the Notes; (vi) default under any mortgage, indenture or instrument under which there may be issued or by which there may be secured or evidenced any Indebtedness for money borrowed by the Company or any of its Restricted Subsidiaries (or the payment of which is guaranteed by the Company or any of its Restricted Subsidiaries), whether such Indebtedness or guarantee now exists or is created after the date of the Indenture, which default (a) is caused by a failure to pay principal of or premium, if any, or interest on such Indebtedness prior to the expiration of the grace period provided in such Indebtedness on the date of such default (a "Payment Default") or (b)


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results in the acceleration of such Indebtedness prior to its express maturity and, in each case, the principal amount of any such Indebtedness, together with the principal amount of any other such Indebtedness under which there has been a Payment Default or the maturity of which has been so accelerated, aggregates $10.0 million or more; (vii) failure by the Company or any of its Restricted Subsidiaries to pay final judgments aggregating in excess of $10.0 million, which judgments are not paid, discharged or stayed for a period of 60 days;
(viii) except as permitted by the Indenture, any Subsidiary Guarantee shall be held in any judicial proceeding to be unenforceable or invalid or shall cease for any reason to be in full force and effect or any Guarantor, or any Person acting on behalf of any Guarantor, shall deny or disaffirm its obligations under its Subsidiary Guarantee; and (ix) certain events of bankruptcy or insolvency with respect to the Company or any of the Company's Restricted Subsidiaries that constitutes a Significant Subsidiary or any group of Restricted Subsidiaries of the Company that, taken together, would constitute a Significant Subsidiary.

     If any Event of Default occurs and is continuing, the Trustee or the Holders of at least 25% in principal amount of the then outstanding Notes may declare all the Notes to be due and payable immediately. Notwithstanding the foregoing, in the case of an Event of Default arising from certain events of bankruptcy or insolvency, with respect to the Company, any Restricted Subsidiary of the Company that constitutes a Significant Subsidiary or any group of Restricted Subsidiaries of the Company that, taken together, would constitute a Significant Subsidiary, all outstanding Notes will become due and payable without further action or notice. Holders of the Notes may not enforce the Indenture or the Notes except as provided in the Indenture. Subject to certain limitations, Holders of a majority in principal amount of the then outstanding Notes may direct the Trustee in its exercise of any trust or power. The Trustee may withhold from Holders of the Notes notice of any continuing Default or Event of Default (except a Default or Event of Default relating to the payment of principal or interest) if it determines that withholding notice is in their interest.

     In the case of any Event of Default occurring by reason of any willful action (or inaction) taken (or not taken) by or on behalf of the Company with the intention of avoiding payment of the premium that the Company would have had to pay if the Company then had elected to redeem the Notes pursuant to the optional redemption provisions of the Indenture, an equivalent premium shall also become and be immediately due and payable to the extent permitted by law upon the acceleration of the Notes. If an Event of Default occurs prior to December 1, 2003 by reason of any willful action (or inaction) taken (or not taken) by or on behalf of the Company with the intention of avoiding the prohibition on redemption of the Notes prior to such date, then the premium specified in the Indenture shall also become immediately due and payable to the extent permitted by law upon the acceleration of the Notes.

     The Holders of a majority in aggregate principal amount of the Notes then outstanding by notice to the Trustee may on behalf of the Holders of all of the Notes waive any existing Default or Event of Default and its consequences under the Indenture except a continuing Default or Event of Default in the payment of interest on, or the principal of, the Notes.

     The Company is required to deliver to the Trustee annually a statement regarding compliance with the Indenture, and the Company is required upon becoming aware of any Default or Event of Default, to deliver to the Trustee a statement specifying such Default or Event of Default.

NO PERSONAL LIABILITY OF DIRECTORS, OFFICERS, EMPLOYEES AND STOCKHOLDERS

     No director, officer, employee or stockholder of the Company or any Guarantor, as such, shall have any liability for any obligations of the Company or any Guarantor under the Notes, the Subsidiary Guarantees, the Indenture or for any claim based on, in respect of, or by reason of, such obligations or their creation. Each Holder of Notes by accepting a Note waives and releases all such liability. The waiver and release are part of the consideration for issuance of the Notes. Such waiver may not be effective to waive liabilities under the federal securities laws and it is the view of the Commission that such a waiver is against public policy.

LEGAL DEFEASANCE AND COVENANT DEFEASANCE

     The Company may, at its option and at any time, elect to have all of its obligations discharged with respect to the outstanding Notes and to have each Guarantor's obligation discharged with respect to its


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

Subsidiary Guarantee ("Legal Defeasance") except for (i) the rights of Holders of outstanding Notes to receive payments in respect of the principal of and premium, interest and Liquidated Damages, if any, on the Notes when such payments are due from the trust referred to below, (ii) the Company's obligations with respect to the Notes concerning issuing temporary Notes, registration of Notes, mutilated, destroyed, lost or stolen Notes and the maintenance of an office or agency for payment and money for security payments held in trust, (iii) the rights, powers, trusts, duties and immunities of the Trustee, and the Company's obligations in connection therewith and (iv) the Legal Defeasance provisions of the Indenture. In addition, the Company may, at its option and at any time, elect to have the obligations of the Company and each Guarantor released with respect to certain covenants that are described in the Indenture ("Covenant Defeasance") and thereafter any omission to comply with such obligations shall not constitute a Default or Event of Default with respect to the Notes. In the event Covenant Defeasance occurs, certain events (not including non-payment, bankruptcy, receivership, rehabilitation and insolvency events) described under the caption "Events of Default" will no longer constitute an Event of Default with respect to the Notes.

     In order to exercise either Legal Defeasance or Covenant Defeasance, (i) the Company must irrevocably deposit with the Trustee, in trust, for the benefit of the Holders of the Notes, cash in U.S. dollars, non-callable Government Securities, or a combination thereof, in such amounts as will be sufficient, in the opinion of a nationally recognized firm of independent public accountants, to pay the principal of and premium, interest and Liquidated Damages, if any, on the outstanding Notes on the stated maturity or on the applicable redemption date, as the case may be, and the Company must specify whether the Notes are being defeased to maturity or to a particular redemption date; (ii) in the case of Legal Defeasance, the Company shall have delivered to the Trustee an opinion of counsel in the United States reasonably acceptable to the Trustee confirming that (a) the Company has received from, or there has been published by, the Internal Revenue Service a ruling or (b) since the date of the Indenture, there has been a change in the applicable federal income tax law, in either case to the effect that, and based thereon such opinion of counsel shall confirm that, the Holders of the outstanding Notes will not recognize income, gain or loss for federal income tax purposes as a result of such Legal Defeasance and will be subject to federal income tax on the same amounts, in the same manner and at the same times as would have been the case if such Legal Defeasance had not occurred; (iii) in the case of Covenant Defeasance, the Company shall have delivered to the Trustee an opinion of counsel in the United States reasonably acceptable to the Trustee confirming that the Holders of the outstanding Notes will not recognize income, gain or loss for federal income tax purposes as a result of such Covenant Defeasance and will be subject to federal income tax on the same amounts, in the same manner and at the same times as would have been the case if such Covenant Defeasance had not occurred; (iv) no Default or Event of Default shall have occurred and be continuing on the date of such deposit (other than a Default or Event of Default resulting from the borrowing of funds to be applied to such deposit) or insofar as Events of Default from bankruptcy or insolvency events are concerned, at any time in the period ending on the 91st day after the date of deposit; (v) such Legal Defeasance or Covenant Defeasance will not result in a breach or violation of, or constitute a default under any material agreement or instrument (other than the Indenture) to which the Company or any of its Subsidiaries is a party or by which the Company or any of its Subsidiaries is bound; (vi) the Company shall have delivered to the Trustee an opinion of counsel to the effect that after the 91st day following the deposit, the trust funds will not be subject to the effect of any applicable bankruptcy, insolvency, reorganization or similar laws affecting creditors' rights generally; (vii) the Company shall have delivered to the Trustee an Officers' Certificate stating that the deposit was not made by the Company with the intent of preferring the Holders of Notes over the other creditors of the Company with the intent of defeating, hindering, delaying or defrauding creditors of the Company or others; and (viii) the Company shall have delivered to the Trustee an Officers' Certificate and an opinion of counsel, each stating that all conditions precedent provided for relating to the Legal Defeasance or the Covenant Defeasance have been complied with.


TRANSFER AND EXCHANGE

     A Holder may transfer or exchange Notes in accordance with the Indenture. The Registrar and the Trustee may require a Holder, among other things, to furnish appropriate endorsements and transfer


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documents and the Company may require a Holder to pay any taxes and fees required by law or permitted by the Indenture. The Company is not required to transfer or exchange any Note selected for redemption. Also, the Company is not required to transfer or exchange any Note for a period of 15 days before a selection of Notes to be redeemed. The registered Holder of a Note will be treated as the owner of it for all purposes.


AMENDMENT, SUPPLEMENT AND WAIVER

     Except as provided in the next two succeeding paragraphs, the Indenture, the Notes and the Subsidiary Guarantees may be amended or supplemented with the consent of the Holders of at least a majority in principal amount of the Notes then outstanding (including, without limitation, consents obtained in connection with a purchase of, or tender offer or exchange offer for, Notes), and any existing default or compliance with any provision of the Indenture, the Notes or the Subsidiary Guarantees may be waived with the consent of the Holders of a majority in principal amount of the then outstanding Notes (including consents obtained in connection with a tender offer or exchange offer for Notes).

     Without the consent of each Holder affected, an amendment or waiver may not (with respect to any Notes held by a non-consenting Holder): (i) reduce the principal amount of Notes whose Holders must consent to an amendment, supplement or waiver, (ii) reduce the principal of or change the fixed maturity of any Note or alter the provisions with respect to the redemption of the Notes (other than provisions relating to the covenants described above under the caption "--Repurchase at the Option of Holders"), (iii) reduce the rate of or change the time for payment of interest on any Note, (iv) waive a Default or Event of Default in the payment of principal of or premium, interest or Liquidated Damages, if any, on the Notes (except a rescission of acceleration of the Notes by the Holders of at least a majority in aggregate principal amount of the Notes and a waiver of the payment default that resulted from such acceleration), (v) make any Note payable in money other than that stated in the Notes, (vi) make any change in the provisions of the Indenture relating to waivers of past Defaults or the rights of Holders of Notes to receive payments of principal of or premium, interest or Liquidated Damages, if any, on the Notes, (vii) waive a redemption payment with respect to any Note (other than a payment required by one of the covenants described above under the caption "--Repurchase at the Option of Holders"), (viii) release any Guarantor from its Subsidiary Guarantee or (ix) make any change in the foregoing amendment and waiver provisions. In addition, any amendment to the provisions of Article 10 of the Indenture (which relate to subordination) will require the consent of the Holders of at least 75% in aggregate principal amount of the Notes then outstanding if such amendment would adversely affect the rights of Holders of Notes.

     Notwithstanding the foregoing, without the consent of any Holder of Notes, the Company, a Guarantor (with respect to a Subsidiary Guarantee or the Indenture to which it is a party) and the Trustee may amend or supplement the Indenture, the Notes or any Subsidiary Guarantee to cure any ambiguity, defect or inconsistency, to provide for uncertificated Notes in addition to or in place of certificated Notes, to provide for the assumption of the Company's or any Guarantor's obligations to Holders of Notes in the case of a merger or consolidation or sale of substantially all of the Company's assets, to make any change that would provide any additional rights or benefits to the Holders of Notes or that does not adversely affect the legal rights under the Indenture of any such Holder or to comply with requirements of the Commission in order to effect or maintain the qualification of the Indenture under the Trust Indenture Act.


CONCERNING THE TRUSTEE

     The Indenture contains certain limitations on the rights of the Trustee, should it become a creditor of the Company, to obtain payment of claims in certain cases, or to realize on certain property received in respect of any such claim as security or otherwise. The Trustee will be permitted to engage in other transactions; however, if it acquires any conflicting interest it must eliminate such conflict within 90 days, apply to the Commission for permission to continue or resign.

     The Holders of a majority in principal amount of the then outstanding Notes will have the right to direct the time, method and place of conducting any proceeding for exercising any remedy available to the


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

Trustee, subject to certain exceptions. The Indenture provides that in case an Event of Default shall occur (which shall not be cured), the Trustee will be required, in the exercise of its power, to use the degree of care of a prudent man in the conduct of his own affairs. Subject to such provisions, the Trustee will be under no obligation to exercise any of its rights or powers under the Indenture at the request of any Holder of Notes, unless such Holder shall have offered to the Trustee security and indemnity satisfactory to it against any loss, liability or expense.


ADDITIONAL INFORMATION

     Anyone who receives this Offering Memorandum may obtain a copy of the Indenture and Registration Rights Agreement without charge by writing to SFX Entertainment, Inc., 650 Madison Avenue, New York, New York 10022, Attention:
Investor Relations.


BOOK-ENTRY, DELIVERY AND FORM

     The Notes are being offered and sold to qualified institutional buyers in reliance on Rule 144A ("Rule 144A Notes"). Notes also may be offered and sold in offshore transactions in reliance on Regulation S ("Regulation S Notes"). Except as set forth below, Notes will be issued in registered, global form in minimum denominations of $1,000 and integral multiples of $1,000 in excess thereof. Notes will be issued at the Closing only against payment in immediately available funds.

     Rule 144A Notes initially will be represented by one or more Notes in registered, global form without interest coupons (collectively, the "Rule 144A Global Notes"). Regulation S Notes initially will be represented by one or more Notes in registered, global form without interest coupons (collectively, the "Regulation S Global Notes" and, together with the Rule 144A Global Notes, the "Global Notes"). The Global Notes will be deposited upon issuance with the Trustee as custodian for The Depository Trust Company ("DTC"), in New York, New York, and registered in the name of DTC or its nominee, in each case, for credit to an account of a direct or indirect participant in DTC as described below. Through and including the 40th day after the later of the commencement of the Offering and the Closing (such period through and including such 40th day, the "Distribution Compliance Period"), beneficial interests in the Regulation S Global Notes may be held only through the Euroclear System ("Euroclear") and Cedel, S.A. ("Cedel") (as indirect participants in DTC), unless transferred to a person that takes delivery through a Rule 144A Global
Note in accordance with the certification requirements described below. Beneficial interests in the Rule 144A Global Notes may not be exchanged for beneficial interests in the Regulation S Global Notes at any time except in the limited circumstances described below. See "--Exchanges between Regulation S Notes and Rule 144A Notes."

     Except as set forth below, the Global Notes may be transferred, in whole and not in part, only to another nominee of DTC or to a successor of DTC or its nominee. Beneficial interests in the Global Notes may not be exchanged for Notes in certificated form except in the limited circumstances described below. See "--Exchange of Book-Entry Notes for Certificated Notes." Except in the limited circumstances described below, owners of beneficial interests in the Global Notes will not be entitled to receive physical delivery of Certificated Notes (as defined below).

     Rule 144A Notes (including beneficial interests in the Rule 144A Global Notes) will be subject to certain restrictions on transfer and will bear a restrictive legend as described under "Transfer Restrictions." Regulation S Notes will also bear the legend as described under "Transfer Restrictions." In addition, transfers of beneficial interests in the Global Notes will be subject to the applicable rules and procedures of DTC and its direct or indirect participants (including, if applicable, those of Euroclear and Cedel), which may change from time to time.

     Initially, the Trustee will act as Paying Agent and Registrar. The Notes may be presented for registration of transfer and exchange at the offices of the Registrar.


DEPOSITORY PROCEDURES

     The following description of the operations and procedures of DTC, Euroclear and Cedel are provided solely as a matter of convenience. These operations and procedures are solely within the control


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

of the respective settlement systems and are subject to changes by them from time to time. The Company takes no responsibility for these operations and procedures and urges investors to contact the system or their participants directly to discuss these matters.

     DTC has advised the Company that DTC is a limited-purpose trust company created to hold securities for its participating organizations (collectively, the "Participants") and to facilitate the clearance and settlement of transactions in those securities between Participants through electronic book-entry changes in accounts of its Participants. The Participants include securities brokers and dealers (including the Initial Purchasers), banks, trust companies, clearing corporations and certain other organizations. Access to DTC's system is also available to other entities such as banks, brokers, dealers and trust companies that clear through or maintain a custodial relationship with a Participant, either directly or indirectly (collectively, the "Indirect Participants"). Persons who are not Participants may beneficially own securities held by or on behalf of DTC only through the Participants or the Indirect Participants. The ownership interests in, and transfers of ownership interests in, each security held by or on behalf of DTC are recorded on the records of the Participants and Indirect Participants.

     DTC has also advised the Company that, pursuant to procedures established by it, (i) upon deposit of the Global Notes, DTC will credit the accounts of Participants designated by the Initial Purchasers with portions of the principal amount of the Global Notes and (ii) ownership of such interests in the Global Notes will be shown on, and the transfer of ownership thereof will be effected only through, records maintained by DTC (with respect to the Participants) or by the Participants and the Indirect Participants (with respect to other owners of beneficial interest in the Global Notes).

     Investors in the Rule 144A Global Notes may hold their interests therein directly through DTC, if they are Participants in such system, or indirectly through organizations (including Euroclear and Cedel) which are Participants in such system. Investors in the Regulation S Global Notes must initially hold their interests therein through Euroclear or Cedel, if they are participants in such systems, or indirectly through organizations that are participants in such systems. After the expiration of the Distribution Compliance Period (but not earlier), investors may also hold interests in the Regulation S Global Notes through Participants in the DTC system other than Euroclear and Cedel. Euroclear and Cedel will hold interests in the Regulation S Global Notes on behalf of their participants through customers' securities accounts in their respective names on the books of their respective depositories, which are [Bank], as operator of Euroclear, and [Bank], as operator of Cedel. All interests in a Global Note, including those held through Euroclear or Cedel, may be subject to the procedures and requirements of DTC. Those interests held through Euroclear or Cedel may also be subject to the procedures and requirements of such systems. The laws of some states require that certain persons take physical delivery in definitive form of securities that they own. Consequently, the ability to transfer beneficial interests in a Global Note to such persons will be limited to that extent. Because DTC can act only on behalf of Participants, which in turn act on behalf of Indirect Participants and certain banks, the ability of a person having beneficial interests in a Global Note to pledge such interests to persons or entities that do not participate in the DTC system, or otherwise take actions in respect of such interests, may be affected by the lack of a physical certificate evidencing such interests.

     Except as described below, owners of interests in the Global Notes will not have Notes registered in their names, will not receive physical delivery of Notes in certificated form and will not be considered the registered owners or "Holders" thereof under the Indenture for any purpose.

     Payments in respect of the principal of, and premium, if any, Liquidated Damages, if any, and interest on a Global Note registered in the name of DTC or its nominee will be payable to DTC in its capacity as the registered Holder under the Indenture. Under the terms of the Indenture, the Company and the Trustee will treat the persons in whose names the Notes, including the Global Notes, are registered as the owners thereof for the purpose of receiving such payments and for any and all other purposes whatsoever. Consequently, none of the Company, the Trustee or any agent of the Company or the Trustee has or will have any responsibility or liability for (i) any aspect of DTC's records or any Participant's or Indirect Participant's records relating to or payments made on account of any beneficial ownership interest in the Global Notes, or for maintaining, supervising or reviewing any of DTC's records or any Participant's or


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Indirect Participant's records relating to the beneficial ownership interests in the Global Notes or (ii) any other matter relating to the actions and practices of DTC or any of its Participants or Indirect Participants. DTC has advised the Company that its current practice, upon receipt of any payment in respect of securities such as the Notes (including principal and interest), is to credit the accounts of the relevant Participants with the payment on the payment date, in amounts proportionate to their respective holdings in the principal amount of beneficial interest in the relevant security as shown on the records of DTC unless DTC has reason to believe it will not receive payment on such payment date. Payments by the Participants and the Indirect Participants to the beneficial owners of Notes will be governed by standing instructions and customary practices and will be the responsibility of the Participants or the Indirect Participants and will not be the responsibility of DTC, the Trustee or the Company. Neither the Company nor the Trustee will be liable for any delay by DTC or any of its Participants in identifying the beneficial owners of the Notes, and the Company and the Trustee may conclusively rely on and will be protected in relying on instructions from DTC or its nominee for all purposes.

     Except for trades involving only Euroclear and Cedel participants, interests in the Global Notes are expected to be eligible to trade in DTC's Same-Day Funds Settlement System and secondary market trading activity in such interests will, therefore, settle in immediately available funds, subject in all cases to the rules and procedures of DTC and its Participants. See "--Same Day Settlement and Payment."

     Subject to the transfer restrictions set forth under "Transfer Restrictions," transfers between Participants in DTC will be effected in accordance with DTC's procedures, and will be settled in same day funds, and transfers between participants in Euroclear and Cedel will be effected in the ordinary way in accordance with their respective rules and operating procedures.

     Subject to compliance with the transfer restrictions applicable to the Notes described herein, cross-market transfers between the Participants in DTC, on the one hand, and Euroclear or Cedel participants, on the other hand, will be effected through DTC in accordance with DTC's rules on behalf of Euroclear or Cedel, as the case may be, by its respective depositary; however, such cross-market transactions will require delivery of instructions to Euroclear or Cedel, as the case may be, by the counterparty in such system in accordance with the rules and procedures and within the established deadlines (Brussels time) of such system. Euroclear or Cedel, as the case may be, will, if the transaction meets its settlement requirements, deliver instructions to its respective depositary to take action to effect final settlement on its behalf by delivering or receiving interests in the relevant Global Note in DTC, and making or receiving payment in accordance with normal procedures for same-day funds settlement applicable to DTC. Euroclear participants and Cedel participants may not deliver instructions directly to the depositories for Euroclear or Cedel.

     DTC has advised the Company that it will take any action permitted to be taken by a Holder of Notes only at the direction of one or more Participants to whose account DTC has credited the interests in the Global Notes and only in respect of such portion of the aggregate principal amount of the Notes as to which such Participant or Participants has or have given such direction. However if there is an Event of Default under the Notes, DTC reserves the right to exchange the Global Notes for legended Notes in certificated form, and to distribute such Notes to its Participants.

     Although DTC, Euroclear and Cedel have agreed to the foregoing procedures to facilitate transfers of interests in the Regulation S Global Notes and in the Rule 144A Global Notes among Participants in DTC, Euroclear and Cedel, they are under no obligation to perform or to continue to perform such procedures, and such procedures may be discontinued at any time. Neither the Company nor the Trustee nor any of their respective agents will have any responsibility for the performance by DTC, Euroclear or Cedel or their respective participants or indirect participants of their respective obligations under the rules and procedures governing their operations.


 EXCHANGE OF BOOK-ENTRY NOTES FOR CERTIFICATED NOTES

     A Global Note is exchangeable for definitive Notes in registered certificated form ("Certificated Notes") if (i) DTC (x) notifies the Company that it is unwilling or unable to continue as depositary for the Global Notes and the Company thereupon fails to appoint a successor depositary or (y) has ceased


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to be a clearing agency registered under the Exchange Act, (ii) the Company, at its option, notifies the Trustee in writing that it elects to cause the issuance of the Certificated Notes or (iii) there shall have occurred and be continuing a Default or Event of Default with respect to the Notes. In addition, beneficial interests in a Global Note may be exchanged for Certificated Notes upon request but only upon prior written notice given to the Trustee by or on behalf of DTC in accordance with the Indenture. In all cases, Certificated Notes delivered in exchange for any Global Note or beneficial interests therein will be registered in the names, and issued in any approved denominations, requested by or on behalf of the depositary (in accordance with its customary procedures) and will bear the applicable restrictive legend referred to in "Transfer Restrictions," unless the Company determines otherwise in compliance with applicable law.


 EXCHANGE OF CERTIFICATED NOTES FOR BOOK-ENTRY NOTES

     Notes issued in certificated form may not be exchanged for beneficial interests in any Global Note unless the transferor first delivers to the Trustee a written certificate (in the form provided in the Indenture) to the effect that such transfer will comply with the appropriate transfer restrictions applicable to such Notes. See "Transfer Restrictions."


 EXCHANGES BETWEEN REGULATION S NOTES AND RULE 144A NOTES

     Prior to the expiration of the Distribution Compliance Period, beneficial interests in the Regulation S Global Note may be exchanged for beneficial interests in the Rule 144A Global Note only if such exchange occurs in connection with a transfer of the Notes pursuant to Rule 144A and the transferor first delivers to the Trustee a written certificate (in the form provided in the Indenture) to the effect that the Notes are being transferred to a person who the transferor reasonably believes to be a qualified institutional buyer within the meaning of Rule 144A, purchasing for its own account or the account of a qualified institutional buyer in a transaction meeting the requirements of Rule 144A and in accordance with all applicable securities laws of the states of the United States and other jurisdictions.

     Beneficial interest in a Rule 144A Global Note may be transferred to a person who takes delivery in the form of an interest in the Regulation S Global Note, whether before or after the expiration of the Distribution Compliance Period, only if the transferor first delivers to the Trustee a written certificate (in the form provided in the Indenture) to the effect that such transfer is being made in accordance with Rule 903 or 904 of Regulation S and that, if such transfer occurs prior to the expiration of the Restricted Period, the interest transferred will be held immediately thereafter through Euroclear or Cedel.

     Transfers involving an exchange of a beneficial interest in the Regulation S Global Note for a beneficial interest in a Rule 144A Global Note or vice versa will be effected in DTC by means of an instruction originated by the Trustee through the DTC Deposit/Withdraw at Custodian system. Accordingly, in connection with any such transfer, appropriate adjustments will be made to reflect a decrease in the principal amount of the Regulation S Global Note and a corresponding increase in the principal amount of the Rule 144A Global Note or vice versa, as applicable. Any beneficial interest in one of the Global Notes that is transferred to a person who takes delivery in the form of an interest in the other Global Note will, upon transfer, cease to be an interest in such Global Note and will become an interest in the other Global Note and, accordingly, will thereafter be subject to all transfer restrictions and other procedures applicable to beneficial interests in such other Global Note for so long as it remains such an interest. The policies and practices of DTC may prohibit transfers of beneficial interests in the Regulation S Global Note prior to the expiration of the Distribution Compliance Period.


 SAME DAY SETTLEMENT AND PAYMENT

     The Indenture will require that payments in respect of the Notes represented by the Global Notes (including principal, premium, if any, interest and Liquidated Damages, if any) be made by wire transfer of immediately available funds to the accounts specified by the Global Note Holder. With respect to Notes in certificated form, the Company will make all payments of principal, premium, if any, interest and Liquidated Damages, if any, by wire transfer of immediately available funds to the accounts specified by


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the Holders thereof or, if no such account is specified, by mailing a check to each such Holder's registered address. The Notes represented by the Global Notes are expected to be eligible to trade in the PORTAL market and to trade in the Depositary's Same-Day Funds Settlement System, and any permitted secondary market trading activity in such Notes will, therefore, be required by the Depositary to be settled in immediately available funds. The Company expects that secondary trading in any certificated Notes will also be settled in immediately available funds.

     Because of time zone differences, the securities account of a Euroclear or Cedel participant purchasing an interest in a Global Note from a Participant in DTC will be credited, and any such crediting will be reported to the relevant Euroclear or Cedel participant, during the securities settlement processing day (which must be a business day for Euroclear and Cedel) immediately following the settlement date of DTC. DTC has advised the Company that cash received in Euroclear or Cedel as a result of sales of interests in a Global Note by or through a Euroclear or Cedel participant to a Participant in DTC will be received with value on the settlement date of DTC but will be available in the relevant Euroclear or Cedel cash account only as of the business day for Euroclear or Cedel following DTC's settlement date.


REGISTRATION RIGHTS; LIQUIDATED DAMAGES

     The Company, the Guarantors and the Initial Purchasers will enter into the Registration Rights Agreement on or prior to the Closing Date. Pursuant to the Registration Rights Agreement, the Company and the Guarantors will agree to file with the Commission the Exchange Offer Registration Statement on the appropriate form under the Securities Act with respect to the Exchange Notes. Upon the effectiveness of the Exchange Offer Registration Statement, the Company will offer to the Holders of Transfer Restricted Securities pursuant to the Exchange Offer who are able to make certain representations the opportunity to exchange their Transfer Restricted Securities for Exchange Notes. If (i) the Company and the Guarantors are not required to file the Exchange Offer Registration Statement or permitted to consummate the Exchange Offer because the Exchange Offer is not permitted by applicable law or Commission policy or
(ii) any Holder of Transfer Restricted Securities notifies the Company prior to the 20th day following consummation of the Exchange Offer that (a) it is prohibited by law or Commission policy from participating in the Exchange Offer or (b) that it may not resell the Exchange Notes acquired by it in the Exchange Offer to the public without delivering a prospectus and the prospectus contained in the Exchange Offer Registration Statement is not appropriate or available for such resales or (c) that it is a broker-dealer and owns Notes acquired directly from the Company or an affiliate of the Company, the Company and the Guarantors will file with the Commission a Shelf Registration Statement to cover resales of the Notes by the Holders thereof who satisfy certain conditions relating to the provision of information in connection with the Shelf Registration Statement. The Company and the Guarantors will use their best efforts to cause the applicable registration statement to be declared effective as promptly as possible by the Commission. For purposes of the foregoing, "Transfer Restricted Securities" means each Note until (i) the date on which such Note has been exchanged by a person other than a broker-dealer for an Exchange Note in the Exchange Offer, (ii) following the exchange by a broker-dealer in the Exchange Offer of a Note for an Exchange Note, the date on which such Exchange Note is sold to a purchaser who receives from such broker-dealer on or prior to the date of such sale a copy of the prospectus contained in the Exchange Offer Registration Statement, (iii) the date on which such Note has been effectively registered under the Securities Act and disposed of in accordance with the Shelf Registration Statement or (iv) the date on which such Note is distributed to the public pursuant to Rule 144 under the Securities Act.

     The Registration Rights Agreement will provide that (i) the Company and the Guarantors will file an Exchange Offer Registration Statement with the Commission on or prior to 100 days after the Closing Date, (ii) the Company and the Guarantors will use their best efforts to have the Exchange Offer Registration Statement declared effective by the Commission on or prior to 145 days after the Closing Date, (iii) unless the Exchange Offer would not be permitted by applicable law or Commission policy, the Company will commence the Exchange Offer and use its best efforts to issue, on or prior to 30 business days after the date on which the Exchange Offer Registration Statement was declared effective by the Commission, Exchange Notes in exchange for all Notes tendered prior thereto in the Exchange Offer and (iv) if obligated to file the Shelf Registration Statement, the Company and the Guarantors will use their


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best efforts to file the Shelf Registration Statement with the Commission on or prior to 30 days after such filing obligation arises and to cause the Shelf Registration to be declared effective by the Commission on or prior to 90 days after such obligation arises. If (a) the Company and the Guarantors fail to file any of the Registration Statements required by the Registration Rights Agreement on or before the date specified for such filing, (b) any of such Registration Statements is not declared effective by the Commission on or prior to the date specified for such effectiveness (the "Effectiveness Target Date"),
(c) the Company fails to consummate the Exchange Offer within 30 business days of the Effectiveness Target Date with respect to the Exchange Offer
Registration Statement or (d) the Shelf Registration Statement or the Exchange Offer Registration Statement is declared effective but thereafter ceases to be effective or usable in connection with resales of Transfer Restricted
Securities during the periods specified in the Registration Rights Agreement (each such event referred to in clauses (a) through (d) above a "Registration Default"), then the Company and the Guarantors will pay Liquidated Damages to each Holder of Notes, with respect to the first 90-day period immediately following the occurrence of the first Registration Default, in an amount equal to $.05 per week per $1,000 principal amount of Notes held by such Holder. The amount of the Liquidated Damages will increase by an additional $.05 per week per $1,000 principal amount of Notes with respect to each subsequent 90-day period until all Registration Defaults have been cured, up to a maximum amount of Liquidated Damages for all Registration Defaults of $.50 per week per $1,000 principal amount of Notes. All accrued Liquidated Damages will be paid by the Company on each Damages Payment Date to the Global Note Holder by wire transfer of immediately available funds or by federal funds check and to Holders of Certificated Securities by wire transfer to the accounts specified by them or by mailing checks to their registered addresses if no such accounts have been specified. Following the cure of all Registration Defaults, the accrual of Liquidated Damages will cease.

     Holders of Notes will be required to make certain representations to the Company (as described in the Registration Rights Agreement) in order to participate in the Exchange Offer and will be required to deliver information to be used in connection with the Shelf Registration Statement and to provide comments on the Shelf Registration Statement within the time periods set forth in the Registration Rights Agreement in order to have their Notes included in the Shelf Registration Statement and benefit from the provisions regarding Liquidated Damages set forth above.


CERTAIN DEFINITIONS

     Set forth below are certain defined terms used in the Indenture. Reference is made to the Indenture for a full disclosure of all such terms, as well as any other capitalized terms used herein for which no definition is provided.

     "Acquired Debt" means, with respect to any specified Person, (i) Indebtedness of any other Person existing at the time such other Person is merged with or into or became a Subsidiary of such specified Person, including, without limitation, Indebtedness incurred in connection with, or in contemplation of, such other Person merging with or into or becoming a Subsidiary of such specified Person and (ii) Indebtedness secured by a Lien encumbering any asset acquired by such specified Person.

     "Affiliate" of any specified Person means any other Person directly or indirectly controlling or controlled by or under direct or indirect common control with such specified Person. For purposes of this definition, "control" (including, with correlative meanings, the terms "controlling," "controlled by" and "under common control with"), as used with respect to any Person, shall mean the possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of such Person, whether through the ownership of voting securities, by agreement or otherwise; provided that beneficial ownership of 10% or more of the Voting Stock of a Person shall be deemed to be control.

     "Acquired Businesses" means each of the businesses to be acquired by the Company pursuant to the Pending Acquisitions.

     "Asset Sale" means (i) the sale, lease, conveyance or other disposition of any assets or rights (including, without limitation, by way of a sale and leaseback), excluding sales of services and ancillary products in the ordinary course of business consistent with past practices (provided that the sale, lease,


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conveyance or other disposition of all or substantially all of the assets of the Company and its Restricted Subsidiaries taken as a whole will be governed by the provisions of the Indenture described above under the caption "--Repurchase at the Option of Holders--Change of Control" and/or the provisions described above under the caption "--Certain Covenants--Merger, Consolidation or Sale of Assets" and not by the provisions of the Asset Sale covenant) and (ii) the issue or sale by the Company or any of its Subsidiaries of Equity Interests of any of the Company's Subsidiaries, in the case of either clause (i) or (ii), whether in a single transaction or a series of related transactions (a) that have a fair market value in excess of $5.0 million or (b) for net proceeds in excess of $5.0 million. Notwithstanding the foregoing: (i) a transfer of assets by the Company to a Wholly Owned Restricted Subsidiary or by a Wholly Owned Restricted Subsidiary to the Company or to another Wholly Owned Restricted Subsidiary, (ii) an issuance of Equity Interests by a Wholly Owned Restricted Subsidiary to the Company or to another Wholly Owned Restricted Subsidiary, (iii) the transfer of obsolete equipment in the ordinary course of business, (iv) the sale and leaseback of any assets within 90 days of the acquisition of such assets and (v) a Restricted Payment that is permitted by the covenant described above under the caption "--Certain Covenants--Restricted Payments" will not be deemed to be Asset Sales.

     "Attributable Debt" in respect of a sale and leaseback transaction means, at the time of determination, the present value (discounted at the rate of interest implicit in such transaction, determined in accordance with GAAP) of the obligation of the lessee for net rental payments during the remaining term of the lease included in such sale and leaseback transaction (including any period for which such lease has been extended or may, at the option of the lessor, be extended).

     "Broadcasting Merger" means the merger of SBI Radio Acquisition Corporation with and into SFX Broadcasting, Inc., pursuant to which SFX Broadcasting, Inc. became a subsidiary of SBI Holding Co.

     "Capital Lease Obligation" means, at the time any determination thereof is to be made, the amount of the liability in respect of a capital lease that would at such time be required to be capitalized on a balance sheet in accordance with GAAP.

     "Capital Stock" means (i) in the case of a corporation, corporate stock,
(ii) in the case of an association or business entity, any and all shares, interests, participations, rights or other equivalents (however designated) of corporate stock, (iii) in the case of a partnership or limited liability company, partnership or membership interests (whether general or limited) and
(iv) any other interest or participation that confers on a Person the right to receive a share of the profits and losses of, or distributions of assets of, the issuing Person.

     "Cash Equivalents" means (i) United States dollars, (ii) securities issued or directly and fully guaranteed or insured by the United States government or any agency or instrumentality thereof having maturities of not more than six months from the date of acquisition, (iii) certificates of deposit and eurodollar time deposits with maturities of six months or less from the date of acquisition, bankers' acceptances with maturities not exceeding six months and overnight bank deposits, in each case with any domestic commercial bank having capital and surplus in excess of $500.0 million and a Thompson Bank Watch Rating of "B" or better, (iv) repurchase obligations with a term of not more than seven days for underlying securities of the types described in clauses
(ii) and (iii) above entered into with any financial institution meeting the qualifications specified in clause (iii) above and (v) commercial paper having the highest rating obtainable from Moody's Investors Service, Inc. or Standard & Poor's Corporation and in each case maturing within six months after the date of acquisition and (vi) money market funds at least 95% of the assets of which constitute Cash Equivalents of the kinds described in clauses (i) -- (v) of this definition.

     "Cellar Door Agreement" means any agreement by the Company to acquire the Cellar Door music promotion and entertainment business, on terms similar to the letter of intent dated August 12, 1998, and any additional agreements related thereto.

     "Change of Control" means the occurrence of any of the following: (i) the sale, lease, transfer, conveyance or other disposition (other than the Spin-Off or by way of merger or consolidation), in one or a series of related transactions, of all or substantially all of the assets of the Company and its


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Subsidiaries taken as a whole to any "person" (as such term is used in Section
13(d)(3) of the Exchange Act) other than the Principal or a Related Party of the Principal, (ii) the adoption of a plan relating to the liquidation or dissolution of the Company, (iii) the consummation of any transaction (including, without limitation, any merger or consolidation) the result of which is that any "person" (as defined above), other than the Principal and his Related Parties, becomes the "beneficial owner" (as such term is defined in Rule 13d-3 and Rule 13d-5 under the Exchange Act, except that a person shall be deemed to have "beneficial ownership" of all securities that such person has the right to acquire, whether such right is currently exercisable or is exercisable only upon the occurrence of a subsequent condition), directly or indirectly, of Voting Stock of the Company having more than 35% of the combined voting power of all classes of Voting Stock of the Company then outstanding or
(iv) the first day on which a majority of the members of the Board of Directors of the Company are not Continuing Directors.

     "Compensation Committee" means a committee of at least two members of the board of directors of the Company, a majority of whom are (i) independent directors elected by the holders of Class A Common Stock of the Company and
(ii) not interested in the particular transactions being approved.

     "Consolidated Cash Flow" means, with respect to any Person for any period, the Consolidated Net Income of such Person for such period plus, without duplication, (i) an amount equal to any extraordinary loss plus any net loss realized in connection with an Asset Sale, to the extent such losses were deducted in computing such Consolidated Net Income, plus (ii) provision for taxes based on income or profits of such Person and its Restricted Subsidiaries for such period, to the extent that such provision for taxes was deducted in computing such Consolidated Net Income, plus (iii) consolidated interest expense of such Person and its Restricted Subsidiaries for such period, whether paid or accrued and whether or not capitalized (including, without limitation, amortization of debt issuance costs and original issue discount, non-cash interest payments, the interest component of any deferred payment obligations, the interest component of all payments associated with Capital Lease Obligations, imputed interest with respect to Attributable Debt, commissions, discounts and other fees and charges incurred in respect of letter of credit or bankers' acceptance financings, and net payments (if any) pursuant to Hedging Obligations), to the extent that any such expense was deducted in computing such Consolidated Net Income, plus (iv) depreciation expense for such period, to the extent the same was deducted in computing such Consolidated Net Income, plus (v) all amortization expense and other non-cash expenses (excluding any such non-cash expense to the extent that it represents an accrual of or reserve for cash expenses in any future period) for such period, to the extent the same was deducted in computing such Consolidated Net Income, plus (vi) unusual and nonrecurring charges paid or accrued in 1997 or 1998 (including, but not limited to, legal, accounting, investment banking, severance, termination, non-compete and consent fees) relating to the Merger Agreement, the Spin-Off, the Pending Acquisitions and transactions related thereto, minus (vii) non-cash items increasing such Consolidated Net Income for such period, minus (viii) except to the extent already deducted in computing Consolidated Net Income for such period, preproduction expenses and investments in theatrical productions incurred or made during such period by the Company or any Restricted Subsidiary as set forth in the Company's Consolidated Statement of Cash Flows, plus (ix) any cash return of capital paid to the Company or a Restricted Subsidiary during such period associated with a preproduction expense or investment in theatrical productions to the extent the same was deducted pursuant to clause
(viii) above in computing Consolidated Cash Flow for such period or a prior period, in each case, on a consolidated basis and determined in accordance with GAAP.

     "Consolidated Indebtedness" means, with respect to any Person as of any date of determination, the sum, without duplication, of (i) the total amount of Indebtedness and Attributable Debt of such Person and its Restricted Subsidiaries, plus (ii) the total amount of Indebtedness and Attributable Debt of any other Person, to the extent that such Indebtedness or Attributable Debt has been guaranteed by the referent Person or by one or more of its Restricted Subsidiaries or is secured by a Lien on assets of the referent Person or any of its Restricted Subsidiaries, plus (iii) the aggregate liquidation value of all Disqualified Stock of such Person and all preferred stock of Restricted Subsidiaries of such Person, in each case, determined on a consolidated basis in accordance with GAAP.

     "Consolidated Net Income" means, with respect to any Person for any period, the aggregate of the Net Income of such Person and its Restricted Subsidiaries for such period, on a consolidated basis,


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determined in accordance with GAAP; provided that (i) the Net Income (but not loss) of any Person that is not a Restricted Subsidiary or that is accounted for by the equity method of accounting shall be included only to the extent of the amount of dividends or distributions paid in cash to the referent Person or a Restricted Subsidiary thereof, (ii) the Net Income of any Restricted Subsidiary shall be excluded to the extent that the declaration or payment of dividends or similar distributions by that Restricted Subsidiary of that Net Income is not at the date of determination permitted without any prior governmental approval (that has not been obtained) or, directly or indirectly, by operation of the terms of its charter or any agreement, instrument, judgment, decree, order, statute, rule or governmental regulation applicable to that Restricted Subsidiary or its stockholders, (iii) the Net Income of any Person acquired in a pooling of interests transaction for any period prior to the date of such acquisition shall be excluded, (iv) the cumulative effect of a change in accounting principles shall be excluded and (v) the Net Income (but not loss) of any Unrestricted Subsidiary shall be excluded, whether or not distributed to the Company or one of its Restricted Subsidiaries.

     "Contemporary Agreement" means the agreement by the Company to acquire The Contemporary Group, dated as of December 12, 1997, and the agreements related thereto, each as in effect on the date of the Indenture.

     "Continuing Directors" means, as of any date of determination, any member of the Board of Directors of the Company who (i) was a member of such Board of Directors on the date of the Indenture or (ii) was nominated for election or elected to such Board of Directors with the approval of a majority of the Continuing Directors who were members of such Board at the time of such nomination or election.

     "Credit Facility" or "Credit Facilities" means one or more debt facilities (including, without limitation, the Senior Credit Facility) or commercial paper facilities with banks or other institutional lenders providing for revolving credit loans, term loans, receivables financing (including through the sale of receivables to such lenders or to special purpose entities formed to borrow from such lenders against such receivables) or letters of credit, in each case, as amended, restated, modified, renewed, refunded, replaced or refinanced in whole or in part from time to time. Indebtedness under Credit Facilities outstanding on the date on which Notes are first issued and authenticated under the Indenture shall be deemed to have been incurred on such date in reliance on the exception provided by clause (i) of the definition of Permitted Debt.

     "Debt to Cash Flow Ratio" means, with respect to any Person as of any date of determination (the "Calculation Date"), the ratio of (a) the Consolidated Indebtedness of such Person as of such date to (b) the Consolidated Cash Flow of such Person for the four most recent full fiscal quarters ending immediately prior to such date for which internal financial statements are available, determined on a pro forma basis after giving effect to all acquisitions and dispositions of assets made by such Person and its Restricted Subsidiaries from the beginning of such four-quarter period through and including such date of determination (including any related financing transactions) as if such acquisitions and dispositions had occurred at the beginning of such four-quarter period. For purposes of making the computation referred to above,
(i) acquisitions that have been made by such Person or any of its Restricted Subsidiaries, including through mergers or consolidations and including any related financing transactions, during the four-quarter reference period or subsequent to such reference period and on or prior to the Calculation Date shall be deemed to have occurred on the first day of the four-quarter reference period and Consolidated Cash Flow for such reference period shall be calculated without giving effect to clause (iii) of the proviso set forth in the definition of Consolidated Net Income, and (ii) the Consolidated Cash Flow attributable to discontinued operations, as determined in accordance with GAAP, and operations or businesses disposed of by the Company or any of its Restricted Subsidiaries prior to the Calculation Date, shall be excluded.

     "Default" means any event that is or with the passage of time or the giving of notice or both would be an Event of Default.

     "Delsener/Slater Employment Agreements" means (i) the employment agreement dated January 2, 1997, among Broadcasting, Delsener/Slater Enterprises, Inc. and Mitch Slater and (ii) the employment agreement dated January 2, 1997 among Broadcasting, Delsener/Slater Enterprises, Inc. and Ron Delsener, in each case as in effect on the date of the Indenture.


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     "Disqualified Stock" means any Capital Stock that, by its terms (or by the terms of any security into which it is convertible or for which it is exchangeable at the option of the holder thereof), or upon the happening of any event, matures or is mandatorily redeemable, pursuant to a sinking fund obligation or otherwise, or is redeemable at the option of the holder thereof, in whole or in part, on or prior to the date that is 91 days after the date on which the Notes mature, provided, however, that any Capital Stock that would constitute Disqualified Stock solely because the holders thereof have the right to require the Company to repurchase such Capital Stock upon the occurrence of a Change of Control or an Asset Sale shall not constitute Disqualified Stock if the terms of such Capital Stock provide that the Issuer may not repurchase or redeem any such Capital Stock pursuant to such provisions unless such repurchase or redemption complies with the covenant described above under the caption "--Certain Covenants--Restricted Payments."

     "Equity Interests" means Capital Stock and all warrants, options or other rights to acquire Capital Stock (but excluding any debt security that is convertible into, or exchangeable for, Capital Stock).

     "Existing Indebtedness" means Indebtedness in existence on the date of the Indenture (other than Indebtedness under Credit Facilities), until such Indebtedness is repaid.

     "GAAP" means generally accepted accounting principles set forth in the opinions and pronouncements of the Accounting Principles Board of the American Institute of Certified Public Accountants and statements and pronouncements of the Financial Accounting Standards Board or in such other statements by such other entity as have been approved by a significant segment of the accounting profession, which are in effect from time to time.

     "Guarantee" means a guarantee (other than by endorsement of negotiable instruments for collection in the ordinary course of business), direct or indirect, in any manner (including, without limitation, by way of a pledge of assets or through letters of credit and reimbursement agreements in respect thereof), of all or any part of any Indebtedness.

     "Hedging Obligations" means, with respect to any Person, the obligations of such Person under (i) interest rate swap agreements, interest rate cap agreements and interest rate collar agreements and (ii) other agreements or arrangements designed to protect such Person against fluctuations in interest rates.

     "Indebtedness" means, with respect to any Person without duplication, (i) any indebtedness of such Person, whether or not contingent, in respect of borrowed money or evidenced by bonds, notes, debentures or similar instruments or letters of credit (or reimbursement agreements in respect thereof) or banker's acceptances or representing Capital Lease Obligations or the balance deferred and unpaid of the purchase price of any property or representing any Hedging Obligations, except any such balance that constitutes an accrued expense or trade payable, if and to the extent any of the foregoing indebtedness (other than letters of credit and Hedging Obligations) would appear as a liability upon a balance sheet of such Person prepared in accordance with GAAP, (ii) all indebtedness of others secured by a Lien on any asset of such Person (whether or not such indebtedness is assumed by such Person) and (iii) to the extent not otherwise included, the guarantee by such Person of any indebtedness of any other Person. The amount of any Indebtedness outstanding as of any date shall be (i) the accreted value thereof, in the case of any Indebtedness issued with original issue discount, and (ii) the principal amount thereof, together with any interest thereon that is more than 30 days past due, in the case of any other Indebtedness.

     "Investments" means, with respect to any Person, all investments by such Person in other Persons (including Affiliates) in the forms of direct or indirect loans (including guarantees of Indebtedness or other obligations), advances or capital contributions (excluding commission, travel and similar advances to officers and employees made in the ordinary course of business), purchases or other acquisitions for consideration of Indebtedness, Equity Interests or other securities, together with all items that are or would be classified as investments on a balance sheet prepared in accordance with GAAP. If the Company or any Subsidiary of the Company sells or otherwise disposes of any Equity Interests of any direct or indirect Subsidiary of the Company such that, after giving effect to any such sale or disposition, such Person is no longer a Subsidiary of the Company, the Company shall be deemed to have made an



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Investment on the date of any such sale or disposition equal to the fair market value of the Equity Interests of such Subsidiary not sold or disposed of in an amount determined as provided in the third paragraph of the covenant described above under the caption "--Certain Covenants--Restricted Payments."

     "Marquee" means The Marquee Group, Inc., a Delaware corporation.

     "Marquee Merger Agreement" means the Agreement and Plan of Merger dated July 23, 1998, as amended, providing for the merger of a wholly owned subsidiary of the Company with and into Marquee, and all transactions and agreements specifically contemplated thereby or by instruments referred to therein, each as in effect on the date of this Indenture.

     "Lien" means, with respect to any asset, any mortgage, lien, pledge, charge, security interest or encumbrance of any kind in respect of such asset, whether or not filed, recorded or otherwise perfected under applicable law (including any conditional sale or other title retention agreement, any lease in the nature thereof, any option or other agreement to sell or give a security interest in and any filing of or agreement to give any financing statement under the Uniform Commercial Code (or equivalent statutes) of any jurisdiction).

     "Meadows Repurchase" means the transfer by Broadcasting to the Company of an option to repurchase, and the purchase by the Company, of up to 250,838 shares of Class A Common Stock of Broadcasting for $33.00 per share, pursuant to an option granted in connection with the Agreement of Merger, dated February 12, 1997, by and among Broadcasting, NOC Acquisition Corp., CAPCO Acquisition Corp., QN Acquisition Corp., Nederlander of Connecticut, Inc., Connecticut Amphitheater Development Corporation, QN Corp., Connecticut Performing Arts, Inc. and Connecticut Performing Arts Partners and the stockholders of Nederlander of Connecticut, Inc., Connecticut Amphitheater Development Corporation and QN Corp. listed on the signature pages thereto and the transfer of such stock to Broadcasting prior to the Broadcasting Merger.

     "Merger Agreement" means the Agreement and Plan of Merger dated as of August 24, 1997, that provides for the Broadcasting Merger and all transactions and agreements specifically contemplated thereby or by instruments referred to therein, each as in effect on the date of the Indenture.

     "Net Income" means, with respect to any Person, the net income (loss) of such Person, determined in accordance with GAAP and before any reduction in respect of preferred stock dividends, excluding, however, (i) any gain (but not loss), together with any related provision for taxes on such gain (but not loss), realized in connection with (a) any Asset Sale (including, without limitation, dispositions pursuant to sale and leaseback transactions) or (b) the disposition of any securities by such Person or any of its Restricted Subsidiaries or the extinguishment of any Indebtedness of such Person or any of its Restricted Subsidiaries and (ii) any extraordinary gain (but not loss), together with any related provision for taxes on such extraordinary gain (but not loss).

     "Net Proceeds" means the aggregate cash proceeds received by the Company or any of its Restricted Subsidiaries in respect of any Asset Sale (including, without limitation, any cash received upon the sale or other disposition of any non-cash consideration received in any Asset Sale), net of the direct costs relating to such Asset Sale (including, without limitation, legal, accounting and investment banking fees, and sales commissions) and any relocation expenses incurred as a result thereof, taxes paid or payable as a result thereof (after taking into account any available tax credits or deductions and any tax sharing arrangements), amounts required to be applied to the repayment of Indebtedness secured by a Lien on the asset or assets that were the subject of such Asset Sale and any reserve for adjustment in respect of the sale price of such asset or assets established in accordance with GAAP.

     "Non-Guarantor Subsidiaries" means Walnut Creek Amphitheater Partnership, Coral Sky Amphitheater Partnership, PACE Entertainment Charitable Foundation and PTG-Florida, Inc./BSMG Joint Venture.

     "Non-Recourse Debt" means Indebtedness: (i) as to which neither the Company nor any of its Restricted Subsidiaries (a) provides credit support of any kind (including any undertaking, agreement or


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instrument that would constitute Indebtedness), (b) is directly or indirectly liable (as a guarantor or otherwise) or (c) constitutes the lender; (ii) no default with respect to which (including any rights that the holders thereof may have to take enforcement action against an Unrestricted Subsidiary) would permit (upon notice, lapse of time or both) any holder of any other Indebtedness (other than the Notes being offered hereby) of the Company or any of its Restricted Subsidiaries to declare a default on such other Indebtedness or cause the payment thereof to be accelerated or payable prior to its stated maturity; and (iii) as to which the lenders have been notified in writing that they will not have any recourse to the stock or assets of the Company or any of its Restricted Subsidiaries.

     "Obligations" means any principal, interest, penalties, fees, indemnifications, reimbursements, damages and other liabilities payable under the documentation governing any Indebtedness.

     "Old Notes" means the Company's outstanding 9 1/8% Senior Subordinated Notes due February 1, 2008.

     "Pace Agreement" means the agreement by the Company to acquire PACE Entertainment Corporation (including the Agreements relating to the Sony Acquisition and the Blockbuster Acquisition to acquire a 100% interest in Pavilion Partners), dated December 12, 1997 and the agreements related thereto, each as in effect on the date of the Indenture.

     "Pace Acquisition Facility" means the agreement by the Company, pursuant to the Pace Agreement, to provide to PACE Entertainment Corporation up to an aggregate of $25.0 million to be used to fund certain acquisitions, as in effect on the date of the Indenture.

     "Pending Acquisitions" means the acquisition by the Company of (i) Cellar Door and (ii) Marquee and including the transactions and agreements specifically related thereto.

     "Permitted Business" means the live entertainment business and any business reasonably similar, complementary, ancillary or related thereto, including the Pending Acquisitions.

     "Permitted Investments" means (i) any Investment in the Company or in a Guarantor; (ii) any Investment in Cash Equivalents; (iii) any Investment by the Company or any Restricted Subsidiary of the Company in a Person engaged in a Permitted Business, if (a) as a result of, or concurrently with, such Investment such Person becomes a Guarantor or (b) as a result of, or concurrently with, such Investment such Person is merged, consolidated or amalgamated with or into, or transfers or conveys substantially all of its assets to, or is liquidated into, the Company or a Guarantor; or (c) the Company or a Guarantor has entered into a binding agreement to acquire such Person or all or substantially all of the assets of such Person, which agreement is in effect on the date of such Investment, and such Person becomes a Guarantor or such transaction is consummated, in each case within 180 days of the date of such Investment; (iv) any Restricted Investment made as a result of the receipt of non-cash consideration from an Asset Sale that was made pursuant to and in compliance with the covenant described above under the caption "--Repurchase at the Option of Holders--Asset Sales"; (v) any obligations or shares of Capital Stock received in connection with or as a result of a bankruptcy, workout or reorganization of the issuer of such obligations or shares of Capital Stock; (vi) any Investment received involuntarily; (vii) any acquisition of assets solely in exchange for the issuance of Equity Interests (other than Disqualified Stock) of the Company; (viii) any Investment made under the Pace Acquisition Facility pursuant to the Pace Agreement as in effect on the date of the Indenture; (ix) Investments owned by any of the Acquired Businesses as of the date such Acquired Business is acquired; (x) other Investments in Persons engaged in Permitted Businesses (measured on the date each such Investment was made and without giving effect to subsequent changes in value), when taken together with all other Investments made pursuant to this clause (x) that are at the time outstanding, not to exceed 5% of Total Tangible Assets; (xi) the consummation of the Pending Acquisitions; (xii) the Meadows Repurchase and the Series E Preferred Repurchase; provided that the Company receives either (x) a cash payment from Broadcasting or Broadcasting Buyer or an Affiliate thereof at or prior to the date of the Merger at least equal to the aggregate amount expended by the Company in the Meadows Repurchase and the Series E Preferred Repurchase less $3.0 million or (y) an increase in favor of the Company in the Working Capital Adjustment (including the avoidance of a decrease) contemplated by the Merger Agreement in an


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

amount at least equal to the aggregate amount expended by the Company in the Meadows Repurchase and the Series E Preferred Repurchase less $3.0 million or
(z) any combination thereof adding up to an amount at least equal to the aggregate amount expended by the Company in the Meadows Repurchase and the Series E Preferred Repurchase less $3.0 million; and (xiii) other Investments in any Person (measured on the date each such Investment was made and without giving effect to subsequent changes in value), when taken together with all other Investments made pursuant to this clause (xiii) that are at the time outstanding, not to exceed $4.0 million.

     "Permitted Liens" means (i) Liens securing Senior Debt that was permitted by the terms of the Indenture to be incurred; (ii) Liens in favor of the Company or any of its Restricted Subsidiaries; (iii) Liens on property of a Person existing at the time such Person is merged into or consolidated with the Company or any Restricted Subsidiary of the Company; provided that such Liens were not incurred in contemplation of such merger or consolidation and do not extend to any assets other than those of the Person merged into or consolidated with the Company; (iv) Liens on property existing at the time of acquisition thereof by the Company or any Restricted Subsidiary of the Company, provided that such Liens were in existence prior to the contemplation of such acquisition; (v) Liens to secure the performance of statutory obligations, surety or appeal bonds, performance bonds or other obligations of a like nature incurred in the ordinary course of business; (vi) Liens existing on the date of the Indenture; (vii) Liens for taxes, assessments or governmental charges or claims that are not yet delinquent or that are being contested in good faith by appropriate proceedings promptly instituted and diligently concluded, provided that any reserve or other appropriate provision as shall be required in conformity with GAAP shall have been made therefore; and (viii) Liens incurred in the ordinary course of business of the Company or any Restricted Subsidiary of the Company with respect to obligations that do not exceed $2.0 million at any one time outstanding.

     "Permitted Refinancing Indebtedness" means any Indebtedness of the Company or any of its Restricted Subsidiaries or any Disqualified Stock of the Company issued in exchange for, or the net proceeds of which are used to extend, refinance, renew, replace, defease or refund other Indebtedness of the Company or any of its Restricted Subsidiaries; provided that: (i) the principal amount (or accreted value or liquidation preference, if applicable) of such Permitted Refinancing Indebtedness does not exceed the principal amount of (or accreted value, if applicable), plus accrued interest on, the Indebtedness so extended, refinanced, renewed, replaced, defeased or refunded (plus the amount of reasonable expenses incurred in connection therewith); (ii) such Permitted Refinancing Indebtedness has a final maturity date later than the final maturity date of, and has a Weighted Average Life to Maturity equal to or greater than the Weighted Average Life to Maturity of, the Indebtedness being extended, refinanced, renewed, replaced, defeased or refunded; (iii) if the Indebtedness being extended, refinanced, renewed, replaced, defeased or refunded is pari passu with the Notes, such Permitted Refinancing Indebtedness is pari passu with or subordinated in right of payment to the Notes or is Disqualified Stock; (iv) if the Indebtedness being extended, refinanced, renewed, replaced, defeased or refunded is subordinated in right of payment to the Notes, such Permitted Refinancing Indebtedness is subordinated in right of payment to the Notes on terms at least as favorable to the Holders of Notes as those contained in the documentation governing the Indebtedness being extended, refinanced, renewed, replaced, defeased or refunded or is Disqualified Stock; and (v) such Indebtedness is incurred either by the Company or by the Restricted Subsidiary that is the obligor on the Indebtedness being extended, refinanced, renewed, replaced, defeased or refunded, or such Disqualified Stock is issued by the Company, as applicable.

     "Principal" means Robert F.X. Sillerman.

     "Related Party" with respect to the Principal means (i) any spouse or immediate family member of the Principal or (ii) any trust, corporation, partnership or other entity, the beneficiaries, stockholders, partners, owners or Persons beneficially holding an 80% or more controlling interest of which consist of the Principal and/or such other Persons referred to in the immediately preceding clause (i).

     "Restricted Investment" means an Investment other than a Permitted Investment.

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     "Restricted Subsidiary" of a Person means any Subsidiary of the referent
Person that is not an Unrestricted Subsidiary.

     "Senior Credit Facility" means that certain credit agreement by and among the Company, the Guarantors, the lenders party thereto, The Bank of New York, as Administrative Agent, Lehman Commercial Paper Inc. and Goldman Credit Partners L.P., each as Co-Agents, as contemplated by that certain commitment letter by and among the Company, the Guarantors, The Bank of New York, as Arranger, and Lehman Brothers Inc. and Goldman, Sachs & Co., each as Co-Arrangers, each as amended, restated, modified, renewed, refunded, replaced or refinanced in whole or in part from time to time.

     "Series E Preferred Repurchase" means the purchase by the Company of up to $14.2 million in liquidation preference of 12 5/8% Series E Cumulative Exchangeable Preferred Stock due October 31, 2006 of Broadcasting and the dividend or other transfer of such stock to Broadcasting prior to the Broadcasting Merger.

     "Significant Subsidiary" means any Restricted Subsidiary that would be a "significant subsidiary" as defined in Article 1, Rule 1-02 of Regulation S-X, promulgated pursuant to the Securities Act, as such Regulation is in effect on the date hereof.

     "Spin-Off" means the distribution of the common stock of the Company pro rata to the holders of SFX Broadcasting, Inc. or other disposition pursuant to, or as permitted by, the Merger Agreement of all the capital stock and assets of the Company and its Subsidiaries.

     "Spin-Off Transaction" means the Spin-Off, the Merger Agreement and related transactions described or referred to in the Offering Memorandum of the Company dated February 5, 1998.

     "Stated Maturity" means, with respect to any installment of interest or principal on any series of Indebtedness, the date on which such payment of interest or principal was scheduled to be paid in the original documentation governing such Indebtedness, and shall not include any contingent obligations to repay, redeem or repurchase any such interest or principal prior to the date originally scheduled for the payment thereof.

     "Subsidiary" means, with respect to any Person, any corporation, association or other business entity of which more than 50% of the total voting power of shares of Capital Stock entitled (without regard to the occurrence of any contingency) to vote in the election of directors, managers or trustees thereof is at the time owned or controlled, directly or indirectly, by such Person or one or more of the other Subsidiaries of that Person (or a combination thereof).

     "Total Tangible Assets" means, as of any date, (i) the total consolidated assets of the Company and its Restricted Subsidiaries, as set forth on the Company's most recently available internal consolidated balance sheet, minus
(ii) the total consolidated intangible assets of the Company and its Restricted Subsidiaries, as set forth on such consolidated balance sheet.

     "Unrestricted Subsidiary" means (i) any Subsidiary that is designated by the Board of Directors as an Unrestricted Subsidiary pursuant to a Board Resolution, but only to the extent that such Subsidiary: (a) has no Indebtedness other than Non-Recourse Debt; (b) is not party to any agreement, contract, arrangement or understanding with the Company or any Restricted Subsidiary unless the terms of any such agreement, contract, arrangement or understanding are no less favorable to the Company or such Restricted Subsidiary than those that might be obtained at the time from Persons who are not Affiliates of the Company; (c) is a Person with respect to which neither the Company nor any of its Restricted Subsidiaries has any direct or indirect obligation (1) to subscribe for additional Equity Interests or (2) to maintain or preserve such Person's financial condition or to cause such Person to achieve any specified levels of operating results; (d) has not guaranteed or otherwise directly or indirectly provided credit support for any Indebtedness of the Company or any of its Restricted Subsidiaries; and (e) has at least one director on its board of directors that is not a director or executive officer of the Company or any of its Restricted Subsidiaries and has at least one executive officer that is not a director or executive officer of the Company or any of its Restricted Subsidiaries.


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

     "Voting Stock" of any Person as of any date means the Capital Stock of such Person that is at the time entitled to vote in the election of the Board of Directors of such Person.

     "Weighted Average Life to Maturity" means, when applied to any Indebtedness at any date, the number of years obtained by dividing (i) the sum of the products obtained by multiplying (a) the amount of each then remaining installment, sinking fund, serial maturity or other required payments of principal, including payment at final maturity, in respect thereof, by (b) the number of years (calculated to the nearest one-twelfth) that will elapse between such date and the making of such payment, by (ii) the then outstanding principal amount of such Indebtedness.

     "Wholly Owned Restricted Subsidiary" of any Person means a Restricted Subsidiary of such Person all of the outstanding Capital Stock or other ownership interests of which (other than directors' qualifying shares) shall at the time be owned by such Person or by one or more Wholly Owned Restricted Subsidiaries of such Person and one or more Wholly Owned Restricted Subsidiaries of such Person.

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               CERTAIN UNITED STATES FEDERAL TAX CONSIDERATIONS

     The following summary describes material U.S. federal income tax consequences of the ownership of the Notes to holders of Notes as of the date hereof. As used herein, a "U.S. Holder" means a holder of a Note that is a citizen or resident of the United States, a corporation, a partnership or other entity created or organized in or under the laws of the United States or any political subdivision thereof, an estate the income of which is subject to U.S. federal income taxation regardless of its source, or a trust which is subject to the supervision of a court within the United States and the control of a U.S. fiduciary as described in Section 7701(a)(30) of the Internal Revenue Code of 1986, as amended (the "Code"). A "Non-U.S. Holder" is a holder of a Note that is not a U.S. Holder. Except where noted, it deals only with Notes held as capital assets and does not deal with special situations, such as those of dealers in securities or currencies, financial institutions, life insurance companies, tax exempt organizations, persons holding Notes as part of a hedging or conversion transaction or a straddle or holders of Notes whose "functional currency" is not the U.S. dollar. Furthermore, the discussion below is based upon the provisions of the Code, and regulations, rulings and judicial decisions thereunder as of the date hereof, and such authorities may be repealed, revoked or modified so as to result in federal income tax consequences different from those discussed below. In addition, except as otherwise indicated, the following does not consider the effect of any applicable foreign, state or local or other tax laws or estate or gift tax considerations. Persons considering the purchase, ownership or disposition of Notes should consult their own tax advisors concerning the federal income and estate tax consequences in light of their particular situations, as well as any consequences arising under the laws of any other taxing jurisdiction or under any applicable treaty.


STATED INTEREST ON NOTES; LIQUIDATED DAMAGES; CHANGE OF CONTROL

     Except as set forth below, interest on a Note will generally be taxable to a U.S. Holder as ordinary income from domestic sources at the time it is paid or accrued in accordance with the U.S. Holder's method of accounting for U.S. federal income tax purposes.

     The Company intends to take the position that the possibility that the Liquidated Damages described above under "Description of the Notes--Liquidated Damages" will be paid, or that a U.S. Holder will acquire the option to require the Company to purchase such holder's Notes at 101% of the principal amount thereof described in "Description of the Notes--Change of Control" (the "Change of Control Put Option"), is remote, and that therefore the Liquidated Damages provisions and Change of Control Put Option do not give rise to any original issue discount for United States federal income tax purposes. Thus, the Company intends to take the position that the Liquidated Damages will be taxable to a holder of a Note as interest income in accordance with the holder's usual method of income tax accounting and that the Change of Control Put Option, if exercised, will give rise to an increase in the amount realized on the Note. The Internal Revenue Service (the "IRS") may take a different position, however, which could affect the timing of the U.S. Holder's income with respect to the Liquidated Damages or the Change of Control Put Option.


MARKET DISCOUNT

     If a U.S. Holder purchases a Note for an amount that is less than its stated redemption price at maturity, the amount of the difference will be treated as "market discount" for federal income tax purposes, unless such difference is less than a specified de minimis amount. Under the market discount rules, a U.S. Holder will be required to treat any principal payments on, or any gain on the sale, exchange, retirement or other disposition of, a Note as ordinary income to the extent of the market discount that has not previously been included in income and is treated as having accrued on such Note at the time of such payment or disposition. In addition, the U.S. Holder may be required to defer, until the maturity of the Note or its earlier disposition in a taxable transaction, the deduction of all or a portion of the interest expense on any indebtedness incurred or continued to purchase or carry such Note.

     Any market discount will be considered to accrue ratably during the period from the date of acquisition to the maturity date of the Note, unless the U.S. Holder elects to accrue on a constant interest method. A U.S. Holder of a Note may elect to include market discount in income currently as it accrues

(on either a ratable or constant interest method), in which case the rule described above regarding deferral of interest deductions will not apply. This election to include market discount in income currently, once made, applies to all market discount obligations acquired on or after the first taxable year to which the election applies and may not be revoked without the consent of the IRS.


AMORTIZABLE BOND PREMIUM

     A U.S. Holder that purchases a Note for an amount in excess of the sum of all amounts payable on the Note after the purchase date other than stated interest will be considered to have purchased the Note at a "premium." A U.S. Holder generally may elect to amortize the premium over the remaining term of the Note on a constant yield method. The amount amortized in any year will be treated as a reduction of the U.S. Holder's interest income from the Note. Bond premium on a Note held by a U.S. Holder that does not make such an election will decrease the gain or increase the loss otherwise recognized on disposition of the Note. The election to amortize premium on a constant yield method, once made, applies to all debt obligations held or subsequently acquired by the electing U.S. Holder on or after the first day of the first taxable year to which the election applies and may not be revoked without the consent of the IRS.


SALE, EXCHANGE AND RETIREMENT OF NOTES

     A U.S. Holder's tax basis in a Note will, in general, be the U.S. Holder's cost therefor, increased by market discount previously included in income by the U.S. Holder and reduced by any amortized premium. Upon the sale, exchange, retirement or other disposition of a Note, a U.S. Holder will generally recognize gain or loss equal to the difference between the amount realized upon the sale, exchange, retirement or other disposition and such holder's tax basis in the Note. Except as described above with respect to market discount, such gain or loss will be capital gain or loss and will be long-term capital gain or loss if at the time of sale, exchange, retirement or other disposition the Note has been held for more than one year. Net capital gain recognized by an individual from the sale, exchange or retirement of a Note that has been held more than 12 months will generally be subject to tax at a rate not to exceed 20%. The deductibility of capital losses is subject to limitations.

     The exchange of a Note by a U.S. Holder for an Exchange Note should not constitute a taxable exchange. Consequently, no gain or loss will be recognized by a holder upon receipt of an Exchange Note, the holding period of the Exchange Note will include the holding period the Note and the basis of the Exchange Note will be the same as the basis of the Note immediately before the exchange.


NON-U.S. HOLDERS

     Under present U.S. federal income and estate tax law, and subject to the discussion below concerning backup withholding:

   (a) no withholding of U.S. federal income tax will be required with respect to the payment by the Company or any paying agent of principal, premium, if any, or interest on or Liquidated Damages, if any, in respect of a Note owned by a Non-U.S. Holder (the "Portfolio Interest Exception"), provided (i) that the beneficial owner does not actually or constructively own 10% or more of the total combined voting power of all classes of stock of the Company entitled to vote within the meaning of section 871(h)(3) of the Code and the regulations thereunder, (ii) the beneficial owner is not a controlled foreign corporation that is related to the Company, actually or constructively, through stock ownership,
       (iii) the beneficial owner is not a bank whose receipt of interest on a
       Note is described in section 881(c)(3)(A) of the Code and (iv) the beneficial owner satisfies the statement requirement (described generally below) set forth in section 871(h) and section 881(c) of the Code and the regulations thereunder;

   (b) no withholding of U.S. federal income tax will be required with respect to any gain or income realized by a Non-U.S. Holder upon the sale, exchange, retirement or other disposition of a Note; and

   (c) a Note beneficially owned by an individual who at the time of death is a Non-U.S. Holder will not be subject to U.S. federal estate tax as a result of such individual's death, provided that such individual does not actually or constructively own 10% or more of the total combined voting power of all classes of stock of the Company entitled to vote within the meaning of section 871 (h) (3) of the Code and provided that the interest payments with respect to such Note would not have been, if received at the time of such individual's death, effectively connected with the conduct of a U.S. trade or business by such individual.

     To satisfy the requirement referred to in (a)(iv) above, the beneficial owner of such Note, or a financial institution holding the Note on behalf of such owner, must provide, in accordance with specified procedures, a paying agent of the Company with a statement to the effect that the beneficial owner is not a U.S. person. Pursuant to current temporary Treasury regulations, these requirements will be met if (i) the beneficial owner provides his name and address, and certifies, under penalties of perjury, that he is not a U.S. person (which certification may be made on an Internal Revenue Service Form W-8 (or successor form)) or (ii) a financial institution holding the Note on behalf of the beneficial owner certifies, under penalties of perjury, that such statement has been received by it and furnishes a paying agent with a copy thereof.

     If a Non-U.S. Holder cannot satisfy the requirements of the Portfolio Interest Exception described in (a) above, interest payments on a Note made to such Non-U.S. Holder will be subject to a 30% withholding tax unless the beneficial owner of the Note provides the Company or its paying agent, as the case may be, with a properly executed (i) IRS Form 1001 (or successor form) claiming an exemption from withholding under the benefit of a tax treaty or
(ii) IRS Form 4224 (or successor form) stating that interest paid on the Note is not subject to withholding tax because it is effectively connected with the beneficial owner's conduct of a trade or business in the United States. Recently issued regulations, effective for payments made after December 31, 1999, have changed to some extent the documentation requirements discussed above. Non-U.S. Holders are advised to consult their own tax advisors to discuss the effect of these regulations in light of such Holders' situations.

     If a Non-U.S. Holder is engaged in a trade or business in the United States and payment on a Note is effectively connected with the conduct of such trade or business, the Non-U.S. Holder, although exempt from the withholding tax discussed above, will be subject to U.S. federal income tax on such payment on a net income basis in the same manner as if it were a U.S. Holder. In addition, if such holder is a foreign corporation, it may be subject to a branch profits tax equal to 30% of its effectively connected earnings and profits for the taxable year, subject to adjustments. For this purpose, such payment on a Note will be included in such foreign corporation's earnings and profits.

     Any gain or income realized upon the sale, exchange, retirement or other disposition of a Note generally will not be subject to U.S. federal income tax unless (i) such gain or income is effectively connected with a trade or business in the United States of the Non-U.S. Holder, or (ii) in the case of a Non-U.S. Holder who is an individual, such individual is present in the United States for a period or periods aggregating 183 days or more in the taxable year of such sale, exchange, retirement or other disposition, and certain other conditions are met.

INFORMATION REPORTING AND BACKUP WITHHOLDING

     In general, information reporting requirements will apply to payments on a Note and to the proceeds of sale of a Note made to U.S. Holders other than certain exempt recipients (such as corporations). A 31% backup withholding tax will apply to such payments if the U.S. Holder (i) fails to furnish or certify his correct taxpayer identification number to the payor in the manner requested, (ii) is notified by the IRS that he has failed to report payments of interest and dividends properly, or (iii) under certain circumstances, fails to certify that he has not been notified by the IRS that he is subject to backup withholding for failure to report interest and dividend payments.

     No information reporting or backup withholding will be required with respect to payments made by the Company or any paying agent to Non-U.S. Holders if a statement described in (a)(iv) under "--Non-U.S. Holders" has been received and the payor does not have actual knowledge that the beneficial owner is a U.S. persons.

     In addition, backup withholding and information reporting will not apply if payments on a Note are paid or collected by a foreign office of a custodian, nominee or other foreign agent on behalf of the beneficial owner of such Note, or if a foreign office of a broker (as defined in applicable Treasury regulations) pays the proceeds of the sale of a Note to the owner thereof. If, however, such nominee, custodian, agent or broker is, for U.S. federal income tax purposes, a U.S. person, a controlled foreign corporation or a foreign person that derives 50% or more of its gross income for certain periods from the conduct of a trade or business in the United States, such payments will be subject to information reporting (but not backup withholding), unless (i) such custodian, nominee, agent or broker has documentary evidence in its records that the beneficial owner is not a U.S. person and certain other conditions are met or (ii) the beneficial owner otherwise establishes an exemption. Temporary Treasury regulations provide that the Treasury is considering whether backup withholding will apply with respect to payments of principal, interest or the proceeds of a sale that are not subject to backup withholding under the current regulations.


     Payments on a Note paid to the beneficial owner of a Note by a U.S. office of a custodian, nominee or agent, or the payment by the U.S. office or a broker of the proceeds of sale of a Note, will be subject to both backup withholding and information reporting unless the beneficial owner provides the statement referred to in (a)(iv) above and the payor does not have actual knowledge that the beneficial owner is a U.S. person or otherwise establishes an exemption.


     Any amounts withheld under the backup withholding rules will be allowed as a credit against such holder's U.S. federal income tax liability and may entitle such holder to a refund, provided the required information is furnished to the IRS.


     The Treasury Department has issued final regulations regarding certain of the backup withholding and information reporting rules discussed above. In general, the final regulations, which are generally effective for payments made after December 31, 1999, subject to certain transition rules, do not alter the substantive withholding and information reporting requirements but unify current forms and procedures.

                               PRIVATE PLACEMENT





















                             TRANSFER RESTRICTIONS

     Because the following restrictions will apply unless the Company completes the Exchange Offer for the Notes or causes a registration statement with respect to resales of the Notes to be declared effective, purchasers are advised to consult legal counsel prior to making any offer, resale, pledge or transfer of Notes. The Company is obligated to have a registration statement for the Exchange Offer for the Notes, or cause a registration statement with respect to resales of the Notes, to be declared effective, on or prior to the date which is 145 days after the Closing Date. See "Description of the Notes -- Registration Rights; Liquidated Damages."

     The Notes have not been registered under the Securities Act and may not be offered or sold in the United States or to, or for the account or benefit of, U.S. persons except pursuant to an exemption from, or in a transaction not subject to, the registration requirements of the Securities Act. Accordingly, the

Notes are being offered and sold only to "qualified institutional buyers" (as defined in Rule 144A) in compliance with Rule 144A. After the initial offering, the Notes may be sold to (i) qualified institutional buyers in reliance on, and in conformity with, Rule 144A, (ii) to Institutional Accredited Investors that, prior to their purchase of Notes, deliver to the Trustee a letter containing certain representations and agreements in the form attached to this Offering Memorandum as Appendix A and (iii) outside the United States to persons other than U.S. persons ("foreign purchasers"), which term shall include dealers or other professional fiduciaries in the United States acting on a discretionary basis for foreign beneficial owners (other than an estate or trust), in reliance upon Regulation S.

     By its purchase of Notes, each purchaser of Notes will be deemed to:

     1. represent that it is purchasing the Notes for its own account or an account with respect to which it exercises sole investment discretion and that it and any such account is a qualified institutional buyer and is aware that the sale to it is being made in reliance on Rule 144A;

     2. acknowledge that the Notes have not been registered under the Securities Act and may not be offered or sold within the United States or to, or for the account or benefit of, U.S. persons except as set forth below;

     3. agree that if it should resell or otherwise transfer the Notes within the time period referred to in Rule 144(k) under the Securities Act after the issuance of such Notes, it will do so only (i) to the Company or any subsidiary thereof, (ii) to a qualified institutional buyer in compliance with Rule 144A, (iii) inside the United States to an Institutional Accredited Investor that, prior to such transfer, furnishes to the Trustee a signed letter containing certain representations and agreements relating to the restrictions on transfer of the Notes (the form of which letter can be obtained from the Trustee) and, if such transfer is in respect of an aggregate principal amount of Notes of less than $100,000, an opinion of counsel acceptable to the Company that such transfer is in compliance with the Securities Act, (iv) outside the United States in compliance with Rule 904 under the Securities Act, (v) pursuant to the exemption from registration provided by Rule 144 under the Securities Act (if available) or (vi) pursuant to an effective registration statement under the Securities Act. Subject to the procedures set forth under "Description of the Notes--Book-Entry; Delivery and Form," prior to any proposed transfer of the Notes (otherwise than pursuant to an effective registration statement) within the period referred to in Rule 144(k) under the Securities Act, the Holder thereof must check the appropriate box set forth on the reverse of its certificate relating to the manner of such transfer and submit the certificate to the Trustee;

     4. agree that it will deliver to each person to whom it transfers any of the Notes notice of any restrictions on transfer of such Notes;

     5. understand that, unless or until registered under the Securities Act, the Notes (other than those issued to foreign purchasers after expiration of the applicable period and appropriate certification) will bear a legend to the following effect (as applicable) unless otherwise agreed by the Company and the holder thereof:

     THIS NOTE HAS NOT BEEN REGISTERED UNDER THE U.S. SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT"), AND ACCORDINGLY, MAY NOT BE OFFERED OR SOLD WITHIN THE UNITED STATES OR TO, OR FOR THE ACCOUNT OR BENEFIT OF, U.S. PERSONS EXCEPT AS SET FORTH IN THE FOLLOWING SENTENCE. BY ITS ACQUISITION HEREOF, THE HOLDER (1) REPRESENTS THAT (A) IT IS A "QUALIFIED INSTITUTIONAL BUYER" (AS DEFINED IN RULE 144A UNDER THE SECURITIES ACT) OR (B) IT IS AN INSTITUTIONAL "ACCREDITED INVESTOR" (AS DEFINED IN RULE 501(a)(1), (2), (3) OR (7) OF REGULATION D UNDER THE SECURITIES ACT) (AN "INSTITUTIONAL ACCREDITED INVESTOR") OR (C) IT IS NOT A U.S. PERSON AND IS ACQUIRING THIS NOTE IN AN OFFSHORE TRANSACTION IN COMPLIANCE WITH REGULATION S UNDER THE SECURITIES ACT, (2) AGREES THAT IT WILL NOT, WITHIN THE TIME PERIOD REFERRED TO UNDER RULE 144(k) UNDER THE SECURITIES ACT AS IN EFFECT ON THE DATE OF THE TRANSFER OF THIS NOTE, RESELL OR OTHERWISE TRANSFER THIS NOTE EXCEPT (A)

TO THE COMPANY OR ANY SUBSIDIARY THEREOF, (B) TO A QUALIFIED INSTITUTIONAL BUYER IN COMPLIANCE WITH RULE 144A UNDER THE SECURITIES ACT, (C) INSIDE THE UNITED STATES TO AN INSTITUTIONAL ACCREDITED INVESTOR THAT, PRIOR TO SUCH TRANSFER, FURNISHES TO THE TRUSTEE A SIGNED LETTER CONTAINING CERTAIN REPRESENTATIONS AND AGREEMENTS RELATING TO THE RESTRICTIONS ON TRANSFER OF THIS NOTE (THE FORM OF WHICH LETTER CAN BE OBTAINED FROM THE TRUSTEE), AND, IF SUCH TRANSFER IS IN RESPECT OF AN AGGREGATE PRINCIPAL AMOUNT OF LESS THAN $100,000, AN OPINION OF COUNSEL ACCEPTABLE TO THE COMPANY THAT SUCH TRANSFER IS IN COMPLIANCE WITH THE SECURITIES ACT, (D) OUTSIDE THE UNITED STATES IN AN OFFSHORE TRANSACTION IN COMPLIANCE WITH RULE 904 UNDER THE SECURITIES ACT, (E) PURSUANT TO THE EXEMPTION FROM REGISTRATION PROVIDED BY RULE 144 UNDER THE SECURITIES ACT (IF AVAILABLE) OR (F) PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT AND (3) AGREES THAT IT WILL DELIVER TO EACH PERSON TO WHOM THIS NOTE IS TRANSFERRED A NOTICE SUBSTANTIALLY TO THE EFFECT OF THIS LEGEND. IN CONNECTION WITH ANY TRANSFER OF THIS NOTE WITHIN THE TIME PERIOD REFERRED TO ABOVE, THE HOLDER MUST CHECK THE APPROPRIATE BOX SET FORTH ON THE REVERSE HEREOF RELATING TO THE MANNER OF SUCH TRANSFER AND SUBMIT THIS CERTIFICATE TO THE TRUSTEE. IF THE PROPOSED TRANSFEREE IS AN INSTITUTIONAL ACCREDITED INVESTOR, THE HOLDER MUST, PRIOR TO SUCH TRANSFER, FURNISH TO THE TRUSTEE AND THE COMPANY SUCH CERTIFICATIONS, LEGAL OPINIONS OR OTHER INFORMATION AS EITHER OF THEM MAY REASONABLY REQUIRE TO CONFIRM THAT SUCH TRANSFER IS BEING MADE PURSUANT TO AN EXEMPTION FROM, OR IN A TRANSACTION NOT SUBJECT TO, THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT. AS USED HEREIN, THE TERMS "OFFSHORE TRANSACTION," "UNITED STATES" AND "U.S. PERSON" HAVE THE MEANINGS GIVEN TO THEM BY REGULATION S UNDER THE SECURITIES ACT. THE INDENTURE CONTAINS A PROVISION REQUIRING THE TRUSTEE TO REFUSE TO REGISTER ANY TRANSFER OF THIS NOTE IN VIOLATION OF THE FOREGOING RESTRICTIONS; and


     6. acknowledge that the Company, the Initial Purchasers and others will rely upon the truth and accuracy of the foregoing acknowledgements, representations and agreements, and agrees that if any of the acknowledgements, representations or warranties deemed to have been made by it by its purchase of Notes are no longer accurate, it shall promptly notify the Company and the Initial Purchasers. If it is acquiring any Note as a fiduciary or agent for one or more investor accounts, it represents that it has sole investment discretion with respect to each such account and it has full power to make the foregoing acknowledgements, representations and agreements on behalf of each such account.


                                 LEGAL MATTERS


     The validity of the Notes offered hereby will be passed upon for the Company by Baker & McKenzie, New York, New York. Certain legal matters relating to this Offering will be passed upon for the Initial Purchasers by Latham & Watkins, New York, New York.

                             INDEPENDENT AUDITORS


     The consolidated financial statements of the Company as of December 31, 1997, and for the year ended December 31, 1997; the consolidated financial statements of Delsener/Slater Enterprises, Ltd. and Affiliated Companies (Predecessor) as of December 31, 1996, and for the years ended December 31, 1995 and 1996; the consolidated financial statements of PACE Entertainment Corporation and Subsidiaries as of September 30, 1996, and for the years ended September 30, 1995 and 1996; the combined financial statements of Contemporary Group as of December 31, 1996 and 1997, and for the three years in the period ended December 31, 1997; the combined financial statements of The Album Network, Inc. and Affiliated Companies as of September 30, 1996 and 1997, and for the years ended September 30, 1996 and 1997; the consolidated financial statements of BG Presents, Inc. and Subsidiaries as of January 31, 1997 and 1998 and for the three years in the period ended January 31, 1998; the combined financial statements of Concert/Southern Promotions and Affiliated Companies as of December 31, 1997, and for the year ended December 31, 1997; the combined financial statements of Falk Associates Management Enterprises, Inc. as of December 31, 1996 and 1997, and for the years ended December 31, 1996 and 1997; the combined financial statements of Blackstone Entertainment LLC as of December 31, 1996 and 1997 and for the years ended December 31, 1996 and 1997; and the consolidated financial statements of The Marquee Group, Inc. as of December 31, 1997 and for the years ended December 31, 1996 and 1997, included in this Offering Memorandum have been audited by Ernst & Young LLP, independent auditors, as set forth in their reports thereon appearing elsewhere herein.


     Arthur Andersen LLP, independent public accountants, audited the following financial statements (as set forth in their reports thereon appearing elsewhere herein), each appearing in this Offering Memorandum: the combined financial statements of Connecticut Performing Arts, Inc. and Connecticut Performing Arts Partners as of December 31, 1995 and 1996, and for the years ended December 31, 1995 and 1996; the combined financial statements of Deer Creek Partners, L.P. and Murat Centre, L.P. as of December 31, 1995 and 1996, and for the years ended December 31, 1995 and 1996; the consolidated financial statements of PACE Entertainment Corporation and Subsidiaries as of September 30, 1997, and for the year ended September 30, 1997; the consolidated financial statements of Pavilion Partners as of September 30, 1997, and for the year ended September 30, 1997; the financial statements of Riverport Performing Arts Centre, Joint Venture as of December 31, 1997 and 1996 and for the years ended December 31, 1997 and 1996; and the consolidated financial statements of Magicworks Entertainment Incorporated as of December 31, 1996 and 1997, and for the years ended December 31, 1996 and 1997.


     The financial statements of Pavilion Partners for the year ended October 31, 1995, for the eleven months ended September 30, 1996 and as of September 30, 1996 included in this Offering Memorandum have been so included in reliance on the report of Price Waterhouse LLP, independent accountants.


                             AVAILABLE INFORMATION


     The Company is a reporting company under the Exchange Act and files annual, quarterly and current reports, proxy statements and other information with the SEC. For copies of such reports, statements or other information with respect to the Company, reference is hereby made to the Company's documents filed with the SEC, which may be inspected without charge at the office of the SEC at 450 Fifth Street, N.W., Washington, D.C. 20549 and at the regional offices of the SEC located at Seven World Trade Center, 13th Floor, New York, New York 10048 and at 500 West Madison (Suite 1400), Chicago, Illinois 60661. Copies of this material may also be obtained at prescribed rates from the Public Reference Section of the SEC at 450 Fifth Street, N.W., Washington, D.C. 20549. The SEC maintains a Web site at http:// www.sec.gov that contains reports, proxy and information statements and other information regarding issuers that file electronically with the SEC. Statements contained in this Offering Memorandum as to the contents of any contract or other document referred to are not necessarily complete; in each instance, reference is made to the copy of the contract or document filed with the SEC, and each such statement is qualified in all respects by this reference.

                         INDEX TO FINANCIAL STATEMENTS



                                                                                          PAGE
                                                                                          ----
SFX ENTERTAINMENT, INC.
Consolidated Balance Sheets as of September 30, 1998 (unaudited) and December 31, 1997    F-5
Consolidated Statements of Operations for the three months ended September 30, 1998 and
 1997 (unaudited) .....................................................................   F-6
Consolidated Statements of Operations for the nine months ended September 30, 1998
 and 1997 (unaudited) .................................................................   F-7
Consolidated Statements of Shareholders' Equity for the nine months ended September 30,
 1998 and 1997 (unaudited) ............................................................   F-8
Consolidated Statements of Cash Flows for the nine months ended September 30, 1998 and
 1997 (unaudited) .....................................................................   F-9
Notes to Consolidated Financial Statements (unaudited) ................................   F-10
Reports of Independent Auditors .......................................................   F-20
Consolidated Balance Sheets as of December 31, 1997 and 1996 (Predecessor) ............   F-22
Consolidated Statements of Operations for the years ended December 31, 1997, 1996
 (Predecessor) and 1995 (Predecessor) .................................................   F-23
Consolidated Statements of Cash Flows for the years ended December 31, 1997, 1996
 (Predecessor) and 1995 (Predecessor) .................................................   F-24
Notes to Consolidated Financial Statements ............................................   F-25
CONNECTICUT PERFORMING ARTS, INC. AND CONNECTICUT PERFORMING
 ARTS PARTNERS
Report of Independent Public Accountants ..............................................   F-39
Combined Balance Sheets as of December 31, 1995 and 1996 ..............................   F-40
Combined Statements of Operations for the years ended December 31, 1995 and 1996 ......   F-41
Combined Statements of Shareholders' and Partners' Equity (Deficit) for the years ended
 December 31, 1995 and 1996 ...........................................................   F-42
Combined Statements of Cash Flows for the years ended December 31, 1995 and 1996 ......   F-43
Notes to Combined Financial Statements ................................................   F-44
DEER CREEK PARTNERS, L.P. AND MURAT CENTRE, L.P.
Report of Independent Public Accountants ..............................................   F-52
Combined Balance Sheets as of December 31, 1995 and 1996 ..............................   F-53
Combined Statements of Operations and Partners' Equity (Deficit) for the years ended
 December 31, 1995 and 1996 ...........................................................   F-55
Combined Statements of Cash Flows for the years ended December 31, 1995 and 1996 ......   F-56
Notes to Combined Financial Statements ................................................   F-57
PACE ENTERTAINMENT CORPORATION AND SUBSIDIARIES
Report of Independent Public Accountants ..............................................   F-63
Report of Independent Auditors ........................................................   F-64
Consolidated Balance Sheets as of September 30, 1996 and 1997 and December 31, 1997
 (unaudited) ..........................................................................   F-65
Consolidated Statements of Operations for the years ended September 30, 1995, 1996 and
 1997 and the three months ended December 31, 1996 and 1997 (unaudited) ...............   F-66

Consolidated Statements of Shareholders' Equity for the years ended September 30, 1995,
 1996 and 1997 and the three months ended December 31, 1997 (unaudited) .................   F-67
Consolidated Statements of Cash Flows for the years ended September 30, 1995, 1996 and
 1997 and the three months ended December 31, 1996 and 1997 (unaudited) .................   F-68
Notes to Consolidated Financial Statements ..............................................   F-69
PAVILION PARTNERS
Report of Independent Public Accountants ................................................   F-83
Report of Independent Accountants .......................................................   F-84
Consolidated Balance Sheets as of September 30, 1996 and 1997 and December 31, 1997
 (unaudited) ............................................................................   F-85
Consolidated Statements of Income for the year ended October 31, 1995, eleven months ended September 30, 1996, the year ended September 30, 1997 and the three months ended
 December 31, 1996 and 1997 (unaudited) .................................................   F-86
Consolidated Statements of Partners' Capital for the year ended October 31, 1995, eleven months ended September 30, 1996, the year ended September 30, 1997 and the three
 months ended December 31, 1997 (unaudited) .............................................   F-87
Consolidated Statements of Cash Flows for the year ended October 31, 1995, eleven months ended September 30, 1996, the year ended September 30, 1997 and the three months ended
 December 31, 1996 and 1997 (unaudited) .................................................   F-88
Notes to Consolidated Financial Statements ..............................................   F-89
CONTEMPORARY GROUP
Report of Independent Auditors ..........................................................   F-98
Combined Balance Sheets as of December 31, 1996 and 1997 ................................   F-99
Combined Statements of Operations for the years ended December 31, 1995, 1996 and 1997 ..   F-100
Combined Statements of Cash Flows for the years ended December 31, 1996 and 1997 ........   F-101
Combined Statements of Stockholders' Equity for the years ended December 31, 1996 and
 1997 ...................................................................................   F-102
Notes to Combined Financial Statements ..................................................   F-103
RIVERPORT PERFORMING ART CENTRE, JOINT VENTURE
Report of Independent Public Accountants ................................................   F-107
Balance Sheets as of December 31, 1997 and 1996 .........................................   F-108
Statements of Income and Changes in Partners' Equity for the years ended December 31,
 1997 and 1996 ..........................................................................   F-109
Statements of Cash Flows for the years ended December 31, 1997 and 1996 .................   F-110
Notes to Financial Statements ...........................................................   F-111
THE ALBUM NETWORK, INC. AND AFFILIATED COMPANIES
Report of Independent Auditors ..........................................................   F-114
Combined Balance Sheets as of September 30, 1996 and 1997 ...............................   F-115
Combined Balance Sheets as of December 31, 1997 (unaudited) .............................   F-116
Combined Statements of Operations and Stockholders' Deficit for the years ended September
 30, 1996 and 1997 ......................................................................   F-117
Combined Statements of Operations and Stockholders' Deficit for the three months ended
 December 31, 1997 (unaudited) ..........................................................   F-118

Combined Statements of Cash Flows for the years ended September 30, 1996 and 1997 ........   F-119
Combined Statements of Cash Flows for the three months ended December 31, 1997
 (unaudited) .............................................................................   F-120
Notes to Combined Financial Statements ...................................................   F-121
BG PRESENTS, INC. AND SUBSIDIARIES
Report of Independent Auditors ...........................................................   F-125
Consolidated Balance Sheets as of January 31, 1997 and 1998 ..............................   F-126
Consolidated Income Statements for the years ended January 31, 1996, 1997 and 1998 .......   F-127
Consolidated Statements of Cash Flows for the years ended January 31, 1996, 1997 and 1998    F-128
Consolidated Statements of Stockholders' Equity for the years ended January 31, 1996, 1997
 and 1998 ................................................................................   F-129
Notes to Consolidated Financial Statements  ..............................................   F-130
CONCERT/SOUTHERN PROMOTIONS AND AFFILIATED COMPANIES
Report of Independent Auditors ...........................................................   F-136
Combined Balance Sheet as of December 31, 1997 ...........................................   F-137
Combined Statement of Operations for the year ended December 31, 1997 ....................   F-138
Combined Statement of Cash Flows for the year ended December 31, 1997 ....................   F-139
Combined Statements of Stockholders' Equity for the year ended December 31, 1997 .........   F-140
Notes to Combined Financial Statements ...................................................   F-141
FALK ASSOCIATES MANAGEMENT ENTERPRISES, INC.
Report of Independent Auditors ...........................................................   F-144
Combined Balance Sheets as of December 31, 1996 and 1997 .................................   F-145
Combined Statements of Operations and Stockholders' Equity (Deficit) for the years ended
 December 31, 1996 and 1997 ..............................................................   F-146
Combined Statements of Cash Flows for the years ended December 31, 1996 and 1997 .........   F-147
Notes to Combined Financial Statements ...................................................   F-148
BLACKSTONE ENTERTAINMENT LLC
Report of Independent Auditors ...........................................................   F-152
Combined Balance Sheets as of December 31, 1996 and 1997 .................................   F-153
Combined Statements of Income for the years ended December 31, 1996 and 1997 .............   F-154
Combined Statements of Cash Flows for the years ended December 31, 1996 and 1997 .........   F-155
Combined Statement of Members' Equity ....................................................   F-156
Notes to Combined Financial Statements ...................................................   F-157
MAGICWORKS ENTERTAINMENT INCORPORATED
Report of Independent Certified Public Accountants .......................................   F-164
Consolidated Balance Sheets as of December 31, 1997 and 1996 .............................   F-165
Consolidated Statements of Income for the years ended December 31, 1997 and 1996  ........   F-166
Consolidated Statements of Stockholders Equity for the years ended December 31, 1997 and
 1996 ....................................................................................   F-167
Consolidated Statements of Cash Flows for the years ended December 31, 1997 and 1996 .....   F-168
Notes to Consolidated Financial Statements ...............................................   F-169

THE MARQUEE GROUP, INC.
Consolidated Balance Sheets at September 30, 1998 (unaudited) and December 31, 1997 ...   F-181
Consolidated Statements of Operations for the three and nine months ended September 30,
 1998 and 1997 (unaudited) ............................................................   F-182
Consolidated Statements of Cash Flows for the three and nine months ended September 30,
 1998 and 1997 (unaudited) ............................................................   F-183
Consolidated Statements of Stockholders' Equity for the nine months ended September 30,
 1998 (unaudited) .....................................................................   F-184
Notes to Consolidated Financial Statements ............................................   F-185
Report of Independent Auditors ........................................................   F-188
Consolidated Balance Sheet as of December 31, 1997 ....................................   F-189
Consolidated Statements of Operations for the years ended December 31, 1996 and 1997 ..   F-190
Consolidated Statements of Stockholders' Equity for the years ended December 31, 1996
 and 1997 .............................................................................   F-191
Consolidated Statements of Cash Flows for the years ended December 31, 1996 and 1997 ..   F-192
Notes to Consolidated Financial Statements ............................................   F-193

                   SFX ENTERTAINMENT, INC. AND SUBSIDIARIES
                          CONSOLIDATED BALANCE SHEETS
                     (IN THOUSANDS, EXCEPT SHARE AMOUNTS)


                                                                            September 30,   December 31,
                                                                                 1998           1997
                                                                            ----------      --------
ASSETS                                                                      (Unaudited)
Current assets:
 Cash and cash equivalents                                                  $   65,589      $  5,979
 Accounts receivable                                                            68,042         3,831
 Prepaid expenses                                                               27,375            --
 Receivables from equity investees                                                 974            --
 Other current assets                                                            3,747         1,410
                                                                            ----------      --------
Total current assets                                                           165,727        11,220
Property and equipment, net                                                    275,000        59,685
Deferred acquisition costs                                                         551         6,213
Goodwill and other intangible assets, net                                      904,929        60,306
Investment in and receivables from equity investees, less current portion       22,406           937
Note receivable from related parties and employees                              12,610            --
Other assets                                                                    10,325         8,581
                                                                            ----------      --------
TOTAL ASSETS                                                                $1,391,548      $146,942
                                                                            ==========      ========
LIABILITIES AND SHAREHOLDERS' EQUITY
 Current liabilities:
 Accounts payable and accrued expenses                                      $   66,202      $  2,715
 Deferred revenue                                                               73,608         3,603
 Income taxes payable                                                              480         1,707
 Due to SFX Broadcasting                                                        26,250        11,539
 Current portion of long-term debt                                               4,238           755
 Current portion of capital lease obligations                                      674           168
 Current portion of deferred purchase consideration                              2,313         1,950
                                                                            ----------      --------
Total current liabilities                                                      173,765        22,437
Long-term debt, less current portion                                           714,884        14,929
Capital lease obligations, less current portion                                 12,248           326
Deferred purchase consideration, less current portion                            8,117         4,289
Deferred income taxes                                                           60,601         2,817
Other                                                                            5,354            --
                                                                            ----------      --------
TOTAL LIABILITIES                                                              974,969        44,798
Minority interest                                                                3,868            --
Temporary equity - stock subject to redemption                                  16,500            --
Shareholders' equity:
 Preferred Stock, $.01 par value, 25,000,000 shares authorized, none issued and outstanding as of September 30, 1998 and December 31,
   1997                                                                             --            --
 Class A common stock, $.01 par value, 100,000,000 shares
   authorized,28,753,194 and 13,579,024 shares issued and outstanding
   as of September 30, 1998 and December 31, 1997, respectively                    288           136
 Class B common stock, $.01 par value, 10,000,000 shares
   authorized,1,697,037 and 1,047,037 shares issued and outstanding as
   of September 30, 1998 and December 31, 1997, respectively                        17            10
Additional paid in capital                                                     431,617        98,184
Deferred compensation                                                           (7,397)           --
Accumulated (deficit) earnings                                                 (28,314)        3,814
                                                                            ----------      --------
Total shareholders' equity                                                     396,211       102,144
                                                                            ----------      --------
TOTAL LIABILITIES AND SHAREHOLDERS' EQUITY                                  $1,391,548      $146,942
                                                                            ==========      ========

                            See accompanying notes.

                   SFX ENTERTAINMENT, INC. AND SUBSIDIARIES
                     CONSOLIDATED STATEMENTS OF OPERATIONS
                       (IN THOUSANDS, EXCEPT SHARE DATA)
                                  (UNAUDITED)



                                                               Three Months Ended September 30,
                                                               --------------------------------
                                                                     1998           1997
                                                               --------------  ----------------
Revenue                                                           $   388,034    $    43,425
Operating expenses:
 Cost of revenue                                                      331,857         35,569
 Depreciation and amortization, including $1,014 of integration
   costs in 1998                                                       21,207          2,345
 Corporate expenses, net of Triathlon fees                              2,510            259
 Non-cash charges                                                         843             --
                                                                 ------------    -----------
                                                                      356,417         38,173
                                                                 ------------    -----------
Income from operations                                                 31,617          5,252
Income from equity investments                                         (2,139)        (1,344)
Interest expense                                                       13,488            378
Investment income                                                        (967)           (95)
Minority interest                                                         916             --
                                                                 ------------    -----------
Income before provision for income taxes                               20,319          6,313
Provision for income taxes                                              1,983          2,952
                                                                 ------------    -----------
Net income                                                             18,336          3,361
Accretion on stock subject to redemption                                 (825)             -
                                                                 ------------    -----------
Net income applicable to common shares                            $    17,511    $     3,361
                                                                 ============    ===========
Basic Earnings per common share                                   $      0.58    $      0.23
                                                                 ============    ===========
Dilutive earnings per common share                                $      0.57    $      0.23
                                                                 ============    ===========
Weighted average basic common shares outstanding                   30,420,883     14,626,061
Weighted average dilutive common shares outstanding                30,881,777     14,626,061

                            See accompanying notes.

                   SFX ENTERTAINMENT, INC. AND SUBSIDIARIES
                     CONSOLIDATED STATEMENTS OF OPERATIONS
                       (IN THOUSANDS, EXCEPT SHARE DATA)
                                  (UNAUDITED)



                                                                Nine Months Ended September 30,
                                                               --------------------------------
                                                                     1998           1997
                                                               --------------  ----------------
Revenue                                                           $   680,376   $    74,396
Operating expenses:
 Cost of revenue                                                      602,538        63,045
 Depreciation and amortization, including $1,264 of integration
   costs in 1998                                                       40,381         4,041
 Corporate expenses, net of Triathlon fees                              5,839         1,307
 Non-cash charges                                                      32,895            --
                                                                 ------------   -----------
                                                                      681,653        68,393
                                                                 ------------   -----------
Income (loss) from operations                                          (1,277)        6,003
Income from equity investments                                         (3,964)       (1,344)
Interest expense                                                       31,709           956
Investment income                                                      (3,466)         (213)
Minority interest                                                       1,314            --
                                                                 ------------   -----------
Income (loss) before provision for income taxes                       (26,870)        6,604
Provision for income taxes                                              3,333         2,952
                                                                 ------------   -----------
Net income (loss)                                                     (30,203)        3,652
Accretion on stock subject to redemption                               (1,925)           --
                                                                 ------------   -----------
Net income (loss) applicable to common shares                     $   (32,128)  $     3,652
                                                                 ============   ===========
Basic and dilutive net income (loss) per share                    $     (1.38)  $      0.25
                                                                 ============   ===========
Weighted average basic and dilutive common shares outstanding      23,262,122    14,382,778

                            See accompanying notes.

                   SFX ENTERTAINMENT, INC. AND SUBSIDIARIES
                CONSOLIDATED STATEMENTS OF SHAREHOLDERS' EQUITY
                                (IN THOUSANDS)
                                  (UNAUDITED)



                                                                   Nine Months Ended September 30,
                                                                  --------------------------------
                                                                         1998         1997
                                                                    -------------  ------------
Balances at January 1,                                                 $  102,144    $     --
 Net assets contributed by SFX Broadcasting                                    --      97,726
Liabilities in excess of assets of SFX Broadcasting, Inc. assumed in
 the Spin-Off, principally federal income taxes of $105.0 million        (129,237)         --
Sale of 8,050,000 Shares of Class A Common Stock                          329,004          --
Issuance of 5,837,874 shares of Class A Common Stock for
 acquisitions                                                              97,466          --
Issuance of 190,000 shares of Class A Common Stock pursuant to
 employment agreements                                                      8,511          --
Issuance of 650,000 shares of Class B Common Stock pursuant to
 employment agreements                                                     18,526          --
Net income (loss)                                                         (30,203)      3,652
                                                                      -----------   ---------
Balances at September 30                                               $  396,211    $101,378
                                                                      ===========   =========

                            See accompanying notes.

                   SFX ENTERTAINMENT, INC. AND SUBSIDIARIES
                     CONSOLIDATED STATEMENTS OF CASH FLOWS
                            (DOLLARS IN THOUSANDS)
                                  (UNAUDITED)

                                                                Nine Months Ended September 30,
                                                                -------------------------------
                                                                        1998         1997
                                                                     --------      -------
Operating activities:
Net (loss) income                                                   $  (30,203)   $   3,652
Adjustment to reconcile net (loss) income to net cash provided by operating activities:
 Depreciation and amortization, including $1,264 of integration
   costs                                                                40,381        4,041
 Pretax income of equity investees, net of distributionsreceived         1,030          458
 Non-cash charges                                                       32,895           --
 Minority interest                                                       1,314           --
Changes in operating assets and liabilities, net of amounts
 acquired:
 Accounts receivable                                                    (9,620)      (1,019)
 Prepaid expenses                                                       (6,296)      (2,419)
 Other current assets                                                   (1,744)          --
 Other assets                                                           (3,191)        (275)
 Receivable from related parties and employees                          (2,162)          --
 Accountspayable and accrued expenses                                  (14,475)       2,641
 Accrued interest and dividends                                          7,595           --
 Deferred revenue                                                        6,783       (6,290)
                                                                   -----------   ----------
Net cash provided by operating activities                               22,307          789
                                                                   -----------   ----------
Investing activities:
 Purchases of businesses, net of cash acquired                        (807,135)     (69,645)
 Deposits and other payments for pending acquisitions                     (551)          --
 Purchases of property and equipment                                   (44,554)      (2,352)
                                                                   -----------   ----------
Net cash used in investing activities                                 (852,240)     (71,997)
                                                                   -----------   ----------
Financing activities:
 Capital contributed by SFX Broadcasting                                    --       78,855
 Proceedsfrom issuance of senior subordinated debt and
   borrowings under the credit agreement                               723,500           --
 Proceeds from sale of common stock                                    330,683           --
 Repayment of debt and capital lease obligation                        (33,049)        (553)
 Payments made to SFX Broadcasting pursuant to the Spin-Off           (113,876)          --
 Other, principally debt issuance costs                                (17,715)          --
                                                                   -----------   ----------
Net cash provided by financing activities                              889,543       78,302
                                                                   -----------   ----------
Net increase in cash and cash equivalents                               59,610        7,094
Cash and cash equivalents at beginning of period                         5,979           --
                                                                   ===========   ==========
Cash and cash equivalents at end of period                          $   65,589    $   7,094
                                                                   ===========   ==========
Supplemental disclosure of cash flow information:
Cash paid for interest                                              $   22,807    $     897
                                                                   ===========   ==========
Cash paid for income taxes                                          $   17,217    $      --
                                                                   ===========   ==========

Supplemental disclosure of non-cash investing and financing activities:

 o Issuance of equity securities, including deferred equity security issuance and assumption of debt in connection with certain acquisitions (see Note
   1).

 o Agreements to pay future cash consideration in connection with certain acquisitions (see Note 1).

 o The balance sheet includes certain assets and liabilities that have been contributed to the Company by SFX Broadcasting.


                            See accompanying notes.

                   SFX ENTERTAINMENT, INC. AND SUBSIDIARIES
                  NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                                  (UNAUDITED)


1. ORGANIZATION AND BASIS OF PRESENTATION

SFX Entertainment, Inc. ("SFX" or the "Company") is a leading promoter, producer and venue operator for live entertainment events. In addition, the Company is a leading full-service marketing and management company specializing in the representation of team sports athletes, primarily in professional basketball.

The Company owns and/or operates the largest network of venues in the country used principally for music concerts and other live entertainment events. Upon completion of all pending acquisitions, it will have 68 venues either directly owned or operated under lease or exclusive arrangements, including 13 amphitheaters in 9 of the top 10 markets. The Company also develops and manages touring Broadway shows, selling subscriptions series in 38 of the markets that maintain active touring schedules with approximately 240,000 subscribers last year. Through its large number of venues and the long operating histories of the businesses it has acquired, SFX operates an integrated franchise that promotes and produces a broad variety of live entertainment events locally, regionally and nationally. Pro forma for all completed acquisitions, during 1997, approximately 30 million people attended 11,300 events promoted and/or produced by SFX, including approximately 5,400 music concerts, 5,600 theatrical shows and over 200 specialized motor sports events.

SFX was formed as a wholly-owned subsidiary of SFX Broadcasting, Inc. in December 1997 and as the parent company of SFX Concerts, Inc ("Concerts"). Concerts was formed in January 1997 to acquire and hold SFX Broadcasting's live entertainment operations. The Company had no substantive operations until its acquisition of Delsener/Slater Enterprises, Ltd. and affiliated companies ("Delsener/Slater") in January 1997.

In August 1997, SFX Broadcasting agreed to the merger (the "Broadcasting Merger Agreement") among SBI Holdings, Inc. (the "Buyer"), SBI Radio Acquisition Corporation, a wholly owned subsidiary of the Buyer, and SFX Broadcasting (the "Broadcasting Merger") and to the spin-off of the Company to the shareholders of SFX Broadcasting (the "Spin-Off"). The Spin-Off was completed on April 27, 1998 and the Broadcasting Merger was completed on May 29, 1998.

Information with respect to the three and nine months ended September 30, 1998 and 1997 is unaudited. The accompanying unaudited consolidated financial statements have been prepared in accordance with generally accepted accounting principles for interim financial information and Rule 10-01 of Regulation S-X. Accordingly, they do not include all the information and footnotes required by generally accepted accounting principles for complete financial statements. In the opinion of management, the unaudited interim financial statements contain all adjustments, consisting of normal recurring accruals, necessary for a fair presentation of the financial position, results of operations and cash flows of the Company, for the periods presented.

In June 1997, the Financial Accounting Standards Board issued Statement No. 131 ("SFAS 131"), "Disclosure About Segments of an Enterprise and Related Information," which establishes new standards for the way that public business enterprises report information about operating segments in annual financial statements and requires that these enterprises report selected information about operating segments in interim financial reports. It also establishes standards for related disclosures about products and services, geographic areas and major customers. SFAS 131 is effective for financial statements for fiscal years beginning after December 31, 1997, and therefore the Company will adopt the new requirements in 1998. Management has completed its review of SFAS 131 and as such has preliminarily determined that its reportable segments will be music, theatrical, sports and other.

The Company's operations and revenues are largely seasonal in nature, with generally higher revenue generated in the second and third quarters of the year. The Company's outdoor venues are primarily utilized in the summer months and do not generate substantial revenue in the late fall, winter and early spring. Similarly, the musical concerts that the Company promotes largely occur in the second and third quarters. To the extent that the Company's entertainment marketing and consulting relate to musical concerts, they also predominantly generate revenues in the second and third quarters. However, this seasonality is somewhat offset by typically non-summer seasonal businesses such as touring Broadway Shows (which typically tour between September and May) and motor sports (which produces revenue predominantly in the first quarter).


2. ACQUISITIONS

1997 Acquisitions

In January 1997, SFX Broadcasting acquired Delsener/Slater, a concert promotion company which has long-term leases or is the exclusive promoter for seven of the major concert venues in the New York City metropolitan area. In March 1997, the Company acquired the stock of certain companies which own and operate the Meadows Music Theater (the "Meadows"), an indoor/outdoor complex located in Hartford, Connecticut. In June 1997, the Company acquired the stock of Sunshine Promotions, Inc. and certain other related companies ("Sunshine Promotions"), an owner-operator of venues and a concert promoter in the Midwest.

The Delsener/Slater, Meadows, and Sunshine Promotions acquisitions are collectively referred to herein as the "1997 Acquisitions." The 1997 Acquisitions were financed through capital contributions from SFX Broadcasting and were accounted for under the purchase method of accounting.

1998 Acquisitions

 Westbury

On January 8, 1998, the Company acquired certain companies which hold a long-term lease for Westbury Music Fair, located in Westbury, New York, (the "Westbury Acquisition") for an aggregate consideration of approximately $3.0 million in cash and 75,019 shares of the Company's Class A Common Stock. During the period between the closing and January 8, 2000, the Company has the right to repurchase all of such shares for an aggregate consideration of $2.0 million and the seller has the right to require the Company to purchase all of such shares for an aggregate consideration of $750,000.

 BGP

On February 24, 1998, the Company acquired all of the outstanding capital stock of BG Presents ("BGP"), an owner-operator of venues for live entertainment and a promoter in the San Francisco Bay area (the "BGP Acquisition"), for total consideration of approximately $80.3 million (including the repayment of $12.0 million in BGP debt and the issuance upon the Spin-Off of 562,640 shares of Class A Common Stock of the Company valued by the parties at $7.5 million). The sellers of BGP provided net working capital (as defined in the acquisition agreement) at the closing in an amount equal to or greater than long-term debt.


 PACE

On February 25, 1998, the Company acquired all of the outstanding capital stock of PACE Entertainment Corporation ("PACE"), a diversified producer and promoter of live entertainment in the United States (the "PACE Acquisition"), for total consideration of approximately $150.1 million (including issuance upon the Spin-Off of 1,500,000 shares of the Company's Class A Common Stock valued by the parties at $20.0 million and assumption of approximately $20.6 million of debt). In related transactions, the Company acquired, for total consideration of $90.6 million comprised of $41.4 million in cash, the repayment of approximately $43.1 million of debt and the assumption of approximately $6.1 million of debt related to a capital lease, the 66 2/3% ownership interests of Blockbuster Entertainment Corporation and Sony Music Entertainment, Inc. in Amphitheater Entertainment Partnership, a partner of PACE in the Pavilion Partners venue partnership. As a result, the Company owns 100% of Pavilion Partners.

The PACE Acquisition agreement further provides that each seller of PACE shall have an option, exercisable during a period beginning on the fifth anniversary of the closing of the PACE Acquisition and ending 90 days thereafter, to require the Company to purchase up to one-third of the PACE consideration stock received by such PACE seller for a cash purchase price of $33.00 per share. With certain limited exceptions, these option rights are not assignable by the PACE sellers. The stock, which is subject to redemption, has been recorded as temporary equity on the accompanying consolidated balance sheet and is being accreted over a five-year period.


Under the terms of an employment agreement entered into by the Company with an officer of PACE, the officer will have the right, two years from the date of the acquisition, to purchase PACE's motor sports division at fair value. If the motor sports division has been sold by the Company, the officer would be entitled to purchase PACE's theatrical division for its fair value. In addition, on March 25, 1998, PACE paid $4.0 million to acquire a 67% interest in certain assets and liabilities of USA Motor Sports, a producer and promoter of motor sports events. The remaining 33% interest is owned by the Contemporary Group.


 Contemporary


On February 27, 1998, the Company acquired the Contemporary Group ("Contemporary"), a fully-integrated live entertainment and special event promoter and producer, venue owner and operator and consumer marketer, for total consideration of approximately $101.4 million comprised of $72.8 million in cash, a payment for working capital of approximately $9.9 million and the issuance of preferred stock of the Company valued by the parties at $18.7 million which, upon the Spin-Off, was converted into 1,402,850 shares of Class A Common Stock of the Company (the "Contemporary Acquisition"). The Contemporary Acquisition involved the merger of Contemporary International Productions Corporation with and into the Company, the acquisition by a wholly owned subsidiary of the Company of substantially all of the assets, excluding certain cash and receivables, of the remaining members of Contemporary and the acquisition by Contemporary of the 50% interest in the Riverport Amphitheater Joint Venture not owned by Contemporary. If any of the Contemporary sellers owns any shares of the Company's Class A Common Stock received in the Contemporary Acquisition on the second anniversary of the closing date and the average trading price of such stock over the 20-day period ending on such anniversary date is less than $13.33 per share, then the Company will make a one-time cash payment to each individual holding such shares that is equal to the product of (i) the quotient of the difference between (A) the actual average trading price per share over such 20-day period and (B) $13.33 divided by two, multiplied by (ii) the number of shares of Class A Common Stock of the Company's received by such individual in the Contemporary Acquisition and owned as of such anniversary date. In May 1998 the Company placed 140,000 of the shares issued in connection with the Contemporary Acquisition into an escrow account. The Company may, at its sole discretion, cancel such shares at any time.


 Network


On February 27, 1998, the Company acquired the Network Magazine Group ("Network Magazine"), a publisher of trade magazines for the radio broadcasting industry, and SJS Entertainment Corporation ("SJS"), an independent creator, producer and distributor of music-related radio programming, services and research which it exchanges with radio broadcasters for commercial air-time which, in turn, is sold to national network advertisers (the "Network Acquisition"), for total consideration of approximately $66.8 million comprised of $52.0 million in cash, a payment for working capital of approximately $1.8 million, reimbursed sellers costs of $500,000, the purchase of an office building and property for $2.5 million and the issuance upon the Spin-Off of approximately 750,000 shares of Class A Common Stock of the Company valued by the parties at $10.0 million. The $2.5 million purchase of the office building and property is comprised of cash of approximately $700,000 and the assumption of debt of approximately $1.8 million. The Company is also obligated to pay the sellers an additional payment in Class A Common Stock or, at the Company's option, cash based on future operating results, as defined, generated on a combined basis by Network Magazine and SJS in 1998, up to a maximum of $14.0 million. In the Network Acquisition, the Company, through a wholly owned subsidiary, acquired all of the outstanding capital stock of each of The Album Network, Inc. and SJS Entertainment Corporation and purchased substantially all of the assets and properties and assumed substantially all of the liabilities and obligations of The Network 40, Inc.

 Concert/Southern

On March 4, 1998, the Company acquired Concert/Southern Promotions ("Concert/Southern"), a promoter of live music events in the Atlanta, Georgia metropolitan area (the "Concert/Southern Acquisition"), for total cash consideration of approximately $16.9 million, which includes a $300,000 payment for working capital.

 Avalon

On May 14, 1998, the Company acquired all of the outstanding equity interests of Irvine Meadows Amphitheater, New Avalon, Inc., TBA Media, Inc. and West Coast Amphitheater (collectively, "Avalon") for a cash purchase price of $26.8 million (subject to upward adjustment), including approximately $300,000 that the Company paid to reimburse the Avalon sellers for certain third party out of pocket expenses incurred in the development of the Camarillo Creek Amphitheatre (the "Avalon Acquisition"). Avalon is a concert promoter and producer that operates predominantly in the Los Angeles area.

 Oakdale

On June 3, 1998, the Company acquired certain assets of Oakdale Concerts, LLC and Oakdale Development Limited Partnership (collectively, "Oakdale"), a promoter and producer of concerts in Connecticut and the owner of the 4,800 seat Oakdale Music Theater, for a purchase price of $9.4 million in cash and the assumption of $2.5 million in liabilities (the "Oakdale Acquisition"). The Company also made a non-recourse loan to the Oakdale sellers in the amount of $11.4 million. In addition, pursuant the Oakdale Agreement, if the future operating results (as defined in the Oakdale Agreement) of the Oakdale Theater and the Meadows exceeds $5.5 million in 1999, the Company will be obligated to pay between 5.0 to 5.8 times the amount of such excess to the Oakdale sellers.

 FAME

On June 4, 1998, the Company acquired Falk Associates Management Enterprises, Inc. and Financial Advisory Management Enterprises, Inc. (collectively, "FAME"), a full-service marketing and management company which specializes in the representation of team sports athletes, primarily in professional basketball. The aggregate purchase price for FAME was approximately $82.2 million in cash (including approximately $7.9 million which the Company paid in connection with certain taxes incurred by FAME and the FAME sellers and excluding $4.7 million of taxes paid on behalf of the sellers which will be refunded to the Company in 1999) and 1.0 million shares of Class A Common Stock, valued at approximately $36.0 million (the "FAME Acquisition"). The agreement also provides for payments by the Company to the FAME sellers of additional amounts up to an aggregate of $15.0 million in equal annual installments over 5 years contingent on the achievement of certain operating performance targets. The agreement also provides for additional payments by the Company if FAME's operating performance exceed the targets by certain amounts.

 Don Law

On July 2, 1998, the Company acquired certain assets of Blackstone Entertainment, LLC ("Don Law"), a concert and theater promoter in New England, for an aggregate consideration of approximately $92.2 million, including the repayment of approximately $7.0 million in debt. Don Law currently owns and/or operates three venues in New England with an aggregate seating capacity of 27,400. Don Law also acts as the sole ticket operator for all of its own venues as well as several third party venues.

 Magicworks

On September 11, 1998, the Company purchased all of the outstanding shares of common stock of Magicworks Entertainment Incorporated ("Magicworks"), a producer and promoter of theatrical shows, musical concerts, ice skating shows and other live entertainment events. The total consideration was $118.9 million in cash, including approximately $3.2 million in fees and expenses and the repayment of $2.4 million in convertible notes which the Company is required to repay upon presentation for conversion into Magicworks stock (the "Magicworks Acquisition"). The acquisition was consummated by means of a tender offer (in which approximately 98.7% of Magicworks shares were purchased) followed by a merger (in which the remaining shares were converted into cash consideration).

 Other Acquisitions

During the third quarter of 1998, the Company completed the acquisition of seven companies in the theatrical and music segments, principally in the areas of programming, touring and merchandising (collectively the "Other Acquisitions"). The aggregate purchase price was $104.7 million in cash, approximately $10.0 million in stock (300,000 shares of the Company's Class A Common Stock) and $10.0 million of deferred payments. In addition, the Company is required to make a loan to certain sellers in an amount equal to taxes incurred by the sellers in connection with one of the transactions. The Company expects that the amount of the loan will be approximately $750,000.

The Westbury Acquisition, the BGP Acquisition, the PACE Acquisition, the Contemporary Acquisition, the Network Acquisition, the Concert/Southern Acquisition, the Avalon Acquisition, the Oakdale Acquisition, the FAME Acquisition, the Don Law Acquisition, the Magicworks Acquisition and the Other Acquisitions are collectively referred to herein as the "1998 Acquisitions." The 1998 Acquisitions were accounted for under the purchase method of accounting and funded with the proceeds of the Note Offering, the Equity Offering, the Credit Agreement (each as defined herein) and available cash. The purchase prices of the 1998 Acquisitions have been preliminarily allocated to the assets acquired and liabilities assumed and are subject to change.

Operating results for the 1997 Acquisitions and the 1998 Acquisitions are included herein from their respective acquisition dates. Operating results associated with the assets and liabilities contributed by SFX Broadcasting are also included herein. Prior to the Spin-Off, SFX Broadcasting provided various administrative services to the Company. SFX Broadcasting allocated these expenses on the basis of direct usage. In the opinion of management, this method of allocation was reasonable and allocated expenses approximated what the Company would have incurred on a stand-alone basis. Intercompany transactions and balances have been eliminated in consolidation.

The following pro forma summary represents the consolidated results for the nine months ended September 30, 1998 and the year ended December 31, 1997 as if the 1997 Acquisitions and the 1998 Acquisitions had occurred at January 1, 1997, after giving effect to certain adjustments, including amortization of intangible assets and interest expense on the acquisition debt. These pro forma results have been included for comparative purposes only and do not purport to be indicative of what would have occurred had the acquisitions been made as of that date or of results which may occur in the future (in thousands).

                                                       PRO FORMA
                                         Nine Months Ended        Year Ended
                                        September 30, 1998     December 31, 1997
                                       --------------------   ------------------
  Revenues                                  $ 925,531             $ 833,582
  Net loss                                  $ (19,659)            $ (42,559)
  Loss applicable to common shares          $   (0.65)            $   (1.40)

3. FINANCING

 Note Offering and Guarantees by Subsidiaries

On February 11, 1998, the Company completed an offering of $350.0 million 9 1/8% Senior Subordinated Notes (the "Notes" and "Note Offering") due 2008. Interest is payable on the Notes on February 1 and August 1 of each year. On July 15, 1998, the Company consummated the exchange of substantially identical publicly registered notes (the "Exchange Notes") for all outstanding Notes. All Notes were tendered for exchange and were cancelled upon the issuance of the same principal amount of Exchange Notes.

The Company is a holding company that has no operating assets or operations of its own. Substantially all of the Company's subsidiaries are wholly owned and have jointly and severally guaranteed the Company's indebtedness represented by the Exchange Notes (the "Guarantors"). Certain subsidiaries which are not wholly owned (the "Non-Guarantor Subsidiaries"), do not guarantee such indebtedness.

Full financial statements of the Guarantors and Non-Guarantor Subsidiaries have not been included because, pursuant to their respective guarantees, the Guarantors are jointly and severally liable with respect to the Exchange Notes and management believes that the Non-Guarantor Subsidiaries are not material to the Company on a consolidated basis. Accordingly, the Company does not believe that the information contained in separate full financial statements of the Guarantors or Non-Guarantor Subsidiaries would be material to investors. The following are summarized unaudited statements setting forth certain financial information concerning the Guarantors and Non-Guarantor Subsidiaries as of and for the nine months ended September 30, 1998 (in thousands).




                                               SFX                                                             SFX
                                          Entertainment                  Non-Guarantor                    Entertainment
                                               Inc.        Guarantors     Subsidiaries    Eliminations    Consolidated
                                         --------------- -------------- --------------- ---------------- --------------
Current assets                             $    8,910      $  148,522      $ 8,295        $         --     $  165,727
Property and equipment, net                     8,905         256,182        9,913                  --        275,000
Goodwill and other intangible assets,
 net                                           29,972         853,660       21,297                  --        904,929
Investment in subsidiaries                  1,111,914          22,406           --          (1,111,914)        22,406
Other assets                                    3,648          16,768        3,070                  --         23,486
                                           ----------      ----------      -------        ------------     ----------
 Total assets                              $1,163,349      $1,297,538      $42,575        $ (1,111,914)    $1,391,548
                                           ==========      ==========      =======        ============     ==========
Current liabilities                        $   42,455      $  127,678      $ 3,632        $         --     $  173,765
Long-term debt, less current portion          697,753          29,379       12,767             (12,767)       727,132
Other liabilities                              10,430          63,179          463                  --         74,072
Minority interest                                  --           2,579        1,289                  --          3,868
Temporary equity                               16,500              --           --                  --         16,500
Shareholders' equity                          396,211       1,074,723       24,424          (1,099,147)       396,211
                                           ----------      ----------      -------        ------------     ----------
 Total liabilities and shareholders'
   equity                                  $1,163,349      $1,297,538      $42,575        $ (1,111,914)    $1,391,548
                                           ==========      ==========      =======        ============     ==========
Revenue                                    $       --      $  659,858      $20,518        $         --     $  680,376
Operating expenses                             48,047         615,916       17,690                  --        681,653
Interest expense, net                          27,669             591          507                (524)        28,243
Minority interest                                  --             392          922                  --          1,314
Income from equity investments                     --          (3,964)          --                  --         (3,964)
Provision for income taxes                         --           3,333           --                  --          3,333
                                           ----------      ----------      -------        ------------     ----------
Net (loss) income                          $  (75,716)     $   43,590      $ 1,399        $        524     $  (30,203)
                                           ==========      ==========      =======        ============     ==========
Cash flow from operations                  $  (45,994)     $   70,023      $(1,722)       $         --     $   22,307
Cash flow used in investing activities       (844,051)         (7,816)        (373)                 --       (852,240)
Cash flow from financing activities           891,252          (1,704)          (5)                 --        889,543
Cash at the beginning of the period                --           2,916        3,063                  --          5,979
                                           ----------      ----------      ---------      ------------     ----------
Cash at the end of the period              $    1,207      $   63,419      $   963        $         --     $   65,589
                                           ==========      ==========      =========      ============     ==========

The following are summarized unaudited statements setting forth certain financial information concerning the Guarantors and Non-Guarantor Subsidiaries as of and for the three months ended September 30, 1998 (in thousands).




                                         SFX                                                                   SFX
                                    Entertainment                      Non-Guarantor                      Entertainment
                                         Inc.          Guarantors       Subsidiaries     Eliminations     Consolidated
                                   ---------------   --------------   ---------------   --------------   --------------
Revenue                               $      --         $372,039          $15,995           $   --          $388,034
Operating expenses                        7,745         335,722            12,950               --           356,417
Interest expense, net                    12,361             119               208             (167)           12,521
Minority interest                            --                (7)            923               --               916
Income from equity investments               --          (2,139)               --               --            (2,139)
Provision for income taxes                   --           1,983                --               --             1,983
                                      ---------         ---------         -------           ------          --------
Net (loss) income                     $ (20,106)        $36,361           $ 1,914           $  167          $ 18,336
                                      =========         =========         =======           ======          ========

 Credit Agreement

On February 26, 1998, the Company executed a Credit and Guarantee Agreement (the "Credit Agreement" or "Credit Facility") which established a $300.0 million senior secured credit facility comprised of (i) a $150.0 million eight-year term loan (the "Term Loan") and (ii) a $150.0 million seven-year reducing revolving credit facility (the "Revolver"). In addition, in September 1998, the Company received an increase in its borrowing availability under the Revolver by $50.0 million, which increased the Company's availability under the Credit Agreement to $350.0 million. Loans outstanding under the Credit Facility bear interest, at the Company's option, at 1.875 to 2.375 percentage points over LIBOR or the greater of the Federal Funds rate plus 0.50% or the Bank of New York's prime rate. The interest rate spreads on the Term Loan and the Revolver are adjusted based on the Company's Total Leverage Ratio (as defined in the Credit Agreement). The Company pays a per annum commitment fee on unused availability under the Revolver of 0.50% to the extent that the Company's Leverage Ratio is greater than or equal to 4.0 to 1.0, and 0.375% if such ratio is less than 4.0 to 1.0 and a per annum letter of credit fee equal to the Applicable LIBOR Margin (as defined in the Credit Agreement) for the Revolver then in effect. Borrowings under the Credit Agreement are secured by substantially all of the assets of the Company, including a pledge of the outstanding stock of substantially all of its subsidiaries and guaranteed by all of the Company's subsidiaries. As of November 13, 1998, the Company had borrowed $346.0 million under the Credit Agreement to consummate certain of the 1998 Acquisitions.

In addition, the Company has received a commitment letter from its lenders to replace its existing credit facility with a new $600.0 million credit facility. The new facility is subject to the execution of a definitive agreement and will differ from the current credit facility in several respects including applicable financial ratios, interest rate margins and term of repayment. The Company and its lenders are presently reviewing the pending commitment in light of recent developments in the credit markets. The Company may renegotiate the existing commitment, which renegotiations may significantly alter the principal terms, or the Company may consider alternative forms of debt financing. If a new credit facility is consummated and the terms of the agreement are substantially different than the terms of the existing credit facility, the Company may be required to write off the remaining deferred financing costs related to the current credit facility in the form of an extraordinary loss.

 Equity Offering

On May 27, 1998, the Company consummated an offering of 8,050,000 shares of Class A Common Stock at an offering price of $43.25 per share (the "Equity Offering"). The proceeds received by the Company, after deducting the underwriting discount and offering expenses, were approximately $329.0 million. The proceeds were used to (i) repay certain indebtedness and consummate certain of the 1998 Acquisitions and (ii) pay $93.7 million of the tax indemnification obligation related to the Spin-Off (see Note 6).

4. CAPITAL STOCK

In order to facilitate the Spin-Off, the Company revised its capital structure to increase its authorized capital stock and to effect a stock split. The authorized capital stock of the Company consists of 110,000,000 shares of Common Stock (comprised of 100,000,000 shares of Class A Common Stock and 10,000,000 shares of Class B Common Stock), and 25,000,000 shares of preferred stock, par value $.01 per share.

In the Spin-Off, (a) 13,579,024 shares of Class A Common Stock were distributed to holders on the Spin-Off record date of SFX Broadcasting's Class A Common Stock, Series D preferred stock and interests in SFX Broadcasting's director deferred stock ownership plan, including 609,856 shares of Class A Common Stock issued upon the exercise of certain warrants of SFX Broadcasting and (b) 1,047,037 shares of Class B Common Stock were distributed to holders on the Spin-Off record date of SFX Broadcasting Class B Common Stock. The financial statements have been retroactively adjusted to reflect this transaction.

Holders of Class A Common Stock and Class B Common Stock vote as a single class on all matters submitted to a vote of the stockholders, with each share of Class A Common Stock entitled to one vote and each share of Class B Common Stock entitled to ten votes, except (a) for the election of directors, (b) with respect to any "going private" transaction between the Company and Mr. Sillerman or any of his affiliates and (c) as otherwise provided by law.

The Board of Directors has the authority to issue preferred stock and will assign the designations and rights at the time of issuance.

During January 1998, the Board of Directors and SFX Broadcasting, as sole stockholder, approved and adopted a stock option and restricted stock plan providing for the issuance of restricted shares of the Company's Class A Common Stock and options to purchase shares of the Company's Class A Common Stock totaling up to 2,000,000 shares. In January 1998, the Company granted options exercisable for an aggregate of 345,000 shares of the Company's Class A Common Stock at an exercise price of $5.50 which will vest over three years and 7,500 shares of the Company's Class A Common Stock at an exercise price of $5.50 which vests over one year. The Company will record non-cash compensation charges over the three-year vesting period of approximately $3.3 million annually. Between April and August 1998, the Company granted options exercisable for an aggregate of 1,629,666 shares of Class A Common Stock at exercise prices ranging from $29.125 to $45.875.

During January 1998, in connection with the expectation of certain executive officers entering into employment agreements with the Company, the Board of Directors, upon recommendation of the Compensation Committee, approved the sale of an aggregate of 650,000 shares of the Company's Class B Common Stock and 190,000 shares of the Company's Class A Common Stock to certain officers for a purchase price of $2.00 per share. Such shares were issued in April 1998. A non-cash charge to earnings was recorded by the Company in the second quarter of approximately $23.9 million associated with the sale.

The Board of Directors also approved the issuance of shares of the Company's Class A Common Stock to holders of stock options or stock appreciation rights ("SARs") of SFX Broadcasting as of the Spin-Off record date, whether or not vested. The issuance was approved to allow such holders of these options or SARs to participate in the Spin-Off in a similar manner to holders of SFX Broadcasting's Class A Common Stock. Additionally, many of the option holders will become officers, directors and employees of the Company.


5. NON-CASH CHARGES

Non-cash charges recorded in the second and third quarters of 1998 of $32.9 million consisted of (a) $23.9 million of compensation related to the sale of 650,000 shares of Class B Common Stock and 190,000 shares of Class A Common Stock at a purchase price of $2.00 per share to certain executive officers pursuant to employment agreements, (b) $7.5 million associated with the issuance of 247,177 shares of Class A Common Stock to Mr. Robert F.X. Sillerman, Executive Chairman of the Company, in connection with the repurchase of shares of SFX Broadcasting issued to the sellers of the Meadows and (c) $1.5 million related to the issuance of stock options to certain executive officers pursuant to employment agreements exercisable for an aggregate of 352,500 shares of Class A Common Stock.

In addition, a $2.7 million write down of the remaining balance of the deferred expense relating to the Triathlon Broadcasting Company ("Triathlon") agreement was recorded in the second quarter of 1998 as a result of Triathlon's recent agreement to be acquired by a third party. If a third party acquires Triathlon, the consulting fee agreement would be terminated. The write down was recorded as a charge to amortization expense.


6. SPIN-OFF

Pursuant to the terms of the Spin-Off, SFX Broadcasting contributed to the Company all of the assets relating to its live entertainment businesses and the Company assumed all of SFX Broadcasting's liabilities pertaining to the live entertainment businesses, as well as certain other liabilities including the obligation to make change of control payments to certain employees of SFX Broadcasting of approximately $5.0 million, as well as the obligation to indemnify one-half of certain of these employees' excise tax. At the time of the Broadcasting Merger, the Company preliminarily received $2.0 million of net Working Capital (as defined in the Broadcasting Merger Agreement). Any additional payments which may be payable upon the final determination of the Working Capital will be reflected as an increase or decrease, as the case may be, to equity.

In connection with the Spin-Off, the Company entered into a tax sharing agreement with SFX Broadcasting. Pursuant to the tax sharing agreement, as amended, the Company is responsible for certain taxes incurred by SFX Broadcasting, including income taxes imposed with respect to income generated by the Company for periods prior to the Spin-Off and taxes resulting from gain recognized by SFX Broadcasting in the Spin-Off. The Company believes that the amount of taxes it will be required to pay in connection with the Spin-Off will be approximately $120.0 million, of which $93.7 million was paid on or before September 30, 1998. The remaining $26.3 million portion of the tax indemnity payment is payable on December 31, 1998. Management's estimates of the amount of the indemnity payment are based on assumptions which management believes are reasonable. However, upon the completion of all final tax returns, including any potential tax audits, such assumptions could be modified in a manner that would result in a significant variance in the actual amount of the tax indemnity.


7. DILUTIVE EARNINGS PER SHARE

A reconciliation of the number of shares used for calculating basic earnings per common share and diluted earnings per common share for the three months ended September 30, 1998 follows:



  Average number of common shares outstanding      30,420,883
  Effect of stock options                             460,894
                                                   ----------
                                                   30,881,777
                                                   ==========

Options to purchase 1,117,666 shares of common stock at prices ranging from $43.25 to $45.88 were outstanding at September 30, 1998, but were not included in the computation of diluted earnings per common share because the options' exercise price was greater than the average market price of the Company's common stock during the three months ended September 30, 1998. In addition, diluted earnings per share was not adjusted for the impact of common stock issued to the PACE sellers, which is subject to redemption by the Company, because to do so would have been antidilutive.

Outstanding stock options at September 30, 1998 had no dilutive effect on basic earnings per share during the nine months ended September 30, 1998 due to the Company's net loss position. The Company did not have any dilutive securities outstanding during the nine-months and three-months ended September 30, 1997.


8. COMMITMENTS AND CONTINGENCIES

Pursuant to a real estate purchase agreement with the sellers of Oakdale, the Company has agreed to purchase the land, building and improvements of the Oakdale Theater at the end of the Company's fifteen-year lease of the premises in June 2013 for $15.4 million. In June 1998, the Company extended an $11.4 million note receivable to the sellers which is secured by the property.

While the Company is involved in several law suits and claims arising in the ordinary course of business, the Company is not currently a party to any legal proceeding that the Company believes would have a material adverse effect on its business, financial position or results of operations.


9. SUBSEQUENT EVENTS

Pending Acquisitions

 Marquee

The Company has entered into an agreement and plan of merger (the "Marquee Merger Agreement"), dated as of July 23, 1998, as amended, with The Marquee Group, Inc. ("Marquee"), pursuant to which Marquee will become a wholly-owned subsidiary of the Company. Pursuant to the Marquee Merger Agreement, at the effective time of the merger, each outstanding share of common stock of Marquee will be converted into the right to receive shares of the Company's Class A Common Stock based on the exchange ratio, calculated as follows: (i) if the Company's stock price (the average of the last reported sale for the fifteen consecutive trading days ending on the fifth trading day prior to the effective time of the merger) is $42.75 or less, then the exchange ratio will equal 0.1111; and (ii) if the Company's stock price is greater than $42.75, then the exchange ratio will equal the quotient obtained by dividing $4.75 by the Company's stock price. Marquee is a publicly traded company that provides integrated event management, television production, marketing and consulting services in the sports, news and entertainment industries. The Company expects to incur approximately $6.0 million in fees and expenses related to the transaction.


 Cellar Door


On August 13, 1998, the Company and the beneficial owner of all of the outstanding equity interests of the entities comprising the Cellar Door Group of Companies (collectively, "Cellar Door") entered into a letter of intent with respect to the Company's acquisition of all of the outstanding capital stock of Cellar Door (the "Cellar Door Acquisition"). Pursuant to the letter of intent, the aggregate purchase price for Cellar Door will be $70.0 million in cash payable at closing, Class A Common Stock with a value of $20.0 million (based upon the average closing price of the Class A Common Stock for the twenty business day period ending on the business day prior to the closing) and $8.5 million payable in five equal annual installments beginning on the first anniversary of the closing date. In addition, the Company will issue to the seller options to purchase 100,000 shares of the Company's Class A Common Stock. The closing will be subject to customary closing conditions, including the entry into a definitive acquisition agreement and obtaining the required approval under the HSR Act (as defined herein). If the Company is unable to complete the Cellar Door Acquisition, it may be required to pay the seller $10.0 million as liquidated damages. Cellar Door is a leading promoter and producer of live entertainment events. The Company expects to incur approximately $1.5 million in fees and expenses related to the transaction.


The Marquee merger and the Cellar Door Acquisition are collectively referred to herein as the "Pending Acquisitions." The Company expects to complete the Pending Acquisitions during the first quarter of 1999. However, the timing and completion of the Pending Acquisitions are subject to a number of conditions, including the approval of the stockholders of Marquee, the expiration or termination of any applicable waiting period under the Hart-Scott-Rodino Antitrust Improvements Act of 1976 for the Cellar Door Acquisition, and the receipt of all applicable consents from third parties and regulatory agencies. Certain of these conditions are beyond the Company's control and there can be no assurance that each of the Pending Acquisitions will be consummated during the first quarter of 1999, on the terms described herein, or at all. In connection with the HSR Act filing for the Marquee merger, the Company received notice of a preliminary inquiry from the Antitrust Division of the U.S. Department of Justice relating to the Cellar Door Acquisition and seeking information on the overall scope of the Company's operations. The Company intends to cooperate with the Department of Justice inquiry. While the Company believes that the Cellar Door Acquisition, along with the Company's overall business and plan of acquisitions, are in compliance with applicable antitrust laws, there can be no assurance that the results of such inquiry will not have a material adverse impact on the Company's ability to consummate the Cellar Door Acquisition or its business, results of operations and financial conditions.


Stock Incentive Plan


Following a recommendation of the Company's compensation committee, the Company has, subject to stockholder approval, adopted a new incentive stock option plan covering options to acquire up to three million shares of the Company's Class A Common Stock. The plan will be designed to broaden the equity ownership of the Company's employees at all levels. The Company anticipates that the proposed stock plan will be submitted to a vote of the stockholders at the Company's first annual meeting scheduled to be held in the spring of 1999.

                        REPORT OF INDEPENDENT AUDITORS



Board of Directors
SFX Entertainment, Inc.


     We have audited the accompanying consolidated balance sheet of SFX Entertainment, Inc. as of December 31, 1997, and the related consolidated statements of operations and cash flows for the year then ended. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audit.


     We conducted our audit in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.


     In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the consolidated financial position of SFX Entertainment, Inc. at December 31, 1997, and the consolidated results of their operations and their cash flows for the year then ended, in conformity with generally accepted accounting principles.



                                        ERNST & YOUNG LLP



New York, New York
March 5, 1998, except
for Notes 1 and 11, as to
which the date is April 27, 1998

                        REPORT OF INDEPENDENT AUDITORS



Board of Directors
Delsener/Slater Enterprises, Ltd.


     We have audited the accompanying consolidated balance sheet of Delsener/Slater Enterprises, Ltd. and Affiliated Companies as of December 31, 1996, and the related consolidated statements of operations and cash flows for each of the two years in the period ended December 31, 1996. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.


     We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.


     In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the consolidated financial position of Delsener/Slater Enterprises, Ltd. and Affiliated Companies at December 31, 1996, and the consolidated results of their operations and their cash flows for each of the two years in the period ended December 31, 1996, in conformity with generally accepted accounting principles.



                                        ERNST & YOUNG LLP



New York, New York
October 2, 1997

                            SFX ENTERTAINMENT, INC.

                          CONSOLIDATED BALANCE SHEETS
                 (DOLLARS IN THOUSANDS EXCEPT PER SHARE DATA)




                                                                                      DECEMBER 31,
                                                                               --------------------------
                                                                                              PREDECESSOR
                                                                                   1997          1996
                                                                               -----------   ------------
ASSETS
Current assets:
 Cash and cash equivalents ...................................................  $  5,979        $5,253
 Accounts receivable .........................................................     3,831           159
 Prepaid expenses and other current assets ...................................     1,410           779
                                                                                --------        ------
Total current assets .........................................................    11,220         6,191
Property and equipment, net ..................................................    59,685         2,231
Deferred acquisition costs ...................................................     6,213            --
Goodwill, net ................................................................    60,306            --
Investment in unconsolidated subsidiaries ....................................       937           458
Note receivable from employee ................................................       900            --
Other assets .................................................................     7,681            --
                                                                                --------        ------
Total assets .................................................................  $146,942        $8,880
                                                                                ========        ======
LIABILITIES AND SHAREHOLDER'S EQUITY
Current liabilities:
 Accounts payable and accrued expenses .......................................  $  2,715        $6,078
 Deferred revenue ............................................................     3,603            18
 Income taxes payable ........................................................     1,707            --
 Due to stockholder ..........................................................        --         1,877
 Due to SFX Broadcasting .....................................................    11,539            --
 Current portion of long-term debt ...........................................       923            --
 Current portion of deferred purchase consideration ..........................     1,950            --
                                                                                --------        ------
Total current liabilities ....................................................    22,437         7,973
Long-term debt, less current portion .........................................    15,255            --
Deferred purchase consideration, less current portion ........................     4,289            --
Deferred income taxes ........................................................     2,817            --
Commitment and contingencies .................................................
Shareholder's equity (Note 11):
Capital contributed by SFX Broadcasting ......................................    98,184            --
Preferred Stock, $.01 par value, 25,000,000 shares authorized, none issued and
 outstanding .................................................................        --            --
Class A common stock, $.01 par value, 100,000,000 shares authorized,
 13,579,024 issued and outstanding ...........................................       136            --
Class B common stock, $.01 par value, 10,000,000 shares authorized, 1,047,037
 issued and outstanding ......................................................        10            --
Combined stockholder's equity--predecessor ...................................        --           907
Retained earnings ............................................................     3,814            --
                                                                                --------        ------
Total shareholder's equity ...................................................   102,144           907
                                                                                --------        ------
Total Liabilities and shareholder's Equity ...................................  $146,942        $8,880
                                                                                ========        ======

                            See accompanying notes.

                            SFX ENTERTAINMENT, INC.

                     CONSOLIDATED STATEMENTS OF OPERATIONS
                            (DOLLARS IN THOUSANDS)




                                                                            YEAR ENDED DECEMBER 31,
                                                                   -----------------------------------------
                                                                                 PREDECESSOR     PREDECESSOR
                                                                      1997           1996           1995
                                                                   ----------   -------------   ------------
Concert revenue ................................................    $ 96,144      $ 50,362        $47,566
Operating expenses:
 Cost of concerts ..............................................      83,417        50,686         47,178
 Depreciation and amortization .................................       5,431           747            750
 Corporate expenses, net of Triathlon fees of $1,794 in
  1997 .........................................................       2,206            --             --
                                                                    --------      --------        -------
                                                                    $ 91,054      $ 51,433        $47,928
                                                                    --------      --------        -------
Income (loss) from operations ..................................       5,090        (1,071)          (362)
Investment income ..............................................         295           198            178
Interest expense ...............................................      (1,590)          (60)          (144)
Equity in pretax income of unconsolidated subsidiaries .........         509           524            488
                                                                    --------      --------        -------
Income (loss) before provision for income taxes ................    $  4,304      $   (409)       $   160
Provision for income taxes .....................................         490           106             13
                                                                    --------      --------        -------
Net income (loss) ..............................................    $  3,814      $   (515)       $   147
                                                                    ========      ========        =======

                            See accompanying notes.

                            SFX ENTERTAINMENT, INC.

                     CONSOLIDATED STATEMENTS OF CASH FLOWS
                            (DOLLARS IN THOUSANDS)



                                                                         YEAR ENDED DECEMBER 31,
                                                                ------------------------------------------
                                                                               PREDECESSOR     PREDECESSOR
                                                                    1997           1996           1995
                                                                -----------   -------------   ------------
OPERATING ACTIVITIES:
Net income (loss) ...........................................    $   3,814      $   (515)       $    147
Adjustment to reconcile net income (loss) to net cash
 provided by (used in) operating activities:
 Depreciation of property and equipment .....................        2,686           746             750
 Amortization of goodwill ...................................        2,745            --              --
 Equity in pretax income of unconsolidated subsidiaries,
   net of distributions received ............................         (479)           16               2
   Deferred income taxes ....................................         (427)           --              --
 Changes in operating assets and liabilities, net of
   amounts acquired:
   Accounts receivable ......................................         (923)         (159)            384
   Prepaid expenses and other current assets ................          419          (649)            374
   Other assets .............................................         (275)           --              --
   Accounts payable and accrued expenses ....................         (325)        4,759          (1,326)
   Income taxes payable .....................................          917            --              --
   Deferred revenue .........................................       (7,147)           16            (784)
                                                                 ---------      --------        --------
Net cash provided by (used in) operating activities .........        1,005         4,214            (453)
INVESTING ACTIVITIES:
 Purchase of concert promotion businesses, net of cash
   acquired .................................................      (71,213)           --              --
 Investment in GSAC Partnership .............................           --          (435)             --
 Purchase of property and equipment .........................       (2,083)           --              --
                                                                 ---------      --------        --------
Net cash used in investing activities .......................      (73,296)         (435)             --
                                                                 ---------      --------        --------
FINANCING ACTIVITIES:
 Capital contributed by SFX Broadcasting ....................       79,093            --              --
 Payment of debt ............................................         (823)           --              --
 Proceeds from issuance of common stock and capital
   contributions ............................................           --           152              --
 Loan from stockholder ......................................           --            47              --
 Distributions paid .........................................           --        (1,630)           (216)
                                                                 ---------      --------        --------
Net cash provided by (used in) financing activities .........       78,270        (1,431)           (216)
Net increase in cash and cash equivalents ...................        5,979         2,348            (669)
Cash and cash equivalents at beginning of period ............           --         2,905           3,574
                                                                 ---------      --------        --------
Cash and cash equivalents at end of period ..................    $   5,979      $  5,253        $  2,905
                                                                 =========      ========        ========
SUPPLEMENTAL DISCLOSURE OF CASH FLOW INFORMATION:
Cash paid for interest ......................................    $   1,504      $     60        $    144
                                                                 =========      ========        ========
Cash paid for income taxes ..................................    $      --      $    106        $     13
                                                                 =========      ========        ========

SUPPLEMENTAL DISCLOSURE OF NON-CASH INVESTING AND FINANCING ACTIVITIES:
o Issuance of equity securities, including deferred equity security issuance and assumption of debt in connection with certain acquisitions (see Note 1).
o Agreements to pay future cash consideration in connection with certain acquisitions (see Note 1).
o The balance sheet includes certain assets and liabilities which have been contributed by SFX Broadcasting to the Company in connection with the Spin-Off.

                            See accompanying notes.

                            SFX ENTERTAINMENT, INC.

                  NOTES TO CONSOLIDATED FINANCIAL STATEMENTS


1. ORGANIZATION AND BASIS OF PRESENTATION

     SFX Entertainment, Inc. ("SFX" or the "Company") was formed as a wholly-owned subsidiary of SFX Broadcasting, Inc. ("SFX Broadcasting") in December 1997 and as the parent company of SFX Concerts, Inc ("Concerts"). Concerts was formed in January of 1997 to acquire and hold SFX Broadcasting's live entertainment operations. During 1997, the Company made several acquisitions as described below. The Company had no substantive operations until its acquisition of Delsener/Slater Enterprises, Ltd. and Affiliated Companies ("Delsener/Slater" or the "Predecessor") in January 1997, and Delsener/Slater is considered the Company's predecessor for financial reporting purposes.


 Delsener/Slater

     In January 1997, SFX Broadcasting acquired Delsener/Slater, a leading concert promotion company, for an aggregate consideration of approximately $27,600,000, including $2,900,000 for working capital and the present value of deferred payments of $3,000,000 to be paid without interest over five years and $1,000,000 to be paid without interest over ten years. Delsener/Slater has long-term leases or is the exclusive promoter for seven of the major concert venues in the New York City metropolitan area, including the Jones Beach Amphitheater, a 14,000-seat complex located in Wantagh, New York, and the PNC Bank Arts Center (formerly known as the Garden State Arts Center), a 17,500-seat complex located in Holmdel, New Jersey.


 Meadows

     In March 1997, the Company acquired the stock of certain companies which own and operate the Meadows Music Theater (the "Meadows"), a 25,000-seat indoor/outdoor complex located in Hartford, Connecticut for $900,000 in cash, 250,838 shares of SFX Broadcasting Class A Common Stock with a value of approximately $7,500,000 and the assumption of approximately $15,400,000 in debt.

     The Company may assume the obligation to exercise an option held by SFX Broadcasting to repurchase 250,838 shares of SFX Broadcasting's Class A Common Stock for an aggregate purchase price of $8.3 million (the "Meadows Repurchase"). This option was granted in connection with the acquisition of the Meadows Music Theater. If the option were exercised by SFX Broadcasting, the exercise would result in a reduction of Working Capital as defined in the Spin-Off (see below) by approximately $8.3 million. If the option were not exercised, Working Capital would decrease by approximately $10.5 million.


  Sunshine Promotions

     In June 1997, the Company acquired the stock of Sunshine Promotions, Inc. and certain other related Companies ("Sunshine Promotions"), one of the largest concert promoters in the Midwest, for $53,900,000 in cash, of which $2,000,000 is payable over five years, 62,792 shares of SFX Broadcasting Class A Common Stock issued with a value of approximately $2,000,000, shares of SFX Broadcasting stock issuable over a two year period with a value of approximately $2,000,000 and the assumption of approximately $1,600,000 of debt. The shares of stock to be issued in the future are classified as deferred purchase consideration on the balance sheet. Sunshine Promotions owns the Deer Creek Music Theater, a 21,000-seat complex located in Indianapolis, Indiana, and the Polaris Amphitheater, a 20,000-seat complex located in Columbus, Ohio, and has a long-term lease to operate the Murat Centre (the "Murat"), a 2,700-seat theater and 2,200-seat ballroom located in Indianapolis, Indiana. Pursuant to the Broadcasting Merger Agreement, the Company is responsible for the payments owing under the Sunshine note, which by its terms accelerates upon the change in control of SFX Broadcasting resulting from the consummation of the Broadcasting Merger.

     The Delsener/Slater, Meadows, and Sunshine Promotions acquisitions are collectively referred to herein as the "Completed Acquisitions." The cash portion of the Completed Acquisitions were financed

                            SFX ENTERTAINMENT, INC.

through capital contributions from SFX Broadcasting and were accounted for under the purchase method of accounting. The purchase prices have been preliminarily allocated to the assets acquired and are subject to change.

     The accompanying consolidated financial statements as of December 31, 1997 include the accounts of Delsener/Slater, Sunshine Promotions, the Meadows, and certain assets and liabilities which have been contributed by SFX Broadcasting to the Company in connection with the Spin-Off (as defined herein) under the terms of the Broadcasting Merger (as defined herein) Agreement. Operating results for the Completed Acquisitions are included herein from their respective acquisition dates. Operating results associated with the assets and liabilities to be contributed are included herein. SFX Broadcasting provides various administrative services to the Company. It is SFX Broadcasting's policy to allocate these expenses on the basis of direct usage. In the opinion of management, this method of allocation is reasonable and allocated expenses approximate what the Company would have incurred on a stand-alone basis. Intercompany transactions and balances among these companies have been eliminated in consolidation.

     The following unaudited pro forma summary represents the consolidated results for the years ended December 31, 1997 and 1996 as if the Completed Acquisitions had occurred at the beginning of such year after giving effect to certain adjustments, including amortization of goodwill and interest expense on the acquisition debt. These pro forma results have been included for comparative purposes only and do not purport to be indicative of what would have occurred had the acquisition been made as of that date or of results which may occur in the future (in thousands).




                                             PRO FORMA
                                            (UNAUDITED)
                              ----------------------------------------
                                   YEAR ENDED           YEAR ENDED
                               DECEMBER 31, 1997     DECEMBER 31, 1996
                              -------------------   ------------------
  Revenues ................         $110,387             $104,784
  Net income ..............         $    734             $  2,668

 Spin-Off

     In August 1997, SFX Broadcasting agreed to the merger (the "Broadcasting Merger Agreement") among SBI Holdings, Inc. (the "Buyer"), SBI Radio Acquisition Corporation, a wholly-owned subsidiary of the Buyer, and SFX Broadcasting (the "Broadcasting Merger") and to the spin-off of the Company to the shareholders of SFX Broadcasting (the "Spin-Off"). The Spin-Off was completed on April 27, 1998 and the Broadcasting Merger is expected to be completed in the second quarter of 1998.

     Pursuant to the terms of the Spin-Off, SFX Broadcasting contributed to the Company all of its concert and other live entertainment assets along with an allocation of working capital in an amount estimated by management of SFX Broadcasting to be consistent with the proper operation of SFX Broadcasting, and the Company assumed all of SFX Broadcasting's liabilities pertaining to the live entertainment businesses, as well as certain other liabilities including the obligation to make change of control payments to certain employees of SFX Broadcasting of approximately $5,000,000 as well as the obligation to indemnify one-half of certain of these employees' excise tax. At the time of the Broadcasting Merger, SFX Broadcasting will contribute its positive Working Capital (as defined in the Broadcasting Merger Agreement) to the Company. If Working Capital is negative, the Company must pay the amount of the shortfall to SFX Broadcasting. As of December 31, 1997, SFX Broadcasting had advanced approximately $11,539,000 to the Company for use in connection with certain acquisitions and capital expenditures. This obligation and other costs subsequently incurred in connection with the Spin-Off were reimbursed with the proceeds from the Senior Subordinated Notes and the Credit Agreement (see Note
2). SFX Broadcasting advanced additional amounts to the Company prior to the consummation of the Spin-Off which were reimbursed in April 1998.

                            SFX ENTERTAINMENT, INC.

     SFX Broadcasting and the Company entered into a tax sharing agreement. Under the tax sharing agreement, the Company will agree to pay to SFX Broadcasting the amount of the tax liability of SFX Broadcasting and the Company combined, to the extent properly attributable to the Company for the period up to and including the Spin-Off, and will indemnify SFX Broadcasting for any tax adjustment made in subsequent years that relates to taxes properly attributable to the Company during the period prior to and including the Spin-Off. SFX Broadcasting, in turn, will indemnify the Company for any tax adjustment made in years subsequent to the Spin-Off that relates to taxes properly attributable to the SFX Broadcasting during the period prior to and including the Spin-Off. The Company also will be responsible for any taxes of SFX Broadcasting resulting from the Spin-Off, including any income taxes but only to the extent that the income taxes result from the gain on the distribution that exceeds the net operating losses of SFX Broadcasting and the Company available to offset such gain including net operating losses generated in the current year prior to the Spin-Off.

     The actual amount of the gain will be based on the excess of the value of the Company's Common Stock on the date of the Spin-Off over the tax basis of that stock. The Company believes that the value of the Company's Common Stock for tax purposes will be determined by no later than the first trading day following the date on which the Company's Common Stock is distributed in the Spin-Off. Increases or decreases in the value of the Company's Common Stock subsequent to such date will not effect the tax liability. The Company expects that such indemnity payment will be due on or about June 15, 1998.


2. RECENT ACQUISITIONS AND FINANCING

     On February 11, 1998, SFX completed the private placement of $350.0 million of 9 1/8% Senior Subordinated Notes (the "Notes") due 2008. Interest is payable on the Notes on February 1 and August 1 of each year.

     On February 26, 1998 the Company executed a Credit and Guarantee Agreement (the "Credit Agreement") which established a $300.0 million senior secured credit facility comprised of (i) a $150.0 million eight-year term loan (the "Term Loan") and (ii) a $150.0 million seven-year reducing revolving credit facility. Loans outstanding under the Credit Facility bear interest, at the Company's option, at 1.875 to 2.375 percentage points over LIBOR or the greater of the Federal Funds rate plus 0.50% or BNY's prime rate. The interest rate spreads on the Term Loan and the Revolver will be adjusted based on the Company's Total Leverage Ratio (as defined in the Credit Agreement). The Company will pay a per annum commitment fee on unused availability under the Revolver of 0.50% to the extent that the Company's Leverage Ratio is greater than or equal to 4.0 to 1.0, and 0.375% if such ratio is less than 4.0 to 1.0 and a per annum letter of credit fee equal to the Applicable LIBOR Margin (as defined in the Credit Agreement) for the Revolver then in effect. The Revolver and Term Loan contain provisions providing that, at its option and subject to certain conditions, the Company may increase the amount of either the Revolver or Term Loan by $50.0 million. Borrowings under the Credit Agreement are secured by substantially all of the assets of the Company, including a pledge of the outstanding stock of substantially all of its subsidiaries and guaranteed by all of the Company's subsidiaries. On February 27, 1998, the Company borrowed $150.0 million under the Term Loan. Together with the proceeds from the Notes, the proceeds from the Term Loan were used to finance the Recent Acquisitions (as defined below.)

     On February 24, 1998, the Company acquired all of the outstanding capital stock of BG Presents ("BGP"), one of the oldest promoters of, and owner-operators of venues for, live entertainment in the United States, and a leading promoter in the San Francisco Bay area (the "BGP Acquisition"), for total consideration of approximately $80,300,000 (including the repayment of $12,000,000 in BGP debt and the issuance upon the Spin-Off of 562,640 shares of common stock of the Company valued by the parties at $7,500,000). The sellers of BGP provided net working capital (as defined in the acquisition agreement) at the closing in an amount equal to or greater than long-term debt.

                            SFX ENTERTAINMENT, INC.

     On February 25, 1998, the Company acquired all of the outstanding capital stock of PACE Entertainment Corporation ("PACE"), one of the largest diversified producers and promoters of live entertainment in the United States, having what the Company believes to be the largest distribution network in the United States in each of its music, theater and specialized motor sports businesses (the "PACE Acquisition"), for total consideration of approximately $150,100,000 (including issuance upon the Spin-Off of 1,500,000 shares of the Company's common stock valued by the parties at $20,000,000 and assumption of approximately $20,600,000 of debt). Under the terms of the agreement, additional cash consideration would be required if the deemed value of the Company's common stock was less than $13.33 per share as a result of changes in the consummation of acquisitions. In related transactions, the Company acquired, for total consideration of $90,600,000 comprised of $41,400,000 in cash, the repayment of approximately $43,100,000 of debt and the assumption of approximately $6,100,000 of debt related to a capital lease, the 66 2/3% ownership interests of Blockbuster Entertainment Corporation and Sony Music Entertainment, Inc. in Amphitheater Entertainment Partnership, a partner of PACE in the Pavilion Partners venue partnership. As a result, the Company owns 100% of Pavilion Partners.

     The PACE acquisition agreement further provides that each seller of PACE shall have an option, exercisable during a period beginning on the fifth anniversary of the closing of the PACE acquisition and ending 90 days thereafter, to require the Company to purchase up to one-third of the PACE consideration stock received by such PACE seller for a cash purchase price of $33.00 per share. With certain limited exceptions, these option rights are not assignable by the PACE sellers.

     Under the terms of an employment agreement to be entered into by the Company with an officer of PACE, the officer will have the right, two years from the date of the acquisition, to purchase PACE's motor sports division at fair value. If the motor sports division has been sold by the Company, the officer would be entitled to purchase PACE's theatrical division for the fair value.

     On February 27, 1998, the Company acquired the Contemporary Group ("Contemporary"), a fully-integrated live entertainment and special event promoter and producer, venue owner and operator and consumer marketer, for total consideration of approximately $101,400,000 comprised of $72,800,000 in cash, a payment for working capital of approximately $9,900,000 and the issuance upon the Spin-Off of 1,402,850 shares of common stock of the Company valued by the parties at $18,700,000. (the "Contemporary Acquisition"). The Contemporary Acquisition involved the merger of Contemporary International Productions Corporation with and into the Company, the acquisition by a wholly owned subsidiary of the Company of substantially all of the assets, excluding certain cash and receivables, of the remaining members of Contemporary and the acquisition by Contemporary of the 50% interest in the Riverport Amphitheater Joint Venture not owned by Contemporary. If any of the Contemporary sellers owns any shares of the Company's Class A Common Stock received in the Contemporary Acquisition on the second anniversary of the closing date and the average trading price of such stock over the 20-day period ending on such anniversary date is less than $13.33 per share, then the Company will make a one-time cash payment to each individual holding any such shares that is equal to the product of (i) the quotient of the difference between (A) the actual average trading price per share over such 20-day period and (B) $13.33 divided by two, multiplied by (ii) the number of shares of Class A Common Stock of the Company received by such individual in the Contemporary Acquisition and owned as of such anniversary date.

     On February 27, 1998, the Company acquired the Network Magazine Group ("Network Magazine"), a publisher of trade magazines for the radio broadcasting industry, and SJS Entertainment Corporation ("SJS"), an independent creator, producer and distributor of music-related radio programming, services and research which it exchanges with radio broadcasters for commercial air-time sold, in turn, to national network advertisers (the "Network Acquisition"), for total consideration of approximately $66,800,000 comprised of $52,000,000 in cash, a payment for working capital of approximately $1,800,000, reimbursed sellers costs of $500,000, the purchase of an office building and property for $2,500,000 and the issuance

                            SFX ENTERTAINMENT, INC.

upon the Spin-Off of 750,188 shares of common stock of the Company valued by the parties at $10,000,000. The $2,500,000 purchase of the office building and property is comprised of cash of approximately $700,000 and the assumption of debt of approximately $1,800,000. The Company is also obligated to pay the sellers an additional payment in common stock or, at the Company's option, cash based on future operating results, as defined, generated on a combined basis by Network Magazine and SJS in 1998, up to a maximum of $14,000,000. In the Network Acquisition, the Company, through a wholly owned subsidiary, acquired all of the outstanding capital stock of each of The Album Network, Inc. and SJS Entertainment Corporation and purchased substantially all of the assets and properties and assumed substantially all of the liabilities and obligations of the Network 40, Inc.

     On March 4, 1998, the Company acquired Concert/Southern Promotions ("Concert/Southern"), a promoter of live music events in the Atlanta, Georgia metropolitan area (the "Concert/Southern Acquisition"), for total cash consideration of approximately $16,900,000, which includes a $300,000 payment for working capital.

     The PACE Acquisition, the Contemporary Acquisition, the Network Acquisition, the BGP Acquisition and the Concert/Southern Acquisition are collectively referred to herein as the "Recent Acquisitions."


3. SUMMARY OF SIGNIFICANT ACCOUNTING PRINCIPLES


 Cash and Cash Equivalents

     The Company considers all investments purchased with a maturity of three months or less to be cash equivalents. Included in cash and cash equivalents at December 31, 1997 is $1,235,000 of cash which has been deposited in a separate account and will be used to fund committed capital expenditures at PNC Bank Arts Center.


PROPERTY AND EQUIPMENT

     Land, buildings and improvements and furniture and equipment are stated at cost. Depreciation is provided on a straight-line basis over the estimated useful lives of the assets as follows:



  Buildings and improvements .........   7-40 years
  Furniture and equipment ............   5-7 years

     Leasehold improvements represent the capitalized costs to renovate the Jones Beach Theatre. The costs to renovate the theatre included permanent seats, a new stage and lavatory facilities. These costs are being amortized over the term of the lease.


 Goodwill

     Goodwill represents the excess of the purchase price over the fair market value of the assets purchased in the Completed Acquisitions and is net of accumulated amortization of $2,745,000. Goodwill is being amortized using the straight-line method over 15 years. Management reviews the carrying value of goodwill against anticipated cash flows on a non-discounted basis to determine whether the carrying amount will be recoverable.


 Other Assets

     Other assets includes $4,928,000 of costs associated with acquiring the right to receive fees from Triathlon Broadcasting Company ("Triathlon"), an affiliate, for certain financial consulting, marketing and administrative services provided by the Company to Triathlon. Under the terms of the agreement, the Company has agreed to provide consulting and marketing services to Triathlon for an annual fee of

                            SFX ENTERTAINMENT, INC.

$500,000, together with a refundable advance of $500,000 per year against fees to be earned in respect of transactional investment banking services. These fees, which are recorded as a reduction of corporate, general and administrative expenses, will fluctuate based upon the level of acquisition and financing activity of Triathlon. The cost of acquiring the fees is being amortized over the term of the agreement which expires on June 1, 2005. Triathlon has announced its intention to enhance shareholder value through a sale. The Company's management believes that the capitalized cost of acquiring the right to receive fees from Triathlon is recoverable.


 Revenue Recognition

     The Company's operations and revenues are largely seasonal in nature, with generally higher revenue generated in the second and third quarters of the year. The Company's outdoor venues are primarily utilized in the summer months and do not generate substantial revenue in the late fall, winter and early spring. Similarly, the musical concerts that the Company promotes largely occur in the second and third quarters. To the extent that the Company's entertainment marketing and consulting relate to musical concerts, they also predominantly generate revenues in the second and third quarters.

     Revenue from ticket sales is recognized upon occurrence of the event. Advance ticket sales are recorded as deferred revenue until the event occurs.


 Risks and Uncertainties

     Accounts receivable are due principally from ticket companies and venue box offices. These amounts are typically collected within 20 days of a performance. Generally, management considers these accounts receivable to be fully collectible; accordingly, no allowance for doubtful accounts is required. Certain other accounts receivable, arising from the normal course of business, are reviewed for collectibility and allowances for doubtful accounts are recorded as required. Management believes that no allowance for doubtful accounts is required at December 31, 1996 or 1997.

     The agreement governing the partnership through which PACE holds its interest in the Lakewood Amphitheater in Atlanta, Georgia contains a provision that purports to restrict PACE and its affiliates from directly or indirectly owning or operating another amphitheater in Atlanta. In management's view, this provision will not materially affect the business or prospects of the Company. However, the Company acquired an interest in the Chastain Park Amphitheater, also in Atlanta, in the Concert/Southern acquisition. The Company intends to seek a waiver.

     The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the amounts reported in the financial statements and accompanying notes. Actual results could differ from those estimates.


 Advertising Costs

     Advertising costs are expensed as incurred and approximated $7,109,000, $4,896,000 and $2,687,000 in 1997, 1996, and 1995, respectively.


 Income Taxes

     The Company accounts for income taxes in accordance with Statement of Financial Accounting Standards No. 109, "Accounting for Income Taxes". This statement requires a company to recognize deferred tax assets and liabilities for the expected future tax consequences of events that have been recognized in a company's financial statements or tax returns. Under this method, deferred tax assets and liabilities are determined based on the difference between the financial statement carrying amounts and the tax bases of assets and liabilities.

                            SFX ENTERTAINMENT, INC.

     The Company calculates its tax provision on a separate company basis.


 Reclassification


     Certain amounts in 1995 and 1996 have been reclassified to conform to the 1997 presentation.


4. CONNECTICUT DEVELOPMENT AUTHORITY ASSISTANCE AGREEMENT


     On September 12, 1994, the Connecticut Development Authority ("CDA") entered into a non-recourse assistance agreement with the Meadows whereby the CDA provided grant funds for the construction and development of the Meadows through the issuance of State of Connecticut General Fund Obligation Bonds ("GFO Bonds"). The Meadows received bond proceeds of $8,863,000. Pursuant to such agreement, the annual tax revenues derived from the operation of the amphitheater are utilized to satisfy the annual service requirements under the GFO Bonds. In the event that annual tax revenues derived from the operation of the amphitheater do not equal annual service requirements under the GFO Bonds, the Company must deposit the lesser of the operating shortfall, as defined, or 10% of the annual service under the GFO Bonds. An operating shortfall has not existed since the inception of the CDA. The GFO Bonds mature on October 15, 2024 and have an average coupon rate of 6.33%. Annual service requirements, including interest, on the GFO Bonds for each of the next five years and thereafter are as follows (in thousands):



  1998 ...............    $   739
  1999 ...............        737
  2000 ...............        739
  2001 ...............        740
  2002 ...............        741
  Thereafter .........     16,399
                          -------
                          $20,095
                          =======

     The assistance agreement requires an annual Meadows attendance of at least 400,000 for each of the first three years of operations. It will not be considered an event of default if the annual Meadows attendance is less than 400,000 provided that no operating shortfall exists for that year or if an operating shortfall exists such amount has been deposited by the Company. If there is an event of default, the CDA may foreclose on the construction mortgage loan (see Note 5). If the amphitheater's operations are relocated outside of Connecticut during the ten year period subsequent to the beginning of the assistance agreement or during the period of the construction mortgage loan, the full amount of the grant funds plus a penalty of 5% must be repaid to the State of Connecticut.

                            SFX ENTERTAINMENT, INC.

5. LONG-TERM DEBT

     The Predecessor did not have any long-term debt as of December 31, 1996. As of December 31, 1997, the company's long-term debt, which is recorded at present value, consisted of the following (in thousands):



          Meadows CDA Mortgage Loan ..................    $ 7,411
          Meadows Concession Agreement Loans .........      5,872
          Meadows CDA Construction Loan ..............        700
          Murat notes payable ........................        790
          Meadows note payable .......................        694
          Polaris note payable .......................        221
          Capital lease obligations ..................        490
                                                          -------
                                                           16,178
          Less current portion .......................        923
                                                          -------
                                                          $15,255
                                                          =======

 Meadows CDA Mortgage Loan

     On September 12, 1994, the CDA entered into a construction mortgage loan agreement for $7,685,000 with the Meadows. The purpose of the loan was to finance a portion of the construction and development of the Meadows. The loan agreement contains substantially the same covenants as the CDA assistance agreement (see Note 4). The mortgage loan bears interest at 8.73% and is payable in monthly installments of principal and interest. The mortgage loan matures on October 15, 2019.

     The loan is collateralized by a lien on the Meadows' assets. The loan is secured by an irrevocable standby letter of credit issued by the Company in the amount of $785,000.


 Meadows Concession Agreement Loans

     In connection with the Meadows' concession agreement, the concessionaire loaned the Meadows $4,500,000 in 1995 to facilitate the construction of the amphitheater. Principal and interest at the rate of 7.5% per annum on the note is payable via withholdings of the first $31,299 from each monthly concession commission payment. As of December 31, 1997, the outstanding balance was $4,343,000.

     During 1995, the concessionaire loaned the Meadows an additional $1,000,000. This loan bears interest at a rate of 9.75% per annum and is payable via withholdings of an additional $11,900 of principal, plus interest, from each monthly concession commission payment through December 20, 2002. As of December 31, 1997, the outstanding balance was $679,000.

     The concession agreement also required the Company to supply certain equipment to the concessionaire at the Company's expense. The cost of the equipment purchased by the concessionaire was converted to a note payable for $884,000. The note bears interest at the rate of 9.25% per annum and provides for monthly principal and interest payments of $10,185. However, the Company is not required to make any principal or interest payments to the extent that 5% of receipts, as defined, in any month are less than the amount of the payment due. As of December 31, 1997, the outstanding balance was $850,000.


 Meadows CDA Construction Loan

     In March 1997, the Meadows entered into a $1,500,000 loan agreement with the CDA of which $1,000,000 was funded in March 1997. Principal payments of $150,000 are due on July 1 and October 1 of each year commencing July 1, 1997 through October 1, 2001. The note bears interest at the rate of 8.9% per annum through February 1, 1998, and thereafter at the index rate, as defined, plus 2.5%. In addition,

                            SFX ENTERTAINMENT, INC.

the Meadows is required to make principal payments in an amount equal to 10% of the annual gross revenue, as defined, in excess of $13,000,000 on or before the March 1 following each calendar year commencing March 1, 1998. In 1997, gross revenues did not exceed the defined threshold and thus no principal payment was made on March 1, 1998.


 Murat Notes Payable


     The Company has two loans payable to the Massachusetts Avenue Community Development Corporation (MAC), an $800,000 non-interest bearing note and a $1,000,000 note. Principal payments on the non-interest bearing note are the lesser of $0.15 per Murat ticket sold during fiscal year or remaining net cash flow, as defined. Interest on the other note is calculated annually and is equal to the lesser of (1) $0.10 per Murat ticket sold during the fiscal year,
(2) prime plus 1% or (3) remaining net cash flow, as defined. Interest and principal on the $1,000,000 note is payable at the lesser of $0.10 per Murat ticket sold during fiscal year or remaining net cash flow, as defined.


     Provisions of the $800,000 note payable requires the Murat to continue making payments after the principal has been paid down equal to the lesser of $0.15 per Murat ticket sold during the fiscal year or remaining cash flow. These payments are to be made to a not-for-profit foundation and will be designated for remodeling and upkeep of the theatre.


 Meadows Note Payable


     Under the terms of a Meadows ticket and sales agreement, a vendor loaned the Company $824,500 and pays the Company an annual fee of $140,000 for nine years commencing in March 1996. Proceeds from the annual fee are used by the Company to make the annual principal and interest payments.


 Polaris Note Payable


     In 1994, a concessionaire advanced Sunshine Promotions $500,000 to be used in the construction of the Polaris Amphitheater. The advance is interest free and is payable in annual installments of $25,000 beginning in 1994 for a period of 20 years.


 Capital Lease Obligations


     The Company has entered into various equipment leases. Interest on the leases range from 6.5% to 18.67%.


     Principal maturities of the long-term debt, notes payable and capital lease obligations over the next five years as of December 31, 1997 are as follows (in thousands):




                            LONG-TERM DEBT AND     CAPITAL LEASE
                               NOTES PAYABLE        OBLIGATIONS
                           --------------------   --------------
  1998 .................           $756                $167
  1999 .................            782                 157
  2000 .................            611                 113
  2001 .................            541                  53
  2002 .................           $537                  --

                            SFX ENTERTAINMENT, INC.

6. PROPERTY AND EQUIPMENT

     The Company's property and equipment as of December 31, 1997 and 1996 consisted of the following (in thousands):




                                                            PREDECESSOR
                                                 1997          1996
                                             -----------   ------------
       Land ..............................    $  8,752             --
       Building and improvements .........      44,364             --
       Furniture and equipment ...........       6,503       $    131
       Leasehold improvements ............       2,676          6,726
                                              --------       --------
                                                62,295          6,857
       Accumulated depreciation ..........      (2,610)        (4,626)
                                              --------       --------
                                              $ 59,685       $  2,231
                                              ========       ========

7. INVESTMENTS IN UNCONSOLIDATED SUBSIDIARIES

     The Company is a 49% partner in a general partnership which subleases a theater located in New York City. Income associated with the promotion of concerts at this theater is recorded as concert revenue. Any such promotion revenue recognized reduces the Company's share of the partnership's profits. The Company is also a one-third partner in GSAC Partners, a general partnership through which it shares in the income or loss of the PNC Bank Arts Center at varying percentages based on the partnership agreement. The Company records these investments on the equity method. In connection with the PACE Acquisition, the Company agreed to purchase the interest in GSAC Partners that it did not already own and in 1998 completed the purchase. Thus, the financial position and operations of GSAC Partners will be consolidated into those of the Company beginning in 1998.

     The following is a summary of the unaudited financial position and results of operations of the Company's equity investees (GSAC Partners in 1997 and 1996 only) as of and for the years ended December 31, 1997, 1996 and 1995 (in thousands):




                                                                    PREDECESSOR     PREDECESSOR
                                                          1997          1996           1995
                                                       ---------   -------------   ------------
   Current assets ..................................    $ 2,818       $   756         $  214
   Property, plant and equipment ...................      1,427           239            122
   Other assets ....................................        239           819             --
                                                        -------       -------         ------
   Total assets ....................................    $ 4,484       $ 1,814         $  336
                                                        =======       =======         ======

   Current liabilities .............................    $ 1,621       $ 1,534         $  264
   Partners' capital ...............................      2,863           280             72
                                                        -------       -------         ------
   Total liabilities and partners' capital .........    $ 4,484       $ 1,814         $  336
                                                        =======       =======         ======
   Revenue .........................................    $20,047       $16,037         $4,058
   Expenses ........................................     17,074        14,624          2,954
                                                        -------       -------         ------
   Net income ......................................    $ 2,973         1,413         $1,104
                                                        =======       =======         ======

     The equity income recognized by the Company represents the appropriate percentage of investment income less amounts reported in concert revenues for shows promoted by the Company at these theaters. Such concert revenues of unconsolidated subsidiaries was approximately $97,000, $205,000 and $110,000 for the years ended December 31, 1997, 1996 and 1995, respectively.

                            SFX ENTERTAINMENT, INC.

8. INCOME TAXES


     The provisions for income taxes for the years ended December 31, 1997, 1996 and 1995 are summarized as follows (in thousands):




                                     PREDECESSOR     PREDECESSOR
                            1997         1996           1995
                           ------   -------------   ------------
  CURRENT:
  Federal ..............      --           --             --
  State ................    $420         $106            $13
  DEFERRED:
  Federal ..............      --           --             --
  State ................      70           --             --
                            ----         ----            ---
  Total ................    $490         $106            $13
                            ====         ====            ===

     No Federal income taxes were provided in 1997 as a result of the Company's inclusion in the consolidated federal income tax return with SFX Broadcasting. If the Company had filed on a stand alone basis, its federal tax provision would have been approximately $2,050,000, consisting of $1,760,000 in current taxes and approximately $290,000 of deferred taxes. The Predecessor had no Federal tax provision in 1996 or 1995 by virtue of the status of its profitable included companies as S Corporations. State income taxes were provided to the extent that S Corporation status was not recognized.


     Deferred income taxes reflect the tax effects of temporary differences between the carrying amount of assets and liabilities for financial reporting purposes and the amounts used for income tax purposes. The significant components of the Company's deferred tax asset and liabilities as of December 31, 1997 are as follows (in thousands):



  Deferred tax assets:
  Deferred compensation ........................    $  783
  Deferred tax liabilities:
  Depreciable assets ...........................    $3,600
                                                    ------
  Net deferred tax liability ...................    $2,817
                                                    ======

     The Predecessor had no deferred tax liabilities as of December 31, 1996.


     The acquisition of the Meadows resulted in the recognition of deferred tax liabilities of approximately $3,200,000 under the purchase method of accounting. These amounts were based upon the excess of the financial statement basis over the tax basis in assets, principally fixed assets. The acquisition of Delsener/Slater resulted in the recognition of deferred tax assets of approximately $1,200,000 under the purchase method of accounting. These amounts were based upon the excess of the financial statements basis over the tax basis in assets, principally deferred compensation.

                            SFX ENTERTAINMENT, INC.

     At December 31, 1997, 1996, and 1995 the effective rate varies from the statutory Federal income tax rate as follows (in thousands):

                                                                                    PREDECESSOR
                                                                               ---------------------
                                                                     1997         1996        1995
                                                                 -----------   ----------   --------
   Income taxes at the statutory rate ........................    $  1,463       $ (139)     $  54
   Effect of Subchapter S status .............................          --          139        (54)
   Nondeductible amortization ................................         800           --         --
   Travel and entertainment ..................................          20           --         --
   Effect of consolidated return loss ........................      (2,283)          --         --
   State and local income taxes (net of Federal benefit) .....         490          106         13
                                                                  --------       ------      -----
   Total provision ...........................................    $    490       $  106      $  13
                                                                  ========       ======      =====

9. COMMITMENTS, CONTINGENCIES AND OTHER MATTERS

     Pursuant to the terms of the Spin-Off, upon the consummation of the Broadcasting Merger, the Company will assume all obligations under any employment agreements or arrangements between SFX Broadcasting and any employee of the Company.

     While the Company is involved in several suits and claims in the ordinary course of business, the Company is not now a party to any legal proceeding that the Company believes would have a material adverse effect on its business.

     The Company's operating leases includes primarily leases with respect to venues, office space and land. Total rent expense was $2,753,000 , $875,000 and $835,000 for the years ended December 31, 1997, 1996 and 1995, respectively. The lease terms range from 3 to 37 years. Prior to the Spin-Off, the Company will enter into contracts with certain officers and other key employees. No such contracts existed in 1997. The future minimum payments for all noncancelable operating leases and employee agreements with initial terms of one year or more are as follows (in thousands):



                                                                EMPLOYMENT
                                           OPERATING LEASES     AGREEMENTS
                                          ------------------   -----------
  1998 ................................         $ 3,366           $1,900
  1999 ................................           3,823            1,864
  2000 ................................           1,648            1,624
  2001 ................................           1,666            1,534
  2002 ................................           1,678              300
  2003 and thereafter .................          14,117               --
                                                -------           ------
                                                $26,298           $7,222
                                                =======           ======

     The Company has committed to expansion projects at the Jones Beach Theater and PNC Bank Arts Center and, in connection with the BGP Acquisition, for the construction of a new amphitheater in the Seattle, Washington market. The Jones Beach Theater and PNC Bank Arts Center expansions are expected to be completed in June 1998 and to cost approximately $15,000,000 and $10,500,000, respectively. As of December 31, 1997, approximately $1,018,000 and $1,500,000, respectively, of these costs have been incurred. The new amphitheater in Seattle is expected to cost $10,000,000 and is expected to be completed in the spring of 1999.

     As of December 31, 1997 and 1996, outstanding letters of credit for $1,110,000 and $400,000, respectively, were issued by banks on behalf of the Company as security for loans and the rental of theaters.

     In connection with the acquisition of Delsener/Slater, SFX Broadcasting entered into an employment agreement with each of Ron Delsener and Mitch Slater pursuant to which each of Messrs. Delsener and Slater serve as Co-President and Co-Chief Executive Officer of Delsener/Slater. Each of the employment agreements continues until December 31, 2001 unless terminated earlier by the Company for cause or voluntarily by Mr. Delsener or Mr. Slater.

                            SFX ENTERTAINMENT, INC.

     In certain cases, Messrs. Delsener and Slater have rights to purchase the outstanding capital stock of Delsener/Slater for fair market value as defined in their employment agreements.

     Additionally, in the case of a return event, as defined, which may be deemed to include the Spin-Off, the Broadcasting Merger and related transactions, Messrs. Delsener and Slater have the right to receive a portion of the excess of the proceeds of the return event over a fixed amount determined in reference to the original purchase price for Delsener/Slater, all as calculated pursuant to the Delsener and Slater employment agreements. Management believes that, with respect to the Spin-Off, the Broadcasting Merger and related transactions, no payment will accrue to Mr. Delsener or Mr. Slater pursuant to their employment agreements.

     The employment agreements further provide that Messrs. Delsener and Slater shall be paid annual bonuses determined with reference to Delsener/Slater profits, as defined, for the immediately preceding year. Management believes that no such bonus was earned for the year ended December 31, 1997.

     Messrs. Delsener and Slater and the Company are in the process of negotiating amendments to their employment agreements to reflect, among other things, the changes to the business of the Company as a result of the Recent Acquisitions and the Spin-Off, and each of Messrs. Delsener and Slater have agreed in principle to waive any rights which may accrue in connection with the Broadcasting Merger or the Spin-Off. The Company also expects, in connection with the foregoing, to negotiate mutually satisfactory amendments to certain of Messrs. Delsener's and Slater's compensation arrangements, including bonus and profit sharing provisions.


10.  RELATED PARTY TRANSACTIONS

     The Company's Executive Vice President, General Counsel and Director is Of Counsel to the law firm of Baker & McKenzie. Baker & McKenzie serves as counsel to the Company in certain matters. Baker & McKenzie compensates the executive based, in part, on the fees it receives from providing legal services to the Company and other clients originated by the executive. In 1997, the Company incurred fees of approximately $2,948,000 for legal services related to the Recent Acquisitions. Such fees were funded by SFX Broadcasting on behalf of the Company. In February 1998, the Company reimbursed SFX Broadcasting for these fees.

     Due to stockholder represents the balance due to Mr. Delsener on his advances to renovate the Jones Beach Theatre (the "Jones Beach Loan") and the PNC Bank Arts Center (the "PNC Loan"). Delsener /Slater paid interest at 8% per annum on the Jones Beach Loan, which was repaid in May 1996. The PNC Loan, which was originated in 1996 was repaid in connection with the acquisition of Delsener/Slater by SFX Broadcasting in 1997 (See Note 1).


11. CAPITAL STOCK

     In order to facilitate the Spin-Off, the Company recently revised its capital structure to increase its authorized capital stock and to effect a stock split. The authorized capital stock of the Company consists of 110,000,000 shares of Common Stock (comprised of 100,000,000 shares of Class A Common Stock and 10,000,000 shares of Class B Common Stock), and 25,000,000 shares of preferred stock, par value $.01 per share.

     In the Spin-Off, (a) 13,579,024 shares of Class A Common Stock were distributed to holders on the Spin-Off record date of SFX Broadcasting's Class A common stock, Series D preferred stock and interests in SFX Broadcasting's director deferred stock ownership plan, (b) 1,047,037 shares of Class B Common Stock were distributed to holders on the Spin-Off record date of SFX Broadcasting Class B common stock and (c) 609,856 shares of Class A Common Stock were placed in escrow to be issued upon the exercise of certain warrants of SFX Broadcasting. The financial statements have been retroactively adjusted to reflect this transaction.

     Holders of the Company's Class A Common Stock are entitled to one vote and holders of the Company's Class B Common Stock are entitled to ten votes on all matters submitted to a vote of shareholders except for (a) the election of directors, (b) with respect to any "going private" transaction involving the Chairman and (c) as otherwise provided by law.

                            SFX ENTERTAINMENT, INC.

     The Board of Directors has the authority to issue preferred stock and will assign the designations and rights at the time of issuance.



12.  DEFINED CONTRIBUTION PLAN

     The Company sponsors a 401(k) defined contribution plan in which most full-time employees are eligible to participate. The Plan presently provides for discretionary employer contributions. There were no contributions in 1997.



13. SUBSEQUENT EVENTS (UNAUDITED)

     During January 1998, the Board of Directors and SFX Broadcasting, as sole stockholder, approved and adopted a stock option and restricted stock plan providing for the issuance of restricted shares of the Company's Class A Common Stock and options to purchase shares of the Company's Class A Common Stock totaling up to 2,000,000 shares.

     During January 1998, in connection with certain executive officers entering into employment agreements with the Company, the Board of Directors, upon recommendation of the Compensation Committee, approved the sale of an aggregate of 650,000 shares of the Company's Class B Common Stock and 90,000 shares of the Company's Class A Common Stock to certain executive officers for a purchase price of $2.00 per share. Such shares will be issued on or about the effective date of the Spin-Off. A substantial non-cash charge to earnings will be recorded by the Company at the time of the Spin-Off based on then fair value of such shares.

     In addition, the Board, upon recommendation of the Compensation Committee, has approved the issuance of stock options exercisable for 1,002,500 shares of the Company's Class A Common Stock. Of these options, 252,500 will vest over three years and will have an exercise price of $5.50 per share, and the remainder will vest over five years and will have an exercise price of $30.50. The Company will record non-cash compensation charges over the three-year period with respect to the 252,000 options to be issued to the extent that the fair value of the Company's Class A Common Stock exceeds the exercise price of such options.

     Further, the Board of Directors has approved the issuance of shares of the Company's Class A Common Stock to holders of stock options or stock appreciation rights ("SARs") of SFX Broadcasting as of the Spin-Off record date, whether or not vested. The issuance was approved to allow such holders of these options or SARs to participate in the Spin-Off in a similar manner to holders of SFX Broadcasting's Class A Common Stock. Additionally, many of the option holders will become officers, directors and employees of the Company.

     In January 1998, Mr. Sillerman committed to finance the $8.3 million exercise price of the Meadows Repurchase in order to avoid the $10.5 million reduction to Working Capital. In consideration for such commitment, the board of directors of SFX Broadcasting agreed that Mr. Sillerman would receive the Company Class A Common Stock to be issued in the Spin-Off with respect to the Meadows Shares. In April 1998, SFX Broadcasting assigned the option for the Meadows Shares to an unaffiliated third party and, in connection therewith, paid such party a fee of $75,000. Mr. Sillerman subsequently advanced such party the $8.3 million exercise price for the Meadows Repurchase which will become due on the earlier of the date on which the Meadows Shares are disposed of by the third party or January 16, 1999. In the event the Meadows Shares are tendered in the SFX Merger, the third party has agreed to pay $10.5 million to the Company, which is an amount equal to the Meadows Reduction. In the event that the SFX Merger is not consummated on or before December 31, 1998, SFX Broadcasting has the option, for a limited time, to repurchase the Meadows Shares for an aggregate consideration of approximately $10.0 million. The third party has agreed to transfer to Mr. Sillerman the Company Class A Common Stock to be issued in the Spin-Off with respect to the Meadows Shares.

                   REPORT OF INDEPENDENT PUBLIC ACCOUNTANTS



To the Shareholders of Connecticut Performing Arts, Inc. and the Partners of Connecticut Performing Arts Partners:


     We have audited the accompanying combined balance sheets of Connecticut Performing Arts, Inc. and Connecticut Performing Arts Partners (collectively, the Company) as of December 31, 1995 and 1996, and the related combined statements of operations, shareholders' and partners' equity (deficit) and cash flows for the years then ended. These combined financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.


     We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.


     In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of the Company as of December 31, 1995 and 1996, and the results of its operations and its cash flows for the years then ended in conformity with generally accepted accounting principles.



                                        ARTHUR ANDERSEN LLP



Hartford, Connecticut
March 21, 1997

                     CONNECTICUT PERFORMING ARTS, INC. AND
                     CONNECTICUT PERFORMING ARTS PARTNERS

                            COMBINED BALANCE SHEETS




                                                                               AS OF DECEMBER 31,
                                                                        ---------------------------------
                                                                              1995              1996
                                                                        ---------------   ---------------
ASSETS:
Current assets:
Cash ................................................................     $    63,061      $      6,778
Accounts receivable .................................................         192,382           152,205
Accounts receivable -- related party ................................         124,700           226,265
Prepaid interest ....................................................          54,982            54,279
Prepaid insurance ...................................................          69,797            87,869
Other current assets ................................................          21,156            60,784
Deposit .............................................................              --           110,000
Subscription receivable .............................................             100               100
                                                                          -----------      ------------
   Total current assets .............................................         526,178           698,280
                                                                          -----------      ------------
Plant and equipment:
Building and building improvements ..................................      14,127,632        14,208,153
Furniture, fixtures and equipment ...................................       1,899,041         1,973,911
Leasehold improvements ..............................................       1,221,069         1,224,071
                                                                          -----------      ------------
                                                                           17,247,742        17,406,135
Less: Accumulated depreciation and amortization .....................        (408,897)       (1,620,297)
                                                                          -----------      ------------
                                                                           16,838,845        15,785,838
                                                                          -----------      ------------
Other assets:
Deferred costs, net of accumulated amortization of $165,300 and
 $503,766 in 1995 and 1996, respectively ............................       2,453,553         2,115,087
Deposit .............................................................         110,000                --
Other ...............................................................              --             2,332
                                                                          -----------      ------------
   Total other assets ...............................................       2,563,553         2,117,419
                                                                          -----------      ------------
                                                                          $19,928,576      $ 18,601,537
                                                                          ===========      ============
LIABILITIES AND SHAREHOLDERS' AND PARTNERS'
 EQUITY (DEFICIT)
Current liabilities:
Accounts payable ....................................................     $   915,280      $    908,986
Accrued expenses ....................................................       1,356,132           655,207
Deferred income .....................................................         679,476           737,440
Notes payable .......................................................       1,100,000         1,450,000
Current portion of long-term debt and capital lease obligations .....         493,362           824,800
                                                                          -----------      ------------
   Total current liabilities ........................................       4,544,250         4,576,433
                                                                          -----------      ------------
Long-term debt and capital lease obligations,
 less current portion ...............................................      13,398,700        13,982,196
                                                                          -----------      ------------
COMMITMENTS AND CONTINGENCIES
 (Notes 2, 4, 5, 6, 9 and 10)
Shareholders' and Partners' Equity (Deficit):
Shareholders' equity--
 Common stock .......................................................           1,000             1,000
 Series A Preferred Stock ...........................................       1,346,341         1,372,174
 Series B Preferred Stock ...........................................       1,250,000         1,250,000
 Accumulated deficit ................................................        (273,114)       (1,999,823)
Partners' equity (deficit) ..........................................        (338,601)         (580,443)
                                                                          -----------      ------------
   Total shareholders' and partners' equity (deficit) ...............       1,985,626            42,908
                                                                          -----------      ------------
                                                                          $19,928,576      $ 18,601,537
                                                                          ===========      ============

The accompanying notes are an integral part of these combined financial statements.

                     CONNECTICUT PERFORMING ARTS, INC. AND
                     CONNECTICUT PERFORMING ARTS PARTNERS

                       COMBINED STATEMENTS OF OPERATIONS




                                                YEAR ENDED DECEMBER 31,
                                          -----------------------------------
                                                1995               1996
                                          ----------------   ----------------
Operating revenues:
Concert revenue .......................     $  6,830,681       $  8,122,797
Cost of concerts ......................       (5,524,043)        (6,191,777)
                                            ------------       ------------
                                               1,306,638          1,931,020
Ancillary income ......................        1,431,577          2,052,592
                                            ------------       ------------
                                               2,738,215          3,983,612
                                            ------------       ------------
Operating expenses:
General and administrative ............        3,068,162          3,080,914
Depreciation and amortization .........          574,197          1,549,894
Other .................................           20,046             33,577
                                            ------------       ------------
                                               3,662,405          4,664,385
                                            ------------       ------------
   Loss from operations ...............         (924,190)          (680,773)
Other income (expense):
Interest income .......................          428,869             30,015
Interest expense ......................         (509,225)        (1,274,660)
                                            ------------       ------------
   Loss before income taxes ...........       (1,004,546)        (1,925,418)
Provision for income taxes ............           10,796             17,300
                                            ------------       ------------
   Net loss ...........................     $ (1,015,342)      $ (1,942,718)
                                            ============       ============

The accompanying notes are an integral part of these combined financial statements.

                     CONNECTICUT PERFORMING ARTS, INC. AND
                     CONNECTICUT PERFORMING ARTS PARTNERS

                     COMBINED STATEMENTS OF SHAREHOLDERS'
                        AND PARTNERS' EQUITY (DEFICIT)




                                                        SHAREHOLDERS' EQUITY (DEFICIT)
                                                  -------------------------------------------     PARTNERS'
                                                    COMMON      PREFERRED       ACCUMULATED         EQUITY
                                                    STOCK         STOCK           DEFICIT         (DEFICIT)
                                                  ---------   -------------   ---------------   -------------
Balance, December 31, 1994 ....................    $1,000      $2,500,000      $        (32)     $  500,000
Accretion of Series A Preferred Stock .........        --          96,341           (96,341)             --
Net loss ......................................        --              --          (176,741)       (838,601)
                                                   ------      ----------      ------------      ----------
Balance, December 31, 1995 ....................     1,000       2,596,341          (273,114)       (338,601)
Accretion of Series A Preferred Stock .........        --          25,833           (25,833)             --
Net loss ......................................        --              --        (1,700,876)       (241,842)
                                                   ------      ----------      ------------      ----------
Balance, December 31, 1996 ....................    $1,000      $2,622,174      $ (1,999,823)     $ (580,443)
                                                   ======      ==========      ============      ==========

The accompanying notes are an integral part of these combined financial statements.

                     CONNECTICUT PERFORMING ARTS, INC. AND
                     CONNECTICUT PERFORMING ARTS PARTNERS

                       COMBINED STATEMENTS OF CASH FLOWS




                                                                          YEAR ENDED DECEMBER 31,
                                                                   -------------------------------------
                                                                          1995                1996
                                                                   -----------------   -----------------
Cash flows from operating activities:
Net loss .......................................................     $  (1,015,342)      $  (1,942,718)
Adjustments to reconcile net loss to net cash provided by
 (used in) operating activities:
 Depreciation and amortization .................................           574,197           1,549,894
 Loss on disposal of equipment .................................                --               1,031
Changes in operating assets and liabilities:
 Accounts receivable ...........................................          (192,382)             40,177
 Accounts receivable -- related party ..........................                --            (101,565)
 Prepaid expenses and other assets .............................          (143,703)            (59,329)
 Accounts payable ..............................................                --              (6,294)
 Accrued expenses ..............................................           505,199             150,008
 Deferred income ...............................................           679,476              57,964
                                                                     -------------       -------------
   Net cash provided by (used in) operating activities .........           407,445            (310,832)
                                                                     -------------       -------------
Cash flows from investing activities:
 Purchases of plant and equipment ..............................       (23,242,858)           (159,452)
 Grant proceeds ................................................         7,680,161                  --
 Deferred start-up costs .......................................          (264,975)                 --
 Accounts receivable -- related party ..........................           827,170                  --
 Accounts payable ..............................................          (438,350)                 --
                                                                     -------------       -------------
    Net cash used in investing activities ......................       (15,438,852)           (159,452)
                                                                     -------------       -------------
Cash flows from financing activities:
 Proceeds from borrowings on notes payable and long-term
   debt ........................................................        13,943,316           1,278,068
 Repayments of notes payable, long-term debt and capital
   lease obligations ...........................................          (176,917)           (864,067)
 Proceeds from sales of common and preferred stock .............               900                  --
                                                                     -------------       -------------
   Net cash provided by financing activities ...................        13,767,299             414,001
                                                                     -------------       -------------
Net decrease in cash ...........................................        (1,264,108)            (56,283)
Cash, beginning of year ........................................         1,327,169              63,061
                                                                     -------------       -------------
Cash, end of year ..............................................     $      63,061       $       6,778
                                                                     =============       =============
Supplemental Disclosures:
 Cash Paid For--
 Interest ......................................................     $     554,342       $   1,108,291
                                                                     =============       =============
 Income taxes ..................................................     $      10,796       $      17,300
                                                                     =============       =============
 Noncash Transactions--
 Capital lease obligations .....................................     $      59,479       $          --
                                                                     =============       =============
 Series A Preferred Stock accretion ............................     $      96,341       $      25,833
                                                                     =============       =============
 Conversion of accrued expense for equipment purchase to
   note payable ................................................     $          --       $     850,933
                                                                     =============       =============

The accompanying notes are an integral part of these combined financial statements.

                     CONNECTICUT PERFORMING ARTS, INC. AND
                      CONNECTICUT PERFORMING ARTS PARTNERS

                    NOTES TO COMBINED FINANCIAL STATEMENTS


1. OPERATIONS AND SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES:


     Operations --


     Connecticut Performing Arts, Inc. (the Company) and Connecticut Performing Arts Partners (the Partnership) were incorporated and formed, respectively, in 1993 pursuant to the laws of the State of Connecticut. The Company's shareholders and the Partnership's partners are Nederlander of Connecticut, Inc. and Connecticut Amphitheater Development Corporation. The Company's shareholders and the Partnership's partners changed in March 1997 (see Note
10). The Company and Partnership are engaged in the ownership and operation of an amphitheater in Hartford, Connecticut. The construction of the amphitheater commenced in December 1994 and amphitheater operations commenced in July 1995.


     Principles of combination --


     The combined financial statements include the accounts of the Company and the Partnership after elimination of intercompany accounts and transactions.


     Use of estimates in the preparation of financial statements --


     The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.


     Plant and equipment --


     Plant and equipment is carried at cost. Major additions and betterments are capitalized, while replacements, maintenance and repairs which do not extend the lives of the assets are charged to operations as incurred. Upon the disposition of plant and equipment, any resulting gain or loss is recognized in the statement of operations as a component of income.


     The Company received grant funds from the City of Hartford and Connecticut Development Authority related to the construction of the amphitheater (see Note
4). Such amounts have been accounted for as a reduction in the cost of the amphitheater.


     Depreciation of plant and equipment is provided for, commencing when such assets become operational, using straight-line and accelerated methods over the following estimated useful lives:




                                                     USEFUL LIVES
                                                 -------------------
   Building and building improvements .......... 39 years
   Furniture, fixtures and equipment ........... 4-7 years
   Leasehold improvements ...................... Shorter of asset life or lease term

     Effective January 1, 1996, the Company and Partnership adopted Statement of Financial Accounting Standards No. 121, "Accounting for the Impairment of Long-Lived Assets and for Long-Lived Assets to Be Disposed Of" which had no effect upon adoption. This statement requires that long-lived assets and certain identifiable intangible assets to be held and used by an entity be reviewed for impairment whenever events or changes in circumstances indicate that the carrying amount of an asset may not be recoverable.

                     CONNECTICUT PERFORMING ARTS, INC. AND
                     CONNECTICUT PERFORMING ARTS PARTNERS

             NOTES TO COMBINED FINANCIAL STATEMENTS -- (CONTINUED)


1. OPERATIONS AND SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES: (CONTINUED)

     Deferred costs --

     Deferred costs consist of start-up costs being amortized over a period of 5 years and deferred financing costs being amortized over the term of the related debt (24 years and 4 months). As of December 31, 1995 and 1996 deferred costs were as follows:





                                                    1995            1996
                                               -------------   -------------
   Deferred start-up .......................    $1,452,669      $1,452,669
   Deferred financing ......................     1,166,184       1,166,184
                                                ----------      ----------
                                                 2,618,853       2,618,853
   Less: Accumulated amortization ..........      (165,300)       (503,766)
                                                ----------      ----------
                                                $2,453,553      $2,115,087
                                                ==========      ==========

     Deposit --

     The deposit represents a deposit held by the City of Hartford related to an employment agreement between the Partnership and the City of Hartford for priority hiring of Hartford residents and utilization of minority business enterprise or women business enterprise contractors and vendors in the future operation of the amphitheater. The deposit will be returned to the Partnership in December 1997 if the Partnership is in compliance with the employment agreement. As of December 31, 1996, the Partnership has compensated the City of Hartford for noncompliance with the terms of the agreement in connection with the construction of the facility and the hiring of contractors and the City of Hartford has agreed to make no additional claims with respect to this matter.

     Income taxes --

     The Company accounts for income taxes in accordance with Statement of Financial Accounting Standards No. 109, "Accounting for Income Taxes". This statement requires a company to recognize deferred tax assets and liabilities for the expected future tax consequences of events that have been recognized in a company's financial statements or tax returns. Under this method, deferred tax assets and liabilities are determined based on the difference between the financial statement carrying amounts and the tax bases of assets and liabilities and net operating loss carryforwards available for tax reporting purposes, using the applicable tax rates for the years in which the differences are expected to reverse. A valuation allowance is recorded on deferred tax assets unless realization is more likely than not.

     The income tax effects of the operations of the Partnership accrue to the partners in accordance with the terms of the Partnership agreement and are not reflected in the accompanying combined financial statements.

     Revenue recognition --

     Revenue from ticket sales is recognized upon occurrence of the event. Advance ticket sales are recorded as deferred income until the event occurs. Ticket revenue is recorded net of payments in lieu of taxes under the terms of the City of Hartford lease (see Note 6) and admission taxes.

     Advertising --

     The Company expenses the cost of advertising when the specific event takes place. Advertising expense was $639,424 and $689,160 for the years ended December 31, 1996 and 1995, respectively.

                     CONNECTICUT PERFORMING ARTS, INC. AND
                     CONNECTICUT PERFORMING ARTS PARTNERS

             NOTES TO COMBINED FINANCIAL STATEMENTS -- (CONTINUED)

2. SHAREHOLDERS' EQUITY:

     Common stock --

     The Company is authorized to issue 5,000 shares of common stock with no par value. The subscription receivable of $100 as of December 31, 1996 represents the amount due from shareholders for 100 shares of common stock at $10 per share, of which $900 was received in February 1995.

     Preferred stock --

     The Company is authorized to issue 295,000 shares of preferred stock at no par value. As of December 31, 1996 and 1995, 125,000 of such shares have been designated as Series A Preferred Stock and 125,000 of such shares have been designated as Series B Preferred Stock. Series A and Series B Preferred Stock are not entitled to dividends and have liquidation rights of $10 per share.

     Series A Preferred Stock is mandatorily redeemable at the rate of 20,835 shares commencing December 31, 1995 (the Initial Redemption Date) and an aggregate of 20,833 shares on each six month anniversary of the Initial Redemption Date until all 125,000 shares of the Series A Preferred Stock have been redeemed, at $11.445 per share. As of December 31, 1996, no shares of Series A Preferred Stock had been redeemed. The Company is accreting the difference between the redemption price and the proceeds per share over the period from the issuance date to the respective scheduled redemption dates.

     Series B Preferred Stock is mandatorily redeemable at a per share price of $10 in whole or in part at the option of the Company at any such time as legally available funds, as defined in the resolution establishing and designating the preferred stock, are available. On the tenth anniversary of the completion date of the amphitheater any Series B Preferred Stock outstanding shall be redeemed by the Company at a per share price of $10.

     The Series A and Series B Preferred Stock will not be redeemed if such redemption would result in a violation of the provisions of the Connecticut Development Authority assistance agreement (see Note 4) or the mortgage loan agreement (see Note 5).


3. PARTNERS' EQUITY:

     In 1993, Nederlander of Connecticut, Inc. and Connecticut Amphitheater Development Corporation each made an initial capital contribution of $250,000.


4. GRANT FUNDS:

     Connecticut Development Authority (CDA) Assistance Agreement --

     On September 12, 1994, the CDA entered into a non-recourse assistance agreement with the Company whereby the CDA provided grant funds for the construction and development of an amphitheater in the City of Hartford (the Project) through the issuance of State of Connecticut General Fund Obligation Bonds (GFO Bonds). The Company received bond proceeds of $8,863,000, which amount is net of CDA bond issuance costs of $593,000 and withholdings of $429,000 by the CDA to cover the expected operating shortfall, as discussed below, through December 31, 1995. Commencing January 1, 1996, the annual tax revenues derived from the operation of the amphitheater are utilized to satisfy the annual debt service requirements under the GFO Bonds. In the event that annual tax revenues derived from the operation of the amphitheater do not equal annual debt service requirements under the GFO Bonds, the Company must deposit the lesser of the operating shortfall, as defined, or 10% of the annual debt service under the GFO Bonds. An operating shortfall did not exist for the year ended December 31, 1996. The GFO Bonds mature on October 15, 2024 and have an average coupon rate of 6.33%. Annual debt service requirements on the GFO Bonds for each of the next five years and thereafter are as follows:

                     CONNECTICUT PERFORMING ARTS, INC. AND
                     CONNECTICUT PERFORMING ARTS PARTNERS

             NOTES TO COMBINED FINANCIAL STATEMENTS -- (CONTINUED)


4. GRANT FUNDS: (CONTINUED)


YEAR                          AMOUNT
-----------------------   -------------
   1997 ...............   $   740,556
   1998 ...............       738,906
   1999 ...............       736,656
   2000 ...............       738,856
   2001 ...............       740,293
   Thereafter .........    17,140,363
                          -----------
                          $20,835,630
                          ===========

     The assistance agreement requires an annual attendance of at least 400,000 for each of the first three years of operations. It will not be considered an event of default if the annual attendance is less than 400,000 provided that no operating shortfall exists for that year or if an operating shortfall exists such amount has been deposited by the Company. If there is an event of default, the CDA may foreclose on the construction mortgage loan (see Note 5). If the amphitheater's operations are relocated outside of Connecticut during the ten year period subsequent to the assistance agreement or during the period of the construction mortgage loan, the full amount of the grant funds plus a penalty of 5% must be repaid to the State of Connecticut.


     City of Hartford Grant Funds --


     On February 15, 1995 the Company entered into an agreement with the City of Hartford whereby the City of Hartford provided grant funds of $2,050,000 for the remediation and closure of a solid waste disposal area near the amphitheater. As of December 31, 1995 all funds had been received by the Company.


5. NOTES PAYABLE AND LONG-TERM DEBT:


     Notes payable --


     In October 1995, the Company entered into two notes payable with related parties for an aggregate of $2,000,000. As of December 31, 1996 and 1995, $1,450,000 and $1,100,000, respectively was outstanding on these notes. The notes bear interest at 6.6% per annum and are payable upon demand.


     CDA mortgage loan --


     On September 12, 1994, CDA entered into a construction mortgage loan agreement for $7,685,000 with the Company. The purpose of the loan was to finance a portion of the construction and development of the amphitheater. The loan agreement contains substantially the same covenants as the CDA assistance agreement (see Note 4). As of December 31, 1995, proceeds of $6,519,000, which amount is net of deferred financing costs of approximately $1,166,000, had been received by the Company.

                     CONNECTICUT PERFORMING ARTS, INC. AND
                     CONNECTICUT PERFORMING ARTS PARTNERS

             NOTES TO COMBINED FINANCIAL STATEMENTS -- (CONTINUED)


5. NOTES PAYABLE AND LONG-TERM DEBT: (CONTINUED)

     The mortgage loan bears interest at 8.73% and is payable in monthly installments of principal and interest. The mortgage loan matures on October 15, 2019. As of December 31, 1996, future principal payments are as follows:




YEAR                         AMOUNT
------------------------ -------------
   1997 ................  $  111,667
   1998 ................     121,667
   1999 ................     131,667
   2000 ................     141,667
   2001 ................     152,500
   Thereafter ..........   6,854,498
                          ----------
                          $7,513,666
                          ==========

     The loan is guaranteed by the Company's shareholders and is collateralized by a lien on the Company's assets. As of December 31, 1996, the loan was secured by an irrevocable standby letter of credit issued by a shareholder of the Company in the amount of $785,000. The letter of credit was replaced in March 1997 by a letter of credit issued by a new shareholder (see Note 10).

     Ogden Entertainment, Inc. (OE) Concession Agreement --

     In October 1994, the Partnership entered into a concession agreement with OE which provides for the payment of concession commissions to the Partnership. In connection with the concession agreement, OE loaned the Partnership $4,500,000 in 1995 to facilitate the construction of the amphitheater. On December 30, 1996, the concession agreement was amended and restated retroactively to October 18, 1994. In accordance with the terms of the amended agreement, which expires on July 7, 2025, interest only, at the 6-month LIBOR rate, through July 7, 1995 and principal and interest, at the rate of 7.5% per annum, were due on the note payable via withholdings of the first $41,716 from each monthly commission payment commencing July 20, 1995 through December 20, 1995. Effective January 2, 1996, and through the term of the amended concession agreement, principal and interest, at the rate of 7.5% per annum on the note is payable via withholdings of the first $31,299 from each monthly commission payment.

     OE loaned the Partnership an additional $1,000,000 during 1995. This loan bears interest at a rate of 9.75% per annum and is payable via withholdings of an additional $11,900 of principal, plus interest, from each monthly commission payment through December 20, 2002. As of December 31, 1996, aggregate future principal payments to OE are as follows:





YEAR                           AMOUNT
------------------------   -------------
   1997 ................    $  190,722
   1998 ................       194,442
   1999 ................       198,451
   2000 ................       202,772
   2001 ................       207,427
   Thereafter ..........     4,218,234
                            ----------
                            $5,212,048
                            ==========

     The concession agreement provided for the Partnership to supply certain equipment to OE at the Partnership's expense. This equipment was installed prior to the opening of the amphitheater (the Initial

                     CONNECTICUT PERFORMING ARTS, INC. AND
                     CONNECTICUT PERFORMING ARTS PARTNERS

             NOTES TO COMBINED FINANCIAL STATEMENTS -- (CONTINUED)


5. NOTES PAYABLE AND LONG-TERM DEBT: (CONTINUED)

Equipment). The Initial Equipment was purchased by OE at a cost of $850,933 and the Partnership was obligated to reimburse OE for the cost of the equipment. Accordingly, this amount was reflected as an accrued expense in the accompanying combined balance sheet as of December 31, 1995. In 1996, in connection with the amended concession agreement, the $850,933, and an additional $33,067 related to 1996 equipment purchases, was converted to a note payable for $884,000. The note bears interest at the rate of 9.25% per annum and provides for monthly principal and interest payments of $10,185 to OE, however, the Partnership is not required to make any principal or interest payments to the extent that 5% of receipts, as defined, in any month are less than the amount of the payment due. As of December 31, 1996, future principal payments to OE by the Partnership are as follows:




YEAR                         AMOUNT
------------------------   ----------
   1997 ................    $ 42,210
   1998 ................      46,284
   1999 ................      50,751
   2000 ................      55,650
   2001 ................      61,022
   Thereafter ..........     628,083
                            --------
                            $884,000
                            ========

     Conn Ticketing Company (CTC) Promissory Note Payable --


     On April 1, 1995, CTC (a company related to the Company and the Partnership via common ownership) entered into a promissory note agreement with ProTix Connecticut General Partnership (PTCGP). Under the terms of the agreement, CTC borrowed $825,000 at 9.375% per annum from PTCGP. Principal and interest are repayable by CTC in nine annual installments of $139,714 which commenced March 31, 1996. In May 1995, CTC loaned $824,500 to the Company which is also repayable in nine annual installments of principal and interest of $139,714. The PTCGP loan to CTC is secured by CTC's receivable from the Company. As of December 31, 1996, future principal payments to CTC by the Company are as follows:




YEAR                         AMOUNT
------------------------   ----------
   1997 ................    $ 68,217
   1998 ................      74,613
   1999 ................      81,608
   2000 ................      89,259
   2001 ................      97,627
   Thereafter ..........     351,306
                            --------
                            $762,630
                            ========

     In January 1995, the Partnership entered into a ticket and sales agreement with PTCGP through December 31, 2004. Under the terms of the agreement, PTCGP pays the Partnership an annual fee of $140,000 commencing in March 1996. Proceeds from the annual fee for the first nine years will be used by the Partnership to make the annual principal and interest payment to CTC.


     Line of credit --


     The Partnership has a line of credit in the amount of $2,000,000, which bears interest at 8.25% per annum, with a bank. As of December 31, 1996, $395,000 was outstanding on the line of credit.

                     CONNECTICUT PERFORMING ARTS, INC. AND
                     CONNECTICUT PERFORMING ARTS PARTNERS

             NOTES TO COMBINED FINANCIAL STATEMENTS -- (CONTINUED)


5. NOTES PAYABLE AND LONG-TERM DEBT: (CONTINUED)

     Capital lease obligations --

     The Partnership entered into capital leases for certain office equipment. The leases expire in 1998 and 2000. As of December 31, 1996 future principal payments are as follows:




YEAR                   AMOUNT
------------------   ----------
   1997 ..........    $16,984
   1998 ..........     13,905
   1999 ..........      4,550
   2000 ..........      4,213
                      -------
                      $39,652
                      =======

6. LAND AND BUILDING LEASES:

     Land lease agreement between the City of Hartford and the Partnership --

     The Partnership entered into a 40 year lease agreement for certain land with the City of Hartford, Connecticut on September 14, 1994. The lease agreement provides for two successive options to extend the term of the lease for a period of ten years each. The Partnership pays an annual basic rent of $50,000 commencing July 1, 1995; and additional rent payments in lieu of real estate taxes (PILOT) in an amount equal to 2% of all admission receipts, food and beverage revenue, merchandise revenue and parking receipts that exceed 10% of the total admission receipts, which amount is to be net of any surcharges and sales or like taxes levied by governmental authorities on the price of such items.

     Assignment of lease by the Partnership to the Company --

     The above lease was subsequently assigned by the Partnership to the Company on September 22, 1994 for consideration of $1.

     Lease and sublease agreement between the Company and the Partnership --

     On October 19, 1994, the Company subleased the land and buildings and improvements thereon to the Partnership for a period of 40 years commencing upon substantial completion of the amphitheater. The sublease agreement provides for two successive options to extend the term of the lease for a period of ten years each. The sublease agreement provides for the Partnership to pay rent to the Company in amounts ranging from $804,000 to $831,100 per annum for the first 25 years and $100,000 per annum thereafter including the option periods. Additional rent of six semi-annual installments of $238,452 is also payable by the Partnership commencing six months after the start of operations. Subsequent to the six semi-annual installments an aggregate of $1,250,000 will be payable in semi-annual installments based on available cash flow of the Partnership, as defined. Additionally, the Partnership is also required to pay the annual basic rent ($50,000) and any additional payments in lieu of taxes under the terms of the lease agreement between the City of Hartford and the Partnership described above. The Partnership will also pay additional rent equal to principal and interest payable by the Company to the concession company for a previously arranged concessionaire arrangement (see
Note 5). The accompanying combined statement of operations for the year ended December 31, 1996 includes rent expense of $50,000 which represents the aggregate amount due to the City of Hartford under the terms of the above agreements.


7. INCOME TAXES:

     The provision for income taxes for the year ended December 31, 1996 represents minimum state income taxes for the Company. As of December 31, 1996, the Company has a net deferred tax asset of

                     CONNECTICUT PERFORMING ARTS, INC. AND
                     CONNECTICUT PERFORMING ARTS PARTNERS

             NOTES TO COMBINED FINANCIAL STATEMENTS -- (CONTINUED)


7. INCOME TAXES: (CONTINUED)

approximately $750,000 primarily as a result of aggregate net operating losses since inception. Usage of the net operating loss carryforwards is restricted in the event of certain ownership changes. A valuation allowance has been recorded for the same amount due to the uncertainty related to the realization of this asset.


8. RELATED PARTY TRANSACTIONS:


     Accounts receivable -- related party as of December 31, 1996, includes net amounts due from a shareholder of $121,265 and receivables from another related party of $105,000.


9. CONTINGENCIES:


     The Company and the Partnership are party to certain litigation arising in the normal course of business. Management, after consultation with legal counsel, believes the disposition of these matters will not have a material adverse effect on the combined results of operations or financial condition.


10. SUBSEQUENT EVENTS:


     Effective March 5, 1997, the Partnership and Company entered into a $1,500,000 loan agreement with the CDA of which $1 million was funded in March 1997. Principal payments of $150,000 are due on July 1 and October 1 of each year commencing July 1, 1997 through October 1, 2001. The note bears interest at the rate of 8.9% per annum through February 1, 1998, and thereafter at the index rate, as defined, plus 2.5%. In addition, the Partnership and Company are required to make principal payments in an amount equal to 10% of the annual gross revenue, as defined, in excess of $13 million on or before March 1 of each calendar year commencing March 1, 1998.


     In March 1997, three subsidiaries of SFX Broadcasting, Inc. (Broadcasting), which were created for such purpose, were merged into Nederlander of Connecticut, Inc., Connecticut Amphitheater Development Corporation and QN Corp., a newly formed entity. In connection with the merger, the name of Nederlander of Connecticut, Inc., was changed to NOC, Inc. (NOC) and the directors of NOC, Inc., Connecticut Amphitheater Development Corporation (CADCO) and QN Corp. (QN) were replaced with directors of the Broadcasting acquisition subsidiaries. Each outstanding share of stock of NOC, CADCO and QN was canceled and exchanged for an aggregate of $1 million cash and shares of Broadcasting Class A Common Stock valued at $9 million, subject to certain adjustments. The shares are subject to a put provision between the second and seventh anniversary of the closing whereby the holder can put each share back to Broadcasting for the per share value of Broadcasting stock as of the merger closing date, as defined, less 10%. Additionally, the shares may be called by Broadcasting during the same period for an amount equal to the per share value of the Broadcasting stock as of the merger closing date, as defined, plus 10%. As consideration for approval of the transaction, the CDA received shares of Broadcasting stock valued at approximately $361,000.

                   REPORT OF INDEPENDENT PUBLIC ACCOUNTANTS



To the Board of Directors and Shareholders of SFX Broadcasting, Inc.:


     We have audited the accompanying combined balance sheets of DEER CREEK PARTNERS, L.P. (formerly Sand Creek Partners, L.P.) and MURAT CENTRE, L.P., as of December 31, 1996 and 1995, and the related combined statements of operations and partners' equity (deficit) and cash flows for the years ended December 31, 1996 and 1995. These financial statements are the responsibility of the Partnerships' management. Our responsibility is to express an opinion on these financial statements based on our audits.


     We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.


     In our opinion, the financial statements referred to above present fairly, in all material respects, the combined financial position of Deer Creek Partners, L.P. and Murat Centre, L.P. as of December 31, 1996 and 1995, and the combined results of their operations and their cash flows for the years ended December 31, 1996 and 1995 in conformity with generally accepted accounting principles.



                                        ARTHUR ANDERSEN LLP


Indianapolis, Indiana
September 29, 1997.

               DEER CREEK PARTNERS, L.P. AND MURAT CENTRE, L.P.

                            COMBINED BALANCE SHEETS

                       AS OF DECEMBER 31, 1995 AND 1996




                                                             1995            1996
                                                        -------------   -------------
ASSETS
Current Assets:
Cash and cash equivalents ...........................   $ 1,894,533     $   876,776
Accounts receivable .................................       138,548         155,929
Prepaid show expense ................................            --          42,114
Prepaid expenses ....................................        91,919         118,152
                                                        -----------     -----------
   Total current assets .............................     2,125,000       1,192,971
                                                        -----------     -----------
Property and equipment:
Land ................................................     2,428,770       2,428,770
Buildings ...........................................     6,155,979       6,155,979
Site improvements ...................................     2,328,369       2,230,594
Leasehold improvements ..............................     5,270,038       9,663,357
Furniture and equipment .............................     1,070,547       1,722,874
                                                        -----------     -----------
                                                         17,253,703      22,201,574
Less: Accumulated depreciation ......................     2,167,567       2,850,077
                                                        -----------     -----------
   Total property and equipment .....................    15,086,136      19,351,497
                                                        -----------     -----------
Other Assets:
Cash surrender value--life insurance policy .........        62,819          71,815
Unamortized loan acquisition costs ..................        93,439         350,055
                                                        -----------     -----------
   Total other assets ...............................       156,258         421,870
                                                        -----------     -----------
   TOTAL ASSETS .....................................   $17,367,394     $20,966,338
                                                        ===========     ===========

        The accompanying notes are an integral part of these statements.

               DEER CREEK PARTNERS, L.P. AND MURAT CENTRE, L.P.

                            COMBINED BALANCE SHEETS

                       AS OF DECEMBER 31, 1995 AND 1996




                                                                        1995              1996
                                                                  ---------------   ---------------
LIABILITIES AND PARTNERS' EQUITY
Current Liabilities:
Current portion of notes and capital lease obligation .........    $    796,391      $    611,127
Current portion of deferred ticket revenue ....................         542,420           841,476
Accounts payable ..............................................         472,365           520,663
Accrued interest ..............................................         663,391           299,600
Accrued property taxes ........................................         125,524           280,734
Current portion of loan payable ...............................              --            34,200
Construction payable and other accrued liabilities ............       3,341,284            50,641
                                                                   ------------      ------------
   Total current liabilities ..................................       5,941,375         2,638,441
                                                                   ------------      ------------
Long-term Liabilities:
Notes payable and capital lease obligation,
 net of current portion .......................................      12,998,738        17,266,768
Loan, net of current portion (Note 5) .........................              --            99,200
Deferred ticket revenue, net of current portion ...............              --           168,833
                                                                   ------------      ------------
   Total long-term liabilities ................................      12,998,738        17,534,801
                                                                   ------------      ------------
Partners' equity (deficit):
Contributed capital ...........................................              --         2,200,000
Undistributed earnings (loss) .................................      (1,572,719)       (1,406,904)
                                                                   ------------      ------------
                                                                     (1,572,719)          793,096
                                                                   ------------      ------------
   TOTAL LIABILITIES AND PARTNERS' EQUITY .....................    $ 17,367,394      $ 20,966,338
                                                                   ============      ============

        The accompanying notes are an integral part of these statements.

               DEER CREEK PARTNERS, L.P. AND MURAT CENTRE, L.P.

       COMBINED STATEMENTS OF OPERATIONS AND PARTNERS' EQUITY (DEFICIT)

                FOR THE YEARS ENDED DECEMBER 31, 1995 AND 1996




                                                                1995              1996
                                                                             ------------
Operating revenues:
Concert revenue .........................................   $ 11,073,491     $ 14,194,502
Cost of concerts ........................................      8,939,022       10,724,059
                                                            ------------     ------------
                                                               2,134,469        3,470,443
Ancillary income:
Royalty commissions .....................................      1,706,458        1,799,950
Corporate sponsorships ..................................        959,518        1,056,161
Other ancillary income ..................................        789,433        1,375,528
                                                            ------------     ------------
                                                               5,589,878        7,702,082
Operating expenses:
General & administrative ................................      2,419,679        3,452,990
Depreciation & amortization .............................        343,567          783,167
Other operating expenses ................................        249,812          471,126
                                                            ------------     ------------
                                                               3,013,058        4,707,283
Income from operations ..................................      2,576,820        2,994,799
Other income (expense):
Interest income .........................................         86,034           84,123
Interest expense ........................................     (2,203,690)      (1,549,579)
                                                            ------------     ------------
   Net Income (Loss) ....................................   $    459,164     $  1,529,343
Partners' Equity (Deficit) at beginning of year .........   $ (1,857,603)    $ (1,572,719)
Contributions ...........................................             --        2,200,000
Distributions ...........................................       (174,280)      (1,363,528)
                                                            ------------     ------------
Partners' Equity (Deficit) at end of year ...............   $ (1,572,719)    $    793,096
                                                            ============     ============

        The accompanying notes are an integral part of these statements.

               DEER CREEK PARTNERS, L.P. AND MURAT CENTRE, L.P.

                       COMBINED STATEMENTS OF CASH FLOWS

                FOR THE YEARS ENDED DECEMBER 31, 1995 AND 1996




                                                                                   1995              1996
                                                                             ---------------   ---------------
Operating Activities:
Net income ...............................................................    $    459,164      $  1,529,343
Adjustments to reconcile net income to net cash provided by
 operating activities:
 Depreciation and amortization ...........................................         461,678           783,167
Decrease (increase) in certain assets:
 Accounts receivable .....................................................         (45,317)          (17,381)
 Prepaid show expenses ...................................................              --           (42,114)
 Prepaid expenses and other ..............................................         746,307           (33,381)
Increase (decrease) in certain liabilities:
 Accounts payable, construction payable and other accrued
   liabilities ...........................................................       3,424,461        (3,087,135)
 Deferred ticket revenue .................................................      (1,266,654)          467,889
 Accrued interest ........................................................         389,251          (363,791)
 Other ...................................................................         (75,407)           44,852
                                                                              ------------      ------------
   Net cash provided by (used in) operating activities ...................       4,093,483          (718,551)
                                                                              ------------      ------------
Investing Activities:
 Capital expenditures ....................................................      (6,713,889)       (5,197,260)
                                                                              ------------      ------------
 Net cash used by investing activities ...................................      (6,713,889)       (5,197,260)
                                                                              ------------      ------------
Financing Activities:
 Net proceeds from borrowings ............................................       3,060,087         5,057,249
 Capital contributions ...................................................              --         2,200,000
 Department of Metropolitan Development Grant ............................         761,014           338,986
 Principal payments on notes and loan payable and capital leases .........         (20,308)       (1,334,653)
 Distributions to partners ...............................................        (174,280)       (1,363,528)
                                                                              ------------      ------------
   Net cash provided by financing activities .............................       3,626,513         4,898,054
                                                                              ------------      ------------
Net increase (decrease) in cash and cash equivalents .....................       1,006,107        (1,017,757)
Cash and cash equivalents:
 Beginning of period .....................................................         888,426         1,894,533
                                                                              ------------      ------------
 End of period ...........................................................    $  1,894,533      $    876,776
                                                                              ============      ============
Supplemental disclosures:
 Cash paid for interest ..................................................    $  1,148,049      $  1,912,494
 Equipment acquired under capital leases .................................              --           139,000
                                                                              ============      ============

        The accompanying notes are an integral part of these statements.

               DEER CREEK PARTNERS, L.P. AND MURAT CENTRE, L.P.

                     NOTES TO COMBINED FINANCIAL STATEMENTS


1. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

 a. Organization

     Prior to 1997 (See Note 10) Deer Creek Partners, L.P. (the Deer Creek Partnership) owned and operated Deer Creek Music Center (Deer Creek), a concert amphitheater located in Hamilton County, near Indianapolis, Indiana which commenced operations in 1989. Sand Creek Partners, L.P. (the general partner) was a 50% general partner and is responsible for the management of the Deer Creek Partnership. Conseco, Inc. (Conseco) was a 50% limited partner of the Deer Creek Partnership. All distributable cash, as defined by the Deer Creek partnership agreement, is to be distributed equally between the Partners.

     The Deer Creek Partnership was formed on January 5, 1996 as a result of Conseco exercising its option to become a 50% owner of Deer Creek. Deer Creek was previously 100% owned by Sand Creek Partners, L.P. This change in ownership has been accounted for as a reorganization, and thus the carrying value of the assets and liabilities related to Deer Creek remain unchanged as a result of the reorganization.

     Murat Centre, L.P. (Murat Partnership), formed on August 1, 1995, leases and operates the Murat Theatre (Theatre), a renovated concert and entertainment venue located in downtown Indianapolis, Indiana. The Theatre's grand reopening was in March, 1996. The Theatre is currently owned by and was previously operated by the Murat Temple Association, Inc. Murat Centre, Inc. is the general partner and is responsible for management of the Theatre. Profits and losses of the Murat Partnership are allocated 1% to the general partner and 99% to the limited partners. Distributions to partners are generally limited to the income taxes payable by the partners as a result of taxable income generated by the Murat Partnership. To the extent that cash flow for the applicable year exceeds all payment requirements as discussed in Note 3, the excess shall be distributed to the partners.

     In connection with reopening the Theatre, the Murat Partnership expended approximately $11.7 million for renovations which began in 1995. Start-up and organizational costs of approximately $85,000 in 1995 and $90,000 in 1996 were expensed as incurred and have been included in general and administrative expenses in the combined statement of operations for the years ended December 31, 1996 and 1995. The building is leased under a 50 year operating lease with options for 5 additional consecutive 10 year periods under the same terms and conditions as the initial 50 year lease.

 b. Basis of Accounting

     The financial statements have been prepared in accordance with generally accepted accounting principles. Such principles require management to make estimates and assumptions that affect the reported amounts of assets, liabilities and disclosures of contingent assets and liabilities at the date of financial statements and the amounts of income and expenses during the reporting period. Actual results could differ from those estimated.

 c. Property and Equipment

     Property and equipment are carried at cost less accumulated depreciation. Depreciation is provided using the straight-line method over the estimated useful lives of the assets. Buildings are depreciated over forty years, leasehold improvements over thirty years, site improvements over twenty years, and furniture and equipment over five to seven years.

 d. Loan Acquisition Costs

     Loan acquisition costs represent agency and commitment fees paid to the lenders, closing costs and legal fees incurred in connection with the notes payable (see Note 2). These fees are being amortized on a straight-line basis over a fifteen year period, which represented the approximate term of the related debt.

               DEER CREEK PARTNERS, L.P. AND MURAT CENTRE, L.P.

 e. Deferred Revenue


     Deferred revenue includes individual show ticket revenue, season ticket revenue, and corporate box seat revenue received in advance of events or the next concert season and will be recognized over the period in which the shows are held. A portion of the deferred revenue was derived from the bartering of tickets for goods and services related to the Murat renovation. Barter transactions are recorded at the estimated fair value of the materials or service received.


 f. Income Taxes


     No provision for Federal or state income taxes is required because the partners are taxed directly on their distributable shares of the Partnerships' income or loss.


 g. Cash Equivalents


     The Partnerships consider all highly liquid investments with an original maturity of three months or less to be cash equivalents.


 h. Advertising and Promotion


     Advertising and promotion costs are expensed at the time the related promotional event is held. The costs were approximately $930,000 in 1996 and $595,000 in 1995.


2. NOTES PAYABLE


     Notes payable and capital lease obligations as of December 31, 1995 and 1996 consisted of the following:




                                                                     DECEMBER 31,     DECEMBER 31,
                                                                         1995             1996
                                                                    --------------   -------------
MURAT PARTNERSHIP
Note payable to bank with 9.25% interest rate subject to
 adjustment in 2001 and 2006; payable in monthly installments of $30,876, including interest, in addition to annual contingent principal payments based upon remaining net cash flow as
 defined in Note 3; secured by assets of the Murat Partnership and guaranteed by two of the limited partners for $375,000
 each; balance due no later than April 1, 2011. .................     $       --      $2,928,053
Note payable with 9% non-compounding interest rate through
 November 14, 1996, 12% non-compounding interest rate from
 November 15, 1996 through November 14, 1998, 18%
 non-compounding interest rate thereafter; all interest is
 cumulative; principal and interest payments are based upon
 remaining net cash flow as defined in Note 3; subordinate to
 above bank note payable. .......................................      2,647,165       3,000,000
Note payable with 0% interest rate; principal payments the lesser of $.15 per ticket sold during fiscal year or remaining net cash flow as defined in Note 3; subordinate to above bank note
 payable. .......................................................             --         800,000

               DEER CREEK PARTNERS, L.P. AND MURAT CENTRE, L.P.

                                                                         DECEMBER 31,     DECEMBER 31,
                                                                             1995             1996
                                                                        --------------   -------------
Note payable with interest calculated annually and is equal to the lesser of (1) $.10 per ticket sold during fiscal year, (2) prime plus 1% or (3) remaining net cash flow as defined in Note 3;
 interest and principal is paid at the lesser of $.10 per ticket sold during fiscal year or remaining net cash flow as defined in Note
 3; principal is also required to be paid down upon sale of
 certain Partnership assets or the refinancing of certain
 Partnership loans; subordinate to above bank note payable ..........    $        --     $ 1,000,000
 Other ..............................................................         90,940              --
DEER CREEK PARTNERSHIP
Note payable with interest calculated annually at 9.5%; payable in quarterly installments of approximately $353,000, including interest, through the year 2010; secured by substantially all of the assets of the partnership and is guaranteed up to 50%,
 jointly and severally, by two officers of Sunshine Promotions,
 Inc. (Sunshine), and by Sunshine (See Note 6.) .....................             --      10,019,361
Note payable with interest at 11.18% payable in monthly
 installments and contingent interest based upon net cash flow;
 secured by substantially all of the assets of the Partnership;
 principal due 1999 with the option for the holder to accelerate
 the maturity date to 1996. .........................................     11,041,024              --
Capital leases ......................................................         16,000         130,481
                                                                         -----------     -----------
  Total notes payable and capital lease obligations .................     13,795,129      17,877,894
  Less -- Current portion ...........................................        796,391         611,127
                                                                         -----------     -----------
                                                                         $12,998,738     $17,266,768
                                                                         ===========     ===========

     Principal payments made on the Murat Partnership bank term note during 1996 totaled $71,947. The Murat Partnership's 1996 net cash flow (see Note 3) did not require additional principal payments to be made on its notes payable. The bank term note contains cash flow and leverage ratio covenants. The Murat Partnership was not in compliance with the cash flow covenant as of December 31, 1996, but received a waiver dated March 31, 1997 for the December 31, 1996 calculation. Provisions of the $800,000 note payable require the Murat Partnership to continue making payments after the principal has been paid down equal to the lesser of $.15 per ticket sold during the fiscal year or remaining cash flow, as defined in Note 3. These payments are to be made to a not-for-profit foundation and will be designated for remodeling and upkeep of the Theatre.


     Under the terms of the note payable in 1995, the Deer Creek Partnership incurred contingent interest, which was based on cash flow, of $885,000. During 1995, Deer Creek Partnership's current lender (a related party) purchased the note payable and entered into an amended and restated loan agreement with the partnership on January 5, 1996. For each year until the Deer Creek loan is repaid, net cash flow (as defined) in excess of $400,000 shall be paid as a principal payment on the loan, not to exceed $400,000. In 1995 and 1996, the Deer Creek Partnership's net cash flow was such that the maximum principal payment of $400,000 was required for each year. In addition, the promotional management fee paid to Sunshine (see Note 6) is subordinate to the quarterly loan payments.

               DEER CREEK PARTNERS, L.P. AND MURAT CENTRE, L.P.

     Principal maturities of notes payable for the next 5 years, excluding principal paydowns resulting from excess cash flow:



  1997 ..............    $578,895
  1998 ..............     635,682
  1999 ..............     698,041
  2000 ..............     766,518
  2001 ..............     841,712

     Future capital lease payments of principal and interest are as follows:



  1997 ..............    $50,800
  1998 ..............     46,250
  1999 ..............     37,000
  2000 ..............     36,000
  2001 ..............      4,000

3. MURAT CASH FLOW PAYMENTS

     Each of the Murat Partnership's debt agreements require certain principal and interest to be paid in April of each year based upon the Murat Partnership's net cash flow for the preceding year. The Murat Partnership's building lease agreement provides for lease payments to be made based upon the same net cash flow calculation. Net cash flow, as defined in each agreement, approximates net income, plus depreciation and amortization, less capital expenditures and partnership distributions necessary to pay applicable income taxes. Net cash flow in each year will be used by the Murat Partnership to pay principal, interest and lease payments in the following order of priority:

1. Payment of interest on $1,000,000 note equal to the lesser of (a) $.10 per ticket sold, (b) prime plus 1% or (c) remaining net cash flow;

2. Additional principal payments on bank note so that the total principal paid each month (including mandatory term payments discussed in Note 2) equals up to, but not exceeding, $16,667. If cash flow in any fiscal year is not sufficient to meet these additional principal payments, the obligation carries forward to the subsequent year;

3. For 1997 and beyond, building operating lease payments not to exceed $50,000 per year, non-cumulative;

4. Interest related to the $3 million note (including previous years' cumulative amounts not paid);

5.  Principal payment on the $3 million note until paid in full;

6. Principal payment on $800,000 note equal to lesser of $.15 per ticket sold during fiscal year or remaining net cash flow;

     If cash flow is such that only a portion is paid on the obligation in 2. above, Sunshine, Inc.'s management fee (see Note 6.) could be reduced by the amount paid in 1. in order to maximize the amount available to fully pay the obligation in 2.


4. DMD GRANT

     As part of the original financing for renovation of the Theatre, the Department of Metropolitan Development (DMD) contributed approximately $760,000 in 1995 and $340,000 in 1996 to the Murat Partnership. The DMD stipulated that the grant was to be used for leasehold improvements on the Theatre. As such, the grant has been recorded on the balance sheet as a reduction of leasehold improvements and is being amortized over 30 years.

               DEER CREEK PARTNERS, L.P. AND MURAT CENTRE, L.P.

5. AGREEMENTS WITH OUTSIDE VENDORS

     Effective February 1996, the Murat Partnership entered into a ten year agreement with a caterer to provide exclusive catering services at the Theatre. The Murat Partnership is entitled to a commission based upon a percentage of the caterer's net sales. As part of the agreement the caterer loaned the Murat Partnership $165,000, at a nominal interest rate, for leasehold improvements necessary to provide catering services. In February 1996 the Murat Partnership began repaying the loan ratably over 5 years.

     Effective February 1996, the Murat Partnership entered into a ten year agreement with a concessionaire for the exclusive license to sell concession food and beverages at Theatre events. The Murat Partnership is entitled to royalty commissions based upon a percentage of the concessionaire's gross receipts. The concessionaire has paid the Murat Partnership $50,000 to be used for leasehold improvements (which are being depreciated over 30 years) which will be used by the concessionaire. This payment has been recorded as deferred income and is being amortized over the term of the agreement. On March 28, 1997 the rights to the concession agreement were acquired by the caterer under the same terms as the original concession agreement.

     Effective March 1996, the Murat Partnership entered into a five year agreement with a stagehand union allowing the union to provide services at all ticketed shows held in the main theater other than the broadway series. The agreement, among other items, sets minimum hours per show and hourly wages to be paid to union members. It also sets forth duties which must be performed solely by union members. A separate agreement between the stagehand union and Pace Theatrical Group, Inc. (see Note 7) governs the use of union stagehands for the broadway series.

     Effective February 1996, the Murat Partnership entered into a one year agreement granting another party the right to manage and operate the Theatre parking lot.

     In July 1988, the Deer Creek Partnership entered into a ten-year agreement with a concessionaire for the exclusive license to sell food and beverages at Deer Creek events. The Deer Creek Partnership is entitled to royalty commissions based upon a percentage of the concessionaire's gross receipts.

     The Deer Creek Partnership has an agreement with another concessionaire for an exclusive license to sell consigned nonconsumable novelties and programs at Deer Creek events. The agreement expires on October 31, 2001. The Deer Creek Partnership is entitled to royalty commissions based on the concessionaire's gross receipts.

     Total revenues related to the Deer Creek and Murat Center Partnership's vendor agreements were approximately $1.8 million and $1.7 million in 1996 and 1995, respectively.


6. MANAGEMENT AGREEMENTS

     The Deer Creek Partnership and Murat Partnership have entered into agreements which expire in 2009 and 2015, respectively, with Sunshine whose stockholders are also the limited partners of the general partner. Sunshine provides the overall promotional management and booking of the entertainment events held at respective venues, along with other general management responsibilities. As compensation for Sunshine's services, the Deer Creek Partnership pays Sunshine 4 percent of gross ticket sales, royalty income and various other revenues. Total fees to Sunshine for these services were approximately $581,000 in 1995 and $560,000 in 1996. The Murat pays Sunshine an annual management fee of $300,000, adjusted annually each January 1 by the greater of 4% or the annual increase in the consumer price index. In 1996 no such fee was recognized by the Murat Partnership as Sunshine permanently waived the $300,000 management fee due for 1996.

     In June 1988, the Deer Creek Partnership entered into a ten-year agreement with an unrelated management company to provide the on-site operations management for Deer Creek. At the end of 1995, this agreement was terminated by mutual consent of both parties. The Deer Creek Partnership entered

               DEER CREEK PARTNERS, L.P. AND MURAT CENTRE, L.P.

into a new agreement with the former management company whereby it agreed to pay $75,000 in 1996, 1997 and 1998 and also to provide to the former management company selected season tickets at Deer Creek in 1997 and 1998. In return, for 1996, 1997 and 1998, the Deer Creek Partnership is to receive advertising and promotion.


7. BROADWAY SERIES PARTNERSHIP


     In 1996 the Murat Partnership entered into a 5 year partnership agreement with Pace Theatrical Group, Inc. (Pace) and Broadway Series Management (BSMG) to co-present a subscription series of touring Broadway type shows in Indianapolis. This agreement calls for net profits and losses derived from the series to be split, after the allocation of certain revenues to the Murat Partnership and Pace, as follows: 45% Murat Partnership, 45% Pace, and 10% BSMG. No capital was invested by any of the parties and all income has been distributed to the parties. The Murat Partnership is responsible for the local marketing and management of the series, while Pace is responsible for booking, series management, and season ticket sales for the series. The Murat Partnership recognized earnings related to this partnership of $270,000 in 1996.


8. RELATED PARTIES


     In addition to the management agreement with Sunshine discussed in Note 6, the Deer Creek Partnership and Murat Partnership have conducted business with certain related parties in which the limited partners of the general partner have significant interests. Fees paid to all other related parties for catering, uniforms and marketing services totaled $249,000 in 1995 and $65,000 in 1996 from the Deer Creek Partnership and $46,000 in 1996 from the Murat Partnership.


9. SALE OF MURAT PARTNERSHIP AND DEER CREEK PARTNERSHIP


     In June 1997, the partners of the Murat Partnership and the Deer Creek Partnership agreed to sell all of the assets of the Murat Partnership and Deer Creek Partnership to SFX Broadcasting, Inc. (Broadcasting). The total sales price to Broadcasting of the combined partnership assets was approximately $33 million. As a part of the sale, Broadcasting assumed or retired virtually all liabilities and acquired all assets of the Murat Partnership and the Deer Creek Partnership.

                   REPORT OF INDEPENDENT PUBLIC ACCOUNTANTS



To PACE Entertainment Corporation:


We have audited the accompanying consolidated balance sheet of PACE Entertainment Corporation (a Texas Corporation) and subsidiaries as of September 30, 1997, and the related consolidated statements of operations, shareholders' equity and cash flows for the year then ended. These consolidated financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these consolidated financial statements based on our audit.


We conducted our audit in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.


In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the financial position of PACE Entertainment Corporation and subsidiaries as of September 30, 1997, and the results of their operations and their cash flows for the year then ended in conformity with generally accepted accounting principles.




ARTHUR ANDERSEN LLP







Houston, Texas
December 15, 1997 (except with respect
to the matters discussed in
Note 12, as to which the date
is December 22, 1997)

                         REPORT OF INDEPENDENT AUDITORS



Board of Directors and Shareholders
PACE Entertainment Corporation and Subsidiaries


     We have audited the accompanying consolidated balance sheet of PACE Entertainment Corporation and subsidiaries as of September 30, 1996, and the related consolidated statements of operations, cash flows, and shareholders' equity for each of the two years in the period ended September 30, 1996. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.


     We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.


     In our opinion, the financial statements referred to above present fairly, in all material respects, the consolidated financial position of PACE Entertainment Corporation and subsidiaries at September 30, 1996, and the consolidated results of their operations and their cash flows for each of the two years in the period ended September 30, 1996, in conformity with generally accepted accounting principles.



                                        ERNST & YOUNG LLP



Houston, Texas
December 13, 1996

                PACE ENTERTAINMENT CORPORATION AND SUBSIDIARIES

                          CONSOLIDATED BALANCE SHEETS
                       (IN THOUSANDS, EXCEPT SHARE DATA)




                                                                   SEPTEMBER 30       DECEMBER 31
                                                               --------------------- ------------
                                                                  1996       1997        1997
                                                               ---------- ---------- ------------
                                                                                      (UNAUDITED)
      ASSETS
CURRENT ASSETS:
 Cash and cash equivalents ...................................  $23,165    $23,784     $27,702
 Trade receivables, net ......................................    4,097      4,562       6,741
 Accounts receivable, related parties ........................    1,010      1,007       1,096
 Notes receivable ............................................    3,040        386          81
 Prepaid expenses ............................................    6,106      9,967      10,586
 Investments in theatrical productions .......................    2,489      4,402       3,958
 Deferred tax asset ..........................................    1,872        979         943
                                                                -------    -------     -------
   Total current assets ......................................   41,779     45,087      51,107
INVESTMENTS IN UNCONSOLIDATED PARTNERSHIPS ...................    8,816     13,899      15,613
NOTES RECEIVABLE, related parties ............................    6,958      8,024       7,766
INTANGIBLE ASSETS, net .......................................   17,244     17,894      17,633
OTHER ASSETS, net ............................................    4,484      4,933       6,047
                                                                -------    -------     -------
   Total assets ..............................................  $79,281    $89,837     $98,166
                                                                =======    =======     =======
              LIABILITIES AND SHAREHOLDERS' EQUITY
CURRENT LIABILITIES:
 Accounts payable and accrued liabilities ....................  $10,285    $11,078       9,277
 Deferred revenue ............................................   26,909     32,093      33,208
 Current maturities of long-term debt ........................    2,576      2,394       2,688
                                                                -------    -------     -------
   Total current liabilities .................................   39,770     45,565      45,173
LONG-TERM DEBT ...............................................   21,863     23,129      31,543
OTHER NONCURRENT LIABILITIES .................................    2,496      1,607       2,080
REDEEMABLE COMMON STOCK ......................................    3,264      2,456       2,983
COMMITMENTS AND CONTINGENCIES
SHAREHOLDERS' EQUITY:
 Common stock, $1 par value; 500,000 shares authorized,
   2,579 shares issued as of September 30, 1996 and 1997 .....        3          3           3
 Additional paid-in capital ..................................    1,910      1,942       2,097
 Retained earnings ...........................................   10,115     15,275      14,427
 Treasury stock, at cost, 544 shares .........................     (140)      (140)       (140)
                                                                -------    -------     -------
   Total shareholders' equity ................................   11,888     17,080      16,387
                                                                -------    -------     -------
   Total liabilities and shareholders' equity ................  $79,281    $89,837     $98,166
                                                                =======    =======     =======

The accompanying notes are an integral part of these consolidated financial statements.

                PACE ENTERTAINMENT CORPORATION AND SUBSIDIARIES

                     CONSOLIDATED STATEMENTS OF OPERATIONS
                                (IN THOUSANDS)




                                                                                              THREE MONTHS ENDED
                                                     YEARS ENDED SEPTEMBER 30                    DECEMBER 31
                                            -------------------------------------------  ----------------------------
                                                 1995           1996           1997           1996           1997
                                            -------------  -------------  -------------  --------------  ------------
                                                                                                 (UNAUDITED)
GROSS REVENUES ...........................   $  150,385     $  156,325     $  176,046      $ 38,430       $  38,552
COST OF SALES ............................     (131,364)      (135,925)      (148,503)      (34,221)        (33,687)
EQUITY IN EARNINGS (LOSS) OF
 UNCONSOLIDATED PARTNERSHIPS
 AND THEATRICAL PRODUCTIONS ..............        2,183          3,048          6,838          (111)          1,185
                                             ----------     ----------     ----------      --------       ---------
  Gross profit ...........................       21,204         23,448         34,381         4,098           6,050
SELLING, GENERAL AND
 ADMINISTRATIVE EXPENSES .................      (13,351)       (15,951)       (21,260)       (4,072)         (5,018)
STOCK COMPENSATION .......................          (25)        (3,675)          (456)             (6)         (683)
LITIGATION SETTLEMENT ....................           --         (3,657)            --            --              --
DEPRECIATION AND AMORTIZATION ............       (1,223)        (1,737)        (1,896)         (434)           (523)
                                             ----------     ----------     ----------      ----------     ---------
  Operating profit (loss) ................        6,605         (1,572)        10,769          (414)           (174)
INTEREST INCOME, related parties .........          305            329            403            75             178
INTEREST INCOME, other ...................          147            176             60            35               6
INTEREST EXPENSE .........................         (655)        (1,206)        (1,997)         (480)           (867)
                                             ----------     ----------     ----------      ----------     ---------
INCOME (LOSS) BEFORE INCOME TAXES
 AND MINORITY INTEREST ...................        6,402         (2,273)         9,235          (784)           (857)
INCOME TAX (PROVISION) BENEFIT ...........       (2,575)           714         (3,529)          222             182
MINORITY INTEREST ........................         (485)          (446)          (546)         (130)           (173)
                                             ----------     ----------     ----------      ----------     ---------
NET INCOME (LOSS) ........................   $    3,342     $   (2,005)    $    5,160      $   (692)      $    (848)
                                             ==========     ==========     ==========      ==========     =========

The accompanying notes are an integral part of these consolidated financial statements.

                PACE ENTERTAINMENT CORPORATION AND SUBSIDIARIES

                CONSOLIDATED STATEMENTS OF SHAREHOLDERS' EQUITY
                                (IN THOUSANDS)




                                                             ADDITIONAL                                   TOTAL
                                                  COMMON       PAID-IN      RETAINED     TREASURY     SHAREHOLDERS'
                                                   STOCK       CAPITAL      EARNINGS       STOCK         EQUITY
                                                 --------   ------------   ----------   ----------   --------------
BALANCE AT SEPTEMBER 30, 1994 ................      $ 3        $1,465       $  8,778      $ (140)       $ 10,106
 Amortization of deferred stock compensation         --            25             --          --              25
 Net income ..................................       --            --          3,342          --           3,342
                                                    ---        ------       --------      ------        --------
BALANCE AT SEPTEMBER 30, 1995 ................        3         1,490         12,120        (140)         13,473
 Issuance of restricted stock and amortization
   of deferred stock compensation ............       --           420             --          --             420
 Net loss ....................................       --            --         (2,005)         --          (2,005)
                                                    ---        ------       --------      ------        --------
BALANCE AT SEPTEMBER 30, 1996 ................        3         1,910         10,115        (140)         11,888
 Issuance of restricted stock and amortization
   of deferred stock compensation ............       --            32             --          --              32
 Net income ..................................       --            --          5,160          --           5,160
                                                    ---        ------       --------      ------        --------
BALANCE AT SEPTEMBER 30, 1997 ................        3         1,942         15,275        (140)         17,080
 Issuance of restricted stock and amortization
   of deferred stock compensation
   (unaudited) ...............................       --           155             --          --             155
 Net loss (unaudited) ........................       --            --           (848)         --            (848)
                                                    ---        ------       --------      ------        --------
BALANCE AT DECEMBER 31, 1997
 (unaudited) .................................      $ 3        $2,097       $ 14,427      $ (140)       $ 16,387
                                                    ===        ======       ========      ======        ========

The accompanying notes are an integral part of these consolidated financial statements.

                PACE ENTERTAINMENT CORPORATION AND SUBSIDIARIES

                     CONSOLIDATED STATEMENTS OF CASH FLOWS
                                (IN THOUSANDS)




                                                                                                    THREE MONTHS ENDED
                                                                   YEARS ENDED SEPTEMBER 30             DECEMBER 31
                                                            -------------------------------------- ---------------------
                                                                 1995         1996         1997       1996       1997
                                                            ------------- ------------ ----------- ---------- ----------
                                                                                                        (UNAUDITED)
CASH FLOWS FROM OPERATING ACTIVITIES:
 Net income (loss) ........................................   $ 3,342      $  (2,005)   $   5,160   $   (692)  $   (848)
 Adjustments to reconcile net income (loss) to net
   cash provided by (used in) operating activities-
   Depreciation and amortization ..........................     1,223          1,737        1,896        434        522
   Equity in (earnings) loss of unconsolidated
    partnerships ..........................................    (1,624)          (486)      (4,912)       607     (1,150)
   Distributions from unconsolidated partnerships .........     1,297          1,090        2,354      1,073        411
   Restricted stock compensation ..........................        25          3,675          456          6        683
   Deferred income tax expense (benefit) ..................       848         (4,541)       2,037         36       (574)
   Changes in operating assets and liabilities- ...........
    Trade receivables .....................................       447           (826)        (465)       383     (2,179)
    Notes receivable ......................................    (1,813)        (1,227)       2,654      1,140        305
    Prepaid expenses ......................................      (221)         1,466       (3,861)    (2,099)      (619)
    Investments in theatrical productions .................       305           (335)      (1,913)    (1,658)       444
    Other assets ..........................................       (37)        (1,130)        (421)       (39)      (469)
    Accounts payable and accrued liabilities ..............       947         (1,142)        (920)      (264)    (2,626)
    Deferred revenue ......................................    (1,082)        (1,008)       5,184     (7,004)     1,115
    Other liabilities .....................................       171          1,601          (34)       130      3,083
                                                              --------     ---------    ---------   --------   --------
      Net cash provided by (used in) operating
       activities .........................................     3,828         (3,131)       7,215     (7,947)    (1,902)
                                                              --------     ---------    ---------   --------   --------
CASH FLOWS FROM INVESTING ACTIVITIES:
 Acquisitions, net of cash acquired .......................        --        (13,233)      (2,215)        --       (178)
 Capital expenditures .....................................      (728)          (827)      (1,008)      (407)      (900)
 Loans and advances to related parties ....................    (2,301)          (535)      (2,295)         2        169
 Contributions to unconsolidated partnerships .............    (1,212)        (1,806)      (2,162)      (618)    (1,980)
                                                              --------     ---------    ---------   --------   --------
      Net cash used in investing activities ...............    (4,241)       (16,401)      (7,680)    (1,023)    (2,889)
                                                              --------     ---------    ---------   --------   --------
CASH FLOWS FROM FINANCING ACTIVITIES:
 Proceeds from debt additions .............................     8,927         24,043       24,287        557     14,593
 Payments on debt .........................................    (8,928)        (6,512)     (23,203)      (873)    (5,884)
                                                              --------     ---------    ---------   --------   --------
      Net cash provided by (used in) financing
       activities .........................................          (1)      17,531        1,084       (316)     8,709
                                                              ----------   ---------    ---------   --------   --------
NET INCREASE (DECREASE) IN CASH AND
 CASH EQUIVALENTS .........................................      (414)        (2,001)         619     (9,286)     3,918
CASH AND CASH EQUIVALENTS AT
BEGINNING OF YEAR .........................................    25,580         25,166       23,165     23,165     23,784
                                                              ---------    ---------    ---------   --------   --------
CASH AND CASH EQUIVALENTS AT END OF
 YEAR .....................................................   $25,166      $  23,165    $  23,784   $ 13,879   $ 27,702
                                                              =========    =========    =========   ========   ========
SUPPLEMENTAL DISCLOSURE OF CASH
FLOW INFORMATION:
 Interest paid ............................................   $   620      $   1,117    $   1,900   $    180   $    644
 Income taxes paid ........................................     2,276          2,804        2,103        565         93

The accompanying notes are an integral part of these consolidated financial statements.

                PACE ENTERTAINMENT CORPORATION AND SUBSIDIARIES

                  NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                              SEPTEMBER 30, 1997


1. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES AND BASIS OF PRESENTATION:


 Description of Business


     PACE Entertainment Corporation (referred to herein as PACE or the Company), a Texas corporation, is a diversified live entertainment company operating principally in the United States. The Company presents and produces theatrical shows, musical concerts and specialized motor sports events. Through certain unconsolidated partnerships, the Company also owns interests in and operates amphitheaters, which are used primarily for the presentation of live performances by musical artists.


 Principles of Consolidation


     The accompanying consolidated financial statements include the accounts of PACE and its majority-owned subsidiaries. The Company accounts for its investments in 50 percent or less owned entities, including theatrical production partnerships, using the equity method. Intercompany balances are eliminated.


     The Company has various agreements related to the presentation of events with other live entertainment organizations whereby the Company retains 50 percent to 80 percent of the profits from such events. The Company consolidates the revenues and related costs from these events and records the amounts paid to the other parties in cost of sales.


 Cash Equivalents


     The Company considers all highly liquid investments with a maturity of three months or less when purchased to be cash equivalents. At September 30, 1997, the Company had restricted cash and cash equivalents of $2,950,000, which secured letters of credit totaling $3,750,000.


 Trade Receivables


     Trade receivables are shown net of allowance for doubtful accounts of $120,000 and $134,000 at September 30, 1996 and 1997, respectively.


 Prepaid Expenses


     Prepaid expenses include show advances and deposits, event advertising costs and other costs directly related to future events. Such costs are charged to operations upon completion of the related events.


     As of September 30, 1996 and 1997, prepaid expenses included event advertising costs of $1,337,000 and $1,498,000, respectively. The Company recognized event advertising expenses of $13,818,000, $14,861,000 and $13,802,000 in cost of sales for the years ended September 30, 1995, 1996 and 1997, respectively.


 Investments in Theatrical Productions


     Theatrical production partnerships are typically formed to invest in a single theatrical production and, therefore, have limited lives which are generally less than one year. Accordingly, the Company's investments in such partnerships are generally shown as current assets. The partnerships amortize production costs over the estimated life of each production based on the percentage of revenues earned in relation to projected total revenues.

                PACE ENTERTAINMENT CORPORATION AND SUBSIDIARIES

 Intangible Assets


     Intangible assets consisted of the following (in thousands):




                                                                    SEPTEMBER 30
                                                               -----------------------
                                                                  1996         1997
                                                               ----------   ----------
       Goodwill ............................................    $ 16,599     $ 17,851
       Noncompete agreements and other intangibles .........       3,940        3,857
                                                                --------     --------
                                                                  20,539       21,708
       Accumulated amortization ............................      (3,295)      (3,814)
                                                                --------     --------
                                                                $ 17,244     $ 17,894
                                                                ========     ========

     Goodwill, which represents the excess of costs of business acquisitions over the fair value of net assets acquired, is being amortized on a straight-line basis over periods not exceeding 40 years. The noncompete agreements and other intangibles are being amortized on a straight-line basis over periods generally not exceeding five years. The Company evaluates on an ongoing basis whether events and circumstances indicate that the amortization periods of intangibles warrant revision. Additionally, the Company periodically assesses whether the carrying amounts of intangibles exceed their expected future benefits and value, in which case an impairment loss would be recognized. Such assessments are based on various analyses, including cash flow and profitability projections.


 Accounts Payable and Accrued Liabilities


     Accounts payable and accrued liabilities consisted of the following (in thousands):




                                                 SEPTEMBER 30
                                             ---------------------
                                                1996        1997
                                             ---------   ---------
       Accounts payable ..................    $ 1,192     $ 1,866
       Accrued payroll ...................      2,384       2,936
       Other accrued liabilities .........      6,709       6,276
                                              -------     -------
                                              $10,285     $11,078
                                              =======     =======

 Revenue Recognition


     Revenues from the presentation and production of an event, including interest on advance ticket sales, are recognized upon completion of the event. Deferred revenue relates primarily to advance ticket sales.


     The Company barters event tickets and sponsorship rights for products and services, including event advertising. These barter transactions are not recognized in the accompanying consolidated financial statements and are not material to the Company's financial position or results of operations.


  Stock-Based Compensation


     The Company adopted Statement of Financial Accounting Standards (SFAS) No. 123, "Accounting for Stock-Based Compensation," during the year ended September 30, 1997, and implemented its disclosure provisions. While SFAS No. 123 encourages companies to recognize expense for stock options at estimated fair value based on an option-pricing model, the Company has elected to continue to follow Accounting Principles Board (APB) Opinion No. 25, "Accounting for Stock Issued to Employees," and related interpretations in accounting for its employee stock options.

                PACE ENTERTAINMENT CORPORATION AND SUBSIDIARIES

 Financial Instruments


     The carrying amounts of cash equivalents approximate fair value because of the short maturities of these investments. The carrying amount of long-term debt approximates fair value as borrowings bear interest at current market rates.


 Use of Estimates


     The preparation of financial statements in conformity with generally accepted accounting principles requires the Company to make estimates and assumptions that affect the amounts reported in the financial statements and accompanying notes. Actual results could differ from those estimates.


 Reclassifications


     Certain 1995 and 1996 amounts have been reclassified to conform with the 1997 presentation.


 Interim Financial Information


     The interim financial data as of December 31, 1997 and for the three-month periods ended December 31, 1996 and 1997 is unaudited and certain information and disclosures normally included in financial statements prepared in accordance with generally accepted accounting principles have been omitted. However, in the opinion of management, the interim data includes all adjustments, consisting only of normal recurring adjustments, necessary for a fair statement of the results for the interim periods. The results of operations for the interim periods are not necessarily indicative of the results to be expected for the entire year.


2. ACQUISITIONS:


     On March 13, 1996, the Company acquired substantially all the assets of SRO Motorsports (SRO), a division of Madison Square Garden, L.P., under an asset purchase agreement for an aggregate initial purchase price of approximately $13,300,000 in cash and $3,800,000 in assumed liabilities. The agreement also provides for a contingent deferred purchase price not to exceed $1,000,000, payable if annual earnings before interest, taxes, depreciation and amortization of the Company's motor sports operations, as defined, exceed $8,000,000 for any fiscal year through September 30, 2001. No deferred purchase price costs had been incurred through September 30, 1997.


     The acquisition of SRO was accounted for under the purchase method and the assets acquired and liabilities assumed were recorded at fair value, resulting in the recognition of $14,250,000 of goodwill and $400,000 of other intangibles. The results of operations of SRO since March 13, 1996, have been included in the accompanying consolidated financial statements.


     The following unaudited pro forma information assumes that the Company had acquired SRO as of October 1, 1994. The pro forma information includes adjustments for interest expense that would have been incurred to finance the acquisition, amortization of goodwill and other intangibles, the income tax effects of the operations of SRO, and the elimination of certain intercompany balances. The unaudited pro forma information, which is not necessarily indicative of what actual results would have been, is as follows (in thousands):




                                            YEAR ENDED
                                           SEPTEMBER 30
                                     -------------------------
                                         1995          1996
                                     -----------   -----------
                                            (UNAUDITED)
       Gross revenues ............    $167,422      $172,952
       Net income (loss) .........       3,742          (257)

                PACE ENTERTAINMENT CORPORATION AND SUBSIDIARIES

3. INVESTMENTS IN UNCONSOLIDATED PARTNERSHIPS AND THEATRICAL
     PRODUCTIONS:


     Investments in unconsolidated partnerships and theatrical productions consisted of the following (in thousands):




                                                                  SEPTEMBER 30
                                                              ---------------------
                                                                 1996        1997
                                                              ---------   ---------
       Investment in--
        Pavilion Partners .................................    $ 3,131     $ 4,810
        Universal/PACE Amphitheaters Group, L.P. ..........      3,380       3,991
        Other .............................................      2,305       5,098
                                                               -------     -------
       Investments in unconsolidated partnerships .........      8,816      13,899
       Investments in theatrical productions ..............      2,489       4,402
                                                               -------     -------
                                                               $11,305     $18,301
                                                               =======     =======

     The Company's share of earnings and the distributions received from these investments were as follows (in thousands):




                                                   YEAR ENDED SEPTEMBER 30
                                              ---------------------------------
                                                 1995        1996        1997
                                              ---------   ---------   ---------
       Equity in earnings (losses) of--
        Pavilion Partners .................    $1,872      $  103      $2,803
        Universal/PACE Amphitheaters
          Group, L.P. .....................       551         871         645
        Other .............................      (799)       (488)      1,464
                                               ------      ------      ------
       Equity in earnings of unconsolidated
        partnerships ......................     1,624         486       4,912
       Equity in earnings of theatrical
        productions .......................       559       2,562       1,926
                                               ------      ------      ------
                                               $2,183      $3,048      $6,838
                                               ======      ======      ======
       Distributions received from--
        Pavilion Partners .................    $  992      $1,002      $1,124
        Universal/PACE Amphitheaters
          Group, L.P. .....................       166          78          34
        Other .............................       139          10       1,196
                                               ------      ------      ------
       Distributions from unconsolidated
        partnerships ......................     1,297       1,090       2,354
       Distributions from theatrical
        productions .......................     4,240       5,836       6,803
                                               ------      ------      ------
                                               $5,537      $6,926      $9,157
                                               ======      ======      ======

                PACE ENTERTAINMENT CORPORATION AND SUBSIDIARIES

 Pavilion Partners


     Pavilion Partners is a Delaware general partnership between the Company and Amphitheater Entertainment Partnership (AEP). AEP is a partnership between Sony Music Entertainment Inc. (Sony) and Blockbuster Entertainment Corporation (Blockbuster). Pavilion Partners owns and operates amphitheaters, which are used primarily for the presentation of live performances by musical artists. Pavilion Partners had interests in 10 and 11 amphitheaters at September 30, 1996 and 1997, respectively. The Company owns a 33-1/3 percent interest in, and is the managing partner of, Pavilion Partners.


     In general, all of Pavilion Partners' income is allocated to the partners in proportion to their respective ownership interests. The partnership agreement generally restricts cash distributions to 35 percent of cash flow after scheduled debt service. Additionally, PACE has been entitled to certain priority allocations of net income based, in part, on the cash flow from one of the amphitheaters it contributed to Pavilion Partners. During the periods ended September 30, 1995, 1996 and 1997, the priority allocations of net income included in the Company's equity in earnings of Pavilion Partners were $771,000, $725,000 and $119,000, respectively. The cumulative amount of the priority allocations of net income was limited; PACE is not entitled to any future priority allocations. AEP is entitled to receive priority allocations of net income once a loan related to an amphitheater contributed by Blockbuster is repaid. The cumulative priority allocations of net income to AEP is limited to $7,000,000. The loan is scheduled to mature in 2004 and no such allocation has yet been made.


     PACE also received booking fees of $323,000, $235,000 and $395,000 from Pavilion Partners for the years ended September 30, 1995, 1996 and 1997, respectively. In addition, the Company is reimbursed for certain costs of providing management services to Pavilion Partners. These reimbursements totaled $1,629,000, $1,824,000 and $1,968,000 during the periods ended September 30, 1995, 1996 and 1997, respectively, and offset general and administrative expenses.


     Summarized financial information as of and for the years ended September 30, 1995, 1996 and 1997, for Pavilion Partners follows (in thousands):






                                                            1995         1996         1997
                                                         ----------   ----------   ----------
       Current assets ................................    $15,787      $20,700      $ 30,178
       Noncurrent assets .............................     64,619       72,793        72,598
                                                          -------      -------      --------
        Total assets .................................    $80,406      $93,493      $102,776
                                                          =======      =======      ========
       Current liabilities ...........................    $ 9,467      $17,194      $ 19,748
       Noncurrent liabilities ........................     51,578       58,695        59,166
       Partners' capital .............................     19,361       17,604        23,862
                                                          -------      -------      --------
        Total liabilities and partners' capital ......    $80,406      $93,493      $102,776
                                                          =======      =======      ========
       Gross revenues ................................    $69,372      $89,223      $100,209
                                                          =======      =======      ========
       Gross profit ..................................    $19,440      $27,993      $ 36,157
                                                          =======      =======      ========
       Net income (loss) .............................    $ 3,104      $  (839)     $  6,986
                                                          =======      =======      ========

                PACE ENTERTAINMENT CORPORATION AND SUBSIDIARIES

 Universal/PACE


     The Company owns a 32.5 percent interest in Universal/PACE Amphitheaters Group, L.P. (Universal/PACE), a limited partnership between the Company and Universal Concerts, Inc., which controls two amphitheaters. PACE earned management fees of $167,000, $79,000 and $34,000 from Universal/PACE for the years ended September 30, 1995, 1996 and 1997, respectively. Summarized financial information as of and for the years ended September 30, 1995, 1996 and 1997, for Universal/ PACE follows (in thousands):




                                                            1995        1996        1997
                                                         ---------   ---------   ---------
       Current assets ................................    $ 4,085     $ 3,420     $ 6,659
       Noncurrent assets .............................     14,654      14,185      14,156
                                                          -------     -------     -------
        Total assets .................................    $18,739     $17,605     $20,815
                                                          =======     =======     =======
       Current liabilities ...........................    $ 6,599     $ 3,876     $10,221
       Noncurrent liabilities ........................      6,467       5,618         602
       Partners' capital .............................      5,673       8,111       9,992
                                                          -------     -------     -------
        Total liabilities and partners' capital ......    $18,739     $17,605     $20,815
                                                          =======     =======     =======
       Gross revenues ................................    $24,070     $20,336     $25,299
                                                          =======     =======     =======
       Gross profit ..................................    $ 5,968     $ 6,361     $ 5,817
                                                          =======     =======     =======
       Net income ....................................    $ 1,183     $ 2,438     $ 1,880
                                                          =======     =======     =======

  Other


     The Company also has investments in numerous theatrical production and other unconsolidated partnerships. Summarized financial information as of and for the years ended September 30, 1995, 1996 and 1997, for these partnerships, excluding Pavilion Partners and Universal/PACE, follows (in thousands):




                                                             1995          1996         1997
                                                         ------------   ----------   ----------
       Current assets ................................     $ 10,410      $ 12,433     $ 35,743
       Noncurrent assets .............................        5,668         7,267       14,050
                                                           --------      --------     --------
        Total assets .................................     $ 16,078      $ 19,700     $ 49,793
                                                           ========      ========     ========
       Current liabilities ...........................     $  7,539      $  6,566     $ 19,134
       Noncurrent liabilities ........................        2,315         2,250        2,957
       Partners' capital .............................        6,224        10,884       27,702
                                                           --------      --------     --------
        Total liabilities and partners' capital ......     $ 16,078      $ 19,700     $ 49,793
                                                           ========      ========     ========
       Gross revenues ................................     $113,854      $111,715     $249,707
                                                           ========      ========     ========
       Gross profit ..................................     $    221      $ 10,440     $ 34,454
                                                           ========      ========     ========
       Net income (loss) .............................     $ (1,863)     $  9,823     $ 32,164
                                                           ========      ========     ========

                PACE ENTERTAINMENT CORPORATION AND SUBSIDIARIES

4. LONG-TERM DEBT:


     Long-term debt consisted of the following (in thousands):




                                                 SEPTEMBER 30
                                            -----------------------
                                               1996         1997
                                            ----------   ----------
       Term loan ........................    $ 14,464     $ 12,322
       Revolving line of credit .........       9,250       12,950
       Other notes payable ..............         725          251
                                             --------     --------
                                               24,439       25,523
       Less- Current portion ............      (2,576)      (2,394)
                                             --------     --------
                                             $ 21,863     $ 23,129
                                             ========     ========

     In March 1996, the Company entered into a new credit agreement with certain financial institutions. The credit agreement provides for a term loan and a revolving line of credit, both of which bear interest at either LIBOR plus 2 percent or prime, at the option of the Company. At September 30, 1997, the weighted average interest rate was 7.8 percent. The term loan is scheduled to mature in March 2001 and is payable in quarterly installments of $536,000 plus interest, with a balloon payment at maturity. The Company may borrow $27,000,000 under the revolving line of credit until February 1998; subsequently, borrowings are limited to $13,000,000 until March 2001, when the revolving line of credit expires. The Company must pay a quarterly commitment fee equal to 0.375 percent per annum on the average daily unused portion of the revolving line of credit. The term loan and the revolving line of credit are secured by substantially all of the Company's assets, including pledges of the capital stock of its subsidiaries. The credit agreement contains various restrictions and requirements relating to, among other things, mergers, sales of assets, investments and maintenance of certain financial ratios.


     At September 30, 1997, scheduled maturities of long-term debt were as follows (in thousands):



       For the year ending September 30--
        1998 ............................    $ 2,394
        1999 ............................      2,143
        2000 ............................      2,143
        2001 ............................     18,843
                                             -------
                                             $25,523
                                             =======

                PACE ENTERTAINMENT CORPORATION AND SUBSIDIARIES

5. INCOME TAXES:


     Deferred taxes reflect the tax effects of temporary differences between the financial statement carrying amounts and the tax bases of assets and liabilities. Significant components of the Company's deferred tax assets and liabilities were as follows (in thousands):




                                                                 SEPTEMBER 30
                                                             ---------------------
                                                               1996        1997
                                                             --------   ----------
       Deferred tax assets--
        Investments in unconsolidated partnerships and
          theatrical productions .........................    $  286      $  237
        Accounts payable and accrued liabilities .........     1,014       1,480
        Restricted stock compensation ....................     1,387         409
        Other noncurrent liabilities .....................     1,717          --
        Other ............................................       107         281
                                                              ------      ------
          Total deferred tax assets ......................     4,511       2,407
                                                              ------      ------
       Deferred tax liabilities--
        Investments in unconsolidated partnerships and
          theatrical productions .........................     1,522       1,099
        Prepaid expenses .................................       907       1,237
        Intangibles ......................................       646         672
                                                              ------      ------
          Total deferred tax liabilities .................     3,075       3,008
                                                              ------      ------
                                                              $1,436      $ (601)
                                                              ======      ======

     Deferred taxes are included in the consolidated balance sheets as follows (in thousands):




                                                     SEPTEMBER 30
                                                -----------------------
                                                   1996         1997
                                                ---------   -----------
       Current deferred tax assets ..........    $1,872      $    979
       Other noncurrent liabilities .........      (436)       (1,580)
                                                 ------      --------
                                                 $1,436      $   (601)
                                                 ======      ========

     The income tax (provision) benefit consisted of the following (in thousands):




                                                          YEAR ENDED SEPTEMBER 30
                                                 ------------------------------------------
                                                     1995           1996           1997
                                                 ------------   ------------   ------------
       Current--
        Federal ..............................     $ (1,251)      $ (2,817)      $ (1,319)
        State ................................         (476)        (1,010)          (173)
       Deferred--
        Federal ..............................         (692)         3,705         (1,777)
        State ................................         (156)           836           (260)
                                                   --------       --------       --------
       Total tax (provision) benefit .........     $ (2,575)      $    714       $ (3,529)
                                                   ========       ========       ========
       Effective tax rate ....................           44%            26%            41%
                                                   ========       ========       ========

                PACE ENTERTAINMENT CORPORATION AND SUBSIDIARIES

     The reconciliation of income tax computed at the U.S. federal statutory rates to the income tax (provision) benefit is as follows (in thousands):




                                                             YEAR ENDED SEPTEMBER 30
                                                     ---------------------------------------
                                                         1995          1996         1997
                                                     ------------   ---------   ------------
       Tax at the federal statutory rate .........     $ (2,012)     $  924       $ (2,954)
       Increases resulting from--
        State income taxes, net of federal tax
          effect .................................         (417)       (112)          (286)
        Nondeductible expenses ...................          (60)        (98)          (185)
        Other ....................................          (86)         --           (104)
                                                       --------      ------       --------
        Total income tax (provision) benefit .....     $ (2,575)     $  714       $ (3,529)
                                                       ========      ======       ========

6. REDEEMABLE COMMON STOCK:

     At September 30, 1997, the Company had outstanding 155 shares of common stock that are redeemable under conditions that are not solely within the control of the Company. The Company granted this redeemable stock to certain executives during the years ended September 30, 1996 and 1997. To the extent that the grants related to prior service, the Company recognized compensation costs on the grant date. Additionally, the Company recognizes compensation costs for the change in value of certain shares that, as discussed below, the Company may be required to purchase from the executives at fair market value. Restricted stock compensation related to these grants totaled $3,260,000 and $425,000 during the years ended September 30, 1996 and 1997, respectively. The Company has the right of first refusal to purchase the redeemable common stock at fair market value.

     Agreements with one executive who received 140 shares of redeemable stock provide that the Company will have call options to purchase these shares from the executive for a total of $3,420,000. These agreements also provide that the executive will have put options to sell such shares to the Company for $3,420,000. The put and call options are only exercisable if the executive's employment is terminated before an initial public offering of the Company's common stock.

     Of the redeemable stock granted to this executive, 123 shares were granted during the year ended September 30, 1996, and vested during the year ended September 30, 1997. Since the grant related to prior service, the Company recognized compensation costs on the grant date. During the year ended September 30, 1997, the Company executed a promissory note in the amount of $1,232,000 with this executive. This note bears interest at 5.45 percent, is secured by 140 shares of the Company's common stock, and is scheduled to mature in October 2001. The proceeds of the note were used to pay the executive's tax liability related to the 123 shares that vested during the year ended September 30, 1997. Accordingly, the value of redeemable stock outstanding has been reduced by this note receivable.

     The remaining 17 shares of redeemable stock received by this executive were granted during the year ended September 30, 1997, and vest ratably during the years ending September 30, 1999 and 2000. To fund the executive's tax liability related to these 17 shares, the Company may be required to purchase up to 41 percent of the shares at fair market value when the shares vest. The Company has similar agreements with the other executives who received the remaining 15 shares of redeemable stock, which were granted during the year ended September 30, 1996. In order to fund the executives' tax liabilities related to these grants and related restricted common stock grants, these 15 shares of redeemable stock must be purchased at fair market value when the shares vest during the years ended September 30, 1998 and 1999. Although all 32 shares that the Company may be required to purchase in order to satisfy executives' tax liabilities have future vesting requirements, the Company recognized compensation costs on the grant dates to the extent the grants related to prior service. The difference between such expense recognition and recognition over the vesting periods is not material to the Company's results of operations and financial position.

                PACE ENTERTAINMENT CORPORATION AND SUBSIDIARIES

7. SHAREHOLDER'S EQUITY:

     The Company granted 23 shares of restricted common stock to certain executives during the year ended September 30, 1996. These shares vest ratably during the years ended September 30, 1998 and 1999. Although the shares have future vesting requirements, the Company recognized compensation costs on the grant dates to the extent the grants related to prior service. The difference between such expense recognition, which totaled $390,000 and $6,000 during the years ended September 30, 1996 and 1997, respectively, and recognition over the vesting periods is not material to the Company's results of operations and financial position. The Company has the right of first refusal to purchase at fair market value all of the shares granted during the year ended September 30, 1996. Additionally, if the executives' employment is terminated before an initial public offering of the Company's common stock, the Company has a call option to purchase the vested shares at fair market value.

     Effective October 15, 1993, the Company and one of its officers entered into an employment agreement which provided for the granting of 45 shares of the Company's common stock. The shares vested over a five-year period and the Company recorded related compensation expense of $25,000 for each of the years ended September 30, 1995, 1996 and 1997.


8. STOCK OPTIONS:

     The Company adopted the 1996 Stock Incentive Compensation Plan during the year ended September 30, 1996. Under the plan, the Company may grant awards based on its common stock to employees and directors. Such awards may include, but are not limited to, restricted stock, stock options, stock appreciation rights and convertible debentures. Up to 325 shares of common stock may be issued under the plan. During the year ended September 30, 1996, the Company granted options to purchase 117 shares of common stock at a weighted average exercise price of $18,989 per share, which approximated fair value on the date of grant. Such options vest and are generally exercisable ratably over a four-year period. The options expire in 10 years.

     An option to purchase 22 shares of common stock at $10,000 per share was granted to an executive during the year ended September 30, 1994. This option was canceled subsequent to September 30, 1997.

     Because the exercise prices of the Company's employee stock options equaled the fair market value of the underlying stock on the date of grant, no compensation expense was recognized in accordance with APB Opinion No. 25. Had compensation cost for the options been determined based on the fair value at the grant date pursuant to SFAS No. 123, the Company's net income would have decreased by $49,000 and $148,000 for the years ended September 30, 1996 and 1997, respectively. For this purpose, the fair value of the options was estimated using the minimum value method assuming that the risk-free interest rate was 6.7 percent and that no dividends will be paid.


9. RELATED-PARTY TRANSACTIONS:

     The Company contracts with certain theatrical partnerships of which it is a minority partner to obtain the rights to present theatrical productions in the Company's markets. Approximately $20,000,000, $33,400,000 and $31,200,000
of expenses were incurred for such rights and included in cost of sales during the years ended September 30, 1995, 1996 and 1997, respectively.

     The Company contracts with certain unconsolidated partnerships to sell the rights to present musical concerts. Approximately $2,446,000 of revenues was earned from the sale of such rights during the year ended September 30, 1997. No such rights were sold during the years ended September 30, 1995 and 1996.

     As of September 30, 1997, notes receivable, related parties included $6,453,000 due from executives and $1,571,000 due from other related parties. Two of the notes receivable from executives are promissory notes from the Company's principal shareholder. As of September 30, 1997, these two notes totaled

                PACE ENTERTAINMENT CORPORATION AND SUBSIDIARIES

$5,961,000, including accrued interest of $550,000. One note, in the original principal amount of $2,911,000, bears interest at 5.83 percent, is secured by 254 shares of PACE common stock and matures on March 28, 1999. The other note is for $2,500,000, bears interest at 6.34 percent, is secured by 246 shares of PACE common stock and was scheduled to mature on November 3, 1997. This note has been extended to mature on November 4, 2000. Interest income on these two notes was approximately $300,000 for each of the years ended September 30, 1995, 1996 and 1997. At September 30, 1997, the Company also had a $583,000 receivable from its principal shareholder. The principal shareholder has represented his intention to pay the outstanding loans and receivable balance from personal assets or if necessary, the liquidation of certain ownership interests in the Company.


     At September 30, 1997, notes receivable from other related parties included $945,000 due from a joint venture partner. The terms of the related joint venture agreement provide for the Company to loan to the joint venture partner any required capital contributions, to be repaid on a priority basis from the profits allocated to the joint venture partner. The advances accrue interest at the prime rate plus 4 percent (12.5 percent at September 30, 1997) and are secured by the joint venture partner's 50 percent interest in the joint venture.


10. LITIGATION SETTLEMENT:


     The Company was previously named as a defendant in a case filed in Wake County, North Carolina (Promotion Litigation). There were several other defendants named in the litigation, including Pavilion Partners, with various causes of action asserted against one or more of each of the defendants, including (a) breach of alleged contract, partnership, joint venture and fiduciary duties between certain of the defendants and Pro Motion Concerts, (b) constructive fraud, (c) interference with prospective advantage, (d) unfair trade practices, (e) constructive trust and (f) unjust enrichment. The essence of the plaintiffs' claims was that certain of the defendants agreed to enter into a partnership with plaintiffs for the development and operation of an amphitheater.


     On May 1, 1997, the Promotion Litigation was settled. All defendants were fully and finally released with prejudice from any and all claims and causes of action. The defendants did not acknowledge or admit any liability. The settlement called for payments from defendants totaling $4,500,000. The Company was obligated to pay $1,500,000 immediately after the settlement and is obligated to pay an additional $2,000,000 on or before May 1, 1998. To guarantee payment of this $2,000,000 obligation, the Company had a standby letter of credit outstanding at September 30, 1997. The remaining $1,000,000 of the settlement was paid by Pavilion Partners during the year ended September 30, 1997. This expense and related legal expenses were charged to operations for the year ended September 30, 1996.

                PACE ENTERTAINMENT CORPORATION AND SUBSIDIARIES

11. COMMITMENTS AND CONTINGENCIES:


 Leases


     The Company leases office facilities under noncancelable operating leases with future minimum rent payments as follows (in thousands):



       For the year ending September 30--
        1998 ............................    $1,006
        1999 ............................       417
        2000 ............................       215
        2001 ............................       193
        2002 ............................       195
       Thereafter .......................        33
                                             ------
        Total ...........................    $2,059
                                             ======

     Rent expense was $676,000, $765,000 and $1,084,000 for the years ended September 30, 1995, 1996 and 1997, respectively.


 Change in Control Provisions


     The Company and its unconsolidated partnerships, including Pavilion Partners, have entered into numerous leases and other contracts in the ordinary course of business. Certain of these agreements either contain restrictions on their assignability or would require third-party approval of a change in control of the Company.


 Employment Agreements


     The Company has employment agreements with certain key employees. Such agreements generally provide for minimum salary levels, guaranteed bonuses and incentive bonuses which are payable if specified financial goals are attained. As of September 30, 1997, the Company's minimum commitment under these agreements were as follows (in thousands):



       For the year ending September 30--
        1998 ............................    $4,463
        1999 ............................     3,825
        2000 ............................     2,789
        2001 ............................     1,430
        2002 ............................       743

     The Company is currently negotiating certain other employment agreements that may result in additional future commitments.


 Insurance


     The Company carries a broad range of insurance coverage, including general liability, workers' compensation, stop-loss coverage for its employee health plan and umbrella policies. The Company carries deductibles of up to $10,000 per occurrence for general liability claims and is self-insured for annual healthcare costs of up to $25,000 per covered employee and family. The Company has accrued for estimated potential claim costs in satisfying the deductible and self-insurance provisions of the insurance policies for claims occurring through September 30, 1997. The accrual is based on known facts and historical trends, and management believes such accrual to be adequate.

                PACE ENTERTAINMENT CORPORATION AND SUBSIDIARIES

 Legal Proceedings

     Various legal actions and claims are pending against the Company, most of which are covered by insurance. In the opinion of management, the ultimate liability, if any, which may result from these actions and claims will not materially affect the financial position or results of operations of the Company.

 Guarantees

     The Company has guaranteed a $2,438,000 debt of a partnership in which Pavilion Partners holds a 50 percent interest. PACE has agreements with its partners whereby they would assume approximately 50 percent of any liability arising from this guarantee. The debt matures June 1, 2003. Management does not believe that the guarantee will result in a material liability to the Company.

 Income Taxes

     The Internal Revenue Service is examining several years of returns of a majority-owned subsidiary. Management is currently discussing a possible settlement of approximately $600,000, which has been accrued in the Company's financial statements.

  Subscription Agreement


     During April 1995, the Company acquired an interest in a company incorporated in the United Kingdom. Pursuant to a subscription agreement, the Company made payments totaling $1,355,000 prior to September 30, 1997. The Company has agreed to pay an additional \P239,000 in April 1998.

 Construction Commitments

     An unconsolidated partnership has committed to certain renovation work at its amphitheater. The Company may be obligated to fund up to approximately $7.3 million of these renovations. Through its investment in another unconsolidated partnership, the Company has an interest in a performance hall being constructed for musical and theatrical presentations. The Company had funded $0.4 million of the performance hall construction costs through September 30, 1997; the Company's estimated additional funding commitments are approximately $2.0 million. In addition, the Company and several third parties are currently negotiating definitive agreements to develop a theatrical venue. The Company may be obligated to fund approximately $3.0 million of the costs of this development over an undetermined period of time.

 Put Option Agreement

     The Company has entered into put option agreements with two banks whereby the Company may be required to repurchase a total of 1,000 shares of the Company's common stock held by an affiliate that collateralizes the personal loans of the Company's principal shareholder at a per share price of $1,500. The put options are effective only in the event of a loan default of the shareholder prior to July 31, 1999. At September 30, 1997, the loans were not in default.


12. SUBSEQUENT EVENTS:

     Subsequent to September 30, 1997, the Company entered into certain agreements with an executive who previously had been granted an option to purchase 22 shares of common stock at $10,000 per share. Pursuant to the new agreements, the option was canceled and the executive was granted 22 shares of restricted common stock.

     In December 1997, the Company and its shareholders entered into an agreement with SFX Entertainment, Inc. (SFX), whereby the shareholders would sell their interests in the Company to SFX (SFX Transaction). The purchase price of $109 million in cash and 1,500,000 shares of SFX Class A Common Stock is subject to adjustment prior to closing. Closing is subject to certain conditions, including

                PACE ENTERTAINMENT CORPORATION AND SUBSIDIARIES approval of certain third parties. Concurrent with closing, the agreement requires, among other things, the repayment of all outstanding loans and receivables due from the Company's principal shareholder (see Note 9) and the repayment of the promissory note received from an executive in connection with a stock grant (see Note 6). Additionally, the agreement provides for the settlement of all restricted and redeemable stock, as well as all outstanding stock options. This settlement is expected to result in a one-time charge by the Company of approximately $4.7 million, net of related tax effects. The agreement also requires SFX to provide the Company with a $25 million line of credit (Acquisition Facility) to be used for certain acquisitions being contemplated by the Company. If the acquisition of the Company is not consummated, this line of credit will be converted to a term loan in the amount of advances then outstanding or, under certain circumstances, will become immediately due and payable. This bridge financing is secured by the assets acquired and an option to purchase the Company's interest in Pavilion Partners.


     In December 1997, the Company entered into agreements to effectively purchase substantially all of the assets of United Sports of America (USA Transaction), a producer and presenter of demolition derbies, thrill shows, air shows, monster truck shows, tractor pull events, motorcycle racing and bull riding in the United States and Canada. Pursuant to the agreements, the total purchase price is $6,000,000 in cash of which an option amount of $500,000 was paid upon the execution of the agreement and closing is subject to the satisfactory completion of due diligence by the Company. Management does not expect this transaction to close until May 1998. In the event the transaction does not close, the option amount will be forfeited if certain conditions are not met.

     In December 1997, the Company entered into an agreement to purchase Blockbuster's 33 1/3 percent interest in Pavilion Partners (Blockbuster Transaction) for $4,171,000 in cash, $2,940,000 in assumed liabilities and the assumption of certain indemnification obligations of Blockbuster under the Pavilion Partners Partnership Agreement. In addition, the Company has agreed to purchase a note with a balance of $9,507,000, including accrued interest of $1,601,000, at September 30, 1997. The transaction is contingent on, among other things, obtaining acceptable financing including the release of Blockbuster from certain debt obligations and the approval of Sony. (Note 3)

     On December 22, 1997, the Company entered into an agreement to purchase Sony's 33 1/3 percent interest in Pavilion Partners (Sony Transaction) for $27,500,000 in cash. The transaction is contingent on, among other things, government approval and obtaining acceptable financing including the release of Sony from certain debt obligations. (see Note 3)


13. EVENTS SUBSEQUENT TO DATE OF AUDITORS' REPORT (UNAUDITED)

     Effective February 25, 1998, the SFX Transaction, Blockbuster Transaction and Sony Transaction closed. In conjunction with the closing, SFX retired the Company's outstanding term loan and revolving line of credit and purchased or retired a substantial portion of the indebtedness of Pavilion Partners, including debt which was previously guaranteed by PACE. No borrowings had been made under the Acquisition Facility, which expired with the closing of the SFX Transaction. Additionally, all put option agreements related to the Company's common stock were terminated.

     During February 1998, the Company granted 40 shares of restricted common stock to an executive. This grant combined with the settlement of all restricted and redeemable stock, all outstanding stock options and certain bonuses paid in conjunction with the SFX Transaction resulted in a one-time charge during February 1998 of approximately $6.4 million, net of related tax effects.

     The USA Transaction closed on March 25, 1998. To effect the USA Transaction, PACE contributed $4,000,000 to a newly formed partnership and that partnership acquired a 67% interest in certain assets and liabilities of United Sports of America from third parties. The remaining 33% interest in those assets and liabilities was contributed to the partnership by a subsidiary of SFX.

                   REPORT OF INDEPENDENT PUBLIC ACCOUNTANTS



To the Partners of Pavilion Partners:


We have audited the accompanying consolidated balance sheet of Pavilion Partners, a Delaware general partnership, as of September 30, 1997, and the related consolidated statements of income, partners' capital and cash flows for the year then ended. These consolidated financial statements are the responsibility of the partnership's management. Our responsibility is to express an opinion on these consolidated financial statements based on our audit.


We conducted our audit in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.


In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the financial position of Pavilion Partners as of September 30, 1997, and the results of its operations and its cash flows for the year then ended in conformity with generally accepted accounting principles.



ARTHUR ANDERSEN LLP






Houston, Texas
December 15, 1997 (except with
respect to the matters discussed
in Note 11, as to which the date
is December 22, 1997)

                       REPORT OF INDEPENDENT ACCOUNTANTS




To the Partners of Pavilion Partners


     In our opinion, the accompanying consolidated balance sheet and the related consolidated statements of income, of partners' capital and of cash flows present fairly, in all material respects, the financial position of Pavilion Partners and its subsidiaries (the Partnership) at September 30, 1996 and the results of their operations and their cash flows for the year ended October 31, 1995 and the eleven months ended September 30, 1996, in conformity with generally accepted accounting principles. These financial statements are the responsibility of the Partnership's management; our responsibility is to express an opinion on these financial statements based on our audits. We conducted our audits of these statements in accordance with generally accepted auditing standards which require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, and evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for the opinion expressed above.


PRICE WATERHOUSE LLP





Houston, Texas
December 12, 1996

                               PAVILION PARTNERS

                          CONSOLIDATED BALANCE SHEETS
                                (IN THOUSANDS)




                                                                 SEPTEMBER 30         DECEMBER 31
                                                            ----------------------       1997
                                                               1996        1997       (UNAUDITED)
                                                            ---------   ----------    -----------
                           ASSETS
CURRENT ASSETS:
 Cash and cash equivalents ..............................    $ 8,554     $ 17,898       $15,464
 Accounts receivable ....................................      7,842        6,167         2,067
 Accounts receivable, related parties ...................      1,878        3,878         1,687
 Notes receivable, related parties ......................      1,218        1,218         1,218
 Prepaid expenses and other current assets ..............      1,208        1,017           622
                                                             -------     --------       -------
      Total current assets ..............................     20,700       30,178        21,058
 Prepaid rent ...........................................      7,075        6,938         6,898
 Property and equipment, net ............................     61,292       59,938        59,291
 Other assets ...........................................      4,426        5,722         5,777
                                                             -------     --------       -------
      Total assets ......................................    $93,493     $102,776       $93,024
                                                             =======     ========       =======
               LIABILITIES AND PARTNERS' CAPITAL
CURRENT LIABILITIES:
 Accounts payable .......................................    $ 1,404     $  1,193       $   260
 Accounts payable, related parties ......................      1,866        3,948         2,193
 Accrued liabilities ....................................      8,112        7,032         5,614
 Deferred revenue .......................................      3,602        5,081         3,067
 Current portion of notes payable and capital lease
   obligation ...........................................      1,573        1,614         1,639
 Current portion of note payable, related party .........        637          880           945
                                                             -------     --------       -------
      Total current liabilities .........................     17,194       19,748        13,718
 Notes payable ..........................................     43,680       42,192        41,879
 Note payable, related party ............................      7,268        7,025         6,961
 Capital lease obligation ...............................      6,130        5,989         5,952
 Other liabilities and minority interests in consolidated
   subsidiaries .........................................      1,617        3,960         2,911
                                                             -------     --------       -------
      Total liabilities .................................     75,889       78,914        71,421
COMMITMENTS AND CONTINGENCIES
PARTNERS' CAPITAL .......................................     17,604       23,862        21,603
                                                             -------     --------       -------
      Total liabilities and partners' capital ...........    $93,493     $102,776       $93,024
                                                             =======     ========       =======

The accompanying notes are an integral part of these consolidated financial statements.

                               PAVILION PARTNERS

                       CONSOLIDATED STATEMENTS OF INCOME
                                (IN THOUSANDS)




                                                        ELEVEN MONTHS                        THREE MONTHS ENDED
                                         YEAR ENDED         ENDED          YEAR ENDED           DECEMBER 31,
                                        OCTOBER 31,     SEPTEMBER 30,     SEPTEMBER 30,   -------------------------
                                            1995             1996             1997            1996          1997
                                       -------------   ---------------   --------------   -----------   -----------
                                                                                                 (UNAUDITED)
TICKET REVENUES ....................      $43,266          $50,151          $ 58,479       $  4,186      $  4,554
OTHER OPERATING REVENUES                   28,109           33,942            41,730          3,254         3,141
                                          -------          -------          --------       --------      --------
   Total revenues ..................       71,375           84,093           100,209          7,440         7,695
COST OF SALES ......................       49,226           57,723            64,052          4,862         5,229
                                          -------          -------          --------       --------      --------
   Gross profit ....................       22,149           26,370            36,157          2,578         2,466
SELLING, GENERAL AND
 ADMINISTRATIVE EXPENSES                    8,329            9,774            10,858          2,299         1,987
DEPRECIATION AND
 AMORTIZATION ......................        2,461            3,346             3,975            961         1,031
OTHER OPERATING COSTS ..............        5,345            7,390             8,531            961           723
LITIGATION EXPENSES AND
 SETTLEMENT ........................           --            2,380                --             --            --
                                          -------          -------          --------       --------      --------
   Operating profit (loss) .........        6,014            3,480            12,793         (1,643)       (1,275)
INTEREST INCOME ....................          504              391               532             74           167
INTEREST EXPENSE ...................        2,793            3,855             4,413          1,127         1,102
                                          -------          -------          --------       --------      --------
INCOME (LOSS) BEFORE
 MINORITY INTEREST .................        3,725               16             8,912         (2,696)       (2,210)
MINORITY INTEREST ..................          276              308             1,926            (63)          (59)
                                          -------          -------          --------       --------      --------
NET INCOME (LOSS) ..................      $ 3,449          $  (292)         $  6,986       $ (2,633)     $ (2,151)
                                          =======          =======          ========       ========      ========

The accompanying notes are an integral part of these consolidated financial statements.

                               PAVILION PARTNERS

                 CONSOLIDATED STATEMENTS OF PARTNERS' CAPITAL
                                (IN THOUSANDS)




                                                    AMPHITHEATER
                                                    ENTERTAINMENT
                                                     PARTNERSHIP     SM/PACE, INC.       TOTAL
                                                   --------------   ---------------   ----------
BALANCE, October 31, 1994 ......................      $ 13,108          $2,805         $ 15,913
 Net income ....................................         1,788           1,661            3,449
 Distributions .................................            --            (699)            (699)
                                                      --------          ------         --------
BALANCE, October 31, 1995 ......................        14,896           3,767           18,663
 Net income (loss) .............................          (330)             38             (292)
 Distributions .................................            --            (767)            (767)
                                                      --------          ------         --------
BALANCE, September 30, 1996 ....................        14,566           3,038           17,604
 Net income ....................................         4,578           2,408            6,986
 Distributions .................................            --            (728)            (728)
                                                      --------          ------         --------
BALANCE, September 30, 1997 ....................      $ 19,144          $4,718         $ 23,862
 Net loss (unaudited) ..........................        (1,435)           (716)          (2,151)
 Distributions (unaudited) .....................            --            (108)            (108)
                                                      --------          ------         --------
BALANCE, December 31, 1997 (unaudited) .........      $ 17,709          $3,894         $ 21,603
                                                      ========          ======         ========

The accompanying notes are an integral part of these consolidated financial statements.

                               PAVILION PARTNERS

                     CONSOLIDATED STATEMENTS OF CASH FLOWS
                                (IN THOUSANDS)



                                                                 FOR THE
                                                FOR THE       ELEVEN MONTHS        FOR THE          THREE MONTHS ENDED
                                               YEAR ENDED         ENDED          YEAR ENDED            DECEMBER 31,
                                              OCTOBER 31,     SEPTEMBER 30,     SEPTEMBER 30,   ---------------------------
                                                  1995             1996             1997            1996           1997
                                             -------------   ---------------   --------------   ------------   ------------
                                                                                                        (UNAUDITED)
CASH FLOWS FROM
 OPERATING ACTIVITIES:
 Net income (loss) .......................     $   3,449        $   (292)         $  6,986        $ (2,633)      $ (2,151)
 Adjustments to reconcile net
   income (loss) to net cash
   provided by operating
   activities--
   Depreciation and amortization .........         2,461           3,346             3,975             961          1,031
   Minority interest .....................           276             308             1,926             (63)           (59)
   Changes in assets and
    liabilities--
    Accounts receivable ..................        (1,455)         (3,647)            1,669           5,124          4,100
    Accounts receivable and
      payable, related parties ...........            32            (756)               82            (299)           436
    Prepaid expenses and other
      current assets .....................           191            (296)              266             774            435
    Accounts payable and accrued
      liabilities ........................          (512)          1,695            (2,184)         (1,925)        (2,350)
    Deferred revenue and other
      liabilities ........................         1,304           2,110             2,284          (2,082)        (2,092)
    Other, net ...........................          (785)         (1,259)           (1,548)           (141)        (1,210)
                                               ---------        --------          --------        --------       --------
      Net cash provided by (used
       in) operating activities ..........         4,961           1,209            13,456            (284)        (1,860)
                                               ---------        --------          --------        --------       --------
CASH FLOWS FROM INVESTING
 ACTIVITIES:
 Payments of preoperating costs ..........        (1,318)         (1,114)              (59)           (271)            --
 Capital expenditures ....................       (25,856)         (7,483)           (1,879)            (15)          (178)
                                               ---------        --------          --------        --------       --------
      Net cash used in investing
       activities ........................       (27,174)         (8,597)           (1,938)           (286)          (178)
                                               ---------        --------          --------        --------       --------
CASH FLOWS FROM
 FINANCING ACTIVITIES:
 Funding of capital commitments by
   partners ..............................         4,046              --                --              --             --
 Distributions to partner ................          (699)           (767)             (728)           (728)          (108)
 Proceeds from borrowings ................        24,322           8,323                --              --             --
 Repayments of borrowings ................          (639)         (1,072)           (1,446)           (375)          (288)
                                               ---------        --------          --------        --------       --------
      Net cash provided by (used
       in) financing activities ..........        27,030           6,484            (2,174)         (1,103)          (396)
                                               ---------        --------          --------        --------       --------
NET INCREASE (DECREASE) IN
 CASH AND CASH
 EQUIVALENTS .............................         4,817            (904)            9,344          (1,673)        (2,434)
CASH AND CASH
 EQUIVALENTS AT
 BEGINNING OF PERIOD .....................         4,641           9,458             8,554           8,554         17,898
                                               ---------        --------          --------        --------       --------
CASH AND CASH
 EQUIVALENTS AT END OF
 PERIOD ..................................     $   9,458        $  8,554          $ 17,898        $  6,881       $ 15,464
                                               =========        ========          ========        ========       ========

The accompanying notes are an integral part of these consolidated financial statements.

                               PAVILION PARTNERS

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS


1. ORGANIZATION AND BASIS OF PRESENTATION:

     Pavilion Partners (the Partnership) is a Delaware general partnership between SM/PACE, Inc. (PACE), which is a wholly owned subsidiary of PACE Entertainment Corporation, and Amphitheater Entertainment Partnership (AEP). AEP is a partnership between a wholly owned subsidiary of Sony Music Entertainment Inc. (Sony) and two wholly owned subsidiaries of Blockbuster Entertainment Corporation (Blockbuster). PACE is the managing partner of the Partnership. AEP owns a 66 2/3 percent interest in the Partnership, and PACE owns a 33 1/3 percent interest in the Partnership.

     In April 1990, Sony and PACE formed YM/PACE Partnership which changed its name to the Sony Music/PACE Partnership. Effective April 1, 1994, the partners entered into an agreement whereby Blockbuster obtained an indirect 33 1/3 percent interest in Sony Music/PACE Partnership, which was renamed Pavilion Partners. In accordance with the agreement, Sony contributed an interest-bearing note in the amount of $4,250,000 and its existing interest in Sony Music/PACE Partnership to AEP. Concurrently, Blockbuster contributed an interest-bearing note in the amount of $4,250,000 and its interest in three existing amphitheaters to AEP. AEP in turn contributed these assets to the Partnership. At the same time, PACE Entertainment Corporation contributed its interest in two existing amphitheaters to the Partnership. Upon completion of these contributions to the Partnership, AEP owned a 66 2/3 percent interest in the Partnership and PACE owned a 33 1/3 percent interest in the Partnership.

     The Partnership owns and operates amphitheaters, which are primarily used for the presentation of live performances by musical artists. As of September 30, 1997, the Partnership owned interests in or leased 10 amphitheaters and had a long-term management contract to operate an additional amphitheater. All of the amphitheaters owned or operated by the Partnership are located in the United States.

     In April 1997, the Partnership entered into a new partnership agreement with a third party to be known as Western Amphitheater Partners (WAP). The Partnership contributed or licensed the assets and liabilities of the Glen Helen Amphitheatre, and the other partner contributed or licensed the assets and liabilities of the Irvine Meadows Amphitheatre. Each partner has a 50 percent interest in WAP. Under the terms of the Partnership agreement, the partners are required to make an additional capital contribution of approximately $850,000 each in WAP which was accrued by the Partnership at September 30, 1997. The fiscal year-end for the WAP partnership will be December 31.

     During 1996, the Partnership changed its fiscal year-end from October 31 to September 30.


2. SIGNIFICANT ACCOUNTING POLICIES:

 Principles of Consolidation

     The consolidated financial statements of the Partnership include all of its wholly owned subsidiaries and other partnerships in which Pavilion Partners holds a controlling interest. All partnerships in which Pavilion Partners holds less than a controlling interest are reported on the equity method of accounting. All significant intercompany transactions have been eliminated in consolidation.

 Basis of Contributed Assets

     All assets contributed to the Partnership by the partners were recorded at the carrying values of the contributing entities.

 Revenue Recognition

     The Partnership records revenues from the presentation of events at the completion of the related event. Advance ticket sales are classified as deferred revenue until the event has occurred. Sponsorship and other revenues that are not related to any single event are classified as deferred revenue and amortized over each of the amphitheaters' various shows during the operating season.

                               PAVILION PARTNERS

     The Partnership barters event tickets and sponsorship rights for products and services, including event advertising. These barter transactions are not recognized in the accompanying consolidated financial statements and are not material to the Partnership's financial position or results of operations.

 Income Taxes

     No provision for federal or state income taxes is necessary in the financial statements of the Partnership because, as a partnership, it is not subject to federal or state income taxes and the tax effect of its activities accrues to the partners.

 Prepaid Expenses

     Prepaid expenses include show advances and deposits, event advertising costs and other costs directly related to future events. Such costs are charged to operations upon completion of the related events.

     As of September 30, 1996 and 1997, prepaid expenses included event advertising costs of $160,000 and $137,000, respectively. The Partnership recognized event advertising expenses of $5,815,000, $6,439,000 and $6,569,000 in cost of sales for the year ended October 31, 1995, the eleven months ended September 30, 1996, and the year ended September 30, 1997, respectively.

 Other Assets

     The Partnership incurs certain costs in identifying and selecting potential sites for amphitheater development. All costs incurred by the Partnership during the initial site selection phase are expensed as incurred. Certain incremental start-up costs that are incurred after a decision has been made to develop a site are capitalized as preoperating costs. After an amphitheater is fully developed, these preoperating costs are amortized on a straight-line basis over a five-year period.

     Contract acquisition costs include fees associated with securing a contract with a booking agent for one of the Partnership's amphitheaters. These costs are amortized on a straight-line basis over the life of the contract which is 10 years.

 Property and Equipment

     Property and equipment is stated at cost. Repair and maintenance costs are expensed as incurred. Interest incurred in connection with the construction of an amphitheater is capitalized as part of the cost of the amphitheater. During 1995 and 1996, the Partnership capitalized interest in connection with the construction of amphitheaters of $645,000 and $161,000, respectively. No interest was capitalized in 1997.

     Leasehold improvements are amortized on a straight-line basis over the shorter of their estimated useful lives or the term of the lease. Other property and equipment is depreciated on a straight-line basis over the estimated useful lives of the assets. A summary of the principal ranges of useful lives used in computing the annual provision for depreciation and amortization is as follows:




                                        RANGE OF YEARS
                                       ---------------
   Buildings .......................       27-31.5
   Leasehold improvements ..........       5-31.5
   Equipment .......................         3-7
   Furniture and fixtures ..........        5-10

     The Partnership evaluates on an ongoing basis whether events and circumstances indicate that the estimated useful lives of property and equipment warrant revision. The Partnership adopted Statement of Financial Accounting Standard (SFAS) No. 121, "Accounting for the Impairment of Long-Lived Assets and for Long-Lived Assets to Be Disposed Of," in 1997. The adoption of SFAS No. 121 did not have a material effect on the Partnership's financial position or results of operations.

                               PAVILION PARTNERS

 Fair Value of Financial Instruments

     The carrying amounts of the Partnership's financial instruments approximate their fair value at September 30, 1996 and 1997.

 Statement of Cash Flows

     The Partnership considers all highly liquid investments with an original maturity of three months or less to be cash equivalents. Interest paid was $2,319,000, $3,652,000 and $3,917,000 for 1995, 1996 and 1997, respectively.
During the year ended October 31, 1995, the Partnership issued a note payable with a fair value of $1,300,000 to a vendor in exchange for certain equipment with a fair value which approximated the amount of the note. During 1997, the Partnership contributed or licensed the assets and liabilities of the Glen Helen Amphitheatre into the new WAP Partnership in which it holds a 50 percent interest. The net book value of the investment made in the WAP Partnership was $54,000.

 Use of Estimates

     The preparation of financial statements in conformity with generally accepted accounting principles requires the Partnership to make estimates and assumptions that affect the amounts reported in the financial statements and accompanying notes. Actual results could differ from those estimates.

 Reclassifications

     Certain amounts in the 1995 and 1996 consolidated financial statements have been reclassified to conform to the 1997 presentation.

 Interim Financial Information

     The interim financial data as of December 31, 1997 and for the three-month periods ended December 31, 1996 and 1997 is unaudited and certain information and disclosures normally included in financial statements prepared in accordance with generally accepted accounting principles have been omitted. However, in the opinion of management, the interim data includes all adjustments, consisting only of normal recurring adjustments, necessary for a fair statement of the results for the interim periods. The results of operations for the interim periods are not necessarily indicative of the results to be expected for the entire year.


3. PARTNERSHIP AGREEMENT:

     The Partnership agreement provides, among other things, for the following:


 Contributions and Project Loans

     In addition to the initial contributions as discussed in Note 1, the partners are obligated to contribute, in proportion to their respective Partnership interests, any deficiency in the funding for the construction of each approved amphitheater development or any operational shortfall, as defined in the Partnership agreement. No such funding was required in 1995, 1996 or 1997.

     In addition, AEP is responsible for providing project financing, as defined, for each approved amphitheater development. To the extent AEP does not fulfill this responsibility, AEP must indemnify, defend and hold harmless the Partnership from all claims, demands, liabilities or other losses (including the loss of any earnest money deposits and any reasonable attorneys' fees) which might result from AEP's failure to provide such project loan.

 Income Allocation

     In general, all of the Partnership's income is allocated to the partners in proportion to their respective Partnership interests. However, PACE receives a priority allocation of net income, as defined in the Partnership agreement, until the cumulative amount of such allocations is equal to $2,000,000 increased

                               PAVILION PARTNERS
by 7 percent of the unpaid allocation on the last day of each fiscal year. Any such allocation of net income to PACE is distributed in the following year. The priority allocation of net income to PACE for 1995, 1996 and 1997 was approximately $767,000, $716,000 and $119,000, respectively. This allocation obligation was fully satisfied with the distribution of the fiscal 1997 income allocation amount during October 1997.


     AEP is entitled to receive a priority allocation of net income once a loan related to an amphitheater contributed by Blockbuster is repaid. At September 30, 1997, the loan balance is $7,905,000 and is payable in quarterly installments with a balloon payment due at its maturity on April 1, 2004. The priority allocation of net income is equal to 65 percent of the cash flow attributable to the amphitheater, as defined in the Partnership agreement. The cumulative priority allocation of net income to AEP is limited to $7,000,000. No such allocation was made in 1995, 1996 or 1997.


     On November 1 of each calendar year, the executive committee of the Partnership determines if any excess cash exists in the Partnership's accounts above what is necessary to fund future operations and obligations. Any such excess cash may be distributed to the partners in proportion to their respective interests in the Partnership. No distributions of excess cash flow have been made.


4. PROPERTY AND EQUIPMENT:


     The components of the Partnership's property and equipment are as follows (in thousands):




                                                                SEPTEMBER 30
                                                             -------------------
                                                                1996      1997
                                                             --------- ---------
   Property ................................................  $   695   $   695
   Buildings ...............................................   10,817    10,817
   Leasehold improvements ..................................   53,148    53,826
   Equipment ...............................................    5,007     4,488
   Furniture and fixtures ..................................      705       722
   Construction in progress ................................       --       786
                                                              -------   -------
                                                               70,372    71,334
   Less--Accumulated depreciation and amortization .........    9,080    11,396
                                                              -------   -------
                                                              $61,292   $59,938
                                                              =======   =======

     Depreciation and amortization expense associated with property and equipment for 1995, 1996 and 1997 was $1,905,000, $2,693,000 and $3,179,000,
respectively.


     Assets under capital lease included above are as follows (in thousands):




                                                 SEPTEMBER 30
                                             --------------------
                                                1996       1997
                                             ---------  ---------
   Building ...............................   $5,333     $5,333
   Furniture and equipment ................      841        841
                                              ------     ------
                                               6,174      6,174
   Less--Accumulated depreciation .........    2,068      2,237
                                              ------     ------
                                              $4,106     $3,937
                                              ======     ======

     Amortization expense associated with assets under capital lease for 1995, 1996 and 1997 was $169,000, $156,000 and $169,000, respectively.

                               PAVILION PARTNERS

5. OTHER ASSETS:


     Other assets consist of the following (in thousands):




                                                                                     SEPTEMBER 30
                                                                                 --------------------
                                                                                    1996       1997
                                                                                 ---------  ---------
   Preoperating costs, net of accumulated amortization of $2,092,000 and
     $1,094,000, respectively..................................................   $2,153     $1,709
   Investment in unconsolidated partnerships ..................................    1,302      2,797
   Contract acquisition costs, net of accumulated amortization of $45,000 and
     $129,000, respectively ...................................................      624        815
   Other ......................................................................      347        402
                                                                                  ------     ------
                                                                                  $4,426     $5,723
                                                                                  ======     ======

     During 1995, 1996 and 1997, the Partnership recognized equity in earnings of unconsolidated partnerships of $263,000, $129,000 and $1,592,000, respectively, which is included in other operating revenues.


6. ACCRUED LIABILITIES:


     Accrued liabilities consist of the following (in thousands):




                                                      SEPTEMBER 30
                                                  --------------------
                                                    1996        1997
                                                  --------   ---------
   Interest ...................................    $  544     $  522
   Rent .......................................       638        580
   Taxes ......................................       748        613
   Litigation expenses and settlement .........     1,873         --
   Insurance ..................................     1,216      1,656
   Other ......................................     3,093      3,660
                                                   ------     ------
                                                   $8,112     $7,031
                                                   ======     ======

     Accrued liabilities do not include accrued interest on the notes payable to Blockbuster (see Note 7). Such accrued interest, which is included in accounts payable, related parties, was $1,082,000 and $1,601,000 as of September 30, 1996 and 1997, respectively.

                               PAVILION PARTNERS

7. NOTES PAYABLE:


     Notes payable to third parties consist of the following (in thousands):




                                                                           SEPTEMBER 30
                                                                      -----------------------
                                                                         1996         1997
                                                                      ----------   ----------
   Note payable to a bank, interest at LIBOR plus 0.18% (6% at
     September 30, 1996 and 1997), payments due semiannually
     with a balloon payment due on maturity in July 2005,
     guaranteed by Sony ...........................................    $13,122      $12,573
   Note payable to a bank, interest at 8.35% through July 2002 and
     LIBOR plus 0.18% thereafter, due in July 2005, guaranteed by
     Sony .........................................................     10,000       10,000
   Note payable to a bank, interest at LIBOR plus 0.85% (6.78% at
     September 30, 1996 and 1997), payments due annually with a balloon payment due on maturity in December 2005,
     guaranteed by Blockbuster and Sony ...........................      7,732        7,575
   Note payable to a bank, interest at prime minus 105 basis points
     (7.2% and 7.45% at September 30, 1996 and 1997,
     respectively), payments due quarterly with a balloon payment
     due on maturity in April 2000, guaranteed by Sony ............      6,449        6,356
   Note payable to a bank, interest at 9.46%, payments due
     quarterly with a balloon payment due on maturity in
     December 1999, guaranteed by Sony ............................      3,958        3,914
   Note payable to a vendor, interest imputed at 8.98%, payments
     due weekly through May 2005 ..................................      1,826        1,671
   Other notes payable to vendors, interest at fixed rates ranging from 8.2% to 10.72%, due in equal installments with final
     maturities ranging from December 1996 through
     February 2006 ................................................      2,040        1,591
                                                                       -------      -------
     Total ........................................................     45,127       43,680
   Less--Current maturities .......................................      1,447        1,488
                                                                       -------      -------
     Noncurrent portion ...........................................    $43,680      $42,192
                                                                       =======      =======
   Note payable to a related party consist of the following (in thousands):
                                                                             SEPTEMBER 30
                                                                      ---------------------
                                                                        1996         1997
                                                                      --------     --------
   Note payable to Blockbuster, interest at 7%, payments due
     quarterly with a balloon payment due on maturity in
     April 2004, secured by property and equipment with a net
     book value of $6,212 .........................................    $ 7,905      $ 7,905
   Less--Current maturities .......................................        637          880
                                                                      --------     --------
     Noncurrent portion ...........................................    $ 7,268      $ 7,025
                                                                      ========     ========

     The terms of contracts with concessionaires such as food and beverage vendors generally require the vendors to make a significant initial payment to the Partnership at the time of the construction of an amphitheater. These advances are repayable in periodic installments from amounts otherwise due to the Partnership under the concession contracts. As of September 30, 1997, the notes payable to vendors under

                               PAVILION PARTNERS
such arrangements had a weighted-average effective interest rate of 9.15 percent. The Partnership's weighted-average interest rate on notes payable to banks was 7.3 percent on September 30, 1997.

     Interest expense on the note payable to a related party was $547,000, $489,000 and $519,000 for 1995, 1996 and 1997, respectively. Principal and interest on the note payable to a related party have not been paid as accounts receivable, related parties from Blockbuster remain outstanding.

     As of September 30, 1997, scheduled maturities of notes payable were as follows:



   1998 ...............    $ 2,368
   1999 ...............      1,841
   2000 ...............     11,560
   2001 ...............      1,751
   2002 ...............      1,811
   Thereafter .........     32,254
                           -------
                           $51,585
                           =======

8. LEASE COMMITMENTS:

     The Partnership leases various amphitheaters under operating and capital leases. Initial lease terms are 25 to 60 years with varying renewal periods at the Partnership's option on most leases. A number of the amphitheater leases provide for escalating rent over the lease term. Rental expense on operating leases is recognized on a straight-line basis over the life of such leases. The majority of the amphitheater leases provide for contingent rentals, generally based upon a percentage of gross revenues, as defined in the respective lease agreements. Minimum rental expense associated with operating leases for 1995, 1996 and 1997 was $648,000, $2,353,000 and $2,612,000, respectively. Contingent rental expense associated with operating leases for 1995, 1996 and 1997 was $2,407,000, $2,515,000 and $2,571,000, respectively. Contingent rental expense associated with capital leases for 1995, 1996 and 1997 was $144,000, $155,000 and $149,000, respectively.

     Minimum rental commitments on long-term capital and operating leases at September 30, 1997, were as follows (in thousands):




                                                         CAPITAL     OPERATING
                                                          LEASES      LEASES
                                                        ---------   ----------
   Year ending September 30--
    1998 ............................................    $   757     $ 2,902
    1999 ............................................        757       3,056
    2000 ............................................        756       3,148
    2001 ............................................        757       3,248
    2002 ............................................        757       3,297
    Thereafter ......................................      9,714      54,693
                                                         -------     -------
                                                          13,498     $70,344
                                                                     =======
   Less--Amount representing interest ...............      7,383
                                                         -------
   Present value of minimum rental payments .........      6,115
   Less--Current portion ............................        126
                                                         -------
   Noncurrent portion ...............................    $ 5,989
                                                         =======

9. RELATED PARTIES:

     The responsibility for the day-to-day business and affairs of the Partnership has been delegated by the partners to a managing director and support staff employed by PACE Entertainment Corporation and

                               PAVILION PARTNERS
its subsidiaries. PACE Entertainment Corporation and its subsidiaries provide the Partnership with management and consulting services in connection with the development, construction, maintenance and operation of amphitheaters owned or leased by the Partnership. The Partnership paid $1,650,000, $1,687,000 and $1,968,000 during 1995, 1996 and 1997, respectively, to PACE Entertainment Corporation as reimbursement for the costs of these services.

     The Partnership paid PACE Music Group (PMG), a subsidiary of PACE Entertainment Corporation, $289,000, $225,000 and $395,000 during 1995, 1996 and 1997, respectively, for services provided by PMG as a local presenter at one of the Partnership's amphitheaters.

     Accounts receivable from and accounts payable to related parties at September 30, 1997, of $3,878,000 and $3,948,000, respectively, relate to amounts owed to and due from the partners arising from the formation of the Partnership and general and administrative expenses paid by or on behalf of the Partnership.

     Notes receivable, related parties consist of two notes due from AEP which bear interest at 5.62 percent per annum and matured April 1, 1997. Principal payments on the notes are due upon request by the Partnership in order to fund the construction of proposed amphitheaters. Interest on the partners' notes amounted to $192,000, $63,000 and $68,000 for 1995, 1996 and 1997,
respectively.


10. COMMITMENTS AND CONTINGENCIES:

 Commitments

     The Partnership guarantees 50 percent of a $2,305,000 promissory note issued by its 50 percent equity partner in the Starwood Amphitheater. The note matures on June 1, 2003.

     The Partnership has committed to fund certain renovation work at one of its amphitheaters in proportion to its 66 2/3 percent partnership interest in that amphitheater. The renovations are to include increasing seating capacity and upgrading the amphitheater's concession plazas and parking facilities. The total budget for these renovations is approximately $11.0 million of which $5.0 million will be funded by the minority partner and a note payable to vendor, therefore the Partnership's funding commitment is approximately $6.0 million.

     The Partnership maintains cash in bank deposit accounts which, at times, may exceed federally insured limits. The Partnership has not experienced any losses in such accounts. Management performs periodic evaluations of the relative credit standards of the financial institutions with which it deals. Additionally, the Partnership's cash management and investment policies restrict investments to low-risk, highly liquid securities. Accordingly, management does not believe that the Partnership is currently exposed to any significant credit risk on cash and cash equivalents.

     The Partnership is subject to other claims and litigation arising in the normal course of its business. The Partnership does not believe that any of these proceedings will have a material adverse effect on its financial position or results of operations.

     The Partnership was previously named as a defendant in a case filed in Wake County, North Carolina (Promotion Litigation). There were several defendants named in the litigation with various causes of action asserted against one or more of each of the defendants, including (a) breach of alleged contract, partnership, joint venture and fiduciary duties between certain of the defendants and Pro Motion Concerts, (b) constructive fraud, (c) interference with prospective advantage, (d) unfair trade practices, (e) constructive trust and (f) unjust enrichment. The essence of the plaintiff's claims was that certain of the defendants agreed to enter into a partnership with the plaintiffs for the development and operation of an amphitheater. On May 1, 1997, the Promotion Litigation was settled. All defendants were fully and finally released with prejudice from any and all claims and causes of action. Although the defendants believe that they would have prevailed at a trial of the Promotion Litigation, the defendants chose to

                               PAVILION PARTNERS
settle rather than risk the uncertainties of a trial. The defendants did not acknowledge or admit any liability. The settlement called for payments to plaintiffs totaling $4.5 million, of which $1.0 million was paid by the Partnership. The Partnership recorded litigation settlement expense of $1.0 million at September 30, 1996. The settlement was paid during May 1997.

 Change in Control Provisions

     The Partnership has entered into numerous leases and other contracts in the ordinary course of business. Certain of these agreements either contain restrictions on their assignability or would require third-party approval of a change in control of the Partnership.

 Employment Agreements

     The Partnership has employment agreements with certain key employees. Such agreements generally provide for minimum salary levels, guaranteed bonuses and incentive bonuses which are payable if specified financial goals are attained. As of September 30, 1997, the Company's minimum commitment under these agreements were as follows (in thousands):



   For the year ending September 30--
   1998 .............................    $335
   1999 .............................     177

 Insurance

     The Partnership carries a broad range of insurance coverage, including general liability, workers' compensation, employee health coverage and umbrella policies. The Partnership carries deductibles of up to $10,000 per occurrence for general liability claims. The Partnership has accrued for estimated potential claim costs in satisfying the deductible provisions of the insurance policies for claims occurring through September 30, 1997. The accrual is based on known facts and historical trends, and management believes such accrual to be adequate.


11. SUBSEQUENT EVENTS:

     In December 1997, the managing partner and its shareholders entered into an agreement whereby the shareholders would sell their interests in PACE Entertainment Corporation to SFX Entertainment, Inc. (SFX Transaction). Closing is subject to certain conditions, including the approval of third parties.

     On December 19, 1997, the PACE Entertainment Corporation entered into an agreement to purchase Blockbuster's 33 1/3 percent interest in the Partnership (Blockbuster Transaction) for $4,171,000 in cash, $2,940,000 in assumed liabilities and the assumption of certain indemnification obligations of Blockbuster under the Partnership agreement. In addition, PACE Entertainment Corporation has agreed to purchase the note payable to Blockbuster with a balance of $9,507,000, including accrued interest of $1,601,000, at September 30, 1997. The transaction is contingent on, among other things, obtaining acceptable financing including the release of Blockbuster from certain debt obligations and the approval of Sony.

     On December 22, 1997, PACE Entertainment Corporation entered into an agreement to purchase Sony's 33 1/3 percent interest in the Partnership (Sony Transaction) for $27,500,000 in cash. The transaction is contingent on, among other things, government approval and obtaining acceptable financing including the release of Sony from certain debt obligations (see Note 7).


12. EVENT SUBSEQUENT TO DATE OF AUDITORS' REPORT (UNAUDITED)

     Effective February 25, 1998, the SFX Transaction, Blockbuster Transaction and Sony Transaction closed. In conjunction with the closing, SFX purchased or retired approximately $38 million of the Partnership's outstanding notes payable.

                        REPORT OF INDEPENDENT AUDITORS

The Boards of Directors
Contemporary Group


     We have audited the accompanying combined balance sheets of Contemporary Group as of December 31, 1997 and 1996 and the related combined statements of operations, cash flows and stockholders' equity for each of the three years in the period ended December 31, 1997. These financial statements are the responsibility of management. Our responsibility is to express an opinion on these financial statements based on our audits.


     We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.


     In our opinion, the combined financial statements referred to above present fairly, in all material respects, the combined financial position of Contemporary Group at December 31, 1997 and 1996 and the results of their operations and their cash flows for each of the three years in the period ended December 31, 1997, in conformity with generally accepted accounting principles.



                                                      Ernst & Young LLP




New York, New York
May 22, 1998

                              CONTEMPORARY GROUP


                            COMBINED BALANCE SHEETS






                                                                                 DECEMBER 31
                                                                       --------------------------------
                                                                             1996             1997
                                                                       ---------------   --------------
ASSETS
Current assets:
 Cash ..............................................................    $  2,972,409      $10,427,805
 Accounts receivable ...............................................       4,067,444        7,672,187
 Notes receivable - related party ..................................              --        1,000,000
 Prepaid expenses and other current assets .........................         272,105          210,640
                                                                        ------------      -----------
Total current assets ...............................................       7,311,958       19,310,632
Property and equipment, at cost, less accumulated depreciation and
 amortization of $2,723,986 in 1996 and $3,264,972 in 1997 .........       2,438,210        2,813,902
Reimbursable event costs ...........................................         474,469          152,617
Deferred event expenses ............................................         250,973          402,460
Investment in Riverport ............................................       4,934,513        5,436,717
Other assets .......................................................         120,256          199,518
                                                                        ------------      -----------
Total assets .......................................................    $ 15,530,379      $28,315,846
                                                                        ============      ===========
LIABILITIES AND COMBINED STOCKHOLDERS' EQUITY
Current liabilities:
 Accrued compensation and bonuses ..................................    $  2,906,153      $ 6,721,459
 Accrued expenses and other current liabilities ....................       1,994,036        6,169,861
 Accounts payable ..................................................       1,733,676        1,347,539
 Current portion of note payable ...................................         667,138        1,075,000
                                                                        ------------      -----------
Total current liabilities ..........................................       7,301,003       15,313,859
Deferred revenue and other liabilities .............................       2,586,880        5,570,295
Note payable, less current portion .................................       1,659,723          739,424
Combined stockholders' equity ......................................       3,982,773        6,692,268
                                                                        ------------      -----------
Total liabilities and combined stockholders' equity ................    $ 15,530,379      $28,315,846
                                                                        ============      ===========

                            See accompanying notes.

                              CONTEMPORARY GROUP


                       COMBINED STATEMENTS OF OPERATIONS






                                                               YEAR ENDED DECEMBER 31
                                                 --------------------------------------------------
                                                      1995             1996              1997
                                                 --------------   --------------   ----------------
Operating revenues:
 Event promotion revenue .....................    $39,159,137      $38,023,454       $ 48,057,060
 Marketing revenue ...........................      7,670,138       12,969,621         30,195,359
 Other event revenue .........................      8,813,999        8,859,218         10,800,118
                                                  -----------      -----------       ------------
                                                   55,643,274       59,852,293         89,052,537
Cost of revenue ..............................     44,240,953       46,410,935         66,940,088
                                                  -----------      -----------       ------------
                                                   11,402,321       13,441,358         22,112,449
Operating expenses:
 Salary and bonus expense ....................      5,944,644        8,010,991         18,992,476
 Depreciation and amortization ...............        559,980          566,573            540,986
 General and administrative expenses .........      3,468,742        3,767,111          4,887,615
                                                  -----------      -----------       ------------
                                                    9,973,366       12,344,675         24,421,077
Income (loss) from operations ................      1,428,955        1,096,683         (2,308,628)
Other income (expense):
 Interest income .............................        226,024          158,512            201,310
 Interest expense ............................       (140,773)        (213,658)          (192,130)
 Loss on asset disposal ......................             --               --            (84,261)
 Equity in income of Riverport ...............      1,332,898          822,716          1,002,204
                                                  -----------      -----------       ------------
                                                    1,418,149          767,570            927,123
                                                  -----------      -----------       ------------
Income before income taxes ...................      2,847,104        1,864,253         (1,381,505)
Federal and state taxes ......................         20,677           35,367                 --
                                                  -----------      -----------       ------------
Net income (loss) ............................    $ 2,826,427      $ 1,828,886       $ (1,381,505)
                                                  ===========      ===========       ============

                            See accompanying notes.

                              CONTEMPORARY GROUP


                       COMBINED STATEMENTS OF CASH FLOWS






                                                                               YEAR ENDED DECEMBER 31
                                                                ----------------------------------------------------
                                                                      1995              1996              1997
                                                                ---------------   ---------------   ----------------
OPERATING ACTIVITIES
Net income ..................................................    $  2,826,427      $  1,828,886       $ (1,381,505)
Adjustments to reconcile net income to net cash
 provided by operating activities:
 Depreciation and amortization ..............................         559,980           566,573            540,986
 Loss on asset disposal .....................................              --                --             84,261
 Non cash interest expense ..................................         142,068           148,113            154,701
 Equity in income of Riverport, net of distributions
   received .................................................         (82,897)         (222,716)          (502,204)
 Changes in operating assets and liabilities:
   Accounts receivable ......................................      (1,451,090)         (659,486)        (3,604,743)
   Prepaid expenses and other current assets ................        (331,184)          225,754             61,465
   Reimbursable event costs .................................         (75,913)         (361,599)           321,852
   Deferred event expenses ..................................         (15,608)          (45,150)          (151,487)
   Other assets .............................................          (1,575)          (29,923)           (79,262)
   Accounts payable .........................................         398,369           970,553           (386,137)
   Accrued compensation and bonuses .........................         665,488           954,175          3,815,306
   Accrued expenses and other current liabilities ...........         907,053           301,652          4,175,825
   Deferred revenue .........................................      (1,569,486)          245,216          3,227,827
   Other liabilities ........................................              --           162,860           (244,412)
                                                                 ------------      ------------       ------------
Net cash provided by operating activities ...................       1,971,632         4,084,908          6,032,473
INVESTING ACTIVITIES
Loan to related party .......................................              --                --         (1,000,000)
Purchase of property and equipment ..........................        (281,306)       (1,159,382)        (1,063,848)
Proceeds from sale of property and equipment ................              --                --             62,909
                                                                 ------------      ------------       ------------
Net cash used in investing activities .......................        (281,306)       (1,159,382)        (2,000,939)
FINANCING ACTIVITIES
Borrowings ..................................................         226,970           626,970                 --
Payments of notes payable ...................................         (75,000)         (336,802)          (667,138)
Proceeds received from capital contributions ................              --                --          5,000,000
Distributions paid ..........................................      (2,578,000)       (2,993,000)          (909,000)
                                                                 ------------      ------------       ------------
Net cash provided by (used in) financing activities .........      (2,426,030)       (2,702,832)         3,423,862
                                                                 ------------      ------------       ------------
Net increase in cash ........................................        (735,704)          222,694          7,455,396
Cash at beginning of period .................................       3,485,419         2,749,715          2,972,409
                                                                 ------------      ------------       ------------
Cash at end of period .......................................    $  2,749,715      $  2,972,409       $ 10,427,805
                                                                 ============      ============       ============
SUPPLEMENTAL DISCLOSURE OF CASH FLOW INFORMATION
Cash paid for interest ......................................    $     24,000      $    143,271       $     37,421
                                                                 ============      ============       ============
Cash paid for income taxes ..................................    $     45,805      $     34,550       $     27,077
                                                                 ============      ============       ============

                            See accompanying notes.

                              CONTEMPORARY GROUP


                  COMBINED STATEMENTS OF STOCKHOLDERS' EQUITY


                 YEARS ENDED DECEMBER 31, 1997, 1996 AND 1995




Balance, January 1, 1995 .................................    $  4,898,460
 Distributions to stockholders ...........................      (2,578,000)
 Net income for the year ended December 31, 1995 .........       2,826,427
                                                              ------------
Balance, December 31, 1995 ...............................       5,146,887
 Distributions to stockholders ...........................      (2,993,000)
 Net income for the year ended December 31, 1996 .........       1,828,886
                                                              ------------
Balance, December 31, 1996 ...............................       3,982,773
 Distributions to stockholders ...........................        (909,000)
 Capital contributions ...................................       5,000,000
 Net loss for the year ended December 31, 1997 ...........      (1,381,505)
                                                              ------------
Balance, December 31, 1997 ...............................    $  6,692,268
                                                              ============

                            See accompanying notes.

                              CONTEMPORARY GROUP

                     NOTES TO COMBINED FINANCIAL STATEMENTS
                               DECEMBER 31, 1997


1. ORGANIZATION AND SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES


 Principles of Combination

     The accompanying combined financial statements include the accounts of Contemporary International Productions Corporation, Contemporary Productions Incorporated, Contemporary Marketing, Inc. ("CMI"), Contemporary Sports Incorporated, Innovative Training and Education Concepts Corporation, n/k/a Contemporary Group, Inc., Contemporary Investments Corporation ("CIC"), Contemporary Investments of Kansas, Inc., Continental Entertainment Associates, Inc., Dialtix, Inc., and Capital Tickets L.P. (collectively, the "Contemporary Group" or the "Companies"). Intercompany transactions and balances among these companies have been eliminated in combination. The Companies are subject to common ownership and to the transaction described in Note 8.

     The Contemporary Group is a live entertainment and special events producer, venue operator and consumer marketer. Income from operations originates from the operation of the concert division which earns promotion income in two ways: either a fixed fee for organizing and promoting an event or an arrangement that entitles it to a profit percentage based on a predetermined formula. The Companies recognize revenue from the promotion of events when earned, which is generally upon exhibition. The Companies record commissions on booking acts as well as sponsorship and concession income as other event revenues.

     CIC is a 50% partner in Riverport Performing Arts Centre Joint Venture ("Riverport"), a Missouri general partnership which operates a 20,000 seat outdoor amphitheater located in St. Louis, Missouri. The investment in Riverport is recorded under the equity method of accounting.


 Income Taxes

     As of December 31, 1997, all of the entities combined are either "S Corporations" or partnerships and therefore no tax provision has been provided. In 1996 and 1995, certain of the entities were "C Corporations" for which a tax provision has been provided.

     For the year ended December 31, 1996 and 1995, with respect to the "C Corporations," the total provision for income taxes is $35,367 and $20,677 respectively.

     Certain of the "C Corporations" filed elections to be treated as "S Corporations" beginning January 1, 1997. Therefore, with respect to such corporations, no provision for income taxes has been provided for the year ended December 31, 1997. These Companies have subsequently revoked the election to be taxed as "S Corporations", effective January 1, 1998.


 Accounts Receivable

     Accounts receivable consist of amounts due from ticket vendors, venue box offices and customers of marketing services. Management considers these accounts receivable as of December 31, 1997, 1996 and 1995 to be collectible; accordingly, no allowance for doubtful accounts is recorded.


 Revenue Recognition

     Deferred revenue relates primarily to an advance on future concession revenues which is evidenced by a noninterest bearing note payable and advances on marketing services. Payments collected in advance are recognized as income as events occur or services are provided. Reimbursable event costs represent amounts paid by the Companies on behalf of co-promoters and other parties with interests in the events which will be reimbursed by such parties.

     Sales under long-term contracts for the Company's marketing division are recorded under the percentage-of-completion method, wherein revenues and estimated costs are recorded as the work is performed.

                              CONTEMPORARY GROUP

 Significant Customer

     CMI's most significant customer is AT&T, which provided approximately 23% and 12% of the Companies' combined revenues for the years ended December 31, 1997 and 1996, respectively. In March 1998, AT&T has indicated that it will no longer be using the services of CMI.


 Advertising Costs

     Advertising costs are expensed as incurred. For the year ended December 31, 1997, 1996 and 1995, advertising costs were $115,634 and $71,879 and
$44,226, respectively.


 Property and Equipment

     Property and equipment is recorded at cost. Depreciation is computed on either the straight-line method or accelerated methods over the estimated useful lives of the assets or the term of the related lease as follows:



          Furniture, fixtures and equipment ......... 5-7 years
          Land improvements ......................... 15 years
          Leasehold improvements .................... 10 years

 Risks and Uncertainties

     The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the amounts reported in the financial statements and accompanying notes. Actual results could differ from those estimates.


 Reclassification

     Certain prior year amounts in the financial statements have been reclassified to conform with the current year's presentation.


2. INVESTMENTS

     The following is a summary of the financial position and results of operations of Riverport as of and for the year ended December 31, 1995, 1996 and 1997:




                                                                  YEAR ENDED DECEMBER 31
                                                       ---------------------------------------------
                                                            1995            1996            1997
                                                       -------------   -------------   -------------
   Current assets ..................................   $   350,532     $   473,275     $   284,424
   Property and equipment ..........................    12,388,989      11,815,552      11,188,826
   Other assets ....................................        27,573          16,553              --
                                                       -----------     -----------     -----------
   Total assets ....................................   $12,767,094     $12,305,380     $11,473,250
                                                       ===========     ===========     ===========
   Current liabilities .............................   $ 1,524,364     $ 1,993,981     $   318,028
   Other liabilities ...............................     1,819,136         442,374         281,789
   Partners' capital ...............................     9,423,594       9,869,025      10,873,433
                                                       -----------     -----------     -----------
   Total liabilities and partners' capital .........   $12,767,094     $12,305,380     $11,473,250
                                                       ===========     ===========     ===========
   Revenue .........................................   $15,256,314     $11,693,138     $14,247,109
   Net operating income ............................   $ 3,200,738     $ 1,970,887     $ 2,616,839
   Net income ......................................   $ 2,665,796     $ 1,645,431     $ 2,004,408

                              CONTEMPORARY GROUP

     During the years ended December 31, 1997, 1996 and 1995, CIC received a cash distribution of $500,000, $600,000 and $1,250,000, respectively, from Riverport.


3. NOTES PAYABLE


     In November 1995, the Company obtained a $750,000 unsecured line of credit with a bank which matured in May 1996. The note bore a rate of interest based on the prime lending rate (8.75% in 1995). At December 31, 1995, $226,970 was outstanding under this line of credit.


     At December 31, 1997, 1996 and 1995, CIC held a $2,322,500 non interest-bearing note payable to its partner in Riverport. The carrying value of the note was $1,814,424, $1,734,723 and $1,661,610 at December 31, 1997,
1996 and 1995, respectively, which includes imputed interest at a rate of approximately 9%. The note, which was payable in installments through December 1, 2000 and was secured by CIC's investment in Riverport, was repaid in 1998 in connection with the transaction described in Note 8.


     At December 31, 1996, the Companies had a $592,138 bank note payable which bore interest based on the prime lending rate (8.25% in 1996, 8.5% in 1997) and was repaid in full during 1997.


4. COMMON STOCK


     The Companies' stock and tax status for 1997 are as follows:




                                                          TAX           SHARES        SHARES       PAR
                                                         STATUS       AUTHORIZED      ISSUED      VALUE
                                                     -------------   ------------   ----------   ------
   Contemporary International Productions
     Corporation .................................   S-Corp.            30,000            10      $  1
   Contemporary Productions Incorporated .........   S-Corp.            30,000           100      $  1
   Contemporary Marketing, Inc. ..................   S-Corp.            30,000           100      $  1
   Contemporary Sports, Incorporated .............   S-Corp.            30,000           100      $  1
   Innovative Training and Education
     Concepts Corporation n/k/a
     Contemporary Group, Inc. ....................   S-Corp.            30,000           100      $  1
   Contemporary Investments Corporation ..........   S-Corp.            30,000           200      $  1
   Contemporary Investments of Kansas, Inc.          S-Corp.            30,000        30,000      $  1
   Continental Entertainment Associates, Inc.        C-Corp.               300             6      $100
   Dialtix, Inc. .................................   S-Corp.               300             6      $100
   Capital Tickets L.P. ..........................   Partnership          N/A           N/A        N/A

5. COMMITMENTS AND CONTINGENCIES


 Leases


     The Companies lease office facilities and concert venues under noncancellable leases which expire at various dates through 2004. Such leases contain various operating escalations and renewal options.


     Total rent expense for the years ended December 31, 1997, 1996 and 1995 was $705,489, $818,123 and $734,785, respectively.

                              CONTEMPORARY GROUP

     Future minimum lease payments under noncancellable operating leases as of December 31, 1997 are as follows:



  1998 .........................    $  858,757
  1999 .........................       863,757
  2000 .........................       440,050
  2001 .........................       264,000
  Thereafter ...................       317,000
                                    ----------
                                    $2,743,564
                                    ==========

 Compensation

     During 1996, CMI entered into an employment agreement with one of its employees which provided her rights to future cash payments based on the fair value of CMI, as defined. These rights would vest on January 1, 2002 or upon the occurrence of certain transactions, including a change of control. On December 31, 1997, in connection with an amendment to her employment agreement, the rights became fully vested and CMI paid this employee $1,329,284. In addition, she is entitled to receive as a bonus $2,854,899 under the amendment, which will be paid in 1998 and is accrued at December 31, 1997.


 Litigation

     The Companies are party to various legal proceedings generally incidental to their businesses. Although the ultimate disposition of these proceedings is not presently determinable, management, after discussions with counsel, does not expect the outcome of these proceedings to have a material adverse effect on the financial condition of the Companies.


6. EMPLOYEE RETIREMENT PLAN

     In January 1992, the Companies began a retirement plan for their employees under Section 401(k) of the Internal Revenue Code. All employees are eligible to participate once they obtain the minimum age requirement of 21 years and have satisfied the service requirement of one year with the Companies. Participant contributions are subject to the limitations of Section 402(g) of the Internal Revenue Code. The Companies contribute to participant employees' accounts at the rate of 25% of the first 5% of the participating employees' contributions. During the years ended December 31, 1997, 1996 and 1995, the Companies contributions totaled approximately $37,769, $25,600 and $18,887, respectively.


7. RELATED PARTY TRANSACTIONS

     During 1997, the Company loaned $1,000,000 to its co-presidents. The loans which bore a rate of interest of approximately 5.8% were repaid in full in early 1998.


8. SUBSEQUENT EVENTS

     In February 1998, the owners of the Companies sold 100% of the capital stock of Contemporary International Productions Corporation and the assets of the remaining companies comprising the Contemporary Group, excluding cash and 1997 receivables, to SFX Entertainment, Inc. for an aggregate consideration of $62,300,000 in cash and the issuance of preferred stock which was converted into 1,402,850 shares of SFX Entertainment Class A Common Stock. In connection with this transaction, SFX Entertainment and its affiliates also acquired the 50% interest of Riverport not owned by CIC for $12,585,000.

                    REPORT OF INDEPENDENT PUBLIC ACCOUNTANTS

To the Partners of
Riverport Performing Arts Centre, Joint Venture:

     We have audited the accompanying balance sheets of Riverport Performing Arts Centre, Joint Venture (a Missouri General Partnership) as of December 31, 1997 and 1996, and the related statements of income and changes in partners' equity, and cash flows for the years then ended. These financial statements are the responsibility of the Joint Venture's management. Our responsibility is to express an opinion on these financial statements based on our audits.

     We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

     In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Riverport Performing Arts Centre, Joint Venture as of December 31, 1997 and 1996, and the results of its operations and its cash flows for the years then ended, in conformity with generally accepted accounting principles.



                                        ARTHUR ANDERSEN LLP



St. Louis, Missouri,
 February 27, 1998

                RIVERPORT PERFORMING ARTS CENTRE, JOINT VENTURE

               BALANCE SHEETS -- AS OF DECEMBER 31, 1997 AND 1996






                                                             1997              1996
                                                       ---------------   ---------------
ASSETS
CURRENT ASSETS:
 Cash and cash equivalents .........................    $    202,251      $     76,231
 Accounts receivable ...............................              --           324,275
 Prepaid expenses and other current assets .........          82,173            72,769
                                                        ------------      ------------
Total current assets ...............................         284,424           473,275
                                                        ------------      ------------
FACILITY:
 Land and leasehold interest .......................       5,156,342         5,156,342
 Buildings and improvements ........................       8,516,251         8,449,225
 Furniture, fixtures and equipment .................       2,293,356         2,218,987
 Less- Allowance for depreciation ..................      (4,777,123)       (4,009,002)
                                                        ------------      ------------
                                                          11,188,826        11,815,552
                                                        ------------      ------------
OTHER ASSETS--Deferred financing fees, net .........              --            16,553
                                                        ------------      ------------
                                                        $ 11,473,250      $ 12,305,380
                                                        ============      ============
LIABILITIES AND PARTNERS' EQUITY
CURRENT LIABILITIES:
 Current maturities of long-term debt ..............    $    160,585      $  1,376,762
 Accounts payable and accrued expenses .............         120,043           453,804
 Deferred income ...................................          37,400           163,415
                                                        ------------      ------------
Total current liabilities ..........................         318,028         1,993,981
LONG-TERM DEBT .....................................         281,789           442,374
                                                        ------------      ------------
                                                             599,817         2,436,355
PARTNERS' EQUITY ...................................      10,873,433         9,869,025
                                                        ------------      ------------
                                                        $ 11,473,250      $ 12,305,380
                                                        ============      ============

      The accompanying notes are an integral part of these balance sheets.

                RIVERPORT PERFORMING ARTS CENTRE, JOINT VENTURE

              STATEMENTS OF INCOME AND CHANGES IN PARTNERS' EQUITY
                 FOR THE YEARS ENDED DECEMBER 31, 1997 AND 1996






                                                              1997              1996
                                                        ---------------   ---------------
REVENUES:
 Show admission .....................................    $  9,901,214      $  8,053,939
 Sponsorships and promotions ........................       1,113,100           914,690
 Concession rental ..................................       1,970,742         1,724,060
 Parking ............................................       1,122,979           843,283
 Other ..............................................         139,074           157,166
                                                         ------------      ------------
   Operating revenues ...............................      14,247,109        11,693,138
                                                         ------------      ------------
EXPENSES:
 Talent .............................................       5,825,962         4,382,735
 Other show expenses ................................       1,866,910         1,706,317
 Advertising and marketing ..........................       1,037,048           887,673
 Producer fees and commissions ......................       1,187,253         1,071,946
 General and administrative .........................       1,713,097         1,673,580
                                                         ------------      ------------
   Operating expenses ...............................      11,630,270         9,722,251
                                                         ------------      ------------
   Net operating income .............................       2,616,839         1,970,887
                                                         ------------      ------------
OTHER EXPENSES (INCOME):
 Depreciation and amortization ......................         779,278           767,258
 Interest, net ......................................          13,167           112,947
 Other income .......................................        (180,014)         (554,749)
                                                         ------------      ------------
   Other expenses, net ..............................         612,431           325,456
                                                         ------------      ------------
   Net income .......................................       2,004,408         1,645,431
PARTNERS' EQUITY AT THE BEGINNING OF PERIOD .........       9,869,025         9,423,594
DISTRIBUTION TO PARTNERS ............................      (1,000,000)       (1,200,000)
                                                         ------------      ------------
PARTNERS' EQUITY AT THE END OF THE PERIOD ...........    $ 10,873,433      $  9,869,025
                                                         ============      ============

        The accompanying notes are an integral part of these statements.

                RIVERPORT PERFORMING ARTS CENTRE, JOINT VENTURE

                            STATEMENTS OF CASH FLOWS
                 FOR THE YEARS ENDED DECEMBER 31, 1997 AND 1996






                                                                         1997              1996
                                                                   ---------------   ---------------
CASH FLOWS FROM OPERATING ACTIVITIES:
 Net income ....................................................    $  2,004,408      $  1,645,431
 Adjustments to reconcile net income to net cash provided by operating activities
   Depreciation and amortization ...............................         779,278           767,258
   Change in accounts receivable ...............................         324,275          (215,712)
   Change in prepaid expenses and other current assets .........          (4,008)           (3,606)
   Change in accounts payable and accrued expenses .............        (333,761)          284,945
   Change in deferred income ...................................        (126,015)          (31,505)
                                                                    ------------      ------------
    Net cash provided by operating activities ..................       2,644,177         2,446,811
                                                                    ------------      ------------
CASH FLOWS FROM INVESTING ACTIVITIES:
 Facility additions ............................................        (141,395)         (182,801)
                                                                    ------------      ------------
CASH FLOWS FROM FINANCING ACTIVITIES:
 Repayment of debt .............................................      (1,376,762)       (1,160,585)
 Distribution to Partners ......................................      (1,000,000)       (1,200,000)
                                                                    ------------      ------------
    Net cash used in financing activities ......................      (2,376,762)       (2,360,585)
                                                                    ------------      ------------
    Change in cash and cash equivalents ........................         126,020           (96,575)
CASH AND CASH EQUIVALENTS, beginning of year ...................          76,231           172,806
                                                                    ------------      ------------
CASH AND CASH EQUIVALENTS, end of year .........................    $    202,251      $     76,231
                                                                    ============      ============

        The accompanying notes are an integral part of these statements.

                RIVERPORT PERFORMING ARTS CENTRE, JOINT VENTURE

                         NOTES TO FINANCIAL STATEMENTS
                           DECEMBER 31, 1997 AND 1996


1. SIGNIFICANT ACCOUNTING POLICIES:


 Organization


     The Riverport Performing Arts Centre, Joint Venture (the Joint Venture) is a Missouri General Partnership between Contemporary Investments Corporation (Contemporary) and Sverdrup/BRC Joint Venture (formerly Sverdrup/MDRC Joint Venture). The partners each hold a 50% interest in the equity and operations of the Joint Venture. The term of the Joint Venture continues until December 31, 2045. The Joint Venture is the developer, owner and operator of a 20,000 seat outdoor amphitheater located in St. Louis, Missouri. The Joint Venture contracts with popular musical performing artists for the entertainment of its guests. Entertainment is provided during the months of April through October to guests primarily from the St. Louis metropolitan area.


     The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.


 Cash and Cash Equivalents


     Cash equivalents consist of investments with a maturity of three months or less when purchased. Cash equivalents are carried at cost, which approximates market. Interest income of $61,199 and $56,708 for 1997 and 1996, respectively, is netted against interest expense in the accompanying statements of income.


 Depreciation and Amortization


     Depreciation is provided using the straight-line method over estimated useful lives of 5 to 20 years. Deferred financing fees are amortized over the life of the related debt.


 Leasehold Interest


     The facility was constructed on land obtained through a leasehold interest that expires on April 25, 2011. The Sverdrup/BRC Joint Venture sold to Contemporary an undivided 50% interest in the leasehold interest. Concurrently, both Sverdrup/BRC Joint Venture and Contemporary contributed their undivided 50% interests in the leasehold interest into the Joint Venture. Ground rent is $1 per year under the lease with the Joint Venture assigned as landlord.


 Deferred Income


     Deferred income reflects advance sales of season tickets for the subsequent operating season and is amortized into show admission revenues as the subsequent operating season progresses.


 Income Taxes


     Income taxes have not been provided for in the financial statements since the Joint Venture is organized as a partnership, and each partner is liable for its own tax payments.

                RIVERPORT PERFORMING ARTS CENTRE, JOINT VENTURE

2. LONG-TERM DEBT

     Notes payable outstanding at December 31 are as follows:




                                                                         1997           1996
                                                                      ----------   -------------
     Mortgage note due in installments through 1997, bearing
       interest at prime plus 1/2% which averaged 8.875% during
       1997 and 1996 ..............................................    $     --     $1,216,178
     Noninterest-bearing note due in installments through 2000.....     442,374        602,958
                                                                       --------     ----------
                                                                        442,374      1,819,136
     Less-Current maturities ......................................     160,585      1,376,762
                                                                       --------     ----------
                                                                       $281,789     $  442,374
                                                                       ========     ==========

     The mortgage note contains covenants that require the Joint Venture to maintain certain financial ratios and also prohibit certain transactions. The mortgage note is secured by buildings, improvements, furniture, fixtures and equipment, limited to the remaining term of the leasehold interest expiring April 25, 2011. The mortgage note was paid off on September 25, 1997. The noninterest-bearing note is secured by all concession equipment. Cash paid for interest totaled $79,391 and $173,172 for 1997 and 1996, respectively.

     Maturities of long-term debt are as follows:



  1998 .........  $160,585
  1999 .........   160,585
  2000 .........   121,204
                  --------
                  $442,374
                  ========

3. CONCESSION RENTAL:

     The Joint Venture rents certain premises at its location for the sale of concessions under a lease that expires in 2000. Rental income is based on a percentage of gross receipts for some products sold and gross margin for other products sold.


4. RELATED-PARTY TRANSACTIONS

     Contempro Group, Inc., an affiliate of Contemporary, provides various services to the Joint Venture. These services include marketing, media placement, sales and show production. Approximately $2,235,000 and $1,766,000 was paid for these services in 1997 and 1996, respectively.

     In addition to the payments described above, the Joint Venture also compensates Contempro Group, Inc. as an agent for the procurement of these services.

     Sverdrup Investments, Inc., an affiliate of Sverdrup/BRC Joint Venture, was paid $36,000 for accounting services in 1997 and $147,000 for accounting and landscaping services in 1996.

     Riverport Trust, an affiliate of Sverdrup/BRC Joint Venture, provides ground maintenance to the tenants of the Riverport complex. The fees charged for these services is based on the total space occupied by the tenant. The Joint Venture paid approximately $62,000 and $73,000 for these services in 1997 and 1996, respectively.

     The Joint Venture had liabilities for related-party transactions and pass-through costs to affiliates of Contemporary totaling approximately $56,000 and $416,000 as of December 31, 1997 and 1996, respectively. The Joint Venture also had receivables for income collected by Contemporary totaling approximately $273,000 as of December 31, 1996.

                RIVERPORT PERFORMING ARTS CENTRE, JOINT VENTURE

5. CONTINGENCIES:


     From time to time, the Joint Venture is a party to certain lawsuits and other claims related to the normal conduct of its business. Management believes that liabilities, if any, resulting from the resolution of pending or threatened proceedings would not materially affect the financial condition or results of operations of the Joint Venture.


6. SUBSEQUENT EVENT:


     On February 27, 1998, Sverdrup/BRC Joint Venture and Contemporary sold their 50% interests in the equity and operations of the Joint Venture to SFX Entertainment, Inc. and Contemporary Acquisition Corporation, respectively.

                        REPORT OF INDEPENDENT AUDITORS

The Board of Directors
The Album Network, Inc.


     We have audited the accompanying combined balance sheets of The Album Network, Inc. and Affiliated Companies as of September 30, 1997 and 1996, and the related combined statements of operations and stockholders' deficit and cash flows for the years then ended. These financial statements are the responsibility of management. Our responsibility is to express an opinion on these financial statements based on our audits.


     We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.


     In our opinion, the financial statements referred to above present fairly, in all material respects, the combined financial position of The Album Network, Inc. and Affiliated Companies at September 30, 1997 and 1996, and the combined results of their operations and their cash flows for the years then ended, in conformity with generally accepted accounting principles.


                                            ERNST & YOUNG LLP





November 20, 1997
New York, New York

               THE ALBUM NETWORK, INC. AND AFFILIATED COMPANIES

                             COMBINED BALANCE SHEET






                                                                                 SEPTEMBER 30,
                                                                        --------------------------------
                                                                             1996              1997
                                                                        --------------   ---------------
ASSETS
Current assets:
 Cash and cash equivalents ..........................................    $    160,453     $    272,423
 Accounts receivable, less allowance for doubtful
  accounts of $153,728 in 1997and $95,450 in 1996 ...................       2,148,159        2,229,237
 Officers' loans receivable .........................................         423,447          390,794
 Prepaid expenses and other current assets ..........................         125,558          234,914
                                                                         ------------     ------------
Total current assets ................................................       2,857,617        3,127,368
Property, plant and equipment, at cost, less accumulated depreciation
 of $1,056,689 in 1997 and $ 914,513 in 1996 ........................         278,898          303,614
Deferred software costs, less accumulated amortization of $106,639 in
 1997 and $45,768 in 1996 ...........................................         172,302          262,061
Other noncurrent assets .............................................          39,477           37,033
                                                                         ------------     ------------
Total assets ........................................................    $  3,348,294     $  3,730,076
                                                                         ============     ============
LIABILITIES AND STOCKHOLDERS' DEFICIT
Current liabilities:
 Accrued officers' bonuses ..........................................    $  1,200,000     $  1,251,000
 Accounts payable and other accrued expenses ........................       1,081,469        1,208,424
 Officers' loans payable ............................................         650,000          489,085
 Unearned subscription income .......................................         530,255          406,529
 Taxes payable and other current liabilities ........................         339,551          224,011
 Current portion of long-term debt ..................................         636,723          506,228
                                                                         ------------     ------------
Total current liabilities ...........................................       4,437,998        4,085,277
Long-term debt ......................................................       1,294,133        1,051,881
Deferred income taxes ...............................................         279,434          114,178
Combined stockholders' deficit ......................................      (2,663,271)      (1,521,260)
                                                                         ------------     ------------
Total liabilities and stockholders' deficit .........................    $  3,348,294     $  3,730,076
                                                                         ============     ============

                            See accompanying notes.

               THE ALBUM NETWORK, INC. AND AFFILIATED COMPANIES

                             COMBINED BALANCE SHEET
                               DECEMBER 31, 1997
                                  (UNAUDITED)






ASSETS
Current assets:
 Cash and cash equivalents ...............................................    $    169,498
 Accounts receivable, less allowance for doubtful
  accounts of $157,682 ...................................................       2,268,205
 Officers' loans receivable ..............................................         406,421
 Prepaid expenses and other current assets ...............................         133,293
                                                                              ------------
Total current assets .....................................................       2,977,417
Property, plant and equipment, at cost, less accumulated depreciation
 of $1,098,747 ...........................................................         307,096
Deferred software costs, less accumulated amortization of $127,116 .......         282,453
Other noncurrent assets ..................................................           9,525
                                                                              ------------
Total assets .............................................................    $  3,576,491
                                                                              ============
LIABILITIES AND STOCKHOLDERS' DEFICIT
Current liabilities:
 Accounts payable and other accrued expenses .............................    $  1,346,095
 Officers' loans payable .................................................         717,336
 Unearned subscription income ............................................         558,358
 Taxes payable and other current liabilities .............................         749,108
 Current portion of long-term debt .......................................         635,464
                                                                              ------------
Total current liabilities ................................................       4,006,361
Long-term debt ...........................................................         939,200
Deferred income taxes ....................................................          53,575
Combined stockholders' deficit ...........................................      (1,422,645)
                                                                              ------------
Total liabilities and stockholders' deficit ..............................    $  3,576,491
                                                                              ============

                            See accompanying notes.

               THE ALBUM NETWORK, INC. AND AFFILIATED COMPANIES

                     COMBINED STATEMENTS OF OPERATIONS AND
                             STOCKHOLDERS' DEFICIT






                                                                     YEAR ENDED SEPTEMBER 30,
                                                                -----------------------------------
                                                                      1996               1997
                                                                ----------------   ----------------
OPERATING REVENUES
Advertising revenue .........................................     $  7,040,465       $  7,619,751
Research services revenue ...................................        2,453,026          2,441,703
Direct mail & subscription revenue ..........................        1,791,887          1,837,248
Broadcast revenue ...........................................        2,085,714          2,235,788
Consulting revenue ..........................................          720,000            470,000
Other revenue ...............................................          675,790          1,152,448
                                                                  ------------       ------------
                                                                    14,766,882         15,756,938
Direct costs of revenue .....................................        4,408,997          4,107,328
                                                                  ------------       ------------
                                                                    10,357,885         11,649,610
OPERATING EXPENSES
Officers' salary expense ....................................        3,384,870          3,662,427
Other salary expense ........................................        3,956,910          3,949,715
Depreciation and amortization ...............................          183,976            203,047
General and administrative expenses .........................        2,524,704          2,483,197
                                                                  ------------       ------------
                                                                    10,050,460         10,298,386
                                                                  ------------       ------------
Income from operations ......................................          307,425          1,351,224
OTHER INCOME (EXPENSE)
Interest income--officers' loans ............................           35,000             41,600
Interest income--third party ................................            6,961              1,295
Interest expense--officers' loans ...........................          (35,000)           (55,940)
Interest expense--third party ...............................         (256,164)          (175,490)
                                                                  ------------       ------------
Income before income taxes ..................................           58,222          1,162,689
INCOME TAXES
Provision for income taxes ..................................          211,832             20,678
                                                                  ------------       ------------
Net income (loss) ...........................................         (153,610)         1,142,011
Combined stockholders' deficit at beginning of year .........       (2,509,661)        (2,663,271)
                                                                  ------------       ------------
Combined stockholders' deficit at end of year ...............     $ (2,663,271)      $ (1,521,260)
                                                                  ============       ============

                            See accompanying notes.

               THE ALBUM NETWORK, INC. AND AFFILIATED COMPANIES

                     COMBINED STATEMENT OF OPERATIONS AND
                             STOCKHOLDERS' DEFICIT
                      THREE MONTHS ENDED DECEMBER 31, 1997
                                  (UNAUDITED)






OPERATING REVENUES
Advertising revenue ...........................................    $  1,605,422
Research services revenue .....................................         604,961
Direct mail & subscription revenue ............................         521,851
Broadcast revenue .............................................         825,686
Other revenue .................................................          97,437
                                                                   ------------
                                                                      3,655,357
Direct costs of revenue .......................................       1,056,785
                                                                   ------------
                                                                      2,598,572
OPERATING EXPENSES
Officers' salary expense ......................................         209,424
Other salary expense ..........................................       1,090,662
Depreciation and amortization .................................          62,535
General and administrative expenses ...........................       1,034,159
                                                                   ------------
                                                                      2,396,780
                                                                   ------------
Income from operations ........................................         201,792
OTHER INCOME (EXPENSE)
Interest income--officers' loans ..............................           4,171
Interest income--third party ..................................             169
Interest expense--officers' loans .............................         (15,596)
Interest expense--third party .................................         (26,921)
                                                                   ------------
Income before income taxes ....................................         163,615
INCOME TAXES
Provision for income taxes ....................................          65,000
                                                                   ------------
Net income (loss) .............................................          98,615
Combined stockholders' deficit at beginning of period .........      (1,521,260)
                                                                   ------------
Combined stockholders' deficit at end of period ...............    $ (1,422,645)
                                                                   ============

                            See accompanying notes.

               THE ALBUM NETWORK, INC. AND AFFILIATED COMPANIES

                       COMBINED STATEMENTS OF CASH FLOWS






                                                                          YEAR ENDED SEPTEMBER 30,
                                                                       ------------------------------
                                                                            1996             1997
                                                                       --------------   -------------
OPERATING ACTIVITIES
Net income .........................................................     $ (153,610)     $1,142,011
Adjustment to reconcile net income to net cash (used in) provided by operating activities:
  Depreciation and amortization ....................................        183,976         203,047
  Provision for doubtful accounts ..................................         13,584          58,278
  Changes in operating assets and liabilities:
   Accounts receivable .............................................       (246,873)       (139,356)
   Prepaid expenses and other current assets .......................        154,120        (109,356)
   Other non current assets ........................................         (3,378)          2,444
   Accounts payable and accrued expenses ...........................         69,816         126,955
   Unearned subscription income ....................................        101,623        (123,726)
   Accrued officers' bonus .........................................        639,000          51,000
   Deferred income taxes ...........................................         39,268        (165,256)
   Taxes payable and other current liabilities .....................        143,423        (115,540)
                                                                         ----------      ----------
Net cash provided by operating activities ..........................        940,949         930,501
                                                                         ----------      ----------
INVESTING ACTIVITIES
Purchase of property and equipment .................................        (65,731)       (166,892)
Deferred software costs ............................................        (97,463)       (150,630)
                                                                         ----------      ----------
Net cash used in investing activities ..............................       (163,194)       (317,522)
                                                                         ----------      ----------
FINANCING ACTIVITIES
Payments on long term debt .........................................       (860,236)       (527,747)
Proceeds from additional debt borrowings ...........................         52,500         155,000
Proceeds from (repayments of) officers' loans, net .................         61,355        (128,262)
                                                                         ----------      ----------
Net cash used in financing activities ..............................       (746,381)       (501,009)
                                                                         ----------      ----------
Net increase in cash and cash equivalents ..........................         31,374         111,970
Cash and cash equivalents at beginning of year .....................        129,079         160,453
                                                                         ----------      ----------
Cash and cash equivalents at end of year ...........................     $  160,453      $  272,423
                                                                         ==========      ==========
SUPPLEMENTAL DISCLOSURE OF CASH FLOW INFORMATION
Cash paid for interest .............................................     $  304,726      $  190,168
                                                                         ==========      ==========
Cash paid for income taxes .........................................     $   21,375      $   26,316
                                                                         ==========      ==========

                            See accompanying notes.

               THE ALBUM NETWORK, INC. AND AFFILIATED COMPANIES

                       COMBINED STATEMENT OF CASH FLOWS
                      THREE MONTHS ENDED DECEMBER 31, 1997
                                  (UNAUDITED)






OPERATING ACTIVITIES
Net income .........................................................    $     98,615
Adjustment to reconcile net income to net cash (used in) provided by operating activities:
  Depreciation and amortization ....................................          62,535
  Provision for doubtful accounts ..................................           3,954
  Changes in operating assets and liabilities:
   Accounts receivable .............................................         (42,922)
   Prepaid expenses and other current assets .......................         101,621
   Other non current assets ........................................          27,508
   Accounts payable and accrued expenses ...........................         137,671
   Unearned subscription income ....................................         151,829
   Accrued officers' bonus .........................................      (1,251,000)
   Deferred income taxes ...........................................         (60,603)
   Taxes payable and other current liabilities .....................         525,097
                                                                        ------------
Net cash used in operating activities ..............................        (245,695)
INVESTING ACTIVITIES
Purchase of property and equipment .................................         (45,540)
Deferred software costs ............................................         (40,869)
                                                                        ------------
Net cash used in investing activities ..............................         (86,409)
FINANCING ACTIVITIES
Payments on long term debt .........................................        (112,681)
Proceeds from additional debt borrowings ...........................         129,236
Proceeds from officers' loans, net .................................         212,624
                                                                        ------------
Net cash provided by financing activities ..........................         229,179
                                                                        ------------
Net decrease in cash and cash equivalents ..........................        (102,925)
Cash and cash equivalents at beginning of year .....................         272,423
                                                                        ------------
Cash and cash equivalents at end of year ...........................    $    169,498
                                                                        ============

                            See accompanying notes.

               THE ALBUM NETWORK, INC. AND AFFILIATED COMPANIES

                     NOTES TO COMBINED FINANCIAL STATEMENTS
                               SEPTEMBER 30, 1997


1. ORGANIZATION AND SUMMARY OF SIGNIFICANT ACCOUNTING PRINCIPLES


 Principles of Combination

     The accompanying combined financial statements include the accounts of The Album Network, Inc., The Network 40, Inc., The Urban Network, Inc. and In-the-Studio (collectively, the "Companies"). Intercompany transactions and balances among the Companies have been eliminated in combination.

     On August 27, 1997, the board of directors and shareholders of the Companies approved a plan of agreement and merger which provided that The Urban Network, Inc. merge into The Album Network, Inc. (the "Company") effective September 24, 1997. The Companies accounted for the transaction as a merger of companies under common control.

     The Companies publish six music trade magazines, produce rock, urban and top 40 programming specials and manufacture compact disc samplers. They also serve as product marketing advisors to contemporary music talent and their managers in providing creative content and innovative marketing campaigns. In addition, the Companies provide research services for radio station program directors and record label executives. The Companies publishes five print periodicals for rock and top 40 music broadcasters, retailers and music industry executives. The weekly publications are the "Album Network" and the "Network 40". The monthly publications are the "Virtually Alternative" and "Totally Adult" and the quarterly publication is titled "AggroActive." Additionally, "The Urban Network" trade magazine is published each week.


 Revenue Recognition

     The Companies' magazines generate revenue from advertising sales, complemented by subscription sales and incremental direct mail revenue.

     Unearned subscription income represents revenues on subscriptions for which publications have not been delivered to customers as of the balance sheet date. Unearned subscription income at September 30, 1996 also includes unearned income on certain advertising and direct mail packages.

     Revenue from research services is recognized straight-line over the license term or upon the sale of computer software developed for licensees and other customers. Advertising and broadcast revenues are recognized when advertisements are run or aired.


 Furniture and Equipment

     Furniture and equipment are valued at cost less accumulated depreciation. Depreciation is provided on the straight-line and declining balance methods over the estimated useful lives of the assets, as follows:


  Computer hardware ...............   5 years
  Software ........................   5 years
  Furniture and equipment .........   5-7 years
  Leasehold improvements ..........   5 years

 Deferred Software Costs

     Costs incurred to produce software masters and subsequent enhancements to such software are capitalized and amortized over the remaining economic life of the master (generally, five years). Costs of maintenance and customer support are charged to expense when incurred.


 Cash and Cash Equivalents

     The Companies consider all highly liquid debt instruments purchased with a maturity of three months or less to be cash equivalents.


 Income Taxes

     Each of the affiliated Companies file a separate tax return. The Album Network, Inc. and the Urban Network, Inc. are "C Corporations." The Network 40, Inc. has elected to be taxed as an "S Corporation". The "S Corporation" election is effective for both federal and state tax purposes. Accordingly all items of income, loss, deduction or credit are reported by the shareholders on their respective personal income tax returns. The corporate tax rate for S Corporations in California is one and one-half percent (1.5%).

               THE ALBUM NETWORK, INC. AND AFFILIATED COMPANIES

 Risks and Uncertainties


     The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the amounts reported in the financial statements and accompanying notes. Actual results could differ from those estimates.


 Concentration of Credit Risk

     The Company maintains bank balances with City National Bank in excess of the federally insured limit of $100,000.


 Reclassification

     Certain amounts in the financial statements have been reclassified to conform with the current presentations.


 Interim Financial Information

     Financial information as of December 31, 1997 and for the three months ended December 31, 1997 is unaudited. In the opinion of management, all adjustments necessary for a fair presentation of the results for such period have been included, all adjustments are of a normal and recurring nature. Interim results are not necessarily indicative of results for a full year.


2. RELATED PARTY TRANSACTIONS

 Officers' Loans

     The Companies have several loan agreements outstanding with its officers in order to satisfy the cash flow needs of operations. The interest rates on the loans to and from the officers range from approximately 10% to 12%.

     At October 1, 1995, the officers owed the Companies $471,918 and the Companies owed the officers $637,116. During the year ended September 30, 1996, the officers repaid $48,471 and loaned the Companies an additional $12,884.

     At October 1, 1996, the officers owed the Companies $423,447 and the Companies owed the officers $650,000. During the year ended September 30, 1997, the officers repaid $32,653 to the Companies and the Companies repaid $160,915 to the officers.


3. LONG-TERM DEBT

     A summary of long-term debt as of September 30, 1997 and 1996 is as follows:



                                                                               SEPTEMBER 30
                                                                       -----------------------------
                                                                            1996            1997
                                                                       -------------   -------------
Note payable to City National Bank, collateralized by certain equipment and personally guaranteed by the stockholders; payable in monthly installments of $2,917 plus interest at 10.5%; due
 May 1999 ..........................................................    $   96,994      $   62,740
Note payable to City National Bank, personally guaranteed by the stockholders; payable in monthly installments of $41,233 plus interest at 8.75% through January 22, 1997 and at 8.25% thereafter;
 due December 2000.(A) .............................................     1,821,862       1,415,369
Other ..............................................................        12,000          80,000
                                                                        ----------      ----------
                                                                         1,930,856       1,558,109
Less current portion ...............................................       636,723         506,228
                                                                        ----------      ----------
Long-term debt .....................................................    $1,294,133      $1,051,881
                                                                        ==========      ==========

----------
(A) In September 1995 The Album Network, Inc., The Network 40, Inc. and The Urban Network, Inc. entered into a loan agreement with City National Bank for $2,330,000 in connection with a redemption of common stock. Interest was set at 8.75% per year and principal and interest were payable in monthly installments of $57,846 through September 1999. In January 1997, the loan agreement was revised. Interest was reset at 8.25% and monthly payments of $41,233 were extended through December 2000. The principal balance at the date of revision was $1,687,560.

               THE ALBUM NETWORK, INC. AND AFFILIATED COMPANIES

4. COMMON STOCK


     The Companies' stock and tax status at September 30, 1997 are as follows:




                                                                           SHARES
                                                                           ISSUED
                                              TAX           SHARES           AND
                                             STATUS       AUTHORIZED     OUTSTANDING
                                         -------------   ------------   ------------
     The Album Network, Inc. .........      C-Corp.       1,000,000         220
     The Network 40, Inc. ............      S-Corp.         100,000         825
     The Urban Network, Inc. .........      C-Corp.         100,000         825
     In-the-Studio ...................    Partnership         n/a           n/a

5. COMMITMENTS AND CONTINGENCIES


 Leases


     The Companies lease an office facility under noncancellable leases which expire in February 1998.


     Total rent expense for the years ended September 30, 1997 and 1996 under operating leases was $262,812 and $256,026, respectively.


     Future minimum lease payments under noncancellable operating leases as of September 30, 1997 total $121,155, all of which is payable in 1998.


 Other Matters


     As of September 30, 1997, approximately $80,000 was drawn on lines of credit with City National Bank. There were no amounts drawn as of September 30, 1996.


6. INCOME TAXES


     The Album Network has received a Statutory Notice of Deficiency from the Internal Revenue Service ("IRS") for the years ended September 30, 1994, 1995 and 1996 asserting tax deficiencies resulting primarily from an IRS position that compensation paid to officers was unreasonable and excessive. In total, approximately $3.5 million of adjustments increasing taxable income have been proposed. The total additional tax, penalties and interest through September 30, 1997 related to these adjustments would be approximately $1.8 million. The company has analyzed these matters with tax counsel and believes it has meritorious defenses to the deficiencies asserted by the IRS. The company has filed a petition with the United States Tax Court contesting the asserted liability. While the company believes that a successful defense of this case may be made, in light of the economic burdens of the defense, the company may entertain a settlement for up to $291,000. Accordingly, the company has recorded reserves in such amount, including $23,000, $115,000 and $153,000 for the years ended September 30, 1997, 1996 and prior periods, respectively.

               THE ALBUM NETWORK, INC. AND AFFILIATED COMPANIES

     For the years ended September 30, 1996 and 1997 the provision for income taxes is as follows:




                                  1996           1997
                              -----------   -------------
  Current:
   Federal ................    $129,911      $  143,056
   State ..................      17,710          42,878
                               --------      ----------
    Total .................     147,621         185,934
                               --------      ----------
  Deferred:
   Federal ................      49,764        (150,383)
   State ..................      14,447         (14,873)
                               --------      ----------
    Total .................      64,211        (165,256)
                               --------      ----------
  Total ...................    $211,832      $   20,678
                               ========      ==========

     Deferred income taxes reflect the net tax effects of temporary differences between the carrying amount of assets and liabilities for financial reporting purposes and the amounts used for income tax purposes. The significant components of the Companies' deferred tax assets and liabilities as of September 30, 1996 and 1997 are as follows:




                                                         1996         1997
                                                     -----------   ----------
         Deferred tax assets:
          Contributions carryforward .............    $  8,194      $ 10,078
         Deferred tax liabilities:
          Fixed assets ...........................      12,280        11,830
          Intangible assets ......................     275,346       112,424
                                                      --------      --------
          Total deferred tax liabilities .........     287,628       124,254
                                                      --------      --------
         Net deferred tax liabilities ............    $279,434      $114,176
                                                      ========      ========

7. EMPLOYEE RETIREMENT PLAN


     In January 1997, the Companies began a retirement plan for their employees under Section 401(k) of the Internal Revenue Code. All employees are eligible to participate once they obtain the minimum age requirement of 21 years, and have satisfied the service requirement of one year with the Companies. Participant contributions are subject to the limitations of Section 402 (g) of the Internal Revenue Code. The Companies contribute monthly to participating employees accounts at the rate of 10% of the participating employees contributions. During the year ended September 30, 1997, the Companies contributions totaled approximately $14,000.


8. SUBSEQUENT EVENTS (UNAUDITED)


     On February 27, 1998, the Company was acquired by SFX Entertainment Inc.

                        REPORT OF INDEPENDENT AUDITORS


The Board of Directors
BG Presents, Inc.


     We have audited the accompanying consolidated balance sheets of BG Presents, Inc. and Subsidiaries as of January 31, 1997 and 1998, and the related consolidated statements of income, cash flows and stockholders' equity for each of the three years in the period ended January 31, 1998. These financial statements are the responsibility of management. Our responsibility is to express an opinion on these financial statements based on our audits.


     We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the consolidated financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.


     In our opinion, the financial statements referred to above present fairly, in all material respects, the consolidated financial position of BG Presents, Inc. and subsidiaries at January 31, 1997 and 1998, and the consolidated results of their operations and their cash flows for each of the three years in the period ended January 31, 1998, in conformity with generally accepted accounting principles.




                                              Ernst & Young LLP



New York, New York
March 20, 1998

                      BG PRESENTS, INC. AND SUBSIDIARIES

                          CONSOLIDATED BALANCE SHEETS




                                                                                  JANUARY 31
                                                                        ------------------------------
                                                                             1997             1998
                                                                        --------------   -------------
ASSETS
Current assets:
 Cash and cash equivalents ..........................................    $11,819,831     $ 5,380,984
 Accounts receivable--trade .........................................      3,164,543       5,460,915
 Accounts receivable--related parties ...............................      1,347,150         776,174
 Investments ........................................................        370,000              --
 Inventories ........................................................        236,078         227,766
 Prepaid assets .....................................................        450,883       3,001,450
 Income tax receivable ..............................................        418,528              --
 Deferred income taxes ..............................................         94,000              --
 Other current assets ...............................................             --         118,455
                                                                         -----------     -----------
Total current assets ................................................     17,901,013      14,965,744
Property and equipment, net .........................................      9,661,910       8,904,509
Goodwill, net of accumulated amortization of $238,400 and
 $357,600 at January 31, 1997 and 1998, respectively.................      1,549,600       1,430,400
Other assets (Note 6) ...............................................            167       4,100,011
                                                                         -----------     -----------
Total assets ........................................................    $29,112,690     $29,400,664
                                                                         ===========     ===========
LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities:
 Notes payable--current portion .....................................    $   722,966     $   879,040
 Lease commitment--current portion ..................................         35,676              --
 Accounts payable ...................................................      3,229,054       1,816,959
 Deferred revenue ...................................................      1,362,533       1,480,145
 Accrued liabilities and other current liabilities ..................      3,721,749       3,753,613
                                                                         -----------     -----------
Total current liabilities ...........................................      9,071,978       7,929,757
Lease commitment, less current portion ..............................      6,704,719              --
Notes payable, less current portion .................................      5,233,709      11,134,834
Deferred income taxes ...............................................      2,617,000       2,617,000
Stockholders' equity:
 Common stock, no par value; 10,000,000 shares authorized;
   1,000,000 shares issued and outstanding in 1997 and 1998 .........      1,198,947       1,198,947
 Retained earnings ..................................................      4,286,337       6,520,126
                                                                         -----------     -----------
Total stockholders' equity ..........................................      5,485,284       7,719,073
                                                                         -----------     -----------
Total liabilities and stockholders' equity ..........................    $29,112,690     $29,400,664
                                                                         ===========     ===========

                            See accompanying notes.

                      BG PRESENTS, INC. AND SUBSIDIARIES

                        CONSOLIDATED INCOME STATEMENTS




                                                                   YEAR ENDED JANUARY 31
                                                     -------------------------------------------------
                                                          1996             1997              1998
                                                     --------------   --------------   ---------------
REVENUES
Concert revenues .................................    $ 62,996,606     $ 74,981,534     $ 75,898,464
Contract management ..............................       7,844,248       10,255,060       23,632,596
Concessions/merchandise ..........................       5,536,287        7,094,593        6,021,845
                                                      ------------     ------------     ------------
                                                        76,377,141       92,331,187      105,552,905
Cost of revenues .................................      54,383,763       69,916,840       81,092,377
                                                      ------------     ------------     ------------
                                                        21,993,378       22,414,347       24,460,528
EXPENSES
General and administrative .......................      17,614,296       17,602,501       18,866,259
Depreciation and amortization ....................       1,441,439        1,474,414        1,026,684
                                                      ------------     ------------     ------------
Income from operations ...........................       2,937,643        3,337,432        4,567,585
OTHER INCOME (EXPENSE)
Interest expense .................................      (1,324,219)      (1,257,758)        (916,723)
Interest income ..................................         307,756          295,057          294,888
Miscellaneous ....................................         535,191          289,222          (24,300)
                                                      ------------     ------------     ------------
Income before provision for income taxes .........       2,456,371        2,663,953        3,921,450
Provision for income taxes .......................       1,160,718        1,272,190        1,687,661
                                                      ------------     ------------     ------------
Net income .......................................    $  1,295,653     $  1,391,763     $  2,233,789
                                                      ============     ============     ============

                            See accompanying notes.

                      BG PRESENTS, INC. AND SUBSIDIARIES

                     CONSOLIDATED STATEMENTS OF CASH FLOWS




                                                                                YEAR ENDED JANUARY 31
                                                                 ---------------------------------------------------
                                                                       1996              1997              1998
                                                                 ---------------   ---------------   ---------------
OPERATING ACTIVITIES
Net income ...................................................    $  1,295,653      $  1,391,763      $  2,233,789
Adjustments to reconcile net income to net cash
 provided by operating activities:
 Depreciation and amortization of property and
   equipment .................................................       1,322,239         1,355,214           907,484
 Amortization of goodwill ....................................         119,200           119,200           119,200
 Loss on sale of property and equipment ......................          13,603                --                --
 Changes in operating assets and liabilities:
   Accounts receivable--trade ................................         524,566        (1,356,263)       (2,296,372)
   Accounts receivable--related parties ......................        (496,971)             (821)          570,976
   Inventories ...............................................        (228,294)           (7,784)            8,312
   Prepaid assets and other ..................................        (322,524)          478,391        (2,550,567)
   Income tax receivable .....................................         (50,888)         (328,390)          300,073
   Accounts payable and accrued expenses .....................        (491,982)        3,128,476        (1,380,231)
   Deferred income taxes .....................................       1,139,000            45,000            94,000
   Deferred revenue ..........................................         (67,859)          379,748           117,612
   Other .....................................................         288,367               160            74,347
                                                                  ------------      ------------      ------------
Net cash provided by (used in) operating activities ..........       3,044,110         5,204,694        (1,801,377)
INVESTING ACTIVITIES
Purchase of SAP limited partnership interest .................      (4,250,000)               --                --
Proceeds from sale of equipment ..............................          13,150                --                --
Capital expenditures, including White River
 Amphitheatre ................................................        (469,447)         (367,678)       (4,247,528)
Other ........................................................        (644,496)         (247,000)          293,254
                                                                  ------------      ------------      ------------
Net cash used in investing activities ........................      (5,350,793)         (614,678)       (3,954,274)
FINANCING ACTIVITIES
Payments of notes payable ....................................        (444,985)         (775,756)               --
Borrowings on notes payable ..................................              --         1,000,000         6,057,199
Payments of lease commitments ................................        (395,330)         (405,275)       (6,740,395)
Retirement of stock ..........................................              --           (21,053)               --
                                                                  ------------      ------------      ------------
Net cash used in financing activities ........................        (840,315)         (202,084)         (683,196)
Net increase (decrease) in cash and cash equivalents .........      (3,146,998)        4,387,932        (6,438,847)
Cash and cash equivalents at beginning of year ...............      10,578,897         7,431,899        11,819,831
                                                                  ------------      ------------      ------------
Cash and cash equivalents at end of year .....................    $  7,431,899      $ 11,819,831      $  5,380,984
                                                                  ============      ============      ============
SUPPLEMENTAL DISCLOSURE OF CASH FLOW INFORMATION
Cash paid for interest .......................................    $  1,324,219      $  1,257,664      $  1,092,356
Cash paid for income taxes ...................................         888,738         1,280,000         1,325,000

                            See accompanying notes.

                      BG PRESENTS, INC. AND SUBSIDIARIES

                CONSOLIDATED STATEMENTS OF STOCKHOLDERS' EQUITY
                  YEARS ENDED JANUARY 31, 1998, 1997 AND 1996



Balance--January 31, 1995 ..............................    $2,818,921
Net income for the year ended January 31, 1996 .........     1,295,653
                                                            ----------
Balance--January 31, 1996 ..............................     4,114,574
Net income for the year ended January 31, 1997 .........     1,391,763
Repurchase and retirement of stock .....................       (21,053)
                                                            ----------
Balance--January 31, 1997 ..............................     5,485,284
Net income for the year ended January 31, 1998 .........     2,233,789
                                                            ----------
Balance--January 31, 1998 ..............................    $7,719,073
                                                            ==========

                            See accompanying notes.

                      BG PRESENTS, INC. AND SUBSIDIARIES

                  NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                               JANUARY 31, 1998


1. ORGANIZATION AND SUMMARY OF SIGNIFICANT ACCOUNTING PRINCIPLES


 Business and Principles of Consolidation

     BG Presents, Inc. ("BGP" or the "Company") is a holding company for various operating subsidiaries which principally promote and manage musical and special events in the San Francisco Bay Area. In addition, the Company owns the Shoreline Amphitheatre in Mountain View, California. Bill Graham Enterprises, Inc. ("BGE"), Bill Graham Presents, Inc. ("BGPI"), Bill Graham Management, Inc. ("BGM"), AKG, Inc. ("AKG"), Shoreline Amphitheatre, Ltd. ("SAL"), Fillmore Fingers, Inc. ("FF"), and Shoreline Amphitheatre Partners ("SAP" and, collectively, the "Companies") are wholly-owned subsidiaries of the Company. The accompanying consolidated financial statements include the accounts of the Company and all of its wholly-owned subsidiaries. Intercompany transactions and balances have been eliminated in consolidation.

     BGE and BGPI earn promotion income in two ways: either a fixed fee for organizing and promoting an event, or an arrangement that entitles them to a profit percentage based on a predetermined formula. In addition, the Companies earn revenue from merchandise and concessions sold during events which they promote. BGM manages the careers of various artists and records a percentage of the artists' gross sales from publishing rights, record sales, and tours as contract management revenue.

     AKG operates the Fillmore, Warfield, and Punchline theatres located in San Francisco, which generate revenue from food and beverage sales, sponsorships, and ticket sales. Bill Graham Special Events, a division of AKG, records management/contract fees from organizing corporate and other parties at various venues in the San Francisco Bay Area. FF provides table service (food and beverage) for two theatres located in Los Angeles owned by third parties.


 Revenue Recognition

     Revenue from talent management and the sales of tickets is recognized when earned. Cash received from the sale of tickets for events not yet performed is deferred. Revenue from the direct sale of compact discs is recognized upon the date of sale. The Company's revenue included $305,017, $14,562,000 and $13,483,683 during the fiscal years ended January 31, 1996, 1997 and 1998, respectively, from various gymnastics tours, ice skating tours and television specials.


 Cash and Cash Equivalents

     The Company considers all investments purchased with an original maturity date of three months or less to be cash equivalents. At January 31, 1996, 1997 and 1998, the Companies had cash balances in excess of the federally insured limits of $100,000 per institution.


 Use of Estimates

     Generally accepted accounting principles require management to make assumptions in estimates that affect the amount reported in the financial statements for assets, liabilities, revenues, and expenses. In addition, assumptions and estimates are used to determine disclosure for contingencies, commitments, and other matters discussed in the notes to the financial statements. Actual results could differ from those estimates.


 Accounts Receivable

     The Company's accounts receivable are principally due from ticket service and merchandising companies in the San Francisco Bay Area. In addition, related party receivables include amounts due from owners of the Company and from affiliated companies. Management believes that all accounts receivable as of January 31, 1996, 1997 and 1998 were fully collectible; therefore, no allowance for doubtful accounts was recorded.

                      BG PRESENTS, INC. AND SUBSIDIARIES

1. ORGANIZATION AND SUMMARY OF SIGNIFICANT ACCOUNTING PRINCIPLES
     (CONTINUED)


 Property and Equipment

     Property and equipment are recorded at cost and depreciated over their estimated useful lives, which range from 3 to 40 years. Leasehold improvements are amortized on the straight-line basis over the shorter of the lease term or estimated useful lives of the assets. Maintenance and repairs are charged to expense as incurred.


 Goodwill

     The Company amortizes goodwill over a 15 year period.


 Income Taxes

     The Companies account for income taxes under the liability method, whereby deferred tax assets and liabilities are determined based on differences between financial reporting and tax bases of assets and liabilities and are measured using enacted tax rates and laws that will be in effect when the differences are expected to reverse.


 Inventories

     Inventories, which consist principally of compact discs and beverage items, are stated at first-in, first-out (FIFO) cost, which is not in excess of market.


 Advertising and Promotion Costs

     The Company expenses all advertising and promotion costs as incurred, except in instances where management believes these costs generate a direct response from customers. Advertising expenses were $3,408,322, $4,319,291 and $4,519,049 for the fiscal years ended January 31, 1996, 1997 and 1998, respectively.


2. INCOME TAXES

     The provision for income taxes for the fiscal years ended January 31, 1997 and 1998 is summarized as follows:


                                     1997            1998
                                -------------   -------------
  Current:
  Federal ...................    $  984,500      $1,304,837
  State .....................       285,800         378,824
                                 ----------      ----------
                                  1,270,300       1,683,661
  Deferred:
  Federal ...................         1,500           3,100
  State .....................           400             900
                                 ----------      ----------
                                      1,900           4,000
                                 ----------      ----------
                                 $1,272,200      $1,687,661
                                 ==========      ==========

     Deferred income taxes reflect the tax effects of temporary differences between the carrying amount of assets and liabilities for financial reporting purposes and the amounts used for income tax purposes. The Company's net deferred tax liabilities as of January 31, 1997 and 1998 are primarily the result of the difference between the book basis of depreciable assets and the related tax basis.

     The difference between the tax provision at Federal statutory rates and the effective rate is due to state taxes, amortization of goodwill and other nondeductible items.

                      BG PRESENTS, INC. AND SUBSIDIARIES

3. PROPERTY AND EQUIPMENT

     Property and equipment as of January 31, 1997 and 1998 consists of the following:




                                                   1997               1998
                                             ----------------   ----------------
         Buildings .......................    $   8,234,231      $   8,251,729
         Leasehold improvements ..........       10,326,553         10,403,033
         Equipment .......................        2,166,037          2,184,855
         Office furniture ................          693,068            711,235
         Computer equipment ..............          330,367            343,493
         Vehicle .........................           61,211             67,205
                                              -------------      -------------
                                                 21,811,467         21,961,550
         Accumulated depreciation and
  amortization ...........................      (12,783,510)       (13,528,140)
                                              -------------      -------------
                                                  9,027,957          8,443,410
         Land ............................          633,953            633,953
                                              -------------      -------------
                                              $   9,661,910      $   9,067,363
                                              =============      =============

4. PENSION PLAN

     The Company sponsors a 401(k) Tax Advantage Savings Plan that covers employees who have one year of service, have worked at least 1,000 hours, are 21 years of age or older, and are not covered by a union contract. At its discretion, the Company may contribute a percentage of gross pay to the plan, up to a maximum gross pay of $150,000 per participant. In addition, the Company makes a matching contribution of 25% of each participant's account up to $400 of their salary deferral each year, for a maximum company matching contribution of $100. Total contributions to the plan were approximately $182,000, $186,000 and $213,049 for the years ended January 31, 1996, 1997 and 1998, respectively.

                      BG PRESENTS, INC. AND SUBSIDIARIES

5. NOTES PAYABLE


     Notes payable as of January 31, 1997 and 1998 consists of the following:




                                                                       1997             1998
                                                                  -------------   ---------------
   Note payable to Midland Loan Services LP; monthly
     payments of $16,574, including interest at the bank's
     index rate plus 3.5% (8.4% and 8.375% at January 31,
     1997 and 1998, respectively; matures May 1, 2004;
     secured by deed ..........................................    $2,215,001       $ 2,193,732
   Note payable to Sanwa Bank; quarterly payments range
     from $75,000 to $200,000, interest accrued monthly at
     the bank's prime rate plus 0.5% (8.75% and 8.75% at
     January 31, 1997 and 1998, respectively); matures
     January 31, 2001 .........................................     2,925,000         2,425,000
   Note payable to Sanwa Bank; monthly payments of
     $16,666, including interest at a rate of London Inter-
     Bank Offered Rate (LIBOR) plus 2.5%; matures
     January 31, 2002; secured by assets of the Company
     (excluding the office building) ..........................       816,674           616,682
   Note payable to Sanwa Bank; monthly payments range
     from $12,000 to $25,000, interest accrued monthly at the
     bank's index rate plus 2.375%; matures March 1, 2007;
     secured by deed ..........................................            --         6,778,460
                                                                   ----------       -----------
                                                                    5,956,675        12,013,874
   Less current portion .......................................      (722,966)         (879,040)
                                                                   ----------       -----------
                                                                   $5,233,709       $11,134,834
                                                                   ==========       ===========

     The first note payable with Sanwa Bank also provided for a line-of-credit of up to $1,000,000 that expired on April 30, 1997. At January 31, 1998, there were no borrowings outstanding against this credit line.

                      BG PRESENTS, INC. AND SUBSIDIARIES

5. NOTES PAYABLE (CONTINUED)

     At January 31, 1998, the Company has a $3,000,000 unused line-of-credit with a bank to be drawn upon as needed, with interest at the bank's prime rate plus 0.5%. In addition, the Company may use up to $1,500,000 of the line for letters-of-credit. This line-of-credit is secured by the assets of the Company.


     Maturities of long-term debt are approximately as follows:



  Year ended January 31:
  1999 ...........................    $   879,040
  2000 ...........................        893,998
  2001 ...........................      1,851,908
  2002 ...........................        227,764
  2003 ...........................        246,791
  Thereafter .....................      7,914,373
                                      -----------
                                      $12,013,874
                                      ===========

6. COMMITMENTS AND CONTINGENCIES

 Leases

     The Company leases nightclubs, theaters and storage space pursuant to noncancellable operating leases. Certain leases require contingent rentals to be paid based on a percentage of gross sales of tickets, merchandise, and food and beverage. These leases expire on various dates through June 2021.

     At January 31, 1998, the future minimum operating lease payments under noncancelable operating leases are as follows:



  Year ended January 31:
  1999 ...........................    $  543,354
  2000 ...........................       547,211
  2001 ...........................       485,961
  2002 ...........................       451,694
  2003 ...........................       425,633
  Thereafter .....................     2,367,353
                                      ----------
                                      $4,821,206
                                      ==========

     Total minimum rental expense included in operating expenses for the years ended January 31, 1996, 1997 and 1998 was $810,956, $438,500 and $706,219,
respectively, and the contingent rental expense was $541,334, $627,222 and $725,787, respectively. Included in cost of revenues is $6,145,944, $6,392,616 and $7,265,769 of contingent rentals paid based on gross sales for the years ended January 31, 1996, 1997 and 1998, respectively.

 Shoreline Amphitheater Lease and Agreement

     The Shoreline Amphitheater Lease and Agreement, as amended, provides for, among other things, that the City of Mountain View, California (the "City") owns certain real property (the "Site") which it has leased to the Company for the purpose of constructing and operating the amphitheater. The lease terminates after 35 years on November 30, 2021, and the Company has the option to extend for three additional five-year periods.

     The Company is obligated to pay as rent to the City a certain percentage of "gross receipts" received annually by the Company and additional rent based on the "net available cash" of the Company, as such terms are defined in the agreement.

                      BG PRESENTS, INC. AND SUBSIDIARIES

6. COMMITMENTS AND CONTINGENCIES (CONTINUED)


     Rent expense charged to operations for the years ended January 31, 1996, 1997 and 1998 amounted to $594,002, $396,789 and $613,933, respectively.


     As of the year ended January 31, 1997, the Company was obligated to pay the City $93,200 monthly, which related to $9,500,000 of funds provided the Company by the City pursuant to the lease. Prior to the refinancing of this arrangement as a $6.9 million note payable to Sanwa Bank (see Note 5), the Company had accounted for this obligation as a long-term liability amortizable on a monthly basis over the 20-year period commencing August 1, 1986. The principal and interest (10.24%) on this liability were being amortized monthly. At January 31, 1997, the outstanding balance amounted to $6,740,395, of which $35,676 was current.


 Seattle White River Amphitheatre


     The Company has committed payments for the construction of an amphitheatre in the Seattle, Washington market totaling $10 million. Through January 31, 1998, the Company has paid $3,921,812 toward this project. This amount is included in other assets on the balance sheet. The Company has also capitalized interest pertaining to the capital expenditures for the amphitheatre of $175,633 at January 31, 1998, which is also included in other assets on the balance sheet.


 Employment Contracts


     The Company has entered into employment contracts with certain key employees which amount to $2,300,000 per year. These contracts are in effect until the first note payable to Sanwa Bank (see Note 5) is paid in full or six years, whichever comes first. According to these agreements, compensation and other benefits will cease if discharged with just cause, death or disability, and resignation of employment. Benefits do not cease if discharged without just cause.


 Contingencies


     The Company is involved in various legal and other matters arising in the normal course of business. Based upon information available to management, its review of these matters to date and consultation with counsel, management believes that any liability relating to these matters would not have a material effect on the Company's financial position and results of operations.


7. SUBSEQUENT EVENTS


 Acquisition of Companies by SFX Entertainment, Inc.


     On February 24, 1998, the stockholders of the Company sold all of the outstanding capital stock of the Companies to SFX Entertainment, Inc. for cash consideration of $60.8 million (including the repayment of $12 million in the Companies' debt and the issuance of 562,640 shares of common stock of SFX Entertainment, Inc.). The Company has agreed to have net working capital, as defined, at the closing at least equal to the Company's debt.

                        REPORT OF INDEPENDENT AUDITORS



The Board of Directors
Concert/Southern Promotions


     We have audited the accompanying combined balance sheet of Concert/Southern Promotions and Affiliated Companies as of December 31, 1997, and the related combined statements of operations, cash flows and stockholders' equity for the year then ended. These financial statements are the responsibility of management. Our responsibility is to express an opinion on these financial statements based on our audit.


     We conducted our audit in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.


     In our opinion, the financial statements referred to above present fairly, in all material respects, the combined financial position of Concert/Southern Promotions and Affiliated Companies at December 31, 1997, and the combined results of their operations and their cash flows for the year then ended, in conformity with generally accepted accounting principles.



                                        ERNST & YOUNG LLP





New York, New York
March 13, 1998

             CONCERT/SOUTHERN PROMOTIONS AND AFFILIATED COMPANIES

                            COMBINED BALANCE SHEET
                               DECEMBER 31, 1997



ASSETS
Current assets:
 Cash and cash equivalents ..................................   $  612,967
 Accounts receivable ........................................      185,437
 Due from owners (Note 3) ...................................      332,754
 Prepaid expenses and other current assets ..................      115,844
                                                                ----------
Total current assets ........................................    1,247,002
Investments in equity investees (Note 2) ....................      895,790
Property and equipment:
 Land .......................................................       19,638
 Leasehold improvements .....................................      286,998
 Furniture and equipment ....................................      496,265
                                                                ----------
                                                                   802,901
 Accumulated depreciation and amortization ..................      460,483
                                                                ----------
                                                                   342,418
                                                                ----------
Total assets ................................................   $2,485,210
                                                                ==========
LIABILITIES AND COMBINED STOCKHOLDERS' EQUITY
Current liabilities:
 Accounts payable and accrued expenses ......................   $  229,558
 Deferred income ............................................      368,150
                                                                ----------
Total current liabilities ...................................      597,708
Combined stockholders' equity (Note 4) ......................    1,887,502
                                                                ----------
Total liabilities and combined stockholders' equity .........   $2,485,210
                                                                ==========

                            See accompanying notes.

             CONCERT/SOUTHERN PROMOTIONS AND AFFILIATED COMPANIES

                        COMBINED STATEMENT OF OPERATIONS
                         YEAR ENDED DECEMBER 31, 1997



Operating revenues:
 Concert revenue .............................    $14,796,977
 Cost of concerts ............................      9,877,586
                                                  -----------
                                                    4,919,391
Operating expenses:
 Salaries--officers ..........................        364,000
 Bonuses--officers ...........................        564,767
 Salaries--other .............................        367,356
 Rent expense ................................        207,220
 Legal and accounting fees ...................        201,435
 Depreciation and amortization ...............         78,682
 General and administrative expenses .........      1,367,304
                                                  -----------
                                                    3,150,764
                                                  -----------
Income from operations .......................      1,768,627
Other income:
 Interest income .............................         59,624
 Losses from equity investees ................        (79,629)
                                                  -----------
Net income ...................................    $ 1,748,622
                                                  ===========

                            See accompanying notes.

             CONCERT/SOUTHERN PROMOTIONS AND AFFILIATED COMPANIES

                       COMBINED STATEMENT OF CASH FLOWS
                         YEAR ENDED DECEMBER 31, 1997



OPERATING ACTIVITIES
Net income ......................................................................    $  1,748,622
Adjustments to reconcile net income to net cash provided by operating activities:
   Depreciation and amortization ................................................          78,682
   Losses from equity investees .................................................          79,629
   Changes in operating assets and liabilities:
    Accounts receivable .........................................................       1,000,781
    Prepaid expenses and other current assets ...................................          69,896
    Accounts payable and accrued expenses .......................................        (452,361)
    Deferred income .............................................................         368,150
Net cash provided by operating activities .......................................       2,893,399
FINANCING ACTIVITIES
Due to/from owner ...............................................................        (398,080)
Distributions paid to stockholder ...............................................      (2,722,827)
                                                                                     ------------
Net cash used in financing activities ...........................................      (3,120,907)
                                                                                     ------------
Net decrease in cash and cash equivalents .......................................        (227,508)
Cash and cash equivalents at beginning of year ..................................         840,475
                                                                                     ------------
Cash and cash equivalents at end of year ........................................    $    612,967
                                                                                     ============

                            See accompanying notes.

             CONCERT/SOUTHERN PROMOTIONS AND AFFILIATED COMPANIES

                  COMBINED STATEMENT OF STOCKHOLDERS' EQUITY
                         YEAR ENDED DECEMBER 31, 1997




Balance, January 1, 1997 .............    $  2,861,707
Distributions to stockholder .........      (2,722,827)
Net income ...........................       1,748,622
                                          ------------
Balance, December 31, 1997 ...........    $  1,887,502
                                          ============

                            See accompanying notes.

             CONCERT/SOUTHERN PROMOTIONS AND AFFILIATED COMPANIES

                    NOTES TO COMBINED FINANCIAL STATEMENTS
                               DECEMBER 31, 1997


1. ORGANIZATION AND SUMMARY OF SIGNIFICANT ACCOUNTING PRINCIPLES


 Principles of Combination

     The accompanying combined financial statements include the accounts of Southern Promotions, Inc., High Cotton, Inc., Buckhead Promotions, Inc., Northern Exposure, Inc., Pure Cotton, Inc., Cooley and Conlon Management, Inc. ("CCMI") and Interfest, Inc. and their wholly-owned subsidiaries: Concert/ Southern Chastain Promotions ("Concert/Southern"), Roxy Ventures, Cotton Club and Midtown Music Festival (collectively, the "Companies"). Intercompany transactions and balances among these companies have been eliminated in combination. The Companies are presented on a combined basis to reflect common ownership by Alex Cooley, Peter Conlon and Stephen Selig III.

     Concert/Southern is the predominant musical event promoter in the Atlanta, Georgia region, and through Chastain Joint Ventures ("Chastain Ventures") is the operator, pursuant to a long-term lease with the City of Atlanta, of the Chastain Park Amphitheater. Chastain Ventures is owned equally by Concert/Southern and the Atlanta Symphony Orchestra, and is accounted for by Concert/Southern on the equity method. Buckhead Promotions and Northern Exposure equally own Roxy Ventures which holds a long-term lease for the Roxy Theatre, and Pure Cotton holds a long-term lease for the Cotton Club. Interfest, Inc. promoted the three-day Midtown Music Festival held in downtown Atlanta during 1997. In addition, High Cotton owns 52.6% of HC Properties, Inc., a real estate investment company which is accounted for on the equity method.

     The Companies record revenue when earned. Concert revenue includes ticketing, concession, and sponsorship revenue. Deferred income relates primarily to deposits received in advance of the concert season.


 Property and Equipment

     Land, leasehold improvements, and furniture and equipment are stated at cost. Depreciation of furniture and equipment is provided primarily by the straight-line method over the estimated useful lives of the respective classes of assets. Leasehold improvements are amortized over the life of the lease or of the improvement, whichever is shorter.

 Income Taxes

     The Companies have been organized as either partnerships or corporations which have elected to be taxed as "S Corporations." The "S Corporation" elections are effective for both federal and state tax purposes. Accordingly, all items of income, loss, deduction or credit are reported by the partners or shareholders on their respective personal income tax returns and, therefore, no current or deferred federal or state taxes have been provided in the accompanying combined financial statements.

     The difference between the tax basis and the reported amounts of the Companies' assets and liabilities was $16,576 at December 31, 1997.


 Risks and Uncertainties

     Accounts receivable are due from ticket vendors and venue box offices. These amounts are typically collected within 20 days of a performance. Management considers accounts receivable to be fully collectible; accordingly, no allowance for doubtful accounts is required.


 Use of Estimates

     The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the amounts reported in the financial statements and accompanying notes. Actual results could differ from those estimates.

             CONCERT/SOUTHERN PROMOTIONS AND AFFILIATED COMPANIES

2. INVESTMENTS IN EQUITY INVESTEES


     The following is a summary of the financial position and results of operations of the Companies' equity investees as of and for the period ended December 31, 1997:




                                                  CHASTAIN
                                             PARK AMPHITHEATER   HC PROPERTIES
                                            ------------------- --------------
                                                (50% OWNED)      (52.6% OWNED)
   Current assets .........................      $ 322,527        $   51,820
   Property and equipment .................        468,145           810,480
   Other assets ...........................             --           415,145
                                                 ---------        ----------
   Total assets ...........................      $ 790,672        $1,277,445
                                                 =========        ==========
   Current liabilities ....................      $ 129,953        $    1,927
   Partners' capital ......................        660,719         1,275,518
                                                 ---------        ----------
   Total liabilities and partners' capital       $ 790,672        $1,277,445
                                                 =========        ==========
   Revenue ................................      $ 653,251        $   87,407
   Expenses ...............................        747,055           165,328
                                                 ---------        ----------
   Net income (loss) ......................      $ (93,804)       $  (77,921)
                                                 =========        ==========

3. RELATED PARTY TRANSACTIONS


     The Companies have an arrangement with Stephen Selig III whereby the cash receipts of Concert/Southern, Buckhead Promotions and Roxy Ventures are transferred to the Selig Enterprises, Inc. Master Cash Account (the "Master Account"). All subsequent payments made by the Companies are funded by the Master Account. Accordingly, the Companies' cash held by the Master Account of $281,058 is recorded as due from owner.


     In addition, CCMI has recorded a receivable from its stockholders of $51,696.


4. STOCKHOLDERS' EQUITY


     The Companies' stocks are as follows:




                                      SHARES       SHARES      PAR
                                    AUTHORIZED     ISSUED     VALUE
                                   ------------   --------   ------
   Southern Promotions .........    1,000,000      5,000       $1
   High Cotton .................       10,000        550        1
   Buckhead Promotions .........    1,000,000        500        1
   Northern Exposure ...........    1,000,000      1,000        1
   Pure Cotton .................      100,000        500        1
   CCMI ........................       10,000      1,000        1
   Interfest ...................      100,000        500        1
                                                   -----
                                                   9,050
                                                   =====

             CONCERT/SOUTHERN PROMOTIONS AND AFFILIATED COMPANIES

5. COMMITMENTS AND CONTINGENCIES


 Leases


     The following is a schedule of future minimum rental payments under operating leases (principally office and venue facilities) that have initial or remaining lease terms in excess of one year as of December 31, 1997:



   Year ended December 31:
     1998 ................    $  222,539
     1999 ................       183,198
     2000 ................       188,991
     2001 ................       133,350
     2002 ................       136,350
     Thereafter ..........       174,375
                              ----------
     Total ...............    $1,038,803
                              ==========

     Certain office facilities have renewal and escalation clauses.


 Legal Matters


     On October 10, 1997, Concert/Southern settled a lawsuit agreeing to pay $100,000. Such amount has been provided for in the accompanying combined statement of operations.


     The Companies have also been named in various other lawsuits arising in the normal course of business. It is not possible at this time to assess the probability of any liability against the Companies as a result of these lawsuits. Management has stated that all cases will be vigorously defended.


6. SUBSEQUENT EVENTS


     On March 4, 1998, SFX Entertainment Inc. acquired the Companies for a total cash purchase price of $16,900,000 (including a working capital payment of $300,000).


     Prior to the sale of the Companies to SFX, the sole shareholder of High Cotton received a distribution of High Cotton's interest in HC Properties, Inc.

                        REPORT OF INDEPENDENT AUDITORS


The Board of Directors
Falk Associates Management Enterprises, Inc.


     We have audited the accompanying combined balance sheets of Falk Associates Management Enterprises, Inc. as of December 31, 1996 and 1997, and the related combined statements of operations and stockholders' equity (deficit) and cash flows for the years then ended. These financial statements are the responsibility of management. Our responsibility is to express an opinion on these financial statements based on our audits.


     We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.


     In our opinion, the combined financial statements referred to above present fairly, in all material respects, the combined financial position of Falk Associates Management Enterprises, Inc. at December 31, 1996 and 1997, and the combined results of its operations and its cash flows for the years then ended in conformity with generally accepted accounting principles.



                                        ERNST & YOUNG LLP


New York, New York
April 10, 1998

                 FALK ASSOCIATES MANAGEMENT ENTERPRISES, INC.

                            COMBINED BALANCE SHEETS




                                                                                     DECEMBER 31
                                                                           -------------------------------
                                                                                1996             1997
                                                                           -------------   ---------------
ASSETS
Current assets:
 Cash ..................................................................    $  964,265      $     34,586
 Cash surrender value of officers' life insurance ......................        73,336           115,436
 Accounts receivable ...................................................       641,204           614,051
 Current portion of stockholder loan receivable ........................        92,669           116,524
 Other current assets ..................................................        13,428            33,456
                                                                            ----------      ------------
                                                                             1,784,902           914,053
                                                                            ----------      ------------
Fixed assets, net of accumulated depreciation and amortization .........        85,200            63,714
Certificate of deposit, noncurrent .....................................       200,906           211,331
Accounts receivable ....................................................       514,051                --
Stockholder loan receivable ............................................       506,400           389,873
Other ..................................................................        58,900             7,119
                                                                            ----------      ------------
Total assets ...........................................................    $3,150,359      $  1,586,090
                                                                            ==========      ============
LIABILITIES AND COMBINED STOCKHOLDERS' EQUITY (DEFICIT)
Current liabilities:
 Accounts payable and accrued expenses .................................    $  221,952      $    165,504
 Payroll taxes payable .................................................       907,446                --
 Stockholder loan payable ..............................................        95,000            95,000
 Current portion of settlement agreement ...............................       134,552           145,652
 Current portion of deferred revenue ...................................       673,744         1,358,149
 Current portion of long-term debt .....................................       309,313           310,162
                                                                            ----------      ------------
                                                                             2,342,007         2,074,467
                                                                            ----------      ------------
Settlement agreement, less current portion .............................       658,756           513,103
Deferred revenue, less current portion .................................            --         1,031,250
Long-term debt, less current portion ...................................        46,548            36,200
Combined stockholders' equity (deficit) ................................       103,048        (2,068,930)
                                                                            ----------      ------------
Total liabilities and combined stockholders' equity (deficit) ..........    $3,150,359      $  1,586,090
                                                                            ==========      ============

                            See accompanying notes.

                 FALK ASSOCIATES MANAGEMENT ENTERPRISES, INC.

     COMBINED STATEMENTS OF OPERATIONS AND STOCKHOLDERS' EQUITY (DEFICIT)




                                                                       YEAR ENDED DECEMBER 31,
                                                                   --------------------------------
                                                                        1996             1997
                                                                   -------------   ----------------
REVENUES
Agent fees .....................................................    $6,364,503       $ 10,881,588
EXPENSES
Stockholders' salary expense ...................................     4,732,430         10,594,773
Other salary expense ...........................................       969,293          1,177,197
Depreciation and amortization ..................................       113,486            115,309
Travel and entertainment .......................................       503,475            552,951
General and administrative expenses ............................       627,174            677,453
                                                                    ----------       ------------
                                                                     6,945,858         13,117,683
                                                                    ----------       ------------
(Loss) income from operations ..................................      (581,355)        (2,236,095)
OTHER INCOME (EXPENSE)
Interest income -- stockholders' loan ..........................        32,305             27,237
Interest income -- third party .................................       142,917            115,714
Interest expense -- third party ................................       (91,996)           (78,834)
Other income ...................................................         2,200                 --
                                                                    ----------       ------------
                                                                        85,426             64,117
Net (loss) income ..............................................      (495,929)        (2,171,978)
Combined stockholders' equity at beginning of year .............       598,977            103,048
                                                                    ----------       ------------
Combined stockholders' equity (deficit) at end of year .........    $  103,048       $ (2,068,930)
                                                                    ==========       ============

                            See accompanying notes.

                 FALK ASSOCIATES MANAGEMENT ENTERPRISES, INC.

                       COMBINED STATEMENTS OF CASH FLOWS




                                                                                  YEAR ENDED DECEMBER 31
                                                                            ----------------------------------
                                                                                 1996               1997
                                                                            --------------   -----------------
CASH FLOWS FROM OPERATING ACTIVITIES
Net (loss) income .......................................................     $ (495,929)      $  (2,171,978)
Adjustments to reconcile net (loss) income to net cash provided by
 (used in) operating activities:
   Depreciation and amortization ........................................        113,486             115,309
   Non-cash interest expense ............................................         75,702              65,447
   Non-cash interest income .............................................        (32,188)            (37,753)
   Changes in operating assets and liabilities:
   Decrease (increase) in accounts receivable ...........................         17,538             541,204
   Decrease (increase) in other current assets ..........................            559             (20,028)
   Increase (decrease) in accounts payable and accrued expenses .........         71,526             (56,448)
   Increase (decrease) in payroll taxes payable .........................        461,584            (907,446)
   Increase (decrease) in deferred revenue ..............................        479,319           1,715,655
                                                                              ----------       -------------
Net cash provided by (used in) operating activities .....................        691,597            (756,038)
                                                                              ----------       -------------
CASH FLOWS FROM INVESTING ACTIVITIES
Purchase of fixed assets ................................................        (70,467)            (42,042)
Increase in cash surrender value of officers' life insurance ............        (31,336)            (42,100)
                                                                              ----------       -------------
Net cash used in investing activities ...................................       (101,803)            (84,142)
                                                                              ----------       -------------
CASH FLOWS FROM FINANCING ACTIVITIES
Payments of long-term debt ..............................................       (300,000)           (309,499)
Proceeds from long-term debt borrowings .................................        355,861             300,000
Proceeds from stockholder loan receivable ...............................             --             120,000
Payment on settlement agreement .........................................       (200,000)           (200,000)
                                                                              ----------       -------------
Net cash (used in) provided by financing activities .....................       (144,139)            (89,499)
                                                                              ----------       -------------
Net increase (decrease) in cash .........................................        445,655            (929,679)
Cash at beginning of period .............................................        518,610             964,265
                                                                              ----------       -------------
Cash at end of period ...................................................     $  964,265       $      34,586
                                                                              ==========       =============
SUPPLEMENTAL DISCLOSURES OF CASH FLOW INFORMATION
Cash paid for interest ..................................................     $   16,294       $      13,386
                                                                              ==========       =============

                            See accompanying notes.

                 FALK ASSOCIATES MANAGEMENT ENTERPRISES, INC.

                     NOTES TO COMBINED FINANCIAL STATEMENTS
                               DECEMBER 31, 1997


1. ORGANIZATION AND SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

 Principles of Combination

     The accompanying combined financial statements include the accounts of Falk Associates Management Enterprises, Inc. ("FAME") and Financial Advisory Management Enterprises, Inc. ("FINAD") (collectively, the "Companies"). Transactions and balances among the Companies have been eliminated in combination. The Companies are subject to common ownership.

     In exchange for a percentage fee or commission, FAME provides representation services regarding the negotiation of professional sporting contracts and marketing and endorsement contracts. FINAD provides financial management services including, but not limited to, the implementation of financial planning to meet clients' savings and financial goals, the receipt and deposit of funds, cash flow budgeting and analysis, preparation of financial statements and tax return services, in exchange for an annual fixed fee and an additional percentage fee based on the dollar value of assets managed and monitored.

 Revenue Recognition

     The Companies revenues arise primarily from percentage fees or commissions received for the negotiation of professional sporting contracts and marketing and endorsement contracts. The Companies recognize revenue ratably over the period of the associated contract. Deferred revenue is recorded on the accompanying combined balance sheets when funds are received in advance of the performance period and is recognized over the period of performance.

 Accounts Receivable

     Accounts receivable consist of amounts due from professional athletes for services rendered or for fees due related to prior performance that has been contractually deferred to a later date. Management considers these accounts receivable as of December 31, 1996 and 1997 to be collectible; accordingly, no allowance for doubtful accounts is recorded.

 Fixed Assets

     Fixed assets are stated at cost. Depreciation and amortization of fixed assets is provided on the straight-line method over the estimated useful lives of the assets including 5 years for technical equipment, 7 years for furniture and office equipment and 10 years for leasehold improvements.

 Income Taxes

     The Companies are cash-basis taxpayers and have elected to be taxed as S Corporations for federal and state income tax purposes. All items of income, loss and credits are reported by the Companies stockholders on their respective personal income tax returns. Accordingly, no current and deferred federal corporate income taxes have been provided in the accompanying combined financial statements. However, since the Companies operate in the District of Columbia ("D.C.") they are subject to D.C. income tax. No D.C. income tax benefits have been provided on the Companies' D.C. net operating loss carryforwards and other deductible temporary differences due to the uncertainty of recognizing future tax benefits for these items.

 Risks and Uncertainties

     The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the amounts reported in the combined financial statements and accompanying notes. Actual results could differ from those estimates.

     The Companies derive substantially all of its agent fees from the representation services they provide regarding the negotiation of professional sporting contracts and marketing and endorsement contracts for professional athletes in the National Basketball Association ("NBA"). In March 1998, the NBA Board of

                 FALK ASSOCIATES MANAGEMENT ENTERPRISES, INC.

Governors voted to exercise the league's right to re-open its Collective Bargaining Agreement (the "Agreement") with the National Basketball Players Association. As a result, the Agreement will expire as of June 30, 1998. As a matter of Collective Bargaining, the Agreement, when it expires, continues in place until it is replaced by a successor agreement, or until some other labor remedies are utilized by one party or the other, meaning a strike or a lockout or a moratorium collectively. Should there be a work stoppage due to either a lockout or strike and NBA games are not played, it would be likely that the Companies agent fees would be negatively impacted.

 Significant Customer

     The Companies three most significant sources of revenue provided a majority of the Companies combined agent fees for the year ended December 31, 1996 and 1997, respectively.

 Interim Financial Information

     The interim financial data as of March 31, 1998 and for three-month periods ended March 31, 1997 and 1998 is unaudited and certain information and disclosures normally included in financial statements prepared in accordance with generally accepted accounting principles have been omitted. However, in the opinion of Management, the interim data includes all adjustments, consisting only of normal recurring adjustments necessary for a fair statement of the results for the interim periods. The results of operations for the interim periods are not necessarily indicative of the results to be expected for the entire year.


2. FIXED ASSETS

     Fixed assets consisted of the following:



                                                                       DECEMBER 31
                                                              -----------------------------
                                                                   1996            1997
                                                              -------------   -------------
   Furniture and office equipment .........................    $  150,739      $  159,467
   Technical equipment ....................................       169,112         200,300
   Leasehold improvements .................................         4,841           6,967
                                                               ----------      ----------
                                                                  324,692         366,734
   Less accumulated depreciation and amortization .........      (239,492)       (303,020)
                                                               ----------      ----------
                                                               $   85,200      $   63,714
                                                               ==========      ==========

3. LONG-TERM DEBT

     Long-term debt consisted of the following:



                                                DECEMBER 31
                                       -----------------------------
                                            1996            1997
                                       -------------   -------------
   Time note (A) ...................    $  200,000      $  200,000
   Line of credit (B) ..............       100,000         100,000
   Note payable (C) ................        55,861          46,362
                                        ----------      ----------
   Long term debt ..................       355,861         346,362
   Less current maturities .........      (309,313)       (310,162)
                                        ----------      ----------
   Total long-term debt ............    $   46,548      $   36,200
                                        ==========      ==========

----------
(A) On December 31, 1996 and 1997, respectively, the Companies had outstanding a six-month $200,000 time note (the "Time Note") with a bank (the "Bank"). Interest was set at the prime rate which approximated 8.25% at both December 31, 1996 and 1997, respectively. Interest is payable monthly in arrears. The Companies may repay the principal at any time during the six-month period ended June 30, 1998, with all remaining principal and outstanding interest in full on June 30, 1998. The time note contains covenants which, among other things, restrict the pledging of assets without prior written approval of the Bank.

                 FALK ASSOCIATES MANAGEMENT ENTERPRISES, INC.

(B) On December 31, 1996 and 1997, respectively, the Companies had outstanding a $100,000 one-year line of credit with the Bank which was fully drawn as of those dates. Interest was set at the prime rate which approximated 8.25% at both December 31, 1996 and 1997, respectively. Interest is payable monthly in arrears. Principal and any outstanding interest is payable in full at December 31, 1998. The line of credit contains covenants which are similar to those in the Time Note.

(C) In December 1996, the Companies entered into a five year $55,861 note payable with the Bank. Interest was fixed at 8.75%. Commencing January 1997, the note became payable in 59 monthly installments consisting of principal and interest with the final payment equal to any remaining principal and interest due. The note is secured by specific computer hardware and software which was purchased with the proceeds of the note payable.

     At December 31, 1997, the aggregate amounts of long-term debt due during the next four years are as follows:



YEAR ENDING DECEMBER 31        AMOUNT
-------------------------   -----------
     1998 ...............    $310,162
     1999 ...............      11,088
     2000 ...............      12,098
     2001 ...............      13,014
                             --------
                             $346,362
                             ========

4. COMMITMENTS AND CONTINGENCIES

     The Companies are obligated under certain noncancellable operating leases. Rent expense, principally for office space, amounted to approximately $149,400 and $167,300 for the years ended December 31, 1996 and 1997, respectively. In March 1998, the Companies entered into a sublease for additional office space.

     Future minimum rental payments under noncancellable operating leases are as follows:



YEAR ENDING DECEMBER 31    OPERATING LEASES
------------------------- -----------------
     1998 ...............     $  214,000
     1999 ...............        244,000
     2000 ...............        247,000
     2001 ...............        250,000
     2002 ...............        184,000
                              ----------
                              $1,139,000
                              ==========

 Settlement Agreement

     In 1994, the Companies were party to a $1.9 million legal settlement arising from a civil suit wherein they were jointly and severally liable to make settlement payments over a seven year period. The carrying value of the settlement agreement was approximately $793,300 and $658,800 at December 31, 1997 and 1996, respectively, discounted at a 8.25% interest rate.

 Agreement and Memorandum of Understanding

     In January 1992, an Agreement and Memorandum of Understanding (the "Agreement") was executed between the Companies' principal stockholder and a third party which formerly employed the principal stockholder. Under the terms of the Agreement, the Companies are obligated to remit to the third party a percentage of the Companies fees as received for the representation services provided regarding the negotiation of professional sporting contracts and marketing and endorsement contracts. Agreement terms are limited to those professional athletes who became clients of the Companies at the time of the Companies formation and generally does not give the third party any right to fees related to contract renewals.

                 FALK ASSOCIATES MANAGEMENT ENTERPRISES, INC.

 Stock Appreciation Rights


     In December 1996, the Companies issued stock appreciation rights ("SARs") to a stockholder and executive vice president of the Companies. The SARs are exercisable only upon the occurrence of defined terms and conditions, including the sale or merger of the Companies to a third party or upon termination of employment. Accordingly, upon the exercise of the SAR's, the Companies will record expense in the combined statement of operations equal to the fair value of the SARs.


5. RELATED PARTY TRANSACTIONS

 Stockholder Loan Receivable

     In January 1993, the Companies entered into two eight-year promissory loan notes with a stockholder of the Companies for face amounts of $384,000 and $96,000. The loans accrue interest at a fixed rate of 5.7% with monthly payments of principal and accrued interest commencing January 1, 1997.

 Stockholder Loan Payable

     In January 1993, the principle stockholder of the Companies made a $95,000 non-interest bearing advance to the Companies in connection with its formation. This advance is due on demand and has been classified as a current liability in the accompanying combined balance sheets.

 Stockholders' Life Insurance

     The Companies are the owners and beneficiaries of key-man life insurance policies carried on the lives of its stockholders' with cash surrender values totaling approximately $73,300 and $115,400 as of December 31, 1996 and 1997, respectively. No loans are outstanding against the policies, but there is no restriction in the policy regarding loans.

     The life insurance contracts are accompanied by mandatory stock purchase agreements relating to the amount of the proceeds of the life insurance. Upon death, the insured's estate will be obligated to sell, and the Companies will be obligated to purchase the insured's stock up to the value of the stock or the proceeds of insurance, whichever is lesser. The purpose is to protect the Companies against an abrupt change in ownership.


6. EMPLOYEE BENEFIT PLAN

     During 1997, the Companies began sponsoring a deferred contribution plan (the "Plan"). The Plan enables all full time employees who have completed one year of service with the Companies to make voluntary contributions to the Plan not to exceed the dollar limits as prescribed by the Internal Revenue Service. Under the Plan, the Companies matches an employee's contribution up to a maximum of 3% of their salary. The Companies contribution for the year ended December 31, 1997 was approximately $40,800.


7. STOCKHOLDERS AGREEMENT

     The stockholders of the Companies currently maintain a Stockholders Agreement (the "Agreement") which place restrictions on the transfer (as defined in the Agreement) of their stock.


8. SUBSEQUENT EVENT

     On June 4, 1998 the stockholders of the Companies completed the sale of the Companies to a subsidiary of SFX Entertainment, Inc. ("SFX") whereby SFX acquired all of the outstanding capital stock of the Companies for a total purchase price of approximately $82.2 million (including approximately $7.9 million which the Companies received for the reimbursement of certain taxes incurred and excluding $4.7 million of taxes paid on behalf of the Companies which will be refunded to SFX in 1999) and the issuance of 1.0 million shares of SFX's Class A Common Stock. The sale agreement also provides for payments by SFX to the Companies for additional amounts up to an aggregate of $15.0 million in equal annual installments over five years contingent on the achievement of certain EBITDA (as defined) targets and for additional payments by SFX if the companies EBITDA performance exceeds the targets by certain amounts.

                        REPORT OF INDEPENDENT AUDITORS

To the Members
Blackstone Entertainment LLC


     We have audited the accompanying combined balance sheets of Blackstone Entertainment LLC as of December 31, 1996 and 1997, and the related combined statements of income, members' equity and cash flows for the years then ended. These financial statements are the responsibility of management. Our responsibility is to express an opinion on these financial statements based on our audits.


     We have conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.


     In our opinion, the combined financial statements referred to above present fairly, in all material respects, the combined financial position of Blackstone Entertainment LLC at December 31, 1996 and 1997, and the combined results of their operations and their cash flows for the years then ended in conformity with generally accepted accounting principles.



May 1, 1998                                           ERNST & YOUNG LLP
New York, New York

                         BLACKSTONE ENTERTAINMENT LLC

                            COMBINED BALANCE SHEETS




                                                                     DECEMBER 31
                                                            -----------------------------
                                                                 1996            1997
                                                            -------------   -------------
ASSETS
Current assets:
 Cash and cash equivalents, including $50,000 and $55,000
   of restricted cash at December 31, 1996 and 1997,
   respectively .........................................   $ 2,025,731     $ 3,529,135
 Accounts receivable ....................................       551,776         275,820
 Due from related parties ...............................        60,751         310,874
 Due from members .......................................       234,822         165,117
 Other current assets ...................................       151,872         219,789
                                                            -----------     -----------
Total current assets ....................................     3,024,952       4,500,735
Fixed assets, net .......................................    14,680,344      13,394,676
Intangible assets, net ..................................       212,682         177,823
                                                            -----------     -----------
Total assets ............................................   $17,917,978     $18,073,234
                                                            ===========     ===========
LIABILITIES AND MEMBERS' EQUITY
Current liabilities:
 Accounts payable and accrued expenses ..................   $   819,690     $ 1,675,061
 Notes payable, current portion .........................     1,427,172       1,388,806
 Capital leases payable, current portion ................       344,038         487,334
 Deferred income ........................................       545,537         547,270
 Due to related parties .................................       241,677              --
 Loans payable to members ...............................     1,500,000       2,461,239
                                                            -----------     -----------
 Total current liabilities ..............................     4,878,114       6,559,710
Notes payable, net of current portion ...................     8,564,888       6,816,668
Capital leases payable, net of current portion ..........     1,080,959         693,061
Other ...................................................        50,825              --
                                                            -----------     -----------
Total liabilities .......................................    14,574,786      14,069,439
Members' equity .........................................     3,343,192       4,003,795
                                                            -----------     -----------
Total liabilities and members' equity ...................   $17,917,978     $18,073,234
                                                            ===========     ===========

                            See accompanying notes.

                         BLACKSTONE ENTERTAINMENT LLC

                         COMBINED STATEMENTS OF INCOME




                                                     YEAR ENDED DECEMBER 31
                                                 -------------------------------
                                                      1996             1997
                                                 --------------   --------------
Gross revenues ...............................    $ 48,824,066     $ 50,587,721
Operating costs and expenses:
 Operating costs .............................      35,631,428       35,806,833
 Promotion expenses ..........................       2,596,861        2,837,208
 General and administrative expenses .........       4,634,399        5,756,993
 Depreciation and amortization ...............       2,026,637        2,033,245
                                                  ------------     ------------
Total operating costs and expenses ...........      44,889,325       46,434,279
Operating income (loss) ......................       3,934,741        4,153,442
Investment income ............................         189,970          329,696
Interest expense .............................      (1,132,556)      (1,071,731)
                                                  ------------     ------------
Net income (loss) ............................    $  2,992,155     $  3,411,407
                                                  ============     ============

                            See accompanying notes.

                         BLACKSTONE ENTERTAINMENT LLC

                       COMBINED STATEMENTS OF CASH FLOWS




                                                                    YEAR ENDED DECEMBER 31
                                                               ---------------------------------
                                                                     1996              1997
                                                               ---------------   ---------------
CASH FLOWS FROM OPERATING ACTIVITIES
Net income (loss) ..........................................    $  2,992,155      $  3,411,407
Adjustments to reconcile net income to net cash provided by
 operating activities:
   Depreciation and amortization ...........................       2,226,637         2,033,245
   Other ...................................................             543                --
   (Increase) decrease in assets:
 Accounts receivable .......................................        (180,773)          275,956
 Other current assets ......................................         284,240           (67,917)
   Increase (decrease) in liabilities:
    Deferred income ........................................        (149,523)            1,733
    Accounts payable and accrued expenses ..................         (34,164)          855,371
    Due to/from related parties and members ................         (68,475)         (422,095)
    Other ..................................................         (11,461)          (50,825)
                                                                ------------      ------------
Net cash provided by operating activities ..................       5,059,179         6,036,875
CASH FLOWS FROM INVESTING ACTIVITIES
Acquisition of fixed assets ................................      (1,678,666)         (386,983)
                                                                ------------      ------------
Net cash used in investing activities ......................      (1,678,666)         (386,983)
CASH FLOWS FROM FINANCING ACTIVITIES
Payments on notes payable and consulting agreement .........      (1,227,498)       (1,986,586)
Payments on to capital leases ..............................         (17,182)         (370,337)
Changes in loans payable to members ........................        (119,189)               --
Distributions to members ...................................      (1,720,546)       (1,789,565)
                                                                ------------      ------------
Net cash used in financing activities ......................      (3,084,415)       (4,146,488)
                                                                ------------      ------------
Net increase in cash and cash equivalents ..................         296,098         1,503,404
Cash and cash equivalents, beginning of period .............       1,729,633         2,025,731
                                                                ------------      ------------
Cash and cash equivalents, end of period ...................    $  2,025,731      $  3,529,135
                                                                ============      ============
SUPPLEMENTAL DISCLOSURE OF CASH FLOW INFORMATION
Capital lease additions ....................................    $    125,735      $    538,526
Cash paid during the year for interest .....................    $  1,301,210      $  1,017,371

                            See accompanying notes.

                         BLACKSTONE ENTERTAINMENT LLC

                     COMBINED STATEMENT OF MEMBERS' EQUITY




                                              MEMBERS'
                                               EQUITY
                                          ---------------
   Balance, January 1, 1996 ...........    $  2,071,583
   Net income .........................       2,992,155
   Distributions to members ...........      (1,770,546)
   Capital contributions ..............          50,000
                                           ------------
   Balance, December 31, 1996 .........       3,343,192
   Net income .........................
   Distributions to members ...........      (2,750,804)
                                           ------------
   Balance, December 31, 1997 .........    $  4,003,795
                                           ============

                            See accompanying notes.

                         BLACKSTONE ENTERTAINMENT LLC

                    NOTES TO COMBINED FINANCIAL STATEMENTS


1. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

 General

     Blackstone Entertainment LLC ("the Company") was organized on October 1, 1997 as a Massachusetts Limited Liability Company. On that date, the net assets of the following companies (collectively, "Don Law and Affiliates"), which had been commonly controlled and functionally related, and a related parcel of land located in Mansfield, Massachusetts were contributed in formation of the
Company:

     - Great Woods, Inc.

     - Time Trust Associates Joint Venture

     - Harborlights Pavilion, Inc.

     - NEXT, Inc.

     - Don Law Company, Inc.

     - Orpheum Management Corporation

     - Black and Copper, Ltd.

     - Andrew Trust LLC

     These financial statements reflect the businesses subject to the transaction described in Note 10 and accordingly, represent the combined results of Blackstone Entertainment LLC and Don Law and Affiliates as a predecessor. The net assets transferred to the Company have been recorded at their historical book values.

 Nature of Business

     Great Woods, Inc., a Massachusetts corporation, managed and operated the Great Woods Center for the Performing Arts in Mansfield, Massachusetts. Time Trust Associates Joint Venture, a Massachusetts general partnership, held title to the real estate on which the facility is situated.

     Harborlights Pavilion, Inc., a Massachusetts corporation, managed and operated the Harborlights Pavilion in Boston, Massachusetts.

     NEXT, Inc., a Massachusetts corporation, operated a computerized ticketing system for entertainment facilities and theaters throughout the New England area.

     Don Law Company, Inc., a Massachusetts corporation, promoted concerts and other entertainment events throughout the New England area.

     Orpheum Management Corporation, a Massachusetts corporation, managed the Orpheum Theatre in Boston, Massachusetts.

     Black and Copper, Ltd., a Massachusetts corporation, provided graphic design, advertising, marketing and promotional services principally to its related entities.

     Andrew Trust LLC owned additional parcels of land surrounding the Great Woods Center for the Performing Arts in Mansfield, Massachusetts.

 Limited Liability Company

     The Company's operating agreement provides that liability of its members is limited to their capital invested in the Company. The Company's operating agreement does not limit its term of existence, and provides for dissolution upon the occurrence of certain events, one of which is the acquisition by one member of all of the outstanding ownership interest.

                         BLACKSTONE ENTERTAINMENT LLC

 Member Classes and Priorities


     The Company's operating agreement provides for one of its members to receive a priority distribution of current year earnings and liquidation proceeds to $2,250,000. The remaining members receive a matching distribution subsequent to the priority distribution of $2,250,000. All additional proceeds are then divided evenly among the members. The operating agreement provides for both priorities to disappear upon the Company's attainment of certain distribution levels.


 Cash and Cash Equivalents


     Cash and cash equivalents consist of cash, time deposits, commercial paper and money market mutual funds. The Company invests its excess cash in highly rated companies and financial institutions. These deposits have original maturities that do not exceed three months. During the course of the year, the Company maintained balances in financial institutions in excess of FDIC insured limits. Included in cash and cash equivalents at December 31, 1996 and 1997 is approximately $50,000 and $55,000, respectively, of restricted cash to be used for future Orpheum Theatre renovations and improvements.


 Fixed Assets


     Fixed assets are stated at cost. Depreciation is computed over estimated useful lives ranging from three to thirty-nine years utilizing straight-line and accelerated methods. Depreciation expense charged to operations was $1,992,321 and $1,798,386 during the years ended December 31, 1996 and 1997, respectively.


 Intangible Assets, Net


     Intangible assets consisting of goodwill which is being amortized over fifteen years using the straight-line method and organization costs incurred when Harborlights Pavilion, Inc. and NEXT, Inc. were established are being amortized over five years using the straight-line method. These assets are shown on the combined balance sheets net of accumulated amortization of $125,665 and $360,524 as of December 31, 1996 and 1997. Total amortization expense charged to operations was $34,316 and $234,859 during the years ended December 31, 1996 and 1997.


 Revenue Recognition


     All divisions, except for NEXT, recognize event-related revenue upon completion of each performance. Advance ticket receipts for performances are recorded as deferred revenue. Costs incurred which relate to future performances are recorded as prepaid expenses. The NEXT division recognizes revenues as tickets are sold and services are performed.


 Income Taxes


     The Company is treated as a partnership for federal and state income tax purposes. The Company's earnings and losses are included in the members' income tax returns in relation to their respective ownership interests; accordingly, no provision is required for federal and state income taxes.


 Advertising Expense


     The Company expenses advertising costs as incurred. Advertising expense amounted to approximately $1,849,000 and $2,061,000 during the years ended December 31, 1996 and 1997, respectively.

                         BLACKSTONE ENTERTAINMENT LLC

 Use of Estimates


     The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect certain reported amounts and disclosures. Accordingly, actual results could differ from those estimates.


 Year 2000 (unaudited)


     The Company has addressed the risks associated with year 2000 compliance with respect to its ticketing system based on consultation with its vendors. Future costs associated with such compliance are not expected to be significant.


2. FIXED ASSETS, NET


     Fixed assets, net consists of the following:




                                                      DECEMBER 31
                                           ----------------------------------
                                                 1996              1997
                                           ---------------   ----------------
Performing art facilities ..............    $  21,454,305     $  21,496,711
Land and site improvements .............        2,133,905         2,327,127
Equipment under capital leases .........        1,426,874         1,567,690
Machinery and equipment ................        1,484,682         1,628,996
Furniture and fixtures .................          494,480           522,372
Leasehold improvements .................          243,982           244,982
Motor vehicles .........................          156,135           189,663
                                            -------------     -------------
                                               27,394,363        27,977,541
Less accumulated depreciation ..........      (12,714,019)      (14,582,865)
                                            -------------     -------------
                                            $  14,680,344     $  13,394,676
                                            =============     =============

                         BLACKSTONE ENTERTAINMENT LLC

3. NOTES PAYABLE


     Notes payable consist of the following:



                                                                                      DECEMBER 31
                                                                             -----------------------------
                                                                                  1996            1997
                                                                             -------------   -------------
1. The Company is obligated under a note payable to the FDIC dated May 11, 1988 in the original amount of $10,600,000. On
   May 9, 1995, the note was modified and extended to mature
   February 15, 2005. At such time, a balloon payment of
   approximately $3,500,000 will be required. The note is
   payable in monthly principal installments of $44,167 plus
   interest at 8.98% per annum. The note is collateralized by substantially all assets of the Great Woods Inc. and Time
   Trust Join Venture, including a mortgage on the real estate and facility, and a security interest in all operating permits and licenses, programming and concession contracts, and
   insurance policies on the lives of two members. ........................    $7,752,942      $7,222,942
2. The Company is obligated to a concessionaire under an
   unsecured five-year installment note in the original amount of
   $1,600,000 which matures on June 30, 1998. The note is
   payable in annual principal installments of $320,000 with
   interest payable quarterly at 1.5% over the prime rate. ................       640,000         320,000
3. The Company is obligated under a five-year installment note dated May 18, 1994 payable to a bank in the original amount of $1,600,000. The note is payable in monthly installments of
   $33,136 including interest at 8.9% per annum and is
   collateralized by all assets of the Harborlights Pavilion Inc. .........       829,118         492,532
4. The Company is obligated to a concessionaire under an
   unsecured installment note dated August 19, 1994 in the
   original amount of $350,000 bearing interest at 1% over the prime rate. The remaining outstanding principal balance and any accrued interest is due November 1, 1998. The note is
   personally guaranteed by the members of the Company. ...................       210,000         140,000
5. The Company is obligated to a concessionaire under an
   unsecured and noninterest bearing note dated July 11, 1994 in the original amount of $150,000. The note is due in annual installments of $30,000 with the final installment due
   October 15, 1998. ......................................................        60,000          30,000
6. The Company is obligated under a note payable from
   Andrew Trust LLC to a bank dated December 12, 1996 in
   the original amount of $500,000. Interest is payable monthly at 0.75% over the prime rate and the principal reaches
   maturity on December 12, 1999. .........................................       500,000              --
                                                                               ----------      ----------
                                                                                9,992,060       8,205,474
   Current maturities .....................................................     1,427,172       1,388,806
                                                                               ----------      ----------
   Long-term debt .........................................................    $8,564,888      $6,816,668
                                                                               ==========      ==========

                         BLACKSTONE ENTERTAINMENT LLC

Maturities of long-term debt are as follows:


December 31:
   1999 ................  $  653,726
   2000 ................     530,000
   2001 ................     530,000
   2002 ................     530,000
   2003 ................     530,000
   Thereafter ..........   4,042,942
                          ----------
                          $6,816,668
                          ==========

     The Company has an unsecured demand line of credit with a bank of $2,000,000 which expires April 30, 1998. Interest is payable monthly at 1% over the prime rate. The Company had no amounts outstanding under this line of credit as of December 31, 1996 and 1997.


     The bank note payable collaterialized by the assets of Harborlights Pavilion, Inc. and the demand line of credit are subject to several financial covenants which the company is currently in the process of renegotiating. For the years ended December 31, 1996 and 1997, Harborlights Pavilion, Inc. failed at least one of these financial covenants. Management anticipates that based upon discussions with the bank, the loan will not be called.



4. CAPITAL LEASE OBLIGATIONS


     The Company is obligated under capital lease agreements for certain business equipment. The leases have been capitalized at the fair value of the leased equipment with a corresponding liability recorded. Each payment is allocated between a reduction of the liability and interest expense to yield a constant periodic rate of interest on the remaining balance of the obligation.


     At December 31, 1997, future minimum payments due on the lease agreements are as follows:
Year ended December 31:



1998 ................................................   $ 564,474
1999 ................................................     564,625
2000 ................................................     155,095
2001 ................................................      15,961
                                                        ---------
                                                        1,300,155
Amount representing interest ........................     119,760
                                                        ---------
Present value of net minimum lease payments .........   1,180,395
Current portion .....................................     487,334
                                                        ---------
Long-term portion ...................................   $ 693,061
                                                        =========

5. LOANS PAYABLE TO MEMBERS


     The Company is obligated to members in the amount of $961,239 which represents the balance of advances made by them in conjunction with the transfer of assets on October 1, 1997. The loans are unsecured and noninterest bearing, and are expected to be repaid during 1998.


     The Company is obligated to two members for loans totaling $1,500,000 at both December 31, 1996 and 1997. The loans are unsecured, bear interest at 6.5% per annum, and have no formal repayment terms.

                         BLACKSTONE ENTERTAINMENT LLC

6. COMMITMENTS AND RELATED PARTY TRANSACTIONS

 Lease Commitments and Rent Expense

     Total rent expense amounted to approximately $487,000 and $577,000 for the years ended December 31, 1996 and 1997, respectively, of which $92,700 was paid to an affiliate during 1996 and 1997. At December 31, 1997, the Company is committed under the following noncancellable operating leases:

     1) The Company is obligated under a five-year license agreement dated March 31, 1994 for the lease of a parcel of real estate located on Fan Pier in Boston, Massachusetts. The agreement provides for a minimum annual rent of $250,000 through 1998. Additional rent is required based on the number of tickets sold annually in excess of a 100,000 ticket base. The landlord has the right to terminate the license agreement upon giving written notice by November of each year, for termination in the following calendar year.

     2) Under an agreement with the owner of the Orpheum Theatre, the Company has exclusive booking and scheduling rights for the Theatre and sole responsibility for granting concessions for the sale of food and refreshments at the Theatre. Under the terms of the agreement, the Company is required to pay a hall rental charge of $4,750 per performance for the period January 1998 through December 2000, plus additional amounts for artist rehearsals. The Company is reimbursed for the hall rental charges by the shows' promoters and earns commissions from the Theatre's owner based on the annual volume of rental fees paid.

     3) The company is obligated under three leases with an affiliate. During 1996 and 1997, the combined rent for these three leases was $92,700 each year.

     4) The company is obligated under a one year lease for the NEXT, Inc. premises for rent payments of $53,750 through December 31, 1998.


 Other Commitments

     The Company is obligated under a ten-year consulting agreement with the former owner of a concert promotion business which was acquired in 1992. The consulting agreement requires scheduled annual payments totaling of $828,000 over the next four years.

     The Company is obligated under a consulting agreement with a member requiring annual payments of $100,000 renewable annually.


7. PROFIT SHARING PLANS

     The Company maintains 401(k) profit sharing plans covering eligible employees who meet certain age and length of service requirements. Employees may elect voluntary salary reductions; company contributions are made at the discretion of the managing member. The Company did not make any matching contributions during the years ended December 31, 1996 and 1997.


8. LITIGATION

     Great Woods, Inc. is a defendant in several lawsuits that management believes are without merit. In the event of an adverse judgment, management believes its insurance coverage is sufficient to cover any potential losses.


9. EMPLOYMENT AGREEMENTS

     Two employees have employment agreements pursuant to which they may received contingent consideration upon the occurrence of specified events. One of the employees is entitled to 0.6% of the net proceeds from the sale, refinancing or other disposition of the Company or its ownership interests. The

                         BLACKSTONE ENTERTAINMENT LLC
other is entitled to 5% of the defined after tax proceeds from the sale of Great Woods , Inc. less certain defined contingent consideration paid prior to the date of sale. The Company is obligated under an informal employment arrangement with the General Manager of the NEXT, Inc. which provides for a base salary of $150,000 in addition to a bonus based on performance. The arrangement is renewable annually.


     In connection with employment agreements, certain employees were paid $610,000 in 1997 in connection with the sale of membership interests by the principal owner to the Company. Such amount was recorded as a charge to earnings in 1997.


10. SUBSEQUENT EVENT


     On July 2, 1998, SFX Entertainment, Inc. acquired the Company for aggregate consideration of approximately $92.2 million, including the repayment of approximately $7.0 million in debt.

              REPORT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS

To the Stockholders of Magicworks Entertainment Incorporated:


We have audited the accompanying balance sheets of Magicworks Entertainment Incorporated (a Delaware corporation) and subsidiaries as of December 31, 1997 and 1996, and the related statements of income, stockholders' equity and cash flows for each of the two years in the period ended December 31, 1997. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.


We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.


In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Magicworks Entertainment Incorporated and subsidiaries as of December 31, 1997 and 1996, and the results of their operations and their cash flows for each of the two years in the period ended December 31, 1997 in conformity with generally accepted accounting principles.



ARTHUR ANDERSEN LLP


Miami, Florida,
February 23, 1998.

            MAGICWORKS ENTERTAINMENT INCORPORATED AND SUBSIDIARIES

                          CONSOLIDATED BALANCE SHEETS




                                                                                DECEMBER 31,
                                                                         ---------------------------
                                                                              1997          1996
                                                                         ------------- -------------
ASSETS
CURRENT ASSETS
 Cash and cash equivalents .............................................  $ 5,505,372   $ 6,367,179
 Accounts and notes receivable, net ....................................    1,802,623     1,921,356
 Inventories ...........................................................      486,954       268,959
 Preproduction costs ...................................................           --       610,697
 Advances and temporary deposits .......................................      582,809       525,975
 Due from affiliates ...................................................       36,849        75,945
 Prepaid show expenses .................................................      929,566       178,352
 Other current assets ..................................................      423,565       553,252
                                                                          -----------   -----------
   TOTAL CURRENT ASSETS ................................................    9,767,738    10,501,715
PROPERTY AND EQUIPMENT, NET ............................................    2,098,785     2,076,310
INVESTMENTS IN PARTNERSHIPS ............................................    4,273,973       918,564
DEFERRED COSTS, NET ....................................................      983,679     1,105,114
INTANGIBLE ASSETS, NET .................................................      399,167       325,745
OTHER ASSETS ...........................................................       67,500            --
                                                                          -----------   -----------
 TOTAL ASSETS ..........................................................  $17,590,842   $14,927,448
                                                                          ===========   ===========
LIABILITIES AND STOCKHOLDERS' EQUITY
CURRENT LIABILITIES
 Current portion of long-term debt .....................................  $   299,557   $   302,956
 Accounts payable ......................................................    1,252,517     1,467,843
 Accrued liabilities ...................................................      543,466     1,043,553
 Advance ticket sales ..................................................    3,479,469       844,373
 Deferred income taxes .................................................           --       137,131
 Due to affiliates .....................................................      492,079        72,732
                                                                          -----------   -----------
   TOTAL CURRENT LIABILITIES ...........................................    6,067,088     3,868,588
DEFERRED INCOME TAXES ..................................................           --       274,263
LONG-TERM DEBT, NET OF CURRENT PORTION .................................    6,047,163     6,177,492
                                                                          -----------   -----------
 TOTAL LIABILITIES .....................................................   12,114,251    10,320,343
                                                                          -----------   -----------
COMMITMENTS AND CONTINGENCIES (NOTE 9)
STOCKHOLDERS' EQUITY
 Preferred stock, $.001 par value; 5,000,000 shares authorized; none
   issued ..............................................................           --            --
 Common stock, $.001 par value; 50,000,000 shares authorized; 24,404,300
   and 24,394,300 issued and outstanding in 1997 and 1996, respectively        24,404        24,394
 Additional paid-in capital ............................................    4,078,618     4,151,026
 Retained earnings .....................................................    1,373,569       431,685
                                                                          -----------   -----------
   TOTAL STOCKHOLDERS' EQUITY ..........................................    5,476,591     4,607,105
                                                                          -----------   -----------
   TOTAL LIABILITIES AND STOCKHOLDERS' EQUITY ..........................  $17,590,842   $14,927,448
                                                                          ===========   ===========

The accompanying notes are an integral part of these consolidated financial statements.

            MAGICWORKS ENTERTAINMENT INCORPORATED AND SUBSIDIARIES

                       CONSOLIDATED STATEMENTS OF INCOME




                                                          YEARS ENDED DECEMBER 31,
                                                       -------------------------------
                                                            1997             1996
                                                       --------------   --------------
REVENUES
 Production ........................................    $18,364,315      $ 30,255,931
 Promotion .........................................     35,465,041        36,310,528
 Merchandising .....................................      4,919,075         2,686,238
 Other .............................................      5,167,418         2,414,340
                                                        -----------      ------------
   TOTAL REVENUES ..................................     63,915,849        71,667,037
                                                        -----------      ------------
OPERATING EXPENSES
 Production ........................................     16,223,813        28,019,575
 Promotion .........................................     30,858,323        30,765,158
 Salaries, wages, and benefits .....................      4,844,302         3,699,334
 Merchandising .....................................      3,596,529         1,933,983
 General and administrative ........................      5,585,949         3,892,705
                                                        -----------      ------------
   TOTAL OPERATING EXPENSES ........................     61,108,916        68,310,755
                                                        -----------      ------------
INCOME FROM OPERATIONS .............................      2,806,933         3,356,282
OTHER INCOME (EXPENSE)
 Interest income ...................................        150,256           286,596
 Interest expense ..................................       (686,275)         (491,630)
                                                        -----------      ------------
   INCOME BEFORE MINORITY INTERESTS
    AND PROVISION FOR INCOME TAXES .................      2,270,914         3,151,248
MINORITY INTERESTS .................................       (406,591)           11,731
                                                        -----------      ------------
   INCOME BEFORE PROVISION FOR
    INCOME TAXES ...................................      1,864,323         3,162,979
PROVISION FOR INCOME TAXES .........................       (747,324)         (597,216)
                                                        -----------      ------------
   NET INCOME AND NET INCOME BEFORE
    PRO FORMA INCOME TAXES FOR
    PERIODS PRIOR TO JULY 29, 1996 .................    $ 1,116,999         2,565,763
PRO FORMA INCOME TAXES .............................                       (1,161,758)
                                                                         ------------
   PRO FORMA NET INCOME ............................                     $  1,404,005
                                                                         ============
NET INCOME AND PRO FORMA NET INCOME PER SHARE,
 BASIC AND DILUTED .................................    $      0.05      $       0.06
                                                        ===========      ============
WEIGHTED AVERAGE COMMON SHARES OUTSTANDING .........     24,398,546        22,907,463
                                                        ===========      ============

The accompanying notes are an integral part of these consolidated financial statements.

            MAGICWORKS ENTERTAINMENT INCORPORATED AND SUBSIDIARIES

                CONSOLIDATED STATEMENTS OF STOCKHOLDERS' EQUITY




                                                 COMMON       ADDITIONAL         RETAINED
                                                  STOCK         PAID-IN          EARNINGS           TOTAL
                                               ----------   --------------   ---------------   ---------------
BALANCE AT DECEMBER 31, 1995 ...............    $21,831       $  129,507      $  2,077,894      $  2,229,232
 Issuance of common stock, net of cost of
   $1,255,668...............................      2,563        3,927,519                --         3,930,082
 Stock options granted to non-employees.....         --           94,000                --            94,000
 Distributions .............................         --               --        (4,211,972)       (4,211,972)
 Net income ................................         --               --         2,565,763         2,565,763
                                                -------       ----------      ------------      ------------
BALANCE AT DECEMBER 31, 1996 ...............     24,394        4,151,026           431,685         4,607,105
 Stock registration costs ..................         --          (91,148)               --           (91,148)
 Stock issued to an employee ...............         10           18,740                --            18,750
 Distributions .............................         --               --          (175,115)         (175,115)
 Net income ................................         --               --         1,116,999         1,116,999
                                                -------       ----------      ------------      ------------
BALANCE AT DECEMBER 31, 1997 ...............    $24,404       $4,078,618      $  1,373,569      $  5,476,591
                                                =======       ==========      ============      ============

The accompanying notes are an integral part of these consolidated financial statements.

            MAGICWORKS ENTERTAINMENT INCORPORATED AND SUBSIDIARIES

                     CONSOLIDATED STATEMENTS OF CASH FLOWS



                                                                                            YEARS ENDED DECEMBER 31,
                                                                                        ---------------------------------
                                                                                              1997              1996
                                                                                        ---------------   ---------------
CASH FLOWS FROM OPERATING ACTIVITIES
Net income ..........................................................................    $  1,116,999      $  2,565,763
ADJUSTMENTS TO RECONCILE NET INCOME TO NET CASH PROVIDED
 BY OPERATING ACTIVITIES
 Depreciation and amortization ......................................................         633,792           526,318
 Bad debt expense ...................................................................       1,143,499                --
 Write-down of investments in partnerships ..........................................          58,226           269,519
 Deferred income tax (benefit) provision ............................................        (631,362)          411,394
 Minority interests .................................................................         406,591           (11,731)
 Income from investments in partnerships ............................................      (1,097,599)          (83,922)
 Stock issued to an employee ........................................................          18,750                --
 Stock options granted to non employees .............................................              --            94,000
 Gain (loss) on sale of property and equipment ......................................         (62,327)           27,734
 CHANGES IN OPERATING ASSETS AND LIABILITIES
   Accounts and notes receivable ....................................................      (1,024,766)         (684,316)
   Inventories ......................................................................        (217,995)         (108,029)
   Preproduction costs ..............................................................         610,697           897,617
   Advances and temporary deposits ..................................................         (56,834)         (117,781)
   Prepaid show expenses ............................................................        (751,214)         (178,352)
   Other current assets .............................................................         294,416            39,069
   Other assets .....................................................................         (67,500)               --
   Deferred costs ...................................................................         (44,604)          182,929
   Accounts payable .................................................................        (215,326)          556,442
   Accrued liabilities ..............................................................        (526,139)          150,879
   Advance ticket sales .............................................................       2,635,096        (2,767,831)
   Deferred Income ..................................................................              --                --
                                                                                         ------------      ------------
    NET CASH PROVIDED BY OPERATING ACTIVITIES .......................................       2,222,400         1,769,702
                                                                                         ------------      ------------
CASH FLOWS FROM INVESTING ACTIVITIES
Purchase of property and equipment ..................................................        (452,584)         (953,930)
Proceeds from sale of assets ........................................................         206,500                --
Investments in partnerships .........................................................      (2,316,036)         (894,089)
Payments from (advances to) affiliates ..............................................         458,443          (153,241)
Intangible assets ...................................................................        (200,000)            4,952
                                                                                         ------------      ------------
    NET CASH USED IN INVESTING ACTIVITIES ...........................................      (2,303,677)       (1,996,308)
                                                                                         ------------      ------------
CASH FLOWS FROM FINANCING ACTIVITIES
Proceeds from debt ..................................................................       8,243,700         1,914,057
Repayment of debt ...................................................................      (8,377,428)       (3,070,417)
Net proceeds from (cash used for) private placement .................................         (91,148)        9,115,832
Distributions to minority interests in excess of contributions by minority interests         (380,539)       (1,458,726)
Distributions .......................................................................        (175,115)       (4,211,972)
Capital contributions ...............................................................              --                --
Deferred debt issuance costs ........................................................              --          (792,577)
                                                                                         ------------      ------------
    NET CASH (USED IN) PROVIDED BY FINANCING ACTIVITIES .............................        (780,530)        1,496,197
                                                                                         ------------      ------------
    NET (DECREASE) INCREASE IN CASH AND CASH EQUIVALENTS.............................        (861,807)        1,269,591
CASH AND CASH EQUIVALENTS, BEGINNING OF YEAR ........................................       6,367,179         5,097,588
                                                                                         ------------      ------------
CASH AND CASH EQUIVALENTS, END OF YEAR ..............................................    $  5,505,372      $  6,367,179
                                                                                         ============      ============
SUPPLEMENTAL DISCLOSURE OF CASH FLOW INFORMATION
 Cash paid during the year for:
   Interest .........................................................................    $    681,996      $    490,628
                                                                                         ============      ============
   Income taxes .....................................................................    $  1,264,475      $    250,000
                                                                                         ============      ============
SUPPLEMENTAL INFORMATION ON NONCASH INVESTING AND
 FINANCING ACTIVITIES:
   Conversion of notes to common stock ..............................................              --                --
                                                                                         ------------      ------------
   Distribution of notes receivable to affiliates ...................................    $         --      $         --
                                                                                         ============      ============

The accompanying notes are an integral part of these consolidated financial statements.

            MAGICWORKS ENTERTAINMENT INCORPORATED AND SUBSIDIARIES

                  NOTES TO CONSOLIDATED FINANCIAL STATEMENTS


1. DESCRIPTION OF BUSINESS AND SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES


NATURE OF OPERATIONS

     Magicworks Entertainment Incorporated (the "Company"), through its subsidiaries and partnerships, acquires domestic and international stage and ancillary rights to theatrical productions, produces and promotes live entertainment, manages and books performances and shows, and provides ancillary services including transportation and merchandising of a broad range of products associated with its productions and performers.


MERGERS, ACQUISITIONS AND BUSINESS COMBINATIONS

     On July 29, 1996, the Company consummated a simultaneous merger (the "Merger") with certain other affiliated businesses. On the same date and on September 27, 1996, the Company issued and sold 400.06 and 14.8 Units, respectively, in a private placement (see Note 4). Upon completion of the private placement, the Company merged with and into Shadow Wood Corporation ("Shadow Wood"), a publicly-traded Delaware corporation. In accordance with the terms of the Merger, each share of the Company's common stock issued and outstanding was converted into one share of Shadow Wood's common stock. Shadow Wood was the surviving corporation and investors in the private placement became security holders of Shadow Wood. Shadow Wood changed its name to Magicworks Entertainment Incorporated.

     On August 28, 1996, the Company acquired all of the outstanding capital stock of MovieTime Entertainment, Inc. ("MovieTime") in exchange for 1,199,999 shares of the Company's common stock. MovieTime was formed in May 1995. The principals of MovieTime are the same as the principals and management of the Company. Accordingly, the acquisition was accounted for on a historical cost basis in a manner similar to a pooling of interests. The consolidated financial statements presented for periods prior to the acquisition date have been restated to reflect the accounts of MovieTime since inception. Revenues and loss generated by MovieTime since inception and included in the accompanying consolidated statements of income are as follows:



                                                              1996
                                                         --------------
         Revenues ....................................     $   81,077
                                                           ----------
         Loss before pro forma income taxes ..........     $ (674,703)
                                                           ==========

     Revenues and loss generated by MovieTime prior to the date of acquisition and included in the accompanying consolidated statements of income for the year ended December 31, 1996 were $59,546 and ($449,161), respectively. Effective April 30, 1997, the Company dissolved MovieTime and ceased its operations.

     On December 31, 1996, the Company acquired all of the outstanding capital stock of Space Agency, Inc. ("Space"), now known as Magicworks West, Inc. (see Name changes section of Note 1), in exchange for 1,320,001 shares of the Company's common stock. The acquisition has been accounted for using the pooling of interests method of accounting. Accordingly, the consolidated financial statements presented for periods prior to the acquisition date have been restated to reflect the accounts of Space since inception. Revenues, income and distributions to stockholders generated by Space since inception and included in the accompanying consolidated statements of income are as follows:



                                                                1996
                                                           --------------
         Revenues ......................................    $24,740,750
                                                            ===========
         Income before pro forma income taxes ..........    $ 1,149,712
                                                            ===========
         Distributions to stockholders .................    $ 1,606,331
                                                            ===========

            MAGICWORKS ENTERTAINMENT INCORPORATED AND SUBSIDIARIES

     A final S-Corporation distribution of $175,115 was made to the Space stockholders during 1997.


BASIS OF PRESENTATION

     The accompanying consolidated financial statements include the accounts of Magicworks Entertainment Incorporated, all its subsidiaries and certain partnerships involved in theatrical productions. All significant intercompany balances and transactions have been eliminated.

     The partnerships in theatrical productions include the Judas Company ("Judas") which was formed in 1992, Dolliko which was formed in 1994, Impossible Touring Company ("Impossible"), Ain't Misbehavin' Company ("Ain't Misbehavin") which commenced in 1995 and The Deathtrap Company ("Deathtrap") which was formed in 1996. The tours of these theatrical productions came to an end during the first half of 1997. Although the Company held less than a 51% ownership interest in these partnerships, their results were consolidated as the Company exercised control over the operating and financial policies of these partnerships, both contractually and in practice, and such control was not temporary.

     The portion of these partnerships not owned by the Company are presented as minority interests in the accompanying consolidated financial statements. The amount of minority interest fluctuates depending on the timing of performances and distributions. Income from operations from the partnerships included in the accompanying consolidated statements of income was $80,543 and $338,624 in 1997 and 1996, respectively.

     For periods prior to July 29, 1996, the accompanying financial statements present the combined results of Magic Promotion, Inc., Magic Promotions, Inc., Touring Artists Group, Inc., Performing Arts Management of North Miami, Inc., Diamond Bullet Merchandising, Inc., MovieTime Entertainment, Inc. and Space Agency, Inc.


NAME CHANGES

     The Company has effectuated corporate name changes for the following subsidiaries:



FORMER NAME                            NEW NAME
------------------------------------   ---------------------------------------------
Magic Promotion, Inc.                  Magicworks Entertainment International, Inc.
Magic Promotions, Inc.                 Magicworks Theatricals, Inc. ("MTI")
Diamond Bullet Merchandising, Inc.     Magicworks Merchandising, Inc. ("MMI")
MagicSpace, Inc. (1)                   Magicworks West, Inc. ("MWI")
Magic Concert Promotions, Inc.         Magicworks Concerts, Inc. ("MCI")

----------
(1) Space, which was acquired by the Company on December 31, 1996, was subsequently merged into MagicSpace, Inc.


CASH AND CASH EQUIVALENTS

     Cash and cash equivalents include cash and investments in short-term highly liquid financial instruments, primarily time deposits and money market accounts, with original maturities of three months or less. Due to the short maturity period of the cash equivalents, the carrying amount of these instruments approximates their fair values. Included in cash and cash equivalents are interest-bearing deposits of $3,752,423 and $3,886,969 at December 31, 1997 and 1996, respectively.


INVENTORIES

     Inventories are valued at the lower of cost, determined on a first-in first-out basis, or net realizable value.

            MAGICWORKS ENTERTAINMENT INCORPORATED AND SUBSIDIARIES

PREPRODUCTION COSTS

     Preproduction costs consist mainly of pre-opening advertising and promotion, rehearsal salaries, set design and construction expenditures incurred prior to the first performance of a consolidated theatrical production. These costs are expensed over the terms of the respective shows, which range from 12 to 24 months.


PREPAID SHOW EXPENSES

     Prepaid show costs consist of all costs relating to promoting a show including artist advances and advertising. These costs are expensed over the term of the related show for a period not to exceed six months.


PROPERTY AND EQUIPMENT

     Property and equipment are stated at cost, less accumulated depreciation and amortization. Assets are depreciated using the straight-line method over the estimated useful lives of the assets, or the lease terms if shorter, as follows:


  Leasehold improvements .......... Lease term
  Furniture and equipment ......... 3 to 7 years
  Vehicles ........................ 10 to 15 years

     Repairs of property and equipment and minor replacements and renewals are charged to maintenance expense, which is included in general and administrative expenses, as incurred.


INVESTMENTS IN PARTNERSHIPS

     The Company has partnership interests, ranging from 1% to 20%, in various theatrical productions. Because the Company does not exercise significant influence over the operating and financial policies of these productions, these investments are carried at cost, $1,069,716 and $397,331 at December 31, 1997 and 1996, respectively, and income is only recognized when received in the form of distributions. The Company recognized no income from these partnerships in 1997 and 1996.

     The Company has eleven joint venture interests ranging from 21% to 50%, in various seasonal productions. Because the Company exercises influence over the operating and financial policies of these productions, these investments are accounted for under the equity method. The carrying value of such investments was $3,204,257 and $521,233 at December 31, 1997 and 1996, respectively. The Company recognized income from investments in partnerships of $1,097,599 and $83,922 in 1997 and 1996, respectively.

     Income recognized from investments in partnerships is classified as other revenue in the consolidated statements of income.


DEFERRED COSTS

     Deferred costs include pre-opening legal and professional fees incurred in connection with the North Miami Performing Arts Center (The "Arts Center") amounting to $373,532 which will be amortized over a maximum period of three years once operations commence (see Note 9).

     Additionally, deferred debt costs of approximately $836,000 were incurred in connection with the private placement of debt (see Note 4), and are being amortized over the 5-year term of the debt. Amortization of deferred debt costs amounted to $166,039 and $68,566 in 1997 and 1996, respectively.

            MAGICWORKS ENTERTAINMENT INCORPORATED AND SUBSIDIARIES

INTANGIBLE ASSETS

     Intangible assets consists of the following at December 31:



                                                               1997            1996
                                                          -------------   -------------
         Booking agreement (1) ........................    $       --      $  341,595
         Management operating agreements (2) ..........       300,000         466,962
         Trademark (3) ................................       200,000              --
                                                           ----------      ----------
                                                              500,000         808,557
         Less accumulated amortization ................      (100,833)       (482,812)
                                                           ----------      ----------
         Intangible assets, net .......................    $  399,167      $  325,745
                                                           ==========      ==========

----------
(1) The booking agreement resulted from the acquisition of the National Artists Management Company, Inc. in 1992. The agreement was amortized over a period of five years and was fully amortized at December 31, 1997.


(2) Management operating agreements consist of various agreements being amortized over periods from five to thirty years. As of December 31, 1997 agreements amounting to $166,962 have been fully amortized and only one agreement remains in effect, the management operating agreement relating to the proposed Arts Center (see Note 9). That agreement is being amortized over a thirty-year period, the term of the agreement which began in 1993.

(3) The trademark was acquired when the Company entered into a limited liability company agreement to form The Booking Group, LLC, and will be amortized over a five-year period beginning in 1997.

     Amortization expense incurred associated with intangible assets amounted to $126,579 and $123,745 for 1997 and 1996, respectively.

     In accordance with Statement of Financial Accounting Standards ("SFAS") No. 121, "Accounting for the Impairment of Long-Lived Assets and for Long-Lived Assets to be Disposed of," the Company reviews long-lived assets and intangible assets for impairment whenever events or changes in circumstances indicate that the carrying amount of such assets may not be fully recoverable. If this review indicates the asset will not be recoverable, as generally determined based on estimated undiscounted cash flows over the remaining amortization period, the carrying amount of the asset would be adjusted to fair value.


REVENUES

     Revenues are recognized when earned, which is generally at the time of the theatrical performance or entertainment event. Production revenues represent the Company's share of performance revenues earned for events where the Company functions as the event's producer. Producer activities include acquisition of theatrical stage rights and all activities necessary to mount the production. Such activities include, but are not limited to, engaging a director, set construction, costume preparation, arrangements of lighting and sound equipment, staging rehearsals and theater bookings. Cash received in advance of a performance is reflected as advance ticket sales in the accompanying consolidated balance sheets. Promotion revenues represent the Company's share of performance operating results where the Company serves as promoter. The promotion of an event involves the presentation of such event at particular venues. The promoter is responsible for ticket sales, advertising and marketing of the event. In certain cases, the Company may function as both the producer and promoter of an event. With respect to the Company's share of production and promotion receipts, when the Company holds an interest in a show of less than 51%, the Company records its share of the net profits, but does not record the corresponding revenues or expenses.

            MAGICWORKS ENTERTAINMENT INCORPORATED AND SUBSIDIARIES

RECEIVABLES

     Receivables include amounts due from shows which the Company acts as the promoter, advances to shows for start-up costs which will be repaid from profit distributions, and amounts due from theaters for ticket sales. The Company provides an allowance for losses on accounts receivable based on a monthly review of the outstanding receivables and evaluation of their collectibility. Changes in the allowance for losses on accounts receivable for the year ended December 31, 1997 are as follows:


            Balance, beginning of the year .........   $     --
            Provision for uncollectibles ...........   1,143,499
            Write-offs .............................   (471,428)
                                                       ---------
            Balance, end of the year ...............   $672,071
                                                       =========

     A substantial portion of the Company's revenues are derived from the production and promotion of live entertainment acts and events throughout the United States, Canada and South America. Changes in the entertainment preferences of the general populations could affect the Company's future revenues.


CONCENTRATIONS OF CREDIT RISK

     The Company has no significant off balance sheet concentration of credit risk. The Company's financial instruments that are exposed to concentrations of credit risk consist primarily of cash and cash equivalents.


INCOME TAXES

     As a result of the Merger, the Company and its subsidiaries, previously S-Corporations, became subject to U.S. corporate income tax. Prior to July 30, 1996, the stockholders included their proportionate share of the Company's income in their respective tax returns.

     The accompanying consolidated statements of income include pro forma income taxes due for periods prior to the Merger as if the Company had been subject to federal and state corporate income taxes, based on the tax laws in effect during those periods and statutory rates applied to pre-tax accounting income.

     The Company follows the SFAS No. 109, "Accounting for Income Taxes," which requires, among other things, recognition of future tax benefits measured at enacted rates attributable to deductible temporary differences between financial statement and income tax bases of assets and liabilities and to tax net operating loss carryforwards to the extent that realization of said benefits is more likely than not.


USE OF ESTIMATES

     The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the amounts reported in the financial statements and accompanying notes. Actual results could differ from those estimates.


FAIR VALUE OF FINANCIAL INSTRUMENTS

     As of December 31, 1997 and 1996, the carrying amount of cash and cash equivalents, accounts and notes receivable and accounts payable approximates fair value due to the short-term nature of these accounts.


NET INCOME AND PRO FORMA NET INCOME PER COMMON SHARE

     In February 1997, the Financial Accounting Standards Board ("FASB") issued SFAS No. 128, "Earnings Per Share." SFAS No. 128 simplifies the current standards for computing earnings per share

            MAGICWORKS ENTERTAINMENT INCORPORATED AND SUBSIDIARIES

("EPS") under Accounting Principles Board Opinion ("APB") 15, "Earnings per Share," by replacing the existing calculation of primary EPS with a basic EPS calculation. It requires a dual presentation, for complex capital structures, of basic and diluted EPS on the face of the income statement and requires a reconciliation of basic EPS factors to diluted EPS factors. The impact of adopting SFAS 128 in 1997 was immaterial.

     Basic net income and pro forma net income per common share is computed by dividing net income or pro forma net income by the weighted average number of common shares outstanding. Diluted net income and pro forma net income per common share assumes the maximum dilutive effect from stock options and warrants, and conversion of the Company's convertible notes (see Note 4). For all periods presented, basic and diluted net income per share are the same.

     The following is the reconciliation of the numerators and denominators of the basic and dilutive earnings per share calculation:



                                                                         1997            1996
                                                                     ------------   -------------
Weighted average number of common shares .........................   24,398,546      22,907,463
Impact of dilutive warrants and options (1) ......................       35,894          81,649
                                                                     ----------      ----------
Weighted average number of shares of common stock and common
 stock equivalents for fully diluted earnings per share ..........   24,434,440      22,989,112
                                                                     ==========      ==========

----------
(1) Unsecured senior convertible notes are anti-dilutive.


STOCK-BASED COMPENSATION

     In accordance with SFAS No. 123, "Accounting for Stock-Based Compensation", which applies to transactions with non-employees, the Company has recognized expense for stock options issued to consultants in fiscal 1996, as more fully described in Note 10. The Company intends to continue applying the provisions of APB 25, "Accounting for Stock Issued to Employees" for transactions with employees, as permitted by SFAS 123.


NEW ACCOUNTING PRONOUNCEMENTS

     In February 1997, the FASB issued SFAS No. 129, "Disclosures of Information about Capital Structure" which is effective for fiscal years ending after December 15, 1997. SFAS No. 129 requires disclosing information about an entity's capital structure. The impact of adopting SFAS No. 129 in fiscal 1997 was immaterial.

     In June 1997, the FASB issued SFAS No. 130, "Reporting Comprehensive Income" which is required to be adopted in fiscal 1998. This statement establishes standards to reporting and display of comprehensive income and its components in a full set of general-purpose financial statements. This statement requires that an enterprise (a) classify items of other comprehensive income by their nature in financial statements and (b) display the accumulated balance of other comprehensive income separately from retained earnings and additional paid-in capital in the equity section of statements of financial position. Comprehensive income is defined as the change in equity during the financial reporting period of a business enterprise resulting from non-owner sources. The Company currently does not have other comprehensive income and therefore does not believe the adoption of SFAS No. 130 will have a significant impact on its financial statement presentation.

     In June 1997, the FASB issued SFAS No. 131, "Disclosures about Segments of an Enterprise and Related Information," which is required to be adopted in fiscal 1998. This statement requires that a public business enterprise report financial and descriptive information about its reportable operating segments

            MAGICWORKS ENTERTAINMENT INCORPORATED AND SUBSIDIARIES including, among other things, a measure of segment profit or loss, certain specific revenue and expense items, and segment assets. The Company currently has one reporting segment and therefore does not believe the adoption of SFAS No. 131 will have a significant impact on its financial statement presentation.



RECLASSIFICATIONS

     Certain amounts in the prior years' consolidated financial statements have been reclassified to conform to the current fiscal year's presentation.


2. PROPERTY AND EQUIPMENT

     Property and equipment consists of the following at December 31:



                                                       1997            1996
                                                  -------------   -------------
         Leasehold improvements ...............    $  134,100      $  121,001
         Furniture and equipment ..............       665,534         617,823
         Vehicles .............................     1,834,200       2,085,022
                                                   ----------      ----------
                                                    2,633,834       2,823,846
                                                   ----------      ----------
         Less accumulated depreciation and
          amortization ........................      (535,049)       (747,536)
                                                   ----------      ----------
         Property and equipment, net ..........    $2,098,785      $2,076,310
                                                   ==========      ==========

3. ACCRUED LIABILITIES

     Accrued liabilities consist of the following at December 31:



                                                   1997           1996
                                               -----------   -------------
         Payroll-related accruals ..........    $130,249      $  190,495
         Accrued royalties .................          --         574,103
         Accrued show expenses .............     240,582              --
         Other .............................     172,635         278,955
                                                --------      ----------
                                                $543,466      $1,043,553
                                                ========      ==========

4. PRIVATE PLACEMENT

     On July 29, 1996, the Company issued and sold 400.06 Units for which it received net proceeds of $8,782,832. On September 27, 1996, the Company sold an additional 14.8 Units pursuant to the private placement for which it received additional net proceeds of $333,000. Each unit consists of an unsecured senior convertible note (the "Notes") in the principal amount of $12,500 bearing interest at a rate of 10% per annum, and 5,000 shares of common stock. The value attributable to the common shares was $2.50 per share. As a placement fee, the placement agent received 488,820 shares of the Company's common stock.


     The Notes require interest payments semi-annually on June 30 and December
31. The Notes contain mandatory sinking fund requirements which are calculated to retire 75% of the face amount of the Notes after payment of seven consecutive equal quarterly contributions, the first such contribution to occur on October 1, 1999 and every ninety days thereafter.

     The principal amount and accrued and unpaid interest on each Note is convertible (in whole but not in part), at any time prior to July 30, 2001, at a conversion price of $3.50 per share (subject to adjustment in certain circumstances). The Notes may be prepaid by the Company at its option, at the principal amount plus accrued but unpaid interest.

     In addition to the placement fee described above, the Company issued the placement agent 500,000 warrants at an exercise price of $3.00 per share, (subject to adjustment in certain circumstances), and has

            MAGICWORKS ENTERTAINMENT INCORPORATED AND SUBSIDIARIES authorized up to 1,481,643 redeemable warrants that may be issued in connection with the prepayment of the Notes in certain circumstances at $3.50 per share.


5. LONG-TERM DEBT

     Long-term debt consists of the following at December 31:



                                                                        1997            1996
                                                                   -------------   -------------
Various notes payable with interest ranging from 9.75% to
 10.9%, principal due monthly through February 2004,
 collateralized by vehicles. ...................................    $1,160,970      $1,276,348
Convertible notes (see Note 4) .................................     5,185,750       5,185,750
Capital lease obligation payable in monthly installments through
 September 1997 including interest imputed at a rate of 10%,
 collateralized by a vehicle. ..................................            --          18,350
                                                                    ----------      ----------
                                                                     6,346,720       6,480,448
Less current portion ...........................................      (299,557)       (302,956)
                                                                    ----------      ----------
                                                                    $6,047,163      $6,177,492
                                                                    ==========      ==========

     Scheduled maturities of long-term debt are as follows:


  1998 ...................    $  299,557
  1999 ...................       869,330
  2000 ...................     2,480,791
  2001 ...................     2,511,529
  2002 ...................       185,513
                              ----------
                              $6,346,720
                              ==========

     The Company has a committed line of credit agreement expiring in May 1998 with a bank that provides for short-term borrowings of up to $5.0 million by the Company. Borrowings under this agreement bear interest at the London Interbank Offered Rate (LIBOR) plus 250 basis points. This agreement is collateralized by substantially all the Company's assets. At December 31, 1997, the full amount of the line of credit was available for borrowing.


6. EMPLOYEE BENEFIT PLANS

     Effective January 1, 1988, the Company initiated a Money Purchase Plan and Trust (the "Plan") for all full-time employees of MTI who have completed one year of service and are at least 21 years of age. The Company contributes an amount not to exceed 10% of the participating employee's compensation or $16,000. In addition, the Plan permits the Company to make additional discretionary contributions to the Plan. Total contributions to the Plan were $85,000 and $55,792 in 1997 and 1996, respectively. Employees vest in the Company's discretionary contributions at the rate of 20% per year upon completion of two years of service.

     MWI has a qualified profit sharing plan for the employees. Contributions to the plan are determined by the Board of Directors each year, and are limited to an amount not to exceed 15% of eligible compensation paid to participants for the year. Employees are eligible to participate in the plan after one year if they are over 21 and work at least 1,000 hours each year. MWI made contributions to the plan of $23,500 and $59,222 in 1997 and 1996, respectively.

     Effective fiscal 1998, the Company plans to adopt a resolution to submit a proposal to the Internal Revenue Service ("IRS") to freeze, distribute and terminate both of the aforementioned plans, with the

            MAGICWORKS ENTERTAINMENT INCORPORATED AND SUBSIDIARIES assets not to be distributed until a final determination letter is received by the IRS. Through a professional employer organization, effective January 1998, the Company has implemented a 401(k) Profit Sharing Plan and Trust, (the "401(k) Plan"). With the exception of individuals employed by the Company as of the initial plan year effective date, who will be immediately eligible to participate in the plan, employees will become eligible to participate after completing one year of service provided the employee is over the age 21. Participants may elect to contribute from 1% to 15% of their annual compensation into the 401(k) Plan. The Company will make matching contributions in an amount equal to 25% of the participant's contribution. Participants shall become vested in the employer contribution portion of their account as follows:




YEARS OF VESTING SERVICE            VESTING %
--------------------------------   ----------
  1 ............................         0%
  2 ............................        20%
  3 ............................        40%
  4 ............................        60%
  5 ............................        80%
  6 or more ....................       100%

     The 401(k) Plan will be administered by, and offer the funds and investment options of, a national asset management company.

7. RELATED PARTY TRANSACTIONS

     In the normal course of its business, the Company conducts business with certain stockholders and their respective affiliates. In the opinion of management, the transactions with related parties are equivalent to terms from unrelated parties.

     Fees paid by the Company for accounting, general management, office and other administrative services to entities controlled by certain principal stockholders were $0 and $25,750 in 1997 and 1996, respectively, and are reflected in general and administrative expenses in the accompanying consolidated statements of income for the applicable periods.

     The Company entered into three non-cancelable operating leases for office space with related entities. As of December 31, 1997, one of the above mentioned non-cancelable operating leases has expired and the Company continues to occupy the premises on a month to month rental basis. The Company is required to pay taxes, maintenance, insurance and utility costs. Payments under these leases and rental arrangements totaled $106,832 and $80,504 in 1997 and 1996, respectively. See Note 9 for a summary of future minimum commitments under the non-cancelable operating leases.

8. INCOME TAXES

     The provision for income taxes consists of the following:



                                    1997           1996
                               -------------   -----------
  Current ..................    $1,378,686      $185,822
  Deferred .................      (631,362)      411,394
                                ----------      --------
                                $  747,324      $597,216
                                ==========      ========
  Federal ..................    $  653,436      $514,028
  State ....................        93,888        83,188
                                ----------      --------
                                $  747,324      $597,216
                                ==========      ========

     Prior to July 29, 1996, the stockholders included their proportionate share of the Company's income in their respective tax returns. Pro forma income taxes represent the estimated tax provision, at 39%, which would have been recorded had the Company been a taxable entity in 1996.

            MAGICWORKS ENTERTAINMENT INCORPORATED AND SUBSIDIARIES

     A reconciliation of the difference between the expected provision for income taxes using the statutory federal tax rate and the Company's actual provision is as follows:



                                                                         1997            1996
                                                                     -----------   ---------------
         Provision using statutory rate of 34% ...................    $633,870      $  1,071,424
         State income taxes ......................................      61,522            50,745
         Income earned in period prior to July 29, 1996 ..........          --        (1,161,758)
         Deferred income taxes recorded at July 29,
          1996 ...................................................          --           548,525
         Other ...................................................      51,932            88,280
                                                                      --------      ------------
                                                                      $747,324      $    597,216
                                                                      ========      ============

     Deferred taxes are due to timing differences in reporting of certain income and expense items for book purposes and income tax purposes. Deferred taxes at December 31, 1996 consist primarily of the impact, prior to July 29, 1996, of the Company reporting its income on a cash basis.


9. COMMITMENTS AND CONTINGENCIES


LITIGATION

     An arbitration proceeding had been instituted by MMI, a subsidiary of the Company, against Robert L. Ferman ("Ferman"), a former financial advisor to certain of the Company's predecessors. MMI's claim had been for rescission, fraud and breach of fiduciary duty in connection with a consulting agreement under which MMI agreed to pay Ferman a monthly retainer fee of $2,500 and an equity position in MMI in the event that Ferman was successful in locating an acceptable underwriter for a proposed initial public offering of the securities of the Company or its affiliates. In March 1997, the Company and Ferman settled the proceeding. Pursuant to a settlement agreement, the Company agreed to sell to Ferman 500,000 shares of Common Stock (the "Settlement Shares") valued at the market price as of the date of the Settlement Agreement in exchange for a non-recourse promissory note (the "Note") in payment for the Settlement Shares. The Settlement Shares will be held in escrow as security for the Note by the Company pending payment of the Note. The parties have not yet signed a settlement agreement and are in the process of revising the definitive agreement for execution and expect the matter to be resolved in the near future.

     In October 1994, a former independent contractor filed a complaint against the partnership that produced "Jesus Christ Superstar" in the Common Pleas Court of Philadelphia County seeking consequential damages of $5,000,000 arising from the termination of an employment contract by such partnership. A trial date has been set for June 1, 1998. Management believes, based on the advice of counsel, that the lawsuit is without merit, and that the outcome of this suit will not have a material adverse effect on its financial condition or results of operations.

     Performing Arts Management of North Miami, Inc., a wholly-owned subsidiary of the Company ("PAM"), commenced an action against the City of North Miami (the "City") for failure to perform under the operating management agreement between PAM and the City relating to PAM's management of the Arts Center (see
Note 1). The City filed a counterclaim alleging that the Company had breached the management contract. The dispute stems from the City's inability to deliver a permit to the Company to build the Arts Center as required under the operating agreement and the City's assertion that PAM breached the agreement by failing to make certain payments alleged to be required thereunder. The trial has been set to take place sometime within the two-week period beginning March 23, 1998. The Company intends to pursue its suit vigorously and to defend itself against the City's counterclaim. The Company has incurred expenditures related to its PAM contract totaling $673,532 at December 31, 1997, which have

            MAGICWORKS ENTERTAINMENT INCORPORATED AND SUBSIDIARIES been capitalized and are included in deferred costs and intangible assets in the accompanying consolidated balance sheets. Management believes, based on the advice of counsel, that the City's counterclaim is without merit, and that the outcome of this suit will not have a material adverse effect on its financial condition or results of operations.

     In July 1997, Spinnaker III filed suit against MCI, U.S. Tobacco and Club LaVela, alleging (among other things not related to Magic) that Magic breached its contract with Spinnaker to host the ROAR Tour performance. The case is in the discovery phase with no trial date yet set. Management believes, based on the advice of counsel, that Spinnaker's claims are without merit, and that the outcome of this suit will not have a material adverse effect on its financial condition or results of operations.


MANAGEMENT AGREEMENTS

     The Company entered into management agreements with Niko Associates ("Niko") to manage the daily general operations during the entire periods of production of Dolliko, Judas and Impossible. Management fees are calculated based on fixed weekly fees ranging from $2,000 to $5,000 per performance week plus reimbursement of certain overhead related costs. Management fees paid by the Company to Niko amounted to $405,000 and $635,000 in 1997 and 1996, respectively, and are reflected in production expenses in the accompanying consolidated statements of income.


OPERATING LEASES

     The Company leases office space from affiliated (see Note 7) and unaffiliated entities under operating lease agreements that extend through June 2001. The following is a schedule of approximate future minimum lease payments required under such non-cancelable operating leases at December 31, 1997:



YEAR ENDED DECEMBER 31,      AFFILIATED     UNAFFILIATED       TOTAL
-------------------------   ------------   --------------   -----------
1998 ....................     $ 77,800        $ 58,300       $136,100
1999 ....................       80,200          67,450        147,650
2000 ....................       82,600           5,650         88,250
2001 ....................       28,000              --         28,000
                              --------        --------       --------
                              $268,600        $131,400       $400,000
                              ========        ========       ========

     The Company also has month-to-month leases with affiliated (see Note 7) and unaffiliated entities. Rent expense amounted to $200,023 and $161,140, for the years ended December 31, 1997 and 1996, respectively, and is included in general and administrative expenses in the accompanying consolidated statements of income.


EMPLOYMENT AGREEMENTS

     The Company has entered into employment agreements with key personnel that require future minimum payments as follows:



YEAR ENDED DECEMBER 31,
-------------------------
  1998 ..................    $1,631,000
  1999 ..................     1,484,583
  2000 ..................     1,191,250
  2001 ..................       700,000
                             ----------
                             $5,006,833
                             ==========

10. STOCK OPTIONS

     At the discretion of management, the Company may grant options to purchase the Company's stock to employees, directors, consultants, and other unrelated parties. The Company granted options to

            MAGICWORKS ENTERTAINMENT INCORPORATED AND SUBSIDIARIES purchase an aggregate of 637,750 and 216,500 shares in 1997 and 1996, respectively as follows:



                                                                 EXERCISE
                                                   OPTIONS         PRICE
                                                  ---------   --------------
         Balance at December 31, 1995 .........         --
          Grants ..............................    216,500    $2.50 - $3.50
          Exercises ...........................         --
          Canceled ............................         --
                                                   -------
         Balance at December 31, 1996 .........    216,500    $2.50 - $3.50
          Grants ..............................    637,750    $1.75 - $3.56
          Exercises ...........................         --
          Canceled ............................         --
                                                   -------
         Balance at December 31, 1997 .........    854,250    $1.75 - $3.56
                                                   =======

     Options exercisable December 31, 1997 and 1996 were 259,250 and 166,500, respectively.


     The Company applies APB 25 and its related interpretations in accounting for options granted to employees. Accordingly, no compensation cost has been recognized related to such grants. Had compensation cost for the Company's stock options been based on fair value at the grant dates for awards granted, consistent with the provisions of SFAS 123, the Company's 1997 net income and net income per share, and the 1996 pro forma net income and pro forma income per share would have been reduced to the amounts indicated below:



                                                               1997            1996
                                                          -------------   -------------
         Net income and pro forma net income ..........
         As reported ..................................    $1,116,999      $1,404,005
         Pro forma for the impact of SFAS 123 .........    $1,011,728      $1,384,146
         Net income per share and pro forma income per
          share, basic and diluted
         As reported ..................................    $      .05      $      .06
         Pro forma for the impact of SFAS 123 .........    $      .04      $      .06

     The fair value of each option grant is estimated on the date of grant using the Black-Scholes option-pricing model with the following assumptions: expected volatility of 25.0%, risk-free interest rate of 6.5%, expected dividends of $0 and expected terms of 3 years.


     In 1996, the Company recorded expense of $94,000 related to 200,000 stock options granted to non-employees of the Company. In determining the expense to be recorded, the Company applied the Black-Scholes model using the same assumptions described above.


11. SUBSEQUENT EVENTS


     On September 11, 1998 the Company was acquired by SFX Entertainment Inc.

                   THE MARQUEE GROUP, INC. AND SUBSIDIARIES
                     CONDENSED CONSOLIDATED BALANCE SHEETS
                                 (IN THOUSANDS)




                                                                                SEPTEMBER 30,   DECEMBER 31,
                                                                                     1998           1997
                                                                               --------------- -------------
                                                                                 (UNAUDITED)      (NOTE 1)
ASSETS
Current assets
 Cash and cash equivalents ...................................................    $  4,500       $  8,944
 Cash escrow .................................................................         746            704
 Accounts receivable, net ....................................................      14,791          6,930
 Prepaid production costs ....................................................       1,193            553
 Prepaid expenses and other current assets ...................................         595            436
                                                                                  --------       --------
   Total current assets ......................................................      21,825         17,567
Property and equipment, net ..................................................       2,895          2,040
Receivables--non current .....................................................       1,365            668
Notes receivable .............................................................       2,135          1,887
Deposits and deferred expenses ...............................................       2,314            677
Intangible assets--net .......................................................      59,648         23,951
                                                                                  --------       --------
                                                                                  $ 90,182       $ 46,790
                                                                                  ========       ========
LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities
 Accounts payable and accrued expenses .......................................    $  8,728       $  4,592
 Acquisition indebtedness--current portion ...................................       1,515            775
 Escrow payable ..............................................................         685            527
 Deferred revenues ...........................................................         523            626
                                                                                  --------       --------
   Total current liabilities .................................................      11,451          6,520
Notes payable--bank ..........................................................      33,140
Acquisition indebtedness--non-current ........................................       3,777          2,144
Deferred rent ................................................................         651            696
Deferred income taxes ........................................................         964            960
Common stock (545 shares) subject to put options .............................       3,420          3,184
Stockholders' equity
 Preferred stock, $.01 par value; 5,000 shares authorized, no shares issued
   Common stock, $.01 par value; 25,000 shares authorized, 18,086
   (September 30, 1998) and 17,913 (December 31, 1997) shares issued
   and outstanding ...........................................................         175            174
 Additional paid-in capital ..................................................      39,593         36,885
 Accumulated deficit .........................................................      (3,003)        (3,781)
 Cumulative translation adjustment ...........................................          14              8
                                                                                  --------       --------
   Total stockholders' equity ................................................      36,779         33,286
                                                                                  --------       --------
                                                                                  $ 90,182       $ 46,790
                                                                                  ========       ========

Note: The condensed consolidated balance sheet at December 31, 1997 has been derived from the audited financial statements at that date but does not include all of the information and footnotes required by generally accepted accounting principles for complete financial statements.




     See accompanying notes to condensed consolidated financial statements.

                   THE MARQUEE GROUP, INC. AND SUBSIDIARIES
                CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
                     (IN THOUSANDS, EXCEPT PER SHARE DATA)
                                  (UNAUDITED)




                                                          THREE MONTHS ENDED         NINE MONTHS ENDED
                                                            SEPTEMBER 30,              SEPTEMBER 30,
                                                           1998         1997        1998          1997
                                                        ----------   ---------   ----------   ------------
Revenues ............................................    $14,199      $5,817      $35,470       $ 11,991
Operating expenses ..................................      8,739       3,716       23,726          7,664
General and administrative expenses .................      2,865       1,500        8,239          4,502
Non cash compensation ...............................       (157)         81          367            165
Depreciation and amortization .......................        660          72        1,463             91
                                                         -------      ------      -------       --------
Income/(loss) from operations .......................      2,092         448        1,675           (431)
Interest expense, net ...............................        227         222          120            224
Financing expense ...................................         --         756           --            756
                                                         -------      ------      -------       --------
Income/(loss) before income taxes ...................      1,865        (530)       1,555         (1,411)
Income taxes ........................................        423          77          541             77
                                                         -------      ------      -------       --------
Net income/(loss) ...................................      1,442        (607)       1,014         (1,448)
Accretion of obligation related to the put option
 issued in connection with the ProServ
 acquisition ........................................         79          --          236             --
                                                         -------      ------      -------       --------
Net income/(loss) applicable to common
 stockholders .......................................    $ 1,363      $ (607)     $   778       $ (1,488)
                                                         =======      ======      =======       ========
Net income/(loss) per share--basic and dilutive .....    $   .08      $ (.08)     $   .05       $   (.20)
                                                         =======      ======      =======       ========

     See accompanying notes to condensed consolidated financial statements.

                   THE MARQUEE GROUP, INC. AND SUBSIDIARIES
                CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
                                 (IN THOUSANDS)
                                  (UNAUDITED)




                                                                                NINE MONTHS ENDED
                                                                                  SEPTEMBER 30,
                                                                               1998           1997
                                                                           ------------   ------------
NET CASH USED IN OPERATING ACTIVITIES ..................................    $  (3,547)      $ (2,184)
INVESTING ACTIVITIES
 Recent Acquisitions, net of cash acquired .............................      (30,736)            --
 Purchase of equipment and leasehold improvements, net of landlord
   contribution ........................................................         (702)        (1,240)
 Employee loan .........................................................           --           (424)
 Deposits and deferred expenses ........................................         (970)        (2,200)
 Increase in other assets ..............................................                        (568)
                                                                                            --------
   Net cash used in investing activities ...............................      (32,408)        (4,432)
                                                                            ---------       --------
FINANCING ACTIVITIES
 Proceeds under Credit Agreement .......................................       33,140             --
 Proceeds from Bridge Financing ........................................           --         10,500
 Costs related to stock offerings ......................................         (187)          (131)
 Costs related to Credit Agreement .....................................         (667)            --
 Costs related to Tender Offer .........................................           --         (9,580)
 Payment of acquisition indebtedness ...................................         (775)          (500)
                                                                            ---------       --------
   Net cash provided by financing activities ...........................       31,511            289
                                                                            ---------       --------
NET DECREASE/INCREASE IN CASH ..........................................       (4,444)        (6,327)
CASH AT BEGINNING OF PERIOD ............................................        8,944          7,231
                                                                            ---------       --------
CASH AT END OF PERIOD ..................................................    $   4,500       $    904
                                                                            =========       ========
SUPPLEMENTAL DISCLOSURE OF NON-CASH FINANCING
 Issuance of common stock to an employee ...............................    $     100             --
                                                                            =========       ========
 In connection with Recent Acquisitions
   Issuance of common stock ............................................    $   2,616             --
                                                                            =========       ========
   Notes payable .......................................................    $   2,594             --
                                                                            =========       ========
   Obligation to issue common stock in future ..........................    $     416             --
                                                                            =========       ========
Note received in connection with sale of an interest in an associated
 company ...............................................................    $     300             --
                                                                            =========       ========
Issuance of options to purchase 105 shares of Common stock in connection
 with Bridge Financing for the Tender Offer ............................                    $    394
                                                                                            ========

     See accompanying notes to condensed consolidated financial statements.

                   THE MARQUEE GROUP, INC. AND SUBSIDIARIES
           CONDENSED CONSOLIDATED STATEMENTS OF STOCKHOLDERS' EQUITY

                                 (IN THOUSANDS)




                                                         ADDITIONAL                  CUMULATIVE       TOTAL
                                  NUMBER OF    COMMON      PAID-IN    ACCUMULATED   TRANSLATION   STOCKHOLDERS'
                                    SHARES      STOCK      CAPITAL      DEFICIT      ADJUSTMENT      EQUITY
                                 ----------- ---------- ------------ ------------- ------------- --------------
Balance--December 31, 1997 .....   17,913       $174      $36,885      $ (3,781)          8         $33,286
Issuance of common stock:
 In connection with
   acquisitions ................      549         5         2,611                                     2,616
 To an employee ................       16                     100                                       100
Cancellation of IPO Escrow
 Shares ........................     (392)         (4)          4                                        --
QBQ Escrow Shares ..............                              180                                       180
Secondary Offering costs .......                             (187)                                     (187)
Foreign currency translation
 adjustment ....................                                                          6               6
Net income for period ..........                                            778                         778
                                                                       --------                     -------
Balance--September 30, 1998
 (unaudited) ...................   18,086       $175      $39,593      $ (3,003)        $14         $36,779
                                   ======       =====     =======      ========         ===         =======

     See accompanying notes to condensed consolidated financial statements.

                   THE MARQUEE GROUP, INC. AND SUBSIDIARIES
           NOTES TO THE CONDENSED CONSOLIDATED FINANCIAL STATEMENTS
                                  (UNAUDITED)


NOTE 1 -- MERGER WITH SFX ENTERTAINMENT

     On July 23, 1998, The Marquee Group, Inc. (the "Company") entered into an Agreement and Plan of Merger, as amended (the "Merger Agreement"), with SFX Entertainment, Inc. ("Parent") and SFX Acquisition Corp., a wholly-owned subsidiary of Parent ("Sub"), pursuant to which Sub will merge with and into the Company (the "Merger") and the Company will continue as the surviving corporation of the Merger. Pursuant to the Merger Agreement, upon the consummation of the Merger, each outstanding share of common stock, $.01 par value, of the Company will be converted into the right to receive from Parent
0.1111 shares of Class A Common Stock, $.01 par value, of Parent (the "SFX Class A Common Stock")(the "Exchange Ratio"). If the SFX Class A Common Stock Price (as defined below) is greater than $42.75, then the Exchange Ratio shall be the quotient obtained by dividing $4.75 by the SFX Class A Common Stock Price. The term "SFX Class A Common Stock Price" means the average of the last reported sale price for the fifteen consecutive trading days ending on the fifth trading day prior to the effective time of the Merger on the primary exchange on which the SFX Class A Common Stock is traded (the NASDAQ National Market).

     Additionally, the Merger Agreement places certain restrictions on the conduct of business by the Company, including a restriction on the incurrence of indebtedness and the making of capital expenditures.

     The consummation of the Merger is subject to the satisfaction of a number of conditions set forth in the Merger Agreement, including approval by the Company's stockholders. Certain of these conditions have been satisfied as of November 12, 1998, including the expiration of the applicable waiting period for the merger under the Hart-Scott-Rodino Antitrust Improvement Act of 1976, as amended. The Merger is expected to be consummated in the first quarter of 1999.


NOTE 2 -- BASIS OF PRESENTATION

     The accompanying unaudited condensed consolidated financial statements have been prepared in accordance with generally accepted accounting principles for interim financial information and with the instructions to Form 10-Q and
Item 310(b) of Regulation S-X. Accordingly, they do not include all of the information and footnotes required by generally accepted accounting principles for complete financial statements. In the opinion of management, all adjustments (consisting of normal recurring accruals) considered necessary for a fair presentation have been included. Operating results for an interim period are not necessarily indicative of the results that may be expected for a full year. For further information, refer to the consolidated financial statements and footnotes thereto included in the Company's annual report on Form 10-K for the year ended December 31, 1997.

     The Company was formed in July 1995 for the purpose of providing integrated event management, television programming and production, marketing, talent representation and consulting services in the sports, news and entertainment industries. In furtherance of its business strategy, the Company acquired by merger on December 12, 1996, concurrently with the closing of its initial public offering ("IPO"), Sports Marketing & Television International, Inc. ("SMTI"), which provides production and marketing services to sporting events, sports television shows, and professional and collegiate leagues and organizations, and Athletes and Artists, Inc. ("A&A"), a sports and media representation firm. The acquisitions of SMTI and A&A are referred to as the "1996 Acquisitions". In October 1997, the Company acquired ProServ, Inc. and ProServ Television, Inc. (collectively, "ProServ") (the "ProServ Acquisition") and QBQ Entertainment, Inc. ("QBQ") (the "QBQ Acquisition") (collectively, the "1997 Acquisitions"). The Company also completed the secondary offering (the "Second Offering") of 8,500,000 shares of its common stock at $5.00 per share in the fourth quarter of 1997. In August and September 1998, the Company acquired Alphabet City Industries, Inc. and Alphabet City Sports Records, Inc., Cambridge Holding Corporation, Park Associates Limited, Tony Stephens Associates Limited, and Tollin/Robbins

Productions (collectively, the "Recent Acquisitions"). Accordingly, the accompanying condensed consolidated financial statements include the accounts of the Company, the 1997 Acquisitions and the Recent Acquisitions from their respective dates of acquisition. All significant intercompany transactions and accounts have been eliminated.


NOTE 3 -- EARNINGS PER COMMON SHARE

     Basic earnings per share applicable to common stockholders is based upon the net loss after reduction of amounts, if any, for accretion of the obligation related to the put option issued in connection with the ProServ Acquisition divided by the weighted average number of shares of common stock outstanding during the year. Shares of common stock placed in escrow upon completion of the Company's initial public offering have been excluded from the calculation of basic earnings per share. The Company's outstanding options, warrants and contingently issuable shares are not included for diluted earnings per share because the effect would be anti-dilutive for 1997. The following table sets forth the computation of the adjusted weighted average number of common stock outstanding:




                                                                            SEPTEMBER 30, 1998
                                                                  ---------------------------------------
                                                                   THREE MONTHS ENDED   NINE MONTHS ENDED
                                                                  -------------------- ------------------
                                                                     (IN THOUSANDS)      (IN THOUSANDS)
  Denominator for basic earnings per share--weighted
    average shares ..............................................        16,859              16,660
  Effect of dilutive securities--Employee stock options .........           177                 141
                                                                         ------              ------
  Denominator for dilutive earnings per share--adjusted
    weighted average shares .....................................        17,036              16,801
                                                                         ======              ======

NOTE 4 -- NON-CASH COMPENSATION CHARGE

     In connection with the acquisition of QBQ in October 1997, the Company placed in escrow 78,702 shares of its common stock issued to the seller as a portion of the purchase price. As of March 31, 1998, the Company has determined that it is probable that the financial thresholds required to be met for the release of these escrowed shares will be achieved in 1998, and, accordingly has recorded a charge of $180,000 for the nine months ended September 30, 1998 as non-cash compensation in the accompanying condensed consolidated statements of operations. This compensation charge will be adjusted based upon the changes in the fair market value of the shares subject to the escrow arrangement through the actual release date.


NOTE 5 -- BANK CREDIT AGREEMENT

     On July 31, 1998, the Company and its subsidiaries entered into a Credit Agreement, as amended, (the "Credit Agreement") with BankBoston, NA, which provides for a revolving line of credit for loans and letters of credit (subject to a $2 million sublimit) of up to $35 million in the aggregate. The revolving credit facility under the Credit Agreement may be used to finance acquisitions and to fund working capital needs. Loans under the Credit Agreement bear interest at a floating rate equal to a base rate which approximates prime plus an applicable margin, or a Eurocurrency rate plus an applicable margin. The applicable margin is dependent on the Company achieving certain leverage ratios. In August and September 1998, the Company borrowed a total of approximately $33.1 million under the revolving credit facility in connection with the Recent Acquisitions, with the interest rate associated with such borrowings of approximately 8.3% for domestic borrowings and 10.5% for British \P borrowings (at September 30, 1998). The obligations of the Company under the Credit Agreement are secured by a first priority security interest in all existing and future acquired property of the Company, including the capital stock of its subsidiaries. The Company's obligations under the Credit Agreement are also guaranteed by the Company's present and future subsidiaries and secured by a first priority security interest in all existing and future property of these subsidiaries. The Credit Agreement also contains financial leverage and coverage ratios, which may inhibit the Company's ability to incur other indebtedness, and restrictions on capital expenditures, distributions and other payments. However, the Company will be permitted to incur additional indebtedness outside of the Credit Agreement to acquire businesses secured solely by the assets of such acquired businesses, as long as the Company is in compliance with the financial covenants of the Credit Agreement exclusive of such indebtedness and the related borrowing base applicable to the businesses acquired. The term of the Credit Agreement is three years with borrowing availability reduced periodically commencing January 1, 2000. See "Item 2. Management's Discussion and Analysis of Financial Condition and Results of Operations -- Liquidity and Capital Resources" for additional information.


NOTE 6 -- RECENT ACQUISITIONS


     On August 3, 1998, the Company consummated its acquisition of substantially all of the assets of Alphabet City Industries, Inc. and all of the outstanding stock of Alphabet City Sports Records, Inc., both of which are sports and music marketing companies which develop strategic alliances among sports leagues, music companies and corporate sponsors (collectively, the "Alphabet City Acquisition"). The aggregate purchase price for the Alphabet City Acquisition was approximately $3.4 million in cash (excluding assumed liabilities) and 200,000 shares of the Company's common stock. In addition, the Company may be obligated to make significant additional payments (up to $9 million) based upon the financial performance of the acquired businesses.


     On August 6, 1998, the Company consummated its acquisition of all of the outstanding stock of Cambridge Holding Corporation ("Cambridge"), a golf representation company, whose client roster includes a mix of established PGA Tour winners and many prospects on the Nike Tour (the "Cambridge Acquisition"). The aggregate purchase price for Cambridge was approximately $3.5 million in cash and 89,536 shares of the Company's common stock. In addition, the Company may be obligated to make additional payments aggregating approximately $2.0 million based upon the future financial performance of Cambridge.


     On August 13, 1998, the Company acquired Park Associates Limited ("PAL"), a sports and media talent representation firm in the United Kingdom. (the "PAL Acquisition"). The initial consideration for the PAL Acquisition was approximately \P1.6 million (approximately $2.6 million) in cash and 117,440 shares of the Company's common stock. In addition, the Company will pay an additional \P800,000 (approximately $1.3 million) in cash and \P200,000 (approximately $330,000) in common stock (based on the closing price of such stock as reported in The Wall Street Journal during the twenty days prior to the date of each payment) in five equal annual installments.


     On September 2, 1998, the Company consummated its acquisition of Tony Stephens Associates Limited ("TSA"), a major soccer talent representation firm in the United Kingdom (the "TSA Acquisition"). The initial consideration for the TSA Acquisition was approximately \P1.8 million (approximately $3.0 million), of which \P1.4 million (approximately $2.5 million) was paid in cash and 142,291 shares of the Company's common stock were issued. In addition, the Company will pay an additional \P200,000 (approximately $330,000) in cash and \P50,000 (approximately $83,000) in the form of shares of the Company's common stock.


     On September 18, 1998, the Company consummated its acquisition of all the issued and outstanding equity interests in Halcyon Days, Productions, Inc., Robbins Entertainment Group, Inc. and Tollin/ Robbins Management, LLC (collectively, "Tollin/Robbins") (the "Tollin/Robbins Acquisition"). Tollin/ Robbins is an award-winning independent film and television production company. The initial consideration for the Tollin/Robbins Acquisition was $20.5 million in cash. In addition, the two sellers will each receive $800,000 in cash, payable in four equal annual installments beginning September 1, 1999 and will receive additional consideration based on the EBITDA (as defined in the acquisition agreement) of the acquired entities through 2003, payable in shares of the Company's common stock and cash.


     The funds used to consummate each of the Recent Acquisitions were principally obtained from borrowings under the Credit Agreement.

                         REPORT OF INDEPENDENT AUDITORS


To the Stockholders of
The Marquee Group, Inc.


We have audited the accompanying consolidated balance sheet of The Marquee Group, Inc. and Subsidiaries (the "Company") as of December 31, 1997 and the related consolidated statements of operations, stockholders' equity and cash flows for the two years in the period ended December 31, 1997. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.


We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.


In our opinion, the financial statements referred to above present fairly in all material respects, the consolidated financial position of the Company at December 31, 1997, and the consolidated results of its operations and its cash flows for the two years in the period ended December 31, 1997, in conformity with generally accepted accounting principles.


                                        Ernst & Young LLP


New York, New York
March 5, 1998

                   THE MARQUEE GROUP, INC. AND SUBSIDIARIES

                           CONSOLIDATED BALANCE SHEET
                               DECEMBER 31, 1997
                                (IN THOUSANDS)




                                                                               DECEMBER 31,
                                                                                   1997
                                                                              -------------
ASSETS
Current assets:
 Cash and cash equivalents ................................................     $  8,944
 Cash escrow ..............................................................          704
 Accounts receivable -- net ...............................................        6,930
 Television and event costs ...............................................          553
 Prepaid expenses and other current assets ................................          436
                                                                                --------
    Total current assets ..................................................       17,567
Property and equipment, net ...............................................        2,040
Noncurrent receivables ....................................................          668
Notes receivable ..........................................................        1,887
Deposits ..................................................................          677
Intangible assets -- net ..................................................       23,951
                                                                                --------
                                                                                $ 46,790
                                                                                ========
LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities:
 Accounts payable and accrued liabilities .................................     $  4,592
 Acquisition indebtedness -- current portion ..............................          775
 Escrow payable ...........................................................          527
 Deferred revenues ........................................................          626
                                                                                --------
    Total current liabilities .............................................        6,520
Acquisition indebtedness -- non-current ...................................        2,144
Deferred rent .............................................................          696
Deferred income taxes .....................................................          960
Common stock (545 shares) subject to put options ..........................        3,184
Stockholders' equity
 Preferred stock, $.01 par value, 5,000 shares authorized, no shares issued
 Common stock, $.01 par value; 25,000 shares authorized, 8,769 and
   17,913 shares issued and outstanding ...................................          174
 Additional paid-in capital ...............................................       36,885
 Accumulated deficit ......................................................       (3,781)
 Cumulative translation adjustment ........................................            8
                                                                                --------
    Total stockholders' equity ............................................       33,286
                                                                                --------
                                                                                $ 46,790
                                                                                ========

                            See accompanying notes.

                   THE MARQUEE GROUP, INC. AND SUBSIDIARIES

                     CONSOLIDATED STATEMENTS OF OPERATIONS
                     (IN THOUSANDS, EXCEPT PER SHARE DATA)




                                                                                      YEAR ENDED
                                                                                     DECEMBER 31,
                                                                              --------------------------
                                                                                  1997           1996
                                                                              ------------   -----------
Revenues ..................................................................     $ 21,268      $  2,869
Operating expenses ........................................................       14,459         2,563
General and administrative expenses .......................................        6,316         2,199
Deferred compensation .....................................................          145            56
Depreciation and amortization .............................................          371             5
                                                                                --------      --------
Loss from operations ......................................................          (23)       (1,954)
Interest expense, net .....................................................           22           283
Loss on abandonment of lease ..............................................          466            --
Financing expense .........................................................          756           193
                                                                                --------      --------
Loss before income taxes ..................................................       (1,267)       (2,430)
Income tax benefit (provision) ............................................          (45)           20
                                                                                --------      --------
Net loss ..................................................................       (1,312)       (2,410)
Accretion of obligation related to the put option issued in connection with
 the ProServ acquisition ..................................................           59            --
                                                                                --------      --------
Net loss applicable to common stockholders ................................     $ (1,371)     $ (2,410)
                                                                                ========      ========
Net loss per share applicable to common stockholders-basic and dilutive ...     $  (0.15)     $  (1.03)
                                                                                ========      ========
Weighted number of shares outstanding .....................................        9,377         2,347
                                                                                ========      ========

                            See accompanying notes.

                   THE MARQUEE GROUP, INC. AND SUBSIDIARIES

                CONSOLIDATED STATEMENTS OF STOCKHOLDERS' EQUITY
                                (IN THOUSANDS)


                                         NUMBER OF   COMMON      ADDITIONAL
                                           SHARES     STOCK   PAID-IN CAPITAL
                                        ----------- -------- -----------------
Balance -- December 31, 1995 ..........     1,938     $ 19      $       --
Issuance of common stock:
 Issuance to employee .................        50       --             119
 Conversion of Debentures .............       667        7           1,993
 Initial public offering, net of
   offering costs .....................     3,852       39          15,547
 Acquisitions .........................     2,262       23           1,488
Distribution to acquired companies'
 former stockholders ..................        --       --         (10,970)
"S" Corporation dividend ..............        --       --            (382)
Amortization of deferred
 compensation .........................        --       --              --
Net loss for the year ended
 December 31, 1996 ....................        --       --              --
                                            -----     ----      ----------
Balance -- December 31, 1996 ..........     8,769       88           7,795
Initial public offering costs .........        --       --            (131)
Issuance of common stock:
 Second offering, net of offering
   costs ..............................     8,500       85          38,470
 Acquisitions .........................       644        1             624
Tender Offer ..........................        --       --         (10,280)
Issuance of options:
 In connection with financing of
   Tender Offer .......................        --       --             394
 In connection with acquisitions ......        --       --              13
Amortization of deferred
 compensation .........................        --       --              --
Foreign currency translation
 adjustment ...........................        --       --              --
Net loss for the year ended
 December 31, 1997 ....................        --       --              --
                                            -----     ----      ----------
                                           17,913     $174      $   36,885
                                           ======     ====      ==========

                                                                      CUMULATIVE
                                           DEFERRED     ACCUMULATED   TRANSLATION
                                         COMPENSATION     DEFICIT     ADJUSTMENT      TOTAL
                                        -------------- ------------- ------------ ------------
Balance -- December 31, 1995 ..........    $    --       $     --          --      $       19
Issuance of common stock:
 Issuance to employee .................       (119)            --          --              --
 Conversion of Debentures .............         --             --          --           2,000
 Initial public offering, net of
   offering costs .....................         --             --          --          15,586
 Acquisitions .........................         --             --          --           1,511
Distribution to acquired companies'
 former stockholders ..................         --             --          --         (10,970)
"S" Corporation dividend ..............         --             --          --            (382)
Amortization of deferred
 compensation .........................         56             --          --              56
Net loss for the year ended
 December 31, 1996 ....................         --         (2,410)         --          (2,410)
                                           -------       --------          --      ----------
Balance -- December 31, 1996 ..........        (63)        (2,410)         --           5,410
Initial public offering costs .........         --             --          --            (131)
Issuance of common stock:
 Second offering, net of offering
   costs ..............................         --             --          --          38,555
 Acquisitions .........................         --             --          --             625
Tender Offer ..........................         --             --          --         (10,280)
Issuance of options:
 In connection with financing of
   Tender Offer .......................         --             --          --             394
 In connection with acquisitions ......         --             --          --              13
Amortization of deferred
 compensation .........................         63             --          --              63
Foreign currency translation
 adjustment ...........................         --             --           8               8
Net loss for the year ended
 December 31, 1997 ....................         --         (1,371)         --          (1,371)
                                           -------       --------          --      ----------
                                           $    --       $ (3,781)        $ 8      $   33,286
                                           =======       ========         ===      ==========

                            See accompanying notes.

                   THE MARQUEE GROUP, INC. AND SUBSIDIARIES

                     CONSOLIDATED STATEMENTS OF CASH FLOWS
                                (IN THOUSANDS)



                                                                                             YEAR ENDED
                                                                                            DECEMBER 31,
                                                                                     ---------------------------
                                                                                         1997           1996
                                                                                     ------------   ------------
Operating activities
Net loss .........................................................................    $  (1,371)      $ (2,410)
Adjustments to reconcile net loss to net cash used in operating activities:
 Depreciation and amortization ...................................................          385              5
 Deferred compensation ...........................................................          145             56
 Deferred income taxes ...........................................................           --            (40)
 Noncash financing expense .......................................................          394             --
 Accretion of put option and imputed interest ....................................          189             --
 Loss on abandonment of lease ....................................................          335             --
 Changes in operating assets and liabilities:
   Cash escrow ...................................................................         (461)            --
   Accounts receivable ...........................................................       (2,297)           906
   Television and event costs ....................................................         (553)            --
   Prepaid expenses ..............................................................          100           (178)
   Accounts payable and accrued liabilities ......................................       (1,551)          (173)
   Escrow payable ................................................................          323             --
   Deferred revenues .............................................................          573             --
                                                                                      ---------       --------
Net cash used in operating activities ............................................       (3,789)        (1,834)
                                                                                      ---------       --------
Investing activities
    Purchase of equipment and leasehold improvements, net of landlord contribution       (1,473)          (122)
    Employee loan ................................................................         (446)            --
    Security deposits ............................................................         (527)           (45)
                                                                                      ---------       --------
Net cash used in investing activities ............................................       (2,446)          (167)
                                                                                      ---------       --------
Financing activities
    Proceeds from loans payable -- related parties ...............................           --            767
    Repayments of loans payable to related parties ...............................         (122)          (200)
    Proceeds of private placement ................................................           --          1,555
    Proceeds from IPO, net of offering costs .....................................         (131)        15,586
    Distribution to subsidiaries' former stockholders ............................           --         (9,000)
    Cash acquired through acquisition of subsidiaries ............................           --            504
    Proceeds from bridge financing ...............................................       10,500             --
    Costs related to Tender Offer ................................................      (10,280)            --
    Proceeds from second offering, net of offering costs .........................       38,555             --
    Payment of acquisition indebtedness ..........................................         (882)            --
    Acquisitions, net of cash acquired ...........................................      (15,223)            --
    Loan to seller of business acquired ..........................................       (1,500)            --
    Payment of acquired indebtedness .............................................       (2,469)            --
    Repayment of bridge financing ................................................      (10,500)            --
                                                                                      ---------       --------
Net cash provided by financing activities ........................................        7,948          9,212
                                                                                      ---------       --------
Increase in cash and cash equivalents ............................................        1,713          7,211
Cash at beginning of period ......................................................        7,231             20
                                                                                      ---------       --------
Cash at end of period ............................................................    $   8,944       $  7,231
                                                                                      ---------       --------
Supplemental disclosure of non-cash financing activities:
Exchange of loans payable to related parties for Debentures ......................           --       $    445
                                                                                      =========       ========
Conversion of debentures to common stock .........................................           --       $  2,000
                                                                                      =========       ========
Issuance of acquisition indebtedness .............................................    $   1,319       $  1,970
                                                                                      =========       ========
S Corporation dividend payable ...................................................           --       $    382
                                                                                                      ========
Issuance of common stock in connection with acquisitions .........................    $   3,750             --
                                                                                      =========
Supplemental disclosure of cash flow information:
 Cash paid during the year for:
 Income taxes ....................................................................    $     313       $     --
                                                                                      =========       ========
 Interest ........................................................................    $     285       $    254
                                                                                      =========       ========

                            See accompanying notes.

                   THE MARQUEE GROUP, INC. AND SUBSIDIARIES

                  NOTES TO CONSOLIDATED FINANCIAL STATEMENTS


1. ORGANIZATION AND SIGNIFICANT ACCOUNTING POLICIES


NATURE OF BUSINESS AND ORGANIZATION

     The Marquee Group, Inc. (the "Company"), which began operations in 1996, provides integrated event management, television programming and production, marketing, talent representation and consulting services in the sports, news and other entertainment industries.


PRINCIPLES OF CONSOLIDATION

     The accompanying consolidated financial statements include the accounts of the Company and its subsidiaries after elimination of all intercompany accounts and transactions.


REVENUE RECOGNITION

     The primary sources of the Company's revenues are fees from providing event management, television programming and production, sports marketing and consulting services and commissions from representation of sports, news and entertainment personalities. Revenues from events are recognized when the events are held. Revenues from television programming and production services are recognized when the programs are available for broadcast. Marketing revenues are recognized for guaranteed amounts when contractual obligations are met (subsequent royalties are recorded when received). Revenues from advertising services are recognized in the month the advertisement is broadcast or printed. Commissions based on profit or gross receipt participations are recorded upon the determination of such amounts. Consulting revenue is recognized as services are provided. Commissions from the Company's talent representation services are recognized as revenue when they become payable to the Company under the terms of the Company's agreements with its clients. Generally, such commissions are payable by clients upon their receipt of payments for performance of services.


CASH EQUIVALENTS

     The Company considers all highly liquid financial instruments with a maturity of three months or less when purchased to be cash equivalents.


TELEVISION AND EVENT COSTS

     Television and event costs are recorded as incurred and are expensed when the programs are available for use or when the event is held.


PROPERTY AND EQUIPMENT

     Property and equipment are recorded at cost and are depreciated on a straight-line basis over their estimated useful lives ranging from five to seven years. Leasehold improvements are amortized over the shorter of their estimated useful lives or the remaining lease term.


INTANGIBLES

     Intangibles represent the excess of the purchase price of acquisitions over the tangible net assets acquired and are amortized over twenty years using the straight-line method. The Company periodically reviews the recoverability of the carrying value of these assets and the period of amortization based on the current and expected future non-discounted income from operations of the entities giving rise to these intangibles to determine whether events and circumstances warrant revised estimates of carrying value or useful lives.

                   THE MARQUEE GROUP, INC. AND SUBSIDIARIES

DEFERRED RENT

     The Company leases premises under leases which provide for periodic increases over the lease term. Pursuant to Statement of Financial Accounting Standards No. 13, "Accounting for Leases," the Company records rent expense on a straight-line basis. The effect of these differences is recorded as deferred rent.


INCOME TAXES

     The Company accounts for income taxes under the liability method as required by Statement of Financial Accounting Standards Board Statement No. 109 ("FAS 109"), "Accounting for Income Taxes." FAS 109 requires an asset and liability approach to financial accounting and reporting for income taxes. Under this approach, differences between financial statement and tax bases of assets and liabilities are determined, and deferred income tax assets and liabilities are recorded for those differences that have future tax consequences. Valuation allowances are established, if necessary, to reduce any deferred tax asset recorded to an amount that will more likely than not be realized in future periods. Income tax expense is composed of the current tax payable or refundable for the period plus or minus the net change in deferred tax assets and liabilities.


EARNINGS PER SHARE

     In 1997, the Financial Accounting Standards Board issued Statement No. 128, Earnings per Share. Statement No. 128 replaced the calculation of primary and fully diluted earnings per share with basic and diluted earnings per share. Unlike primary earnings, basic earnings per share excludes any dilutive effects of options, warrants and convertible securities. Diluted earnings per share is very similar to the previously reported fully diluted earnings per share. All earnings per share amounts for all periods have been presented in conformity with the Statement No. 128 requirements.

     Basic earnings per share applicable to common stockholders is based upon net loss after reduction of amounts, if any, for accretion of the obligation related to the put option issued in connection with the ProServ Acquisition (see Note 3) divided by the weighted average number of shares of common stock outstanding during the year. Shares of common stock placed in escrow upon completion of the Initial Public Offering ("IPO") described in Note 2 and in connection with the QBQ Acquisition described in Note 3 have been excluded from the calculation of basic earnings per share. The shares of common stock issued upon the automatic conversion of the debentures (see Note 5) are considered outstanding for all periods presented.


USE OF ESTIMATES

     The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.


CONCENTRATION OF CREDIT RISK

     Financial instruments that potentially subject the Company to concentrations of credit risk consist principally of cash investments and trade accounts receivable.

     At December 31, 1997 and 1996, approximately 90% of the Company's cash and cash equivalents was invested with one financial institution.

                   THE MARQUEE GROUP, INC. AND SUBSIDIARIES

     For the year ended December 31, 1997, one client represented approximately 28% of reported revenues.

     Concentrations of credit risk with respect to accounts receivable are limited due to the large number of entities comprising the Company's client base.


FAIR VALUE OF FINANCIAL INSTRUMENTS

     The Company estimates that the carrying amounts of its financial instruments, principally noncurrent receivables and liabilities, approximates the fair value.


RECLASSIFICATIONS

     Certain reclassifications have been made in the 1996 financial statements to conform to the 1997 presentation.


2. PUBLIC OFFERINGS AND TENDER OFFER

     In December 1996, the Company closed its initial public offering ("IPO") of 3,852,500 units (the "Units"), each unit consisting of one share of common stock and one redeemable warrant, at a price of $5.00 per Unit. Each warrant entitles the holder to purchase one share of common stock at an exercise price of $7.50, subject to adjustment, at any time until December 4, 2001. The warrants are redeemable by the Company under certain circumstances at a redemption price of $.05 per warrant. (See below.)

     The Company also granted to the underwriters, or their designees, options (the "IPO Options") to purchase up to 335,000 Units. The Units purchasable upon exercise of the IPO Options are identical to the Units described above, except that the underlying warrants are redeemable only by the Company under limited circumstances. The IPO Options are exercisable during a three-year period commencing December 12, 1998 at an exercise price of $8.25, subject to adjustment in certain events.

     Certain of the Company's officer/stockholders have placed an aggregate of 1,275,000 of their shares of common stock in escrow. These shares will not be assignable or transferable (but may be voted) until such time as they are released from escrow based upon the Company meeting certain annual earnings levels or the common stock attaining certain price levels. All reserved shares remaining in escrow on March 31, 2000 will be forfeited and contributed to the Company's capital. In the event the Company attains any of the earnings thresholds or stock prices providing for the release of the escrow shares to the stockholders, the Company will recognize compensation expense at such time based on the then fair market value of the shares.

     In September 1997, the Company purchased in a tender offer approximately 4 million of the 4.5 million outstanding warrants at a cash purchase price of $2.40 per warrant. In order to consummate its purchase of the Warrants, the Company borrowed $10.5 million pursuant to a loan agreement (the "Bridge Facility"). The Company repaid such borrowing with a portion of the net proceeds of its second public offering described below. In connection with the Bridge Facility, the Company paid the lender fees and expenses of $362,000 and issued to the lender immediately exercisable options to acquire an aggregate of 105,000 shares of common stock, at an exercise price of $2.25, subject to adjustment in certain circumstances. The options will expire in 2007. As a result of the issuance of the options, the Company recorded financing expense of $394,000 in 1997.

     On October 14, 1997 and November 12, 1997, the Company consummated a second public offering (the "Second Offering") of 8.5 million shares (including the Underwriters' overallotment) of the Company's common stock at $5.00 per share. The proceeds to the Company after deducting the underwriting discount and commissions and other expenses was approximately $39 million.

                   THE MARQUEE GROUP, INC. AND SUBSIDIARIES

3. ACQUISITIONS


1996 ACQUISITIONS

     On December 12, 1996, the Company acquired by merger, concurrently with the closing of its IPO, Sports Marketing & Television International, Inc. ("SMTI") which provides production and marketing services to sporting events, sports television shows and professional and collegiate leagues and organizations and, Athletes and Artists, Inc. ("A&A"), a sports and media talent representation firm, collectively the "1996 Acquisitions". The SMTI stockholders received cash of $6,500,000 from the proceeds of the IPO, an additional $1,500,000 payable in five equal installments over five years and 1,292,307 shares of the Company's common stock. The A&A stockholders received cash of $2,500,000 from the proceeds of the IPO, miscellaneous reimbursements of $80,000, an additional $1,000,000 payable in five equal installments over five years and 969,231 shares of the Company's common stock.

     The 1996 Acquisitions were accounted for as a consolidation at historical cost due to the significance of the equity interests in the Company held by the former stockholders of SMTI and A&A following completion of the acquisitions. Accordingly, the acquired assets and liabilities were recorded at their historical amounts. The capital stock of SMTI and A&A was included in additional paid-in capital. In addition, the cash paid to the former stockholders of SMTI and A&A was recorded as a dividend charged to additional paid-in capital.

     SMTI was an S Corporation prior to the merger. The SMTI stockholders received a distribution of approximately $350,000 during 1997, which represents 40% of the taxable earnings of SMTI prior to the merger.

     The accompanying consolidated financial statements include the accounts of SMTI and A&A from December 12, 1996.


ACQUISITION OF PROSERV

     On October 14, 1997, the Company acquired all of the outstanding stock of ProServ, Inc. and ProServ Television, Inc. (collectively, "ProServ"), an established provider of international sports event management, television production, marketing, talent representation and consulting. The aggregate purchase price for ProServ was approximately $10.8 million in cash and 250,000 shares of the Company's common stock. The Company may be obligated to make additional earn-out payments over the next four years of up to $2.5 million based upon ProServ achieving, during this period, certain levels of revenues and earnings before interest, taxes, depreciation and amortization. The Company also repaid approximately $2.5 million of ProServ's outstanding indebtedness at the acquisition date. The Company used a portion of the proceeds of the Second Offering to finance the acquisition and the repayment of the outstanding indebtedness. Under certain circumstances, the Company may be required to repurchase up to all of the 250,000 shares of the common stock issued in connection with the acquisition for an aggregate purchase price of up to $1.9 million.

     The acquisition was accounted for using the purchase method, with the aggregate puchase price allocated to the tangible net assets based upon estimated fair market values. The total purchase price of $13.4 million, which includes costs incurred in connection with the acquisition, exceeded the tangible net asset deficiency acquired by approximately $17 million, which has been recorded as an intangible. ProServ's results of operations for the period from the October 14, 1997 have been included in the accompanying consolidated financial statements. The potential earn-out will be recorded as additional purchase price when earned.


ACQUISITION OF QBQ

     On October 14, 1997, the Company acquired substantially all of the assets of QBQ Entertainment, Inc. ("QBQ"), a company that books tours and appearances for a variety of entertainers. The aggregate

                   THE MARQUEE GROUP, INC. AND SUBSIDIARIES purchase price for QBQ was approximately $3.1 million in cash, $1.6 million payable in annual installments payable over eight years and 393,514 shares of common stock, including 78,702 shares held in escrow and subject to forfeiture if certain financial performance tests are not met. In connection with an employment agreement with the chief executive officer and sole stockholder of QBQ, the Company granted a five-year, non-recourse loan of $1.5 million, secured by the common stock issued in connection with the QBQ acquisition. The Company used a portion of the proceeds of the Second Offering to finance the acquisition and the loan. Under certain circumstances, the Company may be required to repurchase up to 295,135 shares of common stock issued in connection with the acquisition for an aggregate purchase price of up to $1.9 million.


     The QBQ acquisition was accounted for using the purchase method of accounting and the results of its operations have been included in the accompanying financial statements from October 14, 1997. The total purchase price of approximately $7.2 million, which includes costs incurred in connection with the acquisition, exceeded the tangible net assets acquired by approximately the same amount and has been recorded as intangibles.


     The following unaudited pro forma information is presented as if the Company had completed the acquisition of ProServ, QBQ, SMTI and A&A and the Secondary Offering at the beginning of the respective periods and gives effect to the related contractually required reductions in personnel, officers' salaries and employee benefits:




                                                          YEAR ENDED DECEMBER 31,
                                                          -----------------------
                                                             1997        1996
                                                          ---------- ------------
                                                           (IN THOUSANDS, EXCEPT
                                                              PER SHARE DATA)
   Pro forma revenues ...................................  $34,953     $ 29,932
   Pro forma net loss applicable to common stockholders .  $  (521)    $ (2,814)
   Pro forma net loss per share applicable to common
     stockholders--basic and dilutive ...................  $  (.03)    $   (.17)
   Pro forma weighted average shares ....................   16,559       16,559

     Aggregate maturities for the indebtedness related to the Company's acquisitions, exclusive of the put options, as of December 31, 1997 is as follows:




                                                             (IN THOUSANDS)
                                                            ---------------
       1998 .............................................        $  775
       1999 .............................................           775
       2000 .............................................           730
       2001 .............................................           730
       2002 .............................................           230
       Thereafter .......................................           375
                                                                 ------
                                                                  3,615
       Less: amounts representing interest ..............           696
                                                                 ------
       Total, including current portion of $775..........        $2,919
                                                                 ------

                   THE MARQUEE GROUP, INC. AND SUBSIDIARIES

4. PROPERTY AND EQUIPMENT


     At December 31, 1997, property and equipment consists of the following:




                                                           (IN THOUSANDS)
                                                          ---------------
   Furniture and fixtures .............................        $  952
   Leasehold improvements .............................         1,190
   Vehicles ...........................................            27
                                                               ------
                                                                2,169
   Accumulated depreciation and amortization ..........           129
                                                               ------
                                                               $2,040
                                                               ======

5. PRIVATE PLACEMENT


     In August 1996, the Company issued debentures (the "Debentures"), in the aggregate principal amount of $2 million, each Debenture consisted of $50,000 principal amount of 10% Convertible Debentures. Interest on the Debentures of $254,000 was calculated for the period from the final closing of the Private Placement to a date one year from the effective date of the Company's IPO. The Debentures were automatically converted into units (see Note 2) identical in all respects to those offered in the IPO at a rate of one unit for each $3.00 principal amount of Debentures.


     Stockholders of the Company and stockholders of SMTI and A&A purchased an aggregate of $750,000 principal amount of Debentures, of which $445,103 was in exchange for existing indebtedness of the Company to the stockholders. In addition, the Company repaid $125,000 to one of the officer/ stockholders from the proceeds of the private placement.


6. INCOME TAXES


     The income tax expense (benefit) consists of:




                                    YEAR ENDED
                                      DECEMBER
                                        31,
                                 -----------------
                                  1997      1996
                                 ------   --------
                                  (IN THOUSANDS)
   Current:
     Federal .................    $--      $  --
     State and local .........     45        (20)
                                  ---      -----
                                   45        (20)
                                  ---      -----
   Deferred:
     Federal .................     --         30
     State and local .........     --         10
                                  ---      -----
                                   --         40
                                  ---      -----
                                  $45      $  20
                                  ===      =====

                   THE MARQUEE GROUP, INC. AND SUBSIDIARIES

     A reconciliation of the federal statutory tax rate to the actual effective rate is as follows:




                                                                           DECEMBER 31,
                                                                    --------------------------
                                                                        1997          1996
                                                                    -----------   ------------
   Statutory rate ...............................................       (34.0)%       (34.0)%
   State and local income taxes, net of federal benefit .........         2.3            .4
   Valuation allowance ..........................................        26.3          31.8
   Permanent differences ........................................         8.9           1.0
                                                                        -----         -----
   Effective rate ...............................................         3.5%          (.8)%
                                                                        =====         =====

     The deferred tax assets and liabilities is comprised of the following:




                                                                        DECEMBER, 31,
                                                                   -----------------------
                                                                      1997         1996
                                                                   ----------   ----------
                                                                       (IN THOUSANDS)
   Cumulative effect of change in tax accounting basis .........    $   (228)    $   (343)
   Deferred compensation expense ...............................         (67)         (29)
   Deferred rent ...............................................         (48)          --
   Net operating losses ........................................       1,494        1,051
   ProServ tax audits ..........................................        (617)          --
   Valuation allowance .........................................      (1,494)      (1,022)
                                                                    --------     --------
   Net deferred tax liabilities ................................    $   (960)    $   (343)
                                                                    ========     ========

     At December 31, 1997, the Company had net operating loss carryforwards of approximately $3.3 million which will begin to expire in 2011. ProServ had net operating losses of approximately $2.6 million at the time of the acquisition. These losses are subject to limitations under the Internal Revenue Code and will begin to expire in 2010.

     In connection with examinations of the consolidated federal tax returns of ProServ for years 1993 through 1995, the Internal Revenue Service has challenged the tax treatment of certain significant transactions. The French taxing authorities are conducting an audit of ProServ's former subsidiary, located in France, for the same period. Although ProServ's management believes that there are valid defenses to defeat any tax assessment, the Company has provided for these contingencies. Such amounts have been included in deferred tax liabilities at December 31, 1997.

     The Company recorded an increase in the valuation allowance of $472,000 for the year ended December 31, 1997.


7. STOCKHOLDERS' EQUITY

     On July 17, 1996, the Board of Directors and stockholders of the Company approved an increase in the authorized capitalization of the Company to 25 million shares of common stock, par value $.01 per share, and 5 million shares of preferred stock, par value $.01 per share. In addition, in August 1996 the Board of Directors and the stockholders of the Company approved a stock split whereby 999 shares of the 1,000 shares of common stock outstanding at that time were split on the basis of approximately 1,940-for-1 and the remaining one share of common stock outstanding at that time was split on the basis of 50,000-for-1. All share information in the financial statements reflect the stock split.


COMMON STOCK RESERVED FOR ISSUANCE

     As of December 31, 1997, the Company has 1,197,503 shares of common stock reserved for issuance upon the exercise of the warrants and the IPO Options (see Note 2), 800,000 shares of common stock

                   THE MARQUEE GROUP, INC. AND SUBSIDIARIES reserved for issuance upon exercise of options pursuant to the 1996 and 1997 Stock Option Plans and 315,000 shares reserved for issuance under other options and warrants of the Company.


8. STOCK OPTION PLAN

     The Company's Board of Directors has adopted and the stockholders have approved the Company's 1996 and 1997 Stock Option Plans (the "Plan"). The Plan provides for the grant, at the discretion of the Board of Directors, of (i) options that are intended to qualify as incentive stock options within the meaning of Section 422A of the Internal Revenue Code to certain employees and consultants and (ii) options not intended to so qualify. The aggregate number of shares of common stock for which options may be granted under the Plan is 800,000 shares.

     The Plan is administered by a Stock Option Committee (the "Committee") which is appointed by the Board of Directors. The Committee determines who among those eligible will be granted options, the time or times at which options will be granted, the terms of the options, including the exercise price, the number of shares subject to the options and the terms and conditions of exercise.

     A summary of the activity in the Plan is as follows:




                                                 NUMBER OF     WEIGHTED AVERAGE
                                                   SHARES       EXERCISE PRICE
                                                -----------   -----------------
   Granted--1996 ............................     230,000          $  5.71
   Granted--1997 ............................       7,500           $5.875
   Forfeited--1997 ..........................      (4,000)         $  5.00
                                                  -------          -------
   Outstanding at December 31, 1997 .........     233,500          $  5.72
                                                  =======          =======
   Exercisable at December 31, 1996 .........          --               --
                                                  =======          =======
   Exercisable at December 31, 1997 .........      23,575          $  5.69
                                                  =======          =======

     Options outstanding as of December 31, 1997 have exercise prices ranging from $5 to $6.25 per share. The options vest in annual installments over the three to five year period commencing one year from the date of grant.

     The Company has elected to follow Accounting Principles Board opinion No. 25, "Accounting for Stock Issued to Employees" (APB 25) and related Interpretations in accounting for its employee stock options because, as discussed below, the alternative fair value accounting provided for under FASB Statement No. 123, "Accounting for Stock-Based Compensation," requires use of options valuation models that were not developed for use in valuing employee stock options. The exercise price of the Company's employee stock options equals the market price of the underlying stock on the date of grant and, therefore, no compensation expense is recognized.

     Pro forma information regarding net income and earnings per share is required by Statement 123, and has been determined as if the Company had accounted for its stock options under the fair value method of that Statement. The fair value for these options was estimated at the date of grant using a Black-Scholes option pricing model with the following weighted-average assumptions for 1997 and 1996:




ASSUMPTION                                                    1997           1996
--------------------------------------------------------   ---------   ---------------
   Risk-free rate ......................................    5.47%      5.45% to 6.18%
   Dividend yield ......................................      0%             0%
   Volatility factor of the expected market price of the
     Company's common stock ............................     .54             .72
   Average life ........................................   3 years         4 years

                   THE MARQUEE GROUP, INC. AND SUBSIDIARIES

     The Black-Scholes option valuation model was developed for use in estimating the fair value of traded options that have no vesting restrictions and are fully transferable. In addition, option valuation models require the input of highly subjective assumptions including the expected stock price volatility. Because the Company's stock options have characteristics significantly different from those of traded options, and because changes in the subjective input assumptions can materially affect the fair value estimate, in management's opinion, the existing models do not necessarily provide a reliable single measure of the fair value of its employee stock options.

     For purposes of pro forma disclosures, the estimated fair value of the options is amortized to expense over the options' vesting period. The Company's pro forma information is as follows:




                                                                      YEAR ENDED DECEMBER 31,
                                                                    ---------------------------
                                                                        1996           1997
                                                                    ------------   ------------
                                                                          (IN THOUSANDS,
                                                                      EXCEPT PER SHARE DATA)
   Pro forma net loss applicable to common stockholders .........     $ (2,454)      $ (1,547)
   Pro forma net loss per share applicable to common
     stockholders--basic and dilutive ...........................     $  (1.05)      $  (0.16)

     The weighted average fair value of options granted during the years ended December 31, 1997 and 1996 was $2.43 and $2.57, respectively. The weighted average remaining contractual life of options outstanding at December 31, 1997 is 4.8 years.


9. RELATED PARTY TRANSACTIONS

     In December 1997, the Company repaid an officer/stockholder the $121,615 outstanding at December 31, 1996. Interest on the loan accrued at 12%.

     The Company provided services as a subcontractor for SMTI aggregating $724,000, for the period from January 1, 1996 to December 12, 1996 (see Note
3), which are included in 1996 revenues in the accompanying consolidated statement of operations.

     During August 1996, the Company entered into a six-year consulting agreement with Sillerman Communications Management Corporation ("SCMC"), which is controlled by Robert F.X. Sillerman, the Chairman of the Company and the controlling stockholder of The Sillerman Companies, Inc. ("TSC"), a principal stockholder of the Company, that provides for a monthly fee of $30,000 commencing in September 1997. In March 1997, SCMC assigned its rights, obligations, and duties under the consulting agreement to The Sillerman Companies, Inc. In October 1997, TSC waived its right to future monthly payments under the consulting agreement.

     In February 1997, the Company paid $400,000 to SCMC as an advance against special advisory services to be provided. In connection with the ProServ Acquisition and the QBQ Acquisition, TSC received Special Advisory Fees of $450,000 (of which $400,000 was offset against the amounts previously advanced), and, in connection with the Tender Offer, an immediately exercisable option to purchase 200,000 shares of common stock at $7.00 per share. In addition, the Company paid $75,000 to TSC for expenses.

     In consideration for Mr. Sillerman's guarantee of a portion of the $1.5 million letter of credit issued to replace the escrow in connection with the ProServ Acquisition, the Company, in November 1997, granted Mr. Sillerman an immediately exercisable, five-year option to purchase 10,000 shares of common stock at an exercise price per share of $5.00 and paid Mr. Sillerman $75,000, including $25,000 for his related legal fees and expenses.

                   THE MARQUEE GROUP, INC. AND SUBSIDIARIES

     In April 1997, in connection with the employment of an officer of the Company, the Company loaned the officer $446,000 which loan by its terms may be forgiven. In addition, the officer will over a three year period beginning with his date of employment receive $100,000 payable in shares of Common Stock.


10. INVESTMENT IN JOINT VENTURE

     SMTI and NBC formed a limited liability corporation, Celebrity Golf Championship, LLC ("CGC") to conduct the annual golfing tournament known as The Celebrity Golf Championship. Earnings are allocated 75% to NBC and 25% to SMTI in accordance with the LLC agreement. All profits from CGC are distributed annually.

     Condensed financial information for CGC is as follows:



                                   DECEMBER 31,
                                       1997
                                 ---------------
                                  (IN THOUSANDS)
   Cash .......................       $  232
                                      ======
   Due to SMTI ................       $  232
                                      ======
                                   YEAR ENDED DECEMBER 31,
                                 ---------------------------
                                      1997         1996
                                   -----------    ------
                                       (IN THOUSANDS)

   Revenues ...................       $3,529       $2,743
   Operating expenses .........        2,699        2,067
                                 -----------      -------
   Net income .................       $  830       $  676
                                 ===========      =======

11. COMMITMENTS AND CONTINGENCIES

     The Company leases office space under operating leases that expire through 2008. These operating leases provide for basic annual rents plus escalation charges. The aggregate future minimum lease payments (including the deferred rent liability of $696,000) required under these leases, net of noncancelable sublease income of $2,370,000 as of December 31, 1997 are as follows:



                            (IN THOUSANDS)
                           ---------------
   1998 ................        $1,223
   1999 ................         1,124
   2000 ................         1,173
   2001 ................         1,078
   2002 ................           999
   Thereafter ..........         3,862
                                ------
                                $9,459
                                ======

     The Company also rents office space on a month-to-month basis. Rent expense amounted to $45,000 and $303,000, respectively, for the years ended December 31, 1996 and 1997.

     The Company has notified the landlord for space previously occupied by one of the Company's subsidiaries that the space has been abandoned. The Company has recorded a loss of $466,000 for the year ended December 31, 1997 related to the settlement with the landlord and to write-off the related abandoned fixed assets.

     The Company has entered into employment agreements with key executives for periods ranging from three to five years.

     The Company is subject to certain legal proceedings and claims, which have arisen, in the ordinary course of its business. In the opinion of management, settlement of these actions, when ultimately concluded, will not have a material adverse effect on the Company's financial condition.

                   THE MARQUEE GROUP, INC. AND SUBSIDIARIES

12. SUBSEQUENT EVENT


     In March 1998, the Company entered into a non-binding letter of intent to acquire Alphabet City Industries and Alphabet City Sports Records, Inc. (collectively, the "Pending Acquisition"), both of which are sports and music marketing companies which develop strategic alliances among sports leagues, music companies and corporate sponsors. The aggregate purchase price for the Pending Acquisition will be approximately $3.0 million in cash and 1.0 million in shares of Common Stock. In addition, the Company may be obligated to make additional payments based upon the financial performance of the acquired businesses. In connection with entering into the letter of intent, the Company advanced Alphabet City Industries $350,000.


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                                                                      APPENDIX A

                           ACCREDITED INVESTOR LETTER

[BANKER]
[BANKER]
[BANKER]
[BANKER]

As Initial Purchasers in connection with the Offering Memorandum referred to below

c/o [Banker]
[Address]


Ladies and Gentlemen:

     In connection with our proposed purchase of 9 1/8% Senior Subordinated Notes due 2008 (the "Notes") of SFX Entertainment, Inc. ("Issuer"), we confirm that:

     1. We have received a copy of the Offering Memorandum (the "Memorandum") relating to the Notes and such information as we deem necessary in order to make our investment decision. We acknowledge that we have read and agree to the matters stated in the section entitled "Transfer Restrictions" of such Memorandum and the restrictions on duplication and circulation of such Memorandum.

     2. We understand that any subsequent transfer of the Notes is subject to certain restrictions and conditions set forth in the Indenture relating to the Notes (the "Indenture") and that any subsequent transfer of the Notes is subject to certain restrictions and conditions set forth in the Memorandum under "Transfer Restrictions" and the undersigned agrees to be bound by, and not to resell, pledge or otherwise transfer the Notes except in compliance with such restrictions and conditions and the Securities Act of 1933, as amended (the "Securities Act").

     3. We understand that offer and sale of the Notes have not been registered under the Securities Act, and that the Notes may not be offered or sold except as permitted in the following sentence. We agree, on our own behalf and on behalf of any accounts for which we are acting as hereinafter stated, that if we should sell any Notes within two years after the original issuance of the Notes, we will do so only (A) to the Issuer or any subsidiary thereof, (B) in accordance with Rule 144A under the Securities Act to a "qualified institutional buyer" (as defined therein), (C) to an institutional "accredited investor" (as defined below) that, prior to such transfer, furnishes to the Trustee (as defined in the Indenture) a signed letter containing certain representations and agreements relating to the restrictions on transfer of the Notes (the form of which letter can be obtained from the Trustee) and, if such transfer is in respect of an aggregate principal amount of Notes of less than $100,000, an opinion of counsel acceptable to the Issuer that such transfer is in compliance with the Securities Act, (D) outside the United States in accordance with Rule 904 of Regulation S under the Securities Act, (E) pursuant to the exemption from registration provided by Rule 144 under the Securities Act (if available) or (F) pursuant to an effective registration statement under the Securities Act, and we further agree to provide to any person purchasing any of the Notes from us a notice advising such purchaser that resales of the Notes are restricted as stated herein.

     4. We understand that, on any proposed resale of Notes, we will be required to furnish to the Issuer and the Trustee such certifications, legal opinions and other information as the Issuer and the Trustee may reasonably require to confirm that the proposed sale complies with the foregoing restrictions. We further understand that the Notes purchased by us, not registered under the Securities Act, will bear a legend to the foregoing effect.

     5. We are an institutional "accredited investor" (as defined in Rule 501(a)(1), (2), (3) or (7) of Regulation D under the Securities Act) and have such knowledge and experience in financial and business matters as to be capable of evaluating the merits and risks of our investment in the Notes, and we and any accounts for which we are acting are each able to bear the economic risks of our or their investment.


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     6. We are acquiring the Notes purchased by us for our own account or for one or more accounts (each of which is an institutional "accredited investor") as to each of which we exercise sole investment discretion.


     You, the Issuer and the Trustee are entitled to rely upon this letter and are irrevocably authorized to produce this letter or a copy hereof to any interested party in any administrative or legal proceedings or official inquiry with respect to the matters covered hereby.


                                      Very truly yours,



                                      By:
                                         --------------------------------------

                                      Name:
                                           ------------------------------------

                                      Office:
                                             ----------------------------------







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